FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-167764-02

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-167764) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

THIS FREE WRITING PROSPECTUS, DATED MARCH 5, 2012,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

$880,329,000 (Approximate)
Morgan Stanley Capital I Trust 2012-C4
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-C4

Morgan Stanley Capital I Inc. is offering selected classes of its Commercial Mortgage Pass-Through Certificates, Series 2012-C4, which represent beneficial ownership interests in the issuing entity.  The issuing entity’s primary assets will be thirty-eight (38) fixed rate mortgage loans secured by first liens on seventy-seven (77) multifamily and commercial properties.  Distributions on the certificates will be made on the 4th business day following the 11th calendar day or, if that 11th calendar day is not a business day, the next succeeding business day, of each month, commencing in April 2012 in accordance with the priorities described in this free writing prospectus under “Description of the Offered Certificates—Distributions.”  Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.”  The offered certificates represent interests in the issuing entity only and are not interests in or obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.  The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association or the Nasdaq Stock Market in the United States of America.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page S-41 of this free writing prospectus and page 13 of the attached prospectus.

THE OFFERED CERTIFICATES MAY NOT BE PUBLICLY OFFERED OR TRADED IN MEXICO UNLESS THE SAME ARE OFFERED OR TRADED PURSUANT TO THE PROVISIONS OF THE LEY DEL MERCADO DE VALORES (MEXICAN SECURITIES MARKET LAW) AND REGULATIONS ISSUED THEREUNDER. THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS IS SOLELY THE RESPONSIBILITY OF THE DEPOSITOR AND THE ISSUING ENTITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE COMISIÓN NACIONAL BANCARIA Y DE VALORES (NATIONAL BANKING AND SECURITIES COMMISSION) (THE CNBV). THE TERMS OF THE OFFERING HAVE BEEN NOTIFIED TO THE CNBV FOR INFORMATION PURPOSES ONLY, WHICH DOES NOT CONSTITUTE A CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES OR THE ISSUING ENTITY’S SOLVENCY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION INCLUDED IN THIS FREE WRITING PROSPECTUS.  THE OFFERED CERTIFICATES ARE NOT SUBJECT TO PUBLIC OFFERING OR INTERMEDIATION IN MEXICO.  MEXICAN INVESTORS WHO PURCHASE THE OFFERED CERTIFICATES WILL DO SO AT THEIR OWN RISK.

Characteristics of the certificates offered to you include:

Class	Expected Ratings (DBRS/KBRA/Moody’s)	Approximate Initial Certificate Balance	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Expected Final Distribution Date	Rated Final Distribution Date
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)		$65,086,000%	Fixed	August 2016	March 2045
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)		$244,709,000%	Fixed	March 2017	March 2045
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)		$75,630,000%	Fixed	August 2021	March 2045
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)		$383,661,000%	Fixed	March 2022	March 2045
Class A-S	AAA(sf)/AAA(sf)/Aaa(sf)		$111,243,000%	Fixed	March 2022	March 2045

(Explanatory notes to this table begin on page S-7)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

                Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale.  The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  The underwriters expect to deliver the certificates to purchasers on or about March     , 2012.

March , 2012

MORGAN STANLEY CAPITAL I INC.
Commercial Mortgage Pass-Through Certificates, Series 2012-C4
Geographic Overview of Mortgage Pool

Colorado
2 properties
$23,465,792
2.1% of total
Kansas
3 properties
$16,299,765
1.5% of total
Minnesota
1 property
$32,500,000
3.0% of total
Illinois
1 property
$30,055,000
2.7% of total
Michigan
1 property
$34,956,343
3.2% of total
Pennsylvania
1 property
$65,750,000
6.0% of total
New York
5 properties
$164,755,003
15.0% of total
Massachusetts
20 properties
$101,068,244
9.2% of total
Oregon
1 property
$670,000
0.1% of total
Rhode Island
1 property
$3,360,000
0.3% of total
Connecticut
2 properties
$138,655,766
12.6% of total
Nevada
2 properties
$17,220,000
1.6% of total
New Jersey
4 properties
$28,803,321
2.6% of total
California
10 properties
$163,704,663
14.9% of total
Virginia
3 properties
$37,397,000
3.4% of total
North Carolina
1 property
$1,861,060
0.2% of total
Arizona
2 properties
$7,754,000
0.7% of total
Georgia
2 properties
$14,760,700
1.3% of total
Florida
5 properties
$68,240,205
6.2% of total
Texas
8 properties
$91,972,132
8.4% of total
Tennessee
1 property
$20,800,000
1.9% of total
Mexico
1 property
$34,638,607
3.2% of total
Mortgaged Properties by Property Type
Multifamily 5.1%
Self Storage 4.7%
Industrial 1.0%
Commercial Condominium 6.8%
Manufactured Housing 8.5%
Retail 42.3%
Office 14.4%
Hospitality 17.2%
< 1.0% of Cut-off Date Balance
1.0% – 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

Buckland Hills

The Shoppes at Buckland Hills, Manchester, CT

Ty Warner Hotels & Resorts Portfolio, Various

50 Central Park South, New York, NY

Capital City Mall, Camp Hill, PA

ELS Portfolio, Various

9 **MetroTech Center**, Brooklyn, NY

Market
Walmart

CVS/pharmacy

GPB Portfolio 2, Various

TRADER JOE'S

GPB Portfolio 1, Various

Panera BREAD
GameStop

Midtown Square Shopping Center, Troy, MI

United HealthCare Services, Eden Prairie, MN

The information in this free writing prospectus is preliminary and may be supplemented or amended.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.  The securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ATTACHED PROSPECTUS

Information about the certificates offered to you is contained in two (2) separate documents that progressively provide more detail:  (a) the prospectus attached hereto as Exhibit A, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus, which describes the specific terms of the certificates offered to you.  You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.

You should rely only on the information contained in this free writing prospectus and the attached prospectus.  Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the attached prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.  You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.  When reading the attached prospectus in conjunction with this free writing prospectus, references in the attached prospectus to “prospectus supplement” should be read as references to this free writing prospectus.

The appendices attached to this free writing prospectus are hereby incorporated into and made a part of this free writing prospectus.

This free writing prospectus and the attached prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this free writing prospectus, the terms “depositor,” “we,” “our” and “us” refer to Morgan Stanley Capital I Inc.

NOTICE TO RESIDENTS WITHIN THE EUROPEAN ECONOMIC AREA

This free writing prospectus has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of certificates.  Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of the offering contemplated in this free writing prospectus may only do so in circumstances in which no obligation arises for the issuing entity or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.  Neither the issuing entity nor any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for the issuing entity or the underwriters to publish a prospectus for such offer.  The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this free writing prospectus to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within article 3(2) of the Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this free writing prospectus to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)           in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”).  This free writing prospectus must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.  32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP.  571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.  32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP.  571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A), IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS.  FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE PRC DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE PRC WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT.  NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

APPLICATION FOR LISTING OF CERTAIN CLASSES
ON THE IRISH STOCK EXCHANGE

Application will be made to the Irish Stock Exchange for the applicable listing particulars to be approved and for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates to be admitted to the Official List and to trading on its Global Exchange Market.  There can be no assurance that such listing will be obtained.

EXECUTIVE SUMMARY	S-7	Repurchases and Other Remedies	S-215
SUMMARY OF FREE WRITING PROSPECTUS	S-9	Changes In Mortgage Pool Characteristics	S-217
RISK FACTORS	S-41	SERVICING OF THE MORTGAGE LOANS	S-218
CAPITALIZED TERMS USED IN THIS FREE		General	S-218
WRITING PROSPECTUS	S-107	The Master Servicer	S-222
FORWARD LOOKING STATEMENTS	S-107	The Special Servicer	S-227
TRANSACTION PARTIES	S-107	Waivers of Events of Default	S-233
The Sponsors, Mortgage Loan Sellers and		Withdrawals from the Collection Account	S-233
Originators	S-107	Enforcement of “Due-On-Sale” and
The Depositor	S-136	“Due-On-Encumbrance” Clauses	S-234
The Issuing Entity	S-136	Inspections	S-235
The Trustee, Custodian and Certificate		The Controlling Class Representative	S-235
Administrator	S-138	The Trust Advisor	S-239
The Trust Advisor	S-139	Certain Matters Regarding the Parties to the
The Master Servicer	S-140	Pooling and Servicing Agreement	S-245
The Special Servicer	S-142	Asset Status Reports	S-246
Affiliations and Certain Relationships	S-143	Mortgage Loan Modifications	S-247
DESCRIPTION OF THE OFFERED CERTIFICATES	S-144	Sale of Defaulted Mortgage Loans and REO
General	S-144	Properties	S-249
Certificate Principal Balances	S-145	Foreclosures	S-251
Pass-Through Rates	S-146	MATERIAL FEDERAL INCOME TAX
Accounts	S-148	CONSEQUENCES	S-253
Distributions	S-150	Tax Classification of the Issuing Entity	S-254
Optional Termination	S-166	Taxation of the REMIC Regular Certificates	S-254
Advances	S-167	Special Tax Attributes of REMIC Regular
Appraisal Reductions	S-170	Certificates	S-258
Reports to Certificateholders; Available		REMIC Administrative Provisions	S-259
Information	S-174	Taxes on a REMIC	S-259
Example of Distributions	S-180	Backup Withholding	S-260
Expected Final Distribution Date; Rated Final		STATE AND LOCAL TAX CONSIDERATIONS	S-260
Distribution Date	S-181	CERTAIN LEGAL ASPECTS OF THE MORTGAGE
Amendments to the Pooling and Servicing		LOANS	S-260
Agreement	S-181	CERTAIN ERISA CONSIDERATIONS	S-265
Evidence as to Compliance	S-182	Plan Assets and Prohibited Transactions	S-265
Voting Rights	S-183	Special Exemption Applicable to the Offered
Matters Regarding the Certificate Administrator	S-183	Certificates	S-266
The Trustee	S-185	Insurance Company General Accounts	S-268
Certificateholder Communications	S-187	General Investment Considerations	S-268
Retention of Certain Certificates by Affiliates of		LEGAL INVESTMENT	S-269
Transaction Parties	S-187	LEGAL MATTERS	S-269
YIELD, PREPAYMENT AND MATURITY		RATINGS	S-269
CONSIDERATIONS	S-187	INDEX OF SIGNIFICANT TERMS	S-271
General	S-187	APPENDIX I – Certain Characteristics
Pass-Through Rates	S-187	of the Mortgage Loans	I-1
Rate and Timing of Principal Payments	S-188	APPENDIX II – Mortgage Pool
Unpaid Distributable Certificate Interest	S-189	Information (Tables)	II-1
Losses and Shortfalls	S-189	APPENDIX III – Significant Loan Summaries	III-1
Relevant Factors	S-189	APPENDIX IV – Form of Distribution Date Statement	IV-1
Weighted Average Life	S-190	APPENDIX V – Mortgage Loan Representations and
Price/Yield Tables	S-193	Warranties	V-1
DESCRIPTION OF THE MORTGAGE POOL	S-194	APPENDIX VI – Exceptions to Mortgage Loan
General	S-194	Representations and Warranties	VI-1
Material Terms and Characteristics of the Mortgage		EXHIBIT A — Prospectus	A-1
Loans	S-195
The A/B Whole Loans and the Loan Pairs	S-207
Additional Mortgage Loan Information	S-207
Standard Hazard Insurance	S-212
Sale of the Mortgage Loans	S-214
Representations and Warranties	S-215

EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

Certificate Structure

Class	Expected Ratings (DBRS/KBRA/Moody’s)	Approximate Initial Certificate Balance or Notional Amount	Approximate Initial Credit Support	Approximate Initial Pass- Through Rate	Expected Final Distribution Date	Expected Weighted Average Life (Yrs.)	Principal Window (months)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$65,086,000	30.000%	%	August 2016	2.38	1 - 53
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$244,709,000	30.000%	%	March 2017	4.68	53 - 60
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$75,630,000	30.000%	%	August 2021	7.31	60 - 113
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$383,661,000	30.000%	%	March 2022	9.72	113 - 120
Class A-S	AAA(sf)/AAA(sf)/Aaa(sf)	$111,243,000	19.875%	%	March 2022	9.96	120 - 120
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$880,329,000	NAP	%	March 2022	NAP	NAP
Class X-B	AAA(sf)/NR/Ba3(sf)	$218,366,600	NAP	%	March 2022	NAP	NAP
Class B	AA(sf)/AA(sf)/Aa2(sf)	$50,815,000	15.250%	%	March 2022	9.96	120 - 120
Class C	A(sf)/A(sf)/A2(sf)	$37,081,000	11.875%	%	March 2022	9.96	120 - 120
Class D	BBB(high)(sf)/BBB+(sf)/Baa1(sf)	$24,721,000	9.625%	%	March 2022	9.96	120 - 120
Class E	BBB(low)(sf)/BBB-(sf)/Baa3(sf)	$39,827,000	6.000%	%	March 2022	9.96	120 - 120
Class F	BB(sf)/BB(sf)/Ba2(sf)	$17,854,000	4.375%	%	March 2022	9.96	120 - 120
Class G	B(sf)/B(sf)/B2(sf)	$19,227,000	2.625%	%	March 2022	9.96	120 - 120
Class H	NR/NR/NR	$28,841,600	0.000%	%	March 2022	9.96	120 - 120
Class R	NR/NR/NR	NAP	NAP	NAP	NAP	NAP	NAP

Offered certificates.
Certificates not offered pursuant to this free writing prospectus.

When reviewing the table above entitled “Certificate Structure,” please note the following:

●
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained in this free writing prospectus.

●
The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A or Class X-B Certificates, the date on which the related notional amount is reduced to zero), based on the assumptions described in “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of rated certificates is March 2045. See “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

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Each class of principal balance certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.

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Ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in this free writing prospectus.

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The initial pass-through rates are approximate as of the closing date. The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

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The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates;” (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus.

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None of the Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class R Certificates are offered pursuant to this free writing prospectus. We sometimes refer to these certificates collectively as the “privately offered certificates.”

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The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will be the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will be the aggregate certificate principal balance of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time.

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The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates as described in this free writing prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates as described in this free writing prospectus.

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Each Class H Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having anticipated repayment dates.

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The Class R Certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R Certificates represent the beneficial ownership of the residual interest in each of the three real estate mortgage investment conduits, as further described in this free writing prospectus. The Class R Certificates will not be entitled to distributions of principal or interest.

SUMMARY OF FREE WRITING PROSPECTUS

          This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the certificates offered pursuant to this free writing prospectus, which we generally refer to as the “offered certificates,” you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

What You Will Own

General
Your certificates (together with the privately offered certificates) will represent beneficial interests in the issuing entity created by Morgan Stanley Capital I Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the issuing entity. The issuing entity’s assets will primarily consist of thirty-eight (38) fixed rate mortgage loans secured by first mortgage liens on seventy-seven (77) multifamily and commercial properties.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2012-C4.

Mortgage Pool
The mortgage pool consists of thirty-eight (38) mortgage loans with an aggregate principal balance as of March 1, 2012 of approximately $1,098,695,600, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

As of March 1, 2012, the balances of the mortgage loans in the mortgage pool ranged from approximately $1,861,060 to approximately $130,000,000, and the mortgage loans had an approximate average balance of $28,913,042.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor, and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties, Dates and Periods

Issuing Entity
Morgan Stanley Capital I Trust 2012-C4, a New York common law trust, will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement to be dated as of March 1, 2012, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the custodian, and the trust advisor, in each case identified below in this “— Relevant Parties, Dates and Periods” section. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the issuing entity. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761- 4000. See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the attached prospectus.

Master Servicer
Bank of America, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the issuing entity and will be primarily responsible for servicing and administering, directly or through sub-servicers, the mortgage loans pursuant to the pooling and servicing agreement. In addition, the master servicer will be the primary party responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at Bank of America, National Association, NC1-026-06-01, Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255. See “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus.

The master servicer’s principal compensation for its servicing activities will be the master servicing fee. See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans— General,” “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus. In addition, the master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as special servicer with respect to all of the mortgage loans in the issuing entity pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. Midland Loan Services was selected to be the special servicer at the request of BlackRock Financial Management Inc., as manager for one or more managed funds or accounts, which is expected to be the initial controlling class representative and, on the closing date, to purchase the Class F, Class G and Class H Certificates. See “—Controlling Class Representative” below. The primary servicing office of Midland Loan Services is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General,” and “Transaction Parties—The Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.

The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus. In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

The special servicer may be removed, with or without cause, and a successor special servicer appointed, at any time, as follows:

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with respect to the pool of mortgage loans (but in the case of a mortgage loan that is part of an A/B whole loan or loan pair, subject to the third bullet of this paragraph), during any Subordinate Control Period (as defined below), at the direction of the controlling class representative;

●
with respect to the pool of mortgage loans (but in the case of a mortgage loan that is part of an A/B whole loan or loan pair, subject to the third bullet of this paragraph), during any Collective Consultation Period and any Senior Consultation Period (each such term, as defined below), if the holders of at least 25% of the voting rights of the certificates request a vote to replace the special servicer, by the holders of certificates evidencing at least 75% of the voting rights of the certificates; and

●
in the case of a mortgage loan that is part of an A/B whole loan or loan pair where there is a related B note or serviced companion loan secured by the same mortgaged property but held outside the issuing entity, to the extent provided for in the related intercreditor agreement, the holder of a related B note or serviced companion loan, as applicable (for so long as such holder is the directing holder in respect of such A/B whole loan or loan pair, as applicable), may, without cause, replace the special servicer for the related A/B whole loan or loan pair.

See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Trustee, Custodian and Certificate Administrator

Wells Fargo Bank, National Association, a national banking association, will act as trustee of the issuing entity on behalf of the certificateholders, as the certificate administrator, certificate registrar and authenticating agent for the certificates and as custodian of the mortgage loan files. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: Morgan Stanley Capital Trust 2012-C4. The certificate administrator will be primarily responsible for making allocations and distributions to the holders of the certificates. Following the transfer of the mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the holder of record of each mortgage loan transferred to the issuing entity. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. The certificate administrator will have, or will be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. See “Transaction Parties—The Trustee, Custodian and Certificate Administrator” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class certificateholders (by certificate principal balance), as determined by the certificate registrar from time to time as provided in the pooling and servicing agreement. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth below. It is anticipated that BlackRock Financial Management Inc., as manager for one or more managed funds or accounts, will be the initial controlling class representative.

The Controlling Class means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial certificate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. The Controlling Class on the closing date will be the Class H Certificates.

Control Eligible Certificates will be the Class F, Class G and Class H Certificates. No other class of certificates will be eligible to act as the Controlling Class or appoint a controlling class representative.

A Subordinate Control Period means any period when the aggregate certificate balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate balance of such class) is at least 25% of the initial aggregate certificate balance of the Class F Certificates.

A Collective Consultation Period means any period when both (i) the aggregate certificate balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate balance of such class) is less than 25% of the initial aggregate certificate balance of the Class F Certificates and (ii) the aggregate certificate balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is at least 25% of the initial aggregate certificate balance of the Class F Certificates.

A Senior Consultation Period means any period when the aggregate certificate balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate certificate balance of the Class F Certificates.

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During any Collective Consultation Period and any Senior Consultation Period, the controlling class representative will not have any consent rights. However, during any Collective Consultation Period, the controlling class representative will have non-binding consultation rights with respect to certain major decisions and other matters in accordance with the pooling and servicing agreement.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any such rights that expressly survive such termination pursuant to the pooling and servicing agreement. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto will be limited as further described in this free writing prospectus. See “—Directing Holders” below, and “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus. For instance, during a Subordinate Control Period, the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of certificates.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative or a directing holder, as applicable, take actions with respect to the mortgage loans that could adversely affect the holders of some of the classes of certificates. Additionally, the special servicer may be removed without cause by the controlling class representative, or with respect to a mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder. As a result of these rights, the controlling class representative and any directing holder may have interests in conflict with those of the other certificateholders. See “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Certificates—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” and “—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

The controlling class representative may have interests that differ from or are in conflict with those of other certificateholders and its decisions may not be in the best interest of or may be adverse to other certificateholders.

The anticipated initial investor in the Control Eligible Certificates (referred to herein as the B-Piece Buyer) may act as, or appoint, the controlling class representative. The B-Piece Buyer was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of certain features of, some or all of the mortgage loans. We cannot assure you that you or another investor would make the same requests to modify the original pool as the B-Piece Buyer, or that the final mortgage pool, to the extent influenced by the B-Piece Buyer’s feedback, will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. The B-Piece Buyer performed any such due diligence for its own benefit and has no obligation or duty to anyone else. You should not take the B-Piece Buyer’s acceptance of any mortgage loan as an endorsement of that mortgage loan or its quality. See “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Certificates—Conflicts in the Selection of the Underlying Mortgage Loans” in this free writing prospectus.

For additional information regarding the controlling class representative, see “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Trust Advisor
Pacific Life Insurance Company, a Nebraska corporation, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided, that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non- binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this free writing prospectus and the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting with the special servicer or annual report, the trust advisor will not have the right or obligation to consult or consent with regard to any particular servicing actions and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

The trust advisor will be subject to confidentiality and other limitations described in this free writing prospectus and the pooling and servicing agreement.

If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and not appoint a replacement trust advisor, in which case all references to trust advisor in the pooling and servicing agreement will be of no force and effect; provided, if the holders of at least 25% of the voting rights of the certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the pooling and servicing agreement, and the holders of at least 75% of the voting rights of the certificates vote in favor of such appointment, then a new trust advisor will be appointed and references to trust advisor in the pooling and servicing agreement will again be applicable. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in this free writing prospectus.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the trust advisor may recommend the replacement of the special servicer to the trustee. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in this free writing prospectus.

The trust advisor may have interests that are in conflict with those of certificateholders and its advice and consultations may not be in the best interest of certificateholders. See “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Certificates—Conflicts of Interest of the Trust Advisor” in this free writing prospectus.

For additional information regarding the responsibilities of the trust advisor, see “Servicing of the Mortgage Loans—The Trust Advisor” and “Transaction Parties—The Trust Advisor” in this free writing prospectus.

Directing Holders
If a mortgage loan is part of an A/B whole loan, then as of the closing date the holder of the related B note, which B note will be held outside the issuing entity, will be the A/B whole loan directing holder as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.” If a mortgage loan is part of a loan pair, then the holder of the related pari passu serviced companion loan, which serviced companion loan will be held outside the issuing entity, may be the loan pair directing holder if and to the extent set forth in the related intercreditor agreement. For so long as the holder of each B note or serviced companion loan is the related A/B whole loan directing holder or loan pair directing holder, as applicable, pursuant to the terms of the related intercreditor agreement, such holder will have broad consent and/or consultation rights with respect to the related A/B whole loan or loan pair.

The rights of an A/B whole loan directing holder or a loan pair directing holder will be unaffected by the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period.

See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

No A/B whole loan directing holder or loan pair directing holder will be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan. Further, a directing holder may have interests that are in conflict with those of certificateholders and its decisions may not be in the best interest of certificateholders. See “Servicing of the Mortgage Loans” and “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Certificates —Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

Sponsors
Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, and Bank of America, National Association, a national banking association, are the sponsors of this transaction. As sponsors, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association organized and initiated the issuance of the certificates and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the issuing entity, and the issuing entity will then issue the certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” and “Other Sponsors, Mortgage Loan Sellers and Originators” in the attached prospectus.

Mortgage Loan Sellers
Morgan Stanley Mortgage Capital Holdings LLC will sell us twenty-six (26) mortgage loans, representing approximately 69.9% of the initial pool balance. Bank of America, National Association will sell us eleven (11) mortgage loans, representing approximately 21.0% of the initial pool balance. Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will sell us the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, which was co-originated by such mortgage loan sellers. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Originators
Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller; except that the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, was co-originated by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates and the relationships between certain other parties may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

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the relationships, including financial dealings, of the sponsors, the underwriters, the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates, especially if the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates holds certificates, B notes or serviced companion loans, or has financial interests in or other financial dealings with a borrower or a property sponsor;

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the broker-dealer activities of the underwriters and their respective affiliates, including investing or taking long or short positions in the offered certificates and rendering services to, and engaging in transactions with, the borrowers, the property sponsors and their respective affiliates;

	●	the obligation of the special servicer to take actions at the direction of the controlling class representative and any directing holder;

	●	the ownership of any certificates, B notes or serviced companion loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer or any of their affiliates;

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the relationships between the managers of the mortgaged properties and the borrowers, particularly because a substantial number of mortgaged properties are managed by property managers affiliated with the respective borrowers;

	●	the consent and/or consultation rights of the controlling class representative, the trust advisor and any directing holder to certain actions taken by the special servicer;

	●	any opportunity of the B-Piece Buyer to request the removal, re-sizing or modification of or other changes to the features of some or all of the mortgage loans; and

	●	the activities of the master servicer, a sub-servicer, the special servicer, the mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Certificates” in this free writing prospectus.

Significant Obligors
The mortgaged property identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills secures a mortgage loan representing approximately 11.8% of the initial pool balance. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans— Significant Obligors” in this free writing prospectus.

Underwriters	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as underwriters with respect to the offered certificates.

Certain Affiliations
Morgan Stanley Mortgage Capital Holdings LLC and its affiliates have several roles in this transaction. Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, mortgage loan sellers and originators, is an affiliate of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, one of the underwriters. Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the master servicer is an affiliate of Merrill Lynch,

Pierce, Fenner & Smith Incorporated, one of the underwriters. Bank of America, National Association will acquire the right to master service the mortgage loans sold to the issuing entity by the mortgage loan sellers pursuant to a servicing rights purchase agreement entered into on the closing date. Midland Loan Services, the special servicer, is an affiliate of BlackRock Financial Management, Inc., the initial controlling class representative, the initial holder of the Control Eligible Certificates (on behalf of one or more managed accounts or funds) and a financial market publisher. Wells Fargo Bank, National Association, the trustee, is also the certificate administrator and the custodian.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Conflicts Of Interest May Have an Adverse Effect On Your Certificates.”

Cut-off Date
March 1, 2012. For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in March 2012 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on March 1, 2012, not the actual day or days on which such scheduled payments were due.

Closing Date	On or about March , 2012.

Determination Date	The 11th calendar day of each month, or, if the 11th calendar day is not a business day, the next succeeding business day, commencing in April 2012.

Distribution Date	The 4th business day after the related determination date, commencing in April 2012. The first distribution date will be April 17, 2012.

Record Date	With respect to each distribution date, for each class of certificates, the close of business on the last business day of the preceding calendar month.

Expected Final Distribution Dates	Class A-1	August 2016
	Class A-2	March 2017
	Class A-3	August 2021
	Class A-4	March 2022
	Class A-S	March 2022

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the structuring assumptions described under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in March 2045.

Collection Period
Amounts available for payment on the certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the mortgage loans during the related collection period. Each collection period:

	●	will relate to a particular distribution date;

	●	will be approximately one month long;

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

	●	will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period
The amount of interest payable with respect to the certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Offered Certificates

General	We are offering the following five (5) classes of Commercial Mortgage Pass-Through Certificates, Series 2012-C4 pursuant to this free writing prospectus:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-S

The entire series will consist of a total of fifteen (15) classes, the following ten (10) of which are not being offered by this free writing prospectus and the attached prospectus: Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class R.

Certificate Principal Balance
Your certificates will have the approximate aggregate initial certificate principal balance presented on the cover page of this free writing prospectus, and this certificate principal balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount, as the case may be, of each class of certificates and to the other statistical data contained in this free writing prospectus.

The certificate principal balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from (1) distributions of principal to that class or (2) any allocations of losses and, solely in the case of the certificates that are not Control Eligible Certificates, trust advisor expenses in reduction of the certificate principal balance of that class.

The privately offered Class X-A and Class X-B Certificates will not have certificate principal balances. Each such class of certificates will instead represent the right to receive distributions of interest accrued on a notional amount as described in this free writing prospectus. The notional amount of the Class X-A Certificates will be equal to the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will be equal to the aggregate certificate principal balance of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time.

Accordingly, the respective notional amounts of the Class X-A and Class X-B Certificates will, in each case, be reduced on each distribution date by any distributions of principal actually made on, and any losses and/or expenses actually allocated to reduce the certificate principal balances of, any related class of certificates with a certificate principal balance outstanding from time to time.

Pass-Through Rates
Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of offered certificates is set forth on the cover page of this free writing prospectus.

Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months, also referred to in this free writing prospectus as a 30/360 basis.

Each class of offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.

For purposes of calculating the weighted average of the net interest rates on the mortgage loans for a particular distribution date in connection with determining the respective pass-through rates on the certificates (other than the Class R Certificates): (i) the relevant weighting is based upon the respective stated principal balances (as described under “Description of the Offered Certificates—Pass-Through Rates” in this free writing prospectus) of the mortgage loans as in effect immediately prior to the relevant distribution date, (ii) the mortgage interest rate on each mortgage loan is reduced by the related annual administrative fee rate, which includes the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, (iii) the mortgage loan interest rates will not reflect any increase therein as a result of a continuing default or, if applicable, a mortgage loan remaining outstanding past its anticipated repayment date (if any), (iv) the mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower’s bankruptcy or insolvency, and (v) if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that accrues on an actual/360 basis on that mortgage loan in that month, at the related mortgage interest rate minus the related administrative fee rate (taking into account certain interest reserve adjustments for distribution dates in January, February and March).

The pass-through rate for the Class X-A Certificates for any distribution date will equal the weighted average of the applicable Class X strip rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates for such distribution date (weighted on the basis of the respective certificate principal balances of such classes immediately prior to such distribution date). The pass-through rate for the Class X-B Certificates for any distribution date will equal the weighted average of the applicable Class X strip rates for the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such distribution date (weighted on the basis of the respective certificate principal balances of such classes immediately prior to such distribution date).

The applicable Class X strip rate with respect to any class of certificates with a certificate principal balance for any distribution date will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such distribution date (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate for such distribution date for that class of certificates. Under no circumstances will any Class X strip rate be less than zero.

The Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.

Distributions

A.	Amount and Order of Distributions

On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. Funds available for distribution to the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (which include the trustee fees) and expenses and trust advisor fees and expenses as set forth below. Distributions to you will be in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata);

(ii)
if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates having an earlier alphanumeric designation (and, in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, generally in that order, as described in this free writing prospectus, however, if the certificate principal balance of each class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate certificate principal balance of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) until the principal balance of each such class has been reduced to zero; and

(iii)
the allocation of trust advisor expenses, (i) first, to reduce payments of interest on the Class E, Class D, Class C and Class B Certificates, in that order, (ii) second, to reduce payments of principal on the Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, and (iii) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses. See “Servicing of the Mortgage Loans—The Trust Advisor” and “Description of the Offered Certificates—Distributions —Allocation of Trust Advisor Expenses” in this free writing prospectus.

Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

B.	Interest and Principal Entitlements

A description of the interest entitlement payable to each class can be found in “Description of the Offered Certificates—Distributions” in this free writing prospectus. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal balance. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon) and the right of such parties and of the certificate administrator and, subject to certain limitations, the trust advisor to the payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C, Class D and Class E Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E Certificates to receive payments of principal. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, subject to adjustment for trust advisor indemnifications and expenses, nonrecoverable advances and workout-delayed reimbursement amounts, be equal to the sum of:

●
the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date;

		●	all principal prepayments and, to the extent not previously advanced, the principal portion of balloon payments received during the related collection period;

●
the principal portion of other collections on the mortgage loans received during the related collection period (for example, liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”), net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance; and

●
the principal portion of proceeds of mortgage loan repurchases received during the related collection period, net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance.

See the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

C.	Servicing and Administration Fees

The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (and each deemed mortgage loan as to which the related mortgaged property has become an REO property) in the issuing entity at the master servicing fee rate, which ranges on a loan-by-loan basis from 0.02% to 0.04% per annum. As of the cut-off date, the weighted average master servicing fee rate will be approximately 0.0206% per annum. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan in the issuing entity that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property, at the special servicing fee rate, which is equal to 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described herein under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.” The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity at the trust advisor fee rate, which will equal 0.0020% per annum. See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus. The certificate administrator is entitled to a certificate administrator fee payable from general collections on the mortgage loans, which for each distribution date is calculated on the outstanding principal balance of each mortgage loan in the issuing entity at the certificate administrator fee rate, which is equal to 0.0042% per annum. The trustee fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

All of the parties to the pooling and servicing agreement will also have certain rights to reimbursement for certain expenses by the issuing entity.

The certificate administrator fee, the master servicing fee, the special servicing fee, the liquidation fee, the workout fee and the trust advisor fee will be paid from the collection account prior to distributions to certificateholders of the available distribution amount as described under “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” and “Transaction Parties— The Trustee, Custodian and Certificate Administrator,” “—The Master Servicer,” “—The Special Servicer” and “—The Trust Advisor” in this free writing prospectus.

See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation,” “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “Description of the Offered Certificates—The Trustee— Trustee Compensation” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth on Appendix I to this free writing prospectus for each mortgage loan.

D.	Amortization, Liquidation and Payment Triggers

Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the certificate principal balance of the Class A-S through Class H Certificates could be reduced to zero at a time when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, any distributions of principal on the outstanding Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be made on a pro rata basis, rather than sequentially, in accordance with their respective certificate principal balances.

E.	Prepayment Premiums/Yield Maintenance Charges

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X-A and/or Class X-B Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, as well as to any such class, is described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

F.	Excess Interest
On each Distribution Date, any excess interest will be distributed to the holders of the Class H Certificates on the related distribution date. Excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class H Certificates will be entitled to such distributions notwithstanding any reduction of their related certificate principal balance to zero.

Subordination

A.	General
The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date).

Class A-l, Class A-2,
Class A-3, Class A-4,
Class X-A* and Class X-B*

Class A-S

Privately Offered
Certificates**

No other form of credit enhancement will be available to you as a holder of certificates.

*
Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A or Class X-B Certificates. However, any mortgage loan losses will reduce the notional amount of the Class X-A and/or Class X-B Certificates.

**	Other than the Class X-A and Class X-B Certificates.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the certificate principal balance of the related class. No such losses will be allocated to the Class R, Class X-A or Class X-B Certificates, although loan losses will reduce the respective notional amounts of the Class X-A Certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-S Certificates) and Class X-B Certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates.

In addition, any trust advisor expenses that are in excess of trust advisor expenses that are allocated to reduce the payment of interest on the Class B, Class C, Class D and Class E Certificates will be allocated to reduce the certificate principal balances of the certificates in the following order: to the Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates and Class A-S Certificates, in each case, until the remaining certificate principal balance of such class of certificates has been reduced to zero. Following the reduction of the certificate principal balances of the foregoing classes of principal balance certificates to zero, such excess trust advisor expenses will then be allocated among the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, pro rata (based upon their respective certificate principal balances), until the remaining certificate principal balances of such classes of certificates have been reduced to zero.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, the special servicer’s and the trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to all of the classes of interest-bearing certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Notwithstanding the foregoing, upon liquidation of any mortgage loan, all liquidation proceeds, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

B.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

		●	shortfalls resulting from compensation that the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, to the extent not covered by default interest, late payment charges, excess liquidation proceeds or certain other fees paid by the borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation; and

●
shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the issuing entity.

Shortfalls in mortgage loan interest as a result of the timing of voluntary and certain involuntary prepayments (net of certain amounts required to be used by the master servicer to offset those shortfalls in the case of voluntary prepayments) will be allocated to each class of interest-bearing certificates on a pro rata basis in accordance with their respective interest entitlements as described in this free writing prospectus.

Information About The Mortgage Pool

Characteristics of the Mortgage Pool

A.	General
All numerical information in this free writing prospectus concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in March 2012 have been deemed received on March 1, 2012.

When information presented in this free writing prospectus with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi- property mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), the portions of those loan balances allocated to such properties. The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on Appendix I to this free writing prospectus.

With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the information regarding those mortgage loans is presented as if each of them were secured only by the related mortgaged property identified on Appendix I to this free writing prospectus, except that loan-to-value ratio, debt service coverage ratio, debt yield and cut- off date balance per square foot information is presented for a cross- collateralized group on an aggregate basis in the manner described in this free writing prospectus.

B.	Principal Balances
The issuing entity’s primary assets will be thirty-eight (38) mortgage loans with an aggregate principal balance as of the cut-off date (referred to in this free writing prospectus as the “initial pool balance”) of approximately $1,098,695,600. It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $1,861,060 to approximately $130,000,000 and the mortgage loans had an approximate average balance of $28,913,042.

C.	Fee Simple/Leasehold
Seventy-four (74) mortgaged properties, representing approximately 92.0% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. With respect to one (1) such mortgaged property, securing a mortgage loan representing approximately 6.0% of the initial pool balance, both the fee and leasehold interests in the entire related mortgaged property are encumbered, and we have treated that as simply an encumbered fee interest. Three (3) mortgaged properties, representing approximately 8.0% of the initial pool balance by allocated loan amount , are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.

D.	Property Types
The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by, mortgaged properties operated primarily for each indicated purpose are as described in the table below:

Property Type	Percentage of Initial Pool Balance	Number of Mortgaged Properties
Retail	42.3%	36
Hospitality	17.2%	9
Office	14.4%	6
Manufactured Housing	8.5%	9
Commercial Condominium1	6.8%	1
Multifamily	5.1%	3
Self Storage	4.7%	12
Industrial	1.0%	1

1 See “Mortgage Loan No. 3—50 Central Park South” on Appendix III to this free writing prospectus.

E.	Property Location
The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by mortgaged properties, located in the seven (7) geographic areas with a greater than 5% concentration of mortgaged properties (by allocated loan amount), are as described in the table below:

Geographic Area	Percentage of Initial Pool Balance	Number of Mortgaged Properties
New York	15.0%	5
California	14.9%	10
Southern	13.4%	9
Northern	1.5%	1
Connecticut	12.6%	2
Massachusetts	9.2%	20
Texas	8.4%	8
Florida	6.2%	5
Pennsylvania	6.0%	1

The remaining mortgaged properties are located throughout fourteen (14) other states and Mexico. None of these property locations has a concentration of mortgaged properties that represents security for more than 3.4% of the initial pool balance. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F.	Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

●
The most recent scheduled payment of principal and interest on any mortgage loan was not thirty (30) days or more past due, and no mortgage loan had been thirty (30) days or more past due in the twelve-month period immediately preceding the cut-off date.

●
Three (3) groups of mortgage loans, representing approximately 19.5% of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed. Some, but not all, of these groups of mortgage loans may also be cross-collateralized and cross-defaulted. These groups represent approximately 11.3%, 6.6%, and 1.5%, respectively, of the initial pool balance. See Appendix I to this free writing prospectus.

		●	Thirteen (13) mortgaged properties, representing approximately 15.5% of the initial pool balance by allocated loan amount, are each 100% leased to a single tenant.

		●	All of the mortgage loans bear interest at fixed rates.

●
Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

G.	Balloon Loans/ARD Loans
Thirty-eight (38) of the mortgage loans, representing 100.0% of the initial pool balance, are “balloon loans.” For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the mortgage loan’s stated maturity date or anticipated repayment date, as applicable. As of the cut-off date, four (4) of these balloon loans, representing approximately 12.8% of the initial pool balance, are mortgage loans that have an anticipated repayment date and provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These mortgage loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur.

H.	Interest Only Loans
As of the cut-off date, one (1) mortgage loan, representing approximately 0.6% of the initial pool balance, currently provides for monthly payments of interest only for its entire term, and five (5) mortgage loans, representing approximately 19.5% of the initial pool balance, currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

I.	Prepayment/Defeasance/ Property Release Provisions	As of the cut-off date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

●
Thirty (30) mortgage loans, representing approximately 78.3% of the initial pool balance, prohibit voluntary principal prepayments during a prepayment lock-out period but permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Three (3) mortgage loans, representing approximately 15.1% of the initial pool balance, permit voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on

Appendix I to this free writing prospectus, and also permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the certificates, to defease the mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Four (4) mortgage loans, representing approximately 4.3% of the initial pool balance, permit voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

●
One (1) mortgage loan, representing approximately 2.3% of the initial pool balance, prohibits voluntary principal prepayments during a prepayment lock-out period and, following such period, permits the related borrower to either (i) defease the mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage or (ii) prepay the mortgage loan if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

In addition to the above, the mortgage loans generally (i) permit prepayment at any time in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Prepayment Provisions” and “—Material Terms and Characteristics of the Mortgage Loans—Defeasance Loans” in this free writing prospectus. See also Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

Certain of the mortgage loans also provide for releases of portions of the related real estate collateral in connection with a partial prepayment or partial defeasance as described below:

●
Four (4) mortgage loans, representing approximately 21.8% of the initial pool balance, allow the release of a portion of the real estate collateral for such mortgage loans through a partial defeasance provided that certain conditions are met, after an initial lock-out period of at least two (2) years following the date of the issuance of the certificates, by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940 in a specified percentage of the allocated loan amount for the portion of the real estate collateral for such mortgage loan being released.

●
Two (2) mortgage loans, representing approximately 11.8% of the initial pool balance, allow the release of a portion of the real estate collateral for such mortgage loans either (i) in connection with a prepayment of the portion of the outstanding principal balance of the mortgage loan in a specified percentage of the allocated loan amount for the portion of the real estate collateral for such mortgage loan being released or (ii) through a partial defeasance provided that certain conditions are met, after an initial lock-out period of at least two (2) years following the date of the issuance of the certificates, by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940 in a specified percentage of the allocated loan amount for the portion of the real estate collateral for such mortgage loan being released.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” in this free writing prospectus.

In addition, one (1) mortgage loan, representing approximately 11.8% of the initial pool balance, permits the related borrower to substitute a mortgaged property under certain circumstances. See “Mortgage Loan No. 1—The Shoppes at Buckland Hills” on Appendix III to this free writing prospectus for a discussion of the substitution provisions permitted under such mortgage loan.

In addition, certain mortgage loans permit the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

See Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions.

J.	Mortgage Loan Ranges and Weighted Averages		As of the cut-off date, the mortgage loans had the following additional characteristics:

	i.	Mortgage Interest Rates	Mortgage interest rates ranging from 4.857% per annum to 6.750% per annum, and a weighted average mortgage interest rate of approximately 5.554% per annum.

	ii.	Original Terms
Original terms to scheduled maturity ranging from sixty (60) months to one hundred thirty-four (134) months, and a weighted average original term to scheduled maturity of approximately one hundred seven (107) months.

	iii.	Remaining Terms
Remaining terms to scheduled maturity ranging from fifty-three (53) months to one hundred twenty (120) months, and a weighted average remaining term to scheduled maturity of approximately one hundred four (104) months.

	iv.	Remaining Amortization Terms

Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from two hundred thirty-four (234) months to three hundred sixty (360) months, and a weighted average remaining amortization term of approximately three hundred forty-six (346) months.

	v.	Loan-to-Value Ratios
Loan-to-value ratios, calculated as described in this free writing prospectus, ranging from 21.8% to 74.8%, and a weighted average loan-to-value ratio, calculated as described in this free writing prospectus, of approximately 58.4%. For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this free writing prospectus based on the estimate of value from a third-party appraisal, which was generally conducted between May 2011 and February 2012.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vi.	Debt Service Coverage Ratios

Debt service coverage ratios, determined according to the methodology presented in this free writing prospectus, ranging from 1.12x to 2.91x, and a weighted average debt service coverage ratio, calculated as described in this free writing prospectus, of approximately 1.66x. These calculations are based on underwritten net cash flow and actual debt service of the related mortgage loans as described in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vii.	IO Period UW NCF DSCR

IO Period UW NCF DSCR, determined according to the methodology presented in this free writing prospectus, ranging from 1.67x to 3.03x, and a weighted average IO Period UW NCF DSCR, calculated as described in this free writing prospectus, of approximately 2.20x. Five (5) mortgage loans, representing approximately 19.5% of the initial pool balance, currently provide for monthly payments of interest only for a portion of their respective terms ranging from twenty-one (21) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

“IO Period UW NCF DSCR” means, with respect to the related mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated assuming that the amount of the monthly debt service payment considered in the calculation is the average monthly debt service payment during such interest only period. After such interest only period, the debt service coverage ratio will be calculated based on the monthly debt service payments due on such mortgage loan. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

K.	Modified and Refinanced Mortgage Loans

Eight (8) mortgage loans, representing approximately 10.4% of the initial pool balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property, and twenty-nine (29) mortgage loans, representing approximately 83.8% of the initial pool balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan.

One (1) mortgage loan, representing approximately 5.8% of the initial pool balance, was originated in connection with the related borrower’s acquisition of three (3) mortgaged properties, representing approximately 2.0% of the initial pool balance by allocated loan amount, and the related borrower’s refinancing of previous indebtedness with respect to five (5) mortgaged properties, representing approximately 3.8% of the initial pool balance by allocated loan amount. See “Mortgage Loan No. 5—ELS Portfolio” on Appendix III to this free writing prospectus.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Modified and Refinanced Mortgage Loans” in this free writing prospectus.

L.	Mortgaged Properties with Limited or No Operating History

Six (6) of the mortgage loans, representing approximately 14.5% of the initial pool balance, are secured by mortgaged properties that either have no prior operating history or do not have historical financial information.

Two (2) of the mortgage loans, representing approximately 3.9% of the initial pool balance, are secured by mortgaged properties that were recently acquired by the related borrowers within seven (7) calendar months of the cut-off date and have limited operating history.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History” in this free writing prospectus.

M.	Certain Mortgage Loans with Material Lease Termination Options

At least three (3) of the twenty (20) largest mortgage loans or groups of cross- collateralized mortgage loans by principal balance, representing approximately 23.5% of the initial pool balance, have leases with material early termination options. See “Risk Factors—Risks of Lease Early Termination Options” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgage Loans with Material Lease Termination Options” in this free writing prospectus.

N.	Certain Variances from Underwriting Standards

The mortgage loans originated by Morgan Stanley Mortgage Capital Holdings LLC were originated in accordance with its underwriting standards, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” in this free writing prospectus.

The mortgage loans originated by Bank of America, National Association were originated in accordance with its underwriting standards, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” in this free writing prospectus.

Advances

A.	P&I Advances
Subject to a recoverability determination described in this free writing prospectus, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for mortgage loans that are included in the issuing entity (net of related master servicing fees and trust advisor fees). The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment premiums, yield maintenance charges or balloon payments. In addition, the master servicer and the trustee will not be required to make any advance for delinquent mortgage loan payments on any B note or serviced companion loan. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I advance is made, the master servicer will defer rather than advance its master servicing fee and the trust advisor fee, but will advance the certificate administrator fee.

For an REO property, subject to a recoverability determination described in this free writing prospectus, the required P&I advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired (net of related master servicing fees and trust advisor fees).

B.	Servicing Advances
Subject to a recoverability determination described in this free writing prospectus, the master servicer and/or the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

C.	Interest on Advances	All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal.

D.	Back-up Advances
Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights, as the master servicer.

E.	Recoverability
None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer or the trustee, as the case may be, reasonably determines that the advance would not be recoverable out of collections on the related mortgage loan. The trustee may rely on any such determination made by the master servicer or the special servicer and may also make its own recoverability determination in accordance with the terms of the pooling and servicing agreement. The master servicer may rely on any such determination made by the special servicer.

F.	Advances During an Appraisal Event

The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this free writing prospectus. If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of the related mortgage loan. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

If there are any A/B whole loans or loan pairs included in the mortgage pool, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

See “Description of the Offered Certificates—Advances” and “—Appraisal Reductions” in this free writing prospectus.

Additional Aspects of Certificates

Ratings
The certificates offered to you will not be issued unless each of the classes of certificates being offered by this free writing prospectus receives the respective ratings identified on the cover page of this free writing prospectus from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies will perform ratings surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc. The issuance of unsolicited ratings on one or more classes of the certificates that are different from the ratings assigned by DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc. may negatively impact the market price of that class of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. Based on preliminary feedback from those rating agencies at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the certificates and not the other rating agencies due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates. Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would have ultimately assigned to the certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or more of DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity and market value of the certificates.

The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

See “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus. Also see “Ratings” in this free writing prospectus and “Rating” in the attached prospectus for a further discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Repurchase or Substitution
Each mortgage loan seller will make those certain representations and warranties listed in Appendix V to this free writing prospectus with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool— Representations and Warranties” and “—Repurchases and Other Remedies.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool— Repurchases and Other Remedies,” then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity or replace the affected mortgage loan with another mortgage loan; provided, however, if a representation or warranty has been breached with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, which was co-originated by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association, each of such mortgage loan sellers will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the issuing entity. It is possible that under certain circumstances only one of Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the issuing entity by the holder of a B note, serviced companion loan or mezzanine loan under certain circumstances. See “Risk Factors—Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole). The sale of defaulted mortgage loans is generally subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder, to the extent set forth in the related intercreditor agreement, as further described in this free writing prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”.

Pursuant to the pooling and servicing agreement, if title to any REO property is acquired by the issuing entity or its nominee in respect of any mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holder of such serviced companion loan or B note, as a collective whole), but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as such period may be extended under certain circumstances), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another interested person) in accordance with the servicing standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” in this free writing prospectus.

Optional Termination
On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the initial pool balance, the holders of a majority of the most subordinate class of certificates (other than Class R Certificates) outstanding, the special servicer, the master servicer and any holder of a majority interest in the Class R Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this free writing prospectus. Exercise of this option would terminate the issuing entity and retire the then outstanding certificates.

In addition, if at any time (i) the aggregate certificate principal balances or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero and (ii) there is only one holder of all the outstanding certificates (excluding the Class R Certificates), such certificateholder will have the right to exchange all of its certificates for the mortgage loans and each REO property remaining in the issuing entity; provided, that if the holders of the Class X-B Certificates have assigned their voting rights to the sole holder of the then outstanding Class F, Class G and Class H Certificates, then the Class F, Class G and Class H Certificates may be exchanged for the mortgage loans and each REO property remaining in the issuing entity and the holders of the Class X-B Certificates may receive a cash payment.

See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

Denominations	The offered certificates will be initially offered and sold in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000.

Registration, Clearance and Settlement

Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this free writing prospectus. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company (commonly known as DTC), Clearstream Banking, société anonyme (commonly known as Clearstream) or the Euroclear System (commonly known as Euroclear) or through participants in DTC, Clearstream or Euroclear.

You may hold your certificates through:

● DTC in the United States; or

● Clearstream or Euroclear in Europe.

Transfers within DTC, Clearstream or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, Clearstream or Euroclear will be effected in DTC through the relevant depositories of Clearstream or Euroclear.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, if we notify DTC of our intent to terminate the book-entry system and, upon receipt of notice of such intent from DTC, the participants holding interests in the certificates agree to initiate such termination.

We expect that the certificates offered to you will be delivered in book-entry form through the facilities of DTC, Clearstream or Euroclear on or about the closing date.

Application will be made to the Irish Stock Exchange for the applicable listing particulars to be approved and for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates to be admitted to the Official List and to trading on its Global Exchange Market. There can be no assurance that such listing will be obtained.

Tax Status
For federal income tax purposes, the issuing entity will consist of one or more real estate mortgage investment conduits, each a REMIC, arranged in a tiered structure. The highest REMIC will be referred to as the Upper-Tier REMIC and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a Lower-Tier REMIC. Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests that will be held by another REMIC above it in the tiered structure. The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the mortgage loans (other than the Excess Interest (as defined under “Material Federal Income Tax Consequences” in this free writing prospectus)) and any other assets designated in the pooling and servicing agreement. The Upper-Tier REMIC will issue the certificates. Except for the Class H Certificates and the Class R Certificates, all of the certificates issued by the Upper-Tier REMIC will represent regular interests in the Upper-Tier REMIC.

The Class H Certificates will represent both (1) a regular interest in the Upper- Tier REMIC and (2) an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest collected on mortgage loans with anticipated repayment dates. The Class R Certificates will represent the beneficial ownership of the residual interest in each Lower-Tier REMIC (if any) and of the residual interest in the Upper-Tier REMIC.

The certificates that represent regular interests in the Upper-Tier REMIC, and the portion of the Class H Certificates that represents a regular interest in the Upper-Tier REMIC (but not the grantor trust portion) are referred to herein as the REMIC Regular Certificates). The REMIC Regular Certificates will be designated as the regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	the regular interests will be treated as newly originated debt instruments for federal income tax purposes;

	●	beneficial owners of regular interests will be required to report income on the regular interests in accordance with the accrual method of accounting; and

	●	the Class , Class and Class Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax reporting purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences” in the attached prospectus.

Considerations Related to Title I of the Employee Retirement Income Security Act of 1974

Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (referred to herein as the Code), or governmental plans (as defined in Section 3(32) of ERISA) or non-U.S. plans (as described in Section 4(b)(4)(D) of ERISA) that are subject to any federal, state, local or non-U.S. law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law. The U.S. Department of Labor has granted an administrative exemption to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended, which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which the underwriters serve as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “Certain ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the attached prospectus.

Legal Investment
The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this free writing prospectus.

RISK FACTORS

You should carefully consider the risks involved in owning a certificate before purchasing an offered certificate.  Among other risks, the payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the offered certificates.

The risks and uncertainties described in this section, together with those risks described in the prospectus attached hereto as Exhibit A under “Risk Factors,” summarize material risks relating to your certificates.  Additional risks and uncertainties not presently known to us may also impair your investment.  Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of offered certificates.  For those reasons and for the reasons set forth in these “Risk Factors” and under “Risk Factors” in the attached prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past few years, events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate, have resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does fully recover, the mortgaged properties, as well as the related mortgage loans and the certificates, may nevertheless decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the related borrowers to make principal and interest payments on, or refinance, the outstanding debt when due.  In the event of default by borrowers under the mortgage loans, holders of the offered certificates may suffer a partial or total loss of their investment.  Any delinquency or loss on the related mortgage loans could have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions or in the market for other asset backed or structured products.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

Over the past few years, the global economy has experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  While the United States economy has technically come out of the recession, the recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession.  Downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate.  Additionally, the lack of credit liquidity, decreases in the value of commercial properties and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering the ability of borrowers to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In light of the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and in the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

In some instances, commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on previously underwritten or originated commercial mortgage loans generally.

Global Market Disruption and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

The financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage-related investments.  The responses to such crisis and events have included, among other things:  (i) numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae); (ii) the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and (iii) the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and pending regulatory implementation and certain European Union regulatory initiatives.  Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Additionally, the global markets have seen an increase in volatility due to the downgrade by S&P of the United States’ long-term sovereign credit rating and uncertainty surrounding the level and sustainability of sovereign debt of certain countries that are part of the European Union, including Greece, Spain, Portugal and Italy, as well as the sustainability of the European Union itself.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that 100.0% of the mortgage loans were recently underwritten and recently originated (and 100.0% of the mortgage loans have appraisals dated within the twelve (12) months prior to the cut-off date, the values of the mortgaged properties may have declined since the related mortgage loans were originated and/or may decline following the issuance of the offered certificates and any such declines may be substantial and occur in a relatively short period of time following the issuance of the offered  certificates; and such declines may or may not occur for reasons that are largely unrelated to the circumstances of any particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced even if liquidation proceeds are sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing fees, liquidation fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing.  See “—Conflicts of Interest May Have an Adverse Effect on Your Certificates” and “—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” in this free writing prospectus;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates for an extended period of time, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Political Disruptions in North Africa and the Middle East May Adversely Affect the Value of the Offered Certificates

Several countries in North Africa and the Middle East are currently experiencing widespread political disruptions and/or civil war.  It is uncertain what effects these events will have, whether similar incidents could extend into nearby geographic areas or other parts of the world and what effects any regime change might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise.  This uncertainty, as well as uncertainties that may arise due to any other similar incidents that are ongoing or may occur in the future, could materially and adversely affect the value of, and your ability to resell, your certificates.

Your Investment Is Not Insured or Guaranteed and Your Source for Repayments Is Limited to Payments Under the Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer.  Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.  Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property.  Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

You should consider all of the mortgage loans to be nonrecourse loans.  Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan (including, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso, the assets held in title by the Mexican bank acting as trustee under the related Mexican trust agreement).  Those remedies may be insufficient to provide a full return on your investment.

Special Yield Considerations

The yield to maturity on each class of the certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans;

●	the receipt and allocation of prepayment premiums and/or yield maintenance charges;

●	the allocation of principal payments to pay down classes of certificates;

●	interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments, special servicing fees or other expenses of the issuing entity; and

●
the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or material document defect, (ii) the holder of a related B note or serviced companion loan, (iii) a purchaser of a defaulted mortgage loan or REO property or (iv) a mezzanine lender.

In general, if you buy an offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If the rate of principal prepayments on the mortgage loans is very high, holders of certificates purchased at a premium might experience yields that are lower, and potentially substantially lower, than anticipated.  Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “—Prepayments May Reduce the Yield on Your Certificates” below.

The yield on each class of certificates with a pass-through rate limited by, equal to, or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates.  The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “—Prepayments May Reduce the Yield on Your Certificates” below.

Changes in the Weighted Average Lives of Your Certificates May Adversely Affect Your Yield

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates.  Conversely, delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the rate and timing of delinquencies, defaults, the application of involuntary payments such as liquidation proceeds, condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the offered certificates and their timing.  See “—You Bear the Risk of Borrower Defaults” below.

In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the mortgage loan related to such advance, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal balance (or notional amount) of the certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  In addition, if the trust advisor is entitled to reimbursement for trust advisor expenses in accordance with the pooling and servicing agreement, that reimbursement will reduce the amount of interest and principal to be distributed on the certificates (other than the Control Eligible Certificates) on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the certificates and could extend the weighted average life of the certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “—Prepayments May Reduce the Yield on Your Certificates” below.

The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

The mortgage loans are secured by various types of income-producing commercial and multifamily properties.  Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

98.2% of the mortgage loans were originated within the twelve (12) months prior to the cut-off date.  Consequently, these mortgage loans do not have long-standing payment histories.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

Repayment of mortgage loans secured by residential cooperative properties typically depend upon the payments received by the cooperative corporation from its tenants/shareholders.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	the lack of any operating history in the case of a newly built or renovated mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in operating expenses (including common area maintenance charges) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or entered into with new tenants;

●	changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged property; and

●	if the mortgaged property has uses subject to significant regulation, changes in applicable law.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence (caused by unemployment, consumer debt levels and other factors);

●	changes in consumer tastes and preferences; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control and stabilization laws or other laws impacting operating income;

●	the number and diversity of tenants;

●	the rate at which new rentals occur;

●
the property’s operating expense ratio (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

●
in the case of residential cooperative or commercial condominium properties, the payments received by the cooperative corporation or condominium association from its tenants/shareholders or owners, including any special assessments or common charges against the property.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” below.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, you should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any of our other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information”).  Because of the highly heterogeneous nature of the mortgaged properties securing the mortgage loans in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of commercial mortgage loans.  Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Seasoned Mortgage Loans Secured by Older Mortgaged Properties Present Additional Risks of Repayment

One (1) mortgage loan, representing approximately 1.8% of the initial pool balance, is not newly originated and has been outstanding for twelve (12) or more months prior to the cut-off date.  While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans.  For example:

●	property values and the surrounding neighborhood may have changed since origination;

●	the tenant or customer mix at the related mortgaged property may have changed substantially since origination;

●	origination standards at the time the mortgage loan was originated may have been different than current origination standards;

●	the market for any related business may have changed from the time the mortgage loan was originated;

●	the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

●	the environmental and engineering characteristics of the mortgaged property or improvements may have changed.

Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of the mortgaged properties discussed in this free writing prospectus may be based upon or extrapolated from general market data.

Certain Mortgage Loans Are Secured By Mortgaged Properties That Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history.  There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates

Some of the mortgaged properties that secure the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason under their current use.  For example:

●
converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties;

●
a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime;

●
certain properties may be subject to certain low income housing restrictions in order to remain eligible for low income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses;

●	zoning or other restrictions, including the designation of a property as a historical landmark, also may prevent alternative uses; and

●	any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.  In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances, which may include non-operation of the subject property for a period of time.  If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

Property Value May Be Adversely Affected Even When There is No Change in Current Net Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in the local, regional or national economy;

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a property to an alternative use;

●	the availability of refinancing;

●	changes in interest rate levels;

●	the age, quality, functionality and design of the project;

●	any increases in operating costs;

●	an increase in the capital expenditures needed to maintain the properties or make improvements; and

●	an increase in vacancy rates.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender.  We cannot provide assurances that any major tenant will continue to perform its obligations under its lease.  In particular, please see Appendix III to this free writing prospectus for more information on any of the mortgaged properties related to the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the pool.  Thirteen (13) of the mortgaged properties, representing approximately 15.5% of the initial pool balance by allocated loan amount (including the mortgaged properties identified on Appendix I to this free writing prospectus as 9 MetroTech Center, United HealthCare Services and Mattel Building, representing approximately 5.7%, 3.0% and 2.7%, respectively, of the initial pool balance), are entirely, or almost entirely, leased to a single tenant.  In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases.”  There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date.  See Appendix I to this free writing prospectus for the lease expiration date for each of the top five (5) tenants at each mortgaged property.  There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, and such expirations or terminations may not have been addressed by escrow requirements or other mitigating provisions.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

For further information with respect to tenant concentrations, see Appendix I to this free writing prospectus.

Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Costs Which Could Reduce Payments on Your Certificates

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise.  See Appendix I to this free writing prospectus for an identification of any government sponsored tenant that constitutes one of the five (5) largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased.  Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.  We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level.  For example, with respect to the mortgage loans identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, Capital City Mall and Southbrook and Baybrook Village Center, representing approximately 11.8%, 6.0% and 2.8%, respectively, of the initial pool balance, there are co-tenancy provisions in the leases of a significant percentage of the smaller stores at each mortgaged property, which permit the tenants to cease operations, terminate their leases or pay less rent if certain major tenants at the mortgaged property are not open and operating or if a certain percentage of certain of the smaller retailers at the mortgaged property are not open for business.  There may be other mortgaged properties as to which similar co-tenancy provisions are in effect.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.  Fourteen (14) of the mortgaged properties (considering all property categories except multifamily, manufactured housing, self storage, hospitality and commercial condominium), securing mortgage loans representing approximately 84.1% of the initial pool balance, have reserves for tenant improvements and leasing commissions which may serve to defray those costs.  We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations.  In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

The Concentration of Mortgage Loans with the Same or Related Borrowers Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

Mortgage loans with the same borrower or related borrowers pose additional risks.  Among other things, financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property; the quality and experience of the persons or entities who control the borrower as operators of commercial real estate may affect all related mortgaged properties; and the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

Three (3) groups of mortgage loans, representing approximately 19.5% of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed.  Some, but not all, of these groups of mortgage loans may also be cross-collateralized and cross-defaulted.  These three (3) groups represent approximately 11.3%, 6.6% and 1.5%, respectively, of the initial pool balance.  See Appendix I to this free writing prospectus for information regarding those groups of mortgage loans.

The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the aggregate represent approximately 62.7% of the initial pool balance.  Other than with respect to the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans, each of the other mortgage loans represents no more than 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See Appendix III to this free writing prospectus for more information on the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans.

The largest mortgage loan represents approximately 11.8% of the initial pool balance.  The second largest mortgage loan represents approximately 9.1% of the initial pool balance.  The third largest mortgage loan represents approximately 6.8% of the initial pool balance.  Each of the other mortgage loans or groups of cross-collateralized mortgage loans represents no greater than 6.0% of the initial pool balance.

See “Risk Factors—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the attached prospectus.

A Concentration of Mortgage Loans with the Same Property Types Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

A concentration of mortgaged property types also can pose increased risks.  A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans.  The following property types represent the indicated percentage of the initial pool balance:

●	retail properties represent approximately 42.3%;

●	hospitality properties represent approximately 17.2%;

●	office properties represent approximately 14.4%;

●	manufactured housing properties represent approximately 8.5%;

●	commercial condominium properties represent approximately 6.8%;

●	multifamily properties represent approximately 5.1%;

●	self storage properties represent approximately 4.7%; and

●	industrial properties represent approximately 1.0%.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the attached prospectus.  For further information relating to the commercial condominium property, see “Mortgage Loan No. 3—50 Central Park South” on Appendix III to this free writing prospectus.

A Concentration of Mortgaged Properties in a Limited Number of Locations May Adversely Affect Payments on Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not.  Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region.  Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located in twenty-one (21) different states and Mexico.  Approximately 15.0%, 14.9%, 12.6%, 9.2%, 8.4%, 6.2% and 6.0% of the mortgaged properties, by allocated loan amount, are located in New York, California, Connecticut, Massachusetts, Texas, Florida and Pennsylvania, respectively, and concentrations of mortgaged properties also exist in several other states, in each case, representing less than or equal to 3.4% of the initial pool balance.  In particular, investors should note that approximately 14.9%, 8.4%, 6.2% and 3.2% of the mortgaged properties, by allocated loan amount, are located in California, Texas, Florida and Mexico, respectively.  Mortgaged properties located in California, Texas, Florida and Mexico may be more susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes, flooding and hurricanes) than properties located in other parts of the country.  The mortgage loans generally do not require any borrowers to maintain earthquake insurance.  Mortgaged properties located in coastal states, including, but not limited to, Florida, and Mexico also may be more generally susceptible to hurricanes than properties in other parts of the country.  Over the past several years, hurricanes in the Gulf Coast region of the United States and in the Sea of Cortés region of Mexico have resulted in severe property damage as a result of the high winds and associated flooding.  The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.  If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

See “Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the attached prospectus.

A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties

Thirty-six (36) of the mortgaged properties, securing mortgage loans representing approximately 42.3% of the initial pool balance, are retail properties.  Certain other mortgaged properties, although not characterized as retail properties in this free writing prospectus, may have a retail component.  The quality and success of a retail property’s tenants significantly affect the property’s value.  The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns.  A borrower’s ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant’s sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.  Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the attached prospectus.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property

Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” located on the related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property.  Thirty (30) of the mortgaged properties, securing mortgage loans representing approximately 38.8% of the initial pool balance, are properties considered by the applicable mortgage loan seller to be leased in whole or in part to or are occupied by anchor tenants.

Many of the retail properties securing one or more mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Several mortgaged properties securing mortgage loans in the mortgage pool have anchor tenants whose leases expire during the term of the related mortgage loan.  For example, at the mortgaged property identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, securing a mortgage loan representing approximately 11.8% of the initial pool balance, the leases of the five (5) largest tenants, known as “Dicks Sporting Goods,” “Barnes & Noble,” “H&M,” “Victorias Secret” and “Forever 21” expire during the term of the related mortgage loan.  In addition, at the mortgaged property identified on Appendix I to this free writing prospectus as Capital City Mall, securing a mortgage loan representing approximately 6.0% of the initial pool balance, the leases of the five (5) largest tenants, known as “J.C. Penney,” “Sears,” “Toys ‘R Us,” “Old Navy” and “Gap/Gap Kids” expire during the term of the related mortgage loan.

Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired.  For example, at the mortgaged property identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, securing a mortgage loan representing approximately 11.8% of the initial pool balance, the operating covenants of certain tenants, including Macy’s, Sears, JC Penney and Macy’s Men’s and Home, have expired.

There may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time if certain other stores are not operated at those locations.  Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchors and/or major tenants are either not operated or fail to meet certain business objectives.  See also “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” in this free writing prospectus.

Competition May Adversely Affect the Performance of the Mortgaged Property

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing.  Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A Significant Concentration of Hospitality Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Hospitality Properties

Nine (9) of the mortgaged properties, securing mortgage loans representing approximately 17.2% of the initial pool balance, are hospitality properties.  Various factors may adversely affect the economic performance of a hospitality property, including:

●	location of property and proximity to transportation, major population centers or attractions;

●	adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	franchise affiliation (or lack thereof);

●	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

●	a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel;

●	changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	suitability for a particular occupant or category of occupants;

●	building design and adaptability; and

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions, natural disasters and competition more quickly than are other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature.  This seasonality can be expected to cause periodic fluctuations in a hotel property’s revenues, occupancy levels, room rates and operating expenses.

A hotel’s ability to attract customers and/or a portion of its revenues may depend on its having a liquor license.  The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person.  In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license.  There can be no assurance that a new liquor license could be obtained promptly or at all.  The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

The Performance of a Hospitality Property Depends in Part on the Performance of its Franchisor or Management Company

A hotel property securing a mortgage loan may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement.  The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence, reputation and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management agreement.

Certain franchise agreements or management agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed.  In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor.  Further, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers.

Any provision in a franchise agreement or management agreement providing for termination because of the bankruptcy of a franchisor or manager generally will not be enforceable.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the attached prospectus.

A Significant Concentration of Office Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Office Properties

Six (6) of the mortgaged properties, securing mortgage loans representing approximately 14.4% of the initial pool balance, are office properties.

A large number of factors may affect the value of these office properties, including:

●	the quality of an office building’s tenants;

●
the diversity of an office building’s tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

●	adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

●	the availability of parking;

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	the suitability of a space for re-leasing without significant build-out costs.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Included in the office properties referenced above is one (1) medical office property, which secures a mortgage loan representing approximately 1.5% of the initial pool balance.  The performance of a medical office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a property with significant medical office tenants may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical office properties.

Furthermore, some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan.  See Appendix I to this free writing prospectus for the lease termination dates for each of the five (5) largest tenants by square footage with respect to each mortgaged property.  Even if none of the top five (5) tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan.  For example, with respect to each of the mortgage loans identified on Appendix I to this free writing prospectus as 9 MetroTech Center and Galderma Laboratories, representing approximately 5.7% and 0.9%, respectively, of the initial pool balance, the related lease represents the entire net rentable area of the related mortgaged property and expires before the maturity of the related mortgage loan.  Further, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, representing approximately 11.8% of the initial pool balance, more than 50% of the leases by net rentable area at the related mortgaged property expire during the term of the related mortgage loan.  There are certain other mortgaged properties at which similar or greater percentages of leases expire within a relatively short period of time and prior to the maturity of a mortgage loan.  With respect to the mortgage pool, six (6) of the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans, representing approximately 37.7% of the initial pool balance, are secured by mortgaged properties at which more than 50% of the leases by net rentable area expire during the term of the related mortgage loan.  We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the attached prospectus.

Mortgaged Properties with Condominium Ownership Could Adversely Affect Payments on Your Certificates

Certain mortgage loans, including the mortgage loans identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, 50 Central Park South and Christie Place, representing approximately 9.1%, 6.8% and 0.9%, respectively, of the initial pool balance, are entirely secured (or, in the case of the Ty Warner Hotels & Resorts Portfolio mortgaged property, partially secured) by the related borrower’s fee simple interest in one or more condominium units.  The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board.  The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity.  The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board.  There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  If an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien is generally extinguished if a mortgagee takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a loan secured by the borrower’s interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not secured by condominiums.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not secured by condominiums.

For additional information related to the mortgaged properties primarily secured by the related borrower’s fee simple ownership interest in one or more condominium units, please see Appendix I to this free writing prospectus.  See also “Mortgage Loan No. 3—50 Central Park South” on Appendix III to this free writing prospectus.

Manufactured Housing Properties Have Special Risks

Nine (9) of the mortgaged properties, securing mortgage loans representing approximately 8.5% of the initial outstanding pool balance, are manufactured housing properties.

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing mortgaged properties may require that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The manufactured housing properties may be “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of such manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

A Significant Concentration Of Multifamily Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Multifamily Properties

Three (3) of the mortgaged properties, securing mortgage loans representing approximately 5.1% of the initial outstanding pool balance, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building, such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities provided at the property;

●	the property’s reputation;

●	the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties;

●	adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

●
the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

●
in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	state and local regulations (which may limit the ability to increase rents);

●	government assistance/rent subsidy programs (which may influence tenant mobility); and

●	national, state or local politics.

State Regulation and Rent Control Ordinances May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan

In addition to state regulation of the landlord tenant relationship, certain counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Limitations and Restrictions Imposed by Affordable Housing Covenants, Federal Housing Subsidies, Rent Stabilization Programs or Similar Programs May Result in Losses on Mortgage Loans

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan.  We cannot assure you that these contracts will ultimately be assigned.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry.  Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time.  Because leases with respect to a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Government Subsidies and Federal Statutes May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan

Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development.  With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs.  The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue.  Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service.  In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program.  There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances.  The costs of this compliance may be high and the penalties for noncompliance may be severe.  Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the attached prospectus.

A Significant Concentration of Self Storage Facilities in the Mortgage Pool Will Subject Your Investment to the Special Risks of Self Storage Facilities

Twelve (12) of the mortgaged properties, securing mortgage loans representing approximately 4.7% of the initial pool balance, are self storage facilities.  Various factors may adversely affect the value and successful operation of a self storage facility property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the attached prospectus.

A Significant Concentration of Industrial Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Industrial Properties

One (1) of the mortgaged properties, securing a mortgage loan representing approximately 1.0% of the initial pool balance, is an industrial property.  Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

●	quality of tenant;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	increased supply of competing industrial space because of relative ease in constructing buildings of this type;

●	a property becoming functionally obsolete;

●	insufficient supply of labor to meet demand;

●	changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

●	location of the property in relation to access to transportation;

●	suitability for a particular tenant;

●	building design and adaptability;

●	expense to convert a previously adapted space to another use;

●	a change in the proximity of supply sources; and

●	environmental hazards.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  Also, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses.  Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See also “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the attached prospectus.

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates

Three (3) mortgaged properties, identified on Appendix I to this free writing prospectus as 9 MetroTech Center, GPB Portfolio 2 - Danbury Walmart and Livermore Medical Office, representing approximately 8.0% of the initial pool balance by allocated loan amount, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.  With respect to the mortgaged property securing the mortgage loan identified on Appendix I to this free writing prospectus as Capital City Mall, representing approximately 6.0% of the initial pool balance, both the fee and leasehold interests in the entire related mortgaged property are encumbered, and we have treated that as simply an encumbered fee interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security interest in the leasehold estate.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Ground Leases May Be Subject to Termination and Security Interest in Mortgaged Properties Secured by Ground Leases May be Lost

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection and to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease or another document specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the master servicer or special servicer on behalf of the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

In a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the ground lease increases during the term of the lease.  Any such increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

A Tenant Bankruptcy May Adversely Affect the Income Produced by a Mortgaged Property and May Adversely Affect the Payments on Your Certificates

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property.  Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting, or subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.  The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15% (not to exceed three years) of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do so file, that they will continue to make rental payments in a timely manner.

Section 365(e) of the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, but the federal bankruptcy code allows the debtor to accept or reject a lease in full (which, as a practical matter, gives the debtor leverage to seek amendments to the lease in order to avoid a rejection).  Following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under each such lease until the debtor decides whether to assume or reject the lease.  The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, an assignee of the lease may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered shopping centers by a court considering the question.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States and Mexican federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  Any potential environmental liability could reduce or delay payments on the certificates.

Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the certificates.

100% of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans.  In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

If the foregoing environmental site assessments revealed any such circumstances or conditions with respect to the related mortgaged property, then (a) the circumstances or conditions were subsequently remediated in all material respects or (b) generally, with certain exceptions, one or more of the following was the case:

●
a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

●
the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

●
the related borrower provided a “no further action” letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

●
such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do;

●	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

●
the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

●
the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

●
a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

For instance, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Midtown Square Shopping Center, representing approximately 3.2% of the initial pool balance, the related mortgaged property is part of a larger development, a portion of which was utilized between 1949 and 1999 as a research and development facility.  All areas of the related mortgaged property and the associated off-site portions have been remediated to meet applicable “Part 201 Cleanup Criteria” and on April 28, 2010, the responsible party, CNH America, LLC, executed a Limited Commercial Remedial Action Agreement with the Michigan Department of Natural Resources and Environment, achieving “Case Closure” status.

In addition, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, the environmental site assessments with respect to the mortgaged properties identified several recognized environmental conditions relating to, among other things, the use of dry cleaning equipment and solvents on the premises.  The environmental site assessments either noted that there were no documented or reported releases of certain wastes to the environment or recommended the implementation of a remediation plan.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Revlon R&D Facility, representing approximately 1.0% of the initial pool balance, the related mortgaged property is a research and development facility, and a file review of the New Jersey Department of Environmental Protection (NJDEP) indicated various areas of concern relating to an emergency spill containment tank area, stormwater drains and catch basins and a temporary drum storage area.  Full compliance with a remediation plan was confirmed by the NJDEP in 1990 and the case was closed.  A slightly elevated presence of certain solvents was also recently detected in certain test wells and determined to have originated from a nearby Electrolux facility.  The NJDEP may require vapor intrusion sampling to confirm that groundwater contamination is not resulting in vapors emanating into the building.

We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations.  Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws.  Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials.  These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems.  In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.  Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

Problems Associated with Mold May Affect the Value of a Mortgaged Property and/or Lead to an Increased Risk of Issuing Entity Liability

In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower.  Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of any existing mold.  If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Environmental Assessments May Delay Recovery on a Mortgaged Property

Before the special servicer acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws.  Any such potential liability could reduce or delay payments to certificateholders.

If a Borrower is Unable to Repay Its Loan on Its Maturity Date, You May Experience a Loss

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.  A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

Thirty-eight (38) of the mortgage loans, representing 100.0% of the initial pool balance, are balloon loans.  Four (4) of these balloon loans, representing approximately 12.8% of the initial pool balance, are mortgage loans (also referred to in this free writing prospectus as “ARD loans”) that have an anticipated repayment date and provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.  These ARD loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur.  Also included in the mortgage pool is one (1) mortgage loan, representing approximately 0.6% of the initial pool balance, that currently provides for monthly payments of interest only for its entire term, and five (5) mortgage loans, representing approximately 19.5% of the initial pool balance, that currently provide for monthly payments of interest only for a portion of their respective terms ranging from twenty-one (21) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.  For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date.  We cannot assure you that each borrower will have the ability to repay the outstanding principal balance of the applicable mortgage loan on the pertinent date, especially under a scenario where interest rates are higher than when such mortgage loan was originated.  Balloon loans involve greater risk than fully amortizing loans because a borrower’s ability to repay the loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment.

A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial real estate projects;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged properties;

●	the fair market value of the related mortgaged properties;

●	the borrower’s equity in the related mortgaged properties;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	applicable tax laws; and

●	prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

Credit crises and economic downturns have resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” above.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.  Further, no mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” in this free writing prospectus.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates

With respect to three (3) mortgage loans, identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, Magellan Storage - Costa Mesa and Holiday Inn San Diego Downtown, representing approximately 9.1%, 1.2% and 1.1% of the initial pool balance, respectively, the related sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property.  Such mezzanine financing is in place in the original principal amounts of $80,000,000, with respect to the Ty Warner Hotels & Resorts Portfolio mortgage loan, $3,000,000 with respect to the Magellan Storage - Costa Mesa mortgage loan and $2,625,000 with respect to the Holiday Inn San Diego Downtown mortgage loan.  The holders of each related mortgage loan and mezzanine loan have entered into an intercreditor agreement that governs the rights and duties of such parties.  See “Mortgage Loan No. 2—Ty Warner Hotels & Resorts Portfolio—Mezzanine Loan” on Appendix III to this free writing prospectus for more information regarding the intercreditor agreement governing the relationship between the holders of the Ty Warner Hotels & Resorts Portfolio mortgage loan and the related mezzanine loan.

With respect to seven (7) mortgage loans, identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, 50 Central Park South, GPB Portfolio 2, GPB Portfolio 1, United HealthCare Services, Southbrook and Baybrook Village Center and Hilton Springfield, representing approximately 11.8%, 6.8%, 5.7%, 5.7%, 3.0%, 2.8% and 2.4%, respectively, of the initial pool balance, the related sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that certain debt service coverage ratio and/or loan-to-value ratio tests, as well as other related conditions, are satisfied.  See “Mortgage Loan No. 1—The Shoppes at Buckland Hills—Mezzanine Loan and Preferred Equity”, “Mortgage Loan No. 3—50 Central Park South—Mezzanine Loan and Preferred Equity”, “Mortgage Loan No. 7—GPB Portfolio 2—Mezzanine Loan and Preferred Equity”, “Mortgage Loan No. 8—GPB Portfolio 1—Mezzanine Loan and Preferred Equity” and “Mortgage Loan No. 10—United HealthCare Services—Mezzanine Loan and Preferred Equity” on Appendix III to this free writing prospectus for a description of the future mezzanine financing permitted with respect to the mortgage loans identified as The Shoppes at Buckland Hills, 50 Central Park South, GPB Portfolio 2, GPB Portfolio 1 and United HealthCare Services on Appendix I to this free writing prospectus.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as United HealthCare Services, representing approximately 3.0% of the initial pool balance, mezzanine financing is unavailable to the sponsors of the related borrower; however, mezzanine debt is permitted at any time after a date that is five (5) years after the closing date of the mortgage loan or in connection with a sale of the related mortgaged property to an unaffiliated third party purchaser, subject to various conditions including:  (i) the combined debt service coverage ratio for the mortgage loan and the related mezzanine loan on the date the mezzanine debt is incurred is not less than 1.40x; (ii) the aggregate sum of the mortgage loan and the mezzanine debt does not exceed a loan-to-value ratio on the date the mezzanine debt is incurred of 65%; and (iii) the mortgage loan and the mezzanine debt have a combined debt yield on the date the mezzanine debt is incurred of not less than 9.50%.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the issuing entity if certain defaults on the mortgage loan occur.  The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related intercreditor agreement, will include special servicing fees, liquidation fees and other additional trust fund expenses.  Such purchase price generally does not include a yield maintenance charge or prepayment premium.  Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium.  Holders of subordinate debt may also have the right to replace the manager of the related mortgaged property, to approve annual budgets and to approve certain material amendments to the related mortgage loan documents.

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.  Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners’ economic stake in the related mortgaged property.  The existence of such debt may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Further, the borrower under the mortgage loan identified on Appendix I to this free writing prospectus as Independence Place - Fort Campbell, which represents approximately 1.9%, of the initial pool balance, has granted a preferred equity interest in the aggregate amount of $1,000,000 to Greene Hogg, LLC, which is entitled to a specified rate of return on its equity investment.  The preferred equity investor is also entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Such preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

In addition, under the mortgage loan identified on Appendix I to this free writing prospectus as Hilton Springfield, representing approximately 2.4% of the initial pool balance, one or more of the owners of direct or indirect ownership interests in the related borrower may obtain a loan in an amount not to exceed $5,000,000, secured by such person’s ownership interest in the related borrower solely for the purpose of paying certain property-related expenses if necessary during the term of the mortgage loan, subject to certain conditions.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, the related borrowers are permitted to incur debt pursuant to financing leases, purchase money debt, trade and operational debt which does not exceed, with respect to the Ty Warner Hotels & Resorts Portfolio - Four Seasons Resort “The Biltmore” Santa Barbara mortgaged property and the Ty Warner Hotels & Resorts Portfolio - Las Ventanas al Paraiso mortgaged property, a percentage of the allocated loan amount of such mortgaged property equal to 8% and 9%, respectively.

In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the issuing entity is subjected to certain risks.  For example, the borrower may have difficulty servicing and repaying multiple loans.  Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Actions Taken by Other Lenders in a Subordinate or Mezzanine Financing May Affect the Security Available to the Issuing Entity

If the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code.  This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Certain of the mortgage loans may also permit pledges of indirect equity interests in the related borrower and other indirect interests owned by the related sponsors and their affiliates, which other interests do not represent direct equity interests in the related borrower or ownership interests in the related mortgaged properties.

For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this free writing prospectus.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Adversely Impact Repayment of the Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property.  Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	reduce the amount of principal due and owing under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy estate or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents.  A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships.  Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.  The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

Certain of the borrowers or their affiliates have subordinated debt secured by the related mortgaged properties.  In certain of these cases, the subordinated lenders may have agreed, pursuant to subordination agreements, that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  However, there can be no assurance that in the event of a borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  See also, “—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” above.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, in any bankruptcy or concurso mercantil proceeding initiated in Mexico with respect to the Mexican borrowers pursuant to the laws of Mexico, alimony claims, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers’ housing fund quotas and retirement fund quotas will have priority over claims of creditors generally.  In case of concurso mercantil, or bankruptcy proceeding, any amounts payable by the Mexican borrowers with respect to such mortgage loan in a currency other than the lawful currency of Mexico will be converted into Mexican currency and then into inflation indexed units (UDIS) at the rates applicable on the date of declaration of concurso mercantil.

See also “—A Tenant Bankruptcy May Adversely Affect the Income Produced by a Mortgaged Property and May Adversely Affect the Payments on Your Certificates” above.

Bankruptcy or Other Proceedings Related to the Sponsor of a Borrower May Adversely Affect the Performance of the Related Mortgage Loan

Certain of the mortgage loans may have sponsors or borrowers that have previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan.  For example, the sponsor with respect to the mortgage loan identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, representing approximately 11.8% of the initial pool balance, filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.   In addition, the sponsor with respect to the mortgage loan identified on Appendix I to this free writing prospectus as U-Haul 2011 Portfolio, representing approximately 2.3% of the initial pool balance, filed for bankruptcy protection in June 2003 and emerged from bankruptcy in March 2004. In most, but not all cases, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is generally, but not in all cases, not permitted to directly or indirectly manage the related borrower.  However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Certain of the Mortgage Loans Lack Customary Provisions; The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates; Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

Certain of the mortgage loans lack certain provisions that are customary in mortgage loans intended for securitization.  Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender.  Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, FF&E (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items.  We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

In addition, some of the mortgage loans do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

Further, the lenders under many of the mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants (including, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, certain covenants intended to maintain their status as special purpose entities under Mexican law) to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities.  The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents).  Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.  For example, the borrower related to the mortgage loan identified on Appendix I to this free writing prospectus as Hilton Springfield, representing approximately 2.4% of the initial pool balance, is not required to be a special purpose entity, but is required to become a special purpose entity within 90 days after closing.

In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as University Park Shopping Center, representing approximately 1.8% of the initial pool balance, the related borrower does not have an independent director.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.  Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the attached prospectus.

Although the requirement of having independent directors is designed to reduce the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and there can be no assurance that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities in addition to the interests and financial condition of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009),  notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  The United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that twenty (20) property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the federal bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief, and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one (1) to four (4) years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally in the United States, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to such borrower, and the rights of creditors of such borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the federal bankruptcy code.  We cannot assure you that in the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower would not be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

The Operation of Commercial Properties Is Dependent Upon Successful Management

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

Many of the mortgaged properties are managed by affiliates of the related borrower.  For example, at the mortgaged property identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, securing a mortgage loan representing approximately 11.8% of the initial pool balance, and as is typical in the regional shopping mall industry, the property manager is an affiliate of the borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans may permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

With respect to the thirteen (13) mortgaged properties that are each leased to a single tenant (representing in the aggregate approximately 15.5% of the initial pool balance by allocated loan amount), several of such properties are leased under a net lease pursuant to which the tenant is responsible for all aspects of property management, and as a result there is no management agreement in place with respect to such properties.

We make no representation or warranty as to the skills of any present or future managers.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Independence Place - Fort Campbell, representing approximately 1.9% of the initial pool balance, the related mortgaged property is military housing, which requires specialized property management expertise, which may not be generally available.  In many cases, the property manager is also an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable

Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part, regardless of whether the prepayment is voluntary or involuntary.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge.  In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The Benefits of Multi-Property or Portfolio Mortgage Loans May Be Limited

The mortgage pool includes seven (7) mortgage loans, representing approximately 30.2% of the initial pool balance, under which an aggregate amount of indebtedness with respect to each such mortgage loan is secured by multiple mortgaged properties (other than through cross-collateralization of a mortgage loan with other mortgage loans).  See Appendix I to this free writing prospectus for certain information on those mortgage loans.  These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.  When multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax.  This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The foregoing mortgage loans may be secured by mortgaged properties located in various states.  Foreclosure actions are brought in state court and the courts of one state or country cannot exercise jurisdiction over property in another state or country (including Mexico).  Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously.

Furthermore, the ability to exercise enforcement remedies with respect to the mortgaged property identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso may be limited under Mexican law. See “Certain Legal Aspects of the Mortgage Loans—Mexican Foreclosure Laws” in this free writing prospectus.

Reserves Established for Mortgage Loans May Be Insufficient and This May Adversely Affect Payments on Your Certificates

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  We cannot assure you that any such reserve will be sufficient.

The hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses and, as a result, the borrowers under some of the mortgage loans secured by hotel properties may have been required to make an up-front deposit into a seasonality reserve at origination.

See Appendix I to this free writing prospectus for additional information with respect to the reserves established for the mortgage loans.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy.  In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property.

Mortgaged Properties Securing the Mortgage Loans That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  At origination of the mortgage loans, the mortgage loan originators took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance.  In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as 50 Central Park South, representing approximately 6.8% of the initial pool balance, the square footage of the related mortgaged property is greater than the amount permitted under currently applicable regulations, but constitutes a permitted nonconforming use.  Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.  If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium, which expires after a certain period of time.  There can be no assurance that such compliance requirements would not have a material adverse impact on the related mortgage loan.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

Condemnations with Respect to Mortgaged Properties Securing the Mortgage Loans Could Adversely Affect Payments on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties.  There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

Impact of Terrorist Attacks and Military Operations on the Financial Markets and Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  In its aftermath, there was considerable uncertainty in the world financial markets.  Further, a number of reported thwarted planned attacks, such as the May 2010 attempted bombing in Times Square, suggest an increased likelihood that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.  According to publicly available reports, the financial markets have in the past been adversely affected by (a) the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, (b) the disruptions in air travel, (c) substantial losses reported by various companies including airlines, insurance providers and aircraft makers, (d) the need for heightened security across the country and (e) decreases in consumer confidence that can cause a general slowdown in economic growth.

It is impossible to predict the duration of the current military involvement of the United States in North Africa, the Middle East or Afghanistan and whether the United States will be involved in any other future military actions.

The continued presence of United States military personnel in North Africa, the Middle East and Afghanistan may prompt further terrorist attacks against the United States.

It is uncertain what effects the aftermath of such military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on:  (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties.  In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality properties and those mortgaged properties in tourist areas.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates

Certain Risks Are Not Covered Under Standard Insurance Policies

The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates.  In addition, some of the mortgaged properties are located in California, Florida, the Gulf Coast of the United States, in other coastal areas of certain states and in Mexico, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods.  The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.  If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase their cost.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans).  To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program.  Under the Terrorism Insurance Program the federal government shares the risk of loss associated with certain future terrorist acts.  The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007.  The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  The mortgaged property identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso, securing a mortgage loan representing approximately 9.1% of the initial pool balance, is located in Mexico and is therefore not covered by the program.

In addition, with respect to any act of terrorism for any program year, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by a program extension at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also voided.

There can be no assurance that upon the expiration of the Terrorism Insurance Program subsequent terrorism insurance legislation will be enacted.  Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.  In addition, the provisions of any such legislation may include changes from the existing legislation.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on  commercial mortgage loans may result.  In addition, the failure to maintain such terrorism insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of that commercial mortgage loan.  Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism.  Additionally, certain mortgage loans are secured by mortgaged properties for which coverage for acts of terrorism is required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.  In both cases, if those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

See the summaries of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans on Appendix III to this free writing prospectus for additional detail regarding terrorism and insurance risks relating to the mortgaged properties securing certain of those mortgage loans.

Certain Other Risks Related to Casualty and Casualty Insurance

The loan documents for each mortgage loan generally require that (A) “special form” (formerly known as “all-risk”) or “fire and extended perils coverage” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require.  Certain mortgage loans require that the related mortgaged property be covered by windstorm coverage in an amount that is at least equal to the probable maximum loss as determined by a reputable, independent firm.  Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is generally equal to the replacement cost of the property less physical depreciation.  The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances.  Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid.  Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

Certain leases may provide that they are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

Claims Under Blanket Insurance Policies May Adversely Affect Payments on Your Certificates

Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.  If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self-insurance against risks.  Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.  Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on the Property

Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as integrity of the buildings and other improvements on the mortgaged property, including, structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller’s satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition.  For example, with respect to the mortgage loan identified on Appendix I as Hilton Springfield, representing approximately 2.4% of the initial pool balance, the mortgaged property has access to an emergency generator located on an adjacent property, and in order to obtain the post-closing release of certain funds, the borrower must either produce a recorded easement to such generator for the benefit of the mortgaged property or written evidence that an emergency generator has been installed on the mortgaged property itself.  No additional property inspections were conducted by us in connection with the issuance of the certificates.

Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information,” underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases and interest guarantees) adjusted based on a number of assumptions used by the mortgage loan sellers.  No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows.  You should review the types of assumptions described below and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In certain instances, co-tenancy provisions were assumed to be satisfied, vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.

The amounts representing net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations, or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity.  No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent such future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  100% of the mortgage loans have appraisals dated within the twelve (12) months prior to the cut-off date.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value, except with respect to the cut-off date loan-to-value ratio and the loan-to-value ratio at maturity of one (1) mortgage loan, identified on Appendix I to this free writing prospectus as Horizon Park Shopping Center, representing approximately 1.3% of the initial pool balance.  The appraised value of the Horizon Park Shopping Center mortgaged property represents the “as-stabilized” value as of June 1, 2012, which is dependent upon the completion of certain repairs (for which up-front escrows have been reserved).

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

The Timing of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments on Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable.  Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority.  This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphanumeric order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates

As described in this free writing prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated (except as set forth in the last sentence of this paragraph) to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.  Losses (other than losses attributable to trust advisor expenses) on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, reducing amounts otherwise payable to each class.  Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X-A and Class X-B Certificates, in proportion to the amounts of interest distributable on or the principal balances of, as applicable, those certificates.  Notwithstanding the foregoing, losses attributable to trust advisor expenses will be allocated in the following order to the Class  E, Class D, Class C and Class B Certificates and, in certain circumstances, to the Class A-S Certificates and then pro rata to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, and will not be allocated to the Control Eligible Certificates.

The Operation of the Mortgaged Property Following Foreclosure of the Mortgage Loan May Affect the Tax Status of the Issuing Entity and May Adversely Affect Payments on Your Certificates

If the issuing entity acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Any net income from operations other than qualifying “rents from real property” will subject the issuing entity to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax or, in the case of the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, Mexican federal, state or municipal tax.  “Rents from real property” do not include any rental income based on the net profits derived by any person from such property or allocable to a non-customary service.  In this event, the net proceeds available for distribution on your certificates will be reduced.  The special servicer may permit the issuing entity to earn such above described “net income from foreclosure property” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State Laws Applicable to Foreclosure Actions May Affect the Timing of Payments on Your Certificates

Some states, including California, have laws prohibiting more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these “one action” rules apply (and where non-judicial foreclosure is permitted), before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.  With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, the master servicer or the special servicer, as applicable, may, in accordance with the servicing standard, take these laws into consideration in deciding which remedy to choose following a mortgage loan event of default, provided the conditions for the execution of the out of court foreclosure procedure set forth in the Mexican security documents are met in accordance with Mexican law.

The Bankruptcy or Insolvency of Any Affiliated Borrowers May Adversely Affect Payments on Your Certificates

Three (3) groups of mortgage loans, representing approximately 19.5% of the initial pool balance, which groups represent approximately 11.3%, 6.6% and 1.5%, respectively, of the initial pool balance, were made to the same borrowers or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed.  Some, but not all, of these groups of mortgage loans may also be cross-collateralized and cross-defaulted.  See Appendix I to this free writing prospectus for information regarding those groups of mortgage loans.

The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.  For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

Tenant Leases May Have Provisions That Could Adversely Affect Payments on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the issuing entity may not be subordinate to the related mortgage.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant.  If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender’s rights, for example, an option to purchase the mortgaged property or a right of first offer or right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants or certain third parties a right of first offer or right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property.  Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.  The following are examples of mortgage loans with associated purchase options, rights of first offer or rights of first refusal, as applicable:

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With respect to the mortgage loan identified on Appendix I to this free writing prospectus as GPB Portfolio 2, representing approximately 5.7% of the initial pool balance, the tenant at the mortgaged property identified on Appendix I to this free writing prospectus as GPB Portfolio 2 - Springfield CVS, has a right of first refusal (and right of first offer, if the borrower desires to sell but has not yet received an offer) to purchase the related mortgaged property or a portion thereof at a price proposed by such tenant, subject to the borrower’s acceptance of such proposed purchase price within a specified time period.  Subject to certain exceptions, the borrower is not permitted to sell the related mortgaged property to any party for a price less than or equal to the proposed purchase price if the borrower declines tenant’s offer to purchase.

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With respect to the mortgage loan identified on Appendix I to this free writing prospectus as GPB Portfolio 1, representing approximately 5.7% of the initial pool balance, the tenant at the mortgaged property identified on Appendix I to this free writing prospectus as GPB Portfolio 1 - Abington Lowe’s, has a right of first refusal to purchase the related mortgaged property if the borrower offers to sell the premises to a third party.

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With respect to the mortgage loan identified on Appendix I to this free writing prospectus as 50 Central Park South, representing approximately 6.8% of the initial pool balance, the tenant under the ground lease has the right to purchase the hotel unit (including the borrower’s fee estate) for the greater of (1) $87,500,000 and (2) the fair market value of the borrower’s estate together with all costs and expenses incurred by the borrower to cause the defeasance, prepayment or assumption by the tenant of any indebtedness encumbering the hotel unit.  The tenant may not exercise this right until after June 20, 2026 unless the tenant assigns its entire right, title and interest to the lease to an unaffiliated third party, in which case the tenant will have the one time, limited right to exercise its purchase option prior to June 20, 2026 contemporaneously with the assignment.

Risks of Lease Early Termination Options

Leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the landlord/borrower of the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the landlord/borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related landlord/borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the landlord/borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the landlord/borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord/borrower defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the landlord/borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related landlord/borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.  For example, at the mortgaged property identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, securing a mortgage loan representing approximately 11.8% of the initial pool balance, the largest tenant, known as “Dick’s Sporting Goods,” may terminate its lease if lease provisions relating to certain terms such as tenant’s exclusive rights are violated for more than 36 months, and the fifth largest tenant, known as “Forever 21,” may terminate its lease if certain net sales thresholds are not met.  There are other mortgaged properties as to which the related tenants have similar or different termination options.  We cannot assure you that all or any of the landlords/borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

In addition, it is common for non-anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the landlord’s/borrower’s ability to meet its obligations under the related loan documents.  If an anchor tenant goes dark, generally the landlord’s/borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.  See “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” above.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if such tenants fail to meet certain sales targets or other business objectives for a specified period of time or if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Capital City Mall, representing approximately 6.0% of the initial pool balance, the largest tenant, known as “J.C. Penney,” has the right to terminate its lease if, without such tenant’s approval, the reciprocal easement agreement is amended, supplemented or terminated in a way that, in such tenant’s reasonable judgment, would have a substantial adverse effect on such tenant.  In addition, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Southbrook and Baybrook Village Center, representing approximately 2.8% of the Initial Pool Balance, certain tenants have lease termination options such as (i) the largest tenant, known as “Sports Authority,” has the right to terminate its lease if the landlord allows another sporting goods store to operate at the mortgaged property, the landlord is in material default under the applicable lease, such tenant’s use is materially impaired by a change in zoning or other laws or the presence of hazardous materials or mold prevents the normal operation of such tenant’s business, (ii) the second largest tenant, known as “Jo-Ann Fabrics,” has the right to terminate its lease if such tenant fails to meet gross sales thresholds (upon notice and payment of specified amounts to landlord), certain use restrictions are violated or if the presence of hazardous materials prevents the normal operation of such tenant’s business, and (iii) the fourth largest tenant, known as “K&G Men’s Company Inc.,” has the right to terminate its lease if tenant fails to meet gross sales thresholds, certain use restrictions are violated or if the local government prevents the tenant from erecting specified signs at the mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease in its sole discretion without any such triggers.  For example, with respect to the mortgaged property identified on Appendix I to this free writing prospectus as GPB Portfolio 1 - Everett Walgreens, securing a mortgage loan representing approximately 5.7% of the initial pool balance, the largest tenant with respect to such mortgaged property, known as “Walgreens,” has the right to terminate the related lease upon prior written notice on June 30 in each of 2016, 2021, 2026 and 2031.

In general, the related mortgage loan sellers have underwritten the mortgage loans with lease expiration dates matching the related early termination option date.  However, any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in the issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents” and “—Bankruptcy Laws” in the attached prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower.  Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Legal Action Arising Out of Ordinary Business Could Adversely Affect Payments on Your Certificates

There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Independence Place - Fort Campbell, representing approximately 1.9% of the initial pool balance, the related guarantor (Cecil M. Phillips, an individual) is subject to certain litigation, which if adversely determined, may have a material adverse effect on its ability to perform its obligations under the related guaranty, including an alleged breach of a construction contract involving a limited liability company related to the guarantor, two separate actions seeking to collect on unrelated guaranties, an alleged breach of a real estate purchase and sale agreement for failure to timely close upon the sale of real property located in Jacksonville, Onslow County, North Carolina and an alleged breach of an agreement to repay indebtedness.  In addition, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as U-Haul 2011 Portfolio, representing approximately 2.3% of the initial pool balance, a shareholder derivative lawsuit in the Second Judicial District Court of the State of Nevada, Washoe County, captioned is currently pending.  The related borrower and related guarantor have represented that such action will not have a material adverse effect on the mortgage loan, and the related mortgage loan documents include a non-recourse carveout from borrower and guarantor for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title from such action.

We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property.  For example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.  Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency.  The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants.  The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project.  In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit.  Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period.  In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits.  The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions and limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor.  Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.  The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Risks Related to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the initial pool balance, two related borrowers, Paraiso Los Cabos, S. de R.L. de C.V. and Paraiso BB Mexico, S. de R.L. de C.V. (each a Mexican limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable), and referred to herein as the “Las Ventanas al Paraiso Borrowers”), and the Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso mortgaged property are located in Mexico.  The Las Ventanas al Paraiso Borrowers and the related mortgaged property located in Mexico pose additional risks not associated with United States domestic obligors or mortgaged properties located in the United States, as further described below. The Las Ventanas al Paraiso Borrowers have obtained political risk insurance to cover certain risks unique to mortgaged properties outside of the United States, but such policy is not intended to cover all such risks and there can be no assurance that such policy will prevent a default under the related mortgage loan documents.  See “Political Developments in Mexico May Adversely Affect the Las Ventanas al Paraiso Borrowers” below.  Furthermore, in making a determination as to whether an advance may be a nonrecoverable advance, the master servicer and the special servicer may, to the extent consistent with the servicing standard, assume that the amount of any recovery with respect to the Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso mortgaged property will be lower than the amount that would be recoverable with respect to a comparable property located in the United States, and that the time of such recovery will be longer than the time it would take to make a recovery with respect to a comparable property located in the United States.  In addition, the master servicer and the special servicer may perform certain calculations regarding nonrecoverable advances using pesos as the applicable currency.

Payments of Judgments Against the Las Ventanas al Paraiso Borrowers Would be in Mexican Currency

In the event that proceedings are brought against a Las Ventanas al Paraiso Borrower in Mexico, either to enforce a judgment or as a result of an action brought in Mexico, such Las Ventanas al Paraiso Borrower may be entitled to discharge those obligations in Mexican currency.  Under the Ley Monetaria de los Estados Unidos Mexicanos (Monetary Law of the United Mexican States), an obligation, whether resulting from a judgment or by agreement, denominated in a currency other than Mexican currency, which is payable in Mexico, may be satisfied in Mexican currency at the rate of exchange in effect on the date on which payment is made.  Such rate is currently determined and published by the Banco de Mexico every banking day in the Diario Oficial de la Federacion.  As a result of the judgment conversion to Mexican currency, the issuing entity may suffer a U.S. dollars shortfall if there is a judgment or distribution in bankruptcy.  No separate action exists or is enforceable in Mexico for compensation for any shortfall.

Insolvency or Bankruptcy of the Las Ventanas al Paraiso Borrowers

Although assets contributed to the related Mexican trust (including the Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso mortgaged property) are not considered to be assets of the Las Ventanas al Paraiso Borrowers and therefore not a part of their bankruptcy estates (see “Certain Legal Aspects of the Mortgage Loans—Mexican Foreclosure Laws”), if a Las Ventanas al Paraiso Borrower were to become subject to an insolvency or bankruptcy proceeding (concurso mercantil or quiebra) in a Mexican court, the exercise of the rights of the lender under the related mortgage loan may be delayed until the conclusion of such case.  In addition, any deficiency in the payment by a Las Ventanas al Paraiso Borrower of amounts due under the related mortgage notes after a sale of the related mortgaged property would be considered an unsecured claim against such Las Ventanas al Paraiso Borrower.  In such case, any amounts payable by such Las Ventanas al Paraiso Borrower (i) with respect to such mortgage loan in a currency other than the lawful currency of Mexico will be converted into Mexican currency and then into inflation indexed units (UDIS) at the rates applicable on the date of declaration of concurso mercantil; (ii) would be dependent upon the outcome of the reorganization proceeding and payment, if any, would occur at the time claims of all the unsecured creditors are satisfied if and to the extent funds are sufficient; and (iii) would cease to accrue interest.

Under Mexico’s bankruptcy law (Ley de Concursos Mercantiles) the rights of the holder of the mortgage notes to receive payments of such deficiency will be subordinated to claims of workers, of tax authorities (including without limitation social security quotas, housing fund and retirement fund quotas) for unpaid taxes and of secured creditors, if any, to the extent of the collateral received.

Downturns in the Mexican Economy May Adversely Affect the Las Ventanas al Paraiso Borrowers

Some of the clients of the Las Ventanas al Paraiso Borrowers are Mexican residents and all of the operations and assets of the Las Ventanas al Paraiso Borrowers are located in Mexico.  For these reasons, the operations, results and financial condition of the Las Ventanas al Paraiso Borrowers are dependent upon the level of economic activity in Mexico and upon the political, social and economic stability of Mexico.

Mexican Law and Regulations May Impair the Ability of Creditors to Enforce in Mexico Certain Rights in Connection with the Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso Mortgaged Property

Under Mexican law, the rights of creditors of the Las Ventanas al Paraiso Borrowers may be limited to the extent that (i) an obligation to pay interest on interest is not enforceable under Mexican law; and (ii) service of process by mail does not constitute effective service of process under Mexican law, and if a final judgment is based on non-personal service of process (such as by mail) made on the Las Ventanas al Paraiso Borrowers, it may not be enforceable in Mexico.

Exchange Controls May Impair the Ability of the Las Ventanas al Paraiso Borrowers to Obtain Dollars to Make Dollar Denominated Payments

While a significant portion of the revenues of the Las Ventanas al Paraiso Borrowers are either denominated in, or linked to, U.S. dollars, the Las Ventanas al Paraiso Borrowers receive a considerable portion of their revenues in Mexican currency.  While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert Mexican currency into U.S. dollars or other currencies or to transfer such amounts outside of Mexico, exchange control rules have been in effect in the past and there can be no assurance that Banco de Mexico will continue to make foreign currency available to private sector companies or that foreign currency needed by the Las Ventanas al Paraiso Borrowers to service foreign currency obligations could be purchased in the open market without substantial additional cost.  Moreover, there can be no assurance that the Mexican government will not institute a restrictive exchange control policy in the future.  The imposition of such a policy in the future could impair the ability of the Las Ventanas al Paraiso Borrowers to meet their U.S. dollar denominated monetary liabilities and could also have a material adverse effect on the business, results of operations, financial condition and liquidity of the Las Ventanas al Paraiso Borrowers.

An Increase in Inflation May Increase the Operating Costs of the Las Ventanas al Paraiso Borrowers

High levels of inflation would cause some of the operating costs of the Las Ventanas al Paraiso Borrowers to increase while the prices charged for services, due to the competitive environment and their linkage to the U.S. dollar, might not.  During most of the 1980s and during 1995, Mexico experienced periods of very high levels of inflation.  Inflation had led to high interest rates, devaluation of Mexican currency and, during the 1980s, substantial government controls over exchange rates and prices.

Changes in Mexican Federal Government Policies Could Adversely Affect the Las Ventanas al Paraiso Borrowers’ Results of Operations and Financial Condition

The Las Ventanas al Paraiso Borrowers are organized in Mexico, and substantially all of their assets and operations are located in Mexico.  As a result, the Las Ventanas al Paraiso Borrowers are subject to political, economic, legal and regulatory risks specific to Mexico.  Accordingly, Mexican federal governmental actions and policies concerning the economy could have a significant impact on private sector entities in general and on the Las Ventanas al Paraiso Borrowers in particular.  There can be no assurance that the Mexican federal governmental policies will not adversely affect the Las Ventanas al Paraiso Borrowers’ business, financial condition or results of operations.

Political Developments in Mexico May Adversely Affect the Las Ventanas al Paraiso Borrowers

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy.  Mexican governmental action concerning the economy, state-owned enterprises and many of the Mexican industries, including the lodging industry, could have a significant impact on the Las Ventanas al Paraiso Borrowers.  Adverse economic and political conditions may limit the amount that may be charged for a hotel room and may result in a reduction of occupancy levels.  Although the government of Mexico has pursued policies of economic liberalization and deregulation in the Mexican economy and in various Mexican industries in the past decade, a significant change in those policies may hurt business and economic conditions in Mexico in general and the lodging business in particular.

The Las Ventanas al Paraiso Borrowers will be required to maintain political risk insurance in an amount equal to the allocated loan amount of the Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso mortgaged property, but the coverage of such policy is subject to significant limitations.  Such policy generally covers the amount of any delinquent scheduled mortgage payment where the delinquency is either caused by (i) one of certain defined expropriatory acts by the government  of Mexico or (ii) an act by the government of Mexico that prevents the mortgagee or the Las Ventanas al Paraiso Borrowers from converting Mexican currency into U.S. dollars or from transferring amounts outside of Mexico.  The policy does not cover currency fluctuations or devaluation.  In addition, the insurer under the policy is obligated only to make payments in accordance with the original scheduled mortgage payments, not any accelerated amounts due as a result of an event of default.

Developments in Other Countries Could Adversely Affect the Mexican Economy and the Las Ventanas al Paraiso Borrowers’ Results of Operations

The Mexican economy may, to varying degrees, be affected by economic and market conditions in other countries, particularly in emerging market countries.  In the past, economic crises in Asia, Russia, Brazil, Argentina and other emerging market countries adversely affected the Mexican economy.  In addition, in recent years, economic conditions in Mexico have become increasingly correlated to economic conditions in the United States.  Therefore, adverse economic conditions in the United States could have a significant adverse effect on the Mexican economy.  There can be no assurance that events in other emerging market countries, in the United States or elsewhere will not adversely affect the Las Ventanas al Paraiso Borrowers’ business, financial condition or results of operations.

Certain Factors May Limit the Enforcement of the Security Interest Created on the Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso Mortgaged Property

Although the security trust created to secure the payment of the mortgage notes contemplates a non-judicial foreclosure procedure, the Las Ventanas al Paraiso Borrowers may challenge such procedure before a Mexican court; if such is the case, foreclosure would be delayed.  In addition, the pledge on the assets used in connection with the security trust requires judicial intervention, which would also result in delays.

Enforcement of Foreign Judgments in Mexico

Under Mexican law, the enforcement of a foreign judgment against the Las Ventanas al Paraiso Borrowers will require compliance with several substantive and procedural requirements.

Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences—Taxation of the REMIC Regular Certificates—Original Issue Discount” in this free writing prospectus.

Conflicts of Interest May Have an Adverse Effect on Your Certificates

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Various Certificateholders.  The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans.  During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable).  At any given time, the controlling class representative will be controlled generally by the holders of the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (as notionally reduced by any appraisal reductions allocable to such class) at least equal to 25% of the initial certificate principal balance of such class, and such holders may have interests in conflict with those of the holders of the other certificates.  In addition, during any Subordinate Control Period (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable) the controlling class representative will have the right to advise the special servicer, or will otherwise have approval rights, with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the Controlling Class, without any liability to any certificateholder.  For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds.  However, the interests of the issuing entity may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the issuing entity than would have been realized if earlier action had been taken.  In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The master servicer or the special servicer or an affiliate of either of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial Controlling Class.  In addition, under certain circumstances the master servicer or the special servicer may be entitled to purchase defaulted mortgage loans and/or REO property from the issuing entity as described in this free writing prospectus.  Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates and/or the issuing entity.  In addition, the master servicer and the special servicer will service loans other than those included in the issuing entity in the ordinary course of their business.  In these instances, the interests of the master servicer or the special servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity notwithstanding the fact that the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable.

Conflicts of Interest of the Trust Advisor.  The trust advisor will be required to review certain asset status reports and certain other information, and subject to certain conditions, meet on an annual basis during any Collective Consultation Period and any Senior Consultation Period with the special servicer.  During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.  In addition, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property, provided that with respect to any A/B whole loan or loan pair, the related B note holder or serviced companion loan holder is not the directing holder with respect to such A/B whole loan or loan pair, as applicable.  In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, all of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates.  Each of these relationships may create a conflict of interest.

Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment.  In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative (during any Subordinate Control Period and, in any event, subject to the rights of any A/B whole loan directing holder or any loan pair directing holder to the extent set forth in the related intercreditor agreement), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some of the classes of certificates.  The controlling class representative will be controlled by the Controlling Class certificateholders.  The controlling class representative may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard, the REMIC provisions, the terms of the mortgage loan documents or the related intercreditor agreement.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus, the special servicer may be removed, with or without cause, by the controlling class representative (during any Subordinate Control Period) or by the holders of 75% of the voting rights of the certificates (during any Collective Consultation Period and any Senior Consultation Period).  See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.

Each certificateholder (by its acceptance of its certificates) acknowledges and agrees that (i) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of holders of the other classes of certificates; (ii) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates may act solely in the interests of the Control Eligible Classes (or any of them); (iii) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates do not have any duties to the issuing entity or to the holders of any class of certificates; (iv) the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates may take actions that favor interests of the Control Eligible Classes (or any of them) over the interests of the holders of one or more other classes of certificates; (v) none of the controlling class representative, the Controlling Class and/or the holders of the Control Eligible Certificates shall have any liability whatsoever to the issuing entity, the other parties to the pooling and servicing agreement, the certificateholders or any other person (including any borrower under a mortgage loan) for having acted in accordance with or as permitted under the terms of the pooling and servicing agreement and this paragraph; and (vi) the certificateholders may not take any action whatsoever against the controlling class representative, the Controlling Class, any holder of a Control Eligible Certificate or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the controlling class representative, the Controlling Class, and/or the holders of the Control Eligible Certificates, as applicable, having acted in accordance with the terms of and as permitted under the pooling and servicing agreement and this paragraph.

Midland, the special servicer, is an affiliate of BlackRock Financial Management, Inc., the initial controlling class representative, the initial holder of the Control Eligible Certificates (on behalf of one or more managed accounts or funds) and a financial market publisher.

Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment.  With respect to any A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the holder of the related B note or serviced companion loan will be the initial A/B whole loan directing holder or loan pair directing holder, as applicable.  In connection with the servicing of a mortgage loan that is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, such directing holder will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to certain material servicing actions including foreclosing on and liquidating mortgaged properties.  In connection with the servicing of a mortgage loan that is part of an A/B whole loan or loan pair, the master servicer and the special servicer may, at the direction of the applicable directing holder, take actions with respect to such mortgage loan that could adversely affect the holders of some of the classes of certificates.  Unless otherwise set forth in the related intercreditor agreement, the directing holder with respect to an A/B whole loan or loan pair will not have any duties to the holders of any class of certificates.  As a result, it is possible that a directing holder may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  In addition, to the extent set forth in the related intercreditor agreement, the special servicer with respect to an A/B whole loan or loan pair may be removed with or without cause by the related directing holder.  See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Servicing of the Mortgage Loans—The Special Servicer” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder for any A/B whole loan or loan pair:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests, without regard to your interests; (iii) does not have any duties to any other person, including the holders of any class of certificates; (iv) may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

Conflicts Between Certificateholders and the Holders of Subordinate Notes or Mezzanine Notes.  Pursuant to the terms of the related co-lender or intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan without the consent of the holder of the related subordinate or mezzanine note, subject to the expiration of the subordinate or mezzanine note holder’s consent rights.  The holders of the subordinate or mezzanine notes (or their respective designees) may have interests in conflict with those of the certificateholders.  As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some of the classes of certificates.

Conflicts Between Borrowers and Property Managers.  It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between the Issuing Entity and the Mortgage Loan Sellers.  The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may also arise between the issuing entity and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates.  In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the Controlling Class, the mortgage loan seller as part of the holders of the Controlling Class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

Bank of America, National Association is a mortgage loan seller and will act as the master servicer responsible for servicing the mortgage loans.  Because it is both the master servicer and a mortgage loan seller, Bank of America, National Association may have interests that conflict with the interest of the holders of the certificates.  However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of representation or warranty or repurchase any mortgage loan.

In addition, any subordinate or pari passu indebtedness secured by the related mortgaged property, and any existing and/or future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of the affected mortgage loans or affiliates or subsidiaries thereof.  The holders of such indebtedness or mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

The mortgage loan sellers, the sponsors and their respective affiliates expect to derive ancillary benefits from this offering, and their respective incentives may not be aligned with those of purchasers of the certificates.  In particular, the mortgage loan sellers, the sponsors and their respective affiliates expect to receive compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and, accordingly, such parties may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans.  The benefits to the mortgage loan sellers, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other mortgage loans been selected.

In addition, the mortgage loan sellers originated or purchased the mortgage loans in order to securitize them by means of a transaction such as the offering of the certificates.  The mortgage loan sellers will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates.  A completed sale of the certificates to third parties would reduce the mortgage loan sellers’ and their respective affiliates’ exposure to the risk of ownership of the mortgage loans, and would effectively transfer such risk of ownership to the purchasers of the certificates.

Furthermore, the mortgage loan sellers and their affiliates may benefit from a completed sale of the certificates because the sale would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the mortgage loan sellers and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of similar assets or securities held on their balance sheet.

Conflicts of Interest of the Underwriters.  The activities of the underwriters and their respective affiliates (collectively referred to as the Underwriter Entities) may result in certain conflicts of interest.  The Underwriter Entities may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as certificateholder, including voting, providing consents or otherwise, will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell the certificates.

Certain activities and interests of the Underwriter Entities will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals.  As such, the Underwriter Entities actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

The Underwriter Entities and their respective clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments.  Any short positions will increase in value if the related securities or other instruments decrease in value.  Further, the Underwriter Entities may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the Underwriter Entities or their clients in such derivative transactions may increase in value if the certificates experience shortfalls or decrease in value.  In conducting such activities, none of the Underwriter Entities has any obligation to take into account the interests of the certificateholders or holders of B Notes or serviced companion loans or any possible effect that such activities could have on them.  The Underwriter Entities and their respective clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of B Notes or serviced companion loans.

The Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction contemplated by this free writing prospectus or in related transactions (including assisting clients in further purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue.

In addition, the Underwriter Entities, other than Bank of America, National Association, solely in its capacity as master servicer, will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trust advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trust advisor or the trustee or to direct their actions.

Furthermore, the Underwriter Entities may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the mortgage loan sellers or sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the Underwriter Entities, on the one hand, and the issuing entity, on the other hand.  Morgan Stanley & Co. LLC and its affiliates are playing several roles in this transaction.  Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley Mortgage Capital Holdings LLC, a sponsor, a mortgage loan seller and an originator.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a sponsor, a mortgage loan seller, an originator and the master servicer.

Conflicts in the Selection of the Underlying Mortgage Loans.  The anticipated initial investor in the Control Eligible Certificates was given the opportunity by the mortgage loan sellers to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of the expected repayment dates or other features of, some or all of the mortgage loans.  The mortgage pool as originally proposed by the mortgage loan sellers may have been adjusted based on some of these requests, if any were made.

We cannot assure you that you or another investor would make the same requests to modify the original pool as the anticipated initial investor or that the final pool if influenced by the anticipated initial investor’s feedback would not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates.  Because of the differing subordination levels, the anticipated initial investor has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the anticipated initial investor but that does not benefit other investors.  In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The anticipated initial investor performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  Investors are not entitled to rely on in any way the anticipated initial investor’s acceptance of a mortgage loan.  The anticipated initial investor’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The anticipated initial investor in the Control Eligible Certificates or its designee is expected to constitute the initial controlling class representative.  The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Because the incentives and actions of that anticipated initial investor may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of an A/B Whole Loan or Loan Pair.  With respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the holder of the related B note or serviced companion loan will be entitled, under certain circumstances, to remove the special servicer under the pooling and servicing agreement for the A/B whole loan or loan pair and appoint a successor special servicer for the A/B whole loan or loan pair.  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the majority certificateholder of the Controlling Class, the holder of the related B note or serviced companion loan or other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Conflicts.  The special servicer (or any prospective replacement special servicer) may enter into one or more arrangements with the controlling class representative, a Controlling Class certificateholder, a B note holder, a serviced companion loan holder and/or other persons or certificateholders who have the right to remove the special servicer (but may not enter into such arrangements with the trust advisor or any affiliate thereof), to provide for a discount and/or revenue sharing with respect to certain special servicer compensation in consideration of or as a condition of, among other things, the special servicer’s appointment or replacement as special servicer under the pooling and servicing agreement and, with respect to any A/B whole loan or loan pair, under the related intercreditor agreement.  The controlling class representative, a Controlling Class certificateholder, a B note holder, a serviced companion loan holder and/or other persons or certificateholders who have the right to remove the special servicer, may further consider any such economic arrangements with the special servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of the certificateholders or any group of certificateholders.  A primary servicer or the master servicer may enter into an agreement with a mortgage loan seller or sponsor to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the primary servicer or master servicer with respect to such mortgage loans.  A mortgage loan seller, sponsor or directing holder may consider the economic arrangement with the servicer in entering into any decision to appoint such servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller’s representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan; provided, that with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, which was co-originated by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association, each of such mortgage loan sellers will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the issuing entity.  Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us and, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, only the portion of such mortgage loan sold to us by the related mortgage loan seller.  There can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution and neither we nor any of our affiliates (except, in certain circumstances, for Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, it is also possible that under certain circumstances only one of Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.  The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates.  They do not relieve you or the issuing entity of the risk of defaults and losses on the mortgage loans.  In addition, any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the trust to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

Your Lack of Control Over the Issuing Entity Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

During any Subordinate Control Period, the controlling class representative will have the right to replace the special servicer with or without cause.  During any Collective Consultation Period and any Senior Consultation Period, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within one hundred eighty (180) days of the initial request for that vote the holders of at least 75% of the voting rights of the certificates, vote affirmatively to so replace.  Notwithstanding the foregoing, in the case of an A/B whole loan or loan pair, for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair, and to the extent set forth in the related intercreditor agreement, only the holder of such B note or serviced companion loan, as applicable, may replace the special servicer for such A/B whole loan or loan pair, as applicable, without cause.  See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

In addition, during any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have certain consent and/or consultation rights under the pooling and servicing agreement, as described in this free writing prospectus (and, with respect to any A/B whole loan or loan pair, solely to the extent set forth in the related intercreditor agreement and subject to the rights of the related directing holder).  See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

In addition, although there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during any Subordinate Control Period.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders.  You should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity.  In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the trust advisor only, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Rights of the Trust Advisor, the Controlling Class Representative and Any Directing Holder Could Adversely Affect Your Investment

During any Subordinate Control Period, in connection with certain material servicing actions with respect to the mortgage loans (other than with respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement and for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair), the special servicer generally will be required to obtain the consent of the controlling class representative.  During any Collective Consultation Period and any Senior Consultation Period, the special servicer generally will be required to consult the trust advisor and, only during any Collective Consultation Period, the controlling class representative, in each case on a non-binding basis, in connection with certain material decisions with respect to the mortgage loans (other than with respect to an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement).  These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “—The Trust Advisor” in this free writing prospectus for a list of actions and decisions requiring consultation with the trust advisor and consultation with or the consent of the controlling class representative.  As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of certificates.

See “—Conflicts of Interest May Have an Adverse Effect on Your Certificates—Conflicts of Interest of the Trust Advisor” and “—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” for a discussion of certain conflicts of interest of the controlling class representative and the trust advisor.

Reimbursement of Trust Advisor Expenses Could Reduce Payments on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E Certificates

As described elsewhere in this free writing prospectus, in general, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class X-A or Class X-B Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier sequential designation.  However, the Control Eligible Certificates will not provide subordination to the more senior classes of certificates in the event of losses incurred by the issuing entity due to reimbursement of trust advisor expenses (other than the trust advisor fee).  Therefore, amounts that might otherwise be distributable in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E Certificates may be used to reimburse trust advisor expenses in full without any corresponding reduction to amounts payable to the Control Eligible Certificates.  See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates,” “Description of Certificates—Distributions—Allocation of Trust Advisor Expenses,” “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” and “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

Prepayments May Reduce The Yield On Your Certificates

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation, or purchases by a mezzanine holder, a B note holder or a serviced companion loan holder pursuant to a purchase option.  In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

The yield on each class of certificates with a pass-through rate limited by, equal to or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates.  The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates.  Conversely, delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly the order in which principal payments are made on the respective classes of certificates with certificate principal balances.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or, if permitted, generally require the payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be.  Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments.  We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer or special servicer to enforce the related provisions;

●	the failure to meet certain requirements for the release of escrows/reserves that result in a prepayment;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Variability in the Amounts and Enforcement of Yield Maintenance Charges and Prepayment Premiums May Affect the Yield to Maturity on Your Certificates

Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred and is continuing or (ii) in connection with the resolution of a specially serviced mortgage loan.  In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the issuing entity, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable.  Further, the holder of the related B note or serviced companion loan in an A/B whole loan or loan pair will or, in the case of a mortgage loan with a corresponding mezzanine loan, the related mezzanine lender may, have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or premium charges.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.  Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will not occur; (iii) courts will not hold certain prepayment penalties under the mortgage loans unenforceable; or (iv) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges.  This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment.  Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this free writing prospectus.

See Appendix I to this free writing prospectus for a description of the various prepayment provisions.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this free writing prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix I to this free writing prospectus.  In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which in some cases does not include a prepayment premium or yield maintenance charge on all or a portion of such payment.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions.  In addition, certain of the mortgage loans permit the related borrower to substitute collateral under certain circumstances.

Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate on the mortgage loans may be adversely affected by disproportionate prepayments and other unscheduled payments on the mortgage loans, including prepayments in connection with releases of collateral.  See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” and Appendix I to this free writing prospectus for further details regarding the various release provisions.

The Yield on Your Certificate Will Be Affected By the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on Your Certificate

The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate principal balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

●	the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this free writing prospectus;

●	the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

●
the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

In addition, any change in the weighted average life of a certificate may adversely affect yield.  Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates.  Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

You Bear The Risk of Borrower Defaults

The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of your certificates:

●	the aggregate amount of distributions on them;

●	their yields to maturity;

●	their rates of principal payments; and

●	their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be generally subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.  See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above.

If losses on the mortgage loans exceed the aggregate certificate principal balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate principal balance of such class.

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain scenarios, such yield could be negative.  In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the certificates for the current month.

Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder

In connection with the making of any material decisions or the taking of any material actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair, or the taking of certain specified actions that would constitute major decisions with respect to the servicing of such mortgage loan, the special servicer will, to the extent set forth in the related intercreditor agreement, be required to obtain the consent of the related directing holder.  These actions and decisions may include, among others, certain modifications to such mortgage loan, including modifications, foreclosure or comparable conversion of the related mortgaged properties, sales of such mortgage loan or related REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses, budget approvals, escrow releases, property alterations, replacement of the property manager, debt service coverage ratio determinations and the determination, declaration or waiver of an event of default.  As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair that could adversely affect the interests of investors in one or more classes of certificates.  In addition to the foregoing consent rights, a directing holder may have the right to (i) replace the special servicer with respect to the related A/B whole loan or loan pair at any time with or without cause and/or (ii) exercise a right to cure defaults and/or purchase the related mortgage loan after the mortgage loan becomes a defaulted mortgage loan.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” for a more complete list of actions and decisions with respect to the A/B whole loans and loan pairs requiring the consent of the related directing holder and a description of the rights of the related directing holder.

Any sale of a mortgage loan that is part of an A/B whole loan or loan pair by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the related B note or serviced companion loan.  The attendant constraints on a prospective purchaser’s ability to control the servicing or special servicing, including the workout, foreclosure or other resolution of the related A/B whole loan or loan pair, may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default.  In addition, the net proceeds of any such sale that does occur may be substantially less than would have been realized if the mortgage loan were not part of an A/B whole loan or loan pair.

Interest on Advances and Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payments on Your Certificates

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, if applicable, will be entitled to receive interest at the “prime rate,” as published in the Wall Street Journal, on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  No advance interest will accrue during the grace period, if any, for the related mortgage loan.  This interest may be offset in part by default interest, late payment charges and excess liquidation proceeds paid by the borrower in connection with the mortgage loan or by certain other amounts.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities.  The right to receive reimbursement for an advance with interest on such advance or special servicing compensation is senior to the rights of certificateholders to receive distributions on the certificates.  The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on your certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the mortgage loan sellers or sponsors, the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, any affiliate of any of the foregoing, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates would receive if all principal and interest payments were made on the mortgage loans.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the insolvency of a mortgage loan seller, a sponsor or the depositor, or a receivership or conservatorship of Morgan Stanley or Bank of America Corporation, it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged.  Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  If such challenge were successful, delays or reductions in payments on your certificates could occur.  Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.  As a result, the FDIC, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale.  If such party’s challenge were successful, payments on the certificates would be reduced or delayed.  Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of mortgage loans by Bank of America, National Association in connection with this offering is not expected to qualify for the securitization safe harbor (referred to herein as the FDIC Safe Harbor) adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6 (referred to herein as the Rule)).  We cannot assure you that the FDIC, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claims.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws.  If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”  If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (OLA) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the current (and then-acting) general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company prior to the end of the applicable transition period to be set forth in future regulations of the FDIC, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The general counsel indicated he would recommend to the Board of Directors of the FDIC that such regulations set forth a transition period of at least 90 days.  If, however, the FDIC were to disregard or differently interpret the FDIC general counsel’s opinion, delays or reductions in payments on the certificates could occur.

Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates

The mortgage-backed securities market has recently experienced disruptions resulting from reduced investor demand and increased yield requirements for those securities.  As a result, the secondary market for mortgage-backed securities experienced extremely limited liquidity.  These conditions may continue or worsen.  Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.  See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

In addition to the lack of liquidity due to market disruptions, there is currently no secondary market for your certificates and your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association in the United States of America.  Although the depositor intends to apply to the Irish Stock Exchange for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates to be admitted to the Official List and to trading on its Global Exchange Market, there is no assurance that such listing will be obtained or maintained.  While we have been advised by each underwriter that it currently intends to make a market in the certificates, none of the underwriters is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.  Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the recent past been volatile and offered very limited liquidity.

In addition, you will generally have no redemption rights, and the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus.  See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

The liquidity of the certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment.  For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA), no class of certificates will constitute “mortgage related securities.”  See “Legal Investment” in this free writing prospectus.

In addition, the existence of any right of first refusal or purchase option in favor of any directing holder with respect to a mortgage loan (or related property) that is part of an A/B whole loan or loan pair, or any right of first refusal or purchase option in favor of any third party with respect to any other mortgage loan (or related property) could impede or otherwise adversely affect the ability of the special servicer to sell any such defaulted mortgage loan or the related REO property in a market bidding process, or to obtain competitive bids with respect thereto.  In the event a lower price is obtained then would otherwise have been obtained without the existence of the right of first refusal or purchase option, the resulting loss could adversely affect payments on your certificates.

Weighted Average Coupon Rate Entails Risks Which May Adversely Affect Payments on Your Certificates

The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative fee rate, which is calculated based upon the respective principal balances of the mortgage loans.  Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate.  This weighted average rate is further described in this free writing prospectus under the definition of “Weighted Average Net Mortgage Rate” in “Description of the Offered Certificates—Pass-Through Rates.”  Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans.  Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of your certificates.  See also, “—Special Yield Considerations” in this free writing prospectus.

In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates.  For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates.  The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates.  These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements.  Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency

The ratings assigned to the offered certificates by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding certificate principal balance of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates was determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain Adverse Changes May Affect the Ratings of the Offered Certificates

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  Changes affecting the mortgaged properties, the mortgage loan sellers or sponsors, the trustee, the certificate administrator, the master servicer, the special servicer, the trust advisor or another person may have an adverse effect on the ratings of the offered certificates, and thus on the market value of the offered certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan.  See “Ratings” in this free writing prospectus.

In addition, any ratings downgrade of any class of offered certificate by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Unsolicited Ratings and the Selection and Qualification of Rating Agencies Rating the Offered Certificates May Impact the Value of the Offered Certificates

Other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc.  The issuance of unsolicited ratings on one or more classes of the offered certificates that are different from the ratings assigned by DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc. may impact the liquidity and market value of that class of offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.  Based on preliminary feedback from those six (6) rating agencies at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates and not Fitch, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business due in part to those agencies’ initial subordination levels for the various classes of offered certificates.  Had the depositor selected Fitch, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business to rate the offered certificates, we cannot assure you as to the ratings that Fitch, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business would have ultimately assigned to the offered certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that one or more of DBRS, Inc., Kroll Bond Rating Agency, Inc. or Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may also have an adverse effect on the liquidity and market value of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of notice to, or receipt of a no downgrade confirmation from, a rating agency, the pooling and servicing agreement will require delivery of notice to, or receipt of a no downgrade confirmation from, only DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

The Mortgage Loans Have Not Been Re-Underwritten By Us

We have not re-underwritten the mortgage loans.  Instead, we have relied on the representations and warranties made by the applicable mortgage loan seller, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders with respect to the affected mortgage loan.  Those representations and warranties are limited (see “Description of the Mortgage Pool—Representations and Warranties” in, and Appendix V to, this free writing prospectus) and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the mortgage loan sellers have not made representations and warranties that they know to be untrue (subject to the exceptions described in Appendix VI to this free writing prospectus).  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the mortgage loans not covered by representations or warranties or may have revealed inaccuracies in the representations and warranties given by the mortgage loan sellers.  In addition, there can be no assurance that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

IRS Revenue Procedure 2009-45 has made it easier for a servicer to modify a commercial mortgage loan held by a REMIC.  In general, if a servicer reasonably believes there is a “significant risk” that a mortgage loan will default and that a modification can substantially reduce that risk, then such servicer may make the modification without jeopardizing the classification of any REMIC as a REMIC for  tax purposes and without subjecting any REMIC to a tax on prohibited transactions.  The modification may, however, affect ultimate recovery on the mortgage loan and the amount, timing and tax character of the payments due on the mortgage loan and on one or more classes of certificates.

Changes to the REMIC regulations, which were finalized in 2009, and  IRS Revenue Procedure 2010-30 have also made it easier for a servicer to modify a commercial mortgage loan held by a REMIC.  Under the changed regulations, even if a servicer allows a modification of the collateral or credit enhancement for a loan or allows a recourse loan to become a nonrecourse loan (or vice versa), the modified loan will still be a “qualified mortgage” for REMIC purposes provided the mortgage loan remains “principally secured” by real property after the modification.  Ordinarily, a mortgage loan is principally secured by an interest in real property so long as the mortgage loan has a loan-to-value ratio that does not exceed 125%.  Whether a loan remains principally secured must be proven by an appraisal or other commercially reasonable valuation method.

Revenue Procedure 2010-30 states circumstances in which the IRS will not challenge the treatment of a mortgage loan as a “qualified mortgage” for REMIC purposes on the grounds that the mortgage loan is not principally secured by an interest in real property, following a release of liens on some or all of the real property securing the mortgage loan.  Under REMIC regulations, a mortgage loan must continue to be “principally secured by an interest in real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by an interest in real property.  If the value of the real property securing a mortgage loan declines, complying with the rules of Revenue Procedure 2010-30 may restrict a servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would  have a loan-to-value ratio greater than  125%.

The changed regulations and revenue procedures could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential change to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the certificates (other than the Class R Certificates) may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event.  The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax and, in the case of the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, Mexican income tax consequences of the acquisition, ownership and disposition of the certificates.  State, local and Mexican income tax laws may differ substantially from the federal income tax laws of the United States, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction and/or may attempt to impose penalties for failure to file such returns, and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the underwriters, the sponsor, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

The Market Value of the Certificates May Be Adversely Affected By Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of Commercial Mortgage-Backed Securities Generally

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the certificates as a result of an equal but opposite movement in interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  In addition, financial reform legislation that has been enacted in the United States could adversely affect the availability of credit for commercial real estate.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties;

●
investors’ perceptions regarding credit, liquidity and the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source.  The limited nature of the available information in respect of the certificates may adversely affect their liquidity, even if a secondary market for the certificates does develop.

Book-Entry Registration

The offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●
your ability to pledge your certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of your certificates, may be limited due to lack of a physical security representing those certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to The Depository Trust Company and The Depository Trust Company will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through The Depository Trust Company’s participating organizations.

Restrictions on Transfer; Limited Liquidity; Absence of Secondary Market

Article 122a of European Union Directive 2006/48/EC (as implemented by the Member States of the EEA) (CRD) applies, in general, to securitizations issued after December 31, 2010.  Article 122a restricts an EEA regulated credit institution and consolidated group affiliates thereof (an Affected Investor) from investing in a securitization (as defined by the CRD) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant Affected Investor.

Neither the mortgage loan sellers nor any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by Affected Investors for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.  Affected Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Shari’ah Compliant Loans

With respect to one (1) mortgaged property, identified as Galderma Laboratories on Appendix I to this free writing prospectus, securing a mortgage loan representing approximately 0.9%, of the initial pool balance, such mortgage loan is structured to comply with Islamic law (Shari’ah). The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus, including in the appendices to this free writing prospectus.  In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in this free writing prospectus.  See “Index of Significant Terms”.

FORWARD LOOKING STATEMENTS

This free writing prospectus also contains forward looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including the risks described above in the “Risk Factors” section and elsewhere in this free writing prospectus.

TRANSACTION PARTIES

The Sponsors, Mortgage Loan Sellers and Originators

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and is one of the mortgage loan sellers.  MSMCH  is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007.  MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE:  MS).  Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.  MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.  MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale.  MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations.  Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its commercial mortgage loan securitizations.  MSMCH originated or purchased all of the mortgage loans it is selling to the depositor.

MSMCH’s Commercial Mortgage Securitization Program

MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.  As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity.  In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions.  MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller.  MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated.  Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations.  MSMCH also originates subordinate and mezzanine debt which is generally not securitized.  The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the five years ending on December 31, 2011.

Period	Total MSMCH Mortgage Loans*	Total MSMCH Mortgage Loans Securitized with Affiliated Depositor	Total MSMCH Mortgage Loans Securitized with Non-Affiliated Depositor	Total MSMCH Mortgage Loans Securitized
	(Approximate Amounts in Billions of $)
Year ending December 31, 2011	4.7	2.9	0.0	2.9
Year ending December 31, 2010	2.1	0.0	0.0	0.0
Year ending December 31, 2009	0.0	0.0	0.0	0.0
Year ending December 31, 2008	0.6	0.2	0.0	0.2
Year ending December 31, 2007	19.5	13.1	1.2	14.3

*  Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year.  Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans.  MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties.  The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMCH’s Underwriting Standards

Overview.  MSMCH’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting standards described below.  However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by MSMCH.  Therefore, this general description of MSMCH’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all standards set forth below.  For important information about the circumstances that have affected the underwriting of an MSMCH mortgage loan, see “—Exceptions to Underwriting Standards” below and Appendix VI to this free writing prospectus.

Process.  The credit underwriting process for each MSMCH mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of MSMCH.  This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “— Property Insurance” and “—Third Party Reports” below).  In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property.  For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although forms of leases would typically be reviewed.

A member of the MSMCH deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The MSMCH deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with MSMCH’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others.  After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements.  MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and MSMCH’s assessment of the mortgaged property’s future performance.  The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination.  The debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this free writing prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt).  It is possible that MSMCH or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.  When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  MSMCH’s underwriting guidelines generally permit a maximum amortization period of 30 years.  Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of both the interest only payments and the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  MSMCH may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, MSMCH may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all MSMCH commercial mortgage loans.

Generally, MSMCH requires escrows as follows:

●
Taxes.  An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between

100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●
Insurance.  An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12th of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●
Replacement Reserves.  Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvements and Leasing Commissions.  A reserve for tenant improvements and leasing commissions may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●
Deferred Maintenance.  A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●
Furniture, Fixtures and Equipment.  A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●
Environmental Remediation.  A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH mortgage loans, please see Appendix I to this free writing prospectus.

Zoning and Land Use.  With respect to each mortgage loan, MSMCH and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, MSMCH may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy.  Each borrower is required to provide, and MSMCH or its counsel typically will review, a title insurance policy for the related mortgaged property.  Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. MSMCH requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer.  Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the MSMCH mortgage loans, MSMCH generally considered the results of third party reports as described below.  New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●
Appraisal.  MSMCH generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by MSMCH to assess the value of the property.  Each report is reviewed by MSMCH or its designated agent.  The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods).  Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property.  Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only.

●
Environmental Report.  MSMCH generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by MSMCH.  MSMCH or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when MSMCH or the environmental consultant believes that such an analysis is warranted under the circumstances.  Upon the recommendation of the engineer conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented.  In certain cases, the Phase I or Phase II assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property.  In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●
Physical Condition Report.  MSMCH generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by MSMCH to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components.  MSMCH, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, MSMCH often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  MSMCH also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report.  See “—Escrow Requirements” above.

●
Seismic.  MSMCH generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period.  Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.  Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing.  MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires.  Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data.  In addition, MSMCH may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards.  One or more of MSMCH’s mortgage loans may vary from the specific MSMCH underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of MSMCH’s mortgage loans, MSMCH or another originator may not have applied each of the specific  underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  None of the MSMCH mortgage loans was originated with any material exceptions from MSMCH’s underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH mortgage loans is accurate in all material respects.  MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party.  The review was conducted by a deal team comprised of real estate and securitization professionals and third parties.  MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor.  The review procedures described below were employed with respect to all of the MSMCH mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  MSMCH created a database of information (the “MSMCH Securitization Database”) obtained in connection with the origination of the MSMCH mortgage loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH mortgage loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH mortgage loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation.  Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH mortgage loan information in this free writing prospectus.  These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●
comparing numerical information regarding the MSMCH mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH mortgage loans disclosed in this free writing prospectus.

Legal Review.  For each MSMCH mortgage loan originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process.  MSMCH also provided to each origination counsel the representations and warranties attached as Appendix V to this free writing prospectus and requested that origination counsel draft exceptions to such representations and warranties.  MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

For MSMCH mortgage loans purchased by MSMCH or one of its affiliates, if any, from a third party originator, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan.  With respect to each such MSMCH mortgage loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this free writing prospectus and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

In addition, with respect to each MSMCH mortgage loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  MSMCH requested that each borrower under a MSMCH mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination.  In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH mortgage loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries.  MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH mortgage loans included in the next ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix III to this free writing prospectus.

Underwriting Standards.  MSMCH also consulted with origination counsel to confirm that the MSMCH mortgage loans were originated in compliance with the origination and underwriting standards described above under “—MSMCH’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards.  See “—MSMCH’s Underwriting Standards” above.

Findings and Conclusions.  MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH mortgage loans in this free writing prospectus is accurate in all material respects.  MSMCH also found and concluded with reasonable assurance that the MSMCH mortgage loans were originated in accordance with MSMCH’s origination procedures and underwriting standards, except to the extent described above under “—MSMCH’s Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table sets forth, for the year ended December 31, 2011, the information required by Rule 15Ga-1 concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class.

Repurchases and Replacements 1 Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator2	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand3			Assets That Were Repurchased or Replaced4			Assets Pending Repurchase or Replacement (within cure period)5			Demand in Dispute6			Demand Withdrawn7			Demand Rejected8
			#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%
Morgan Stanley Dean Witter Capital I Series 2001-TOP1 (0001133471)	X	Morgan Stanley Dean Witter Mortgage Capital Inc.	15	221,328,651	19.1%	1	5,875,795	7.88%	0	-	0.00%	0	-	0.00%	1	5,875,795	7.88%	0	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	12,170,931	0.94%	0	-	0.00%	0	-	0.00%	1	12,170,931	0.94%	0	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	1.85%	0	-	0.00%	0	-	0.00%	1	81,000,000	1.85%	0	-	0.00%	0	-	0.00%
Aggregate Total			116	2,339,227,150		3	99,046,726		0	-		0	-		3	99,046,726		0	-		0	-

1
MSMCH has attempted to gather the information required by Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which it is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in its records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on MSMCH’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to MSMCH.  However, MSMCH cannot be certain that it has obtained all applicable Reportable Information because, among other things, some Demand Entities have not agreed to provide Reportable Information or may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on MSMCH).  In addition, while MSMCH requested Reportable Information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010, it is possible that this disclosure does not contain information about all investor demands upon those parties made prior to that date.

2
MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123) for registered transactions.

3	Reflects aggregate numbers for all demand activity shown in this table.

4
Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2009 to December 31, 2011.  The demand related to loans reported in this column may have been received prior to such reporting period.

5
Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans.  The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2009 to December 31, 2011.

6
Includes demands received during and prior to the reporting period from January 1, 2009 to December 31, 2011 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period.  If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

7
Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2009 to December 31, 2011.  The demand related to loans reported in this column may have been received prior to such reporting period.

8
Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2009 to December 31, 2011.  The demand related to loans reported in this column may have been received prior to such reporting period.

The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009 through December 31, 2011 was set forth in a Form ABS-15G filed by MSMCH on February 14, 2012.  The Central Index Key Number of MSMCH is 0001541557.

Bank of America, National Association

Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977.  Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes.  Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates.  Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	Year
Property Type	2007	2008	2009	2010	As of December 31, 2011
Multifamily	$5,727,705,783	$138,807,117	$143,292,782	$0	$9,700,000
Office	9,754,616,060	52,902,572	467,190,226	435,331,927	280,300,000
Retail	4,759,236,250	100,700,000	0	238,220,000	856,156,000
Industrial	513,248,639	0	0	20,000,000	270,870,000
Manufactured Housing Community	0	0	0	0	65,835,000
Self Storage	203,753,800	23,450,000	0	44,645,000	132,535,000
Lodging	7,311,318,619	1,070,108,333	15,222,390	137,850,000	581,550,000
Mixed Use	0	0	0	25,000,000	10,000,000
Total	$28,269,879,151	$1,385,968,022	$625,705,398	$901,046,927	$2,206,946,000

Bank of America is a sponsor and mortgage loan seller in this transaction.  Bank of America is also the master servicer in this transaction.  Merrill Lynch Pierce Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.  Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below.  The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators.  The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction.  However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America.  Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below.  For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Appendix VI to this free writing prospectus.

Process.  Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”).  These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness.  The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application.  Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property.  For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups.  Bank of America’s review team may also include third party due diligence providers which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third party due diligence providers’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower.  Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases.  Bank of America requires third party appraisals, as well as environmental and building condition reports.  Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards.  Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report.  The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others.  After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements.  Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance.  The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  As a result, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Appendix I hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt).  It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.  When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  Bank of America’s underwriting guidelines generally permit a maximum amortization period of 30 years.  Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Appendix I to this free writing prospectus reflect a calculation of the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●
Taxes.  An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●
Insurance.  An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12th of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●
Deferred Maintenance/Immediate Repair/Environmental Remediation.  A deferred maintenance, immediate repair or remediation reserve is required.  An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●
Tenant Improvements and Leasing Commissions.  In some cases, major tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●
Furniture, Fixtures and Equipment.  A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●
Environmental Remediation.  An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Appendix I to this free writing prospectus.

Zoning and Building Code Compliance.  Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated.  Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.  The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below.  New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●
Appraisal.  For each mortgage loan, Bank of America obtains an appraisal that utilizes one of three approaches to valuation:  a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods).  An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties.  Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Site Assessments.  Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm.  Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  An environmental site assessment will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances.  Upon the recommendation of the engineer conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●
Property Condition Assessments.  Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property.  The resulting reports may indicate deferred maintenance items and recommended capital improvements.  The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.  In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●
Seismic.  Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period.  Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing.  Bank of America currently services or contracts with third party servicers for servicing the mortgage loans that it originates or acquires.  Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data.  In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards.  The mortgage loans that Bank of America is selling to the depositor were originated in accordance with the underwriting standards set forth above.

Review of Bank of America Mortgage Loans

General.  In connection with the preparation of this free writing prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects.  Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party.  The review was conducted by a deal team comprised of real estate and securitization professionals and third parties.  Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor.  The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  Bank of America created a database of information (the “Bank of America Securitization Database”) obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation.  Morgan Stanley & Co. LLC, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this free writing prospectus.  These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●
comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this free writing prospectus.

Legal Review.  For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process.  Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Appendix V to this free writing prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties.  Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Appendix V to this free writing prospectus, revised the exceptions and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan.  With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Appendix V to this free writing prospectus and provided them to the depositor for inclusion in Appendix VI to this free writing prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates.  Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination.  In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries.  Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Appendix III to this free writing prospectus.

Underwriting Standards.  Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards.  See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this free writing prospectus is accurate in all material respects.  Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The following table sets forth, for the year ended December 31, 2011, the information required by Rule 15Ga-1 concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset in asset-backed securities of the CRE Loan asset class.  In addition, Bank of America has voluntarily provided the data for trusts with no repurchase demands during the year ended December 31, 2011, which includes the transaction name, CIK number, if a registered transaction, number of assets and principal balance of assets as of the closing date of the related transaction as set forth in the table below.  The Form ABS-15G filed for these trusts may disclose repurchase activity during the period from January 1, 2009, to December 31, 2010.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator1	Total Assets in ABS by Originator			Assets That Were Subject of Demand2			Assets That Were Repurchased or Replaced3			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute4			Demand Withdrawn5			Demand Rejected6
			#	$	%	#	$7%		#	$7%		#	$7%		#	$7%		#	$7%		#	$7%
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C38 (0001209655)	X	LaSalle Bank National Association	28	187,829,209	25.20%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C38 (0001209655)	X	CIBC Inc.	26	255,720,442	34.31%	1	0	0.00%	0	0	0.00%	0	0	0.00%	1	0	0.00%	0	0	0.00%	0	0	0.00%
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C38 (0001209655)	X	JPMorgan Chase Bank	33	301,781,700	40.49%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	Bank of America, N.A.	21	393,056,419	31.63%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	IXIS Real Estate Capital Inc.	8	128,083,453	10.31%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	Merrill Lynch Mortgage Lending, Inc.	31	438,622,029	35.30%	1	28,320,200	9.25%	0	0	0.00%	0	0	0.00%	1	28,320,200	9.25%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BPC19 (0001306753)	X	PNC Bank, National Association	34	282,887,760	22.77%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF28		LaSalle Bank National Association	490	495,531,004	100.00%	490	233,803,566	100.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	490	233,803,56610	100.00%	0	0	0.00%
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF38		LaSalle Bank National Association	438	493,443,623	100.00%	438	242,550,700	100.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	438	242,550,70010	100.00%	0	0	0.00%
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	Bank of America, N.A.	54	956,786,904	24.20%		0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	Barclays Capital Real Estate Inc.	41	683,874,867	17.30%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	General Electric Capital Corporation	68	761,549,860	19.26%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C18 (0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24%	1	26,180,740	2.30%	0	0	0.00%	0	0	0.00%	1	26,180,740	2.30%	0	0	0.00%	0	0	0.00%
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-MF58		LaSalle Bank National Association	390	488,277,330	100.00%	1	1,870,922	0.60%	0	0	0.00%	0	0	0.00%	1	1,870,922	0.60%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	LaSalle Bank, National Association	89	739,356,375	18.26%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	General Electric Capital Corporation	64	886,893,130	21.90%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	Merrill Lynch Mortgage Lending, Inc.	53	1,768,411,742	43.66%	1	3,380,000	0.19%	0	0	0.00%	0	0	0.00%	1	3,380,000	0.19%	0	0	0.00%	0	0	0.00%
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C19 (0001404613)	X	Wells Fargo Bank, N.A.	59	655,563,014	16.19%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-411 (0001413884)	X	Bank of America, N.A.	108	1,959,231,105	87.81%	0	0	0.00%	0	0	0.00%	0	0	0.00%	1	0	0.00%	0	0	0.00%	0	0	0.00%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-411 (0001413884)	X	Bridger Commercial Funding LLC	35	272,070,683	12.19%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-511 (0001420805)	X	Bank of America, N.A.	80	1,772,497,467	95.37%	1	35,959,440	2.16%	0	0	0.00%	0	0	0.00%	1	35,959,440	2.16%	0	0	0.00%	0	0	0.00%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-511 (0001420805)	X	Bridger Commercial Funding LLC	20	86,098,117	4.63%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%	0	0	0.00%

Commercial Mortgages Subtotal		2,204	15,558,820,063	934	572,065,568	0	0	0	0	7	95,711,302	928	476,354,266	0	0

Issuing Entities with No Demands for Repurchase or Replacement12
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-111 (0001012644)	X	71	322,639,635
Mortgage Capital Funding, Inc. Multifamily/ Commercial Mortgage Pass-Through Certificates, Series 1997-MC28 (0001084389)	X	181	870,577,289
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1998-211 (0001074485)	X	376	1,586,087,324
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-111 (0001080815)	X	331	1,222,145,439
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-LTL111 (0001081766)	X	128	492,491,697
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-SL11 (0001087701)	X	2,755	1,183,164,569
NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-211 (0001098973)	X	330	1,115,186,748
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-111 (0001005007)	X	159	771,922,444
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-211 (0001127444)	X	128	889,004,534
Salomon Brothers Mortgage Securities VII Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C38 (0001129365)	X	180	914,661,061
First Union Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C18 (0001162495)	X	182	1,308,278,729
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-111 (0001143582)	X	185	948,131,109

First Union Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-C38 (0001157687)	X	125	818,834,218
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-J2A8		10	1,505,581,333
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2001-PB111 (0001161962)	X	134	938,283,211
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2001-C18 (0001162603)	X	169	1,031,290,189
First Union Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-C18 (0001168012)	X	106	728,324,739
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-PB211 (0001173723)	X	118	1,124,328,641
Banc of America Structured Securities Trust Commercial Mortgage Pass-Through Certificates, Series 2002-X18		118	287,816,516
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C18 (0001179904)	X	129	816,653,033
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-2A8 (0001179031)	X	111	971,784,860
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-211 (0001186968)	X	152	1,724,285,987
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-3A8 (0001205512)	X	131	1,170,328,276
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2002-C28 (0001209192)	X	108	1,170,152,554

Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-LB2A8		90	963,760,935
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-111 (0001226627)	X	112	1,132,371,707
Wachovia Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-C48 (0001226640)	X	140	891,768,535
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C18 (0001225490)	X	134	1,188,882,058
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-LB1A8		92	846,037,514
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-CB68 (0001256074)	X	127	1,062,618,657
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-C28 (0001255859)	X	138	1,183,079,998
GFCM LLC Commercial Mortgage Pass-Through Certificates, Series 2003-18		171	822,649,204
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2003-LN18 (0001264059)	X	185	1,256,612,937
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-211 (0001270816)	X	150	1,766,981,893
Wachovia Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-C98 (0001274041)	X	118	1,149,211,695
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C18 (0001275438)	X	133	1,274,461,218

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-111 (0001283137)	X	113	1,327,183,333
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-211 (0001287026)	X	95	1,138,760,562
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C28 (0001285906)	X	119	1,376,407,096
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-MKB19 (0001287083)	X	72	979,850,322
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C28 (0001289357)	X	169	1,070,655,189
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-LB3A8		94	1,335,412,284
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-311 (0001297110)	X	94	1,289,317,990
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BBA38		21	1,512,635,685
Goldman Sachs Mortgage Securities Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-GG28 (0001298616)	X	141	2,604,402,687
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-LN28 (0001299481)	X	175	1,245,873,056
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C38 (0001296557)	X	127	1,377,964,536

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-411 (0001303846)	X	108	1,426,027,784
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-LB4A8		118	1,222,089,157
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-511 (0001309308)	X	111	1,381,629,068
Mezz Cap Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C28		81	52,399,818
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-611 (0001310851)	X	80	956,589,348
Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C58 (0001310785)	X	228	1,866,945,055
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-BA5A8		12	1,032,962,935
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C18 (0001316139)	X	127	1,674,199,523
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP18 (0001318660)	X	233	2,878,562,757
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-MKB29 (0001320550)	X	68	1,137,261,494
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-111 (0001321893)	X	136	2,398,640,942
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LP58		137	1,702,020,823

General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C28 (0001325824)	X	142	1,864,137,976
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP28 (0001328517)	X	295	2,979,460,402
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-211 (0001329453)	X	86	1,647,344,324
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-311 (0001331409)	X	108	2,235,894,350
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP311 (0001335783)	X	232	2,022,707,616
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C38 (0001335517)	X	132	2,116,111,258
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-411 (0001338265)	X	128	1,585,679,793
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP48 (0001338782)	X	184	2,677,074,880
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-511 (0001339824)	X	103	1,962,338,403
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-HQ78 (0001344184)	X	278	1,956,613,760
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C48 (0001344873)	X	166	2,398,035,315

LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-MF18		338	389,007,996
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP58 (0001345812)	X	195	4,327,019,780
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-LC19 (0001346319)	X	142	1,546,255,943
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-611 (0001345833)	X	163	2,942,152,295
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-111 (0001353932)	X	193	2,037,667,324
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C18 (0001354504)	X	145	1,608,803,744
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-HQ88 (0001354744)	X	268	2,731,231,519
JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-LDP68 (0001354045)	X	163	2,142,076,299
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006- C19 (0001360571)	X	244	2,489,838,695
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C78		156	2,447,292,353
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-BBA78		5	700,000,000
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-211 (0001364772)	X	161	2,699,084,458

JP Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-LDP78 (0001363143)	X	269	3,939,892,158
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-311 (0001368730)	X	96	1,964,746,808
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-HQ98 (0001369353)	X	211	2,601,737,893
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-411 (0001372264)	X	165	2,727,474,818
Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-C48 (0001374479)	X	360	4,273,091,953
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-511 (0001376210)	X	183	2,243,271,168
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-C58 (0001378234)	X	207	2,123,772,692
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-611 (0001380701)	X	117	2,462,208,204
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF48		374	450,901,164
Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series 2006-C88		173	3,775,704,017
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-IQ128 (0001383025)	X	269	2,730,307,529
Mezz Cap Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2006-C48		146	88,930,891
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-111 (0001389149)	X	160	3,145,214,397
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-HQ118 (0001388783)	X	171	2,417,646,575

Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-48 (0001390801)	X	380	6,640,315,279
Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-BBA88		16	1,762,390,000
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-211 (0001399449)	X	180	3,172,686,517
Goldman Sachs Mortgage Securities Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-EOP8		1	6,867,198,760
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-311 (0001404501)	X	152	3,515,654,613
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C68 (0001403924)	X	318	4,756,049,404
Mezz Cap Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C58		86	56,328,893
Commercial Mortgage Loan Trust Commercial Mortgage Pass-Through Certificates, Series 2008-LS111 (0001427687)	X	238	2,345,024,732
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2008-18 (0001437473)	X	108	1,269,690,802
Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2008- C19 (0001432961)	X	92	948,772,134
Wells Fargo Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2010-C18		32	735,870,806
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2011-C28		52	1,213,951,725
Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2011-C38 (0001528503)	X	63	1,491,988,764
Totals		2,204	15,558,820,063	934	572,065,568	0	0	0	0	7	95,711,302	928	476,354,266	0	0

1
The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2
Reflects assets subject to demands to repurchase or replace that were received during the year ended December 31, 2011.  Activity with respect to demands received during and, if applicable, prior to the year ended December 31, 2011, is reflected elsewhere in this table.  If an asset changed status during the year ended December 31, 2011, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America has attempted to gather the information required by Rule 15Ga-1 by, among other things, (i) identifying the asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which it is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in its records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported pursuant to Rule 15Ga-1 (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on Bank of America’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Bank of America.  However, Bank of America cannot be certain that it has obtained all applicable Reportable Information because, among other things, some of the Demand Entities may not have agreed to provide Reportable Information or may not have provided complete information, and some Demand Entities may be unable or unwilling to provide such requested Reportable Information without unreasonable burden or expense (or without imposing unreasonable burden or expense on Bank of America).  In addition, while Bank of America requested Reportable Information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010, it is possible that this disclosure does not contain information about all investor demands upon those parties made prior to that date.

3
Reflects assets that were repurchased or replaced during the year ended December 31, 2011.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the year ended December 31, 2011.

4	Includes assets for which any of the following situations apply as of December 31, 2011:

(a)	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2011;

(b)
The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

(c)	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the year ended December 31, 2011.

5
Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand.  Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the year ended December 31, 2011.

6
Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2011.

7
An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and December 31, 2011, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

8
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012.

9
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in the Form ABS-15G filed by Merrill Lynch Mortgage Investors, Inc. (“MLMI”) on February 14, 2012.

10	Repurchase demand by one party covered 100% of the assets in pool, which has since been withdrawn. The demand withdrawn number reflects principal balance of loans as of December 31, 2011.

11
With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012.

12
Data voluntarily provided for trusts with no repurchase demands during the year ended December 31, 2011, includes the transaction name, CIK number, if a registered transaction, number of assets and principal balance of assets as of the closing date of the related transaction.  The Form ABS-15G filed for these trusts may disclose repurchase activity during the period from January 1, 2009, to December 31, 2010.

The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009, through December 31, 2011, was set forth in (i) the Form ABS-15G filed by Bank of America on February 14, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor but in which none of BAMLCM, Banc of America Merrill Lynch Large Loan Inc. (“BAMLL”) or MLMI was the depositor, (ii) the Form ABS-15G filed by BAMLCM on February 14, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLCM was the depositor, (iii) the Form ABS-15G filed by BAMLL on February 14, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and BAMLL was the depositor, and (iv) the Form ABS-15G filed by MLMI on February 14, 2012, if the information related to asset-backed securities in the CRE Loan asset class in which Bank of America was a sponsor and MLMI was the depositor.  The Central Index Key Number of Bank of America is 0001102113.  The Central Index Key Number of BAMLCM is 0001005007.  The Central Index Key Number of BAMLL is 0001535434.  The Central Index Key Number of MLMI is 0000809940.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985.  Our principal executive offices are located at 1585 Broadway, 37th Floor, New York, New York 10036.  Our telephone number is (212) 761-4000.  The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions.  During the period commencing January 1, 2000 and terminating December 31, 2011, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of approximately $76,383,058,477.  Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers.  The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor will have minimal ongoing duties with respect to the Offered Certificates and the mortgage loans.  These duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the Certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity.  The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity with respect to the Offered Certificates will be Morgan Stanley Capital I Trust 2012-C4 (the “Issuing Entity”).  The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Issuing Entity, but only to the extent the advancing party deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as described in this free writing prospectus under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.”  The Issuing Entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer, the trust advisor and the special servicer.  A discussion of the duties of the trustee, the certificate administrator, the master servicer, the trust advisor and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties,” “—The Trustee, Custodian and Certificate Administrator,” “—The Master Servicer,” “—The Trust Advisor,” “—The Special Servicer” and “Servicing of the Mortgage Loans.”

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the master servicer, the trust advisor and the special servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the depositor, the trustee, the certificate administrator, the master servicer, the trust advisor and the special servicer.

The depositor is contributing the mortgage loans to the Issuing Entity.  The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”

The depositor has been formed for the purpose of acting as a depositor in asset backed securities transactions.  In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity, certain legal opinions are required.  To the extent relating to an entity subject to Title 11 of the United States Code (the “Bankruptcy Code”), those opinions are generally to the effect that:

(1)           if such mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the depositor’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

(2)           if the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the related mortgage loans by the depositor to the Issuing Entity (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Issuing Entity secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the Issuing Entity’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Issuing Entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans.  See “Risk Factors—The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Issuing Entity’s Ownership Of The Mortgage Loans.”

The Trustee, Custodian and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, custodian, and certificate administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion  in assets and 270,000 employees as of September 30, 2011, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsors, the master servicer, the special servicer, the trust advisor and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of December 31, 2011, Wells Fargo Bank was acting as trustee on approximately 276 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $203 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2011, Wells Fargo Bank was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2011, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2011 Wells Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Assessment relates consisted, in part, of (i) approximately 2052 RMBS transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 CMBS transactions with over 3,000 payment/reporting cycles.  The errors that contributed to the material instances of noncompliance described on the 2011 Wells Assessment occurred on certain RMBS and CMBS transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the RMBS payment/reporting cycles and approximately 0.2% of the CMBS payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the RMBS payment/reporting cycles and approximately 0.4% of the CMBS payment/reporting cycles.  The 2011 Wells Assessment discusses certain payment and reporting errors that occurred on RMBS transactions containing multi-group features, which are a subset of the errors impacting RMBS payment/reporting cycles described above.

The 2011 Wells Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The information set forth in this subheading “—The Trustee, Custodian and Certificate Administrator” concerning Wells Fargo Bank has been provided by Wells Fargo Bank.

The Trust Advisor

Pacific Life Insurance Company (“Pacific Life”) will act as the trust advisor under the Pooling and Servicing Agreement.  See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.  The principal offices of Pacific Life are located at 700 Newport Center Drive, Newport Beach, California 92660.

Pacific Life, specifically its real estate division, is involved in the real estate investment, finance and management business and engages principally in loan servicing and asset management for Pacific Life’s commercial mortgage loan portfolio and other investments, loan servicing and asset management for a variety of third party clients, including CMBS securitized portfolios and commercial loan origination and CMBS and REIT investments.

Pacific Life is approved as a commercial mortgage loan servicer by S&P and Fitch.  Pacific Life is rated “CPS1,” “CMS2+” and “CSS2” as primary servicer, master servicer and special servicer, respectively, by Fitch and “STRONG” as a primary servicer and “ABOVE AVERAGE” as both master servicer and special servicer by S&P.

Pacific Life has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Pacific Life’s servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities.  Policies and procedures are reviewed annually and centrally managed.  Furthermore Pacific Life’s disaster recovery plan is reviewed annually.

Pacific Life has been engaged in the servicing of loans for third party clients since the 1970s and CMBS transactions since 1985.  In addition to servicing loans for third parties, Pacific Life also services loans held in its own investment portfolio.

As of December 31, 2011, Pacific Life serviced approximately 810 commercial mortgage loans with a principal balance of approximately $17.3 billion.  Approximately 525 of such loans, with a total principal balance of approximately $8.9 billion, pertain to CMBS securitizations (including operating or operating advisor transactions of approximately $6.6 billion and 225 loans).

The table below sets forth information about the commercial mortgage loans in CMBS transactions for which Pacific Life has acted as a master servicer, primary servicer or special servicer and non-securitized portfolios (including servicing its own commercial loan portfolio) from 2009 to 2011.

	Calendar Year-End
Portfolio Growth – All Serviced Loans	2009	2010	2011

Master Servicer/Primary Servicer	$9.3 billion	$8.8 billion	$10.0 billion
Named Special Servicer	$9.1 billion	$9.2 billion	$10.6 billion

The table below contains information on the CMBS transactions for which Pacific Life has acted as a trust or operating advisor from 2009 to 2011.

	Calendar Year-End
	2009	2010	2011

Operating/Trust Advisor	N/A	$1.7 billion	$6.6 billion

Pacific Life is not an affiliate of the depositor, the issuing entity, the master servicer, the special servicer, the trustee, the custodian, the certificate administrator, the sponsors or the originators.

No securitization transaction involving commercial mortgage loans in which Pacific Life was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Pacific Life as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Pacific Life’s failure  to comply with applicable servicing criteria in connection with any securitization transaction.  Pacific Life has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Pacific Life in securitization transactions.

From time to time Pacific Life may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pacific Life or of which any of its property is the subject, that would have a material adverse effect on Pacific Life’s business or its ability to serve as trust advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

The information set forth in this subheading “—The Trust Advisor” concerning Pacific Life has been provided by Pacific Life.  References to Pacific Life herein specifically refer to the commercial servicing operation within Pacific Life Insurance Co.’s real estate division.

The Master Servicer

Bank of America, National Association (“Bank of America”) will act as the master servicer for the mortgage loans.  Bank of America has been servicing commercial mortgage loans through its capital markets servicing group in excess of sixteen years.

Bank of America’s principal servicing offices are located at NC1-026-06-01, Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255.

The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

Commercial Mortgage Loans	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011

By Number	9,476	10,528	9,958	10,280	9,851
By Aggregate Unpaid Principal Balance	$125,378,446,000	$135,534,500,000	$132,764,400,000	$127,494,000,000	$115,597,581,997

As of December 31, 2011, Bank of America’s portfolio consisted of 9,851 commercial mortgage loans with an unpaid principal balance of approximately $115,597,581,997, of which 4,345 commercial mortgage loans with an unpaid principal balance of approximately $70,434,882,460 were related to commercial mortgage-backed securities.

With respect to the collections on the related pool of mortgage loans or the related assets, in accordance with the related pooling and servicing agreement, Bank of America will establish a segregated custodial account.

As required by most pooling and servicing agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability.  A servicer will advance funds as an advance if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month.  Servicers will make servicing advances or property protection advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer’s determination as to whether the advance would be ultimately recoverable.  Upon a determination of non-recoverability, the servicer’s advances are repaid first from certain funds available in the collection account.

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry.  This platform allows Bank of America to process mortgage servicing activities including but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan.  In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility.  The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans.  Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or investor requirements, such as updates issued by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.  Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries.  Bank of America may engage third-party vendors to provide technology or process efficiencies.  Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the Office of the Comptroller of the Currency.  Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing.  Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering subservicing on certain loans.

Loans are serviced in accordance with the related loan agreements, mortgage documents, pooling and servicing agreements, intercreditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee.  On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault.  Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage file.

Property Damage.  When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition.  These actions include depositing the insurance proceeds and funding the restoration of the property as would be done for a construction loan.  Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.  Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.  The vendor provides a feed to the Bank of America’s loan servicing system to provide updated information.

The information set forth in this subheading “—The Master Servicer” concerning Bank of America has been provided by Bank of America.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be the special servicer.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P, Fitch and Morningstar.  For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans.  The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans.  Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.  Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2011, Midland was servicing approximately 28,242 commercial and multifamily mortgage loans with a principal balance of approximately $267 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 12,556 of such loans, with a total principal balance of approximately $130 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income producing properties.  As of December 31, 2011, Midland was named the special servicer in approximately 140 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $75 billion.  With respect to such transactions as of such date, Midland was administering approximately 332 assets with an outstanding principal balance of approximately $4.2 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011

CMBS	$145	$136	$130
Other	$130	$133	$137

Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2009 to 2011.

	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011

Total	$101	$63	$75

Midland may enter into one or more arrangements with a Directing Holder, Holders of Certificates of the Controlling Class, the Controlling Class Representative, holders of B Notes or Serviced Companion Loans or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the Pooling and Servicing Agreement and any related Intercreditor Agreement and limitations on such person’s right to replace the special servicer.

The information set forth in this subheading “—The Special Servicer” concerning Midland has been provided by Midland.

Affiliations and Certain Relationships

The depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, an originator and sponsor, and Morgan Stanley & Co. LLC, one of the underwriters.  Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the master servicer, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.  Midland Loan Services, the special servicer, is an affiliate of BlackRock Financial Management, Inc., the initial controlling class representative, the initial Holder of the Control Eligible Certificates (on behalf of one or more managed accounts or funds) and a financial market publisher.  Wells Fargo Bank, National Association, the trustee, is also the certificate administrator and the custodian.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Conflicts of Interest May Have an Adverse Effect on Your Certificates—Other Conflicts” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Commercial Mortgage Pass-Through Certificates, Series 2012-C4 (collectively, the “Certificates”), will be issued on the Closing Date pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the depositor, the master servicer, the special servicer, the certificate administrator, the trust advisor and the trustee.

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

●
the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of Principal Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

●	any mortgaged property (or interest therein) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

●	a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

●
certain rights of the depositor under, or assigned to the depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

The Certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The Certificates will consist of various classes (each, a “Class” ), to be designated as:

●	the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the “Class A Senior Certificates”) and the Class A-S Certificates;

●
the Class X-A and the Class X-B Certificates (collectively, the “Class X Certificates” or the “Interest Only Certificates,” and, together with the Class A Senior Certificates, the “Senior Certificates”);

●
the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates (collectively with the Class A-S Certificates, the “Subordinate Certificates”; and the Subordinate Certificates together with the Class A Senior Certificates, the “Principal Balance Certificates”); and

●	the Class R Certificates (together with the Class X Certificates and the Subordinate Certificates (other than the Class A-S Certificates), the “Privately Offered Certificates”).

Only the Class A Senior Certificates and the Class A-S Certificates (collectively, the “Offered Certificates”) are being offered pursuant to this free writing prospectus.  The Privately Offered Certificates will be offered pursuant to a private placement memorandum (the “Private Placement Memorandum”) dated the date hereof.

“Scheduled Payment” means, in general, for any mortgage loan, B Note or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Due Date” means the date upon which the related Scheduled Payments are due under the terms of the related mortgage loan, B Note or Serviced Companion Loan.

The Offered Certificates will be issued in denominations of $25,000 and in any whole dollar denomination in excess of that amount.

Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”).  We have been informed by DTC that DTC’s nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the attached prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references herein to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures.  Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants.  See “Description Of The Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking société anonyme (“Clearstream”) or the Euroclear system (“Euroclear”), in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

“Certificate Owner” means the beneficial owner of an Offered Certificate.

“Participants” means participating organizations of DTC, together with Clearstream and Euroclear participating organizations.

Certificate Principal Balances

Upon initial issuance, the Offered Certificates will have the following aggregate Certificate Principal Balances, and in each case, the Certificate Principal Balance may vary by up to 5%:
Class	Approximate Initial Certificate Principal Balance	Approximate Percent of Certificates	Ratings (DBRS/KBRA/Moody’s)	Approximate Credit Support
Class A-1	$65,086,000	5.92%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-2	$244,709,000	22.27%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-3	$75,630,000	6.88%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-4	$383,661,000	34.92%	AAA(sf)/AAA(sf)/Aaa(sf)	30.000%
Class A-S	$111,243,000	10.13%	AAA(sf)/AAA(sf)/Aaa(sf)	19.875%

The percentages indicated under the column “Approximate Credit Support” with respect to the Offered Certificates represent the approximate credit support for the Offered Certificates in the aggregate.  See “Ratings” in this free writing prospectus.

Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance.  Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial Certificate Principal Balance of each class of Principal Balance Certificates and the initial Notional Amount of each class of Class X Certificates and to the other statistical data contained in this free writing prospectus.

The initial Certificate Principal Balance of each Principal Balance Certificate will be presented on the face of the certificate.  The “Certificate Principal Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its Holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the Issuing Entity.  On each Distribution Date, the Certificate Principal Balance of each class of Principal Balance Certificates will be reduced by (i) any distributions of principal actually made on such Certificates, (ii) any Collateral Support Deficit allocated to such Certificates, and (iii) with respect to the Principal Balance Certificates that are not Control Eligible Certificates, any Excess Trust Advisor Expenses allocated to that class of Certificates on that Distribution Date.  On each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of each class of Principal Balance Certificates will be increased by the amount of any recoveries of Nonrecoverable Advances for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below.  In addition, on each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of each class of Principal Balance Certificates (other than any Control Eligible Certificates) will be increased by the amount of any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the amount of any reduction to the Certificate Principal Balance of any such class as a result of such payment of Trust Advisor Expenses; provided any such increase will be allocated to increase any Certificate Principal Balances of such classes of Principal Balance Certificates in sequential order (beginning with the most senior affected class of Principal Balance Certificates).  The recoveries of Nonrecoverable Advances and Trust Advisor Expenses referred to in the prior two sentences will result in an increase in the Principal Distribution Amount for the current Distribution Date.

The Interest Only Certificates will not have Certificate Principal Balances.  Those classes of Certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional amount (a “Notional Amount”).

The Notional Amount of the Class X-A Certificates will, for purposes of distributions on each Distribution Date, be equal to the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates outstanding immediately prior to such Distribution Date.  The Notional Amount of the Class X-B Certificates will, for purposes of distributions on each Distribution Date, be equal to the aggregate of the Certificate Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding immediately prior to such Distribution Date.

Accordingly, the respective Notional Amounts of the Class X-A and Class X-B Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Collateral Support Deficit and Excess Trust Advisor Expenses actually allocated to, the Certificate Principal Balance of the related classes of Principal Balance Certificates.  The Notional Amounts of the respective classes of the Class X Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and do not represent the right to receive any distributions of principal.

The Class R Certificates will not have Certificate Principal Balances or Notional Amounts.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of Certificates (other than the Class R Certificates) accrues interest.  The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover to this free writing prospectus.

The Pass-Through Rate with respect to any class of Principal Balance Certificates, including the Offered Certificates, for any Distribution Date will be equal to one of (i) a fixed per annum rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate for that Distribution Date and (iii) a rate equal to the Weighted Average Net Mortgage Rate for that Distribution Date less a specified percentage, which percentage may be zero.

The Pass-Through Rate with respect to the Class X-A Certificates for any Distribution Date will equal the weighted average of the applicable Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates for any Distribution Date will equal the weighted average of the applicable Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such Classes immediately prior to such Distribution Date).

The applicable “Class X Strip Rate” for each class of Principal Balance Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.  Under no circumstances will any Class X Strip Rate be less than zero.

“Weighted Average Net Mortgage Rate” or “WAC” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Stated Principal Balances, as of the close of business on the preceding Distribution Date.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any rate increase occurring in connection with a continuing default or after an Anticipated Repayment Date) minus the related Administrative Fee Rate; provided that, for purposes of calculating the Pass-Through Rate for any class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date.  In addition, because the REMIC Regular Certificates accrue interest on the basis of a 360-day year consisting of twelve (12) 30-day months, when calculating the Pass-Through Rate for each class of REMIC Regular Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest, Excess Interest and related Master Servicing Fees, Certificate Administrator Fees and Trust Advisor Fees).  However, with respect to each Non-30/360 Loan:

●
the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year and commencing in 2013) and February of each year (commencing in 2013) will be adjusted to take into account the applicable one day’s interest included in the Interest Reserve Amount; and

●
the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January, if applicable, and February.

The Administrative Fee Rate for each mortgage loan is presented in Appendix I to this free writing prospectus.  The “Administrative Fee Rate” will equal the sum of the related Master Servicing Fee Rate, the Trust Advisor Fee Rate and the Certificate Administrator Fee Rate for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix I to this free writing prospectus.  The Administrative Fee Rate will be payable on the unpaid principal balance of each mortgage loan outstanding from time to time.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Interest Accrual Period” means, with respect to each Distribution Date, for each class of REMIC Regular Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Stated Principal Balance” of any mortgage loan will generally equal its unpaid principal balance as of the Cut-off Date or, in the case of a Qualifying Substitute Mortgage Loan, as of the date of substitution (less any scheduled principal amortization occurring during or prior to March 2012 or the month of substitution, as applicable), reduced, to not less than zero, on each subsequent Distribution Date by:

●
any payments or other collections of principal on such mortgage loan that have been collected or received during the related Collection Period, other than any Scheduled Payments due in any subsequent Collection Period and other than any late collections of principal for which an Advance was previously made;

●	any Advance of principal made in respect of such mortgage loan for the subject Distribution Date; and

●	the principal portion of any realized loss incurred in respect of such mortgage loan during the related Collection Period.

An “REO Mortgage Loan” is any mortgage loan as to which the related mortgaged property has become an REO Property.

An “REO B Note” is any B Note as to which the related mortgaged property has become an REO Property.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related mortgaged property has become an REO Property.

Accounts

Pursuant to the Pooling and Servicing Agreement, the following accounts are required to be established:

●	the Collection Account;

●	the Distribution Account;

●	the Interest Reserve Account;

●	the Excess Liquidation Proceeds Account;

●	the TA Unused Fees Account; and

●	the REO Account.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Collection Account”) as described in the Pooling and Servicing Agreement.  The Collection Account may be maintained with the master servicer, special servicer or the mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that any such entity must comply with Rating Agency standards.  The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the Business Day following receipt of properly identified available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all Insurance Proceeds and Condemnation Proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the mortgaged property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage) and all Liquidation Proceeds together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the collections on each A/B Whole Loan or Loan Pair will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan pursuant to the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Insurance Proceeds” means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced Companion Loan, other than amounts required to be paid to the related borrower pursuant to law.  With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Loan.  With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Loan or related REO Property, net of liquidation expenses.  With respect to the mortgaged property or properties securing an A/B Whole Loan or Loan Pair, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

The certificate administrator is required to establish and maintain one or more accounts (collectively, the “Distribution Account”), on behalf of the trustee and for the benefit of the Certificateholders.  On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account plus, among other things, any P&I Advances remitted by the master servicer or the trustee, as the case may be) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus.  Each of the Collection Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an “Interest Reserve Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders.  With respect to the Distribution Date occurring each January (other than a leap year and commencing in 2013) and each February (commencing in 2013), the certificate administrator will be required to withdraw from the Distribution Account the Interest Reserve Amounts for deposit into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date.  For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount.”  Commencing in 2013, on the Master Servicer Remittance Date occurring in each March (and on any other Master Servicer Remittance Date related to the final Distribution Date), the certificate administrator will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

“Interest Reserve Amount” means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

“Interest Reserve Loan” or “Non-30/360 Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve (12) 30-day months.

The certificate administrator is required to establish and maintain a reserve account, which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders (such account, the “Excess Liquidation Proceeds Account”) into which will be deposited Excess Liquidation Proceeds.  “Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses, over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Whole Loan or Loan Pair, a prepayment in full had been made with respect to both the related mortgage loan and the related B Note or Serviced Companion Loan, as applicable) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.  In the case of any A/B Whole Loan or Loan Pair, Excess Liquidation Proceeds means only the portion of such proceeds that are allocable to the Issuing Entity.

The certificate administrator is required to establish and maintain a “TA Unused Fees Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders for the deposit from time to time of TA Unused Fees.  “TA Unused Fees” means any amounts in the nature of Trust Advisor Fees that were otherwise payable, as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement, to a trust advisor that has been terminated or resigned, if and to the extent such amounts are not payable to a replacement trust advisor.

The special servicer is required to establish and maintain with respect to each REO Property one or more accounts  (collectively, the “REO Account”) for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Whole Loan and the holder of the related Serviced Companion Loan if in connection with a Loan Pair), in which it deposits all funds collected and received in connection with the operation of each REO Property.

Funds in the Collection Account and the REO Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer and the special servicer, respectively.  Investments related to amounts on deposit in the Collection Account are required to mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.  Funds in the Distribution Account (including all sub-accounts thereof) may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the certificate administrator.  Investments related to amounts on deposit in the Distribution Account are required to mature, unless payable by demand, not later than such time on the Distribution Date that will allow the certificate administrator to make withdrawals from the Distribution Account to make distributions on or with respect to the Certificates.

Interest or other income earned on funds in the Collection Account will be paid to the master servicer as additional servicing compensation.  Interest or other income earned on funds in any REO Account will be payable to the special servicer as additional compensation.  Interest or other income earned on funds in each Distribution Account will be payable to the certificate administrator as additional compensation.

Distributions

General

Distributions on or with respect to the Certificates will be made by the certificate administrator, to the extent of available funds, and in accordance with the manner and priority presented in this free writing prospectus, on the 4th Business Day after the related Determination Date in each month (the “Distribution Date”), commencing in April 2012.  The “Determination Date” with respect to any Distribution Date, will be the 11th calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day.  Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (that date, the “Record Date”).  Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the certificate administrator with wiring instructions five (5) days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, (iii) a legal holiday in New York, New York, Pittsburgh, Pennsylvania, Charlotte, North Carolina or the principal city or, as applicable, the corporate trust office, in which any of the special servicer, the trust advisor, the trustee, the certificate administrator or the master servicer conducts servicing or trust operations, or (iv) a day on which the banking institutions or savings associations in New York, New York, Pittsburgh, Pennsylvania, Charlotte, North Carolina or the principal city or, as applicable, the corporate trust office, in which any of the special servicer, the trust advisor, the trustee, the certificate administrator or the master servicer conducts servicing or trust operations are authorized or obligated by law or executive order to be closed.

The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Collateral Support Deficit or Trust Advisor Expenses previously allocated to such Certificate.  The likelihood of any such future distributions is remote.  The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a Certificate at the location that will be specified in a notice of the pendency of such final distribution.  All distributions made on or with respect to a class of Certificates will be allocated pro rata among those

Certificates based on their respective Percentage Interests in such class.  “Percentage Interest” means:  (a) with respect to each Certificate (other than a Class R Certificate), the fraction of such class evidenced by such Certificate, expressed as a percentage, the numerator of which is the principal balance or notional amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate), and the denominator of which is the aggregate Certificate Principal Balance or Notional Amount, as applicable, of all of the Certificates of such class determined as of the Closing Date; and (b) with respect to each Class R Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant class, as stated on the face of such Certificate.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

The “Available Distribution Amount” will be, in general, for any Distribution Date:

(1)           all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

●	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

●	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this free writing prospectus);

●
amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Additional Trust Fund Expenses and amounts payable to the master servicer, the special servicer, the trustee, the trust advisor and the certificate administrator as compensation or in reimbursement of outstanding Advances, with interest thereon);

●	amounts deposited in the Distribution Account in error;

●
if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts of one day’s interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

●
in the case of the REO Property related to an A/B Whole Loan or Loan Pair, all amounts received with respect to such A/B Whole Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related B Note or Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

(2)           to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date on the mortgage loans;

(3)           if such Distribution Date occurs during March of any year (commencing in March 2013) or on the final Distribution Date, to the extent not already included in clause (1), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans; and

(4)           any Balloon Payments received on or after the date that is two (2) Business Days immediately preceding the  related Master Servicer Remittance Date and prior to the Distribution Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below.

“Additional Trust Fund Expense” means any of the following items:  (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (in each case to the extent not collected from the related borrower); (ii) advance interest that is reimbursed to the trustee, the master servicer and/or the special servicer in accordance with the provisions of the Pooling and Servicing Agreement, but not from default interest, late fees, Allocable Modification Fees and Excess Liquidation Proceeds; (iii) amounts paid to indemnify the master servicer, the special servicer, the trust advisor (subject to the final sentence of this definition), the trustee, the certificate administrator (or any other person or entity) pursuant to the terms of the Pooling and Servicing Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Issuing Entity or its assets and paid from amounts on deposit in the Collection Account or Distribution Account; and (v) subject to the final sentence of this definition, to the extent not otherwise covered by indemnification by one of the parties to the Pooling and

Servicing Agreement or otherwise and not payable by the related borrower under any mortgage loan, any other unanticipated cost, liability, or expense (or portion thereof) of the Issuing Entity (including costs of collecting such amounts or other Additional Trust Fund Expenses) that the Issuing Entity has not recovered, and in the judgment of the master servicer (or special servicer) will not recover, from any other source; provided, however, that, in the case of an A/B Whole Loan, “Additional Trust Fund Expense” shall not include any of the foregoing amounts to the extent that the payment of those expenses is allocated to the related B Note as a result of the subordination of the related B Note in accordance with the terms of the related Intercreditor Agreement.  Notwithstanding anything in this free writing prospectus to the contrary, “Additional Trust Fund Expenses” shall not include (A) allocable overhead of the master servicer, the special servicer, the trust advisor, the trustee or the certificate administrator, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead, and (B) with respect to any class of Control Eligible Certificates, Trust Advisor Expenses (including Excess Trust Advisor Expenses).

“Compensating Interest” means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans, other than Specially Serviced Mortgage Loans (and mortgage loans as to which the Controlling Class Representative has, during any Subordinate Control Period, directed and/or consented to the subject Principal Prepayment, including, without limitation, the date and amount of such payment), resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note or Serviced Companion Loan), or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments on such mortgage loans, during the related Collection Period, over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note or Serviced Companion Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to two (2) basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Mortgage Loans (but not including any B Note or Serviced Companion Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date; provided that Compensating Interest will only include (without regard to clause (B) above), the amount of any Prepayment Interest Shortfall otherwise described in clause (A) above incurred in connection with any Principal Prepayment received in respect of a mortgage loan during the related Collection Period to the extent such Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (x) subsequent to a default or imminent default under the related mortgage loan documents or (y) pursuant to applicable law or a court order).

The “Distributable Certificate Interest” will be, in respect of any class of Certificates for any Distribution Date, the sum of:

(i)	Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date, reduced (to not less than zero) by:

(A)	any Net Aggregate Prepayment Interest Shortfall allocated to such class or classes for such Distribution Date;

(B)	with respect to each class of the Class B, Class C, Class D and Class E Certificates, any Trust Advisor Expenses allocated to such class of Certificates in reduction of interest payable thereon; and

(C)
with respect to each class of the Class C, Class D and Class E Certificates, any amounts reimbursable to any more senior class of Certificates on such Distribution Date in respect of Trust Advisor Expenses allocated on prior Distribution Dates to such senior classes in accordance with clauses (iv), (v) and (vi) of this definition; plus

(ii)	the portion of the Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date; plus

(iii)
if the aggregate Certificate Principal Balance is reduced because of a diversion of principal as a result of the reimbursement of Nonrecoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-

Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Principal Balance was so reduced, which interest will accrue from the end of the Interest Accrual Period for the Distribution Date on which the related Collateral Support Deficit is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered; plus

(iv)
with respect to the Class B Certificates and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class E, Class D and Class C Certificates (in that order) on such Distribution Date (in each case, without giving effect to any reduction in the Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (iv) or on clause (v) or (vi) of  this definition), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class B Certificates on any prior Distribution Date and which has not previously been reimbursed; plus

(v)
with respect to the Class C Certificates and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class E and Class D Certificates (in that order) on such Distribution Date (in each case, without giving effect to any reduction in Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (v) or on clause (vi) of this definition), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class C Certificates on any prior Distribution Date and which has not previously been reimbursed; plus

(vi)
with respect to the Class D Certificates and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class E Certificates on such Distribution Date (without giving effect to any reduction in Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (vi)), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class D Certificates on any prior Distribution Date and which has not previously been reimbursed; plus

(vii)
with respect to the Class B, Class C, Class D and Class E Certificates, solely from any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses on prior Distribution Dates that resulted in a reduction of the Distributable Certificate Interest of any class of Certificates, the amount of any reductions in the Distributable Certificate Interest for such class (including, for this purpose, any reduction pursuant to clause (i)(C) of this definition) for any prior Distribution Dates that have not previously been reimbursed pursuant to clause (iv), (v) or (vi) above, or pursuant to this clause (vii), which recoveries will be allocated to each such class in alphabetical order, in each case, in an amount up to the amount of unreimbursed Trust Advisor Expenses previously allocated to such class.

The “Accrued Certificate Interest” will be, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of such class of Certificates outstanding immediately prior to such Distribution Date.  Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

(i)
the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any B Note or Serviced Companion Loan or, in either case, its respective successor REO B Note or REO Serviced Companion Loan, as applicable) for their respective Due Dates occurring during the related Collection Period;

(ii)
(x) all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or Serviced Companion Loan or, in either case, its respective successor REO B Note or REO Serviced Companion Loan, as applicable)) and any other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income and proceeds of mortgage loan repurchases) received on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any B Note or Serviced Companion Loan or any successor REO B Note or REO Serviced Companion Loan) during the related Collection Period that were identified and applied by the master servicer and/or special servicer as recoveries of principal (exclusive of any portion thereof included as part of the Principal Distribution Amount for the immediately preceding Distribution Date pursuant to clause (ii)(y) of this definition) and (y) the principal portion of any Balloon Payments received on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO B Note) on or after the date that is two (2) Business Days immediately preceding the related Master Servicer Remittance Date and prior to the Distribution Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below that were identified and applied by the master servicer and/or special servicer as recoveries of principal;

(iii)
the amount of any actual recoveries received by the Issuing Entity of amounts paid as Excess Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date; and

(iv)
recoveries of any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances that were previously reimbursed out of principal collections and for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date;

as reduced by, to the extent applicable:

(a)
any Workout-Delayed Reimbursement Amounts that have been reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date;

(b)
any Nonrecoverable Advance (with advance interest thereon) previously made in respect of any mortgage loan or any REO Mortgage Loan that is reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date; and

(c)
the amount of any Excess Trust Advisor Expenses for such Distribution Date allocated to reduce the Certificate Principal Balances of the Principal Balance Certificates that are not Control Eligible Certificates.

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.  With respect to any A/B Whole Loan or Loan Pair, only an allocable portion of such REO Income will be distributable to the Certificateholders.

In addition to the Trust Advisor Fee, the trust advisor will be entitled to reimbursement of Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that on any Distribution Date the amount reimbursable to the trust advisor in respect of Trust Advisor Expenses for such date will not exceed the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date otherwise distributable to the Principal Balance Certificates that are not Control Eligible Certificates and (ii) the aggregate amount of the Distributable Certificate Interest (for such purposes, calculated without regard to any reductions pursuant to clause (i)(C) of the definition of Distributable Certificate Interest as a result of Trust Advisor Expenses for such Distribution Date) that would otherwise be distributable to the Class B, Class C, Class D and Class E Certificates for such Distribution Date.  Any amount of Trust Advisor Expenses that are not reimbursed on a Distribution Date because of the limitations set forth in the immediately preceding sentence will be payable on the next Distribution Date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  If the only Principal Balance Certificates that remain outstanding at any time are Control Eligible Certificates, the trust advisor will not be entitled to seek payment of Trust Advisor Expenses from the Issuing Entity or any Holder of a

Control Eligible Certificate.

“Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts and other expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor Fee); provided, that Trust Advisor Expenses shall not include any expenses paid from the TA Unused Fees Account.

“Excess Trust Advisor Expenses” for each Distribution Date will equal the Trust Advisor Expenses for such Distribution Date less the amount of any such Trust Advisor Expenses allocated to reduce the aggregate Distributable Certificate Interest of the Class B, Class C, Class D and Class E Certificates for such Distribution Date.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Recipient	Description	Rate or Amount	Frequency	Source of Payment
Certificate Administrator	Certificate Administrator Fee(1)	0.0042%	monthly	General collections
Master Servicer	Master Servicing Fee(1)	0.02% - 0.04%	monthly	General collections
Master Servicer	Prepayment Interest Excesses(1)	varies	from time to time	Any Prepayment Interest Excesses
Special Servicer	Special Servicing Fee(1)	0.25%	monthly	General collections
Special Servicer	Workout Fee(1)	1.0%	monthly	Related post-workout collections of principal and/or interest
Special Servicer	Liquidation Fee(1)	1.0%	upon receipt	Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds from the liquidation or final disposition of the related mortgage loan (or REO Property)
Master Servicer and Special Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers
Certificate Administrator, Master Servicer and Special Servicer	Investment income(1)	varies	monthly	Investment income actually earned
Trust Advisor	Trust Advisor Fee(1)	0.0020%	monthly	General collections
Trust Advisor	Trust Advisor Expenses (1)	varies	from time to time	General collections (to the extent allocable to the Class A-1 through Class E Certificates)

Master Servicer, Special Servicer and Trustee	Servicing Advances(2)	varies	from time to time
Recoveries on the related mortgage loan, or to the extent that the party making the Advance determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal

Master Servicer, Special Servicer and Trustee	Interest on Servicing Advances(2)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds and then from general collections
Master Servicer and Trustee	P&I Advances(2)	varies	from time to time
Recoveries on the related mortgage loan, or to the extent that the party making the Advance determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal

Master Servicer and Trustee	Interest on P&I Advances(2)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds and then from general collections
Depositor, Trustee, Certificate Administrator, Custodian, Certificate Registrar, Master Servicer and Special Servicer	Indemnification expenses(3)	varies	from time to time	General collections
Third Parties	Issuing Entity expenses not Advanced(4)	varies	from time to time	General collections

(1)
For additional information regarding the compensation of the certificate administrator, the trustee, the master servicer, the special servicer and the trust advisor, see “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “—The Trustee” below and “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation” and “—The Trust Advisor” in this free writing prospectus.

(2)	For additional information regarding Advances, see “Description of the Offered Certificates—Advances” in this free writing prospectus.

(3)
See “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,”  “—The Trustee,” “Servicing of the Mortgage Loans—General” and “—The Trust Advisor” in this free writing prospectus.

(4)	The Issuing Entity may incur additional expenses, including without limitation environmental remediation costs and costs incurred to operate REO Properties.

The Pooling and Servicing Agreement does not provide for any successor master servicer, special servicer (unless, in the case of the special servicer only, a successor cannot be found for existing compensation), trustee, certificate administrator or trust advisor, as the case may be, to receive compensation in excess of that permitted its predecessor.  Any change to the compensation of the master servicer, the special servicer, the certificate administrator, the trust advisor or the trustee would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

On each Distribution Date, except as described under “—Optional Termination” below, for so long as any Class of Offered Certificates remains outstanding, the certificate administrator will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds), if any for such date, for the following purposes and in the following order of priority:

●
first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Distributable Certificate Interest for those classes;

●	second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Principal Balance of those classes, in the following priority:

(i)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero;

(ii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero;

(iii)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero; and

(iv)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i), (ii) and (iii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero;

●
third, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Collateral Support Deficit previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class from the date the related Collateral Support Deficit was allocated to such class;

●	fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Distributable Certificate Interest of such class;

●
fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

●
sixth, to the Class A-S Certificates, up to an amount equal to the aggregate unreimbursed Collateral Support Deficit previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class from the date the related Collateral Support Deficit was allocated to such class; and

●	seventh, to make payments to the Holders of the Privately Offered Certificates (other than the privately offered Class X Certificates) as contemplated below.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) has been reduced to zero (that date, the “Cross Over Date”), or the aggregate Appraisal Reduction is greater than or equal to the Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates), regardless of the allocation of principal payments described in priority second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Balances), among the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

On each Distribution Date, following the above-described distributions on the Offered Certificates, the certificate administrator will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the Holders of each of the respective Classes of Subordinate Certificates (other than the Class A-S Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses first, second and third below, in that order, to the Holders of the Class B Certificates, then payments under clauses first, second and third below, in that order, to the Holders of the Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order:

●
first, to pay interest to the Holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

●
second, if the aggregate Certificate Principal Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the Holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Principal Balance of such Class of Certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

●
third, to the Holders of the particular Class of Certificates, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class from the date of the related Collateral Support Deficit was allocated to such Class.

Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the Holders of REMIC Regular Certificates as contemplated above, will be paid to the Holders of the Class R Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the Holders of the Class H Certificates (regardless of whether the Certificate Principal Balance of such class has been reduced to zero).  Excess Interest will not be available to make distributions to any other class of Certificates or to provide credit support for other classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Distributions of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in the Issuing Entity during the related Collection Period will be distributed by the certificate administrator on the classes of Certificates as follows:  to the Holders of each class of Principal Balance Certificates (exclusive of the Control Eligible Certificates) then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the Holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period.  Any Prepayment Premiums or Yield Maintenance Charges relating to the mortgage loans in the Issuing Entity and collected during the related Collection Period (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) remaining after those distributions described above, will be distributed to the Holders of the Class X Certificates as follows:  first, to Holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates on the applicable Distribution Date, and the denominator of which is the total principal distributed with respect to the Principal Balance Certificates on the applicable Distribution Date, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date; and second, to the Holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the Holders of the Class X-A Certificates.

“Prepayment Premium” means, with respect to any mortgage loan, B Note or Serviced Companion Loan for any Distribution Date, prepayment premiums and charges, if any, calculated solely as a fixed percentage of the amount prepaid and received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion Loan.

“Yield Maintenance Charge” means, with respect to any mortgage loan, B Note or Serviced Companion Loan for any Distribution Date, yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion Loan.  The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in Appendix I to this free writing prospectus.

The “Base Interest Fraction,”  with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of Principal Balance Certificates, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of Certificates, as applicable, and (ii) the applicable Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that class, then the Base Interest Fraction shall be equal to 1.0.

“Principal Prepayments” means any voluntary or involuntary payment or collection of principal on a mortgage loan, B Note or Serviced Companion Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the mortgage loan, B Note or Serviced Companion Loan in advance of its scheduled Due Date.

The “Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges (i) if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and (ii) if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid.  If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to Holders of the Control Eligible Certificates or the Class R Certificates.  Any Prepayment Premiums or Yield Maintenance Charges distributed to Holders of a class of Certificates may not be sufficient to compensate those Holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired by the Issuing Entity or its nominee through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Collateral Support Deficit to the Certificates, as well as the amount of Master Servicing Fees, Trust Advisor Fees, Certificate Administrator Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement.  In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the master servicer as principal, interest and other amounts “due” on such mortgage loan.  Subject to the recoverability determination described under “—Advances” below and the effect of any Appraisal Reductions described under “—Appraisal Reductions” below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding.  References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

“REO Property” means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any mortgage loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (exclusive, if applicable, in the case of an A/B Whole Loan or Loan Pair, of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), absent express provisions in the loan documents or related Intercreditor Agreement, or if and to the extent that such terms authorize the mortgagee to use its discretion, and in any event after an event of default under the related mortgage loan (to the extent not cured or waived), will be allocated for purposes of collecting amounts due under the mortgage loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First,
as a recovery of any unreimbursed Advances with respect to such mortgage loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such mortgage loan;

Second,
as a recovery of Nonrecoverable Advances with respect to such mortgage loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other mortgage loans;

Third,
to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related mortgage loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full monthly payment from the related borrower, through the related Due Date), over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth,
to the extent not previously allocated pursuant to clause First, as a recovery of principal of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if such mortgage loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth,
as a recovery of accrued and unpaid interest on such mortgage loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth,
as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such mortgage loan;

Seventh,	as a recovery of any other reserves to the extent then required to be held in escrow with respect to such mortgage loan;

Eighth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such mortgage loan;

Ninth,	as a recovery of any default interest or late fees then due and owing under such mortgage loan;

Tenth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such mortgage loan;

Eleventh,	as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal;

Twelfth,	as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a mortgaged property if, immediately following such release, the loan-to-value ratio of the related mortgage loan exceeds 125%, must be allocated to reduce the principal balance of the mortgage loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO property and, if applicable, in the case of an A/B Whole Loan or Loan Pair, exclusive of any amounts payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) shall be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan in the following order of priority:

First,
as a recovery of any unreimbursed Advances with respect to such REO Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such REO Mortgage Loan;

Second,
as a recovery of Nonrecoverable Advances with respect to such REO Mortgage Loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other REO Mortgage Loans;

Third,
to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth,	to the extent not previously allocated pursuant to clause First, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth,
as a recovery of accrued and unpaid interest on such REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such REO Mortgage Loan;

Seventh,	as a recovery of any default interest or late fees then due and owing under such REO Mortgage Loan;

Eighth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such REO Mortgage Loan;

Ninth,	as a recovery of any other amounts then due and owing under such REO Mortgage Loan; and

Tenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Subordination; Allocation of Collateral Support Deficit

As and to the extent described in this free writing prospectus, the rights of Holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of Holders of the Senior Certificates, and to the rights of the Holders of each other class of Subordinate Certificates with an earlier alphabetical class designation.  This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the Holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Principal Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the Holders of the Subordinate Certificates, other than the Class H Certificates, which do not have the benefit of effective subordination, of the full amount of interest payable in respect of such classes of Certificates on each Distribution Date, and the ultimate receipt by such Holders of principal equal to, in each case, the entire Certificate Principal Balance of such class of Certificates.  This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “—Distributions—Application of the Available Distribution Amount” and by the allocation of a Collateral Support Deficit as described below.  No other form of credit support will be available for the benefit of the Holders of the Certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Principal Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of Principal Balance Certificates.  Thus, as principal is distributed to the Holders of the Class A Senior Certificates, the Percentage Interest in the Issuing Entity evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the Percentage Interest in the Issuing Entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of Certificates as regards the relative amount of subordination afforded by the other classes of Subordinate Certificates with later alphabetical class designations.

On each Distribution Date, immediately following the distributions made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date is less than, (2) the aggregate Certificate Principal Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date and the allocation of any Excess Trust Advisor Expenses to reduce the Certificate Principal Balance of the Principal Balance Certificates that are not Control Eligible Certificates on that Distribution Date (any deficit, “Collateral Support Deficit”).  For purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.

On each Distribution Date, the certificate administrator will be required to allocate any Collateral Support Deficit to the classes of Principal Balance Certificates in the following order:  to the Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates and Class A-S Certificates, in each case in respect of and until the remaining Certificate Principal Balance of that class of Certificates has been reduced to zero.  Following the reduction of the Certificate Principal Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the classes of Class A Senior Certificates, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates have been reduced to zero.  Trust Advisor Expenses will be allocated to the

Principal Balance Certificates (other than the Control Eligible Certificates) as described under “—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.  Any Collateral Support Deficit allocated to a class of Certificates will be allocated to the respective Certificates of such class in proportion to the Percentage Interests evidenced by the respective Certificates.

On each Distribution Date, following allocation of any Collateral Support Deficit as described in the preceding paragraph, amounts on deposit in the Excess Liquidation Proceeds Reserve Account will be used:  first, to reimburse the Holders of the Principal Balance Certificates and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such classes; and second, to reimburse the Holders of the Principal Balance Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such classes, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation.

Further, on each Distribution Date, following application of amounts on deposit in the Excess Liquidation Proceeds Reserve Account as described in the preceding paragraph, amounts on deposit in the TA Unused Fees Account will be used:  first, to pay any current unreimbursed Trust Advisor Expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement; second, to reimburse the Holders of each class of non-Control Eligible Certificates to the extent of any Trust Advisor Expenses that were actually applied to reduce the Distributable Certificate Interest or Certificate Principal Balance of such class of non-Control Eligible Certificates on any Distribution Date, which amounts will be allocated first as a recovery of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of the related class of non-Control Eligible Certificates and then as recoveries of interest to the Class B, Class C, Class D and Class E Certificates, in that order; third, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Holders of the Principal Balance Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such classes, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation; and fourth, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Holders of the Principal Balance Certificates and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such classes.

Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of Principal Distribution Amount) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a Collateral Support Deficit for such Distribution Date.  Such Collateral Support Deficit will be applied (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the Certificate Principal Balances of the Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

Mortgage loan losses, Collateral Support Deficits and Trust Advisor Expenses will not be allocated to the Class R Certificates and will not be directly allocated to the Class X Certificates.  However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses, such Collateral Support Deficits or Excess Trust Advisor Expenses.

In general, Collateral Support Deficits could result from the occurrence of:  (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation” in this free writing prospectus, the payment of interest on Advances and certain servicing expenses and any other Additional Trust Fund Expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the Issuing Entity, including certain reimbursements to the certificate administrator as described under “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “—The Trustee—Trustee Compensation” in this free writing prospectus or any other party to the Pooling and Servicing Agreement, and certain federal, state and local taxes, and certain tax-related expenses, payable by the Issuing Entity as described under “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC” in this free writing prospectus.  Accordingly, the allocation of a Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Issuing Entity.

A class of Certificates will be considered outstanding until its Certificate Principal Balance or Notional Amount is reduced to zero; provided that in any event the Class H Certificates will be considered outstanding so long as Holders of such Certificates are entitled to receive Excess Interest.

Notwithstanding the foregoing, amounts that might otherwise be distributable in respect of more senior classes of Certificates may be used to reimburse Trust Advisor Expenses without an offsetting reduction to amounts payable to the Control Eligible Certificates as described below under “—Distributions—Allocation of Trust Advisor Expenses.”  In addition, among the Principal Balance Certificates that are not Control Eligible Certificates, as a result of allocating Trust Advisor Expenses to reduce interest, more senior classes of Certificates may suffer a permanent reduction of interest even though the Certificate Principal Balance(s) of the more subordinate class or classes of Certificates has not been reduced to zero.

Any shortfall in the amount of the Distributable Certificate Interest paid to the Certificateholders of any class of Certificates on any Distribution Date will result in Unpaid Interest for such class, which will be distributable in subsequent periods to the extent of funds available therefor.  “Unpaid Interest” means, on any Distribution Date with respect to any class of REMIC Regular Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date.  Unpaid Interest for any class of non-Control Eligible Certificates will not include any reductions in the Distributable Certificate Interest resulting from allocations of Trust Advisor Expenses, except to the extent such reductions are reimbursed in accordance with the definition of Distributable Certificate Interest.

Realized losses and Additional Trust Fund Expenses with respect to any mortgage loan that is part of a Loan Pair will equal a pro rata share (based on relative principal balance of such mortgage loan and the related Serviced Companion Loan, as applicable) of the amount of any loss calculated with respect to such Loan Pair.  Realized losses with respect to any A/B Whole Loan are to be allocated first to the related B Note and then to the related mortgage loan, and expenses are to be paid first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the related mortgage loan.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”.

Allocation of Trust Advisor Expenses

On each Distribution Date, immediately prior to the distributions to be made to the Certificateholders on that date, the certificate administrator is required to allocate Trust Advisor Expenses to reduce the Distributable Certificate Interest for such Distribution Date for the Class  E, Class D, Class C and Class B Certificates, in that order, in each case, until the Distributable Certificate Interest of such class for such Distribution Date has been reduced to zero.  Trust Advisor Expenses will not be allocated to reduce interest distributable to the Class A Senior Certificates, the Class A-S Certificates, the Class X Certificates or the Control Eligible Certificates, which interest shall be paid as if such Trust Advisor Expenses were not incurred.

To the extent that the amount of Trust Advisor Expenses with respect to a Distribution Date is greater than the aggregate amount of the Distributable Certificate Interest otherwise distributable to the Class B, Class C, Class D and Class E Certificates for such Distribution Date, the resulting Excess Trust Advisor Expenses will be allocated to reduce the Principal Distribution Amount otherwise allocable to the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date.  The Excess Trust Advisor Expenses will reduce the Principal Distribution Amount for the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date and, to the extent of such reduction, will be allocated to reduce the Certificate Principal Balances of such Certificates in the following order:  to the Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates and Class A-S Certificates, in each case, until the remaining Certificate Principal Balance of such class of Certificates has been reduced to zero.  Following the reduction of the Certificate Principal Balances of the foregoing classes of Principal Balance Certificates to zero, the certificate administrator will be required to allocate the remaining Excess Trust Advisor Expenses among the classes of Class A Senior Certificates, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates have been reduced to zero.

Any Trust Advisor Expenses (or Excess Trust Advisor Expenses) allocated to a class of Certificates will be allocated among the respective Certificates of such class in proportion to the Percentage Interests evidenced by the respective Certificates.  In the event that amounts distributable in respect of the Distributable Certificate Interest to the Class B, Class C, Class D and Class E Certificates and otherwise available as the indicated portion of the Principal Distribution Amount are insufficient to reimburse any related Trust Advisor Expenses on a Distribution Date, any unreimbursed Trust Advisor Expenses will remain unreimbursed until the next Distribution Date that such applicable amounts are available.  In no event will any Trust Advisor Expenses or Excess Trust Advisor Expenses reduce or delay in any manner any principal or interest (or Excess Interest with respect to the Class H Certificates) payable in respect of the Control Eligible Certificates, and such Control Eligible Certificates will continue to be paid their respective principal and interest entitlements (including Excess Interest entitlements with respect to the Class H Certificates) as if such Trust Advisor Expenses and/or Excess Trust Advisor Expenses had not been incurred.

To the extent amounts are actually received by the Issuing Entity as reimbursements of Trust Advisor Expenses (which Trust Advisor Expenses were actually applied to reduce the Distributable Certificate Interest or Principal Distribution Amount of the non-Control Eligible Certificates), or amounts are on deposit in the TA Unused Fees Account at any time and are available to reimburse the Holders of the non-Control Eligible Certificates in accordance with “—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus, those amounts will be allocated first as recoveries of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of the related class of non-Control Eligible Certificates and then as recoveries of interest to the Class B, Class C, Class D and Class E Certificates, in that order.

In addition, if Trust Advisor Expenses are allocated to reduce the Distributable Certificate Interest with respect to the Class B, Class C or Class D Certificates for any Distribution Date, then that allocation may be reimbursed out of amounts otherwise payable as interest to a more subordinate class of Certificates among the Class C, Class D and Class E Certificates on a subsequent Distribution Date by making corresponding adjustments to the Distributable Certificate Interest for the affected classes for that subsequent Distribution Date.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest, subject to certain limitations described in this free writing prospectus.  See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

“Prepayment Interest Shortfall” means, a shortfall in the collection of a full month’s interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date).  Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Certificate Administrator Fee and the Trust Advisor Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates.  In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

●
the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Stated Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

●
the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Certificate Administrator Fee and the Trust Advisor Fee).

“Prepayment Interest Excess” means, in the case of a mortgage loan as to which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the Certificates.  The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Certificate Administrator Fee, the Master Servicing Fee, the Trust Advisor Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

Prior to the allocation of any Trust Advisor Expenses to reduce the Distributable Certificate Interest payable with respect to any of the Class B, Class C, Class D or Class E Certificates on any Distribution Date, any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such Distribution Date, in each case reducing interest otherwise payable thereon.  The Distributable Certificate Interest in respect of any class of Certificates, will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of Certificates.  See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation.  Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

With respect to any Master Servicer Remittance Date, Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period or other amounts not distributable on the related Distribution Date are required to be held in the Collection Account (or a sub-account thereof) for remittance to the Distribution Account on the applicable successive Master Servicer Remittance Date or Dates.  The master servicer will be required to use its best efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Balloon Payments that are received by the master servicer on or after the date that is two (2) Business Days prior to the Master Servicer Remittance Date and prior to the related Distribution Date.

Optional Termination

The Holders of a majority of the most subordinate class of REMIC Regular Certificates outstanding, the special servicer, the master servicer and the Holder of the majority interest in the Class R Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (in the case of any A/B Whole Loan or Loan Pair, subject to any purchase option rights of the holder of the related B Note or Serviced Companion Loan provided for in the related Intercreditor Agreement) and any other property remaining in the Issuing Entity on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the principal balance of the mortgage loans as of the Cut-off Date.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than REO Mortgage Loans and any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Issuing Entity.  The optional termination of the Issuing Entity must be conducted so as to constitute a “qualified liquidation” of the underlying REMICs under Section 860F of the Code.

Upon any such termination, the purchase price for the mortgage loans and the other property in the Issuing Entity will be applied to pay accrued and unpaid interest on and reduce the Certificate Principal Balance of all outstanding classes to zero in the manner provided under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus.

Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

In addition, if at any time (i) the aggregate Certificate Principal Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class X-A, Class B, Class C, Class D and Class E Certificates have been reduced to zero and (ii) there is only one Holder of all the outstanding Certificates (excluding the Class R Certificates), such Certificateholder will have the right to exchange all of its Certificates for the mortgage loans and each REO Property remaining in the Issuing Entity; provided, that if the Holders of the Class X-B Certificates have assigned their Voting Rights to the sole Holder of the then outstanding Class F, Class G and Class H Certificates, then the Class F, Class G and Class H Certificates may be exchanged for the mortgage loans and each REO Property remaining in the Issuing Entity, and the Holders of the Class X-B Certificates may receive a cash payment.

Advances

P&I Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to Holders of the class or classes of Certificates entitled thereto, and are not credit support for the Certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.  On the Business Day prior to each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan included in the Issuing Entity, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated.  Notwithstanding the foregoing if an Appraisal Reduction has been applied with respect to any mortgage loan, then the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan (there will be no reduction in the principal portion, if any, of such P&I Advance) will be an amount equal to the product of:

●	the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

●
a fraction, the numerator of which is the Stated Principal Balance of such mortgage loan immediately prior to such Distribution Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a mortgage loan that is part of an A/B Whole Loan or Loan Pair, the portion of the Appraisal Reduction that is allocable to such mortgage loan) and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to such Distribution Date.

In addition, the master servicer will not in any event be required to (i) advance Prepayment Premiums or Yield Maintenance Charges, Excess Interest, default interest or late fees, if any, or (ii) make any P&I Advances on any B Note or Serviced Companion Loan.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Trust Advisor Fees and Master Servicing Fees), other than any Balloon Payment, advanced or to be advanced, as the context may require, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

With respect to any mortgage loan included in the Issuing Entity that is delinquent in respect of its Balloon Payment and any REO Mortgage Loan, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Trust Advisor Fee, Master Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

The Assumed Scheduled Payment will be an amount deemed due in respect of:

●	any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

●	any mortgage loan as to which the related mortgaged property has become an REO Property.

The “Assumed Scheduled Payment” deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity.  With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the “Assumed Scheduled Payment” deemed due on each Due Date for so long as the REO Property remains part of the Issuing Entity, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Balloon Loans” means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.  ARD Loans are included in the definition of Balloon Loans.

“Balloon Payment” means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.  Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The “Advance Rate” will be a rate equal to the “Prime Rate” as reported in The Wall Street Journal from time to time.

P&I Advances will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Collection Account and Distribution Account as described under “—Advances—Reimbursement of Advances” below.  P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period.  In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Stated Principal Balance plus all overdue amounts on such mortgage loan.

The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan.  If the master servicer fails to make a required P&I Advance, the trustee is, subject to a recoverability determination, required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

Servicing Advances

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (on an emergency basis) (in each case, subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any mortgaged property or REO Property.  To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

Servicing Advances, in all cases, will be reimbursable as described below.  The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, in order to pay, among other things, delinquent real estate taxes, assessments and hazard insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower), and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related mortgaged property.  With respect to REO Properties, Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

●	insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

●	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

●	any ground rents in respect of such REO Property; and

●
other costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital improvements and, to the extent necessary to comply with the REMIC provisions, capital expenditures).

The master servicer, special servicer and the trustee will each be entitled to interest on Servicing Advances made by it.  This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.  Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, B Note or Serviced Companion Loan or the administration of REO Property.  Servicing Advances will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related B Note or Serviced Companion Loan) or REO Property.  However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Collection Account or Distribution Account as described under “—Advances—Reimbursement of Advances” below.

Notwithstanding the prior paragraph, if the special servicer makes an emergency Servicing Advance, the master servicer must reimburse the special servicer for such emergency Servicing Advance, upon which the master servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the master servicer need not so reimburse an emergency Servicing Advance that it determines to be a Nonrecoverable Advance but such Servicing Advance, like other Nonrecoverable Advances, may be reimbursed to the special servicer from amounts on deposit in the Collection Account or Distribution Account.  Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

Reimbursement of Advances

Any P&I Advance or Servicing Advance, in either case, with interest, that has been determined to be nonrecoverable from the particular mortgage loan to which it relates (a “Nonrecoverable Advance”) will be reimbursable from the Collection Account in the Collection Period in which the nonrecoverability determination is made.  Any reimbursement of Nonrecoverable Advances will be made first from amounts in the Collection Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections).

If the funds in the Collection Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement of Nonrecoverable Advances, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a time as required to reimburse the excess portion from principal for a consecutive period of up to twelve (12) months (provided that any such deferral exceeding six (6) months will require, during any Subordinate Control Period and any Collective Consultation Period, the consent of the Controlling Class Representative), and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

If a P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout, but such amounts become an obligation of the borrower to be paid in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”), then such Workout-Delayed Reimbursement Amount, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Collection Account that represent principal on the mortgage loans (net of any principal used to reimburse any Nonrecoverable Advance (together with interest thereon)).  To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related Distribution Date will be reduced and, in the case of reimbursement of Nonrecoverable Advances (or interest thereon), the resulting Collateral Support Deficit will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Distributions—Subordination; Allocation of Collateral Support Deficit”) to reduce the respective Certificate Principal Balances of the various classes of the Principal Balance Certificates on that Distribution Date.  Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

Any provision in the Pooling and Servicing Agreement requiring that a Servicing Advance or P&I Advance be made by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Each Distribution Date Statement furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable, exercising good faith, and is required to be accompanied by an officer’s certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Rating Agencies, the certificate administrator and the depositor (and the holder of the related B Note or Serviced Companion Loan if the Servicing Advance relates to an A/B Whole Loan or Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination.  The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee.  The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance.

In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed Nonrecoverable Advance.  In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

Appraisal Reductions

With respect to any mortgage loan, A/B Whole Loan or Loan Pair, the special servicer is required to obtain a Member of the Appraisal Institute (“MAI”) appraisal if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is greater than $2,000,000, or at its option, if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is equal to or less than $2,000,000, the special servicer may either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be.  The special servicer is required to use reasonable best efforts to order such MAI appraisal within fifteen (15) calendar days following the earliest Appraisal Event with respect to a mortgage loan and to use reasonable efforts to obtain such MAI appraisal or perform such internal valuation, as applicable, within sixty (60) days following such Appraisal Event.  However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior nine (9) months.

Notwithstanding the foregoing, an updated appraisal will not be required with respect to any mortgage loan, and an Appraisal Reduction will not be required, so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of such mortgage loan in full except to the extent that the special servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

As a result of such appraisal or internal valuation, an Appraisal Reduction may be created.  An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, A/B Whole Loan or Loan Pair is brought current under the then current terms of such mortgage loan, A/B Whole Loan or Loan Pair and remains current for three consecutive Scheduled Payments.  No Appraisal Reduction will exist as to any mortgage loan, A/B Whole Loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of.  An appraisal for any mortgage loan, A/B Whole Loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists (or under certain circumstances upon a recalculation of the Appraisal Reduction based on an appraisal presented by a Requesting Holder, as described below in this “—Appraisal Reductions” section), with a corresponding adjustment to the amount of the related Appraisal Reduction.

The existence of an Appraisal Reduction will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates.  See “—Advances—P&I Advances” below.

An “Appraisal Event” means not later than the earliest of the following:

●
the date on which a modification of the mortgage loan, A/B Whole Loan or Loan Pair becomes effective following the occurrence of a Servicing Transfer Event that, among other things, materially affects the amount or timing of any payment of principal or interest on a mortgage loan or materially affects any other Money Term (other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment), or changes any other material economic term of the mortgage loan, A/B Whole Loan or Loan Pair, or impairs the security of such mortgage loan, A/B Whole Loan or Loan Pair;

●	that date on which the mortgage loan, A/B Whole Loan or Loan Pair is sixty (60) days or more delinquent in respect of any scheduled monthly debt service payment (other than a Balloon Payment);

●
solely in the case of a delinquent Balloon Payment, (i) the date occurring sixty (60) days beyond the date on which that Balloon Payment was due (except as described in clause (ii)) or (ii) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date sixty (60)days after maturity, the date occurring one hundred twenty (120) days after the date on which that Balloon Payment was due (or for such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur);

●	that date on which the related mortgaged property became an REO Property;

●	the day on which the special servicer receives notice that a receiver or similar official has been appointed (and continues in that capacity) in respect of the related mortgaged property;

●
the date the related borrower becomes subject to (i) a voluntary bankruptcy, insolvency or similar proceeding, or (ii) an involuntary bankruptcy, insolvency or similar proceeding that remains undismissed for sixty (60) days; and

●	the date on which the mortgage loan, A/B Whole Loan or Loan Pair remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

An “Appraisal Reduction” will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

●	the sum of:

●
the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, A/B Whole Loan or Loan Pair;

●
to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, A/B Whole Loan or Loan Pair at a per annum rate equal to the applicable mortgage rate;

●
all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, A/B Whole Loan or Loan Pair on or before the date such mortgage loan, A/B Whole Loan or Loan Pair became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the Issuing Entity out of principal collections but not by the related borrower; and

●
to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

●	over

●
90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by the applicable appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, A/B Whole Loan or Loan Pair (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate);

provided, that if a mortgage loan is secured by more than one mortgaged property, and one or more of the related mortgaged properties has been defeased, the Stated Principal Balance of such mortgage loan shall not include the portion of the principal balance of such mortgage loan that has been defeased, and any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or the REO Property that secures the related mortgage loan.  Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the Pooling and Servicing Agreement but is not obtained within one hundred twenty (120) days following the events described in the applicable clause of the definition “Appraisal Event” (without regard to the time periods stated therein), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction shall equal 25% of the Stated Principal Balance of the related mortgage loan; provided that, upon receipt of an appraisal, the Appraisal Reduction for such mortgage loan shall be recalculated in accordance with this definition without regard to this sentence.

An “Escrow Account” is one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

“Money Term” means, with respect to any mortgage loan, B Note or Serviced Companion Loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

In the case of any A/B Whole Loan, any Appraisal Reduction will be calculated in respect of such A/B Whole Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related mortgage loan.  In the case of a mortgage loan that is part of a Loan Pair, any Appraisal Reduction will be calculated in respect of such mortgage loan and the related Serviced Companion Loan and then allocated pro rata between such mortgage loan and the related Serviced Companion Loan according to their respective principal balances.

As a result of calculating one or more Appraisal Reductions (and, in the case of any A/B Whole Loan or Loan Pair, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the potential Available Distribution Amount.

With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan is a Rehabilitated Mortgage Loan, and with respect to which no other Appraisal Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required, within thirty (30) days of each annual anniversary of the related Appraisal Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable.  Based upon the appraisal or valuation, the special servicer is required to redetermine and report to the master servicer, the trustee, the certificate administrator and, during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan.  Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related mortgaged property within the 9-month period prior to the occurrence of the Appraisal Event.  Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the special servicer is not aware of any material change to the mortgaged property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect and the allocation of voting rights for certain purposes, Appraisal Reductions (with respect to an A/B Whole Loan or Loan Pair, to the extent allocated to the mortgage loan held by the Issuing Entity) will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Principal Balance until the related Certificate Principal Balances of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related mortgaged property will be determined on an “as-is” basis.  Notwithstanding the foregoing, deemed Appraisal Reductions equal to 25% of the Stated Principal Balance of the related mortgage loan that are calculated pursuant to the penultimate sentence of the definition of “Appraisal Reduction” because the required appraisal is not obtained within the required time period will not be allocated to any class of Principal Balance Certificates for purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect or the allocation of voting rights for certain purposes.

Any class of Control Eligible Certificates, the Certificate Principal Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Principal Balance of such class) has been reduced to less than 25% of its Initial Certificate Principal Balance, is referred to as an “Appraised-Out Class.”  The Holders of the majority (by Certificate Principal Balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal of any mortgage loan for which an Appraisal Event has occurred (such Holders, the “Requesting Holders”) prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard.  Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such second appraisal.  If required by any such recalculation, any applicable Appraised-Out Class will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect.  The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan.

In addition, if subsequent to a class of Control Eligible Certificates becoming an Appraised-Out Class there is a material change with respect to the mortgaged property related to the Appraisal Reduction that caused such class to become an Appraised-Out Class, the Requesting Holders will have the right, at their sole expense, to present to the special servicer an additional appraisal prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard.  Subject to the special servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related mortgaged property and such change was material, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, any applicable Appraised-Out Class will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect.  With respect to each class of Control Eligible Certificates, the right to present the special servicer with additional MAI appraisals as provided above at the sole cost and expense of the applicable Requesting Holders upon the occurrence of any material event that the special servicer confirms is a material event will be limited to no more frequently than once in any 12-month period.

Appraisals that are permitted to be presented by any Appraised-Out Class will be in addition to any appraisals that the special servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of such material change or that the special servicer is otherwise required or permitted to order under the Pooling and Servicing Agreement without regard to any appraisal requests made by any Requesting Holder.

Any Appraised-Out Class may not exercise any rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

Based on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available (i) to the general public electronically, (ii) upon written request from any Certificateholder or Certificate Owner, by first class mail to the requesting party and (iii) to the parties to the Pooling and Servicing Agreement, the underwriters and any other designee of the depositor, a report (a “Distribution Date Statement”) setting forth, among other things the following information:

1.	the amount of the distribution on the Distribution Date to the Holders of each class of Principal Balance Certificates in reduction of the Certificate Principal Balance of the Certificates;

2.	the amount of the distribution on the Distribution Date to the Holders of each class of interest-bearing Certificates allocable to the interest distributable on that class of Certificates;

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the Distribution Date;

4.
the aggregate amount of compensation paid to the certificate administrator, the trust advisor and the trustee and servicing compensation paid to the master servicer and the special servicer in respect of the related Distribution Date;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the Distribution Date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Collection Period;

7.
the number and aggregate principal balance of mortgage loans (i) (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property and (ii) the information described in Item 1100(b)(5) of Regulation AB to the extent material;

8.	the value of any REO Property included in the Issuing Entity as of the end of the related Collection Period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the Distribution Date;

10.	the amount of the distribution on the Distribution Date to the Holders of any class of Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each class of interest-bearing Certificates for the Distribution Date;

12.	the Pass-Through Rate in effect for each class of interest-bearing Certificates for the Interest Accrual Period related to the current Distribution Date;

13.
the Principal Distribution Amount for the Distribution Date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of Collateral Support Deficit and Trust Advisor Expenses;

15.	the amount of any Appraisal Reductions in effect as of the Distribution Date on a loan-by-loan basis and the aggregate amount of Appraisal Reductions as of the Distribution Date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related Collection Period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each class of interest-bearing Certificates as of the close of business on the Distribution Date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a Principal Prepayment during the related Collection Period and the amount of Principal Prepayment occurring;

19.
the amount of the distribution on the Distribution Date to the Holders of each class of Principal Balance Certificates in reimbursement of Collateral Support Deficit and Trust Advisor Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.
with respect to any mortgage loan as to which a liquidation occurred during the related Collection Period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the liquidation;

22.
with respect to any REO Property included in the Issuing Entity as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related Collection Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on P&I Advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior Distribution Date;

24.	the aggregate amount of interest on Servicing Advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior Distribution Date;

25.	a loan-by-loan listing of any mortgage loan which was defeased during the related Collection Period;

26.	a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan during the related Collection Period;

27.
a loan-by-loan listing of any mortgage loan that was the subject of a Material Breach of a representation or warranty given with respect to any such mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

28.	the amounts of any Excess Liquidation Proceeds held in the Excess Liquidation Proceeds Account;

29.	the amount of the distribution on the Distribution Date to the Holders of the Class R Certificates;

30.	the Distribution Date, Record Date, Interest Accrual Period and Determination Date for the related Distribution Date;

31.	an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period; and

32.	such other information and in such form as may be specified in the Pooling and Servicing Agreement.

Each Distribution Date Statement will be substantially in the form of Appendix IV to this free writing prospectus.

If and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, the Distribution Date Statement will not be permitted to include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any class of Certificates.

In addition, for so long as any Class of Certificates is listed on the Irish Stock Exchange, the Certificate Administrator will be required to cause notice of the applicable Pass-Through Rate for each such Class of Certificates and the amount of interest for each such Class of Certificates for each Interest Accrual Period and the related Distribution Date to be provided to the Irish Stock Exchange.

Certificateholders, Certificate Owners, prospective purchasers of Certificates and any holder of a B Note or Serviced Companion Loan who have provided the certificate administrator with an Investor Certification may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration” in this free writing prospectus.

Information Available Electronically

The certificate administrator will be required to make available to any Privileged Person (provided that the prospectus supplement that relates to the Offered Certificates, the Pooling and Servicing Agreement, the Distribution Date Statements and the SEC filings referred to in clause (B) below will be made available to the general public) the following items via the certificate administrator’s website:

(A)	the following “deal documents”:

●	the prospectus supplement that relates to the Offered Certificates and the Private Placement Memorandum; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following “filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC Reports prepared by, or delivered to, the certificate administrator; and

●	the annual report prepared by the trust advisor;

(D)	the following “additional documents”:

●	summaries of Final Asset Status Reports;

●	inspection reports; and

●	appraisals;

(E)	the following “special notices”:

●	notice of final payment on the Certificates;

●	notice of termination of the master servicer or the special servicer;

●	notice of an event of default with respect to the master servicer or the special servicer;

●
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment of a successor to such party, to the extent such notice is prepared or received by the certificate administrator;

●	officer’s certificates supporting the determination that any advance was (or, if made, would be) a Nonrecoverable Advance;

●	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

●	any Assessments of Compliance;

●	any Attestation Reports;

●
any reports delivered to the certificate administrator by the trust advisor in connection with its review of the special servicer’s Appraisal Reduction and net present value calculations as described under “Servicing of the Mortgage Loans—The Trust Advisor—Consultation Duties of the Trust Advisor;”

●
any recommendation received by the certificate administrator from the trust advisor for the termination of the special servicer during any period when the trust advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the special servicer in response to such recommendation; and

●
notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the special servicer or notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the trust advisor;

(F)	the “Investor Q&A Forum;” and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry.”

“Privileged Person” means the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as the case may be), the trustee, the certificate administrator, the trust advisor, a designee of the depositor, any person who provides the certificate administrator with an Investor Certification, and any Rating Agency or other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), that provides the certificate administrator with a certification in the form attached to the Pooling and Servicing Agreement, which Investor Certification or rating agency certification may be submitted electronically via the certificate administrator’s website; provided that in no event will a borrower, a manager of a mortgaged property, an affiliate of a borrower, an affiliate of a manager of a mortgaged property or an agent of any of the foregoing be considered a Privileged Person.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website, where Certificateholders, Certificate Owners and prospective purchasers of Certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, to submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans (or A/B Whole Loans or Loan Pairs), or the mortgaged properties, and to view previously submitted inquiries and related answers.  The certificate administrator will forward such inquiries to the appropriate person.  The certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, or is otherwise not advisable to answer.  The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Controlling Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the certificate administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters, and no other party will have any responsibility or liability for the content of any such information.  None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum that was based, in whole or in part, on information received from third parties.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner via the certificate administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s website will initially be located at www.ctslink.com.  Access to information that is not otherwise made available by the certificate administrator to the general public on the certificate administrator’s website will be provided by the certificate administrator to any investor or prospective investor (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents) upon receipt by the certificate administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer that the certificate administrator will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them.  The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the certificate administrator’s website can be obtained by calling its customer service desk at (866) 846-4526.

“Investor Certification” means a certificate (which may be in electronic form) representing that the person executing the certificate (1) is a Certificateholder, a Certificate Owner or a prospective purchaser that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement in respect of the Offered Certificates and the prospectus attached to this free writing prospectus and (2) is not a borrower, a manager, an affiliate of a borrower or manager or an agent of any of the foregoing, substantially in the form provided for in the Pooling and Servicing Agreement.  The certificate administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“CREFC” means the CRE Finance Council.

“CREFC Reports” collectively refer to the following electronic files:  (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve – LOC report, and (xvi) CREFC advance recovery report.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“17g-5 Information Provider” means the certificate administrator acting in its capacity as the 17g-5 Information Provider under the Pooling and Servicing Agreement.

Other Information

The Pooling and Servicing Agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any Privileged Persons, originals or copies, in paper or electronic form, of various documents related to the assets of the Issuing Entity and the administration of the Issuing Entity.  Those documents include (among other things) the mortgage files for the mortgage loans, notices of any waiver, modification or amendment of any term of a mortgage loan and each of the documents made available by the certificate administrator via its website as described under “—Information Available Electronically” above.  The trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.  The certificate administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.

The certificate administrator will make available on its website all Distribution Date Statements, CREFC Reports and supplemental notices (provided they are received by the certificate administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Trepp, LLC, Markit, CMBS.com, Inc. and Intex Solutions, Inc.), subject to, and in accordance with, the terms of the Pooling and Servicing Agreement.

In connection with providing access to or copies of the items described above to Certificateholders, Certificate Owners and prospective purchasers of Certificates, the trustee, the master servicer, the special servicer, the certificate administrator, the trust advisor or any document custodian, as the case may be, may be required to obtain an Investor Certification executed by the requesting person or entity.

The Issuing Entity will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Commission regarding the Offered Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name “Morgan Stanley Capital I Trust 2012-C4” and as part of the registration statement on Form S-3 (File No. 333-167764).  Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. local time.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that internet site is http://www.sec.gov.

Book-Entry Certificates

The master servicer, the special servicer, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar an Investor Certification will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the Certificates assuming the Certificates are issued in March 2012:

The close of business on:

March 1, 2012	(A)	Cut-off Date.

March 30, 2012	(B)	Record Date for all Classes of Certificates.

March 2, 2012 – April 11, 2012	(C)	The Collection Period. The master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to April 11, 2012.

April 11, 2012	(D)	Determination Date for mortgage loans.

April 16, 2012	(E)	Master Servicer Remittance Date (1 Business Day prior to the Distribution Date).

April 17, 2012	(F)	Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

(A)
The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received.  Principal payments due on or before such date, and the accompanying interest payments, are not part of the Issuing Entity.

(B)
Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date.  Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

(C)
Any Scheduled Payments due and collected, and Principal Prepayments collected, after the Cut-off Date and on or prior to April 11, 2012 will be deposited into the Collection Account.  Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

(D)
Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

(E)
The master servicer will remit to the certificate administrator no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

(F)	The certificate administrator will make distributions to the Certificateholders on the 4th Business Day after the related Determination Date in each month.

Expected Final Distribution Date; Rated Final Distribution Date

The Expected Final Distribution Date for each class of Offered Certificates presented on the cover of this free writing prospectus is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.  The actual final Distribution Date for any class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

The “Rated Final Distribution Date” of each class of Offered Certificates is the Distribution Date in March 2045.

The ratings assigned by the Rating Agencies to each class of Offered Certificates reflect an assessment of the likelihood that the Certificateholders of such class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Certificateholders, to do the following:

●	to cure any ambiguity;

●
to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement in this free writing prospectus, in the attached prospectus, in the final prospectus supplement for the Offered Certificates or in the Private Placement Memorandum, or to correct or supplement any provision which may be inconsistent with any other provisions;

●
to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the Issuing Entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

●	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

●	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of Class R Certificates;

●
to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

●
to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency shall have been provided with a Rating Agency Communication with respect to such modification, and (z) during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative consents to such modification;

●
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act; provided that such modification does not materially increase the obligations of the trustee, the certificate administrator, the 17g-5 Information Provider, the trust advisor, the depositor, the master servicer or the special servicer;

●
to modify, alter, amend, add or to rescind any of the provisions contained in the Pooling and Servicing Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the Commission from time to time;

●	to add to, modify or supplement any provision to the extent reasonably necessary to comply with any conditions to the listing of any Class of Certificates on the Irish Stock Exchange; or

●	any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Issuing Entity).  Prior to entering into any amendment without the consent of Certificateholders pursuant to this paragraph, the trustee may require an opinion of counsel.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Certificateholders of not less than 51% of the aggregate voting rights of all the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders or such Holders; provided that no such amendment may:

●	directly or indirectly reduce in any manner the amount of, or delay the timing of, the distributions required to be made on any Certificate without the consent of the Holder of such Certificate;

●	modify the provisions of the Pooling and Servicing Agreement relating to amendments thereof without the consent of 100% of the Certificateholders;

●
eliminate the master servicer’s or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury regulations and rulings promulgated under the Code;

●
adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the Issuing Entity, without the consent of 100% of the Holders of the Class H Certificates.  The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement;

●	adversely affect the interests of any class of Certificates without the consent of at least 66-2/3% of the aggregate voting rights of such class of Certificates; or

●	adversely affect the voting rights of any class of Certificates without the consent of all of the Holders of such class of Certificates.

No amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of any underwriter, or of the holder of any B Note or Serviced Companion Loan, may be effected unless such underwriter or the holder of such B Note or Serviced Companion Loan, as the case may be, provides written consent to such amendment.  In addition, no amendment to the Pooling and Servicing Agreement that increases the obligations or impairs the rights of any mortgage loan seller may be effected unless such mortgage loan seller provides written consent to such amendment.

Evidence as to Compliance

See “Description of the Agreements—Evidence of Compliance” in the attached prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the trustee (if it has made any advance in the related preceding year), the certificate administrator, the trust advisor, the master servicer, the special servicer and each servicing function participant to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment.  The trustee and certificate administrator, the master servicer, the special servicer and the trust advisor that will be required to provide, as applicable, an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction initially are Wells Fargo Bank, National Association, Bank of America, National Association, Midland Loan Services, a Division of PNC Bank, National Association and Pacific Life Insurance Company.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the portion of the aggregate Voting Rights allocated among the respective classes of Certificateholders will be as follows:  (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such classes based on their respective Notional Amounts, and (c) in the case of any class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Balance of such class and the denominator of which is equal to the aggregate outstanding Certificate Principal Balances of all classes of the Principal Balance Certificates; provided that, if the vote relates to the termination or replacement of the special servicer or the trust advisor, the allocation of Voting Rights among the respective classes of Principal Balance Certificates pursuant to clause (c) of this definition shall be based on the aggregate Certificate Principal Balance of each class of Principal Balance Certificates as notionally reduced by any Appraisal Reductions allocated to such class.  The Voting Rights of any class of Certificates shall be allocated among Holders of Certificates of such class in proportion to their respective Percentage Interests.

No Certificateholder, solely by virtue of its status as Certificateholder, will have any right by virtue or by availing of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement unless the Holders of Certificates evidencing not less than 50% of the aggregate Certificate Principal Balance of all Certificates then outstanding has made a written request to the trustee in compliance with the Pooling and Servicing Agreement to institute such action, suit or proceeding in its own name as trustee, and such trustee shall have neglected or refused to institute any such action, suit or proceeding.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered on the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing certain reports, statements or other information pursuant to the Pooling and Servicing Agreement, Certificate Owners or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification).  Solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the trust advisor, a manager of a mortgaged property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, the trustee, the trust advisor, the certificate administrator or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, the trustee, the trust advisor or the certificate administrator or any of their affiliates.  Also notwithstanding the foregoing, the restrictions above will not apply to the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Matters Regarding the Certificate Administrator

The certificate administrator will be entitled to a monthly fee (the “Certificate Administrator Fee”) for its services.  That fee will accrue with respect to each and every mortgage loan.  In each case, that fee will accrue at 0.0042% per annum (the “Certificate Administrator Fee Rate”) on the unpaid principal balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis as the subject mortgage loan.  The Certificate Administrator Fee Rate will include the trustee fee rate.  The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the Issuing Entity.  In addition, the trustee and the certificate administrator will be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The certificate administrator and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the certificate administrator is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, and the certificate administrator and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The certificate administrator shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of Certificate Administrator

The certificate administrator may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor certificate administrator.  If no successor certificate administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning certificate administrator may petition any court of competent jurisdiction for the appointment of a successor certificate administrator.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the certificate administrator, upon written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the certificate administrator shall cease to be eligible to continue as certificate administrator under the Pooling and Servicing Agreement, or (ii) the certificate administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the certificate administrator or of its property shall be appointed, or any public officer shall take charge or control of the certificate administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the certificate administrator or the Issuing Entity is located solely because of the location of the certificate administrator in such state; provided, that, if the certificate administrator agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the certificate administrator as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the certificate administrator and appoint a successor certificate administrator.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the certificate administrator shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the certificate administrator or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it defaults on any of its reporting obligations under the Pooling and Servicing Agreement (and such default is not the result of another party’s failure to deliver required information), the certificate administrator will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the certificate administrator in accordance with the procedure described above.

Upon any succession of the certificate administrator, the predecessor certificate administrator will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

The Trustee

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A1” by Moody’s and “AA (low)” by DBRS (or “A (high)” by DBRS if the Trustee has a short term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by Moody’s from at least two other NRSROs (which may include Fitch, Moody’s and/or S&P)) and that has a short-term unsecured debt rating from Moody’s of at least “P-1” or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicer or the special servicer of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  If no Master Servicer Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer.  The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance.  The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer (solely in the case of Servicing Advances), that such Advance, if made, would be a Nonrecoverable Advance.  The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer.  See “Description of the Offered Certificates—Advances” in this free writing prospectus.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.  In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws.  As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations.  New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Issuing Entity as a person of ordinary prudence would employ in managing his own property.  However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default.  The Pooling and Servicing Agreement will provide that the trustee is subject to the prudent person standard only for so long as a Master Servicer Event of Default or Trust Advisor Termination Event has occurred and remains uncured.

Matters Regarding the Trustee

The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others.  Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor trustee meeting the requirements set forth above.  If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  The Pooling and Servicing Agreement provides that expenses relating to resignation of the trustee will be required to be paid by the trustee.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause remove the trustee, upon written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the trustee shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the trustee or the Issuing Entity is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Issuing Entity for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above.  In the case of removal under clauses (i), (ii), (iii) or (iv) above, the trustee shall bear all such costs of transfer.  If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the trustee or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it defaults on any of its reporting obligations under the Pooling and Servicing Agreement (and such default is not the result of another party’s failure to deliver required information), the trustee will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the trustee in accordance with the procedure described above.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Trustee Compensation

As compensation for the performance of its duties as trustee, the trustee will be paid the monthly trustee fee (the “Trustee Fee”).  The Trustee Fee is to be paid from the Distribution Account by the certificate administrator.  In addition, the trustee will be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

Certificateholder Communications

Special Notices

Upon the written request of any Certificateholder or Certificate Owner that has provided the certificate administrator with an executed Investor Certification, the certificate administrator will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register and Certificate Owners through DTC’s Participants in accordance with DTC procedures stating that the requesting Certificateholder or Certificate Owner, as the case may be, wishes to be contacted by other Certificateholders or Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder or Certificate Owner, as the case may be.  The certificate administrator will be entitled to reimbursement from the requesting Certificateholder or Certificate Owner for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the mortgage loan sellers, the depositor, the trustee, the certificate administrator, the trust advisor, the master servicer and the special servicer may retain certain classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates.  The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the Pass-Through Rate for such Certificate;

●
the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Principal Balance of such Certificate;

●
the rate, timing and severity of Collateral Support Deficits and Trust Advisor Expenses and the extent to which such items are allocable in reduction of the Certificate Principal Balance of such Certificate;

●
the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

●
the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

In addition, the effective yield to Holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such Holders until at least the 4th Business Day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

Pass-Through Rates

The Pass-Through Rates on one or more classes of Offered Certificates may be based on, limited by, or equal to, the Weighted Average Net Mortgage Rate from time to time, which is calculated based upon the respective Net Mortgage Rates and Stated Principal Balances of the mortgage loans as described in this free writing prospectus.  Accordingly, the yield on those classes of Offered Certificates may (and in the case of a class with a Pass-Through Rate equal to or based on the

Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any realized losses as a result of liquidations of mortgage loans.  In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or realized losses than mortgage loans with relatively lower mortgage rates.

Rate and Timing of Principal Payments

The yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Principal Balance of such class of Certificates.  As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Offered Certificates until their aggregate Certificate Principal Balance is reduced to zero.  Consequently, the rate and timing of principal payments that are distributed or otherwise result in the reduction of the aggregate Certificate Principal Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller’s breach of representations and warranties or material defects in a mortgage loan’s documentation and other purchases of mortgage loans out of the Issuing Entity.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date.  The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan.  However, the Pooling and Servicing Agreement will permit the master servicer or the special servicer, as the case may be, to take action to enforce the Issuing Entity’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Offered Certificates.  Any early termination of the Issuing Entity as described in this free writing prospectus under “Description of the Offered Certificates—Optional Termination” will also shorten the weighted average lives of those Certificates then outstanding.  Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates.  See “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this free writing prospectus.

The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will also depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Principal Balance of its class.  An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in a reduction of the Certificate Principal Balance of the related class, the greater will be the effect on the yield to maturity of such Certificate.  As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

With respect to the Offered Certificates, any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to any Certificates as described in this free writing prospectus is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have.  The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in Appendix I to this free writing prospectus.

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to Holders of that class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount.  Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month’s interest) may adversely affect the yield to maturity of that class of Certificates for as long as it is outstanding.

Losses and Shortfalls

The yield to Holders of the Offered Certificates will also depend on the extent to which such Holders are required to bear the effects of any losses or shortfalls on the mortgage loans.  Collateral Support Deficits will generally be applied in reverse sequential order, that is, first to the Class H Certificates, and then to the other respective classes of Principal Balance Certificates, in reverse alphabetical order of class designation — from the Class G Certificates to the Class A-S Certificates, and then pro rata among Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in each such case to reduce the Certificate Principal Balance of such class until such Certificate Principal Balance is reduced to zero.  Net Aggregate Prepayment Interest Shortfalls will be borne by the Holders of each class of Offered Certificates, as described in this free writing prospectus, in each case reducing interest otherwise payable thereon.  Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, and realized losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of Subordinate Certificates outstanding.

The Principal Balance Certificates (other than the Control Eligible Certificates) may be required to bear the effects of Trust Advisor Expenses to the extent such amounts are allocated to such classes of Certificates.  Such amounts will be allocated to reduce the Distributable Certificate Interest for the related Distribution Date to the Class E, Class D, Class C and Class B Certificates, in that order, until the Distributable Certificate Interest of such classes for such Distribution Date has been reduced to zero and then, to the extent there are Excess Trust Advisor Expenses and such Excess Trust Advisor Expenses result in a reduction of the Principal Distribution Amount, to the Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, and then to the respective classes of Class A Senior Certificates, pro rata, in each case, as a reduction of the Certificate Principal Balance until such Certificate Principal Balance is reduced to zero.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events funds held in escrow or proceeds from letters of credit be applied to principal, and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  See “Risk Factors” in this free writing prospectus and in the attached prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan.  A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.  Conversely, to the extent the prevailing market interest rate exceeds a mortgage interest rate, the related borrower may be less likely to refinance its mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Principal Balance of such Offered Certificate.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this free writing prospectus is the “Constant Prepayment Rate” or “CPR” model.  The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage per annum of the then outstanding principal balance of all of the mortgage loans that are past their lock-out, defeasance and yield maintenance periods.  We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.  Further, CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Offered Certificates.

The tables below indicate the percentage of the initial Certificate Principal Balance of each Class of Offered Certificates at each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR.  The tables below have also been prepared generally on the basis of the following structuring assumptions (the “Structuring Assumptions”):

●	the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

●
the Scheduled Monthly Payments for each mortgage loan are based on such mortgage loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such mortgage loan;

●	the initial Certificate Principal Balances and initial Pass-Through Rates of the Offered Certificates are as presented in this free writing prospectus;

●	the Closing Date for the sale of the Certificates is March 28, 2012;

●	distributions on the Certificates are made on the 15th day of each month, commencing in April 2012;

●
there are no delinquencies or losses in respect of the mortgage loans, there are no extensions of maturity in respect of the mortgage loans, there are no Appraisal Reductions applied to the mortgage loans, there are no casualties or condemnations affecting the mortgaged properties and no holdback amounts are applied to reduce the principal balance of any mortgage loan;

●	Scheduled Payments (including Balloon Payments) on the mortgage loans are timely received on the first day of each month;

●	no Additional Trust Fund Expenses or Trust Advisor Expenses are incurred and there are no additional expenses of the Issuing Entity;

●
no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, including during any yield maintenance lock-out period, defeasance lock-out period or prepayment consideration lock-out period, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

●	no Prepayment Interest Shortfalls occur and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	no borrower under a mortgage loan exercises its partial release option;

●
no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any Nonrecoverable Advances, unreimbursed Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

●	no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Issuing Entity occurs;

●	no purchase option holder permitted to purchase a mortgage loan under the related co-lender agreement or intercreditor agreement will exercise its option to purchase such mortgage loan;

●	each ARD Loan pays in full on its Anticipated Repayment Date; and

●	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions.  To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Offered Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life.  Additionally, mortgage loans generally do not prepay at any constant rate.  Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions.  Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses.  In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and shorten or extend the weighted average lives, shown in the following tables.  These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.  Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of an Offered Certificate is determined by:

●	multiplying the amount of each reduction in the Certificate Principal Balance thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date;

●	summing the results; and

●	dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate.

Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
March 2013	81%	81%	81%	81%	81%
March 2014	60%	60%	60%	60%	60%
March 2015	36%	36%	36%	36%	36%
March 2016	11%	11%	11%	11%	11%
March 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.38	2.37	2.37	2.37	2.36

Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.68	4.67	4.66	4.63	4.44

Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	79%	79%	79%	79%	79%
March 2019	58%	58%	58%	58%	58%
March 2020	35%	35%	35%	35%	35%
March 2021	10%	10%	10%	10%	10%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.31	7.30	7.29	7.29	7.29

Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.72	9.68	9.64	9.58	9.33

Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
March 2013	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.95	9.92	9.86	9.58

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Structuring Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Balance of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Structuring Assumptions, from and including March 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Balances of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price (in %s)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price (in %s)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price (in %s)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price (in %s)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR During Lock-out Periods (Including Yield Maintenance, Defeasance and Prepayment Consideration Lock-out Periods) — otherwise at indicated CPR
Assumed Price (in %s)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

We cannot assure you that the mortgage loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Morgan Stanley Capital I Trust 2012-C4 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of thirty-eight (38) fixed-rate, first mortgage loans (collectively, the “Mortgage Pool”) with an aggregate principal balance as of March 1, 2012 (the “Cut-off Date”), after application of all payments of principal due on or before such date, whether or not received, of $1,098,695,600 (with respect to each mortgage loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”), subject to a permitted variance of plus or minus 5%.  For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in March 2012 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on March 1, 2012, not the actual day or days on which such scheduled payments were due.  The Cut-off Date Balances of the mortgage loans range from approximately $1,861,060 to approximately $130,000,000, and the mortgage loans have an average Cut-off Date Balance of $28,913,042.

Of the mortgage loans to be included in the Issuing Entity:

●	twenty-six (26) mortgage loans (the “MSMCH Mortgage Loans”), representing approximately 69.9% of the Initial Pool Balance, were originated by MSMCH;

●	eleven (11) mortgage loans (the “Bank of America Mortgage Loans”), representing approximately 21.0% of the Initial Pool Balance, were originated by Bank of America; and

●	one (1) mortgage loan, representing approximately 9.1% of the Initial Pool Balance, was co-originated by MSMCH and Bank of America.

A description of the underwriting standards for each mortgage loan seller is set forth in this free writing prospectus under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators.”

The mortgage loans included in this transaction were selected for this transaction from mortgage loans generally originated for securitizations generally of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans were originated between December 2010 and March 2012.  As of the Cut-off Date, none of the mortgage loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.  Brief summaries of the material terms of the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the Mortgage Pool are contained in Appendix III to this free writing prospectus.

Seventy-four (74) mortgaged properties, representing approximately 92.0% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  With respect to one (1) such mortgaged property, securing a mortgage loan representing approximately 6.0% of the Initial Pool Balance, both the fee and leasehold interests in the entire related mortgaged property are encumbered, and we have treated that as simply an encumbered fee interest. Three (3) mortgaged properties, representing approximately 8.0% of the Initial Pool Balance by allocated loan amount, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.

On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a mortgage loan purchase agreement (each such agreement, a “Mortgage Loan Purchase Agreement”) to be entered into between us and the particular mortgage loan seller.  We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pool—Sale of the Mortgage Loans” below.

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms.  Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest.  100.0% of the mortgage loans accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

The mortgage loans consist of the following property types:

●	Retail – Thirty-six (36) of the mortgaged properties, which secure mortgage loans representing approximately 42.3% of the Initial Pool Balance, are retail properties;

●	Hospitality – Nine (9) of the mortgaged properties, which secure mortgage loans representing approximately 17.2% of the Initial Pool Balance, are hospitality properties;

●	Office – Six (6) of the mortgaged properties, which secure mortgage loans representing approximately 14.4% of the Initial Pool Balance, are office properties;

●	Manufactured Housing – Nine (9) of the mortgaged properties, which secure mortgage loans representing approximately 8.5% of the Initial Pool Balance, are manufactured housing properties;

●
Commercial Condominium – One (1) of the mortgaged properties, which secures a mortgage loan representing approximately 6.8% of the Initial Pool Balance, is a commercial condominium property (see “Mortgage Loan No. 3—50 Central Park South” on Appendix III to this free writing prospectus);

●	Multifamily – Three (3) of the mortgaged properties, which secure mortgage loans representing approximately 5.1% of the Initial Pool Balance, are multifamily properties;

●	Self Storage – Twelve (12) of the mortgaged properties, which secure mortgage loans representing approximately 4.7% of the Initial Pool Balance, are self storage properties; and

●	Industrial – One (1) of the mortgaged properties, which secures a mortgage loan representing approximately 1.0% of the Initial Pool Balance, is an industrial property.

Property Location

The following geographic areas contain greater than 5% concentrations of mortgaged properties (by allocated loan amount):  New York, California, Connecticut, Massachusetts, Texas, Florida and Pennsylvania.

●	Five (5) mortgaged properties, representing security for approximately 15.0% of the Initial Pool Balance, are located in New York.

●
Ten (10) mortgaged properties, representing security for approximately 14.9% of the Initial Pool Balance, are located in California.  Of the mortgaged properties located in California, nine (9) of such mortgaged properties, representing security for approximately 13.4% of the Initial Pool Balance, are located in Southern California, and one (1) mortgaged property, representing security for approximately 1.5% of the Initial Pool Balance, is located in Northern California.  Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

●	Two (2) mortgaged properties, representing security for approximately 12.6% of the Initial Pool Balance, are located in Connecticut.

●	Twenty (20) mortgaged properties, representing security for approximately 9.2% of the Initial Pool Balance, are located in Massachusetts.

●	Eight (8) mortgaged properties, representing security for approximately 8.4% of the Initial Pool Balance, are located in Texas.

●	Five (5) mortgaged properties, representing security for approximately 6.2% of the Initial Pool Balance, are located in Florida.

●	One (1) mortgaged property, representing security for approximately 6.0% of the Initial Pool Balance, is located in Pennsylvania.

Due Dates

Fifteen (15) mortgage loans, representing approximately 53.5% of the Initial Pool Balance, have Due Dates on the first (1st) day of each calendar month.  One (1) mortgage loan, representing approximately 1.8% of the Initial Pool Balance, has a Due Date on the fifth (5th) day of each calendar month.  Three (3) mortgage loans, representing approximately 18.2% of the Initial Pool Balance, have Due Dates on the seventh (7th) day of each calendar month.  Nineteen (19) mortgage loans, representing approximately 26.5% of the Initial Pool Balance, have Due Dates on the tenth (10th) day of each calendar month.

Grace Periods

The mortgage loans have various grace periods prior to the occurrence of an event of default and/or prior to the imposition of late payment charges and/or default interest, including (i) twenty-six (26) mortgage loans, representing approximately 69.0% of the Initial Pool Balance, with no grace periods; (ii) eleven (11) mortgage loans, representing approximately 27.8% of the Initial Pool Balance, with grace periods of four (4) calendar days; and (iii) one (1) mortgage loan, representing approximately 3.2% of the Initial Pool Balance, with a grace period of five (5) calendar days.  Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this free writing prospectus, which are based on the related mortgage loan documents.

Amortization

The mortgage loans have the following amortization features:

●
Thirty-eight (38) of the mortgage loans, representing 100.0% of the Initial Pool Balance, are Balloon Loans.  For purposes of this free writing prospectus, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date or Anticipated Repayment Date, as applicable.  Four (4) of these mortgage loans, representing approximately 12.8% of the Initial Pool Balance, are mortgage loans that have an Anticipated Repayment Date and provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.  These ARD

Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan’s stated maturity date) upon which these increases occur;

●
Included in the Balloon Loans are one (1) mortgage loan, representing approximately 0.6% of the Initial Pool Balance, that currently provides for monthly payments of interest only for its entire term, and five (5) mortgage loans, representing approximately 19.5% of the Initial Pool Balance, that currently provide for monthly payments of interest only for a portion of their respective terms ranging from twenty-one (21) months to sixty (60) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Provisions

All of the mortgage loans that we intend to include in the Issuing Entity provide for one or more of the following:

●	a “prepayment lock-out period,” during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

●	a “defeasance lock-out period,” during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance;

●
a “prepayment consideration lock-out period,” during which voluntary prepayments are permitted, subject to the  payment of a specified prepayment consideration which may equal a percentage of the amount prepaid;

●	a “yield maintenance lock-out period,” during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium; and/or

●	an “open period,” during which voluntarily prepayments are permitted without payment of any prepayment consideration.

The prepayment lock-out periods, defeasance lock-out periods, prepayment consideration lock-out periods and yield maintenance lock-out periods are collectively referred to in this free writing prospectus as the “Lock-Out Periods.”

As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

●
Thirty (30) mortgage loans, representing approximately 78.3% of the Initial Pool Balance, prohibit voluntary principal prepayments during a prepayment lock-out period but permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the issuing entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Three (3) mortgage loans, representing approximately 15.1% of the Initial Pool Balance, permit voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus, and also permit the related borrower, after an initial period of at least two (2) years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the issuing entity Government Securities, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

●
Four (4) mortgage loans, representing approximately 4.3% of the Initial Pool Balance, permit voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

●
One (1) mortgage loan, representing approximately 2.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a prepayment lock-out period and, following such period, permits the related borrower to either (i) defease the mortgage loan by pledging to the issuing entity Government Securities, subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage or (ii) prepay the mortgage loan if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on Appendix I to this free writing prospectus.

Set forth below is information as of the Cut-off Date regarding the original terms of the prepayment lock-out periods and defeasance lock-out periods, as applicable, for the thirty-one (31) underlying mortgage loans for which a prepayment lock-out period or defeasance lock-out period is currently in effect:

●	the maximum original prepayment lock-out period or defeasance lock-out period is thirty-eight (38) months;

●	the minimum original prepayment lock-out period or defeasance lock-out period is twenty-four (24) months; and

●	the weighted average original prepayment lock-out period or defeasance lock-out period is twenty-six (26) months.

Prepayment Premiums and Yield Maintenance Charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.  However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of Prepayment Premiums or Yield Maintenance Charges.  In addition, in the event of a liquidation of a defaulted mortgage loan in the Issuing Entity, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied.  Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge with respect to any of the mortgage loans included in the Issuing Entity.  See “Risk Factors—Prepayment May Reduce the Yield on Your Certificates” and “Risk Factors—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” in this free writing prospectus.

Open periods generally begin no more than seven (7) months prior to stated maturity.

Generally, the mortgage loans provide that insurance and condemnation proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower.  Some of the mortgage loans also permit the related borrower, in connection with the application of insurance or condemnation proceeds to the principal balance of the mortgage loan, to prepay the entire remaining principal balance of the mortgage loan.  With respect to such mortgage loans, prepayment consideration may not be required in connection with any such prepayment.  In addition, with respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, and single tenant mortgage loans, insurance and condemnation proceeds may be required to be used to repair or restore the mortgaged property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged property or properties, as described under “—Partial Releases Other Than in Connection with Defeasance” below.

The prepayment terms of each of the mortgage loans that we intend to include in the Issuing Entity are more particularly described in Appendix I to this free writing prospectus.  Also, see Appendix I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge, which will vary for any mortgage loan.

Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans

The mortgage pool will include seven (7) underlying mortgage loans, collectively representing approximately 30.2% of the Initial Pool Balance, that are, in each case, individually secured by two or more real properties (other than through cross-collateralization of a mortgage loan with other mortgage loans).  The amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction.  The mortgage amount may equal the appraised value or allocated loan amount for the particular real property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Appendix I to this free writing prospectus, each individual multi-property mortgage loan and any group of cross-collateralized mortgage loans included in the Issuing Entity.

Property/Portfolio Names		Number of Properties	% of Initial Pool Balance
1.	Ty Warner Hotels & Resorts Portfolio	3	9.1%
2.	ELS Portfolio	8	5.8%
3.	GPB Portfolio 2	11	5.7%
4.	GPB Portfolio 1	11	5.7%
5.	U-Haul 2011 Portfolio	9	2.3%
6.	South Texas Hotel Portfolio	2	1.4%
7.	Wanamaker Portfolio	2	0.3%

Some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity entitle the related borrowers to release one or more of the corresponding mortgaged properties through partial defeasance.  See “—Defeasance Loans” below.

In addition, some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity may entitle the related borrowers to release one or more of the corresponding mortgaged properties, other than through defeasance, as further described under “—Partial Releases Other Than in Connection with Defeasance” below.

Partial Releases Other Than in Connection with Defeasance

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged properties securing mortgage loans in the Issuing Entity, other than those permitted in connection with a defeasance which are described below under “—Defeasance Loans.”

With respect to the mortgage loan identified on Appendix I to this free writing prospectus supplement as Capital City Mall, representing approximately 6.0% of the Initial Pool Balance, the related mortgage loan documents permit the release of an identified out-parcel that is subject to the lien of the related mortgage, subject to the satisfaction of certain conditions, including, but not limited to:  (i) the debt service coverage ratio of the remaining mortgaged property for the preceding twelve (12) calendar months must be greater than (A) the debt service coverage ratio for the entire mortgaged property (including the out-parcel) immediately prior to such release and (B) 1.15x; (ii) the related borrower must prepay a portion of the outstanding principal balance of the related note in an amount equal to the “Out-Parcel Release Price” (as defined in the related mortgage loan agreement) together with the related yield maintenance premium (provided that following such prepayment the ratio of the unpaid principal balance of the related mortgage loan to the value of the remaining property may not be greater than 125%); and (iii) execution of an amendment to the related ground lease removing such out-parcel from the ground lease comprising a portion of the related mortgaged property.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as ELS Portfolio, representing approximately 5.8% of the Initial Pool Balance, the related mortgage loan documents permit the release of an individual property, subject to the satisfaction of certain conditions, including but not limited to:  (i) payment of an amount equal to 115% (or 110% with respect to the first such partial release) of the allocated loan amount with respect to such released property, together with the applicable yield maintenance premium; (ii) if the loan-to-value ratio of the remaining mortgaged properties immediately following the partial release exceeds 125%, the related borrower prepays the mortgage loan in an amount equal to the greater of (A) the amount described in clause (i) or (B) the least of (x) the net proceeds of an arms-length sale of the subject property, (y) the fair market value of the subject property and (z) an amount such that the loan-to-value ratio of the remaining mortgaged properties will not be greater than the loan-to-value ratio of all the related mortgaged properties immediately prior to the partial release; and (iii) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the partial release is no less than the debt service coverage ratio with respect to all the related mortgaged properties immediately preceding the partial release.

In addition, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, representing approximately 11.8% of the Initial Pool Balance, (i) the related borrower may obtain a release of certain parcels (including air rights parcels) or outlets or acquired expansion parcels or designated release parcels, (ii) portions of related mortgaged property may be released from the lien of the mortgage in substitution for parcels at or adjacent to the shopping center, and (iii) the related borrower is permitted to acquire from time to time parcels of land that are an integral part of or adjoin or are proximately located near The Shoppes at Buckland Hills mall, in each case upon satisfaction of specified conditions (generally including that any released parcel be unimproved, non-income producing or not necessary for the use and operation of the property), as further described under “Mortgage Loan No. 1—The Shoppes at Buckland Hills—Expansion, Release and Substitution of Property” on Appendix III to this free writing prospectus.

In addition, certain mortgage loans permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged property, or have been excluded from the appraised value of the related mortgaged property, shown on Appendix I to this free writing prospectus.

Defeasance Loans

Six (6) of the mortgage loans, representing approximately 33.6% of the Initial Pool Balance, permit the respective borrowers (subsequent to any initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and to thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties.  As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Closing Date.

“Government Securities” means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

●	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

●
will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

Each multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the Issuing Entity, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties or parcels would be released.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the Initial Pool Balance, the related mortgage loan documents permit the release of the mortgaged properties identified as Ty Warner Hotels & Resorts Portfolio - Las Ventanas al Paraiso and Ty Warner Hotels & Resorts Portfolio - San Ysidro Ranch on Appendix I to this free writing prospectus, subject to the satisfaction of certain conditions, including, but not limited to, (i) the debt yield with respect to the remaining mortgaged property after giving effect to such defeasance event (assuming a loan amount equal to the outstanding principal balance of the remaining undefeased notes) being equal to at least 19.5%, and (ii) provision of defeasance collateral in an amount equal to the greater of (A) 120% of the allocated principal loan amount in respect of the released property and (B) an amount such that the remaining undefeased notes meet the 19.5% debt yield requirement.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Capital City Mall, representing approximately 6.0% of the Initial Pool Balance, the related mortgage loan documents permit the release of an identified out-parcel that is subject to the lien of the related mortgage, subject to the satisfaction of certain conditions, including, but not limited to:  (i) the debt service coverage ratio of the remaining mortgaged property for the preceding twelve (12) calendar months must be greater than (A) the debt service coverage ratio for the entire mortgaged property (including the out-parcel) immediately prior to such release and (B) 1.15x, (ii) the related borrower must partially defease the related mortgage loan in an amount equal to the “Out-Parcel Release Price” (and provide a REMIC opinion with respect to such partial defeasance), and (iii) execution of an amendment to the related ground lease removing such out-parcel from the ground lease comprising a portion of the related mortgaged property.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as ELS Portfolio, representing approximately 5.8% of the Initial Pool Balance, the related mortgage loan documents permit the release of an individual property through a partial defeasance after an initial lock-out period of at least two (2) years following the date of the issuance of the Certificates, subject to the satisfaction of certain conditions, including, but not limited to:  (i) no event of default has occurred and is continuing; (ii) delivery of partial defeasance collateral in an amount equal to 115% (or 110% with respect to the first such partial defeasance) of the allocated loan amount with respect to such defeased mortgaged property; (iii) confirmation from each of the Rating Agencies that the partial defeasance will not result in a downgrade, withdrawal or qualification of the then current rating on any class of Certificates; and (iv) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the partial defeasance is no less than the debt service coverage ratio with respect to all the related mortgaged properties immediately preceding the partial defeasance.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as GPB Portfolio 2, representing approximately 5.7% of the Initial Pool Balance, the related mortgage loan documents permit the release of an individual property through a partial defeasance after an initial lock-out period of at least two (2) years following the date of the issuance of the Certificates, subject to the satisfaction of certain conditions, including, but not limited to:  (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount with respect to such defeased mortgaged property; (ii) after the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the related mortgage loan is not less than the actual debt service coverage ratio of such mortgage loan prior to the partial defeasance (1.44x); and (iii) with respect to each individual property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the loan documents (or any successors under leases approved under the loan documents or as otherwise permitted pursuant to the loan documents) remain in occupancy, pay rent and are not in default at the related property.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as GPB Portfolio 1, representing approximately 5.7% of the Initial Pool Balance, the related mortgage loan documents permit the release of an individual property through a partial defeasance after an initial lock-out period of at least two (2) years following the date of the issuance of the Certificates, subject to the satisfaction of certain conditions, including, but not limited to:  (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount with respect to such defeased mortgaged property; (ii) after the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the related mortgage loan is not less than the actual debt service coverage ratio of such mortgage loan prior to the partial defeasance (1.63x); and (iii) with respect to each individual property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the loan documents (or any successors under leases approved under the loan documents or as otherwise permitted pursuant to the loan documents) remain in occupancy, pay rent and are not in default at the related property.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as South Texas Hotel Portfolio, representing approximately 1.4% of the Initial Pool Balance, the related mortgage loan documents permit the release of the mortgaged property identified on Appendix II as “Holiday Inn Express Laredo,” through partial defeasance after an initial lock-out period of at least two (2) years following the date of the issuance of the Certificates, subject to the satisfaction of certain conditions, including, but not limited to:  (i) the debt service coverage ratio of the remaining mortgaged properties after taking into account such release must be greater than (A) the debt service coverage ratio for the entire mortgaged property immediately prior to such release and (B) 1.60x; (ii) the loan-to-value ratio after taking into account such release will not be greater than 75%; and (iii) confirmation from each of the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the then current rating on any class of Certificates.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

In general, the defeasance collateral will consist of Government Securities.  However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.  Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Leasehold Mortgages

With respect to the mortgaged properties identified on Appendix I to this free writing prospectus as 9 MetroTech Center, GPB Portfolio 2 - Danbury Walmart and Livermore Medical Office, representing approximately 8.0% of the Initial Pool Balance by allocated loan amount, the related mortgage lien is on the related borrower’s leasehold interest (but not by the fee interest underlying such leasehold interest) in all or a material portion of the related mortgaged property; however, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than ten (10) years after the stated maturity of the related mortgage loan.  Except as noted in “Risk Factors—Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates,” in the case of the foregoing mortgage loans, the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, defaults or breaches by the lessee.

Mortgage Loans with Affiliated Borrowers

With respect to three (3) separate groups of mortgage loans that we intend to include in the Issuing Entity, consisting of a total of seven (7) mortgage loans, collectively representing approximately 19.5% of the Initial Pool Balance, the borrowers under the mortgage loans contained within each such group are related by virtue of having at least one controlling project sponsor or principal in common.

The table below identifies, by property or portfolio name set forth on Appendix I to this free writing prospectus, each group of mortgaged properties that are owned by the same or affiliated borrowers.

Loan/Portfolio Name(s)		Aggregate Cut-off Date Principal Balance	Aggregate % of Initial Pool Balance

1.	GPB Portfolio 2, GPB Portfolio 1	$124,541,306	11.3%

2.	United HealthCare Services, Mattel Building, Revlon R&D Facility	$72,981,025	6.6%

3.	Derby Marketplace, Wanamaker Portfolio	$16,299,765	1.5%

Significant Obligors

The mortgaged property identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills secures a mortgage loan representing approximately 11.8% of the Initial Pool Balance.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations (including, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, the assets held in title by the Mexican bank acting as trustee under the related Mexican trust agreement).  In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse.  None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, B Note or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.  However, the mortgage loan, B Note or Serviced Companion Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer.  The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

See “Risk Factors—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this free writing prospectus.

Subordinate and Other Financing

With respect to three (3) mortgage loans, identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, Magellan Storage - Costa Mesa and Holiday Inn San Diego Downtown, representing approximately 9.1%, 1.2% and 1.1% of the Initial Pool Balance, respectively, the related sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property.  Such mezzanine financing is in place in the original principal amounts of $80,000,000 with respect to the Ty Warner Hotels & Resorts Portfolio mortgage loan (the “Ty Warner Hotels & Resorts Portfolio Mezzanine Loan”), $3,000,000 with respect to the Magellan Storage - Costa Mesa mortgage loan (the “Magellan Storage - Costa Mesa Mezzanine Loan”), and $2,625,000 with respect to the Holiday Inn San Diego Downtown mortgage loan (the “Holiday Inn San Diego Downtown Mezzanine Loan”).  The holders of each related mortgage loan and mezzanine loan have entered into an Intercreditor Agreement that governs the rights and duties of such parties.  See “Mortgage Loan No. 2—Ty Warner Hotels & Resorts Portfolio—Mezzanine Loan” on Appendix III to this free writing prospectus for more information regarding the intercreditor agreement governing the relationship between the holders of the Ty Warner Hotels & Resorts Portfolio mortgage loan and the Ty Warner Hotels & Resorts Portfolio Mezzanine Loan.

With respect to seven (7) mortgage loans, identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, 50 Central Park South, GPB Portfolio 2, GPB Portfolio 1, United HealthCare Services, Southbrook and Baybrook Village Center and Hilton Springfield, representing approximately 11.8%, 6.8%, 5.7%, 5.7%, 3.0%, 2.8% and 2.4%, respectively, of  the Initial Pool Balance, the related sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that certain debt service coverage ratio and/or loan-to-value ratio tests, as well as other related conditions, are satisfied.  See “Mortgage Loan No. 1—The Shoppes at Buckland Hills—Mezzanine Loan and Preferred Equity”, “Mortgage Loan No. 3—50 Central Park South—Mezzanine Loan and Preferred Equity”, “Mortgage Loan No. 7—GPB Portfolio 2—Mezzanine Loan and Preferred Equity”, “Mortgage Loan No. 8—GPB Portfolio 1—Mezzanine Loan and Preferred Equity” and “Mortgage Loan No. 10—United HealthCare Services—Mezzanine Loan and Preferred Equity” on Appendix III to this free writing prospectus for a description of the future mezzanine financing permitted with respect to the mortgage loans identified as The Shoppes at Buckland Hills, 50 Central Park South, GPB Portfolio 2, GPB Portfolio 1 and United HealthCare Services on Appendix I to this free writing prospectus.

With respect to the mortgage loan identified on Appendix I to this free writing prospectus as United HealthCare Services, representing approximately 3.0% of the Initial Pool Balance, mezzanine financing is unavailable to the sponsors of the related borrower; however, mezzanine debt is permitted at any time after a date that is five (5) years after the closing date of the mortgage loan or in connection with a sale of the related mortgaged property to an unaffiliated third party purchaser, subject to various conditions including:  (i) the combined debt service coverage ratio for the mortgage loan and the related mezzanine loan on the date the mezzanine debt is incurred is not less than 1.40x; (ii) the aggregate sum of the mortgage loan and the mezzanine debt does not exceed a loan-to-value ratio on the date the mezzanine debt is incurred of 65%; and (iii) the mortgage loan and the mezzanine debt have a combined debt yield on the date the mezzanine debt is incurred of not less than 9.50%.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Issuing Entity if certain defaults on the mortgage loan occur.  The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related Intercreditor Agreement, will include Special Servicing Fees, Liquidation Fees and other Additional Trust Fund Expenses.  Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.  Accordingly, such purchase (if made prior to the maturity date or Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

See “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates” in and Appendix I to this free writing prospectus.

Further, the borrower under the mortgage loan identified on Appendix I to this free writing prospectus as Independence Place - Fort Campbell, which represents approximately 1.9%, of the Initial Pool Balance, has granted a preferred equity interest in the aggregate amount of $1,000,000 to Greene Hogg, LLC, which is entitled to a specified rate of return on its equity investment.  The preferred equity investor is also entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property.  Such preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

In addition, under the mortgage loan identified on Appendix I to this free writing prospectus as Hilton Springfield, representing approximately 2.4% of the Initial Pool Balance, one or more of the owners of direct or indirect ownership interests in the related borrower may obtain a loan in an amount not to exceed $5,000,000, secured by such person’s ownership interest in the related borrower solely for the purpose of paying certain property-related expenses if necessary during the term of the mortgage loan, subject to certain conditions.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, representing approximately 9.1% of the Initial Pool Balance, the related borrowers are permitted to incur debt pursuant to financing leases, purchase money debt, trade and operational debt which does not exceed, with respect to the Ty Warner Hotels & Resorts Portfolio - Four Seasons Resort “The Biltmore” Santa Barbara mortgaged property and the Ty Warner Hotels & Resorts Portfolio - Las Ventanas al Paraiso mortgaged property, a percentage of the allocated loan amount of such mortgaged property equal to 8% and 9%, respectively.

In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

Modified and Refinanced Mortgage Loans

Eight (8) mortgage loans, representing approximately 10.4% of the Initial Pool Balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property, and twenty-nine (29) mortgage loans, representing approximately 83.8% of the Initial Pool Balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan.

One (1) mortgage loan, representing approximately 5.8% of the Initial Pool Balance, was originated in connection with the related borrower’s acquisition of three (3) mortgaged properties, representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, and the related borrower’s refinancing of previous indebtedness with respect to five (5) mortgaged properties, representing approximately 3.8% of the Initial Pool Balance by allocated loan amount.  See “Mortgage Loan No. 5—ELS Portfolio” on Appendix III to this free writing prospectus.

Mortgaged Properties with Limited or No Operating History

Six (6) of the mortgage loans, representing approximately 14.5% of the Initial Pool Balance, are secured by mortgaged properties that either have no prior operating history or do not have historical financial information.

Two (2) of the mortgage loans, representing approximately 3.9% of the Initial Pool Balance, are secured by mortgaged properties that were recently acquired by the related borrowers within seven (7) calendar months of the Cut-off Date and have limited operating history.

Certain Mortgage Loans with Material Lease Termination Options

At least three (3) of the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans, representing approximately 23.5% of the Initial Pool Balance, have material lease early termination options.  For example, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as The Shoppes at Buckland Hills, representing approximately 11.8% of the Initial Pool Balance, the tenant known as “Rack Room Shoes” has the right to terminate the related lease upon prior written notice if its net sales fail to exceed $1,700,000 from the forty-third (43rd) month and through fifty-fourth (54th) month of the term of the lease.  With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Capital City Mall, representing approximately 6.0% of the Initial Pool Balance, the largest tenant, known as “J.C. Penney,” has the right to terminate its lease if, without such tenant’s approval, the reciprocal easement agreement is amended, supplemented or terminated in a way that, in such tenant’s reasonable judgment, would have a substantial adverse effect on such tenant.  With respect to the mortgage loan identified on Appendix I to this free writing prospectus as GPB Portfolio 1, representing approximately 5.7% of the Initial Pool Balance, the largest tenant at the mortgaged property identified as GPB Portfolio 1 - Everett Walgreens, known as “Walgreens,” has the right to terminate the related lease upon prior written notice beginning on June 30 in each of 2016, 2021, 2026 and 2031.  See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

Additional Collateral

Certain of the mortgage loans may have additional collateral in the form of reserves or letters of credit that remain in place for a specified period of time during the term of the subject mortgage loan and are to be released only upon the satisfaction by the borrower of certain conditions.  If the related borrower does not satisfy the conditions for release of such reserves or letters of credit by the applicable release date set forth in the related mortgage loan documents, such reserves or letters of credit may be applied to partially repay the mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan.  Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.  See “Risk Factors—Certain of the Mortgage Loans Lack Customary Provisions; The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates; Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established” in this free writing prospectus.

The ARD Loans

Four (4) mortgage loans (any such loan, an “ARD Loan”), representing approximately 12.8% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate.  In addition, following the related Anticipated Repayment Date, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, unless otherwise set forth in the exceptions described in Appendix VI to this free writing prospectus, the payment of Excess Interest, to the extent actually collected will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related ARD Loan has been paid in full, at which time the Excess Interest will be paid to the Holders of the Class H Certificates.

“Anticipated Repayment Date” or “ARD” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

Cash Management Agreements/Lockboxes

Thirty (30) mortgage loans, representing approximately 88.3% of the Initial Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement as of the Cut-off Date.  Five (5) mortgage loans, representing approximately 10.1% of the Initial Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties are paid directly to the related borrower or property manager until the occurrence of a “trigger event,” at which point such amounts will be subject to a cash management/lockbox arrangement.

Appendix I and Appendix II to this free writing prospectus set forth (among other things) the type of lockbox (if any) established under the terms of each mortgage loan.  The following paragraphs generally describe each type of provision:

“Hard Lockbox” means the related borrower is required to direct tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality and manufactured housing properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into a lockbox account controlled by the lender even though cash or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account.

“Springing Lockbox” means a lockbox that is not currently in place, but the related mortgage loan documents require the imposition of a hard lockbox upon the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio).

“Soft Lockbox” means the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account controlled by the lender.  Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited by the borrower or property manager into the lockbox account.

“In-Place Cash Management” means funds deposited into a lockbox account controlled by the lender are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender.  Funds in such cash management account are disbursed according to the related mortgage loan documents, with any excess remitted to the related borrower (unless an event of default under the mortgage loan documents or one or more specified trigger events have occurred and are continuing).

“Springing Cash Management” means, until the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio), funds deposited into a lockbox account controlled by the lender are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower, in each case, generally on a daily basis.  Upon the occurrence of an event of default or such a trigger event, the related mortgage loan documents require funds in the lockbox account to be forwarded to a cash management account controlled by the lender, and such funds are disbursed according to the mortgage loan documents.  Generally, upon the cure of such event of default or the cessation of such trigger event, the forwarding of such funds to the borrower resumes.

“None” means revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties, cash or “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Issuing Entity.

The A/B Whole Loans and the Loan Pairs

There are no A/B Whole Loans or Loan Pairs related to the Issuing Entity.

Additional Mortgage Loan Information

This free writing prospectus sets forth certain information with respect to the mortgage loans and the mortgaged properties.  Each of the tables presented in Appendix II to this free writing prospectus sets forth selected characteristics of the Mortgage Pool.  For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix I to this free writing prospectus, and for a brief summary of the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the Mortgage Pool, see Appendix III to this free writing prospectus.  Additional information regarding the mortgage loans is contained in this free writing prospectus under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section.

The sum in any column of the tables presented in Appendix II or Appendix III may not equal the indicated total due to rounding.  The information in Appendix I, Appendix II and Appendix III to this free writing prospectus with respect to the mortgage loans (or A/B Whole Loans or Loan Pairs, if applicable) and the mortgaged properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or, in the case of multiple mortgaged properties securing the same mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), based on allocated loan amounts that have been assigned to the related mortgaged properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related mortgage loan documents.  The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on Appendix I to this free writing prospectus.  References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.  The statistics in Appendix I, Appendix II and Appendix III to this free writing prospectus were primarily derived from information provided to the depositor by each sponsor.

With respect to any mortgage loan that is part of an A/B Whole Loan, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated with regard to both the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

For purposes of the tables in Appendix II to this free writing prospectus and for the information presented in Appendix I and Appendix III to this free writing prospectus:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any mortgage loan, twelve (12) times the monthly payment in effect as of the Cut-off Date for such mortgage loan or, for certain mortgage loans that provide for payments of interest-only for a period of time, twelve (12) times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period, unless otherwise indicated.  With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, Annual Debt Service is calculated with regard to the related mortgage loan included in the Issuing Entity only, unless otherwise indicated.

“Appraised Value” means, for any mortgaged property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable mortgage loan seller, as set forth under “Appraised Value” on Appendix I to this free writing prospectus.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.  With respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, Appraised Value is based on the appraised value of the related mortgaged property that secures the entire A/B Whole Loan or Loan Pair, as applicable.

“Cut-off Date Loan-to-Value Ratio,” “Cut-off Date LTV” or “Cut-off Date  LTV Ratio” means:

●
with respect to any mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan set forth on Appendix I to this free writing prospectus divided by (2) the Appraised Value of the related mortgaged property set forth on Appendix I to this free writing prospectus;

●
with respect to any mortgage loan that is part of an A/B Whole Loan, the Cut-off Date Loan-to-Value Ratio is calculated without regard to the subordinate B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated; and

●
with respect to any mortgage loan that is part of a Loan Pair, the Cut-off Date Loan-to-Value Ratio is calculated with regard to the principal balance of both the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated;

provided, that with respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the Cut-off Date Loan-to-Value Ratio is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Appraised Value of all the mortgaged properties securing such group.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related mortgage loan and/or before the imposition of late payment charges and/or default interest.

“IO” means interest only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.  With respect to any mortgage loan that is part of an A/B Whole Loan, the Loan Per Unit is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, the Loan Per Unit is calculated with regard to both the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all mortgage loans comprising such group.

“LTV” or “Loan-to-Value Ratio” means loan-to-value ratio.

“LTV Ratio at Maturity” or  “Balloon LTV” means:

●
with respect to any mortgage loan, the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due, as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date, or, (ii) in the case of an ARD Loan, the principal balance anticipated to be outstanding on its related Anticipated Repayment Date, divided by (b) the Appraised Value of the related mortgaged property set forth on Appendix I to this free writing prospectus;

●
with respect to any mortgage loan that is part of an A/B Whole Loan, the LTV Ratio at Maturity is calculated without regard to the subordinate B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated; and

●
with respect to any mortgage loan that is part of a Loan Pair, the LTV Ratio at Maturity is calculated with regard to both the principal balance of the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated;

provided, that with respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the LTV Ratio at Maturity is calculated on the basis of the aggregate principal balance of all mortgage loans comprising such group and the aggregate Appraised Value of all the mortgaged properties securing such group.

We cannot assure you that the value of any particular mortgaged property will not have declined from the Appraised Value.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the mortgaged property or the amount that would be realized upon a sale of the mortgaged property.

“Mortgage Rate” with respect to each mortgage loan, A/B Whole Loan, Serviced Companion Loan and any Interest Accrual Period, means  the annual rate at which interest accrues on such mortgage loan, A/B Whole Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related mortgage note from time to time (the initial Mortgage Rate is set forth on Appendix I to this free writing prospectus); provided, however, that for purposes of calculating the Net Mortgage Rate and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that mortgage loan pursuant to the Pooling and Servicing Agreement.

“Net Operating Income” or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the Issuing Entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments.  Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a mortgaged property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Appendix I to this free writing prospectus as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property.  Such percentage may include tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.  The Occupancy Rate presented in this free writing prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation.  Generally, for purposes of the presentation in this free writing prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises.  We do not consider the following to be a “master lease” for purposes of the presentation in this free writing prospectus:  (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting.  “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan.  A master lease may relate to all or a portion of a mortgaged property.  We identify the mortgaged properties that have “master leases,” the square footage represented by each master lease and the rental rate represented by each master lease in Appendix I and Appendix III to this free writing prospectus and, if applicable to the mortgaged properties securing the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the pool, in Appendix III to this free writing prospectus.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“RevPAR” means, with respect to any hotel property, revenues per available room.

“SF” or “Square Feet” or “Sq.  Ft.” means, in the case of a mortgaged property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

“Term to Maturity” means, with respect to any mortgage loan, the remaining term, in months, from the Cut-off Date for such mortgage loan to the related maturity date.

“Units”, “Rooms” or “Pads” means (a) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a mortgaged property operated as a hotel property, the number of guest rooms or (c) in the case of a mortgaged property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Underwritten Expenses” means, with respect to any mortgaged property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●
if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the mortgaged property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

 “Underwritten NCF DSCR,” “UW NCF DSCR,” “UW DSCR,” “Debt Service Coverage Ratio,” or “DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Cash Flow for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan.  For purposes of the information presented in this free writing prospectus, the Debt Service Coverage Ratio (unless otherwise indicated) with respect to (a) any mortgage loan that is part of an A/B Whole Loan, reflects solely the indebtedness evidenced by the mortgage loan included in the Issuing Entity, without regard to the subordinate B Note, (b) any mortgage loan that is part of a Loan Pair, reflects the aggregate indebtedness evidenced by both the Serviced Companion Loan and the mortgage loan included in the Issuing Entity and (c) any mortgage loan contained in any group of cross-collateralized mortgage loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the mortgaged properties securing such group and the aggregate Annual Debt Service payable under all mortgage loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any mortgaged property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.  See “Risk Factors—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “UW NOI” with respect to any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.  In general, it is the estimated revenue derived from the use and operation of such mortgaged property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments.  The Underwritten Net Operating Income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the Underwritten Net Operating Income set forth herein.  Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control.  In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a mortgaged property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any mortgaged property, the Underwritten Net Operating Income for such mortgaged property divided by the Cut-off Date Balance for the related mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the Debt Yield is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, the calculation of the Debt Yield is calculated with regard to both the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“UW EGI” or “Underwritten EGI” with respect to any mortgaged property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“UW NCF Debt Yield” means, with respect to any mortgaged property, the Underwritten Net Cash Flow for such mortgaged property divided by the Cut-off Date Balance for the related mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the Debt Yield is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, the calculation of the Debt Yield is calculated with regard to both the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“UW NOI DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Operating Income for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan.  With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated.  With respect to any mortgage loan that is part of a Loan Pair, Annual Debt Service is calculated with regard to both the Serviced Companion Loan and the related mortgage loan included in the Issuing Entity, unless otherwise indicated.

“UW Revenue” or “Underwritten Revenue” with respect to any mortgage loan, the gross potential rent, less vacancies and collection loss.

Standard Hazard Insurance

The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents.  This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below).  Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure.  The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.  The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against “acts of terrorism” as defined by the Terrorism Risk Insurance Act of 2002; provided, however, the master servicer shall not be obligated to maintain such insurance if the master servicer determines that such insurance is (a) not available at any rate or (b) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.  Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will be required to cause the borrower to maintain such insurance or itself obtain such insurance unless the special servicer determines, subject to the consent of the Controlling Class Representative (during any Subordinate Control Period) that the failure to maintain such insurance would be an Acceptable Insurance Default, in accordance with the procedures set forth in the Pooling and Servicing Agreement.  The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval.  The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard.  If any such approval has not been expressly denied within ninety (90) days of receipt by the special servicer and Controlling Class Representative from the master servicer of the master servicer’s determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted.  See “Risk Factors—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates” in this free writing prospectus.

If, on the date of origination of a mortgage loan, a portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

●	the outstanding principal balance of the related mortgage loan; and

●
the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability.  The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is available at commercially reasonable rates and what is consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage loan documents, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance.  The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance.  Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.  The special servicer will have the right, but not the obligation, at the expense of the Issuing Entity, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates.  The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard.

Sale of the Mortgage Loans

On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the depositor, and the depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders.  In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

“Mortgage File” means the following documents, among others:

●	the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

●
the original or a copy of the related mortgage(s) (and, with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, the Mexican Trust Agreement, the Mexican Non-Possessory Pledge Agreement and the Mexican Equity Interest Pledge Agreement), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

●
the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

●	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

●	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

●
an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report binding on the title company);

●	copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements related to the mortgage loan;

●	when relevant, the related ground lease or a copy of it; and

●
with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, an original (1) certified copy of the public deed evidencing the Mexican Trust Agreement with registration information with the Public Registry of Property of San José del Cabo, Baja California,  (2) public deed evidencing the Mexican Non-Possessory Pledge Agreement evidencing registration thereof with the Sole Registry for Security Interests on Moveable Assets (Registro Único de Garantías Mobiliarias) and (3) partnership interest pledge agreement, together with a copy of the partners’ ledger (libro especial de socios) of the Las Ventanas Borrowers evidencing the creation of the pledge, certified as authentic by the secretary of the board of each of the Las Ventanas Borrowers.

The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within seventy-five (75) days following the Closing Date, and the custodian on behalf of the trustee will hold the related documents on behalf of the Issuing Entity.  Within forty-five (45) days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the definition of “Mortgage File” above, are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

Representations and Warranties

As of the Closing Date, each sponsor will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Appendix V to this free writing prospectus, subject to the exceptions described in Appendix VI to this free writing prospectus (and with such changes in terminology or legal description as necessary to reflect the fact that the mortgaged property identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso is located in Mexico and certain of the related mortgage loan documents will be governed by Mexican law).

Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the custodian on behalf of the trustee by a mortgage loan seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.  Notwithstanding the foregoing, if the payments described under the representation and warranty referred to as No. 30 or No. 32 in Appendix V to this free writing prospectus are insufficient to pay the expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of the related mortgage loan, as applicable, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.  With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, each mortgage loan seller’s obligation referred to in the immediately preceding sentence will be such mortgage loan seller’s pro rata share based on such mortgage loan seller’s percentage interest in such mortgage loan as of the date of the applicable mortgage loan purchase agreement.

A “Material Document Defect” is a Document Defect that either (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (ii) materially and adversely affects the value of the related mortgage loan.

A “Material Breach” is a breach of any of the representations and warranties that (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (ii) materially and adversely affects the value of the mortgage loan.

A “Document Defect” exists if any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

●	repurchase the affected mortgage loan from the Issuing Entity at the Purchase Price; or

●
at its option, if within the three-month period commencing on the Closing Date (or, within the two-year period commencing on the Closing Date if the related mortgage loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced, over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.  However, if such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within such 90-day period and such Material Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage,” but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional ninety (90) days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Material Document Defect was identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement not less than ninety (90) days prior to the mortgage loan seller’s receipt of notice.

“Purchase Price” means an amount equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Loan or REO Property (including any unreimbursed Servicing Advances, interest on any Advances related to such mortgage loan and any related  B Note or Serviced Companion Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from collections on the Mortgage Pool and not subsequently recovered from the related borrower, and any Special Servicing Fees and Liquidation Fees paid or payable with respect to the mortgage loan and/or (if applicable) any related B Note or Serviced Companion Loan) that are reimbursable or payable to the master servicer, the special servicer, the certificate administrator or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by, the master servicer, the special servicer, the trust advisor, the certificate administrator, the depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).  With respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, the Purchase Price for each of the applicable mortgage loan sellers will be its respective percentage interest as of the Closing Date of the total Purchase Price for such mortgage loan.

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted mortgage loan, (ii) an interest rate at least equal to that of the substituted mortgage loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted mortgage loan (and in no event will such mortgage loan mature after the date that is three (3) years prior to the Rated Final Distribution Date), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted mortgage loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted mortgage loan, (vi) compliance with the representations and warranties relating to mortgage loans set forth in the applicable Mortgage Loan Purchase Agreement, (vii) a “Phase I” environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed and (viii) a REMIC opinion has been delivered to the trustee and certificate administrator) and otherwise satisfying the conditions set forth in the Pooling and Servicing Agreement.

The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage,” as defined in the Code, then the repurchase or substitution must occur within ninety (90) days from the date the mortgage loan seller was notified of the defect or breach.

The foregoing obligations of any mortgage loan seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so.  Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.  See “Risk Factors—Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this free writing prospectus.

If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (“Crossed Mortgage Loans”) and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such other Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect,

(A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the “Affected Loan(s)”):  (i) the debt service coverage ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in Appendix I to this free writing prospectus and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I to this free writing prospectus plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement.  The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

Notwithstanding anything to the contrary contained in this free writing prospectus, if a representation or warranty has been breached with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, which was co-originated by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association, each of Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the Issuing Entity.  It is possible that under certain circumstances only one of Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each of Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association will be the mortgage loan seller with respect to an interest in the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio.  If for any reason, one of those mortgage loan sellers repurchases its interest in the such mortgage loan and the other mortgage loan seller does not, (i) the entire mortgage loan will continue to be serviced and administered under the pooling and servicing agreement, (ii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the mortgage loan from time to time will be allocated pursuant to the related mortgage loan documents between the Issuing Entity and the repurchasing mortgage loan seller and (iii) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly on each Distribution Date.

Changes In Mortgage Pool Characteristics

The description in this free writing prospectus of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued.  Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid.  A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus.  The information presented in this free writing prospectus is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Commission.  If mortgage loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Commission, such Form 8-K will be filed no later than four (4) business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (for which the related servicer is responsible) in accordance with the Servicing Standard.  The Servicing Standard is set forth in the Pooling and Servicing Agreement, dated as of March 1, 2012 (the “Pooling and Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor, Bank of America, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, custodian, certificate registrar and authenticating agent, and Pacific Life Insurance Company, as trust advisor.

Reference is made to the attached prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  Copies of the final Pooling and Servicing Agreement and related exhibits will be available after the Closing Date by visiting EDGAR on the SEC Web site at www.sec.gov.

“Servicing Standard” means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any related B Note and Serviced Companion Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, the related holder of such B Note or Serviced Companion Loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law (and in the case of the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, the law of Mexico either directly or through a designee), the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any related B Note and Serviced Companion Loan and any related Intercreditor Agreement and, to the extent consistent with the foregoing, further as follows:

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with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

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with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any related B Note and any Serviced Companion Loan or, if a mortgage loan or the related B Note or Serviced Companion Loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Whole Loan or Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note (taking into account the subordinate nature of any such B Note) or Serviced Companion Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the applicable NPV Calculation Rate);

and without regard to:

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any other known relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower or any affiliate of the related borrower;

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the ownership of any Certificate or any interest in any B Note or Serviced Companion Loan or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

●	the master servicer’s or the special servicer’s obligation to make Advances;

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the right of the master servicer (or any of its affiliates) or the special servicer (or any of its affiliates), as the case may be, to receive any compensation and/or reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

●	any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Issuing Entity.

“NPV Calculation Rate” means a discount rate appropriate for the type of cash flows being discounted, namely:  (A) for principal and interest payments on a mortgage loan, B Note or Serviced Companion Loan or from the sale of a defaulted mortgage loan, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, and (2) the related mortgage rate based on its outstanding principal balance; and (B) for all other cash flows, including property cash flows, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related mortgaged property.

“A/B Whole Loan” means any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note that is included in the Issuing Entity and one or more subordinated mortgage note(s) that are not included in the Issuing Entity.  References herein to an A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the related mortgage loan and the related subordinated note(s).  There are no A/B Whole Loans related to the Issuing Entity.

“B Note” means, with respect to any A/B Whole Loan, any related subordinated note not included in the Issuing Entity, which is subordinated in right of payment to the related mortgage loan (which is an A note) to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.  There are no B Notes related to the Issuing Entity.

“Intercreditor Agreement” means:  (a) with respect to an A/B Whole Loan, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holder of the related mortgage loan (which is an A note), the holder of any other related A note that is not included in the Issuing Entity and the holder of the related B Note, governing the relative rights of such holders; and (b) with respect to a Loan Pair, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan governing the relative rights of such holders.

“Loan Pair” means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan, collectively.  There are no Loan Pairs related to the Issuing Entity.

“Directing Holder” means, with respect to any A/B Whole Loan or Loan Pair, the “Controlling Holder”, “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.  There are no Directing Holders with respect to any A/B Whole Loan or Loan Pair related to the Issuing Entity.

“Serviced Companion Loan” means, with respect to any Loan Pair, a mortgage loan that is serviced under the Pooling and Servicing Agreement, is not a mortgage loan included in the Issuing Entity, and is paid on a pari passu basis with the related Serviced Pari Passu Mortgage Loan.  There is no Serviced Companion Loan related to the Issuing Entity.

“Serviced Pari Passu Mortgage Loan” means a mortgage loan that is included in the Issuing Entity and is paid on a pari passu basis with a Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  There is no Serviced Pari Passu Mortgage Loan related to the Issuing Entity.

Each of the master servicer and the special servicer is required to adhere to the Servicing Standard.  Each of the master servicer and the special servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

Any such interest of the master servicer or the special servicer in the Certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of Certificates owned by the master servicer or the special servicer.  In addition, subject to the Servicing Standard, the Pooling and Servicing Agreement will not limit the ability of the master servicer or the special servicer to lend money to (to the extent not secured, in whole or in part, by any mortgaged property), accept deposits from and otherwise generally engage in any kind of business or dealings with any borrower as though the master servicer or the special servicer, as applicable, were not a party to the Pooling and Servicing Agreement or to the transactions contemplated hereby.

Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement.  However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement.  Furthermore, other than with respect to the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio in connection with the mortgaged properties located in Mexico, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Controlling Class Representative during any Subordinate Control Period or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable (which consent shall not be unreasonably delayed or withheld), except to the extent necessary for the special servicer to comply with applicable regulatory requirements.  No sub-servicer may be permitted to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the special servicer.  The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon thirty (30) days notice to the trustee and certificate administrator, provided that:

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a successor master servicer or special servicer is available, has a net worth of at least $15,000,000, is authorized to transact business directly or through a designee in each jurisdiction of the United States and Mexico where a mortgaged property is located, if and to the extent required by applicable law, and is willing to and does assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation (unless, in the case of the special servicer, a successor cannot be found for existing compensation) and, in the case of the special servicer, (i) during any Subordinate Control Period, is acceptable to or has been appointed by the Controlling Class Representative, (ii) during any Collective Consultation Period, is reasonably acceptable to the Controlling Class Representative, the depositor and the trustee, (iii) during any Senior Consultation Period, is reasonably acceptable to the depositor and the trustee, and (iv) is a Qualified Replacement Special Servicer.

●	the master servicer or special servicer, as applicable, bears all costs associated with its resignation and the transfer of servicing;

●	the resigning master servicer or the resigning special servicer, as applicable, shall have provided each Rating Agency with a Rating Agency Communication with respect to such servicing transfer; and

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(a) the successor master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by DBRS and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination, and neither DBRS nor Moody’s has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer or special servicer, as applicable, as master servicer or special servicer of such commercial mortgage securities, as applicable, as the sole or material reason for such downgrade or withdrawal (or placement on watch) or (b) if such successor master servicer or special servicer, as applicable, is not acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by DBRS and/or Moody’s in such twelve (12) month period, then a Rating Agency Confirmation from such Rating Agency will be required.

Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the master servicer or the special servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee, in the case of the resignation of the master servicer, or to the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trustee, in the case of the resignation of the special servicer.  If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer’s duties and obligations under the Pooling and Servicing Agreement.  If the special servicer ceases to serve as such and a qualified successor shall not have been engaged (or during any Subordinate Control Period, shall not have been appointed by the Controlling Class Representative and engaged), the trustee or an agent of the trustee will assume the duties and obligations of the special servicer.  If the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee or such agent will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venture, partner or agent.

The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans.  The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

Upon the occurrence of any of the Servicing Transfer Events (as defined below), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement.  Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the certificate administrator and prepare reports for the trustee and the certificate administrator with respect to such mortgage loan.  If title to the related mortgaged property is acquired by the Issuing Entity, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered an REO Mortgage Loan.

“Servicing Transfer Event” means each event set forth under the definition of Specially Serviced Mortgage Loan that has caused a mortgage loan, B Note or Serviced Companion Loan to become a Specially Serviced Mortgage Loan.  If a Servicing Transfer Event occurs with respect to a mortgage loan that is part of an A/B Whole Loan or Loan Pair, it will be deemed to have occurred also with respect to the related B Note or Serviced Companion Loan, as applicable.  If a Servicing Transfer Event occurs with respect to a B Note or Serviced Companion Loan, it will be deemed to have occurred also with respect to the mortgage loan that is part of the related A/B Whole Loan or Loan Pair, as applicable.

“Specially Serviced Mortgage Loan” means the following:

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any mortgage loan, B Note or Serviced Companion Loan as to which a Balloon Payment is past due, and the master servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day after the date the Balloon Payment was due (or if the master servicer has, prior to the 60th day after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment  to refinance such mortgage loan, one hundred twenty (120) days following such default; provided, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to have occurred), or any other payment is more than sixty (60) days past due or has not been made on or before the second Due Date following the date such payment was due;

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any mortgage loan, B Note or Serviced Companion Loan as to which, to the master servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of sixty (60) days;

●	any mortgage loan, B Note or Serviced Companion Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

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any mortgage loan, B Note or Serviced Companion Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the good faith reasonable judgment of the master servicer, materially and adversely affects the interests of the

Certificateholders or the holder of the related B Note or Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, sixty (60) days);

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any mortgage loan, B Note or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

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any mortgage loan, B Note or Serviced Companion Loan as to which, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), (a) a payment default is imminent or is likely to occur within sixty (60) days, or (b) any other default is imminent or is likely to occur within sixty (60) days and such default, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the B Note or Serviced Companion Loan (as the case may be), provided that any determination under this clause (b) with respect to any mortgage loan (or B Note or Serviced Companion Loan, if applicable) solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer if it determines that such default is not an Acceptable Insurance Default (during any Subordinate Control Period, with the consent of the Controlling Class Representative).

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan, after which the master servicer will be required to resume all servicing responsibilities.

A “Rehabilitated Mortgage Loan” is a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Loan that was modified, based on the modified terms, or a complete defeasance has occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Issuing Entity has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount or such amounts have been forgiven.  A mortgage loan that is part of an A/B Whole Loan will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan.  A B Note will not constitute a Rehabilitated Mortgage Loan unless its related mortgage loan would also constitute a Rehabilitated Mortgage Loan.  A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Companion Loan would also constitute a Rehabilitated Mortgage Loan.  A Serviced Companion Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.  See “Description of the Offered Certificates—Advances—Servicing Advances” in this free writing prospectus.

The master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Issuing Entity out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or Serviced Companion Loan, out of collections on, and other proceeds of, the B Note or Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any B Note or Serviced Companion Loan or the Certificates other than any loss, liability or expense incurred by reason of the master servicer’s or special servicer’s willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

The Master Servicer

Master Servicer Compensation

The master servicer will be entitled to a Master Servicing Fee (the “Master Servicing Fee”) equal to the Master Servicing Fee Rate applied to the outstanding principal balance of each mortgage loan, REO Mortgage Loan and, if applicable, A/B Whole Loan or Loan Pair.  The “Master Servicing Fee Rate” means the rate per annum payable each month with respect to a mortgage loan in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.  The Master Servicing Fee Rate will range, on a loan-by-loan basis, from 0.02% per annum to 0.04% per annum.  The Master Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.  As of the Cut-off Date, the weighted average Master Servicing Fee Rate will be approximately 0.0206% per annum.

The related Master Servicing Fee and certain other compensation payable to the master servicer will be reduced, on each Distribution Date by the amount, if any, of any payment of Compensating Interest (a “Compensating Interest Payment”) required to be made by the master servicer on such Distribution Date.  Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this free writing prospectus.  If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

In addition to the Master Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Consent Fees, Ancillary Fees, Assumption Fees and Excess Penalty Charges with respect to each mortgage loan (which may be zero) and (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a mortgage loan.  The Master Servicer will also be authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer will also be entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Assumption Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all assumption fees actually paid by the related borrower and other applicable fees (excluding assumption application fees) actually paid by the related borrower in accordance with the related loan documents, with respect to a transfer of a related mortgaged property or interests in a related borrower.

“Consent Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents that does not involve a restructuring, modification, assumption, extension, waiver or amendment of the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents.

“Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all fees with respect to a written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than any Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Allocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) as to which a Modification Fee is collected, the excess, if any, of (i) such Modification Fee, over (ii) 0.50% of the outstanding principal balance of such mortgage loan  (or A/B Whole Loan or Loan Pair, if applicable) immediately following the related restructuring, modification, extension, amendment or waiver.

“Unallocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) as to which a Modification Fee is collected, the lesser of (i) such Modification Fee, and (ii) 0.50% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) immediately following the related restructuring, modification, extension, amendment or waiver.

“Excess Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the sum of (A) any and all Unallocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, and (B) the excess, if any, of (i) any and all Allocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), exclusive, in the case of an A/B Whole Loan or a

Loan Pair, of any portion of such Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses outstanding or previously incurred on behalf of the Issuing Entity with respect to the related mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Allocable Modification Fees (which additional expenses will be reimbursed from such Allocable Modification Fees, exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Allocable Modification Fees payable to the holder of the related B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) and (C) expenses previously paid or reimbursed from Allocable Modification Fees as described in the preceding clause (B), which expenses have been recovered from the related borrower or otherwise.

“Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (or any related REO Property), any amounts actually collected thereon from the borrower that represent late fees and default interest.

“Excess Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), (A) the excess, if any, of (i) any and all Penalty Charges collected in respect of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement), over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower and, also, the payment of Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Penalty Charges (which expenses shall be reimbursed from such Penalty Charges (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement)) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Ancillary Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

Although the Master Servicer will be required to service and administer the pool of mortgage loans, B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

Any successor master servicer will receive the Master Servicing Fee as compensation, together with the foregoing additional servicing compensation.  The Pooling and Servicing Agreement will not provide for any successor master servicer to receive compensation in excess of that permitted to be received by its predecessor.  Any change to the compensation of the master servicer will require an amendment to the Pooling and Servicing Agreement.

Master Servicer Events of Default

A “Master Servicer Event of Default” means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

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any failure by the master servicer to remit to the certificate administrator or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances; provided, that if a payment is required to be remitted by the master servicer to the certificate administrator on the Master Servicer Remittance Date, the failure to remit that payment to the certificate administrator will only be a “Master Servicer Event of Default” under this bullet if that payment has not been remitted to the certificate administrator prior to 10:00 a.m. (New York City time) on the related Distribution Date;

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any failure by the master servicer to make a required deposit to the Collection Account which continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made;

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any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition), which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer by the depositor or the trustee; provided, however, such cure period may be extended to the extent necessary to permit the master servicer to cure such failure if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

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any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any Holder of any class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied is given to the master servicer by the depositor or the trustee, provided, however, such cure period may be extended to the extent necessary to permit the master servicer to cure such breach if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

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the master servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

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the master servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

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a servicing officer of the master servicer obtains knowledge that DBRS, KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS, KBRA or Moody’s, as applicable, within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer as the sole or material factor in such rating action;

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the master servicer, an Additional Servicer or a sub-servicer appointed by the master servicer (other than any Additional Servicer that the master servicer is required to retain by a mortgage loan seller) to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the master servicer to terminate any sub-servicer that is a Reporting Servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act; provided, that the depositor may waive any such Master Servicer Event of Default (or the failure to deliver by the Reporting Servicer) under this tenth bullet in its sole discretion without the consent of the trustee or any Certificateholders.

“Additional Servicer” means each affiliate of the master servicer, the special servicer, the mortgage loan sellers, the certificate administrator, the trustee, the depositor or any of the underwriters that services any of the mortgage loans and each person, other than the special servicer, who is not an affiliate of the master servicer, the mortgage loan sellers, the certificate administrator, the trustee, the depositor or any of the underwriters, that services 10% or more of the mortgage loans (based on the unpaid principal balance of the mortgage loans).

“Reporting Servicer” means each of the master servicer, the special servicer, the trust advisor and any Servicing Function Participant (including the certificate administrator, the trustee (if it has made an advance during the calendar year related to the annual report or assessment of compliance with servicing criteria) and each sub-servicer), as the case may be.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Function Participant” means any person (including the certificate administrator and the trustee), other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such person’s activities relate only to 5% or less of the mortgage loans (based on their unpaid principal balance).

If a Master Servicer Event of Default described under the third, fourth, eighth, ninth or tenth bullet under the definition of “Master Servicer Event of Default” above has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is sixty (60) days following the date on which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated.  If a Master Servicer Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of “Master Servicer Event of Default” above has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated.  After any Master Servicer Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and will be required to provide such notice if Holders of Certificates representing more than 25% of the aggregate Voting Rights of all Certificates so direct the trustee.

Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, will terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest, provided that in no event will the termination of the master servicer be effective until a successor servicer has succeeded the master servicer as successor servicer, notified the master servicer of such succession, and such successor servicer has assumed the master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement.  The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.  However, if the master servicer is terminated as a result of a Master Servicer Event of Default described under the fifth, sixth or seventh bullet under the definition of “Master Servicer Event of Default” described above, the trustee will act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.  If any master servicer is terminated based upon a Master Servicer Event of Default under the eighth bullet of the definition thereof, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as certain conditions are met including that the master servicer is acting as master servicer in a commercial mortgage loan securitization that was rated by DBRS and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination and neither DBRS nor Moody’s has downgraded or withdrawn the then current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the sole or material reason for such downgrade or withdrawal (or placement on watch).

If the master servicer (i) is terminated solely due to a Master Servicer Event of Default described in the eighth or ninth bullet of the definition of Master Servicer Event of Default and (ii) provides the trustee with the appropriate “request for proposal” materials, the trustee will be required to solicit good faith bids for the rights to master service the mortgage loans under the Pooling and Servicing Agreement.  The trustee will be required to select the bidder with the highest cash bid (or such other bidder as the master servicer may direct) that also meets the qualifications set forth in the Pooling and Servicing Agreement to act as master servicer.  Upon the agreement of such successor servicer to succeed the master servicer and assume the master servicer’s obligations and responsibilities with respect to the mortgage loans under the Pooling and Servicing Agreement, the trustee will be required to remit the cash bid received from such successor servicer to the terminated master servicer.  If a successor master servicer is not appointed within thirty (30) days of the master servicer’s termination, the trustee may select a successor master servicer as described in the previous paragraph.

The Pooling and Servicing Agreement will not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer.  The predecessor master servicer will be required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to voluntary resignation.

The Special Servicer

Special Servicer Compensation

“Special Servicer Compensation” means such fees payable to the special servicer, collectively, including:

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A “Special Servicing Fee” meaning an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan) for such month, of the outstanding principal balance of each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO B Note or successor REO Serviced Companion Loan).

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A “Workout Fee” meaning a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the lesser of (i) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Mortgage Loan, and (ii) the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds or Insurance Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Loan, as applicable, for so long as it remains a Rehabilitated Mortgage Loan; provided, that the Workout Fee with respect to any Rehabilitated Mortgage Loan will be reduced by the amount of any Excess Modification Fees actually received by the Special Servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior twelve (12) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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A “Liquidation Fee” meaning a fee payable with respect to the final disposition or liquidation of a Specially Serviced Mortgage Loan or REO Property equal to the lesser of (i) $1,000,000, and (ii) the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of, and any Condemnation Proceeds and Insurance Proceeds received by the Issuing Entity (net of any expenses incurred by the special servicer on behalf of the Issuing Entity in connection with the collection of such Condemnation Proceeds and Insurance Proceeds) with respect to, a Specially Serviced Mortgage Loan or REO Property or portion thereof; provided, that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Excess Modification Fees actually received by the special servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior twelve (12) months in connection with each modification restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee.  No Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by the related mortgage loan seller for a Material Breach or Material Document Defect, as applicable, if such repurchase or substitution occurs on or before the later of (x) one hundred eighty (180) days after the discovery or receipt of notice by the mortgage loan seller of the Material Breach or Material Document Defect, as applicable, that gave rise to the particular repurchase or substitution obligation, and (y) the expiration of the time period (or extension thereof) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of any applicable extended resolution period, (ii) the purchase of any Specially Serviced Mortgage Loan that is, or is part of, an A/B Whole Loan or Loan Pair by the holder of the related B Note or Serviced Companion Loan, as applicable, within ninety (90) days following the date that such mortgage loan became a Specially Serviced Mortgage Loan, (iii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within the ninety (90) days following the date that such holder’s option to purchase the related mortgage loan first becomes exercisable, (iv) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the Issuing Entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (other than the Controlling Class Representative), or (vi) the purchase of any Specially Serviced Mortgage Loan or related REO Property by the Controlling Class Representative or any affiliate thereof (other than the special servicer), if such purchase occurs within ninety (90) days after the date on which the special servicer delivers to the Controlling Class Representative for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan.  For the avoidance of doubt, the special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan, Serviced Companion Loan, B Note, REO Mortgage Loan, REO B Note or REO Serviced Companion Loan.

●	Any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Issuing Entity’s interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders.  The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property but otherwise such fee is paid until maturity.  If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property.  The successor special servicer will not be entitled to any portion of such Workout Fees.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage of Excess Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each mortgage loan (which may be zero) and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans, (b) Excess Penalty Charges with respect to Specially Serviced Mortgage Loans, and (c) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer will be required to service and administer the pool of mortgage loans and the B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

As described in this free writing prospectus under “—The Controlling Class Representative,” the Controlling Class Representative (or with respect to an A/B Whole Loan or Loan Pair, the related Directing Holder to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this free writing prospectus and the Pooling and Servicing Agreement.

Any successor special servicer will receive the foregoing Special Servicing Compensation as compensation.  The Pooling and Servicing Agreement does not provide for any successor special servicer to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation.  Any change to the compensation of the special servicer will require an amendment to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the certificate administrator, without charge and within two (2) Business Days following the end of such Collection Period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan, Loan Pair or REO Property and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer Compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means (a) any commercially reasonable treasury management fees, banking fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, in each case, in accordance with the Pooling and Servicing Agreement and (b) any fees or compensation earned by BlackRock Financial Management, Inc., as manager for one or more managed funds or accounts, if and for so long as it is an affiliate of the special servicer, as a result of its ownership of any Certificates, acting as the Controlling Class Representative or acting as a financial market publisher.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan or Loan Pair and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Special Servicer Events of Default

“Special Servicer Event of Default” means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

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any failure by the special servicer to remit to the master servicer within one (1) Business Day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

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any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made;

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any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee; provided, however, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

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any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Holders of any class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee, provided, however, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the special servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

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the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

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the special servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

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a servicing officer of the special servicer obtains knowledge that DBRS, KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or securities backed by a B Note or Serviced Companion Loan or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (i) or (ii), such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by DBRS, KBRA or Moody’s, as applicable, within sixty (60) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the special servicer as the sole or material factor in such rating action;

●
if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the special servicer or any Servicing Function Participant appointed by the special servicer to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

●
if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the special servicer to terminate any sub-servicer appointed by the special servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act.

The trustee may terminate the special servicer upon a Special Servicer Event of Default.  The termination of the special servicer will be effective on the date specified in a written notice from the trustee to the special servicer.  During any Subordinate Control Period, the Controlling Class Representative will have the right to appoint a successor special servicer.

 If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.  The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a voluntary resignation.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor may recommend the replacement of the special servicer.  In such event, the trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer, which must be a Qualified Replacement Special Servicer.  The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website.  The replacement of the special servicer based on the trust advisor’s recommendation must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing greater than 50% of the aggregate Voting Rights of all Principal Balance Certificates on an aggregate basis; provided, that if a proposed termination and replacement of the special servicer following the initial recommendation of the trust advisor is not consummated within one hundred eighty (180) days following the initial recommendation of the trust advisor, then the proposed termination and replacement will have no further force and effect.  If the Holders of such Principal Balance Certificates elect to remove and replace the special servicer, the trustee will be required to provide to each Rating Agency a Rating Agency Communication at that time.  If the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, and shall be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the trust advisor’s identification of a Qualified Replacement Special Servicer, providing the Rating Agency Communications and administering the vote of the applicable Principal Balance Certificates will be an Additional Trust Fund Expense.  The trustee will notify the outgoing special servicer promptly of the effective date of its termination.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement and, if applicable, any Intercreditor Agreement and (ii) is not, and is not an affiliate of, a current or former trust advisor.

The special servicer, any successor special servicer and any of their respective affiliates may not (i) pay, or become obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay the trust advisor or any affiliate thereof any fee, or otherwise compensate or grant monetary or other consideration to the trust advisor or any affiliate thereof (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, (ii) become entitled to receive any compensation from the trust advisor or (iii) become entitled to receive any fee from the trust advisor or any affiliate thereof in connection with the appointment of such person as special servicer, unless, in each of the foregoing clauses (i) through (iii), such transaction has been expressly approved by 100% of the Certificateholders.

At any time the holder of a B Note or Serviced Companion Loan, for so long as such holder is the related Directing Holder, may remove and replace the special servicer with respect to the related A/B Whole Loan or Loan Pair, respectively, with or without cause, to the extent set forth in the related Intercreditor Agreement and subject to the satisfaction of certain conditions as set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Replacement of the Special Servicer Without Cause

The special servicer may be removed, and a successor special servicer appointed, at any time, as follows:

(a)	during any Subordinate Control Period, the special servicer may be removed and a successor special servicer appointed at the direction of the Controlling Class Representative; and

(b)
during any Collective Consultation Period and any Senior Consultation Period, the special servicer may be removed and a successor special servicer appointed, in accordance with the procedures set forth below, at the written direction of Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates.

The procedures for removing a special servicer during any Collective Consultation Period and any Senior Consultation Period will be as follows:  upon (i) the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights of all classes of the Certificates requesting a vote to terminate and replace the special servicer with a proposed successor special servicer, (ii) payment by such Holders to the certificate administrator, the trustee and the Issuing Entity of the reasonable fees and expenses to be incurred by the certificate administrator and/or the Issuing Entity in connection with administering such vote and (iii) delivery by such Holders to each Rating Agency (with a copy to the certificate administrator and the trustee) of a Rating Agency Communication, the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to their addresses appearing in the certificate register.  Upon the written direction of the Holders of Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if that written direction is not provided within one hundred eighty (180) days of the initial request for a vote to terminate and replace the special servicer, then that written direction will have no force and effect.  The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Any appointment of a successor special servicer by the Controlling Class Representative or by the Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates (i) will be subject to delivery of a Rating Agency Communication to each Rating Agency, and (ii) must be a Qualified Replacement Special Servicer.

Notwithstanding any of the foregoing to the contrary, the holder of a Serviced Companion Loan or B Note, to the extent set forth in the related Intercreditor Agreement and only for so long as such holder is the related Directing Holder, will have the right to terminate the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, without cause, upon the appointment and acceptance of such appointment by a successor to the special servicer; provided, that such holder appoints in accordance with the Pooling and Servicing Agreement a successor special servicer (i) reasonably satisfactory to the trustee and the depositor and (ii) that agrees to assume and perform punctually the duties of the special servicer specified in the Pooling and Servicing Agreement.  The special servicer will not be terminated without cause until a successor special servicer has been appointed as described in this paragraph.  The holder of the applicable Serviced Companion Loan or B Note will be required to pay any costs and expenses incurred by the Issuing Entity in connection with the removal and appointment of a special servicer pursuant to this paragraph (unless such removal is based on certain events of default relating to payment failures and/or other breaches of the Pooling and Servicing Agreement).  If the holder of a Serviced Companion Loan or B Note terminates the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, and appoints a successor special servicer with respect to such Loan Pair or A/B Whole Loan, as applicable, then the Controlling Class Representative will not have the right to terminate any such successor special servicer without cause until the holder of the related mortgage loan included in the Issuing Entity is the Directing Holder with respect to such Loan Pair or A/B Whole Loan, as applicable, under the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement), and, promptly but not earlier than the second (2nd) Business Day following delivery to the 17g-5 Information Provider, the notifying party will be required to provide such communication to the Rating Agencies.

“17g-5 Information Provider’s Website” means the internet website of the 17g-5 Information Provider, initially located at www.ctslink.com, under the “NRSRO” tab of the respective transaction, access to which is limited to the Rating Agencies and other NRSROs who have provided the certificate administrator a certificate either stating that it is either a Rating Agency or providing the required certifications pursuant to Rule 17g-5(e) under the Exchange Act.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each Rating Agency (or a particular Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency.  Any party requesting a Rating Agency Confirmation will be required to provide a request in electronic format to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website) and, promptly but not earlier than the second (2nd) Business Day following delivery to the 17g-5 Information Provider, to the Rating Agencies.  Any party requesting a Rating Agency Confirmation will be required to provide ten (10) Business Days prior written notice of such request to each Rating Agency and will be required to provide to each Rating Agency, to the extent within such requesting party’s reasonable control, all information and documents with respect to the applicable mortgage loan, the applicable mortgaged property, the applicable mortgagor or such action for which Rating Agency Confirmation is required that would be reasonably required for such Rating Agency to provide such Rating Agency Confirmation with respect to the proposed action.  If, within ten (10) Business Days following such request, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then all the following provisions will apply:  (i) such requesting party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and if it has, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such request for Rating Agency Confirmation within five (5) Business Days following such second (2nd) request, then the applicable Rating Agency Confirmation requirement will be deemed to have been satisfied and (iii) the requesting party will be required to provide written notice of the satisfaction of clauses (i) and (ii) to the 17g-5 Information Provider, which notice will be required to be posted on the 17g-5 Information Provider’s Website.  At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation will be required from that Rating Agency.

Any information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies in connection with the Certificates or the mortgage loans, will first be provided to the 17g-5 Information Provider in electronic format (which will be required to post such information to the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement), and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.  No party will have authority to communicate directly with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related mortgaged properties, the related borrowers or any other matters in connection with the Certificates or pursuant to the Pooling and Servicing Agreement, without the consent of the depositor.

Waivers of Events of Default

A Master Servicer Event of Default (other than as described under the ninth or tenth bullet under the definition of “Master Servicer Event of Default”) or a Special Servicer Event of Default (other than as described under the ninth or tenth bullet under the definition of “Special Servicer Event of Default”) may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).

Withdrawals from the Collection Account

The master servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus:  (i) to remit on or before each Master Servicer Remittance Date to the master servicer and the special servicer any Excess Penalty Charges, Excess Modification Fees, and Assumption Fees; (ii) to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Servicing Advances (together with interest thereon calculated at the Advance Rate); (iii) to pay or reimburse the master servicer, the special servicer and the trustee pursuant to the terms of the Pooling and Servicing Agreement, for P&I Advances (together with interest thereon calculated at the Advance Rate); (iv) to pay or reimburse the master servicer, the special servicer and the trust advisor, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Master Servicing Fees, Special Servicing Fees and Trust Advisor Fees; (v) to pay to the Distribution Account for withdrawal by the certificate administrator for payment to itself and the trustee of its respective fees; (vi) to pay to the master servicer, the special servicer, the certificate administrator and/or the trustee, pursuant to the terms of the Pooling and Servicing Agreement, any Additional Trust Fund Expenses payable to such parties; (vii) to pay to the special servicer any liquidation and workout fees; (viii) to pay to the master servicer, pursuant to the terms of the Pooling and Servicing Agreement, any net income and gain realized on the investment of funds deposited in the Collection Account; (ix) to pay to the master servicer the aggregate Prepayment Interest Excesses relating to mortgage loans that are not Specially Serviced Mortgage Loans and to pay the special servicer the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans that were subject to voluntary prepayment; (x) to withdraw funds deposited in the Collection Account in error; (xi) to make payment on each Master Servicer Remittance Date of the remaining amount in the Collection Account to the Distribution Account (other than amounts to be held in the Interest Reserve Account; (xii) to make payment on each Master Servicer Remittance Date to applicable reserve accounts; and (xiii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Subject to the discussion under “—The Controlling Class Representative” and “—The Trust Advisor” below, the master servicer (with respect to non-Specially Serviced Mortgage Loans and with the special servicer’s consent) and the special servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any mortgage loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of mortgaged properties, in full or in part, or the sale or transfer of interests in the borrower or its owner, to the extent prohibited under the related loan documents), or a due-on-encumbrance clause, to accelerate payment of that mortgage loan.

With respect to due-on-sale clauses under non-Specially Serviced Mortgage Loans, A/B Whole Loans or Loan Pairs, the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction.  However, the master servicer may not waive its rights or grant its consent under any due-on-sale clause, unless the master servicer shall have provided each Rating Agency and the 17g-5 Information Provider with a Rating Agency Communication if such mortgage loan (A) represents at least 5% of the aggregate Certificate Principal Balance of the Principal Balance Certificates, (B) has an unpaid principal balance that exceeds $35 million or (C) is one of the then current ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans based on principal balance (provided, that no such Rating Agency Communication will be required if such mortgage loan has an unpaid principal balance less than $5,000,000).

With respect to due-on-sale clauses under Specially Serviced Mortgage Loans, the special servicer, on behalf of the Issuing Entity will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, and in accordance with the REMIC provisions, to take such actions as it deems to be in the best economic interest of the Issuing Entity in accordance with the Servicing Standard, and may waive or enforce such due-on-sale clause contained in the related mortgage loan.

Subject to the discussion under “—The Controlling Class Representative,” “—The Trust Advisor” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” below, with respect to due-on-encumbrance clauses, the master servicer (with respect to non-Specially Serviced Mortgage Loans and with the special servicer’s consent) and the special servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Issuing Entity, will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any mortgage loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that mortgage loan.

With respect to non-Specially Serviced Mortgage Loans, the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction.  However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless it provides each Rating Agency with a Rating Agency Communication.

See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure”, “—Due-on-Sale and Due-on-Encumbrance” and “—Default Interest, Prepayment Premiums and Prepayments” in the attached prospectus.

Inspections

The master servicer at its own expense is required to inspect or cause to be inspected each mortgaged property (other than properties related to Specially Serviced Mortgage Loans) every calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of $2,000,000 or more, beginning in 2013, and at least once every other calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of less than $2,000,000, beginning in 2013, provided that the master servicer will be required, at the expense of the Issuing Entity, to inspect or cause to be inspected each mortgaged property related to a mortgage loan that has a debt service coverage ratio that falls below 1.0x, and provided further, that with respect to any mortgage loan or Loan Pair that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the master servicer will be required to inspect or cause to be inspected the related mortgaged property every calendar year beginning in 2013 so long as such mortgage loan or Loan Pair continues to be on the CREFC Servicer Watch List, but if such mortgage loan is no longer on the CREFC Servicer Watch List at the time the inspection was scheduled, no such annual inspection will be required.  The master servicer will be required to prepare an inspection report relating to each inspection.  The special servicer will have the right (but not the obligation), in its sole discretion, to inspect or cause to be inspected (at its own expense) every calendar year any mortgaged property related to a mortgage loan that is not a Specially Serviced Mortgage Loan if the special servicer notifies the master servicer prior to such inspection.  The master servicer is not required to inspect any mortgaged property that has been inspected by the special servicer during the preceding twelve (12) months.

The special servicer is required to inspect (or cause to be inspected) (i) each mortgaged property securing each mortgage loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve (12) months until such mortgage loan ceases to be a Specially Serviced Mortgage Loan, and (ii) each mortgaged property related to a mortgage loan that is delinquent for sixty (60) days in the payment of any amounts due under such mortgage loan, and the cost of any such inspections will be treated as a Servicing Advance (or as an expense of the Issuing Entity if the Servicing Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

The Controlling Class Representative

General

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer (which approval is deemed given if the special servicer does not object within fifteen (15) Business Days (or (i) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), within the period expiring five (5) Business Days following the expiration of the related Directing Holder’s decision period under the related Intercreditor Agreement and (ii) in the case of a determination of an Acceptable Insurance Default, ninety (90) days) of receipt of a written analysis and recommendation together with any information in the possession of the master servicer that is reasonably required to make a decision regarding the subject action) and (b) during any Subordinate Control Period, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions (i) as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, thirty (30) days) or (ii) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), as to which the related Directing Holder has objected within the decision period provided for under the related Intercreditor Agreement, in each case after receipt of the written recommendation and analysis together with any information in the possession of the special servicer that is reasonably necessary to make a decision regarding the subject action (provided that if such written objection has not been received by the special servicer within such period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”);

●
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

●
any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest but including, without limitation, the timing of payments and the acceptance of discounted payoffs) or material non-monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

●
following a default or an event of default with respect to a mortgage loan, any acceleration of the mortgage loan or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or mortgaged property;

●	any sale of a defaulted mortgage loan or REO Property for less than the applicable Purchase Price;

●
any determination to bring a mortgaged property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a mortgaged property or an REO Property;

●
any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

●
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the mortgaged property or interests in the borrower, or consent to the incurrence of additional debt (including the incurrence of mezzanine financing by an owner of the borrower not permitted under the related loan documents), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

●
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or an action to enforce rights with respect thereto;

●
any franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents), or, with respect to a mortgage loan with an unpaid principal balance greater than $2,500,000, any material property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

●
releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

●
any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no material lender discretion;

●	any determination of an Acceptable Insurance Default;

●
the execution, termination or renewal of any lease, to the extent lender approval is required under the related loan documents and to the extent such lease is (a) for the greater of (i) 10% of leasable space or (ii) 30,000 square feet, (b) for over 50,000 square feet, or (c) constitutes a “major lease” or “material lease,” if applicable, under the related loan documents, including entering into any subordination, non-disturbance and attornment agreement;

●
any adoption or implementation of a budget submitted by a borrower with respect to a mortgage loan (to the extent lender approval is required under the related mortgage loan documents), if the mortgage loan for the related mortgaged property is on the CREFC servicer “watch list”;

●	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

●
the exercise of the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term as may be set forth in any such Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term;

provided, that if the special servicer or master servicer (if the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision or any other matter requiring consent of the Controlling Class Representative, is necessary to protect the interests of the Certificateholders and, with respect to any A/B Whole Loan or Loan Pair, the holder of the related B Note or Serviced Companion Loan, the special servicer or master servicer, as applicable, may take any such action without waiting for such response.  Notwithstanding the foregoing, the special servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions during any Collective Consultation Period or Senior Consultation Period; provided, that the special servicer will be required to consult, on a non-binding basis (and to consider alternative actions recommended by each such party) (i) during any Collective Consultation Period and any Senior Consultation Period, with the trust advisor, as to any of the Major Decisions listed above, and (ii) during any Collective Consultation Period, with the Controlling Class Representative with respect to any of the Major Decisions listed above and any other matter as to which consent of the Controlling Class Representative would have been required if a Subordinate Control Period were then in effect.  No consultation will be binding on the special servicer).

“Acceptable Insurance Default” means, with respect to any mortgage loan, A/B Whole Loan or Loan Pair, any default arising when the related mortgage loan documents require that the related mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the special servicer has determined, in its reasonable judgment in accordance with the Servicing Standard, but subject to the provisions of the Pooling and Servicing Agreement and the terms and conditions of any related Intercreditor Agreement, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the related mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate.

In addition, during any Subordinate Control Period, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such other actions with respect to a mortgage loan (other than any A/B Whole Loan or Loan Pair as long as the holder of the related B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair) as the Controlling Class Representative may deem advisable.  The holder of the related B Note or Serviced Companion Loan will have such rights with respect to the related A/B Whole Loan or Loan Pair, as set forth in the applicable Intercreditor Agreement.  Notwithstanding the foregoing, neither the master servicer nor the special servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative, B Note holder or Serviced Companion Loan holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.  In addition to the foregoing, both the Controlling Class Representative and the holder of a Serviced Companion Loan, with respect to a Loan Pair, may have certain consultation rights with respect to material servicing decisions in connection with any B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The “Controlling Class Representative” is the representative appointed by more than 50% of the Holders of the Controlling Class, by Certificate Principal Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Holders of the Controlling Class, by Certificate Principal Balance, that a Controlling Class Representative is no longer designated, the Holder of the Controlling Class that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Controlling Class Representative; provided that if such Holder elects or has elected to not be the Controlling Class Representative, the Holder of the next largest aggregate Certificate Principal Balance will be the Controlling Class Representative.

The “Controlling Class” means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such class) at least equal to 25% of the initial Certificate Principal Balance of such class; provided that if no class of Control Eligible Certificates has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such class) at least equal to 25% of the initial aggregate Certificate Principal Balance of such class, then the Controlling Class shall be the most senior class of Control Eligible Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.  In no event will any class of Certificates that does not constitute a Control Eligible Class as of the Closing Date be entitled to constitute a Controlling Class or appoint a Controlling Class Representative.

A “Subordinate Control Period” means any period when the Certificate Principal Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class) is at least 25% of the initial Certificate Principal Balance of the Class F Certificates.

A “Collective Consultation Period” means any period when both (i) the Certificate Principal Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class), is less than 25% of the initial Certificate Principal Balance of the Class F Certificates and (ii) the Certificate Principal Balance of the Class F Certificates (without regard to any Appraisal Reductions allocable to such Class), is at least 25% of the initial Certificate Principal Balance of the Class F Certificates.

A “Senior Consultation Period” means a period when the Certificate Principal Balance of the Class F Certificates (without regard to any Appraisal Reductions allocable to such Class) is less than 25% of the initial Certificate Principal Balance of the Class F Certificates.  During any Senior Consultation Period, the Controlling Class Representative will have no consent or consultation rights under the Pooling and Servicing Agreement except for such rights available to it as a Certificateholder, or such other rights that are available during the Senior Consultation Period in accordance with the Pooling and Servicing Agreement.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H Certificates.

In addition, during any Subordinate Control Period, subject to the satisfaction of certain conditions and the rights of any Directing Holder in respect of any A/B Whole Loan or Loan Pair as described above under “—Replacement of the Special Servicer Without Cause,” the Controlling Class Representative will have the right to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Controlling Class Representative; provided that, prior to the effectiveness of any such appointment the trustee has provided each Rating Agency with a Rating Agency Communication.  The Controlling Class Representative will be required to pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

The majority of the Holders of the Controlling Class may elect the Controlling Class Representative.  The majority of the Holders of the Controlling Class may remove and replace the Controlling Class Representative at any time by written vote, with or without cause, and a copy of the results of such vote must be delivered to each of the parties to the Pooling and Servicing Agreement.

The Controlling Class Representative will be responsible for its own expenses.

During any Senior Consultation Period, the Controlling Class Representative will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative set forth in the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary in this free writing prospectus, the Controlling Class Representative will not have any rights to consent to or direct the special servicer or master servicer with respect to any Major Decision or any other material action involving an A/B Whole Loan or Loan Pair, or to remove, replace or appoint the special servicer with respect to an A/B Whole Loan or Loan Pair for so long as the holder of the related B Note or Serviced Companion Loan is the related Directing Holder.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs,” “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action.

Each Certificateholder (by its acceptance of its Certificates) acknowledges and agrees that (i) the Controlling Class Representative, the Directing Holders and/or the Holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of Holders of the other classes of Certificates; (ii) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may act solely in the interests of the Holders of the Control Eligible Certificates (or any of them) and any Directing Holder may act solely in its own interests; (iii) the Controlling Class Representative, the Holders of the Control Eligible Certificates and the Directing Holders do not have any duties to the Holders of any class of Certificates; (iv) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may take actions that favor interests of the Holders of the Control Eligible Certificates (or any of them), and any Directing Holder may take actions that favor its interests, in each case, over the interests of the Holders of one or more other classes of Certificates; (v) none of the Controlling Class Representative, the Holders of the Control Eligible Certificates and/or the Directing Holders will have any liability whatsoever to the Issuing Entity, the other parties to the Pooling and Servicing Agreement, the Certificateholders or any other person (including any borrower under a mortgage loan) for having acted in accordance with or as permitted under the terms of the Pooling and Servicing Agreement; and (vi) the Certificateholders may not take any action whatsoever against the Controlling Class Representative, the Controlling Class, any Holder of a Control Eligible Certificate, any Directing Holder or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative, the Controlling Class, the Holders of the Control Eligible Certificates and/or any Directing Holder, as applicable, having acted in accordance with the terms of and as permitted under the Pooling and Servicing Agreement.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the master servicer or the special servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law, REMIC provisions or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, the related mortgage loan documents or any Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Trust Advisor

General Obligations

The trust advisor, as an independent contractor, will be required to review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans and REO Properties, consult (on a non-binding basis) with the special servicer and perform each other obligation of the trust advisor as described in this section and as set forth in the Pooling and Servicing Agreement in accordance with the Trust Advisor Standard.  The “Trust Advisor Standard” means the trust advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, all of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular class of those Certificateholders (as determined by the trust advisor in the exercise of its good faith and reasonable judgment).  The trust advisor will not owe any fiduciary duty to the master servicer, the special servicer, the certificate administrator, the trustee, any Holder of a Certificate or any other person in connection with the Pooling and Servicing Agreement.

The trust advisor will be required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to any Specially Serviced Mortgage Loan or REO Property and included as part of the CREFC investor reporting package and each Asset Status Report delivered to the trust advisor by the special servicer (provided that during any Subordinate Control Period, the trust advisor may only review Final Asset Status Reports).

The trust advisor will be required to keep all Privileged Information confidential and may not disclose any Privileged Information to any other person (including any Certificateholders), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, may not without the prior written consent of the special servicer and the Controlling Class Representative and any related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), as applicable, disclose such information to any other person, except that such parties and the trust advisor may disclose such information to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel to the trust advisor, the special servicer, the Controlling Class Representative, the related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), the certificate administrator and the trustee.

“Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, a report recommending the taking of certain actions for each Specially Serviced Mortgage Loan prepared by the special servicer not later than forty-five (45) days after the servicing of such mortgage loan is transferred to the special servicer, and containing the following information to the extent reasonably determinable:  (i) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related borrower; (ii) a discussion of the legal and environmental considerations reasonably known to the special servicer (including without limitation by reason of any environmental assessments), consistent with the Servicing Standard, that are applicable to the exercise of remedies or enforcement of rights for such Specially Serviced Mortgage Loan; (iii) the most current rent roll and income or operating statement available for the related mortgaged properties; (iv) a summary of the special servicer’s recommended action with respect to such Specially Serviced Mortgage Loan; (v) the appraised value of the related mortgaged properties, together with the assumptions used in the calculation thereof; and (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

“Final Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Controlling Class Representative or the related Directing Holder, in each case, which does not include any communications (other than the related Final Asset Status Report) between the special servicer and Controlling Class Representative, or the related Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report shall be considered to be a Final Asset Status Report unless (i) the Controlling Class Representative (during any Subordinate Control Period) or, with respect to any A/B Whole Loan or Loan Pair, the related Directing Holder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the asset status report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative or the related Directing Holder with respect to an A/B Whole Loan or Loan Pair, on the one hand, and the special servicer (or the master servicer, the certificate administrator and/or the trustee), on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or the related Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party; and (iii) legally privileged information.

Annual Meeting; Annual Report

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a Specially Serviced Mortgage Loan or any mortgaged property was an REO Property, the trust advisor will be required to meet with representatives of the special servicer to perform a review of the special servicer’s operational practices in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement and will be required to discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the special servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the trust advisor may consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.

The trust advisor must provide the special servicer at least thirty (30) days’ prior written notice of the date proposed for any such annual meeting.  The trust advisor and the special servicer will be required to determine a mutually acceptable date for the annual meeting, and the trust advisor will be required to deliver, at least fourteen (14) days prior to such annual meeting, a proposed written agenda to the special servicer identifying the Asset Status Reports to be discussed.  The trust advisor and the special servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Mortgage Loan and any REO Property as part of the trust advisor’s annual assessment of the special servicer’s performance under the

Pooling and Servicing Agreement.  The special servicer will be required to make available senior staff with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and REO Properties and the related platform level information for each annual meeting.

During any Collective Consultation Period and any Senior Consultation Period, based on the trust advisor’s meeting with the special servicer, the trust advisor’s review of any Asset Status Reports and other information delivered to the trust advisor by the special servicer (other than any communications between the Controlling Class Representative or a Directing Holder and the special servicer that would be Privileged Information) and any other information available to Privileged Persons on the certificate administrator’s website, the trust advisor will be required, in each case, to deliver an annual report within 120 days of the end of the prior calendar year to the certificate administrator and the 17g-5 Information Provider, each of which will be required to make such report available to Privileged Persons via its website.  Each of the special servicer and, during any Collective Consultation Period, the Controlling Class Representative will be given an opportunity to review any such annual report at least three (3) Business Days prior to its delivery to the certificate administrator and the 17g-5 Information Provider.  Such annual report will set forth the trust advisor’s assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.  Such annual report will also be required to (A) identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties and (B) comply with all of the confidentiality requirements described in the Pooling and Servicing Agreement regarding Privileged Information.  No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared.

During any Subordinate Control Period, there will be no annual meeting with the special servicer or annual report and the trust advisor’s obligations will be limited to the review described under “—General Obligations” above.

Consultation Duties of the Trust Advisor

During any Subordinate Control Period, the special servicer will be required to forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the trust advisor after such calculations have been finalized.  The trust advisor will be required to review such calculations but may not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

During any Collective Consultation Period and any Senior Consultation Period, after the calculation but prior to the utilization by the special servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value, the special servicer will be required to promptly forward such calculations, and the special servicer will also be required to promptly forward any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the trust advisor but in any event no later than two (2) Business Days after preparing such calculations.  The trust advisor will be required promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the special servicer; provided, that, with respect to any A/B Whole Loan and any Loan Pair, the trust advisor will not be permitted to recalculate or verify any such calculation performed by the special servicer with respect to any B Note or Serviced Companion Loan for so long as the holder of the related B Note or Serviced Companion Loan, as applicable, is the related Directing Holder.  The trust advisor may not opine on or call into question these calculations, other than with respect to mathematical errors.  If the trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the trust advisor and the special servicer will be required to consult with each other in order to resolve any disagreement within five (5) Business Days of delivery of such calculations.  If the trust advisor and special servicer are not able to resolve such disagreement prior to the end of such 5-Business Day period, the trust advisor will be required to promptly notify the trustee of such disagreement, and the trustee will be required to determine which calculation is to apply.  In making such determination, the trustee may hire an independent third-party to assist with any such calculation at the expense of the Issuing Entity.

During any Collective Consultation Period and any Senior Consultation Period,  the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with any Major Decision involving any mortgage loan, A/B Whole Loan, Loan Pair or any related REO Property and consider alternative actions recommended by the trust advisor; provided, that with respect to matters relating to any A/B Whole Loan and any Loan Pair, the special servicer will only be required to consult with the trust advisor in respect of such A/B Whole Loan or Loan Pair, as applicable, after the holder of the related B Note or Serviced Companion Loan, as applicable, is no longer the related Directing Holder.  The trust advisor is not a servicer and will not be obligated to change the outcome on any particular Specially Serviced Mortgage Loan.  Certificateholders will be deemed to have acknowledged and agreed that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the directive of the trust advisor’s participation in any resolution process is to provide additional oversight relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Your Lack of Control Over the Issuing Entity Can Create Risks” in this free writing prospectus.

In any event, the trust advisor will have no specific involvement with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the resolution or liquidation of Specially Serviced Mortgage Loans.

The ability to perform the duties of the trust advisor and the quality and the depth of any trust advisor annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the trust advisor from performing its duties under the Pooling and Servicing Agreement.

Trust Advisor Fees

The trust advisor will be entitled to a trust advisor fee (the “Trust Advisor Fee”) equal to the Trust Advisor Fee Rate applied to the outstanding principal balance of each mortgage loan, including each REO Mortgage Loan, which fee will be calculated on the same interest accrual basis as the related mortgage loan and will be prorated for any partial periods.  The “Trust Advisor Fee Rate” means a rate equal to 0.0020% (0.20 basis points) per annum, with respect to each mortgage loan and REO Mortgage Loan (other than a B Note or Serviced Companion Loan).  The Trust Advisor Fee will be payable monthly from amounts received in respect of each mortgage loan and REO Mortgage Loan.

Except as describe above, the trust advisor, any successor trust advisor and any of their respective affiliates may not accept any fees or other compensation or other consideration (x) in respect of their obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of a successor special servicer or the recommendation by the trust advisor, any successor trust advisor or their respective affiliates for a replacement special servicer to become the special servicer.

Trust Advisor Fees will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” in this free writing prospectus.

Resignation of the Trust Advisor

The trust advisor will have the right to resign from its obligations and duties under the Pooling and Servicing Agreement and recommend the replacement of the trust advisor, provided that the trust advisor (i) pays or reimburses the certificate administrator or the Issuing Entity, as applicable, for all of the reasonable costs and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with obtaining the vote to replace the trust advisor (and such fees and expenses will not constitute Additional Trust Fund Expenses), (ii) pays any amounts in the nature of Trust Advisor Fees, costs or expenses, to the extent such amounts are in excess of the amounts being paid to the trust advisor prior to its termination, necessary to obtain or payable to a replacement trust advisor, and (iii) obtains the requisite vote of Certificateholders as provided below.  In such event, the trust advisor will be required to deliver to the certificate administrator, with a copy to the trustee, the 17g-5 Information Provider and the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement trust advisor.  The certificate administrator will be required to post such written recommendation to its website.  The trust advisor’s recommendation of a successor trust advisor must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of all Principal Balance Certificates; provided, that if any Holder of a Principal Balance Certificate does not affirmatively object to such written recommendation within 180 days of the posting of such recommendation, then such Holder will be deemed to have consented to the recommended replacement trust advisor.  If so confirmed, the trustee will then be required to terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement and to appoint the successor trust advisor approved by the Certificateholders (provided that such successor trust advisor is an Eligible Trust Advisor), subject to the consent of the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period, which consent will be deemed to have been granted if no objection is made within thirty (30) days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  Such termination shall be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, the trust advisor shall be permitted to resign from the obligations and duties under the Pooling and Servicing Agreement if it determines that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.  Any such determination permitting the resignation of the trust advisor must be evidenced by an opinion of counsel to such effect delivered to the master servicer, the certificate administrator, the depositor and the trustee.  No such resignation will become effective until a successor trust advisor meeting the eligibility requirements described in this free writing prospectus has assumed the trust advisor’s responsibilities and obligations under the Pooling and Servicing Agreement.

Trust Advisor Termination Events

The following constitute trust advisor termination events under the Pooling and Servicing Agreement (each, a “Trust Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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any failure by the trust advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure is given to the trust advisor by the trustee or the certificate administrator or to the trust advisor and the certificate administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the trust advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the trust advisor to perform in accordance with the Trust Advisor Standard which failure continues unremedied for a period of thirty (30) days;

●	any failure by the trust advisor to be an Eligible Trust Advisor, which failure continues unremedied for a period of thirty (30) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the trust advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

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the trust advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the trust advisor or of or relating to all or substantially all of its property;

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the trust advisor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

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if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the trust advisor to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by the time required under the Pooling and Servicing Agreement after any applicable grace period.

Upon receipt by the certificate administrator of notice of the occurrence of any Trust Advisor Termination Event, the certificate administrator will be required to promptly post such notice on its internet website, unless the certificate administrator is notified that such Trust Advisor Termination Event has been remedied.

“Eligible Trust Advisor” means an entity that (i) is regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, (ii) has at least five (5) years of experience in commercial real estate asset management and in the workout and management of distressed commercial real estate assets, (iii) is not the depositor, a mortgage loan seller, the master servicer, the special servicer or an affiliate of any of the foregoing, (iv) can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, and (v) is not the Controlling Class Representative, a Directing Holder or an affiliate of the Controlling Class Representative or a Directing Holder.

Rights Upon Trust Advisor Termination Event

If a Trust Advisor Termination Event occurs then, and in each and every such case, so long as such Trust Advisor Termination Event has not been remedied, either (i) the trustee may, or (ii) upon the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights of each class of Certificates, the trustee will be required to, terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement, other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification under the Pooling and Servicing Agreement.

As soon as practicable, but in no event later than fifteen (15) Business Days (or such longer period of time as may be reasonably necessary to find a willing successor trust advisor if no willing successor trust advisor can be identified in such fifteen (15) Business Day period) after the trustee or the certificate administrator delivers such written notice of termination to the trust advisor, the trustee will appoint a successor trust advisor that is an Eligible Trust Advisor (which successor trust advisor may be an affiliate of the trustee).  If the trustee is the successor master servicer or the successor special servicer, neither the trustee nor any of its affiliates will be the successor trust advisor.  The appointment of the trust advisor will not be subject to the vote, consent or approval of the Holder of any class of Certificates; provided, that during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, further, that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  The trustee shall not have liability for any failure to find a suitable Eligible Trust Advisor to serve as a successor trust advisor.

Upon any termination of the trust advisor and appointment of a successor to the trust advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period) and the Certificateholders.  If no Eligible Trust Advisor has been appointed in accordance with the Pooling and Servicing Agreement, no party will act as successor trust advisor.

If the trust advisor is terminated for any reason, it will remain entitled to any accrued and unpaid fees and trust advisor expenses, which will be payable in accordance with the priorities and subject to the limitations set forth in this free writing prospectus and in the Pooling and Servicing Agreement.

Termination of the Trust Advisor Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the trust advisor with a proposed successor trust advisor that is an Eligible Trust Advisor, and (ii) payment by such holders to the certificate administrator, the trust advisor and the Issuing Entity, as applicable, of the reasonable fees and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with such vote (and such fees and expenses will not constitute Additional Trust Fund Expenses), the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to their addresses appearing in the certificate register.  The Holders of more than 75% of the Voting Rights of the Certificates may direct the trustee to either (i) terminate (in which case the trustee shall terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor, and appoint (and the trustee shall so appoint) the proposed successor trust advisor, unless such direction is not given within one hundred eighty (180) days of the initial request in which case such direction will have no force or effect, or (ii) terminate (in which case the trustee shall terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor and not appoint a successor trust advisor (and no trust advisor shall be appointed), in which case all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect; provided, if the Holders of at least 25% of the Voting Rights of the Certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the Pooling and Servicing Agreement, and the Holders of at least 75% of the Voting Rights of the Certificates vote in favor of such reinstatement and appointment, then a new trust advisor will be appointed and references to trust advisor in the Pooling and Servicing Agreement will again be applicable.  During any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn.  If a successor trust advisor is not appointed, and until such time as a new trust advisor may be appointed in accordance with the foregoing provisions, all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect, and all Trust Advisor Fees otherwise payable to the terminated trust advisor in accordance with the Pooling and Servicing Agreement will be deposited into the TA Unused Fees Account, for application in accordance with “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.  Any trust advisor replaced by the Certificateholders in accordance with this paragraph and the Pooling and Servicing Agreement is required to be an Eligible Trust Advisor and such termination shall be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, if there are no classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, the Holders of a majority of the junior-most Class of Control Eligible Certificates outstanding may elect to terminate the trust advisor without payment of any penalty.

If the trust advisor is terminated for any reason it will remain entitled to any accrued and unpaid fees and Trust Advisor Expenses which shall be payable in accordance with the priorities and subject to the limitations set forth in this free writing prospectus and in the Pooling and Servicing Agreement (i.e., no Trust Advisor Expenses will be payable out of any amounts due and owing with respect to the Control Eligible Certificates).

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

Subject to certain conditions set forth in the Pooling and Servicing Agreement, each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, subject to certain limitations as described in “Servicing of the Mortgage Loans—General.”  The trust advisor may resign from its obligations and duties as trust advisor subject to certain conditions described under “—The Trust Advisor—Resignation of the Trust Advisor” above in this free writing prospectus.  The trustee or any other successor master servicer, special servicer or trust advisor assuming the obligations of the master servicer, the special servicer or the trust advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the master servicer, the special servicer or the trust advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior special servicer will be entitled to retain).  If no successor master servicer, special servicer or trust advisor can be retained to perform such obligations for such compensation, additional amounts payable to such successor master servicer, special servicer or trust advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the depositor, the master servicer, the special servicer, the trust advisor, or any director, officer, employee or agent of the depositor, the master servicer, the special servicer or the trust advisor will be under any liability to the Issuing Entity or the Holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the depositor, the master servicer, the special servicer, the trust advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement further provides that the depositor, the master servicer, the special servicer, the trust advisor and any director, officer, employee or agent of the depositor, the master servicer, the special servicer or the trust advisor will be entitled to indemnification by the Issuing Entity (provided that the trust advisor shall not be entitled to be indemnified for any amounts (other than Trust Advisor Fees) out of any amounts due and owing with respect to the Control Eligible Certificates) for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Servicing Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that no party thereto will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The depositor, the master servicer, the special servicer, the certificate administrator, the trustee or the trust advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Holders of Certificates under the Pooling and Servicing Agreement.  In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the trust advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The depositor is not obligated to monitor or supervise the performance of the master servicer, the special servicer, the trust advisor, the certificate administrator or the trustee under the Pooling and Servicing Agreement.  The depositor may, but is not obligated to, enforce the obligations of the master servicer or the special servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the master servicer or the special servicer or exercise any right of the master servicer or the special servicer under the Pooling and Servicing Agreement.  In the event the depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the master servicer or special servicer, as applicable.  Any such action by the depositor will not relieve the master servicer or the special servicer of its obligations under the Pooling and Servicing Agreement.

Asset Status Reports

The special servicer (if a Servicing Transfer Event exists) will be required to prepare an Asset Status Report that is consistent with the Servicing Standard within forty-five (45) days after the occurrence of a Servicing Transfer Event.

Each Asset Status Report will be delivered to the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (but only during any Collective Consultation Period and any Senior Consultation Period), the master servicer, the certificate administrator, any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as applicable) and the 17g-5 Information Provider (which will be required to promptly post the report to the 17g-5 Information Provider’s Website).  If the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) does not disapprove of an Asset Status Report within ten (10) Business Days after receipt of such Asset Status Report together with any information in the possession of the special servicer that is necessary to make a decision regarding the subject Asset Status Report, such person will be deemed to have approved the Asset Status Report and the special servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the special servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents.  In addition, the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) may object to any Asset Status Report within ten (10) Business Days of receipt; provided, however, that, following the occurrence of an extraordinary event with respect to the related mortgaged property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the special servicer may take actions with respect to the related mortgaged property before the expiration of the ten (10) Business Day period if the special servicer reasonably determines in accordance with the Servicing Standard that failure to take such action before the expiration of the ten (10) Business Day period would materially and adversely affect the interest of the Certificateholders and the holders of any related B Note or Serviced Companion Loan, and, during any Subordinate Control Period, the special servicer has made a reasonable effort to contact the Controlling Class Representative or the Directing Holder, as applicable.  The foregoing will not relieve the special servicer of its duties to comply with the Servicing Standard.

During any Subordinate Control Period, if the Controlling Class Representative disapproves such Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after such disapproval.  During any Subordinate Control Period, the special servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the special servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related B Note or Serviced Companion Loan, if applicable.  In any event, during any Subordinate Control Period, if the Controlling Class Representative does not approve an Asset Status Report within ninety (90) days from the first submission of an Asset Status Report, the special servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

During any Collective Consultation Period, each of the trust advisor and the Controlling Class Representative, and during any Senior Consultation Period, the trust advisor, will be entitled to consult with the special servicer and propose alternative courses of action in respect of any Asset Status Report.  During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor or the Controlling Class Representative, as applicable.  The special servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the trust advisor (and, during any Collective  Consultation Period, the Controlling Class Representative).

The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the special servicer will not be permitted to follow any advice or consultation provided by the trust advisor or advice, direction or consultation of the Controlling Class Representative that would require or cause the special servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the special servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the special servicer to violate the terms of any mortgage loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon any REMIC or the loss of REMIC status or materially expand the scope of the special servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of an A/B Whole Loan or Loan Pair, if and for so long as the related B Note holder or Serviced Companion Loan holder or its designee is the Directing Holder with respect to such A/B Whole Loan or Loan Pair, only such holder may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section to the extent set forth in the related Intercreditor Agreement (without regard to whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect).  Neither the Controlling Class Representative nor the trust advisor will have any of the above described consultation rights or will exercise them in conjunction with the holder of such B Note or Serviced Companion Loan except to the extent set forth in the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Mortgage Loan Modifications

The master servicer may amend any term (other than a Money Term) of a mortgage loan, B Note or Serviced Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than sixty (60) days beyond the original maturity date, if in the master servicer’s sole judgment exercised in good faith, a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Certificateholders and the holder of the related B Note or Companion Loan, as applicable (as a collective whole), on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than liquidation of such mortgage loan and the borrower has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property.  The master servicer’s power to amend the mortgage is subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement or co-lender agreement (including the rights of the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period and the trust advisor during any Collective Consultation Period and any Senior Consultation Period, and the holder of any B Note or Companion Loan, as applicable).

Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

●	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

●	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

●	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

●	extend the maturity date of any Specially Serviced Mortgage Loan; and/or

●	accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders, the holder of the related B Note and the holder of the related Serviced Companion Loan (as a collective whole) on a net present value basis that would be equal to or greater than the recovery that would result if the applicable Specially Serviced Mortgage Loan were liquidated, as demonstrated in writing by the special servicer to the trustee and the certificate administrator; provided, that the foregoing rights of the special servicer are subject to the consent and/or consultation rights of the Controlling Class Representative, the trust advisor and the holder of any related B Note or Serviced Companion Loan, as applicable, to the extent described in this free writing prospectus.

In no event, however, will the special servicer be permitted to:

●	extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five (5) years prior to the Rated Final Distribution Date; or

●
if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

The special servicer will also not be permitted to extend the maturity date of any mortgage loan secured by a mortgaged property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such mortgage loan’s maturity date unless a new phase I environmental report indicates that there is no environmental condition or the borrower obtains, at its expense, an extension of such policy on the same material terms and conditions to cover the period through five years past the extended maturity date, provided that, if such mortgage loan is secured by a ground lease, the special servicer will be required to give due consideration to the remaining term of the ground lease.

The consent of the special servicer is required to any modification, waiver or amendment with regard to any mortgage loan that is not a Specially Serviced Mortgage Loan (other than certain non-material modifications, waivers or amendments).  When the special servicer’s consent is required, the master servicer shall promptly provide the special servicer with written notice of any request for modification, waiver or amendment accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent.  When the special servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given fifteen (15) Business Days after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer.

With respect to all Specially Serviced Mortgage Loans and non-Specially Serviced Mortgage Loans, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such an action, the written consent of the Controlling Class Representative, which consent will be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Controlling Class Representative.  See “—The Controlling Class Representative” in this free writing prospectus.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan and such realized losses will be allocated among the various classes of Certificates in the manner described under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Sale of Defaulted Mortgage Loans and REO Properties

Sale of Defaulted Mortgage Loans

Promptly upon a mortgage loan becoming a defaulted mortgage loan and if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such mortgage loan, the special servicer will be required to use reasonable efforts to solicit offers for the defaulted mortgage loan on behalf of the Certificateholders and the related B Note holder or Serviced Companion Loan holder in such manner as will be reasonably likely to realize a fair price.  The special servicer shall give the trustee, the certificate administrator, the master servicer, the Directing Holder, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (during any Collective Consultation Period and any Senior Consultation Period), and the holder of any related B Note or Serviced Companion Loan not less than five (5) Business Days’ prior written notice of its intention to sell any such defaulted mortgage loan.  The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted mortgage loan, subject to any consent or consultation rights of the Controlling Class Representative and, with respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, the consent rights of the related B Note holder or Serviced Companion Loan holder, to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted mortgage loan if the highest offer is from a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted mortgage loan, the special servicer will be required to take into account, and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted mortgage loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, A/B Whole Loan or Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy.  The special servicer will be required to take into account any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months.

If the highest offer is from an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price, either itself or by retaining an independent third party as set forth in the following paragraph.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least one other offer is received from an independent third party.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted mortgage loan, the trustee, if making such determination itself, will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine (9) month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.  If any Interested Person is among those making an offer with respect to a defaulted mortgage loan, the special servicer will require that all offers be submitted to the trustee in writing and be accompanied by a refundable cash deposit in an amount equal to 5% of the offer amount, to be administered in accordance with the terms of the Pooling and Servicing Agreement.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable as, a Servicing Advance; provided that, the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Notwithstanding any of the foregoing paragraphs, but subject to any consent or consultation rights of the Controlling Class Representative or the trust advisor, as applicable, the special servicer will not be required to accept the highest cash offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the special servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders.

Additionally, to the extent set forth in the related Intercreditor Agreement, each holder of a B Note, Serviced Companion Loan or a mezzanine loan may have a purchase option with respect to defaulted mortgage loans under the related Intercreditor Agreement.  Subject to the rights of any such B Note holder, Serviced Companion Loan holder or mezzanine loan holder under the respective Intercreditor Agreement, unless and until a defaulted mortgage loan is sold pursuant to the terms of the Pooling and Servicing Agreement, the special servicer shall continue to service and administer such mortgage loan in accordance with the Servicing Standard and the terms of the Pooling and Servicing Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such mortgage loan, as is consistent with the terms of the Pooling and Servicing Agreement and the Servicing Standard.

Sale of REO Properties

If title to any REO Property is acquired by the Issuing Entity or its nominee in respect of any Specially Serviced Mortgage Loan, the special servicer is required to use its reasonable best efforts to sell the REO Property for cash as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (and, with respect to a B Note or Serviced Companion Loan, for the Certificateholders and the holder of such B Note or Serviced Companion Loan, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer, on behalf of the applicable REMIC (A) has been granted an extension of time (which extension must be applied for at least sixty (60) days prior to the expiration of the period specified above) by the IRS for the orderly liquidation of such REO Property or (B) is permitted under the REMIC provisions to continue to hold such REO Property during the period in which an application for an extension is pending, in either of which cases the special servicer may continue to attempt to sell the REO Property for cash, or (ii) the special servicer receives an opinion of counsel that holding such REO Property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions of the Code or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the Issuing Entity hold any REO Property beyond the end of the sixth (6th) calendar year following the end of the year of such REO Property’s acquisition.  If the special servicer is unable to sell such REO Property for cash within such time period (as it may be extended as described above), the special servicer shall, after consultation with the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) or the Directing Holder (with respect to a B Note or Serviced Companion Loan), as applicable, before the end of such period or extended period, as the case may be, auction the REO Property to the person that makes the highest cash offer (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard; provided that if the special servicer, any other Interested Person or any of their respective affiliated entities intends to make an offer on or otherwise purchase any REO Property:  (i) the special servicer will be required to notify the trustee of such intent, (ii) the trustee will be required to promptly obtain an appraisal of such REO Property at the expense of the Issuing Entity and (iii) the applicable Interested Person will not be permitted to offer less than the fair market value set forth in such appraisal.  Neither the trustee nor any affiliate thereof may purchase an REO Property.

Within thirty (30) days of the sale of the REO Property, the special servicer will be required to provide to the trustee, the certificate administrator, the master servicer (and with respect to a B Note or Serviced Companion Loan, the Directing Holder), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period and any Senior Consultation Period) a statement of accounting for such REO Property, including without limitation, (i) the acquisition date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the acquisition date to the disposition date, (v) final property operating statements, and (vi) such other information as the trustee or the certificate administrator (and with respect to a B Note or Serviced Companion Loan, the Directing Holder) may reasonably request in writing.  The liquidation proceeds from the final disposition of the REO Property will be required to be deposited in the Collection Account within one (1) Business Day of receipt.

“Interested Person” means, as of any date of determination, the depositor, the master servicer, the special servicer, the trust advisor, a Holder of 50% or more of the Controlling Class, the Controlling Class Representative, the holder of a B Note or Serviced Companion Loan, a mortgage loan seller, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement, or any person actually known to a responsible officer of the trustee or the certificate administrator to be an affiliate of any of the preceding entities.

Foreclosures

The special servicer may at any time (with notification to and consent of the Controlling Class Representative during any Subordinate Control Period, and upon consultation with the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and with the trust advisor (during any Collective Consultation Period and any Senior Consultation Period), and in the case of mortgaged property that secures an A/B Whole Loan or Loan Pair, with the consent of the holder of the related B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder), institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.  The special servicer may consult counsel to determine when an acquisition date shall be deemed to occur under the REMIC provisions of the Code with respect to the related mortgaged property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure.

The special servicer will not, on behalf of the Issuing Entity, be permitted to obtain title to a mortgaged property as a result of or in lieu of foreclosure or otherwise, and will not otherwise be permitted to acquire possession of, or take any other action with respect to, any mortgaged property, if, as a result of any such action, the Issuing Entity would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such mortgaged property within the meaning of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any applicable comparable federal, state, local or Mexican law, or a “discharger” or “responsible party” thereunder, unless the special servicer has also previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person (who may be an employee or affiliate of the master servicer or the special servicer) who regularly conducts environmental site assessments, which report shall be delivered to the trustee, the certificate administrator and the 17g-5 Information Provider, that (i) such mortgaged property is in compliance with applicable environmental laws or, if not, after consultation with an environmental expert, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions; (ii) taking such actions as are necessary to bring the mortgaged property in compliance with applicable environmental laws is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than pursuing a claim under the existing environmental insurance policy; and (iii) there are no circumstances or conditions present or threatened at such mortgaged property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert, that taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions).  If the special servicer determines that taking such actions as are necessary to bring any mortgaged property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such mortgaged property, is not reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the existing environmental insurance policy, then the special servicer shall take such action as it deems to be in the best economic interest of the Issuing Entity (and the holder of the related B Note or Serviced Companion Loan, as applicable), including, without limitation, releasing the lien of the related mortgage.

If the Issuing Entity (or its nominee) acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8).  The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property.  Pursuant to the terms of the Pooling and Servicing Agreement, the special servicer shall not rent, lease, or otherwise earn income on behalf of the Issuing Entity or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any “income from nonpermitted assets” within the meaning of Section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC provisions of the Code unless (i) the trustee and the special servicer have received an opinion of counsel to the effect that, under the REMIC provisions of the Code and any relevant proposed legislation, any income generated for a REMIC by the REO Property would not result in the imposition of a tax upon the REMIC or (ii) in accordance with the Servicing Standard, the special servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC provisions of the Code relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders.  The special servicer shall notify the trustee, the certificate administrator and the master servicer of any election by it to incur such tax, and the special servicer (i) shall hold in escrow in an eligible account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the certificate administrator with all information for the certificate administrator to file the necessary tax returns in connection therewith and (iii) upon request from the certificate administrator, pay from such account to the certificate administrator the amount of the applicable tax.

Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  “Rents from real property” do not include the portion of any rental based on the net profits derived by any person from such property.  No determination has been made whether rent on any of the mortgaged properties meets this requirement.  “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Issuing Entity, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated.  In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to a REMIC, such as a hotel, will not constitute “rents from real property.”  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to a REMIC at the highest marginal federal corporate rate — currently 35% — and may also be subject to state, local or Mexican federal, state or municipal taxes.  Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to Holders of Certificates.  Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to a REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property.  Prospective investors are advised to consult their own tax advisers regarding the possible imposition of taxes on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code (such taxes “REO Taxes”) in connection with the operation of commercial REO Properties by REMICs.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates.  This discussion has been prepared with the advice of Sidley Austin llp, special counsel to the depositor (“Tax Counsel”).  This discussion is based on authorities that are subject to change or different interpretations.  Any such change or different interpretation can be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will agree with the views described below.

This discussion is directed solely to Certificateholders that purchase Certificates at issuance for the issue price and hold them as “capital assets” within the meaning of Section 1221 of the Code.  This discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a Certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of the Certificates.  We recommend that you consult your own tax advisor in determining the federal, state, local and other tax consequences of the purchase, ownership, and disposition of the Certificates under your particular circumstances.

In this discussion, when we use the term:

●
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

●	“Certificateholder,” we mean any person holding a beneficial ownership interest in a Certificate;

●	“Code,” we mean the Internal Revenue Code of 1986, as amended;

●
“Excess Interest,” means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan);

●	“Foreign Person,” we mean any person other than a U.S. Person;

●	“IRS,” we mean the Internal Revenue Service; and

●
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

If a partnership (or entity treated as a partnership for federal income tax purposes) is a Certificateholder, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  A partnership that holds a Certificate is encouraged to consult its tax advisor concerning the consequences of investing in a Certificate under the partnership’s particular circumstances.

Tax Classification of the Issuing Entity

For federal income tax purposes, the Issuing Entity will consist of one or more real estate mortgage investment conduits, each a “REMIC”, arranged in a tiered structure.  The highest REMIC will be referred to as the “Upper-Tier REMIC” and each REMIC below the Upper-Tier REMIC (if any) will be referred to as a “Lower-Tier REMIC”.”  Each Lower-Tier REMIC (if any) will issue multiple classes of uncertificated, regular interests that will be held by another REMIC above it in the tiered structure.  The assets of the lowest Lower-Tier REMIC in this tiered structure (or the Upper-Tier REMIC if there is no Lower-Tier REMIC) will consist of the mortgage loans (other than the Excess Interest) and any other assets designated in the Pooling and Servicing Agreement.  The Certificates (other than the Class R Certificates), will represent the regular interests issued by the Upper-Tier REMIC.  The Class H Certificates, besides representing a regular interest issued by the Upper-Tier REMIC, will also represent an interest in the Excess Interest.  The Certificates representing regular interests issued by the Upper-Tier REMIC, and the portion of the Class H Certificate representing a regular interest issued by the Upper-Tier REMIC, are referred to in this free writing prospectus as the “REMIC Regular Certificates”.  The REMIC Regular Certificates will be designated as the regular interests in the Upper-Tier REMIC.

The Class R Certificates will represent the beneficial ownership of the residual interest in each Lower-Tier REMIC (if any) and of the residual interest in the Upper-Tier REMIC.

On the Closing Date, Tax Counsel will deliver its opinion, based on certain assumptions, that for federal income tax purposes:  (1) the Upper-Tier REMIC and each Lower-Tier REMIC (if any) will qualify as a REMIC under Section 860D of the Code, (2) the REMIC Regular Certificates (including the regular interest component of the Class H Certificates) will qualify as “regular interests” in the Upper-Tier REMIC under Section 860G(a)(1) of the Code, (3) the two components of the Class H Certificate will represent a regular interest coupled with a contractual right within the meaning of section 1.860G-2(i) of the REMIC Regulations, which contractual right will be treated as held through a grantor trust under subpart E of subchapter J of the Code, and (4) the Class R Certificates will represent the ownership of the sole class of “residual interests” in the Upper-Tier REMIC  and in each Lower-Tier REMIC (if any) under Section 860G(a)(2) of the Code.

Taxation of the REMIC Regular Certificates

Basis For Discussion.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective purchasers should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.  To the extent that those issues are not addressed in the OID Regulations, the Issuing Entity intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will take the same position on those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective purchasers are advised to consult their own tax advisors about the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to the REMIC Regular Certificates.

Treatment of the REMIC Regular Certificates.  The REMIC Regular Certificates will generally be treated as debt instruments for federal income tax purposes.

Stated Interest.  Stated interest on the Principal Balance Certificates will be payable at fixed rates and at regular intervals of less than one year.  Consequently, the stated interest on such Certificates will be qualified stated interest (“Qualified Stated Interest”) if it is considered as unconditionally payable.  Interest is “unconditionally payable” only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Qualified Stated Interest payable on a Principal Balance Certificate must be included in the income of the Certificateholder under an accrual method of accounting, regardless of the method otherwise used by the Certificateholder.  Because a portion of the interest payable on the Principal Balance Certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable, in which case it would be treated as additional OID.  For tax information reporting purposes, the Issuing Entity or other person responsible for tax information reporting generally will treat all of the stated interest on any Class of Principal Balance Certificates as Qualified Stated Interest.

Original Issue Discount.  Certain classes of the REMIC Regular Certificates will be issued with original issue discount.  A Holder of a REMIC Regular Certificate, therefore, will be required to report, as ordinary income, the daily portion of the OID attributable to each day that it holds the REMIC Regular Certificate.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a Class of REMIC Regular Certificates will generally equal (1) the sum of (i) the adjusted issue price of that Class at the end of the accrual period and (ii) any payments made on that Class during the accrual period of amounts included in the stated redemption price at maturity of that Class, minus (2) the adjusted issue price of that Class at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The Issuing Entity will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a Class of REMIC Regular Certificates at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is generally determined by discounting the remaining payments due on that Class at its yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Class, but are adjusted to take into account the effect of payments actually made on the REMIC’s assets.

For this purpose, the yield to maturity of each Class of REMIC Regular Certificates is determined by projecting payments due on that Class based on a prepayment assumption made with respect to the REMIC’s assets.  The yield to maturity of a Class of REMIC Regular Certificates is the discount rate that, when applied to the stream of payments projected to be made on that Class as of the issue date, produces a present value equal to the issue price of that Class.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prepayment assumption to be used for tax reporting purposes with respect to the REMIC Regular Certificates is        % CPR.  No representation, however, is made of the rate at which prepayments on the mortgage loans will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that prepayments on the REMIC’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a Class of REMIC Regular Certificates is negative for any period, a Certificateholder with respect to that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Certificate.

For purposes of accruing OID (or any Qualified Stated Interest) with respect to a REMIC Regular Certificate, the amount of interest payable on the Certificate will be determined without regard to any defaults or delinquencies on the mortgage loans.  For a discussion of the treatment of defaults and delinquencies, see “—Treatment of Losses” below.

Acquisition Premium.  If a Certificateholder is treated as having purchased the REMIC Regular Certificate for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Certificateholder will have acquired the REMIC Regular Certificate at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Certificateholder must reduce future accruals of OID on the REMIC Regular Certificate by the amount of the acquisition premium.  Specifically, a Certificateholder must reduce each future accrual of OID on the REMIC Regular Certificate by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the REMIC Regular Certificate at the time the Certificateholder purchased the Certificate.

Market Discount.  If a Certificateholder is treated as having acquired the REMIC Regular Certificate at a discount from its adjusted issue price, the Certificateholder will acquire the REMIC Regular Certificate with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the REMIC Regular Certificate and (iii) the remaining weighted average maturity of that Certificate), then the market discount will be considered to be zero.  It appears that less than de minimis market discount should be treated as capital gains and reported, pro rata, as payments (other than payments of OID and stated interest) are made on a REMIC Regular Certificate.

Treasury regulations interpreting the market discount rules have not yet been issued.  Prospective purchasers are encouraged to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as REMIC regular interests, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a ratable accrual method described in the legislative history.  Under the ratable accrual method, the amount of market discount that accrues in any accrual period in the case of a REMIC regular interest issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a REMIC regular interest that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a REMIC regular interest, the prepayment assumption applicable to calculating the accrual of OID on such REMIC regular interest applies.

If a beneficial owner of a REMIC regular interest incurred or continues indebtedness to purchase or hold REMIC regular interests with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that REMIC Regular Certificate in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that REMIC Regular Certificate and may elect to amortize the premium under Section 171 of the Code.  If a Certificateholder makes this election, the amount of any interest payment that must be included in the Certificateholder’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Certificateholder at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Election to Treat All Interest as OID.  The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium with respect to a REMIC Regular Certificate in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificateholder’s acquisition would apply.  A constant yield election may be revoked only with the consent of the IRS.  In addition, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate with market discount, then the Certificateholder would also be deemed to have made the election in Section 1278(b) of the Code, which is described above and which may be revoked only with the consent of the IRS.  Similarly, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate at a premium, then the Certificateholder would also be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above and which may be revoked only with the consent of the IRS.

Treatment of Losses.  Certificateholders will be required to report income with respect to the REMIC Regular Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the REMIC’s assets.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that any OID must continue to be accrued in spite of its uncollectibility until the REMIC Regular Certificate is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Certificateholder in any period could exceed the amount of cash distributed to such Certificateholder in that period.

Although not entirely clear, it appears that:  (1) a Certificateholder who holds the REMIC Regular Certificate in the course of a trade or business or a Certificateholder that is a corporation, generally should be allowed to deduct as an ordinary loss any loss sustained on account of the REMIC Regular Certificate’s partial or complete worthlessness and (2) a noncorporate Certificateholder who does not hold the REMIC Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the REMIC Regular Certificate’s complete worthlessness.  Certificateholders are encouraged to consult their tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a REMIC Regular Certificate.

Sale or Other Disposition.  If a Certificateholder sells, exchanges or otherwise disposes of a REMIC Regular Certificate, or if a REMIC Regular Certificate is redeemed, then the Certificateholder will recognize gain or loss in an amount equal to the difference between the amount realized by the Certificateholder upon the sale, exchange, redemption or other disposition and the Certificateholder’s adjusted tax basis in the REMIC Regular Certificate.  The adjusted tax basis of a REMIC Regular Certificate to a particular Certificateholder generally will equal the Certificateholder’s cost for the REMIC Regular Certificate, (1) increased by any market discount and OID previously included by such beneficial owner in income with respect to that Certificate and (2) decreased by any premium amortized by the Certificateholder and by the amount of payments that are part of the REMIC Regular Certificate’s stated redemption price at maturity previously received by such Certificateholder.  Any such gain or loss will be capital gain or loss if the REMIC Regular Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC Regular Certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Certificateholder’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Certificateholder’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a Certificateholder who is a Foreign Person generally will not be subject to United States federal income tax or withholding tax, provided that (1) the interest (or OID) from the REMIC Regular Certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, (2) the Foreign Person does not actually or constructively own 10 percent or more of the Class R Certificates, (3) the Foreign Person is not a controlled foreign corporation with respect to which a Holder of the Class R Certificates is a related person (all within the meaning of the Code) and (4) the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the REMIC Regular Certificates (the “withholding agent”) with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a REMIC Regular Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the REMIC Regular Certificate.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the REMIC Regular Certificates will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We encourage Foreign Persons that intend to hold a REMIC Regular Certificate through a partnership or other pass-through entity to consult their tax advisors regarding the application of those Treasury regulations to an investment in a REMIC Regular Certificate through a partnership.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a REMIC Regular Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, the Issuing Entity is required to make available to Certificateholders information concerning the amount of OID accrued with respect to the REMIC Regular Certificates for each accrual period for which the REMIC Regular Certificates are outstanding, the adjusted issue price of the REMIC Regular Certificates as of the end of each accrual period, and information to enable a Certificateholder to compute accruals of market discount or bond premium using the ratable accrual method described under “—Market Discount” above.

Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Special Tax Attributes of REMIC Regular Certificates

REMIC Regular Certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMICs that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC Regular Certificate will so qualify.

In addition, REMIC Regular Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of the REMICs consist of “real estate assets,” then the portion of the REMIC Regular Certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMICs that are real estate assets.  Similarly, income on the REMIC Regular Certificates (exclusive of income on any non-REMIC asset represented by the REMIC Regular Certificate) will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC Regular Certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to another REMIC, provided they are transferred to such other REMIC within the periods required by the Code.

The determination of the percentage of a REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans meeting this requirement, and no representation is made in this regard.

The REMIC Regular Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

REMIC Administrative Provisions

Each underlying REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The certificate administrator (or, if necessary, the trustee), on behalf of the Issuing Entity, will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, a REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The certificate administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for each REMIC, either as a Holder of a Class R Certificate or as agent of the Residual Owners holding the largest Percentage Interest in the Class R Certificates.  If the Code or applicable Treasury regulations do not permit the certificate administrator to act as tax matters person another Residual Owner or other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owners of certain administrative and judicial proceedings regarding a REMIC’s tax affairs, although the other Residual Owners would be able to participate in those proceedings in appropriate circumstances.

Taxes on a REMIC

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC Regular Certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC formed pursuant to the Pooling and Servicing Agreement will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “—Special Tax Attributes of REMIC Regular Certificates” above.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief and no such regulations have been issued.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to REITs.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.  The special servicer is authorized, when doing so is consistent with maximizing the Issuing Entity’s net after-tax proceeds from an REO Property, to incur taxes on the Issuing Entity in connection with the operation of such REO Property.  Any such taxes imposed on the Issuing Entity would reduce the amount distributable to the Certificateholders.  See “Servicing of the Mortgage Loans—Foreclosures” in this free writing prospectus.  However, under no circumstance may a special servicer cause the acquired mortgaged property to cease to be a “permitted investment” under Section 860G(a)(5) of the Code.

It is not anticipated that any material state or local income or franchise tax will be imposed on any of the REMICs.

Any tax on prohibited transactions, certain contributions or “net income from foreclosure property”, and any state or local income or franchise tax, that may be imposed on any REMIC will generally be borne by the REMIC.  However, such tax may be borne by the trustee, the master servicer or the special servicer, in any case out of its own funds; provided that the person has sufficient assets to do so, if the tax arises out of the willful misfeasance, bad faith or negligence in the performance of that person’s obligations under certain provisions of the Pooling and Servicing Agreement.  Any tax not borne by one of these persons would be charged against the REMIC resulting in a reduction in amounts payable to Holders of the Certificates.

Backup Withholding

Distributions on the REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Regular Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York, California and Connecticut representing approximately 15.0%, 14.9% and 12.6%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  Further, the collateral package under certain jurisdictions, such as Mexico, may vary in certain respects.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure.  Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court-appointed sheriff under a judicial foreclosure.  Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale.  California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.  California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.  Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule.”  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.   On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.  Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Foreclosure of a mortgage in Connecticut is accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having interests in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary or desired parties.  When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.  At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court issues a judgment of foreclosure.  In Connecticut, there are two forms of foreclosure, strict foreclosure and foreclosure by sale.  In a strict foreclosure, the borrower and the holder of any junior encumbrance on the property may redeem the property that is being foreclosed (subject to existing senior liens and encumbrances), by paying the entire outstanding principal balance of the debt, plus interest, fees and costs, on the “law day,” one of which is established by the court for the mortgagor and for the holder of each junior encumbrance.  If no such party redeems on its law day, title to the property becomes absolute in the foreclosing party following the last law day.  In a foreclosure by sale, a right of redemption may be exercised up until the time a sale is judicially confirmed.  If a foreclosure by sale is ordered, the purchaser at such sale will acquire the estate or interest in real property covered by the mortgage.  If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at the foreclosure sale will acquire such tenant’s interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

Connecticut law imposes various prohibitions and limitations on the rights and remedies of a mortgagee.  For example, the appointment of a receiver may require a showing of waste.  Any party may seek to have the foreclosure proceed by sale rather than by strict foreclosure, but if a mortgagee moves for foreclosure by sale, if the sale price is less than the appraised value established in the judicial proceeding and the ensuing sale proceeds are insufficient to pay the entire outstanding principal balance of the debt, plus interest, fees and costs secured by the mortgage, one-half of the difference between the sale price and the appraised value is to be credited against the debt as of the date of sale when computing a debtor’s potential deficiency judgment liability.  The mortgage loans are generally non-recourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the mortgage loans and not against the borrower’s other assets.  The limitations described below may restrict the ability of the mortgagee to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

Under Connecticut law, a foreclosure may proceed only judicially.  Upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclosure upon the mortgaged property or to proceed at law and sue on the note.  Connecticut law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note.  However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is not permitted to pursue both matters to judgment and the court may exercise its discretion to stay one of the proceedings.  Connecticut does not restrict a mortgagee from seeking a deficiency judgment, but under Connecticut law, the foreclosure of a mortgage is a bar to any further action upon the mortgage debt against persons who are liable for the payment of the mortgage debt upon whom service of process to constitute an action in personam could have been made within Connecticut at the commencement of the foreclosure.  Also, deficiency judgments in foreclosure actions are limited by appraised value considerations, which differ depending on whether the foreclosure action is by sale or strict foreclosure.  In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.  However, the availability of a deficiency judgment may be limited in the case of the mortgage loans because of the limited nature of the recourse liabilities.  In Connecticut, liens for unpaid real estate taxes and certain assessments take priority over the lien of a previously recorded mortgage.  While Connecticut foreclosure proceedings are intended to proceed quickly on the court docket, locating and serving all necessary and desired parties, appraisal activities, defenses, appeals and claims to jury trials, among other things, can impede the speed at which judicial foreclosure matters are brought to conclusion.

Mexican Trust Agreement

General.  The mortgaged property identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio – Las Ventanas al Paraiso (the “Las Ventanas al Paraiso Mortgaged Property”) is located in Mexico and is comprised of the Las Ventanas al Paraiso Resort in San Jose del Cabo, Baja California, Mexico (the “Las Ventanas al Paraiso Hotel Property”) and ten condominium units adjacent thereto (the “Las Ventanas al Paraiso Condominium Property”).  Each of the Las Ventanas al Paraiso Borrowers is the owner of a beneficiary interest in a fee simple interest owned by a Mexican financial institution, as trustee, in the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property, respectively.  The following discussion contains summaries of certain legal aspects of (i) the Mexican Trust Agreement with respect to the related mortgaged property (the “Mexican Trust Agreement”), and certain aspects of Mexican law applicable thereto, (ii) the Mexican Non-Possessory Pledge Agreement relating to the movable assets and rights used in the operation of the related mortgaged property (the “Mexican Non-Possessory Pledge Agreement”) and certain aspects of Mexican law applicable thereto and (iii) the Mexican Equity Pledge relating to the additional equity interests in the Las Ventanas al Paraiso Borrowers.  The summaries do not purport to be complete and are qualified in their entirety by reference to applicable Mexican laws and the laws of the applicable jurisdictions governing such mortgaged property.

The Mexican Trust Agreement.  The Mexican Trust Agreement is a security trust (fideicomiso de garantia) (the “Mexican Trust”), the main purpose of which is to hold certain assets transferred to the trust and to use those assets as security for the repayment of the related mortgage loan.

Pursuant to a security trust, a third party trustee (normally a Mexican bank) acquires title to certain assets as security of the obligations of the settlors and for the benefit of the beneficiaries.  A key feature of a security trust in Mexico is the ability of the Mexican Trust trustee (at the request of the first beneficiary) to sell the assets of the trust under an ad-hoc out-of-court process.  Under Mexican law, the assets that form part of the trust are legally conveyed to the Mexican Trust trustee, who becomes the owner of record of the real estate contributed thereto, and are not part of the estate of the settlor.  The first beneficiary under the Mexican Trust Agreement will be the master servicer.

The main statutes that govern trusts in Mexico are the General Law of Negotiable Instruments and Credit Transaction (Ley General de Titulos y Operaciones de Credito) (the “Negotiable Instruments Law”) and the Banking Law (Ley de Instituciones de Credito), which are both federal statutes.  In addition, certain aspects of the creation and perfection of the transfer of assets to the Mexican Trust (such as the transfer of the related mortgaged property and the assignment of contract rights) are governed by the civil code of the state where the property is located, which in the case of the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property is the Civil Code for the State of Baja California Sur (Codigo Civil del Estado de Baja California Sur).

In order to perfect the transactions contemplated by the Mexican Trust Agreement, such document has been filed and recorded with the Public Registry of Property and Commerce of San José del Cabo, Baja California Sur.  In addition, in accordance with the requirements of Mexican law, the Mexican Trust Agreement has been formalized in a public deed executed before a Mexican notary public.

In general, the assets that will comprise the assets of the Mexican Trust Agreement and will serve as security for the repayment of the related mortgage loan are the following:  (i) the land and the constructions that comprise the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property, (ii) all of the fixed furniture, and fixtures presently or in the future adhered to the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property and (iii) the equity interest (parte social) representing 99.9% of the equity capital in each of the Las Ventanas al Paraiso Borrowers.

The Mexican Non-Possessory Pledge Agreement.  The Mexican Non-Possessory Pledge Agreement is a non-possessory pledge agreement (contrato de prenda sin transmission de posesión), the main purpose of which is to pledge certain property of the relevant pledgors and to use those assets as security for the repayment of the related mortgage loan.

The pledge without transfer of possession allows the creation of a security interest on a fluctuating pool of assets, and may be created in respect of movable tangible or intangible property and future assets. This blanket pledge on assets does not require that the assets be delivered to the creditor; therefore, the debtor may maintain physical possession of the property being pledged.  The debtor is allowed to use the collateral as part of its manufacturing or commercial process, or to sell it within the normal course of its business activities, in which case the proceeds of the sale are subject to the pledge.

In order to perfect the transactions contemplated by the Mexican Non-Possessory Pledge Agreement, such document has been filed and recorded with the Mexican Sole Registry for Security Interests on Moveable Assets (Registro Único de Garantias Mobiliarias); and notice thereof shall be given to the counterparties of the agreements pledged thereunder.  In addition, following requirements of Mexican law, the Mexican pledge has been granted in a public deed before a Mexican notary public.

In general, the assets that will be pledged under the Mexican Non-Possessory Pledge Agreement and will serve as security for the repayment of the related mortgage loan are the following:  (i) all of the furniture, fixtures and equipment presently or in the future used in the operation of each of the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property, (ii) all of the movable assets, rights, cash and investments in securities, property of the Las Ventanas al Paraiso Borrowers and used in the day-to-day operation of the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property, (iii) all of the rights of the Las Ventanas al Paraiso Borrowers under the management agreements related to the Las Ventanas al Paraiso Hotel Property and the Las Ventanas al Paraiso Condominium Property and (iv) all of the rights of the Las Ventanas al Paraiso Borrowers to receive payments under certain leases and insurance policies with respect to the Las Ventanas al Paraiso Hotel Property.

Partnership Interest Pledge Agreement.  On November 29, 2011, LVP I, LLC and Paraiso BB III, LLC, as pledgors, (collectively, the “Las Ventanas Equity Pledgors”) entered into a pledge agreement (the “Las Ventanas Pledge Agreement”) in relation to the equity interests representing the capital stock of the Las Ventanas al Paraiso Borrowers that may not be transferred to the Mexican Trust for the reason described below (the “Las Ventanas Pledged Equity Interests”).  The Las Ventanas Pledge Agreement was memorialized in a private document, in Spanish, in favor of MSMCH, as pledgee for its own benefit and for the benefit of the holders of the notes issued pursuant to the related indenture.  As with the Mexican Trust Agreement, an English translation for information and discussion purposes of the Las Ventanas Pledge Agreement was made available to MSMCH.

Please note that pursuant to Mexican law, equity interests representing the capital stock of a Mexican company may not be owned in full by one party, even if such party is a security trust.  As a consequence thereof, the Las Ventanas Pledge Agreement was required in order to create security over 100% of the equity interests representing the capital stock of the Las Ventanas al Paraiso Borrowers.  Pursuant to the Las Ventanas Pledge Agreement, the Las Ventanas Equity Pledgors issued a power of attorney in favor of MSMCH with sufficient authority for MSMCH to sell the Las Ventanas Pledged Equity Interests together with the partnership interests and other assets transferred to the Mexican Trust trustee, in the event a foreclosure event occurs.

The pledge created by the Las Ventanas Pledge Agreement was perfected, on the date it was signed, by means of a notation in the partners ledger of each of the Las Ventanas al Paraiso Borrowers stating that the Las Ventanas Pledged Equity Interests have been pledged in favor of MSMCH as security for the related secured obligations, which notation also refers to the power of attorney described in the immediately preceding paragraph.

Mexican Tax Matters.  The following description of certain relevant Mexican federal income tax consequences related to the payments to be made by the Las Ventanas al Paraiso Borrowers does not purport to be a comprehensive description of all of the Mexican federal income tax considerations that may be relevant to a decision to purchase, hold or dispose of the Certificates.  This description is based upon the Mexican federal income tax law (Ley del Impuesto Sobre la Renta) in effect on the date of this free writing prospectus, which is subject to change and only describes any tax consequences arising under the federal laws of Mexico.

A Convention for the Avoidance of Double Taxation, together with a related Protocol thereto, or the Tax Treaty, between Mexico and the United States took effect on January 1, 1994.  The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Under the Mexican Income Tax Law, payments of interest and interest-like payments (as fees) by Mexican residents to foreign creditors are subject to withholding taxes in Mexico.  Tax rates depend on several factors, including the place of residency and identity of the recipient of the interest payments.  In connection with the origination of the mortgage loan identified on Appendix I to this free writing prospectus as Ty Warner Hotels & Resorts Portfolio, the mortgage loan sellers received a legal opinion from counsel to the Las Ventanas al Paraiso Borrowers confirming that the portion, if any, of the interest payments on such mortgage loan made by the Las Ventanas al Paraiso Borrowers will generally be subject to a Mexican income tax withholding rate of 4.9%, if (1) the securitization of the related mortgage loan is performed through a bank or brokerage firm in a country which has a tax treaty to avoid double taxation with Mexico, (2) the Las Ventanas al

Paraiso Borrowers comply with certain information requirements (including a post-closing notice to the tax authorities), (3) notice of the securitization is provided by the Las Ventanas al Paraiso Borrowers to the National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), and (4) the Certificates are not purchased by affiliates of the Las Ventanas al Paraiso Borrowers.  It is expected, although not assured, that such requirements will be met.  If these requirements are not met, the applicable withholding tax rate may be up to the maximum rate payable under the Mexican Income Tax Law.  Payments of principal under the related mortgage loan are not subject to withholding taxes in Mexico.

The Las Ventanas al Paraiso Borrowers are required to “gross-up” payments due under the related loan agreement, which means that they are required, to the extent permitted by law, to make all payments free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising as a result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a governmental authority or any change in the interpretation or application thereof by a governmental authority but excluding, in the case of a creditor, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by a creditor’s net income by Mexico or any governmental authority of the jurisdiction under the laws of which such creditor is organized or maintains a lending office.  No assurance can be given that such gross-up payments will be permitted or that the amount required to be withheld will not increase.  In such events, no assurance can be given that sufficient amounts will be available to pay installments of interest on the related mortgage loan.

Mexican Foreclosure Laws

General.  Foreclosure under Mexican law is a legal procedure that allows a lender to recover its debt by enforcing its rights and available legal remedies under the applicable security arrangement.  Foreclosure is generally precipitated by the non-payment of the debt and results in the selling of the property to which the security interest is attached in order to satisfy that debt.  The general due process principle contained in the Mexican constitution provides that no person may be deprived from his possessions, rights or property without a trial before previously established courts and following essential process formalities pursuant to previously enacted laws.  According to this principle, the general rule regarding foreclosure procedures in Mexico is that foreclosure must be made following a legal process before a court of competent jurisdiction.

Security Trust under Mexican Law.  In the case of security trust agreements governed by Mexican law, the Negotiable Instruments Law provides for an out-of-court foreclosure procedure that requires that the settlor of the trust had been given prior notification and the ability to be heard and demonstrate that the secured obligations had been complied with before the trust assets may be sold.  Although the validity of this out-of-court foreclosure process has been questioned by some settlors in the past, and no assurance may be given that it will not be challenged in the future, its constitutionality is premised, among other things, on the fact that ownership of the assets is not vested in the settlor but is vested in the Mexican Trust trustee.

Pledge Without Transfer of Possession under Mexican Law.  In the case of a pledge without transfer of possession, the Negotiable Instruments Law provides for an out-of-court foreclosure procedure in the event the pledgor delivers the pledged assets to the pledgee for their sale after a default has occurred; otherwise the foreclosure requires a judicial proceeding in order for the court to authorize the sale of the pledged assets in public auctions.

Out-of-Court Foreclosure under Mexican Law.  The Mexican Trust Agreement provides for an ad hoc out-of-court process that may be initiated by the Mexican Trust trustee on behalf of the first beneficiary upon delivery of a foreclosure request following an event of default under the related mortgage loan documents.  Once a foreclosure request has been delivered to the Mexican Trust trustee, the Mexican Trust trustee will in turn provide the settlors with a copy of the request and the settlors will then have a ten (10) business day period to (i) cure the default alleged by the creditor in the foreclosure request, (ii) deliver to the creditor evidence of payment in full of the secured obligations or (iii) deliver evidence of the extension or novation of the secured obligations.  If the requirements provided in (i), (ii) or (iii) cannot be satisfied within such cure period, the Mexican Trust trustee will be required to sell, at the request of the first beneficiary all or a portion of the assets of the trust.  The foreclosure process will be conducted in the manner set forth in the Mexican Trust Agreement through a procedure directed by the first beneficiary, in the understanding, that in its efforts to conduct the sale of the designated assets, the first beneficiary will make good faith efforts to obtain the best value and payment terms for the designated assets.

In addition, upon declaration of an event of default under the related mortgage loan documents (and the notification thereof to the trustee of the Mexican Trust Agreement), the Mexican Trust trustee will no longer be allowed to follow instructions from the settlors and the only party entitled to provide the Mexican Trust trustee with instructions in respect of the trust assets will be the master servicer as the named first beneficiary under the Mexican Trust Agreement.  This right to instruct the Mexican Trust trustee includes the right to vote the equity interests of the Las Ventanas al Paraiso Borrower.

The Mexican Non-Possessory Pledge Agreement and the Las Ventanas Pledge Agreement provide the right of pledgee to foreclose on the pledged assets in accordance with the foreclosure procedures available to the pledgee under Mexican law upon delivery of a foreclosure request following an event of default under the related mortgage loan documents.

Post-Foreclosure Ownership.  Pursuant to Mexican law, if any foreign person were to become, by foreclosure, the owner of mortgaged property located in Mexico, such property must be held (i) through a Mexican corporation, which may have a foreigners admission clause (permitting foreign investment in that corporation) but which includes within its by-laws an agreement to consider such foreign investors as Mexican nationals in regards to such property and to abstain from  requesting their governments’ protection, or (ii) through a Mexican trust created for such purposes with the prior authorization from the Mexican Ministry of Foreign Affairs (which authorization will also include an agreement as described above).

Bankruptcy Issues.  If the Las Ventanas al Paraiso Borrowers were to become insolvent or bankrupt or seek reorganization or other relief under the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), a delay or substantial reduction in payments may occur and the Las Ventanas al Paraiso Borrowers would probably have insufficient funds to make payments on the related mortgage loan.  Such an event could also delay foreclosure on the Mexican Trust, delay or impair the exercise of remedies under the security documents and delay payment on the related mortgage loan until the conclusion of such case.

Judicial Foreclosure under Mexican Law.  The Mexican Non-Possessory Pledge Agreement and the Las Ventanas Pledge Agreement provide that the pledged assets may be sold following a court procedure.  This is also applicable in case the settlors successfully challenge the out-of-court procedure set forth in the Mexican Trust Agreement in relation to the Mexican Trust assets.  Court foreclosure processes in Mexico, as in many other jurisdictions, may be expensive and time consuming, especially, when a lender's right to foreclose is contested.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the duty of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and most non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code.  However, such plans may be subject to similar provisions of applicable federal, state, local or non-U.S. law.

 “Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code and (c) entities whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entities.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code).

Plan Assets and Prohibited Transactions

Under Section 3(42) of ERISA and the U.S. Department of Labor (“DOL”) regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply.  We cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the regulations set forth by the DOL.  For example, one of the exceptions in the regulations provides that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans, as well as entities holding “plan assets,” but this exception will be tested immediately after acquisition of a Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.  If the assets of the Issuing Entity were deemed to constitute Plan assets by reason of a Plan’s investment in Certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Issuing Entity.  If the mortgage loans or other Issuing Entity assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Issuing Entity assets.

Affiliates of the depositor, the underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans.  Moreover, the trustee, the certificate administrator, the master servicer, the special servicer, the Controlling Class Representative, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Issuing Entity or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans.  In the absence of an applicable exemption, “prohibited transactions”— within the meaning of ERISA and Section 4975 of the Code — could arise if Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the SBJPA of 1996 and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Further, Section 403 of ERISA requires that all Plan assets be held in trust by the Plan trustee or a duly authorized fiduciary.  However, DOL regulations provide that even if the underlying assets of an entity are deemed to be assets of a Plan that invests in the entity, the trust requirement of Section 403 of ERISA will be satisfied if the indicia of ownership of the Plan’s interest in the entity are held in trust by the Plan trustee or fiduciary (29 C.F.R. Section 2550.403a-1(b)(3)).  The possession by the Plan trustee or fiduciary of the Certificates should satisfy the trust requirement as to the underlying assets of the Issuing Entity.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to the underwriters or predecessors-in-interest thereto individual prohibited transaction exemptions (as amended, the “Exemptions”), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Offered Certificates evidencing interests in pass-through trusts; and

●
transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans held by the Issuing Entity and fractional undivided interests in such loans.

The Exemptions as applicable to the Offered Certificates (and as modified by Prohibited Transaction Exemption 2007-05) set forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Offered Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody’s, S&P or DBRS;

●
the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter.  The “Restricted Group” consists of the underwriters, the depositor, the sponsors, the master servicer, the special servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of Offered Certificates, or any affiliate of any of these parties;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the depositor in consideration of the assignment of the mortgage loans to the Issuing Entity must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Offered Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

A fiduciary of a Plan contemplating purchasing any Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Offered Certificates continues to satisfy the second general condition set forth above.  The depositor expects that the third general condition set forth above will be satisfied with respect to each class of Offered Certificates.  A fiduciary of a Plan contemplating purchasing any Offered Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to such Offered Certificates.

The Exemptions also require that the Issuing Entity meet the following requirements:

●	the corpus of the Issuing Entity must consist solely of assets of a type that have been included in other investment pools;

●
certificates in such other investment pools must have been rated in one of the four highest generic rating categories from Fitch, Moody’s, S&P or DBRS for at least one year prior to the Plan’s acquisition of Offered Certificates; and

●	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The Exemptions do not apply to Plans sponsored by any member of the Restricted Group.

Before purchasing any Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute “securities” for purposes of the Exemptions, (b) that the Issuing Entity constitutes a “trust” for purposes of the Exemptions, and (c) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.  In particular, Plan fiduciaries should note that certain of the mortgaged properties are located in Mexico.  Plan fiduciaries should consult with their advisors regarding a Plan’s continued ability to hold Offered Certificates if any mortgaged property located outside of the United States were acquired by the Issuing Entity.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.  The fiduciary of a plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should make its own determination as to the need for the availability of any exemptive relief under applicable law.  Each purchaser of Offered Certificates that is a Plan or a governmental plan will be deemed to have represented that its acquisition, holding and disposition of such Offered Certificates will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or a similar non-exempt violation of applicable law).

Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Issuing Entity;

●	the Plan’s investment in each class of Offered Certificates does not exceed 25% of all of the Offered Certificates outstanding of that class at the time of the acquisition; and

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

We anticipate that the Exemptions will apply to the acquisition and holding of the Offered Certificates by Plans or persons acting on behalf of or with “plan assets” of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met with respect to the Offered Certificates.

If certain additional conditions are satisfied, the Exemptions may provide an exemption from certain of the prohibited transaction rules of ERISA and the Code with respect to transactions in connection with the servicing, management and operation of the Issuing Entity.  The depositor expects that these additional conditions will be satisfied.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment.  Any investor that is an insurance company using the assets of an insurance company general account should note that the SBJPA added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code.  Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account.  As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts (the “401(c) Regulations”), may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate shall be deemed to have represented and warranted to the depositor, the underwriters, the trustee, the certificate administrator and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee, the certificate administrator, the underwriters or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Offered Certificates is an “insurance company general account,” as defined in DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan or governmental or non-U.S. plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state, local or non-U.S. law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemptions would apply to the acquisition of this investment by Plans in general or any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

Except with respect to the fact that no class of Offered Certificates will qualify as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the attached prospectus.

LEGAL MATTERS

The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Sidley Austin llp, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Kaye Scholer LLP, New York, New York.

RATINGS

It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from DBRS, Inc. (“DBRS”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) (each, a “Rating Agency,” and together, the “Rating Agencies”).

Class	DBRS	KBRA	Moody’s
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-S	AAA(sf)	AAA(sf)	Aaa(sf)

It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the Offered Certificates.  The depositor has no ability to ensure that the Rating Agencies will perform ratings surveillance.  Fees for such ratings surveillance have been prepaid by the depositor.  The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date.  The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

The ratings of the Offered Certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Offered Certificates or of the Issuing Entity.

Other credit rating agencies that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by DBRS, KBRA or Moody’s.  The issuance of unsolicited ratings on one or more classes of the Offered Certificates that are different from the ratings assigned by DBRS, KBRA or Moody’s may impact the liquidity and market value of that class of Offered Certificates.  Furthermore, the Commission may determine that one or more of DBRS, KBRA and/or Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity and market value of the Offered Certificates.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Fitch, Inc. (“Fitch”), KBRA, Moody’s, Morningstar Credit Ratings, LLC (“Morningstar”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”).  Based on preliminary feedback from those six (6) rating agencies at that time, the depositor selected DBRS, KBRA and Moody’s to rate the Offered Certificates and not Fitch, Morningstar or S&P due in part to those agencies’ initial subordination levels for the various classes of Offered Certificates.  Had the depositor selected Fitch, Morningstar or S&P to rate the Offered Certificates, we cannot assure you as to the ratings that Fitch, Morningstar or S&P ultimately would have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

See “Risk Factors—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” in this free writing prospectus.

INDEX OF SIGNIFICANT TERMS

17g-5 Information Provider	S-179	Certificate Owner	S-145
17g-5 Information Provider’s		Certificate Principal Balance	S-146
Website	S-232	Certificateholder	S-183, S-253
1986 Act	S-254	Certificates	S-144
2010 PD Amending Directive	S-2	Class	S-144
2011 Wells Assessment	S-138	Class A Senior Certificates	S-144
401(c) Regulations	S-268	Class X Certificates	S-144
A/B Whole Loan	S-219	Class X Strip Rate	S-147
Acceptable Insurance Default	S-237	Class X YM Distribution Amount	S-158
Accrued Certificate Interest	S-153	Clearstream	S-145
additional documents	S-177	Closing Date	S-18
Additional Servicer	S-226	Code	S-253
Additional Trust Fund Expense	S-151	Collateral Support Deficit	S-162
Administrative Fee Rate	S-147	Collection Account	S-148
ADR	S-207	Collection Period	S-19, S-147
Advance Rate	S-168	Collective Consultation Period	S-238
Advances	S-168	Compensating Interest	S-152
Affected Investor	S-105	Compensating Interest Payment	S-223
Affected Loan(s)	S-217	Condemnation Proceeds	S-149
AFR	S-253	Consent Fees	S-223
Allocable Modification Fees	S-223	Constant Prepayment Rate	S-190
Ancillary Fees	S-224	constant yield election	S-256
Annual Debt Service	S-207	Control Eligible Certificates	S-238
Anticipated Repayment Date	S-205	Controlling Class	S-237
Appraisal Event	S-171	Controlling Class Representative	S-237
Appraisal Reduction	S-172	Covered Transactions	S-115, S-135
Appraised Value	S-207	CPR	S-190
Appraised-Out Class	S-173	CRD	S-105
ARD	S-205	CRE Loans	S-114
ARD Loan	S-205	CREFC	S-179
Asset Status Report	S-240	CREFC Reports	S-179
Assumed Scheduled Payment	S-167	Cross Over Date	S-157
Assumption Fees	S-223	Crossed Mortgage Loans	S-216
Available Distribution Amount	S-151	Cut-off Date	S-18
B Note	S-219	Cut-off Date LTV Ratio	S-208
Balloon Loans	S-168	Cut-off Date Balance	S-194
Balloon LTV	S-208	Cut-off Date Loan-to-Value	S-208
Balloon Payment	S-168	Cut-off Date LTV	S-208
BAMLCM	S-135	DBRS	S-269
BAMLL	S-136	deal documents	S-176
Bank of America	S-116, S-140	Debt Service Coverage Ratio	S-210
Bank of America Data File	S-122	Defective Mortgage Loan	S-216
Bank of America Guidelines	S-117	Demand Entities	S-135
Bank of America Mortgage Loans	S-194	Depositor	S-10
Bank of America Securitization		Determination Date	S-18, S-150
Database	S-122	Directing Holder	S-219
Bankruptcy Code	S-137	Disclosable Special Servicer Fees	S-229
Base Interest Fraction	S-159	Discount Rate	S-159
B-Piece Buyer	S-13	Distributable Certificate Interest	S-152
Business Day	S-150	Distribution Account	S-149
CBE	S-193	Distribution Date	S-18, S-150
Certificate Administrator	S-11	Distribution Date Statement	S-174
Certificate Administrator Fee	S-183	Document Defect	S-215
Certificate Administrator Fee Rate	S-183	DOL	S-265

DSCR	S-210	Las Ventanas Pledge Agreement	S-263
DTC	S-145	Liquidation Fee	S-227
Due Date	S-144	Liquidation Proceeds	S-149
Eligible Trust Advisor	S-244	Loan Pair	S-219
ERISA	S-265	Loan Per Unit	S-208
Escrow Account	S-172	Loan-to-Value Ratio	S-208
Euroclear	S-145	Lock-out Period	S-197
Excess Interest	S-253	Lower-Tier REMIC	S-254
Excess Liquidation Proceeds	S-149	LTV	S-208
Excess Liquidation Proceeds		LTV Ratio at Maturity	S-208
Account	S-149	Magellan Storage - Costa Mesa
Excess Modification Fees	S-223	Mezzanine Loan	S-203
Excess Penalty Charges	S-224	MAI	S-170
Excess Trust Advisor Expenses	S-155	Major Decision	S-235
Exchange Act	S-136	market discount bond	S-255
Exemptions	S-266	Master Servicer	S-10
FDIC Safe Harbor	S-99	Master Servicer Event of Default	S-224
FIEL	S-5	Master Servicer Remittance Date	S-167
filings	S-177	Master Servicing Fee	S-222
Final Asset Status Report	S-240	Master Servicing Fee Rate	S-223
Fitch	S-270	Material Breach	S-215
Foreign Person	S-253	Material Document Defect	S-215
Form 8-K	S-217	Mexican Non-Possessory Pledge
FSMA	S-3	Agreement	S-262
GLA	S-208	Mexican Trust	S-262
Government Securities	S-200	Mexican Trust Agreement	S-262
Grace Period	S-208	Midland	S-142
Hard Lockbox	S-206	MLMI	S-135
Holder	S-183	Modification Fees	S-223
Holiday Inn San Diego Downtown		Money Term	S-172
Mezzanine Loan	S-203	Moody’s	S-269
Initial Pool Balance	S-194	Morningstar	S-270
Initial Rate	S-206	Mortgage File	S-214
In-Place Cash Management	S-206	Mortgage Loan Purchase
Insurance Proceeds	S-148	Agreement	S-195
Intercreditor Agreement	S-219	Mortgage Loan Sellers	S-16
Interest Accrual Period	S-19, S-147	Mortgage Pool	S-9
Interest Only Certificates	S-144	Mortgage Rate	S-209
Interest Reserve Account	S-149	MSMCH	S-107
Interest Reserve Amount	S-149	MSMCH Data File	S-113
Interest Reserve Loan	S-149	MSMCH Mortgage Loans	S-194
Interested Person	S-251	MSMCH Securitization Database	S-113
Investor Certification	S-178	Negotiable Instruments Law	S-262
IO	S-208	Net Aggregate Prepayment Interest
IO Period UW NCF DSCR	S-208	Shortfall	S-153
IRS	S-253	Net Mortgage Rate	S-147
Issuing Entity	S-10	Net Operating Income	S-209
KBRA	S-269	NOI	S-209
Las Ventanas al Paraiso Borrowers	S-84	NOI Date	S-209
Las Ventanas al Paraiso		Non-30/360 Loan	S-149
Condominium Property	S-262	None	S-206
Las Ventanas al Paraiso Hotel		Nonrecoverable Advance	S-169
Property	S-262	Notional Amount	S-146
Las Ventanas al Paraiso Mortgaged		NPV Calculation Rate	S-219
Property	S-262	NRA	S-209
Las Ventanas Equity Interests	S-263	NRSRO	S-178
Las Ventanas Equity Pledgors	S-263	Occupancy Rate	S-209

Occupancy Rate As-of Date	S-209	REO Taxes	S-253
Offered Certificates	S-144	Reportable Information	S-115, S-135
OID	S-254	Reporting Servicer	S-226
OID Regulations	S-254	Repurchases	S-115, S-135
Originators	S-16	Requesting Holders	S-173
P&I Advance	S-167	Restricted Group	S-267
PAC Method	S-255	Revised Rate	S-206
Pacific Life	S-139	RevPAR	S-210
Pads	S-210	Rooms	S-210
Participants	S-145	Rule	S-99
Parties in Interest	S-265	S&P	S-270
Pass-Through Rate	S-146	SBJPA of 1996	S-258
Penalty Charges	S-224	Scheduled Payment	S-144
Percentage Interest	S-151	Senior Certificates	S-144
periodic reports	S-177	Senior Consultation Period	S-238
Permitted Cure Period	S-215	Serviced Companion Loan	S-219
Permitted Special Servicer/Affiliate		Serviced Pari Passu Mortgage Loan	S-219
Fees	S-229	Servicing Advances	S-168
Plans	S-265	Servicing Criteria	S-226
Pooling and Servicing Agreement	S-218	Servicing Function Participant	S-226
PRC	S-5	Servicing Standard	S-218
Prepayment Interest Excess	S-165	Servicing Transfer Event	S-221
Prepayment Interest Shortfall	S-165	SF	S-210
Prepayment Premium	S-158	SFA	S-4
Principal Balance Certificates	S-144	SMMEA	S-100
Principal Distribution Amount	S-153	Soft Lockbox	S-206
Principal Prepayments	S-159	special notices	S-177
Private Placement Memorandum	S-144	Special Servicer	S-10
Privately Offered Certificates	S-144	Special Servicer Compensation	S-227
Privileged Information	S-240	Special Servicer Event of Default	S-229
Privileged Person	S-177	Special Servicing Fee	S-227
prohibited transaction	S-259	Specially Serviced Mortgage Loan	S-221
Prospectus Directive	S-2	Sponsors	S-16
PTCE	S-268	Springing Cash Management	S-206
Purchase Price	S-216	Springing Lockbox	S-206
Qualified Replacement Special		Sq. Ft.	S-210
Servicer	S-231	Square Feet	S-210
Qualified Stated Interest	S-254	Stated Principal Balance	S-148
Qualifying Substitute Mortgage		static pool information	S-47
Loan	S-216	Structuring Assumptions	S-190
Rated Final Distribution Date	S-18	Subordinate Certificates	S-144
Rating Agencies	S-269	Subordinate Control Period	S-238
Rating Agency	S-269	TA Unused Fees	S-150
Rating Agency Communication	S-232	TA Unused Fees Account	S-150
Rating Agency Confirmation	S-233	Tax Counsel	S-253
Record Date	S-18, S-150	Term to Maturity	S-210
Regulation AB	S-179	Treasury Rate	S-159
Rehabilitated Mortgage Loan	S-222	Trust Advisor	S-14
Relevant Member State	S-2	Trust Advisor Expenses	S-155
REMIC	S-254	Trust Advisor Fee	S-242
REMIC Regular Certificates	S-254	Trust Advisor Fee Rate	S-242
REO Account	S-150	Trust Advisor Standard	S-239
REO B Note	S-148	Trust Advisor Termination Event	S-243
REO Income	S-154	Trustee	S-11
REO Mortgage Loan	S-148	Trustee Fee	S-186
REO Property	S-159	Ty Warner Hotels & Resorts
REO Serviced Companion Loan	S-148	Portfolio Mezzanine Loan	S-203

U.S. Person	S-253	UW NCF	S-211
Unallocable Modification Fees	S-223	UW NCF Debt Yield	S-212
Underwriter Entities	S-90	UW NCF DSCR	S-210
Underwriters	S-17	UW NOI	S-211
Underwritten EGI	S-212	UW NOI Debt Yield	S-212
Underwritten Expenses	S-210	UW NOI DSCR	S-212
Underwritten NCF	S-211	UW Revenue	S-212
Underwritten NCF DSCR	S-210	Voting Rights	S-183
Underwritten Net Cash Flow	S-211	WAC	S-147
Underwritten Net Operating		Weighted Average Net Mortgage
Income	S-211	Rate	S-147
Underwritten NOI Debt Yield	S-212	Wells Fargo Bank	S-138
Underwritten Revenue	S-212	withholding agent	S-257
Units	S-210	Workout Fee	S-227
Unpaid Interest	S-164	Workout-Delayed Reimbursement
Upper-Tier REMIC	S-254	Amount	S-170
UW DSCR	S-210	Yield Maintenance Charge	S-158
UW EGI	S-212

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APPENDIX I

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

I-1

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APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
													MORTGAGED PROPERTY CHARACTERISTICS																		MORTGAGE LOAN CHARACTERISTICS																																		MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS																		LARGEST TENANT INFORMATION				2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION				5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION														THIRD PARTY REPORTS						TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(2)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State	Zip Code	Year Built	Year Renovated	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date or ARD	Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	LTV Ratio at Maturity/ARD	Grace Period (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	1	The Shoppes at Buckland Hills(4)(6)	11.8%	MSMCH	MSMCH	$130,000,000	$130,000,000	$107,820,009	$242.88	Refinance	GGP, Inc.	GGPLP Real Estate, Inc.	1	Retail	Super Regional Mall	Fee	NAP	194 Buckland Hills Drive	Manchester	Hartford	CT	06042	1990	2003	535,235	SF	85.4%	1/31/2012	$189,000,000	2/1/2012	5.190%	0.02620%	Actual/360	0	No	120	120	0	0	360	360	3/1/2012	4/1/2012	NAP	3/1/2022	NAP	$713,041.28	NAP	$8,556,495	NAP	Hard	Springing	No	NAP	1.49x	NAP	1.44x	NAP	68.8%	57.0%	0	First	LO (24); DEF (89); O (7)		$14,825,636	12/31/2009	11.4%	$14,216,651	12/31/2010	10.9%	$13,919,053	12/31/2011	10.7%	85.4%	$21,994,353	$9,215,401	$12,778,953	9.8%	$107,045	$376,058	$12,295,847	9.5%	Dick’s Sporting Goods	1/31/2017	80,000	14.9%	Barnes & Noble	1/31/2014	24,836	4.6%	H&M	1/31/2014	14,298	2.7%	Victoria’s Secret	1/31/2013	13,158	2.5%	Forever 21	1/31/2018	10,472	2.0%	$0	$0	$0	$345,506	$0	$535,223	$0	$0	$0	$0	$78,000	$0	$0	NAP	2/13/2012	NAP	2/10/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	Ty Warner Hotels & Resorts Portfolio (5)(7)	9.1%	BANA/MSMCH	BANA	$100,000,000	$99,751,207	$94,406,745	$312,699.71	Refinance	H. Ty Warner	H. Ty Warner	3												319	Rooms	73.5%		$458,000,000		6.600%	0.02620%	Actual/360	3	No	60	57	0	0	360	357	11/29/2011	1/1/2012	NAP	12/1/2016	NAP	$638,658.82	NAP	$7,663,906	NAP	Hard	Springing	No	NAP	3.23x	NAP	2.69x	NAP	21.8%	20.6%	4	First	LO (27); DEF (29); O (4)		$10,272,600	12/31/2009	10.3%	$18,983,800	12/31/2010	19.0%	$24,721,790	12/31/2011	24.8%	73.5%	$103,056,200	$78,334,410	$24,721,790	24.8%	$4,122,248	$0	$20,599,542	20.7%																					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	Condominium Common Charge							NAP	NAP	NAP	NAP	NAP	$80,000,000	39.2%	1.29x	13.8%
Property	2.1	Ty Warner Hotels & Resorts Portfolio - Four Seasons Resort “The Biltmore” Santa Barbara				$52,025,000	$51,895,566							Hospitality	Full Service	Fee	NAP	1260 Channel Drive	Santa Barbara	Santa Barbara	CA	93108	1927	2006	207	Rooms	79.5%	12/31/2011	$249,200,000	7/8/2011																																			$4,052,200	12/31/2009		$9,621,100	12/31/2010		$11,887,800	12/31/2011		79.5%	$56,520,700	$44,632,900	$11,887,800		$2,260,828	$0	$9,626,972		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															9/16/2011	NAP	7/22/2011	Yes	7/22/2011	14.00%
Property	2.2	Ty Warner Hotels & Resorts Portfolio - Las Ventanas al Paraiso				$34,725,000	$34,638,607							Hospitality	Full Service	Fee	NAP	KM 19.5 Carretera Transpeninsular	San Jose del Cabo	NAP	Mexico	23400	1997	2011	71	Rooms	65.4%	12/31/2011	$148,300,000	6/30/2011																																			$6,763,900	12/31/2009		$7,482,800	12/31/2010		$8,897,570	12/31/2011		65.4%	$28,733,500	$19,835,930	$8,897,570		$1,149,340	$0	$7,748,230		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															9/16/2011	NAP	7/22/2011	Yes	7/22/2011	6.00%
Property	2.3	Ty Warner Hotels & Resorts Portfolio - San Ysidro Ranch				$13,250,000	$13,217,035							Hospitality	Full Service	Fee	NAP	900 San Ysidro Lane	Montecito	Los Angeles	CA	93108	1825	2010	41	Rooms	56.9%	12/31/2011	$60,500,000	7/8/2011																																			($543,500)	12/31/2009		$1,879,900	12/31/2010		$3,936,420	12/31/2011		56.9%	$17,802,000	$13,865,580	$3,936,420		$712,080	$0	$3,224,340		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															8/3/2011	NAP	7/22/2011	Yes	7/22/2011	17.00%
Loan	3	50 Central Park South(6)	6.8%	MSMCH	MSMCH	$75,000,000	$75,000,000	$71,859,541	$320.07	Refinance	Millennium Partners; Westbrook Partners	Millenium CAF II LLC; Christopher M. Jeffries	1	Commercial Condominium	Commercial Condominium	Fee	NAP	50 Central Park South	New York	New York	NY	10019	1928	2002	234,324	SF	NAP	NAP	$120,000,000	7/1/2011	5.120%	0.02620%	Actual/360	5	Yes	60	55	24	19	360	360	9/12/2011	11/7/2011	11/7/2013	10/7/2016	10/7/2021	$408,134.53	$324,444.44	$4,897,614	$3,893,333	Hard	In Place	No	NAP	1.33x	1.67x	1.33x	1.67x	62.5%	59.9%	0	Seventh	YM1 (29); DEF/YM1 (27); O (4)	A	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$6,500,000	$0	$6,500,000	8.7%	$0	$0	$6,500,000	8.7%	Ritz-Carlton New York, Central Park Hotel	10/31/2075	234,324	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	7/12/2011	NAP	7/13/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Capital City Mall(7)(8)	6.0%	BANA	BANA	$65,750,000	$65,750,000	$54,715,254	$134.52	Refinance	PREIT Associates, L.P.	PREIT Associates, L.P.	1	Retail	Regional Mall	Fee	NAP	3506 Capital City Mall Drive	Camp Hill	Cumberland	PA	17011	1979	2005	488,769	SF	97.1%	1/31/2012	$105,000,000	1/18/2012	5.296%	0.02620%	Actual/360	0	No	120	120	0	0	360	360	2/17/2012	4/1/2012	NAP	3/1/2022	NAP	$364,949.50	NAP	$4,379,394	NAP	Hard	Springing	No	NAP	1.69x	NAP	1.55x	NAP	62.6%	52.1%	4	First	LO (24); DEF (92); O (4)		$8,428,151	12/31/2009	12.8%	$7,774,947	12/31/2010	11.8%	$8,216,958	12/31/2011	12.5%	92.2%	$12,773,085	$5,355,038	$7,418,047	11.3%	$207,727	$420,308	$6,790,012	10.3%	J.C. Penney	11/30/2015	102,825	21.0%	Sears	7/28/2014	101,476	20.8%	Toys“R”Us	1/31/2015	46,158	9.4%	Old Navy	MTM	17,428	3.6%	Gap/Gap Kids	4/30/2015	8,978	1.8%	$750,000	$34,621	Required for first 60 months only	$0	$35,026	$0	$426,966	$83,339	$0	$0	$0	$0	$0	NAP	2/8/2012	NAP	1/17/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	ELS Portfolio (7)(9)	5.8%	MSMCH	MSMCH	$63,747,000	$63,747,000	$55,452,838	$22,422.44	Refinance/Acquisition	Equity Lifestyle Properties, Inc.	MHC Operating Limited Partnership	8												2,843	Pads	91.3%		$154,740,000		5.282%	0.02620%	Actual/360	3	No	119	116	21	18	360	360	12/15/2011	1/1/2012	10/1/2013	11/1/2021	NAP	$353,132.99	$284,490.17	$4,237,596	$3,413,882	Hard	In Place	No	NAP	2.47x	3.07x	2.44x	3.03x	41.2%	35.8%	0	First	LO (27); DEF (88); O (4)		$10,394,463	12/31/2009	16.3%	$11,004,632	12/31/2010	17.3%	$11,369,732	12/31/2011	17.8%	90.8%	$16,110,905	$5,623,539	$10,487,365	16.5%	$142,150	$0	$10,345,215	16.2%																					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$157,891	$0	$0	Permitted Advance Rent Reserve							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	5.1	ELS Portfolio - Royal Coachman				$11,898,000	$11,898,000			Refinance				Manufactured Housing	Manufactured Housing	Fee	NAP	1070 Laurel Road East	Nokomis	Sarasota	FL	34275	1970s	NAP	546	Pads	NAP	NAP	$28,880,000	7/8/2011																																			$2,194,889	12/31/2009		$2,297,580	12/31/2010		$2,355,065	12/31/2011		0.0%	$3,348,392	$1,282,228	$2,066,164		$27,300	$0	$2,038,864		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															8/1/2011	NAP	6/30/2011	No	NAP	NAP
Property	5.2	ELS Portfolio - Regency Lakes				$9,887,000	$9,887,000			Acquisition				Manufactured Housing	Manufactured Housing	Fee	NAP	108 Chamberlain Court	Winchester	Frederick	VA	22603	1986	NAP	523	Pads	88.3%	12/31/2011	$24,000,000	6/23/2011																																			$1,697,711	12/31/2009		$1,893,757	12/31/2010		$1,964,010	12/31/2011		88.3%	$2,577,546	$693,953	$1,883,594		$26,150	$0	$1,857,444		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															6/1/2011	NAP	6/30/2011	No	NAP	NAP
Property	5.3	ELS Portfolio - Parkwood Communities				$9,681,000	$9,681,000			Acquisition				Manufactured Housing	Manufactured Housing	Fee	NAP	414 Springlake Road	Wildwood	Sumter	FL	34785	1984	NAP	695	Pads	95.5%	12/31/2011	$23,500,000	6/14/2011																																			$1,361,771	12/31/2009		$1,420,959	12/31/2010		$1,502,272	12/31/2011		95.0%	$2,094,267	$731,614	$1,362,654		$34,750	$0	$1,327,904		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															6/1/2011	NAP	6/30/2011	No	NAP	NAP
Property	5.4	ELS Portfolio - Cabana				$9,063,000	$9,063,000			Refinance				Manufactured Housing	Manufactured Housing	Fee	NAP	5303 East Twain Avenue	Las Vegas	Clark	NV	89122	1980	NAP	263	Pads	96.6%	12/31/2011	$22,000,000	6/23/2011																																			$1,445,526	12/31/2009		$1,443,382	12/31/2010		$1,574,158	12/31/2011		95.0%	$1,984,662	$554,806	$1,429,856		$13,150	$0	$1,416,706		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															7/1/2011	NAP	6/30/2011	No	NAP	NAP
Property	5.5	ELS Portfolio - Boulder Cascade				$8,165,000	$8,165,000			Refinance				Manufactured Housing	Manufactured Housing	Fee	NAP	1601 South Sandhill Road	Las Vegas	Clark	NV	89104	1971	NAP	299	Pads	78.6%	12/31/2011	$19,820,000	6/23/2011																																			$1,058,207	12/31/2009		$1,178,164	12/31/2010		$1,210,414	12/31/2011		78.6%	$2,065,204	$953,415	$1,111,789		$14,950	$0	$1,096,839		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															7/1/2011	NAP	6/30/2011	No	NAP	NAP
Property	5.6	ELS Portfolio - Rancho Valley				$7,164,000	$7,164,000			Refinance				Manufactured Housing	Manufactured Housing	Fee	NAP	12970 Highway 8 Bus	El Cajon	San Diego	CA	92021	1969	NAP	140	Pads	97.1%	12/31/2011	$17,390,000	6/21/2011																																			$1,285,167	12/31/2009		$1,311,580	12/31/2010		$1,321,302	12/31/2011		95.0%	$1,919,961	$689,532	$1,230,428		$7,000	$0	$1,223,428		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															8/1/2011	NAP	6/30/2011	Yes	6/30/2011	16.00%
Property	5.7	ELS Portfolio - Palm Shadows				$5,994,000	$5,994,000			Refinance				Manufactured Housing	Manufactured Housing	Fee	NAP	7300 N 51st Avenue	Glendale	Maricopa	AZ	85301	1970	NAP	294	Pads	92.2%	12/31/2011	$14,550,000	6/22/2011																																			$963,230	12/31/2009		$994,341	12/31/2010		$1,034,380	12/31/2011		92.2%	$1,602,395	$572,869	$1,029,526		$14,700	$0	$1,014,826		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															7/1/2011	NAP	6/30/2011	No	NAP	NAP
Property	5.8	ELS Portfolio - Hillcrest				$1,895,000	$1,895,000			Acquisition				Manufactured Housing	Manufactured Housing	Fee	NAP	401 Beech Street	Rockland	Plymouth	MA	02370	1960s	NAP	83	Pads	90.4%	12/31/2011	$4,600,000	6/24/2011																																			$387,962	12/31/2009		$464,868	12/31/2010		$408,131	12/31/2011		90.4%	$518,477	$145,122	$373,355		$4,150	$0	$369,205		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															6/1/2011	NAP	6/30/2011	No	NAP	NAP
Loan	6	9 MetroTech Center	5.7%	MSMCH	MSMCH	$63,000,000	$62,896,233	$48,623,537	$198.45	Refinance	Forest City Enterprises, Inc.	Forest City Enterprises, Inc.	1	Office	Urban	Leasehold	8/30/2095	9 MetroTech Center	Brooklyn	Kings	NY	11201	1996	NAP	316,942	SF	100.0%	3/1/2012	$113,400,000	12/9/2011	5.810%	0.02620%	Actual/360	1	No	120	119	0	0	300	299	1/24/2012	3/1/2012	NAP	2/1/2022	NAP	$398,624.47	NAP	$4,783,494	NAP	Hard	In Place	No	NAP	1.32x	NAP	1.12x	NAP	55.5%	42.9%	0	First	YM1 (25); DEF/YM1 (91); O (4)	B	$8,276,813	1/31/2010	13.2%	$8,697,894	1/31/2011	13.8%	$7,932,306	1/31/2012	12.6%	95.0%	$14,027,836	$7,705,887	$6,321,949	10.1%	$79,236	$868,835	$5,373,879	8.5%	The City of New York	10/2/2018	316,942	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$1,213,811	$76,608	$0	$175,806	$87,903	$0	$0	$0	$28,160	$0	Ground Rent Funds	12/13/2011	NAP	12/13/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	GPB Portfolio 2 (6)(7)(10)	5.7%	MSMCH	MSMCH	$62,691,000	$62,428,188	$49,034,838	$88.83	Refinance	Anastasios Parafestas	Anastasios Parafestas	11												702,779	SF	96.1%		$107,950,000		5.500%	0.02620%	Actual/360	3	No	120	117	0	0	313	310	12/8/2011	1/7/2012	NAP	12/7/2021	NAP	$377,763.37	NAP	$4,533,160	NAP	Hard	In Place	No	8	1.48x	NAP	1.41x	NAP	57.8%	45.4%	0	Seventh	LO (27); DEF (86); O (7)		$6,753,676	12/31/2009	10.8%	$7,473,600	12/31/2010	12.0%	$6,301,848	12/31/2011	10.1%	95.9%	$10,606,199	$3,874,489	$6,731,710	10.8%	$175,695	$175,360	$6,380,654	10.2%																					$0	$8,785	$215,530	$0	$20,498	$502,904	$313,085	$170,481	$0	$0	$73,132	$12,442	$12,442	Ground Rent Funds							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.1	GPB Portfolio 2 - Millburn King’s Super				$10,004,000	$9,972,550							Retail	Anchored	Fee	NAP	778 Morris Turnpike	Millburn	Essex	NJ	07041	1969	2006	89,348	SF	87.0%	1/31/2012	$19,400,000	5/2/2011										360																									$1,310,718	12/31/2009		$1,288,059	12/31/2010		$841,050	12/31/2011			$1,543,610	$659,641	$883,969		$22,337	$31,843	$829,789		King’s Super Market	4/30/2015	40,204	45.0%	Walgreens	6/30/2021	17,139	19.2%	Frames and Framers	1/31/2016	2,800	3.1%	Doubletake Consignment	3/31/2020	2,800	3.1%	Classy Kid’s Rooms	3/31/2021	2,800	3.1%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.2	GPB Portfolio 2 - Swampscott CVS				$9,440,000	$9,410,323							Retail	Anchored	Fee	NAP	395-443 Paradise Road (Rt. 1A)	Swampscott	Essex	MA	01907	1992	NAP	57,570	SF	90.8%	1/31/2012	$17,600,000	5/19/2011										360																									$673,585	12/31/2009		$1,085,072	12/31/2010		$881,446	12/31/2011			$1,570,670	$622,149	$948,521		$14,393	$36,294	$897,834		CVS	1/31/2019	11,060	19.2%	Petco	1/31/2020	8,450	14.7%	The Paper Store	2/28/2019	6,561	11.4%	Sleepy’s	2/28/2016	6,534	11.3%	8 Asia Enterprises	9/30/2020	5,390	9.4%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.3	GPB Portfolio 2 - Salem Staples				$9,123,000	$9,094,320							Retail	Anchored	Fee	NAP	3 - 27 Paradise Road	Salem	Essex	MA	01970	1956	1992	48,425	SF	100.0%	1/31/2012	$15,000,000	5/19/2011										360																									$1,046,409	12/31/2009		$1,096,710	12/31/2010		$1,069,978	12/31/2011			$1,507,905	$480,596	$1,027,308		$12,106	$22,473	$992,729		Staples	1/31/2014	20,388	42.1%	Bank of America	7/31/2017	13,670	28.2%	Store 24 Companies	4/30/2012	3,207	6.6%	North Shore Bank	2/28/2015	3,200	6.6%	Dunkin Donuts	6/30/2018	1,620	3.3%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.4	GPB Portfolio 2 - Danbury Walmart				$8,749,000	$8,655,766							Retail	Anchored	Leasehold	1/31/2037	79 Newton Road	Danbury	Fairfield	CT	06810	1971, 1975	NAP	136,209	SF	100.0%	1/31/2012	$15,900,000	4/29/2011										180																									$1,279,243	12/31/2009		$1,110,749	12/31/2010		$639,589	12/31/2011			$1,470,194	$542,980	$927,213		$34,052	$24,812	$868,350		Walmart	1/31/2017	105,255	77.3%	Marshalls	1/31/2022	30,954	22.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.5	GPB Portfolio 2 - Woburn Kohl’s				$6,469,000	$6,448,663							Retail	Anchored	Fee	NAP	425 Washington Street	Woburn	Middlesex	MA	01801	1974	2002	119,378	SF	100.0%	1/31/2012	$11,225,000	5/19/2011										360																									$852,368	12/31/2009		$846,600	12/31/2010		$515,236	12/31/2011			$1,199,089	$493,664	$705,425		$29,845	$12,018	$663,563		Kohl’s	1/31/2022	104,385	87.4%	Dollar Tree	1/31/2019	10,470	8.8%	Mattress Giant	5/31/2014	4,523	3.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.6	GPB Portfolio 2 - Springfield CVS				$5,390,000	$5,373,055							Retail	Anchored	Fee	NAP	621 Belmont Ave.	Springfield	Hampden	MA	01108	1961	2009	19,287	SF	100.0%	3/1/2012	$8,170,000	4/24/2011										360																									$600,175	12/31/2009		$590,252	12/31/2010		$688,685	12/31/2011			$882,366	$164,267	$718,098		$4,822	$0	$713,277		CVS	1/31/2034	19,287	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.7	GPB Portfolio 2 - Worcester Savers				$4,230,000	$4,216,702							Retail	Anchored	Fee	NAP	55 Mill Street	Worcester	Worcester	MA	01603	1960	NAP	66,281	SF	84.1%	1/31/2012	$6,600,000	5/12/2011										360																									$637,044	12/31/2009		$400,474	12/31/2010		$459,580	12/31/2011			$846,538	$376,619	$469,919		$16,570	$28,872	$424,477		Pep Boys	2/28/2018	21,521	32.5%	Harbor Freight Tools	6/30/2015	18,859	28.5%	NY Chinese Buffet	12/31/2014	9,560	14.4%	Laundry World	1/31/2021	4,000	6.0%	Rob Roy Hair Stylist	6/30/2014	1,800	2.7%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.8	GPB Portfolio 2 - Dorchester National Wholesale				$3,242,000	$3,231,808							Retail	Anchored	Fee	NAP	729 William T. Morrissey Boulevard	Dorchester	Suffolk	MA	02122	1965	NAP	84,470	SF	100.0%	3/1/2012	$5,000,000	5/16/2011										360																									($325,154)	12/31/2009		$325,085	12/31/2010		$455,721	12/31/2011			$598,126	$198,121	$400,005		$21,118	$0	$378,887		National Wholesale Liquidator	1/31/2021	84,470	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.9	GPB Portfolio 2 - Framingham AJ Seabra				$2,385,000	$2,377,502							Retail	Anchored	Fee	NAP	208-212 Waverly Road	Framingham	Middlesex	MA	01702	1968	NAP	26,482	SF	100.0%	1/31/2012	$3,510,000	5/12/2011										360																									$247,318	12/31/2009		$250,989	12/31/2010		$290,787	12/31/2011			$423,403	$204,432	$218,971		$6,621	$13,520	$198,830		AJ Seabra Supermarkets	6/30/2018	9,615	36.3%	Family Dollar	12/31/2013	9,100	34.4%	Autozone	10/31/2013	7,767	29.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.10	GPB Portfolio 2 - Fall River Staples				$2,244,000	$2,236,945							Retail	Anchored	Fee	NAP	416 William Canning Blvd.	Fall River	Bristol	MA	02721	1970	1987	30,897	SF	100.0%	1/31/2012	$3,300,000	5/21/2011										360																									$246,630	12/31/2009		$295,157	12/31/2010		$277,903	12/31/2011			$370,916	$108,800	$262,119		$7,724	$5,529	$248,866		Staples	1/31/2014	24,000	77.7%	Dollar Tree	1/31/2017	6,897	22.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	7.11	GPB Portfolio 2 - Chatham Ocean State				$1,415,000	$1,410,552							Retail	Anchored	Fee	NAP	1674 Main Street	Chatham	Barnstable	MA	02633	1970	2002	24,432	SF	100.0%	3/1/2012	$2,245,000	5/21/2011										360																									$185,340	12/31/2009		$184,453	12/31/2010		$181,873	12/31/2011			$193,380	$23,220	$170,161		$6,108	$0	$164,053		Ocean State Job Lot	1/31/2014	24,432	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Loan	8	GPB Portfolio 1 (6)(7)	5.7%	MSMCH	MSMCH	$62,309,000	$62,113,118	$52,171,508	$120.24	Refinance	Anastasios Parafestas	Anastasios Parafestas	11												516,585	SF	98.1%		$102,671,500		5.500%	0.02620%	Actual/360	3	No	120	117	0	0	360	357	12/8/2011	1/7/2012	NAP	12/7/2021	NAP	$353,783.65	NAP	$4,245,404	NAP	Hard	In Place	No	7	1.72x	NAP	1.66x	NAP	60.5%	50.8%	0	Seventh	LO (27); DEF (86); O (7)		$6,835,639	12/31/2009	11.0%	$6,913,743	12/31/2010	11.1%	$6,800,437	12/31/2011	10.9%	95.6%	$10,099,876	$2,804,141	$7,295,735	11.7%	$129,146	$131,624	$7,034,965	11.3%																					$0	$6,500	$159,470	$0	$15,166	$372,096	$195,210	$109,431	$0	$0	$237,050	$0	$0	NAP							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.1	GPB Portfolio 1 - Cambridge Trader Joe’s				$16,355,000	$16,303,585							Retail	Anchored	Fee	NAP	727 Memorial Drive	Cambridge	Middlesex	MA	02139	1948, 1995	NAP	62,555	SF	100.0%	1/31/2012	$28,000,000	5/16/2011																																			$1,961,524	12/31/2009		$1,998,729	12/31/2010		$1,869,200	12/31/2011			$2,398,337	$563,457	$1,834,880		$15,639	$7,828	$1,811,413		Micro Center Sales	9/30/2020	41,724	66.7%	Trader Joe’s	2/28/2016	11,065	17.7%	Sleepy’s	2/28/2017	4,675	7.5%	Massage Envy	2/28/2021	3,391	5.4%	Starbucks	2/28/2018	1,700	2.7%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.2	GPB Portfolio 1 - Falmouth Staples				$7,969,000	$7,943,948							Retail	Anchored	Fee	NAP	13 Davis Straits Road	Falmouth	Barnstable	MA	02540	1956	2006	85,524	SF	92.0%	1/31/2012	$11,786,500	5/21/2011																																			$934,111	12/31/2009		$1,014,254	12/31/2010		$788,244	12/31/2011			$1,273,504	$302,284	$971,221		$21,381	$45,554	$904,286		Staples	6/30/2014	24,652	28.8%	Pier 1 Imports	2/28/2014	11,695	13.7%	Dollar Tree	1/31/2019	11,200	13.1%	Petco	1/31/2017	11,156	13.0%	Golden Coin	3/31/2013	5,360	6.3%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.3	GPB Portfolio 1 - Hillsdale King’s Super				$6,761,000	$6,739,745							Retail	Anchored	Fee	NAP	381 Washington Ave.	Hillsdale	Bergen	NJ	07642	1970	NAP	60,428	SF	100.0%	1/31/2012	$12,000,000	5/12/2011																																			$626,082	12/31/2009		$513,034	12/31/2010		$566,950	12/31/2011			$1,112,062	$494,782	$617,280		$15,107	$23,740	$578,433		King’s Super Market	6/30/2017	30,811	51.0%	Walgreens	6/30/2021	16,332	27.0%	Bensi Restaurant	1/31/2021	5,102	8.4%	Bottle King	2/28/2015	4,583	7.6%	Blockbuster	2/28/2013	3,600	6.0%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.4	GPB Portfolio 1 - Medford Aldi				$6,038,000	$6,019,018							Retail	Anchored	Fee	NAP	630 Fellsway (Rt. 28)	Medford	Middlesex	MA	02155	1965	NAP	56,215	SF	100.0%	1/31/2012	$11,000,000	5/16/2011																																			$490,877	12/31/2009		$567,148	12/31/2010		$752,277	12/31/2011			$1,102,540	$284,323	$818,216		$14,054	$9,447	$794,716		Off Broadway Shoes	8/31/2017	22,478	40.0%	ALDI	6/30/2021	21,952	39.1%	Pet Supplies Plus	9/30/2013	7,635	13.6%	Sherwin Williams	12/31/2019	4,150	7.4%	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.5	GPB Portfolio 1 - Brighton Whole Foods				$5,931,000	$5,912,355							Retail	Anchored	Fee	NAP	15 & 35 Washington Street	Brighton	Suffolk	MA	02135	1965, 1975	2003	27,550	SF	100.0%	1/31/2012	$9,800,000	5/16/2011																																			$497,525	12/31/2009		$538,117	12/31/2010		$682,118	12/31/2011			$933,595	$170,003	$763,592		$6,888	$5,772	$750,933		Whole Foods	6/30/2031	20,350	73.9%	Citizens Bank	8/31/2023	7,200	26.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.6	GPB Portfolio 1 - Everett Walgreens				$5,663,000	$5,645,197							Retail	Anchored	Fee	NAP	315 - 333 Ferry Street & 5 Sycamore Street	Everett	Middlesex	MA	02149	1957	NAP	41,278	SF	100.0%	1/31/2012	$8,800,000	5/16/2011																																			$653,579	12/31/2009		$694,547	12/31/2010		$627,788	12/31/2011			$1,108,152	$395,205	$712,947		$10,320	$21,298	$681,329		Walgreens	6/30/2035	14,707	35.6%	Family Dollar	12/31/2014	6,950	16.8%	Advance Patriot	10/31/2015	6,850	16.6%	Rent-a-Center	3/31/2017	4,000	9.7%	Sunrise Laundromat	11/30/2013	3,023	7.3%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.7	GPB Portfolio 1 - Abington Lowe’s				$4,400,000	$4,386,168							Retail	Anchored	Fee	NAP	400 Bedford Street	Abington	Plymouth	MA	02351	2008	NAP	102,000	SF	100.0%	3/1/2012	$6,830,000	5/13/2011																																			$467,604	12/31/2009		$494,087	12/31/2010		$490,716	12/31/2011			$510,000	$26,395	$483,605		$25,500	$0	$458,105		Lowe’s	1/15/2029	102,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.8	GPB Portfolio 1 - Waltham CVS / Petco				$3,537,000	$3,525,881							Retail	Anchored	Fee	NAP	49 - 53 Linden Street (Rt. 60)	Waltham	Middlesex	MA	02154	1957	NAP	24,284	SF	100.0%	1/31/2012	$5,750,000	5/12/2011																																			$408,850	12/31/2009		$450,681	12/31/2010		$389,913	12/31/2011			$615,744	$221,056	$394,688		$6,071	$8,524	$380,093		Petco	5/31/2014	13,650	56.2%	CVS	1/31/2015	9,184	37.8%	Dunkin Donuts	5/31/2016	1,450	6.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.9	GPB Portfolio 1 - Revere Walgreens				$2,879,000	$2,869,949							Retail	Anchored	Fee	NAP	430 Broadway	Revere	Suffolk	MA	02151	2008	NAP	15,272	SF	100.0%	3/1/2012	$4,400,000	5/16/2011																																			$311,319	12/31/2009		$295,958	12/31/2010		$302,833	12/31/2011			$438,051	$90,588	$347,463		$3,818	$0	$343,645		Walgreens	11/30/2027	15,272	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.10	GPB Portfolio 1 - Quincy Walgreens				$1,876,000	$1,870,102							Retail	Anchored	Fee	NAP	550 Adams Street	Quincy	Norfolk	MA	02169	1945	1991	25,495	SF	89.3%	1/31/2012	$2,880,000	5/13/2011																																			$291,786	12/31/2009		$206,356	12/31/2010		$198,674	12/31/2011			$436,891	$205,656	$231,235		$6,374	$9,462	$215,399		Walgreens	10/31/2022	11,542	45.3%	In Sync	5/31/2019	5,124	20.1%	Quincy Shipping	9/30/2016	2,200	8.6%	Unchained Pizza FKA Quiznos	3/31/2020	1,800	7.1%	Curves	4/30/2014	1,198	4.7%															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Property	8.11	GPB Portfolio 1 - Wakefield Mike’s Gym				$900,000	$897,171							Retail	Unanchored	Fee	NAP	10 Broadway St.	Wakefield	Middlesex	MA	01880	1939	NAP	15,984	SF	100.0%	3/1/2012	$1,425,000	5/19/2011																																			$192,382	12/31/2009		$140,832	12/31/2010		$131,724	12/31/2011			$171,000	$50,391	$120,609		$3,996	$0	$116,613		Mike’s Gym	MTM	15,984	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															11/30/2011	NAP	11/30/2011	No	NAP	NAP
Loan	9	Midtown Square Shopping Center	3.2%	MSMCH	MSMCH	$35,000,000	$34,956,343	$29,295,730	$180.84	Refinance	Grand-Sakwa Properties, LLC	Stephen Grand	1	Retail	Anchored	Fee	NAP	1221 Coolidge Highway	Troy	Oakland	MI	48084	2001	NAP	193,301	SF	100.0%	1/3/2012	$47,500,000	12/18/2011	5.500%	0.02620%	Actual/360	1	No	120	119	0	0	360	359	1/20/2012	3/10/2012	NAP	2/10/2022	NAP	$198,726.15	NAP	$2,384,714	NAP	Hard	Springing	No	NAP	1.46x	NAP	1.38x	NAP	73.6%	61.7%	0, subject to 5 day notice and cure	Tenth	LO (25); DEF (88); O (7)		$3,778,753	12/31/2009	10.8%	$3,854,864	12/31/2010	11.0%	$3,756,573	12/31/2011	10.7%	92.7%	$4,926,846	$1,437,174	$3,489,673	10.0%	$37,633	$163,127	$3,288,913	9.4%	The Kroger Co.	9/30/2021	58,505	30.3%	Dunham’s Athleisure Corp	1/31/2017	24,026	12.4%	Michaels Stores Inc.	2/28/2017	23,975	12.4%	Old Navy, LLC	9/30/2016	21,744	11.2%	Petco Animal Supply, Inc.	1/31/2017	15,619	8.1%	$0	$3,061	$58,000	$0	$12,100	$750,000	$104,737	$13,244	$0	$0	$0	$0	$0	NAP	12/28/2011	NAP	12/29/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	United HealthCare Services(6)	3.0%	BANA	BANA	$32,500,000	$32,500,000	$29,967,285	$68.66	Acquisition	AG Net Lease II Corp.	AG Net Lease II Corp.	1	Office	Suburban	Fee	NAP	13625 & 13675 Technology Drive	Eden Prairie	Hennepin	MN	55344	2001	2011	473,325	SF	100.0%	3/1/2012	$50,000,000	1/26/2012	4.857%	0.04620%	Actual/360	0	No	120	120	60	60	360	360	2/29/2012	4/1/2012	4/1/2017	3/1/2022	NAP	$171,637.77	$133,370.75	$2,059,653	$1,600,449	Hard	In Place	No	13, 27	1.58x	2.04x	1.53x	1.96x	65.0%	59.9%	4	First	LO (24); DEF (91); O (5)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	$3,326,004	$66,520	$3,259,484	10.0%	$118,331	$0	$3,141,153	9.7%	United HealthCare Services	12/12/2023	473,325	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	2/3/2012	NAP	2/2/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Southbrook and Baybrook Village Center(6)	2.8%	BANA	BANA	$31,140,000	$30,995,567	$26,506,560	$111.34	Acquisition	O’Connor Associates L.P.	O’Connor Associates L.P.	1	Retail	Anchored	Fee	NAP	1453-1501 West Bay Area Boulevard	Houston	Harris	TX	77598	1991	2009	278,388	SF	97.4%	1/19/2012	$44,200,000	8/4/2011	6.050%	0.02620%	Actual/360	5	No	120	115	0	0	360	355	9/12/2011	11/1/2011	NAP	10/1/2021	NAP	$187,702.23	NAP	$2,252,427	NAP	Hard	In Place	No	NAP	1.53x	NAP	1.41x	NAP	70.1%	60.0%	4	First	LO (29); DEF (84); O (7)		$2,659,335	12/31/2009	8.6%	$2,935,040	12/31/2010	9.5%	$2,889,904	T-7 (7/31/2011) Ann.	9.3%	93.3%	$5,092,364	$1,637,523	$3,454,841	11.1%	$41,758	$227,695	$3,185,388	10.3%	Sports Authority	1/31/2022	35,604	12.8%	Jo-Ann Fabrics	1/31/2019	29,668	10.7%	PetSmart	4/30/2018	29,187	10.5%	K&G Men’s Company Inc.	5/31/2016	27,572	9.9%	Ross Stores	1/31/2017	27,000	9.7%	$0	$3,480	$0	$145,000	$12,114	$290,000	$598,000	$59,800	$0	$0	$0	$1,400,000	$0	K&G Leasing Reserve	9/8/2011	9/7/2011	8/9/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Forest Hills Village	2.7%	BANA	BANA	$30,055,000	$30,055,000	$24,767,414	$31,209.76	Refinance	Edward C. Zeman	Edward C. Zeman	1	Manufactured Housing	Manufactured Housing	Fee	NAP	7927 Forest Hills Road, 11701 North 2nd Street	Loves Park, Machesney Park	Winnebago	IL	61111, 61115	1974-2000	NAP	963	Pads	92.6%	2/9/2012	$41,130,000	2/8/2012	4.990%	0.02620%	Actual/360	0	No	120	120	0	0	360	360	2/28/2012	4/1/2012	NAP	3/1/2022	NAP	$161,158.11	NAP	$1,933,897	NAP	Soft	Springing	No	NAP	1.45x	NAP	1.43x	NAP	73.1%	60.2%	4	First	LO (24); DEF (89); O (7)		$2,644,914	12/31/2009	8.8%	$2,633,206	12/31/2010	8.8%	$2,701,231	12/31/2011	9.0%	92.1%	$4,157,359	$1,355,837	$2,801,522	9.3%	$28,890	$0	$2,772,632	9.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$2,408	$0	$0	$0	$0	$221,647	$31,664	$0	$0	$0	$0	$0	NAP	2/1/2012 & 2/8/2012	NAP	2/1/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Mattel Building	2.7%	MSMCH	MSMCH	$29,500,000	$29,500,000	$27,218,807	$153.65	Refinance	AG Net Lease II Corp.	AG Net Lease II Corp.	1	Office	Suburban	Fee	NAP	2031 E. Mariposa Avenue	El Segundo	Los Angeles	CA	90245	1954	NAP	192,000	SF	100.0%	12/31/2011	$45,000,000	1/19/2012	4.900%	0.02620%	Actual/360	0	Yes	120	120	60	60	360	360	2/14/2012	4/10/2012	4/10/2017	3/10/2022	3/10/2042	$156,564.38	$122,131.37	$1,878,773	$1,465,576	Hard	In Place	No	10, 27	1.84x	2.36x	1.70x	2.18x	65.6%	60.5%	0	Tenth	LO (24); DEF (92); O (4)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$4,186,060	$720,760	$3,465,300	11.7%	$38,411	$230,079	$3,196,810	10.8%	Mattel, Inc.	10/31/2026	192,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	2/7/2012	NAP	1/30/2012	Yes	1/30/2012	16.00%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Sirata Beach Resort	2.5%	MSMCH	MSMCH	$28,000,000	$28,000,000	$25,302,095	$73,298.43	Refinance	The Nicklaus Family	Nicklaus of Florida, Inc.; H Gregg Nicklaus; Lenne’ B Nicklaus; Deborah L Nicklaus; Valerie N Hval	1	Hospitality	Full Service	Fee	NAP	5300 - 5396 Gulf Boulevard	St. Pete Beach	Pinellas	FL	33706	1958	Various	382	Rooms	73.0%	12/31/2011	$58,000,000	2/1/2012	5.800%	0.02620%	Actual/360	0	No	60	60	0	0	300	300	2/13/2012	4/10/2012	NAP	3/10/2017	NAP	$176,996.80	NAP	$2,123,962	NAP	Hard	Springing	No	NAP	2.17x	NAP	1.83x	NAP	48.3%	43.6%	0	Tenth	YM1 (24); DEF/YM1 (32); O (4)	C	$5,576,801	12/31/2009	19.9%	$4,423,226	12/31/2010	15.8%	$5,386,572	12/31/2011	19.2%	73.0%	$18,071,744	$13,472,581	$4,599,163	16.4%	$722,870	$0	$3,876,293	13.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$2,000,000	$0	$0	$0	$0	$0	$126,636	$31,659	$55,624	$7,534	$24,375	$0	$0	NAP	1/30/2012	NAP	1/30/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Hilton Springfield(6)	2.4%	MSMCH	MSMCH	$25,900,000	$25,900,000	$19,981,848	$105,714.29	Refinance	Coakley & Williams	Coakley & Williams Holdings, Inc.; Bavarian Holdings, LLC; Williams Holdings, LLC	1	Hospitality	Full Service	Fee	NAP	6550 Loisdale Road	Springfield	Fairfax	VA	22150	1978	2008-2010	245	Rooms	69.4%	12/31/2011	$49,000,000	1/12/2012	5.780%	0.02620%	Actual/360	0	No	120	120	0	0	300	300	3/1/2012	4/10/2012	NAP	3/10/2022	NAP	$163,408.43	NAP	$1,960,901	NAP	Soft	Springing	No	NAP	1.87x	NAP	1.61x	NAP	52.9%	40.8%	0	Tenth	LO (24); DEF (92); O (4)		$3,605,638	12/31/2009	13.9%	$3,477,660	12/31/2010	13.4%	$3,645,411	12/31/2011	14.1%	69.4%	$12,712,336	$9,052,996	$3,659,340	14.1%	$508,490	$0	$3,150,850	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$2,500,000	$42,374	$0	$0	$0	$0	$323,606	$39,982	$0	$0	$260,000	$1,000,000	$0	Post-Closing Items Holdback	1/18/2012	NAP	1/18/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	U-Haul 2011 Portfolio	2.3%	BANA	BANA	$25,000,000	$25,000,000	$21,112,477	$66.56	Refinance	SAC Holding Corporation; Blackwater Investments, Inc.	SAC Holding Corporation; Blackwater Investments, Inc.	9												375,593	SF	83.5%		$36,120,000		5.775%	0.02620%	Actual/360	0	Yes	120	120	0	0	360	360	2/28/2012	4/1/2012	NAP	3/1/2022	3/1/2032	$146,290.50	NAP	$1,755,486	NAP	Soft	Springing	No	NAP	1.80x	NAP	1.75x	NAP	69.2%	58.5%	0	First	LO (24); DEF/YM1 (93); O (3)	D	$3,443,478	12/31/2009	13.8%	$3,327,926	12/31/2010	13.3%	$3,413,145	9/30/2011	13.7%	76.7%	$4,838,271	$1,674,486	$3,163,785	12.7%	$83,470	$0	$3,080,315	12.3%																					$175,000	$6,958	$175,000	$0	$0	$0	$217,330	$0	$0	$0	$162,676	$0	$0	NAP							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.1	U-Haul 2011 Portfolio - Atlanta				$7,420,000	$7,420,000							Self Storage	Self Storage	Fee	NAP	300 Peters Street SW	Atlanta	Fulton	GA	30313	1950	NAP	111,839	SF	78.1%	12/5/2011	$10,600,000	11/1/2011																																			$1,038,235	12/31/2009		$832,514	12/31/2010		$945,515	9/30/2011		75.1%	$1,256,827	$310,927	$945,900		$24,636	$0	$921,264		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/31/2011	NAP	10/27/2011	No	NAP	NAP
Property	16.2	U-Haul 2011 Portfolio - San Antonio				$3,860,000	$3,860,000							Self Storage	Self Storage	Fee	NAP	5810 San Pedro	San Antonio	Bexar	TX	78212	1965	1982	41,650	SF	94.0%	12/5/2011	$5,520,000	10/21/2011																																			$454,969	12/31/2009		$472,534	12/31/2010		$467,993	9/30/2011		80.3%	$686,841	$225,247	$461,594		$8,199	$0	$453,395		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/28/2011	NAP	10/31/2011	No	NAP	NAP
Property	16.3	U-Haul 2011 Portfolio - Warwick				$3,360,000	$3,360,000							Self Storage	Self Storage	Fee	NAP	279 Oakland Beach Avenue	Warwick	Kent	RI	02889	1978	NAP	43,479	SF	89.3%	12/5/2011	$4,800,000	11/4/2011																																			$505,630	12/31/2009		$547,719	12/31/2010		$528,167	9/30/2011		86.0%	$725,429	$236,302	$489,127		$6,071	$0	$483,056		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/26/2011	NAP	10/27/2011	No	NAP	NAP
Property	16.4	U-Haul 2011 Portfolio - Lemon Grove				$3,235,000	$3,235,000							Self Storage	Self Storage	Fee	NAP	1805 Massachusetts Avenue	Lemon Grove	San Diego	CA	91945	1961	NAP	21,062	SF	85.4%	12/5/2011	$4,700,000	11/1/2011																																			$450,426	12/31/2009		$426,810	12/31/2010		$399,115	9/30/2011		68.2%	$521,363	$150,998	$370,365		$3,367	$0	$366,998		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/26/2011	NAP	10/30/2011	Yes	10/28/2011	15.00%
Property	16.5	U-Haul 2011 Portfolio - Arlington				$1,975,000	$1,975,000							Self Storage	Self Storage	Fee	NAP	2315 West Division Street	Arlington	Tarrant	TX	76012	1979	NAP	43,496	SF	93.8%	12/5/2011	$2,900,000	10/27/2011																																			$216,327	12/31/2009		$242,957	12/31/2010		$235,822	9/30/2011		88.5%	$397,036	$155,895	$241,141		$14,678	$0	$226,463		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/26/2011	NAP	11/16/2011	No	NAP	NAP
Property	16.6	U-Haul 2011 Portfolio - Mesa				$1,760,000	$1,760,000							Self Storage	Self Storage	Fee	NAP	2947 East Main Street	Mesa	Maricopa	AZ	85213	1978	NAP	41,000	SF	86.1%	12/5/2011	$2,700,000	11/1/2011																																			$301,024	12/31/2009		$296,319	12/31/2010		$320,637	9/30/2011		80.6%	$402,862	$201,123	$201,739		$9,927	$0	$191,812		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/26/2011	NAP	10/27/2011	No	NAP	NAP
Property	16.7	U-Haul 2011 Portfolio - Portsmouth				$1,610,000	$1,610,000							Self Storage	Self Storage	Fee	NAP	2855 Airline Boulevard	Portsmouth	Portsmouth City	VA	23701	1973	NAP	28,163	SF	80.0%	12/5/2011	$2,300,000	11/3/2011																																			$233,213	12/31/2009		$257,976	12/31/2010		$245,180	9/30/2011		76.8%	$395,538	$155,224	$240,314		$4,486	$0	$235,828		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/27/2011	NAP	10/28/2011	No	NAP	NAP
Property	16.8	U-Haul 2011 Portfolio - Toms River				$1,110,000	$1,110,000							Self Storage	Self Storage	Fee	NAP	68 Route 37 E	Toms River	Ocean	NJ	08753	1954	1975	27,904	SF	63.9%	12/5/2011	$1,600,000	11/5/2011																																			$123,510	12/31/2009		$130,322	12/31/2010		$145,741	9/30/2011		54.7%	$276,557	$141,627	$134,930		$9,308	$0	$125,622		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/25/2011	NAP	10/27/2011	No	NAP	NAP
Property	16.9	U-Haul 2011 Portfolio - Bend				$670,000	$670,000							Self Storage	Self Storage	Fee	NAP	63370 North Highway 97	Bend	Deschutes	OR	97701	1981	NAP	17,000	SF	81.3%	12/5/2011	$1,000,000	10/29/2011																																			$120,145	12/31/2009		$120,775	12/31/2010		$124,975	9/30/2011		77.7%	$175,819	$97,143	$78,676		$2,796	$0	$75,880		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															10/30/2011	NAP	10/27/2011	No	NAP	NAP
Loan	17	Independence Hill Independent Living	2.0%	MSMCH	MSMCH	$22,000,000	$22,000,000	$18,587,321	$75,342.47	Refinance	Gary J. Katleman; Jeannine DeVetter	Gary J. Katleman; Jeannine DeVetter	1	Multifamily	Senior Housing	Fee	NAP	20450 Huebner Road	San Antonio	Bexar	TX	78258	1987	2001	292	Units	88.4%	2/3/2012	$37,850,000	1/24/2012	5.790%	0.02620%	Actual/360	0	No	120	120	0	0	360	360	2/29/2012	4/10/2012	NAP	3/10/2022	NAP	$128,945.60	NAP	$1,547,347	NAP	Hard	Springing	No	NAP	1.75x	NAP	1.70x	NAP	58.1%	49.1%	0	Tenth	LO (24); DEF (92); O (4)		$3,416,930	12/31/2009	15.5%	$2,852,783	12/31/2010	13.0%	$2,439,113	12/31/2011	11.1%	88.4%	$8,882,914	$6,170,677	$2,712,237	12.3%	$87,600	$0	$2,624,637	11.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$2,300,000	$7,300	$0	$0	$0	$0	$79,569	$26,523	$7,987	$7,616	$0	$0	$0	NAP	1/27/2012	NAP	1/27/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Independence Place - Fort Campbell(11)	1.9%	MSMCH	MSMCH	$20,800,000	$20,800,000	$15,959,402	$91,228.07	Refinance	Cecil Phillips; Place Base Housing, LLC	Cecil Phillips; Place Base Housing, LLC	1	Multifamily	Garden/Military Housing	Fee	NAP	3193 Fort Campbell Boulevard	Clarksville	Montgomery	TN	37042	2009	NAP	228	Units	82.4%	2/25/2012	$30,600,000	9/19/2011	5.620%	0.02620%	Actual/360	0	No	120	120	0	0	300	300	3/1/2012	4/10/2012	NAP	3/10/2022	NAP	$129,225.08	NAP	$1,550,701	NAP	Soft	Springing	No	NAP	1.44x	NAP	1.34x	NAP	68.0%	52.2%	0	Tenth	LO (24); DEF (92); O (4)		NAP	NAP	NAP	$834,725	12/31/2010	4.0%	$1,744,675	12/31/2011	8.4%	85.2%	$3,801,245	$1,567,104	$2,234,141	10.7%	$162,000	$0	$2,072,141	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$13,509	$0	$0	$0	$0	$56,790	$28,395	$0	$0	$4,688	$0	$0	NAP	12/12/2011	NAP	12/12/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	University Park Shopping Center	1.8%	MSMCH	MSMCH	$20,450,000	$20,181,264	$17,071,069	$265.52	Refinance	Jeff Oberg	Jeff Oberg	1	Retail	Unanchored	Fee	NAP	3909 East Evans, 2033, 2043 & 2073 South Colorado Boulevard and 3970 East Buchtel Boulevard	Denver	Denver	CO	80210	2007	NAP	76,006	SF	86.9%	12/31/2011	$30,365,000	2/10/2012	5.830%	0.02620%	Actual/360	14	No	134	120	0	0	360	346	12/22/2010	2/5/2011	NAP	3/5/2022	NAP	$118,800.01	NAP	$1,425,600	NAP	Hard	Springing	No	NAP	1.37x	NAP	1.30x	NAP	66.5%	56.2%	0	Fifth	LO (38); DEF (92); O (4)		$1,332,104	12/31/2009	6.6%	$1,719,147	12/31/2010	8.5%	$1,635,873	12/31/2011	8.1%	88.0%	$2,438,720	$491,831	$1,946,889	9.6%	$15,202	$82,847	$1,848,841	9.2%	Office Depot	9/30/2017	21,666	28.5%	Vitamin Cottage	7/1/2022	19,392	25.5%	Wells Fargo Bank	11/30/2027	5,747	7.6%	Royal Palms Tanning	8/31/2021	3,403	4.5%	Pei Wei	3/31/2019	3,263	4.3%	$0	$950	$0	$0	$6,334	$0	$149,388	$25,246	$3,315	$1,105	$0	$1,300,000	$0	Earnout Reserve	2/10/2012	NAP	2/13/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Livermore Medical Office	1.5%	MSMCH	MSMCH	$16,500,000	$16,436,723	$14,024,714	$258.54	Refinance	Joseph W. Callahan, Jr.	Joseph W. Callahan, Jr.	1	Office	Medical	Leasehold	6/14/2058	1133 East Stanley Blvd.	Livermore	Alameda	CA	94550	2003	NAP	63,576	SF	100.0%	2/3/2012	$24,150,000	7/26/2011	6.010%	0.02620%	Actual/360	4	No	120	116	0	0	360	356	11/8/2011	12/10/2011	NAP	11/10/2021	NAP	$99,031.94	NAP	$1,188,383	NAP	Hard	Springing	No	NAP	1.53x	NAP	1.43x	NAP	68.1%	58.1%	0	Tenth	LO (28); DEF (88); O (4)		$1,786,972	12/31/2009	10.9%	$1,864,672	12/31/2010	11.3%	$1,956,335	12/31/2011	11.9%	95.0%	$2,504,038	$684,496	$1,819,542	11.1%	$16,624	$104,265	$1,698,653	10.3%	Valley Care Health System	6/15/2023	34,159	53.7%	Livermore - Pleasanton Pediatric Group	1/31/2014	6,016	9.5%	Valley Care Health System (Foundation)	10/31/2018	4,292	6.8%	Tri Valley Medical	1/31/2014	3,015	4.7%	Dr. Solomon	10/31/2017	2,938	4.6%	$0	$1,377	$38,145	$0	$7,947	$286,097	$40,074	$13,358	$0	$0	$0	$0	$0	NAP	10/21/2011	NAP	10/20/2011	Yes	10/20/2011	13.00%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	South Texas Hotel Portfolio (7)	1.4%	BANA	BANA	$15,500,000	$15,455,171	$12,041,074	$73,948.19	Refinance	Alvaro Gonzalez	Alvaro Gonzalez	2												209	Rooms	83.3%		$23,900,000		6.000%	0.02620%	Actual/360	2	No	120	118	0	0	300	298	12/6/2011	2/1/2012	NAP	1/1/2022	NAP	$99,866.72	NAP	$1,198,401	NAP	Hard	In Place	No	NAP	2.25x	NAP	1.91x	NAP	64.7%	50.4%	4	First	LO (26); DEF (91); O (3)		$949,846	12/31/2009	6.1%	$2,277,570	12/31/2010	14.7%	$2,847,693	12/31/2011	18.4%	80.0%	$5,795,126	$3,102,034	$2,693,092	17.4%	$400,000	$0	$2,293,093	14.8%																					$0	$33,333	$0	$0	$0	$0	$22,927	$22,927	$42,426	$5,303	$38,088	$400,000	$0	Holdback Reserve							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	21.1	South Texas Hotel Portfolio - Staybridge Suites McAllen				$7,900,000	$7,877,152							Hospitality	Extended Stay	Fee	NAP	620 Wichita Avenue	McAllen	Hidalgo	TX	78503	2008	NAP	104	Rooms	81.9%	11/30/2011	$12,200,000	7/19/2011																																			$570,479	12/31/2009		$1,270,946	12/31/2010		$1,289,543	12/31/2011		80.0%	$2,826,152	$1,547,391	$1,278,761		$200,000	$0	$1,078,762		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															7/7/2011	NAP	7/6/2011	No	NAP	NAP
Property	21.2	South Texas Hotel Portfolio - Holiday Inn Express Laredo				$7,600,000	$7,578,019							Hospitality	Limited Service	Fee	NAP	7223 Bob Bullock Loop	Laredo	Webb	TX	78041	2006	NAP	105	Rooms	84.7%	11/30/2011	$11,700,000	7/6/2011																																			$379,367	12/31/2009		$1,006,624	12/31/2010		$1,558,150	12/31/2011		80.0%	$2,968,974	$1,554,643	$1,414,331		$200,000	$0	$1,214,331		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP															7/7/2011	NAP	7/6/2011	No	NAP	NAP
Loan	22	Horizon Park Shopping Center(12)	1.3%	MSMCH	MSMCH	$14,175,000	$14,061,205	$11,696,720	$65.18	Acquisition	Community Reinvestment Partners II, LP	Community Reinvestment Partners II, LP	1	Retail	Anchored	Fee	NAP	3908 West Hillsborough Avenue	Tampa	Hillsborough	FL	33614	1971	1988	215,713	SF	90.4%	1/27/2012	$20,900,000	6/1/2012	5.040%	0.02620%	Actual/360	7	No	120	113	0	0	360	353	7/15/2011	9/10/2011	NAP	8/10/2021	NAP	$76,441.37	NAP	$917,296	NAP	Hard	In Place	No	NAP	1.94x	NAP	1.69x	NAP	67.3%	56.0%	0	Tenth	YM1 (116); O (4)	E	$1,804,251	12/31/2009	12.8%	$1,753,093	12/31/2010	12.5%	$1,832,571	T-6 (12/31/11) Ann.	13.0%	88.3%	$2,517,040	$740,510	$1,776,530	12.6%	$40,954	$183,356	$1,552,220	11.0%	Babies“R”Us	1/31/2013	47,068	21.8%	Northern Tool & Equipment	10/31/2015	28,127	13.0%	Office Depot	10/31/2016	22,896	10.6%	Save A Lot	10/31/2015	15,107	7.0%	Guitar Center	7/31/2013	15,000	7.0%	$0	$3,056	$73,343	$0	$17,976	$647,136	$161,393	$23,056	$0	$0	$81,625	$1,310,100	$0	Babies“R”Us TI Reserve ($381,000); Roof Repair to Buildings 4 & 5 ($929,100)	6/30/2011	NAP	6/14/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Magellan Storage - Costa Mesa	1.2%	MSMCH	MSMCH	$13,700,000	$13,671,876	$12,807,898	$80.80	Refinance	Kevin Staley; Martin Slusser	Kevin Staley; Martin Slusser; David Kim; Derek Chen; Jerome Fink	1	Self Storage	Self Storage	Fee	NAP	3190 Pullman Street	Costa Mesa	Orange	CA	92626	1968	2005	169,214	SF	81.8%	2/14/2012	$21,300,000	7/21/2011	5.850%	0.02620%	Actual/360	2	No	60	58	0	0	360	358	1/5/2012	2/10/2012	NAP	1/10/2017	NAP	$80,821.91	NAP	$969,863	NAP	Hard	Springing	No	NAP	1.47x	NAP	1.45x	NAP	64.2%	60.1%	0	Tenth	YM1 (56); O (4)	C	$1,447,530	12/31/2009	10.6%	$1,409,565	12/31/2010	10.3%	$1,341,440	12/31/2011	9.8%	79.0%	$2,071,309	$649,588	$1,421,721	10.4%	$16,978	$0	$1,404,743	10.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$1,415	$0	$0	$0	$0	$46,830	$15,610	$0	$0	$56,563	$0	$0	NAP	7/27/2011	NAP	7/27/2011	Yes	7/27/2011	16.00%	NAP	NAP	NAP	NAP	NAP	$3,000,000	78.3%	1.08x	8.5%
Loan	24	67 Livingston Street	1.2%	MSMCH	MSMCH	$13,000,000	$13,000,000	$12,676,016	$173,333.33	Refinance	Abraham Ben-Dayan	Abraham Ben-Dayan	1	Multifamily	Student Housing	Fee	NAP	67 Livingston Street	Brooklyn	Kings	NY	11201	1987	1989	75	Units	100.0%	12/7/2011	$19,000,000	7/19/2011	5.500%	0.02620%	Actual/360	1	No	60	59	36	35	360	360	1/31/2012	3/10/2012	3/10/2015	2/10/2017	NAP	$73,812.57	$60,410.88	$885,751	$724,931	Hard	Springing	No	NAP	1.53x	1.87x	1.51x	1.84x	68.4%	66.7%	0	Tenth	YM1 (56); O (4)	F	$1,670,457	12/31/2009	12.8%	$1,179,500	12/31/2010	9.1%	$1,303,341	12/31/2011	10.0%	95.0%	$2,152,975	$793,775	$1,359,200	10.5%	$24,244	$0	$1,334,956	10.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$2,018	$150,000	$0	$0	$0	$29,000	$14,498	$3,052	$3,052	$0	$0	$0	NAP	7/26/2011	NAP	7/26/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Derby Marketplace	1.2%	MSMCH	MSMCH	$12,900,000	$12,861,089	$10,867,185	$127.30	Refinance	Bruce L. Christenson	Bruce L. Christenson	1	Retail	Anchored	Fee	NAP	1636 N. Rock Road	Derby	Sedgwick	KS	67037	2008	NAP	101,027	SF	91.9%	3/2/2012	$20,000,000	7/15/2011	5.700%	0.02620%	Actual/360	3	No	120	117	0	0	360	357	12/7/2011	1/10/2012	NAP	12/10/2021	NAP	$74,871.66	NAP	$898,460	NAP	Hard	Springing	No	36	1.53x	NAP	1.36x	NAP	64.3%	54.3%	0	Tenth	LO (27); DEF (89); O (4)		$1,115,127	12/31/2009	8.7%	$1,424,935	12/31/2010	11.1%	$1,547,079	12/31/2011	12.0%	90.0%	$2,171,113	$794,334	$1,376,779	10.7%	$20,239	$132,966	$1,223,575	9.5%	Petco	12/31/2018	15,267	15.1%	The Dress Barn, Inc.	6/30/2014	7,500	7.4%	Famous Footwear	3/31/2019	6,039	6.0%	Maurices, Inc.	1/31/2014	5,075	5.0%	Hibbett Sporting Goods, Inc.	11/30/2013	5,041	5.0%	$0	$1,686	$0	$0	$11,080	$664,828	$0	$42,541	$0	$0	$9,219	$0	$0	NAP	7/22/2011	NAP	7/22/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Holiday Inn San Diego Downtown(13)	1.1%	MSMCH	MSMCH	$12,400,000	$12,309,463	$11,537,838	$55,952.11	Acquisition	Pinnacle Hotels USA	Bharat K. Lall	1	Hospitality	Full Service	Fee	NAP	1617 First Avenue	San Diego	San Diego	CA	92101	1969	2008	220	Rooms	73.8%	5/31/2011	$19,800,000	7/6/2011	5.500%	0.02620%	Actual/360	7	No	60	53	0	0	360	353	8/5/2011	9/10/2011	NAP	8/10/2016	NAP	$70,405.84	NAP	$844,870	NAP	Hard	Springing	No	NAP	2.14x	NAP	1.82x	NAP	62.2%	58.3%	0	Tenth	LO (31); DEF (25); O (4)		$1,787,587	12/31/2009	14.5%	$1,668,068	12/31/2010	13.6%	$1,738,603	T-12 (5/31/11)	14.1%	74.0%	$6,569,192	$4,764,950	$1,804,242	14.7%	$262,768	$0	$1,541,474	12.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$7,874	$0	$0	$0	$0	$50,945	$16,982	$0	$0	$0	$1,000,000	$0	PIP Reserve	7/16/2011	NAP	7/14/2011	Yes	7/14/2011	11.00%	NAP	NAP	NAP	NAP	NAP	$2,625,000	75.4%	1.25x	12.1%
Loan	27	Revlon R&D Facility	1.0%	MSMCH	MSMCH	$11,000,000	$10,981,025	$8,379,684	$110.56	Acquisition	AG Net Lease II Corp.	AG Net Lease II Corp.	1	Industrial	Flex Industrial	Fee	NAP	2121 Highway 27	Edison	Middlesex	NJ	08817	1984	NAP	99,321	SF	100.0%	11/1/2011	$16,650,000	11/8/2011	5.430%	0.02620%	Actual/360	1	Yes	120	119	0	0	300	299	2/10/2012	3/10/2012	NAP	2/10/2022	2/10/2037	$67,090.56	NAP	$805,087	NAP	Hard	In Place	No	10, 13	1.61x	NAP	1.41x	NAP	66.0%	50.3%	0	Tenth	LO (25); DEF (91); O (4)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.0%	$1,340,010	$40,200	$1,299,810	11.8%	$26,275	$138,056	$1,135,479	10.3%	Revlon	9/14/2025	99,321	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	7/19/2011	NAP	11/17/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Galderma Laboratories	0.9%	BANA	BANA	$10,000,000	$9,957,464	$8,371,148	$58.57	Refinance	MFC Holdings, Inc.	MFC Holdings, Inc.	1	Office	Suburban	Fee	NAP	14510 North Interstate 35	Fort Worth	Denton	TX	76117	2001	2009	170,000	SF	100.0%	3/1/2012	$22,750,000	9/30/2011	5.500%	0.02620%	Actual/360	4	No	120	116	0	0	360	356	11/1/2011	12/1/2011	NAP	11/1/2021	NAP	$56,778.90	NAP	$681,347	NAP	Hard	In Place	No	NAP	2.49x	NAP	2.26x	NAP	43.8%	36.8%	4	First	LO (28); DEF (88); O (4)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.0%	$1,748,184	$52,446	$1,695,738	17.0%	$37,400	$118,765	$1,539,573	15.5%	Galderma Laboratories	3/31/2021	170,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	10/5/2011	NAP	10/5/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Christie Place	0.9%	MSMCH	MSMCH	$9,700,000	$9,626,169	$8,070,605	$746.68	Refinance	Ginsburg Development	Martin Ginsburg	1	Retail	Unanchored	Fee	NAP	100, 120, 140, 160 Christie Place	Scarsdale	Westchester	NY	10583	2008-2009	NAP	12,892	SF	100.0%	1/1/2012	$13,100,000	6/15/2011	5.300%	0.02620%	Actual/360	7	No	120	113	0	0	360	353	7/28/2011	9/10/2011	NAP	8/10/2021	NAP	$53,864.55	NAP	$646,375	NAP	NAP	None	No	NAP	1.36x	NAP	1.33x	NAP	73.5%	61.6%	0	Tenth	LO (31); DEF (85); O (4)		NAP	NAP	NAP	$657,782	12/31/2010	6.8%	$748,762	12/31/2011	7.8%	97.6%	$1,228,575	$349,408	$879,167	9.1%	$1,934	$19,467	$857,766	8.9%	Bank of America	1/31/2024	4,089	31.7%	SCL Grill, LLC	12/31/2018	4,003	31.1%	Patisserie Salzberg	3/20/2016	2,843	22.1%	Julius Michael Salon	3/24/2016	895	6.9%	Pine Tree Organic Cleaners	9/30/2014	542	4.2%	$0	$161	$3,864	$100,000	$2,500	$100,000	$5,300	$5,300	$0	$0	$0	$10,300	$0	Condo Association Fees	6/24/2011	NAP	6/28/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Norwalk Self Storage	0.8%	BANA	BANA	$9,300,000	$9,300,000	$7,688,650	$87.95	Refinance	Hoeven Family Partnership, LP	Hoeven Family Partnership, LP	1	Self Storage	Self Storage	Fee	NAP	11971 Foster Road	Norwalk	Los Angeles	CA	90650	2003	2006	105,744	SF	86.0%	11/30/2011	$14,700,000	1/30/2012	5.090%	0.02620%	Actual/360	0	No	120	120	0	0	360	360	2/24/2012	4/1/2012	NAP	3/1/2022	NAP	$50,437.20	NAP	$605,246	NAP	Soft	Springing	No	NAP	1.69x	NAP	1.66x	NAP	63.3%	52.3%	4	First	LO (24); DEF (92); O (4)		$1,008,856	12/31/2009	10.8%	$963,963	12/31/2010	10.4%	$1,021,272	12/31/2011	11.0%	65.6%	$1,507,241	$484,822	$1,022,419	11.0%	$15,862	$0	$1,006,557	10.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$1,322	$40,000	$0	$0	$0	$0	$9,032	$0	$0	$0	$0	$0	NAP	2/7/2012	NAP	1/30/2012	Yes	1/30/2012	8.00%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Holiday Inn Express Arlington	0.7%	MSMCH	MSMCH	$7,750,000	$7,728,929	$6,100,191	$75,038.14	Refinance	Rohit Dand; Harish Dand	Rohit Dand; Harish Dand	1	Hospitality	Limited Service	Fee	NAP	2451 East Randol Mill Rd	Arlington	Tarrant	TX	76011	1996	2005	103	Rooms	68.1%	12/31/2011	$13,200,000	11/11/2011	6.400%	0.02620%	Actual/360	2	No	120	118	0	0	300	298	12/20/2011	2/10/2012	NAP	1/10/2022	NAP	$51,845.32	NAP	$622,144	NAP	Hard	In Place	No	NAP	1.74x	NAP	1.57x	NAP	58.6%	46.2%	0	Tenth	LO (26); DEF (90); O (4)		$950,785	12/31/2009	12.3%	$980,377	12/31/2010	12.7%	$1,114,236	12/31/2011	14.4%	68.1%	$2,588,186	$1,507,719	$1,080,467	14.0%	$103,527	$0	$976,940	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$8,746	$0	$0	$0	$0	$10,850	$10,850	$0	$0	$0	$0	$0	NAP	11/28/2011	NAP	11/28/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Brookwood Village Shopping Center	0.7%	MSMCH	MSMCH	$7,350,000	$7,340,700	$6,133,158	$255.12	Refinance	AmREIT, Inc.	AmREIT, Inc.	1	Retail	Anchored	Fee	NAP	1931 Peachtree Road NE	Atlanta	Fulton	GA	30309	1925/1941	2000	28,774	SF	95.8%	1/6/2012	$10,600,000	5/22/2011	5.400%	0.02620%	Actual/360	1	No	120	119	0	0	360	359	2/3/2012	3/10/2012	NAP	2/10/2022	NAP	$41,272.51	NAP	$495,270	NAP	Hard	In Place	No	NAP	1.34x	NAP	1.28x	NAP	69.3%	57.9%	0	Tenth	LO (25); DEF (91); O (4)		$655,019	12/31/2009	8.9%	$572,276	12/31/2010	7.8%	$665,602	12/31/2011	9.1%	92.5%	$924,996	$263,190	$661,806	9.0%	$4,604	$23,307	$633,896	8.6%	CVS/Caremark	1/31/2019	11,661	40.5%	Saigon Café	11/30/2015	2,864	10.0%	Black Bear Tavern	10/31/2015	2,667	9.3%	Henry James Salon	5/31/2015	2,205	7.7%	Kinko’s/FedEx	4/30/2015	2,170	7.5%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$90,000	$0	$0	NAP	1/27/2012	NAP	4/26/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Old Town Plaza Office	0.6%	MSMCH	MSMCH	$6,975,000	$6,975,000	$6,975,000	$115.31	Acquisition	Bradley Wilmot; Bradley Lofgren; G. Ryan Smith; Stephen Zotovich	Bradley Wilmot; Bradley Lofgren; G. Ryan Smith; Stephen Zotovich	1	Office	Urban	Fee	NAP	2251 San Diego Avenue	San Diego	San Diego	CA	92110	1974	1999, 2008	60,490	SF	90.6%	2/29/2012	$10,900,000	7/15/2011	5.700%	0.02620%	Actual/360	6	No	60	54	60	54	IO	IO	8/19/2011	10/10/2011	NAP	9/10/2016	NAP	NAP	$33,591.41	NAP	$403,097	Hard	Springing	No	NAP	NAP	1.87x	NAP	1.62x	64.0%	64.0%	0	Tenth	YM1 (55); O (5)	F	$891,208	12/31/2009	12.8%	$628,628	12/31/2010	9.0%	$713,796	12/31/2011	10.2%	90.8%	$1,241,590	$487,301	$754,289	10.8%	$12,098	$88,921	$653,271	9.4%	Blue Tech	7/31/2014	7,759	12.8%	Cambridge International	5/31/2013	5,540	9.2%	Traffic Geyser LLC	1/31/2014	4,508	7.5%	Morley Builders Inc	10/31/2015	4,062	6.7%	The Regent of University	9/6/2015	3,936	6.5%	$0	$1,008	$24,196	$0	$7,561	$272,205	$40,278	$6,713	$0	$0	$0	$114,132	$0	Free Rent Hold Back	7/22/2011	NAP	7/22/2011	Yes	7/22/2011	11.00%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	CVS Altamonte Springs	0.4%	BANA	BANA	$4,600,000	$4,600,000	$3,818,808	$353.49	Acquisition	J. David Shields	J. David Shields	1	Retail	Anchored	Fee	NAP	277 West State Road 436	Altamonte Springs	Seminole	FL	32714	2005	NAP	13,013	SF	100.0%	3/1/2012	$7,000,000	1/22/2012	5.220%	0.02620%	Actual/360	0	No	120	120	0	0	360	360	2/22/2012	4/1/2012	NAP	3/1/2022	NAP	$25,315.96	NAP	$303,792	NAP	Hard	In Place	No	NAP	1.50x	NAP	1.50x	NAP	65.7%	54.6%	4	First	LO (24); DEF (92); O (4)		$474,233	12/31/2009	10.3%	$474,233	12/31/2010	10.3%	$474,233	12/31/2011	10.3%	97.0%	$460,006	$4,465	$455,541	9.9%	$0	$0	$455,541	9.9%	CVS	1/31/2028	13,013	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	1/18/2012	NAP	1/31/2012	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Rego Park Retail	0.4%	BANA	BANA	$4,250,000	$4,232,601	$3,578,357	$123.94	Refinance	Jerrold Levy	Jerrold Levy	1	Retail	Unanchored	Fee	NAP	96-06 Queens Boulevard, 95-02 & 95-05 63rd Drive	Rego Park	Queens	NY	11374	1946	NAP	34,150	SF	95.5%	1/1/2012	$15,100,000	8/3/2011	5.690%	0.02620%	Actual/360	4	No	120	116	0	0	360	356	10/31/2011	12/1/2011	NAP	11/1/2021	NAP	$24,640.09	NAP	$295,681	NAP	Springing	Springing	No	NAP	3.10x	NAP	2.91x	NAP	28.0%	23.7%	4	First	LO (28), DEF (87), O (5)		$1,149,096	12/31/2009	27.1%	$994,808	12/31/2010	23.5%	$1,185,067	12/31/2011	28.0%	95.0%	$1,665,340	$748,565	$916,775	21.7%	$17,360	$38,714	$860,701	20.3%	Rite Aid of New York	3/31/2016	10,106	29.6%	R & I Discount Inc.	1/31/2020	4,800	14.1%	HSBC Bank USA	4/30/2017	4,600	13.5%	63 Super Mart Inc.	11/30/2025	3,600	10.5%	Regal Park Wholesale Corp.	12/31/2012	3,550	10.4%	$0	$1,281	$0	$0	$0	$0	$230,359	$46,072	$0	$0	$0	$0	$0	NAP	8/19/2011	NAP	8/12/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Wanamaker Portfolio	0.3%	MSMCH	MSMCH	$3,450,000	$3,438,676	$2,993,851	$156.69	Refinance	Bruce L. Christenson	Bruce L. Christenson	2												21,946	SF	94.5%		$4,600,000		6.750%	0.02620%	Actual/360	4	No	120	116	0	0	360	356	11/10/2011	12/10/2011	NAP	11/10/2021	NAP	$22,376.63	NAP	$268,520	NAP	Hard	Springing	No	25	1.48x	NAP	1.30x	NAP	74.8%	65.1%	0	Tenth	LO (28); DEF (88); O (4)		$279,698	12/31/2009	8.1%	$402,445	12/31/2010	11.7%	$423,646	T-12 (6/30/11)	12.3%	90.0%	$607,396	$210,442	$396,954	11.5%	$3,598	$43,362	$349,994	10.2%																					$0	$301	$0	$0	$3,614	$173,456	$0	$9,379	$0	$0	$0	$0	$0	NAP							NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.1	Wanamaker Portfolio - South				$2,437,500	$2,429,499							Retail	Unanchored	Fee	NAP	2919 SW Wanamaker Road	Topeka	Shawnee	KS	66614	2008	NAP	16,698	SF	92.8%	1/31/2012	$3,250,000	7/20/2011																																			$161,110	12/31/2009		$257,814	12/31/2010		$279,841	T-12 (6/30/11)		90.0%	$412,043	$136,653	$275,390		$2,505	$32,394	$240,491		ATA Martial Arts Academy	4/30/2014	2,693	16.1%	Sun Resorts Tanning	3/17/2020	2,683	16.1%	Portrait Innovations, Inc.	3/31/2020	2,447	14.7%	Topeka Cheeburger Cheeburger	6/30/2019	2,204	13.2%	Scottrade, Inc.	9/30/2013	1,502	9.0%															8/2/2011	NAP	8/8/2011	No	NAP	NAP
Property	36.2	Wanamaker Portfolio - North				$1,012,500	$1,009,177							Retail	Unanchored	Fee	NAP	1025 SW Wanamaker Road	Topeka	Shawnee	KS	66604	2008	NAP	5,248	SF	100.0%	1/31/2012	$1,350,000	7/20/2011																																			$118,588	12/31/2009		$144,632	12/31/2010		$143,805	T-12 (6/30/11)		90.0%	$195,353	$73,789	$121,564		$1,093	$10,968	$109,503		Qdoba Mexican Grill	9/30/2018	2,400	45.7%	TYC, LLC	8/31/2018	1,400	26.7%	T&M Enterprise, Inc.	6/30/2014	1,017	19.4%	John Burke	4/30/2016	431	8.2%	NAP	NAP	NAP	NAP															8/1/2011	NAP	8/8/2011	No	NAP	NAP
Loan	37	West Alameda Self Storage	0.3%	BANA	BANA	$3,300,000	$3,284,528	$2,804,891	$37.94	Refinance	RCB Legacy; Jeff Bennion; Scott Bennion	RCB Legacy; Jeff Bennion; Scott Bennion	1	Self Storage	Self Storage	Fee	NAP	12750 Alameda Parkway	Lakewood	Jefferson	CO	80228	1998	NAP	86,575	SF	94.1%	12/31/2011	$6,000,000	8/12/2011	6.000%	0.02620%	Actual/360	5	No	120	115	0	0	360	355	9/30/2011	11/1/2011	NAP	10/1/2021	NAP	$19,785.17	NAP	$237,422	NAP	Springing	Springing	No	NAP	1.99x	NAP	1.94x	NAP	54.7%	46.7%	4	First	LO (29); DEF (87); O (4)		$409,228	12/31/2009	12.5%	$455,474	12/31/2010	13.9%	$494,371	11/30/2011	15.1%	84.3%	$834,771	$362,226	$472,545	14.4%	$12,986	$0	$459,559	14.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$1,082	$0	$0	$0	$0	$52,998	$7,571	$3,278	$820	$20,125	$0	$0	NAP	8/17/2011	NAP	8/17/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Rite Aid - Raleigh	0.2%	MSMCH	MSMCH	$1,885,000	$1,861,060	$1,246,346	$170.61	Acquisition	Thomas White	Thomas R. White	1	Retail	Anchored	Fee	NAP	7505 Louisburg Road	Raleigh	Wake	NC	27616	2003	NAP	10,908	SF	100.0%	3/1/2012	$2,900,000	7/1/2011	6.070%	0.02620%	Actual/360	6	No	120	114	0	0	240	234	8/15/2011	10/10/2011	NAP	9/10/2021	NAP	$13,580.96	NAP	$162,972	NAP	Hard	Springing	No	NAP	1.48x	NAP	1.38x	NAP	64.2%	43.0%	0	Tenth	LO (30); DEF (86); O (4)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	$248,715	$7,461	$241,253	13.0%	$1,636	$14,180	$225,437	12.1%	Rite Aid Corporation	7/31/2025	10,908	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	7/8/2011	NAP	7/11/2011	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

MSC 2012-C4
FOOTNOTES TO APPENDIX I

1)	MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; BANA—Bank of America, National Association.

With respect to Mortgage Loan No. 2, Ty Warner Hotels & Resorts Portfolio, the mortgage loan was co-originated by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

2)	MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; BANA—Bank of America, National Association.

3)	The Administrative Fee Rate includes the primary servicing fee, master servicing fee, sub-servicing fee, trust advisor fee and trustee/certificate administrator fees applicable to each Mortgage Loan.

4)
With respect to Mortgage Loan No. 1, The Shoppes at Buckland Hills, the subject borrower has certain property expansion, release, and substitution rights. See “Mortgage Loan No. 1 - The Shoppes at Buckland Hills—Expansion, Release and Substitution of Property”, in Appendix III to this free writing prospectus for a description of release provisions applicable to that mortgaged property.

5)
With respect to Mortgage Loan No. 2, Ty Warner Hotel & Resorts Portfolio, the property managers hold each of the monthly reserve deposits in separate accounts and have the sole right to apply and use the funds in accordance with the applicable management agreement until any failure to maintain the accounts or failure to make the necessary disbursements, or until a property manager is replaced by a manager other than one defined in the related loan documents as a Qualified Manager. At such time, ongoing monthly reserve deposits will be required for taxes and insurance, replacements and condominium common charges.

6)
With respect to Mortgage Loan Nos. 1, 3, 7, 8, 10, 11 and 15, The Shoppes at Buckland Hills, 50 Central Park South, GPB Retail Portfolio 2, GPB Retail Portfolio 1, United HealthCare Services, Southbrook and Baybrook Village Center and Hilton Springfield, the related loan documents permit future mezzanine financing generally subject to compliance with certain combined LTV and/or DSCR tests and/or Debt Yield tests. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

7)
With respect to Mortgage Loan Nos. 2, 4, 5, 7, 8 and 21, Ty Warner Hotels & Resorts Portfolio, Capital City Mall, ELS Portfolio, GPB Portfolio 2, GPB Portfolio 1 and South Texas Hotel Portfolio, the related loan documents permit a partial collateral release subject to LTV and DSCR tests or Debt Yield tests, with partial defeasance or prepayment of the mortgage loan. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Defeasance Loans” in this free writing prospectus.

8)
With respect to Mortgage Loan No. 4, Capital City Mall, the mortgage loan is secured by a leasehold interest whereby the fee owner is a borrower-related entity and has pledged the fee interest as security for the mortgage loan. See “Risk Factors—Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates” in this free writing prospectus.

9)	With respect to Mortgage Loan No. 5, ELS Portfolio, the stated Monthly Debt Service (P&I) constant is based on an amortization term of 360.3608 months.

10)
With respect to Mortgage Loan No. 7, GPB Portfolio 2, the Monthly Debt Service (P&I) constant is based on an effective blended amortization term of 312.648 months. The loan amount allocated to the GPB Portfolio 2 - Danbury Walmart mortgaged property amortizes on a 180-month schedule, while the balance amortizes on a 360-month schedule.

11)	With respect to Mortgage Loan No. 18, Independence Place - Fort Campbell, units at the mortgaged property are rented by the bedroom, and the Occupancy Rate is calculated as such.

12)
With respect to Mortgage Loan No. 22, Horizon Park Shopping Center, the appraised value represents the “as-stabilized” value as of June 1, 2012, which is dependent on certain repairs to be made in year 1 of the loan term, most of which have been completed. As upfront escrows of $81,625 and $929,100 were taken for deferred maintenance and roof repairs, respectively, at closing, the “as-stabilized” value is utilized. The as-is value as of June 8, 2011 is $19,200,000. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

13)
With respect to Mortgage Loan No. 26, Holiday Inn San Diego Downtown, the mortgaged property is in the process of converting to a new brand and is currently scheduled to become a Four Points by Sheraton in May 2012. It will operate as a Holiday Inn until the flag change.

MSC 2012-C4
FOOTNOTES TO APPENDIX I

A.
“Yield Maintenance Premium” shall mean (a) on or prior to January 17, 2012 (i) with respect to Component A, an amount equal to the greater of: (A) one percent (1%) of the principal amount of Component A being prepaid or (B) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Interest Rate Adjustment Date determined by discounting such payments at the Discount Rate and (ii) with respect to Component B, zero; (b) after January 17, 2012, an amount equal to the greater of: (A) one percent (1%) of the principal amount of the Loan (i.e., all Components) being prepaid or (B) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Interest Rate Adjustment Date determined by discounting such payments at the Discount Rate; and (c) on and after the Interest Rate Adjustment Date, zero. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on and with respect to the principal amount of the Loan being prepaid on the Prepayment Date commencing on the next succeeding Monthly Payment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of two U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Interest Rate Adjustment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication not published by Lender to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

“Component A” shall mean, collectively, Component A-1 and Component A-2.

“Component A-1” shall mean that portion of the Loan in the amount of Seventy Five Million and No/100 Dollars ($75,000,000.00) made by Lender to Borrower pursuant to this Agreement and which is evidenced by Note A-1.

“Component A-2” shall mean that portion of the Loan consisting of interest only which is evidenced by Note A-2.

“Component B” shall mean that portion of the Loan in the amount of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00) made by Lender to Borrower pursuant to this Agreement.

“Interest Rate Adjustment Date” shall mean October 7, 2016.

B.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the-principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity-Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise

MSC 2012-C4
FOOTNOTES TO APPENDIX I

C.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

E.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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APPENDIX II

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	26	$767,814,062	69.9%	5.461%	106	1.54x	11.3%	61.2%	52.0%
Bank of America, National Association	11	$231,130,332	21.0%	5.411%	119	1.62x	11.8%	64.7%	54.7%
Bank of America, National Association & Morgan Stanley Mortgage Capital Holdings LLC	1	$99,751,207	9.1%	6.600%	57	2.69x	24.8%	21.8%	20.6%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1 - 10,000,000	11	$68,345,127	6.2%	5.623%	111	1.70x	12.5%	60.2%	51.0%
10,000,001 - 20,000,000	8	$108,776,553	9.9%	5.649%	95	1.58x	12.5%	65.7%	56.8%
20,000,001 - 30,000,000	7	$171,381,264	15.6%	5.619%	110	1.62x	12.7%	60.8%	51.5%
30,000,001 - 40,000,000	4	$128,506,911	11.7%	5.351%	119	1.44x	10.1%	70.5%	60.5%
60,000,001 - 70,000,000	5	$316,934,539	28.8%	5.475%	118	1.64x	12.1%	55.5%	45.4%
70,000,001 - 80,000,000	1	$75,000,000	6.8%	5.120%	55	1.33x	8.7%	62.5%	59.9%
90,000,001 - 100,000,000	1	$99,751,207	9.1%	6.600%	57	2.69x	24.8%	21.8%	20.6%
120,000,001 - 130,000,000	1	$130,000,000	11.8%	5.190%	120	1.44x	9.8%	68.8%	57.0%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: $1,861,060
Maximum: $130,000,000
Weighted Average: $28,913,042

Appendix II
Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	5	164,755,003	15.0%	5.439%	85	1.30x	9.7%	60.0%	53.1%
California	10	163,704,663	14.9%	5.891%	81	2.08x	17.1%	46.8%	42.8%
Connecticut	2	138,655,766	12.6%	5.209%	120	1.43x	9.9%	68.1%	56.3%
Massachusetts	20	101,068,244	9.2%	5.496%	117	1.56x	11.4%	59.0%	48.2%
Texas	8	91,972,132	8.4%	5.932%	117	1.69x	13.5%	62.5%	52.0%
Florida	5	68,240,205	6.2%	5.440%	93	1.97x	15.2%	51.1%	44.4%
Pennsylvania	1	65,750,000	6.0%	5.296%	120	1.55x	11.3%	62.6%	52.1%
Virginia	3	37,397,000	3.4%	5.648%	119	1.83x	14.7%	50.5%	40.2%
Michigan	1	34,956,343	3.2%	5.500%	119	1.38x	10.0%	73.6%	61.7%
Mexico	1	34,638,607	3.2%	6.600%	57	2.69x	24.8%	21.8%	20.6%
Minnesota	1	32,500,000	3.0%	4.857%	120	1.53x	10.0%	65.0%	59.9%
Illinois	1	30,055,000	2.7%	4.990%	120	1.43x	9.3%	73.1%	60.2%
New Jersey	4	28,803,321	2.6%	5.484%	118	1.48x	11.5%	62.0%	49.1%
Colorado	2	23,465,792	2.1%	5.854%	119	1.39x	10.3%	64.8%	54.9%
Tennessee	1	20,800,000	1.9%	5.620%	120	1.34x	10.7%	68.0%	52.2%
Nevada	2	17,228,000	1.6%	5.282%	116	2.44x	16.5%	41.2%	35.8%
Kansas	3	16,299,765	1.5%	5.922%	117	1.35x	10.9%	66.5%	56.6%
Georgia	2	14,760,700	1.3%	5.589%	120	1.52x	10.8%	69.2%	58.2%
Arizona	2	7,754,000	0.7%	5.394%	117	2.28x	15.6%	47.6%	41.0%
Rhode Island	1	3,360,000	0.3%	5.775%	120	1.75x	12.7%	69.2%	58.5%
North Carolina	1	1,861,060	0.2%	6.070%	114	1.38x	13.0%	64.2%	43.0%
Oregon	1	670,000	0.1%	5.775%	120	1.75x	12.7%	69.2%	58.5%
Total:	77	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Appendix II
Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	28	230,320,100	21.0%	5.553%	117	1.48x	11.0%	64.1%	53.0%
Super Regional Mall	1	130,000,000	11.8%	5.190%	120	1.44x	9.8%	68.8%	57.0%
Regional Mall	1	65,750,000	6.0%	5.296%	120	1.55x	11.3%	62.6%	52.1%
Unanchored	6	38,375,880	3.5%	5.756%	117	1.49x	11.1%	64.6%	54.7%
Subtotal:	36	$464,445,980	42.3%	5.432%	118	1.48x	10.7%	65.2%	54.1%
Hospitality
Full Service	6	165,960,670	15.1%	6.255%	67	2.31x	21.0%	34.1%	30.4%
Limited Service	2	15,306,948	1.4%	6.202%	118	1.74x	15.7%	61.6%	48.3%
Extended Stay	1	7,877,152	0.7%	6.000%	118	1.91x	17.4%	64.7%	50.4%
Subtotal:	9	$189,144,770	17.2%	6.241%	73	2.25x	20.4%	37.6%	32.7%
Office
Suburban	3	71,957,464	6.5%	4.964%	119	1.70x	11.7%	62.3%	57.0%
Urban	2	69,871,233	6.4%	5.799%	113	1.17x	10.1%	56.3%	45.0%
Medical	1	16,436,723	1.5%	6.010%	116	1.43x	11.1%	68.1%	58.1%
Subtotal:	6	$158,265,421	14.4%	5.441%	116	1.44x	10.9%	60.3%	51.8%
Manufactured Housing
Manufactured Housing	9	93,802,000	8.5%	5.188%	117	2.12x	14.2%	51.4%	43.7%
Subtotal:	9	$93,802,000	8.5%	5.188%	117	2.12x	14.2%	51.4%	43.7%
Commercial Condominium
Commercial Condominium	1	75,000,000	6.8%	5.120%	55	1.33x	8.7%	62.5%	59.9%
Subtotal:	1	$75,000,000	6.8%	5.120%	55	1.33x	8.7%	62.5%	59.9%
Multifamily
Senior Housing	1	22,000,000	2.0%	5.790%	120	1.70x	12.3%	58.1%	49.1%
Garden/Military Housing	1	20,800,000	1.9%	5.620%	120	1.34x	10.7%	68.0%	52.2%
Student Housing	1	13,000,000	1.2%	5.500%	59	1.51x	10.5%	68.4%	66.7%
Subtotal:	3	$55,800,000	5.1%	5.659%	106	1.52x	11.3%	64.2%	54.3%
Self Storage
Self Storage	12	51,256,403	4.7%	5.685%	103	1.67x	11.9%	65.9%	57.0%
Subtotal:	12	$51,256,403	4.7%	5.685%	103	1.67x	11.9%	65.9%	57.0%
Industrial
Flex Industrial	1	10,981,025	1.0%	5.430%	119	1.41x	11.8%	66.0%	50.3%
Subtotal:	1	$10,981,025	1.0%	5.430%	119	1.41x	11.8%	66.0%	50.3%

Total	77	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Appendix II
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
4.501 - 5.000	3	$92,055,000	8.4%	4.914%	120	1.55x	10.3%	67.8%	60.2%
5.001 - 5.500	16	$585,170,676	53.3%	5.310%	107	1.59x	11.2%	61.8%	52.7%
5.501 - 6.000	13	$261,257,762	23.8%	5.793%	108	1.51x	12.4%	59.0%	48.7%
6.001 - 6.500	4	$57,022,280	5.2%	6.087%	116	1.44x	11.6%	67.8%	57.0%
6.501 - 7.000	2	$103,189,883	9.4%	6.605%	59	2.64x	24.3%	23.5%	22.1%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 4.857%
Maximum: 6.750%
Weighted Average: 5.554%

Original Terms to Stated Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Stated Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	7	248,707,546	22.6%	5.885%	57	1.98x	16.5%	45.0%	42.7%
119	1	63,747,000	5.8%	5.282%	116	2.44x	16.5%	41.2%	35.8%
120	29	766,059,791	69.7%	5.461%	119	1.50x	11.2%	63.9%	53.0%
134	1	20,181,264	1.8%	5.830%	120	1.30x	9.6%	66.5%	56.2%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 60 mos.
Maximum: 134 mos.
Weighted Average: 107 mos.

Appendix II
Mortgage Pool Information

Remaining Terms to Stated Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Stated Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
49 - 54	2	19,284,463	1.8%	5.572%	53	1.75x	13.3%	62.8%	60.3%
55 - 60	5	229,423,083	20.9%	5.912%	57	2.00x	16.8%	43.5%	41.2%
109 - 114	3	25,548,434	2.3%	5.213%	113	1.53x	11.3%	69.4%	57.1%
115 - 120	28	824,439,621	75.0%	5.464%	119	1.57x	11.5%	62.1%	51.6%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 53 mos.
Maximum: 120 mos.
Weighted Average: 104 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	1	6,975,000	0.6%	5.700%	54	1.62x	10.8%	64.0%	64.0%
240	1	1,861,060	0.2%	6.070%	114	1.38x	13.0%	64.2%	43.0%
300	7	171,761,358	15.6%	5.800%	110	1.45x	12.7%	57.1%	45.1%
313	1	62,428,188	5.7%	5.500%	117	1.41x	10.8%	57.8%	45.4%
360	28	855,669,995	77.9%	5.506%	103	1.72x	12.8%	58.6%	50.8%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 348 mos

Appendix II
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	1	6,975,000	0.6%	5.700%	54	1.62x	10.8%	64.0%	64.0%
231 - 300	8	173,622,418	15.8%	5.803%	110	1.45x	12.7%	57.1%	45.1%
301 - 350	2	82,609,452	7.5%	5.581%	118	1.38x	10.5%	59.9%	48.1%
351 - 360	27	835,488,731	76.0%	5.498%	103	1.73x	12.9%	58.4%	50.7%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 234 mos.
Maximum: 360 mos.
Weighted Average: 346 mos

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.11 - 1.20	1	62,896,233	5.7%	5.810%	119	1.12x	10.1%	55.5%	42.9%
1.21 - 1.30	2	27,521,964	2.5%	5.715%	120	1.29x	9.5%	67.2%	56.7%
1.31 - 1.40	7	158,543,337	14.4%	5.374%	88	1.34x	9.5%	66.8%	58.8%
1.41 - 1.50	8	299,168,380	27.2%	5.408%	116	1.43x	10.3%	66.7%	55.2%
1.51 - 1.60	4	118,978,929	10.8%	5.270%	113	1.54x	11.0%	63.6%	55.5%
1.61 - 1.70	6	140,349,323	12.8%	5.534%	115	1.66x	12.3%	59.8%	50.0%
1.71 - 1.80	2	54,500,000	5.0%	5.301%	120	1.73x	12.2%	67.2%	59.6%
1.81 - 1.90	2	40,309,463	3.7%	5.708%	58	1.82x	15.9%	52.5%	48.1%
1.91 - 2.00	2	18,739,699	1.7%	6.000%	117	1.92x	16.9%	62.9%	49.7%
2.21 - 2.30	1	9,957,464	0.9%	5.500%	116	2.26x	17.0%	43.8%	36.8%
2.41 - 2.50	1	63,747,000	5.8%	5.282%	116	2.44x	16.5%	41.2%	35.8%
2.61 - 2.70	1	99,751,207	9.1%	6.600%	57	2.69x	24.8%	21.8%	20.6%
2.91 - 3.00	1	4,232,601	0.4%	5.690%	116	2.91x	21.7%	28.0%	23.7%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 1.12x
Maximum: 2.91x
Weighted Average: 1.66x

Appendix II
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
20.1 - 30.0	2	103,983,808	9.5%	6.563%	59	2.70x	24.7%	22.0%	20.7%
40.1 - 50.0	3	101,704,464	9.3%	5.446%	101	2.25x	16.5%	43.4%	38.1%
50.1 - 60.0	6	184,237,878	16.8%	5.726%	118	1.39x	11.4%	56.3%	44.4%
60.1 - 70.0	22	599,697,695	54.6%	5.347%	106	1.51x	10.8%	65.3%	56.3%
70.1 - 80.0	5	109,071,755	9.9%	5.538%	118	1.40x	10.1%	72.5%	60.9%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 21.8%
Maximum: 74.8%
Weighted Average: 58.4%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
20.1 - 30.0	2	103,983,808	9.5%	6.563%	59	2.70x	24.7%	22.0%	20.7%
30.1 - 40.0	2	73,704,464	6.7%	5.311%	116	2.42x	16.5%	41.5%	36.0%
40.1 - 50.0	8	214,098,937	19.5%	5.739%	111	1.45x	12.1%	55.3%	44.3%
50.1 - 60.0	18	565,685,327	51.5%	5.386%	109	1.50x	10.8%	65.5%	55.9%
60.1 - 70.0	8	141,223,064	12.9%	5.327%	104	1.48x	10.3%	70.0%	61.6%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 20.6%
Maximum: 66.7%
Weighted Average: 49.7%

Appendix II
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Amortizing Balloon	32	877,973,601	79.9%	5.658%	108	1.64x	12.9%	58.6%	48.7%
Partial Interest Only	5	213,747,000	19.5%	5.121%	92	1.75x	11.7%	57.3%	53.2%
Interest Only	1	6,975,000	0.6%	5.700%	54	1.62x	10.8%	64.0%	64.0%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.6 - 9.0	1	75,000,000	6.8%	5.120%	55	1.33x	8.7%	62.5%	59.9%
9.1 - 9.5	3	47,021,869	4.3%	5.117%	118	1.39x	9.2%	72.6%	60.1%
9.6 - 10.0	4	189,737,607	17.3%	5.316%	120	1.41x	9.8%	69.3%	57.8%
10.1 - 10.5	4	122,068,109	11.1%	5.528%	106	1.31x	10.1%	60.4%	51.9%
10.6 - 11.0	5	112,364,277	10.2%	5.524%	114	1.42x	10.8%	61.3%	49.4%
11.1 - 11.5	3	113,182,291	10.3%	5.606%	118	1.50x	11.2%	65.5%	55.1%
11.6 - 12.0	4	106,032,819	9.7%	5.366%	118	1.63x	11.7%	62.9%	53.9%
12.1 - 12.5	1	22,000,000	2.0%	5.790%	120	1.70x	12.3%	58.1%	49.1%
12.6 - 13.0	3	40,922,265	3.7%	5.536%	117	1.72x	12.7%	68.3%	56.9%
13.6 - 14.0	1	7,728,929	0.7%	6.400%	118	1.57x	14.0%	58.6%	46.2%
14.1 - 14.5	2	29,184,528	2.7%	5.805%	119	1.64x	14.2%	53.1%	41.5%
14.6 - 15.0	1	12,309,463	1.1%	5.500%	53	1.82x	14.7%	62.2%	58.3%
15.1 >=	6	221,143,444	20.1%	6.010%	82	2.44x	20.4%	34.8%	30.8%
Total:	38	$1,098,695,600	100.0%	5.554%	104	1.66x	12.7%	58.4%	49.7%

Minimum: 8.7
Maximum: 24.8
Weighted Average: 12.7

Appendix II
Mortgage Pool Information

Percentage of Collateral by Prepayment Restriction (%)(1)(2)(3)

Prepayment Restrictions	Mar-12	Mar-13	Mar-14	Mar-15	Mar-16
Locked Out	80.6%	80.5%	78.2%	78.3%	78.3%
Greater of YM and 1.00%	19.4%	19.5%	21.8%	21.7%	21.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,098,696	$1,086,516	$1,072,758	$1,057,172	$1,040,686
% Initial Pool Balance	100.0%	98.9%	97.6%	96.2%	94.7%

Prepayment Restrictions	Mar-17	Mar-18	Mar-19	Mar-20	Mar-21
Locked Out	88.2%	88.3%	88.3%	88.4%	84.7%
Greater of YM and 1.00%	11.8%	11.7%	11.7%	11.6%	11.6%
Open	0.0%	0.0%	0.0%	0.0%	3.7%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$788,900	$773,314	$756,839	$739,537	$721,137
% Initial Pool Balance	71.8%	70.4%	68.9%	67.3%	65.6%

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Offering Circular.
(2) See Appendix I of the Offering Circular for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

(THIS PAGE INTENTIONALLY LEFT BLANK)

APPENDIX III

SIGNIFICANT LOAN SUMMARIES

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-1

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-2

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

Shoppes at Buckland Hills
194 Buckland Hills Drive
Manchester, CT 06042
Bradley International Airport
Windsor Locks
Skylark Airpark
East Windsor
Rainbow Reservoir
Northwest Park
Windsor
Bloomfield
HARTFORD COUNTY
Vernon
Tri-City Plaza
Plaza at Buckland Hills
Manchester
Manchester Memorial Hospital
Manchester Community College
East Hartford
West Hartford
Hartford
University of Hartford
Keney Park
Trinity College
Hartford-Brainard Airport
Connecticut River
TOLLAND COUNTY
Wethersfield
Newington
Glastonbury
Rocky Hill
Hebron
Marlborough
Valley Falls Park
Bolton Notch State Park
Gay City State Park

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-3

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	194 Buckland Hills Drive, Manchester, CT 06042
Original Balance:	$130,000,000			General Property Type:	Retail
Cut-off Date Balance:	$130,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	11.8%			Net Rentable Area(1):	535,235 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$243
Borrower Name(s):	Shoppes at Buckland Hills, LLC			Balloon/ARD Balance Per Unit/SF:	$201
Sponsor:	General Growth Properties, Inc.			Year Built / Year Renovated:	1990 / 2003
Mortgage Rate:	5.190%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager(2):	General Growth Properties, Inc.
First Payment Date:	4/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$21,994,353
IO Period:	None			UW Expenses:	$9,215,401
Original Term to Maturity or ARD:	120 months			UW NOI:	$12,778,953
Seasoning:	0 months			UW NCF:	$12,295,847
Original Amortization Term:	360 months			UW NOI DSCR:	1.49x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$13,919,053 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$14,216,651 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$14,825,636 (12/31/2009)
Reserves				Appraised Value:	$189,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/1/2012
Tax Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.8%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.0%
Replacement Reserve:	$0	Springing	$80,283	Occupancy Rate:	85.4% (1/31/2012)
TI/LC Reserve:	$345,000	Springing	$535,223	2nd Most Recent Occupancy:	90.3% (12/31/2011)
Repair Reserve:	$78,000	$0	NAP	3rd Most Recent Occupancy:	91.1% (12/31/2010)
				4th Most Recent Occupancy:	91.6% (12/31/2009)
				5th Most Recent Occupancy:	91.4% (12/31/2008)
				6th Most Recent Occupancy:	91.2% (12/31/2007)

(1)      The Net Rentable Area includes improvements owned by the borrower and excludes four non-collateral anchor stores, totaling 512,611 SF, which are tenant owned.

(2)      The property manager is the borrower, which is 100% controlled by General Growth Properties, Inc.

The Shoppes at Buckland Hills Mortgage Loan.

The Mortgage Loan. The largest mortgage loan (the “The Shoppes at Buckland Hills Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $130,000,000 and is secured by a first-priority fee mortgage encumbering a portion of the retail property (generally all of the in-line space and one anchor space) known as The Shoppes at Buckland Hills in Manchester, Connecticut (the “The Shoppes at Buckland Hills Property”). The Shoppes at Buckland Hills Mortgage Loan refinanced and paid off the previous loan secured by The Shoppes at Buckland Hills Property, which was included in the JPMCC 2005-LDP3 CMBS transaction.

The Shoppes at Buckland Hills Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Shoppes at Buckland Hills Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of March 1, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-4

MSC 2012-C4	The Shoppes at Buckland Hills

second anniversary of the securitization closing date. The Shoppes at Buckland Hills Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and the Sponsor. The borrower is Shoppes at Buckland Hills, LLC, a single-purpose Delaware limited liability company with two independent directors (the “The Shoppes at Buckland Hills Borrower”). The Shoppes at Buckland Hills Borrower is 100% controlled and majority owned by General Growth Properties, Inc. (“GGP”).

The Shoppes at Buckland Hills Mortgage Loan sponsor is GGP (NYSE: GGP), and the nonrecourse carve-out guarantor is GGPLP Real Estate, Inc. (the “Guarantor”), a subsidiary of GGP. An unaudited balance sheet of the Guarantor dated December 31, 2011, showed total assets of approximately $7.5 billion and total equity of approximately $2.8 billion. GGP is one of the largest shopping center owners. GGP reports ownership interests in 136 regional shopping malls comprising approximately 140 million SF of gross leasable area in the United States. The company is a publicly traded real estate investment trust. GGP and a number of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.

The Mortgaged Property. The Shoppes at Buckland Hills Property consists of 535,235 SF of anchor and in-line retail space, food court space and kiosk space, within the 1,047,846 SF Shoppes of Buckland Hills, a super-regional mall in Manchester, Connecticut. The mortgaged property is located approximately 1 mile from the I-84 and I-291 intersection, approximately 15 miles east of Hartford. Four anchor tenants totaling 512,611 SF, which own their own stores and are not part of the collateral for The Shoppes at Buckland Hills Mortgage Loan, include Macy’s, Sears, JC Penney and Macy’s Men’s and Home. The Shoppes at Buckland Hills mall was constructed in 1990, the JC Penney store was added in 1992, and The Shoppes at Buckland Hills Property was renovated and expanded again with the Barnes & Noble store in 2003. In 2007, a former Filene’s Home store was converted into a restaurant court.

The collateral for The Shoppes at Buckland Hills Mortgage Loan consists of one anchor store (80,000 SF), approximately 97 in-line and major tenant stores (304,007 SF), 11 food court tenants (8,714 SF), 5 kiosks (426 SF) and 3 outparcels (63,927 SF). There is approximately 78,161 SF of vacancy, including 71,661 SF of mall shop space and a 6,500 SF pad site. The anchor tenant for The Shoppes at Buckland Hills Mortgage Loan is Dick’s Sporting Goods. Major tenants include Barnes & Noble, H&M, Victoria’s Secret, and Forever 21. One of the four outparcels, accounting for 50,000 SF of the property GLA, is developed as a third-party owned and operated Fairfield Inn hotel. The Shoppes at Buckland Hills mall in its entirety has 5,163 surface, asphalt paved parking spaces, for a total parking ratio of 4.93 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant space.

Based on a rent roll dated January 31, 2012, the Shoppes at Buckland Hills Property is 85.4% occupied, and The Shoppes at Buckland Hills mall overall is 92.5% occupied. For 2011, comparable in-line stores, totaling 198,259 SF (not including the major tenants listed above, food court tenants, or tenants without at least two full years of sales history) reported average sales of $378 PSF and an average occupancy cost of 16.2%. Reported comparable in-line tenant sales in 2010 were $366 PSF, and for 2009 were $353 PSF.

Anchor and Major Tenants.

Dick’s Sporting Goods (80,000 SF, 14.9% of NRA, 12.4% of underwritten base rent). Dick’s Sporting Goods leases 80,000 SF from The Shoppes at Buckland Hills Borrower. The lease began on May 10, 2006, and has a current expiration date of January 31, 2017, with four 5-year lease renewal options. Dick’s Sporting Goods, Inc. (NYSE: DKS) operates 474 Dick’s Sporting Goods stores in 42 states and 81 Golf Galaxy stores in 30 states, as of October 29, 2011. The company reported total 2010 sales of $4.9 billion and a GAAP based net income of $182.1 million.

Barnes & Noble (24,836 SF, 4.6% of NRA, 3.8% of underwritten base rent). Barnes & Noble leases 24,836 SF from The Shoppes at Buckland Hills Borrower. The lease began on June 2, 2003, and has a current expiration of January 31, 2014, with three 5-year lease renewal options. Barnes & Noble, Inc. (NYSE: BKS) operates 705 retail bookstores in regional shopping malls, strip centers and freestanding locations in 50 states, and 636 college bookstores, as of April 30, 2011. The company reported fiscal 2011 total sales of  $7 billion, EBITDA of $163 million, and a consolidated full-year net loss of $74 million.

H&M (14,298 SF, 2.7% of NRA, 3.2% of underwritten base rent). H&M leases 14,298 SF from The Shoppes at Buckland Hills Borrower. The lease began on October 31, 2003, and has a current expiration of January 31, 2014, with no lease renewal options. H&M Hennes & Mauritz AB (OMX: H&M B) operates approximately 2,500 stores in 43 countries.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-5

MSC 2012-C4	The Shoppes at Buckland Hills

The following table sets forth further information regarding major tenants at The Shoppes at Buckland Hills Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF(2)	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	2011 YE Sales PSF	UW Occupancy Cost as % of Sales
Non-Collateral Anchors
Macy’s	BBB-/Baa3/BBB-	144,650	NAP	$36,162(3)	0%	$0.25	12/31/2040(4)	$287(5)	NAP
Sears	CCC/B3/CCC+	141,467	NAP	$63,660(3)	0%	$0.45	12/31/2040(4)	$200(5)	NAP
JC Penney	BB+/NR/BB+	123,807	NAP	$55,713(3)	0%	$0.45	12/31/2040(4)	$121(5)	NAP
Macy’s Men’s and Home	BBB-/Baa3/BBB-	102,687	NAP	$46,209(3)	0%	$0.45	12/31/2040(4)	$314(5)	NAP
Subtotal / Wtd. Avg.		512,611		$201,745	0%	$0.39

Collateral Anchors / Major Tenants
Dick’s Sporting Goods	NR/NR/NR	80,000	15%	$1,560,000	12%	$19.50	1/31/2017(6)	$149	13.1%
Barnes & Noble	NR/NR/NR	24,836	5%	$481,250	4%	$19.38	1/31/2014	$262	7.4%
H&M	NR/NR/NR	14,298	3%	$400,344	3%	$28.00	1/31/2014	$168	16.7%
Victoria’s Secret	BB+/Ba2/BB+	13,158	2%	$328,950	3%	$25.00	1/31/2013	$498	10.6%
Forever 21	NR/NR/NR	10,472	2%	$456,579	4%	$43.60	1/31/2018	$321	13.6%
Subtotal / Wtd. Avg.		142,764	27%	$3,227,123	26%	$22.60		$215	11.7%

Other Tenants		314,310	59%	$9,373,391	74%	$29.82
Vacant Space		78,161	15%	$0	0%	$0.00
Total / Wtd. Avg.		1,047,846	100%	$12,600,515	100%	$27.57(7)

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	% of NRSF is based on collateral stores. No calculations are made for the four non-collateral anchors.

(3)
Non-collateral anchor Annualized Underwritten Base Rent represents CAM payments to the borrower. The tenants own their stores. These payments are not included the underwritten base rent amount, as they are included in underwritten reimbursements.

(4)	Non-collateral anchor Lease Expiration dates represent REA expiration dates. The tenants own their stores.

(5)	Non-collateral anchor stores do not report sales. The 2011 YE Sales PSF are borrower estimates. The tenants own their stores.

(6)	Dick’s Sporting Goods has four five-year options to renew.

(7)	The Wtd. Avg. Annualized Underwritten Base Rent per NRSF is based on leased collateral NRSF only. The Non-Collateral Anchor space and vacant space are excluded.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-6

MSC 2012-C4	The Shoppes at Buckland Hills

The following table presents certain information relating to the lease rollover at The Shoppes at Buckland Hills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	88	$392.05	0%	0%	$34,500	0%	0%
2012(3)	16	38,278	$34.37	7%	7%	$284,386	2%	3%
2013	20	55,491	$33.23	10%	18%	$1,843,829	15%	17%
2014	25	94,244	$29.11	18%	35%	$2,743,686	22%	39%
2015	15	28,031	$61.12	5%	40%	$1,713,370	14%	53%
2016	14	39,626	$33.95	7%	48%	$1,345,446	11%	63%
2017	8	100,698	$22.87	19%	67%	$2,303,135	18%	81%
2018	6	22,743	$42.74	4%	71%	$971,925	8%	89%
2019	4	54,130	$4.84(4)	10%	81%	$261,791	2%	91%
2020	3	7,534	$58.24	1%	82%	$438,772	3%	95%
2021	4	9,861	$55.74	2%	84%	$549,674	4%	99%
2022 & Beyond	1	6,350	$17.32	1%	85%	$110,000	1%	100%
Vacant	0	78,161	$0.00	15%	100%	$0	0%
Total / Wtd. Avg.	117	535,235	$27.57(5)	100%		$12,600,515	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
12 tenants that are scheduled to roll in 2012 are either temporary tenants and do not pay base rent (in the case of 11 tenants) or pay percentage rent in lieu of base rent (in the case of one tenant). SF Rolling represents all of the 16 tenants rolling in 2012; however, the Total Underwritten Base Rent and Average Underwritten Base Rent PSF calculations include only those 4 tenants, comprising 8,274 SF, that pay base rents. Percentage rents are included in underwritten Other Income in the table below.

(4)	50,000 SF of the scheduled roll in 2019 relates to a ground leased outparcel at $1.85 PSF.

(5)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-7

MSC 2012-C4	The Shoppes at Buckland Hills

The Market. The Shoppes at Buckland Hills Property is located in the northeastern sector of the Hartford MSA in Hartford County, approximately 15 miles east of the City of Hartford. The Hartford CBSA had a population of approximately 1,219,560 in 2011, and the subject’s total trade area had a population of approximately 556,455 for the same year. Trade area average annual household income for 2011 was estimated at $73,885.

According to the appraiser, The Shoppes at Buckland Hills Property has historically been the dominant center serving the eastern portion of the Hartford metropolitan area. Other major shopping malls in the metropolitan area include Westfarms Mall in Farmington, CT, which is 20 miles from The Shoppes at Buckland Hills Property and 93% occupied; Enfield Square in Enfield, CT, which is 21 miles from The Shoppes at Buckland Hills Property and 83% occupied; and Westfield – Meriden in Meriden, CT, which is 27 miles from The Shoppes at Buckland Hills Property and 85% occupied. In addition, The Promenade Shops of EvergrChangedeen Walk, a 379,000 SF lifestyle center, is located less than one mile from The Shoppes at Buckland Hills Property. Below is a table of competitive shopping centers.

Competitive Property Summary
Property	Center Type	Competition	Year Built	Year Renovated	Total GLA	Anchor Tenants	Sales PSF	Occupancy	Proximity
Westfarms Mall	Super-Regional Mall	Primary	1974	1997	1,298,796	JC Penney, Lord & Taylor, Macy’s, Macy’s, Nordstrom	$473	93%	20 miles
Enfield Square	Super-Regional Mall	Primary	1970	2003	787,819	Macy’s, Macy’s, Sears, Target	$335	83%	21 miles
Westfield – Meriden	Super-Regional Mall	Primary	1971	1999	893,052	Best Buy, Dick’s Sporting Goods, JC Penney, Macy’s Sears	$307	85%	27 miles
The Promenade Shops of Evergreen Walk	Lifestyle Center	Primary	2004	NAP	379,000	LL Bean, Vacant	NAV	75%	0.5 miles
Eastbrook Mall	Regional Center	Secondary	1975	1986	249,846	JC Penney, Kohl’s, TJ Maxx	$180	95%	26 miles
Brass Mill Center	Super-Regional Mall	Secondary	1997	NAP	986,004	Macy’s, JC Penney, Sears	$350	77%	38 miles
Crystal Mall	Super-Regional Mall	Secondary	1984	1997	783,352	Bed, Bath & Beyond, Christmas Tree Shops, JC Penney, Macy’s, Sears	$310	89%	50 miles

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-8

MSC 2012-C4	The Shoppes at Buckland Hills

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shoppes at Buckland Hills Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$13,349,870	$12,916,373	$13,049,521	$12,600,515	$23.54
Total Reimbursements	$7,422,012	$7,091,088	$6,609,618	$6,609,618	$12.35
Percentage Rent in Lieu and Overage Rent(2)	$223,937	$317,449	$493,442	$248,488	$0.46
Other Income(3)	$2,821,964	$2,895,628	$2,829,783	$2,535,733	$4.74
Less Vacancy & Credit Loss	$(59,544)	$(58,051)	$(57,011)	$0	$0
Effective Gross Income	$23,758,239	$23,162,487	$22,982,353	$21,994,353	$41.09
Total Expenses	$8,932,603	$8,945,836	$9,006,300	$9,215,401	$17.22
Net Operating Income	$14,825,636	$14,216,651	$13,919,053	$12,778,953	$23.88
TI/LC	$0	$0	$0	$376,058	$0.70
Capital Expenditures	$0	$0	$0	$107,047	$0.20
Net Cash Flow	$14,825,636	$14,216,651	$13,919,053	$12,295,847	$22.97
Occupancy %	91.6%	91.1%	90.3%	85.4%
NOI DSCR	1.73x	1.66x	1.63	1.49x
NCF DSCR	1.73x	1.66x	1.63	1.44x
NOI Debt Yield	11.4%	10.9%	10.7%	9.8%
NCF Debt Yield	11.4%	10.9%	10.7%	9.5%
Average Annual Rent PSF(4)	$27.23	$26.49	$27.00

(1)	Historical and Underwritten Gross Potential Rent are net of vacancy. Underwritten Gross Potential rent includes $148,087 of contractual rent steps through August 1, 2012.

(2)	Underwritten Percentage Rent in Lieu excludes amounts paid in 2011 by Finish Line and Hallmark, which tenants now pay base minimum rents.

(3)
Historical Other Income includes specialty leasing fees from temporary and short-term tenants, lease termination fees, other rental income and miscellaneous income. Underwriting is based on 2011 actual collections, excluding $294,050 of lease termination fees.

(4)	Average Annual Rent PSF is based on historical financials and end of year property occupancy rates. Vacant space is excluded from the calculation.

Escrows and Reserves.  The Shoppes at Buckland Hills Borrower is required to deposit certain on-going reserves during the continuance of a Trigger Period. During the continuance of a Trigger Period, monthly reserves for taxes and insurance in the amount of 1/12 of the annual estimated tax payments and insurance premiums will be funded from the Cash Management Account. Notwithstanding the foregoing, if The Shoppes at Buckland Hills Borrower maintains insurance under an acceptable blanket insurance policy, then the monthly reserve for insurance premiums will not be required. Also during the continuance of a Trigger Period, The Shoppes at Buckland Hills Borrower is required to make monthly deposits of $6,690 for replacement reserves and $44,602 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement exceeds $80,283 or in the TI/LC reserve exceeds $535,223. In addition, The Shoppes at Buckland Hills Borrower deposited $345,506 in escrow for TI/LCs at loan origination. A “Trigger Period” commences either (a) upon the determination by the lender that the Debt Service Coverage Ratio is less than 1.20x or (b) on the date an event of default occurs, and continues until either the Debt Service Coverage Ratio is equal to or in excess of 1.20x or such event of default has been cured or waived in writing. The “Debt Service Coverage Ratio” means the ratio of net operating income for the prior twelve month period (adjusted for normalized TI/LCs equal to $1.00 PSF per annum and normalized capital improvements equal to $0.20 PSF per annum) to annual debt service.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Shoppes at Buckland Hills Mortgage Loan. The Shoppes at Buckland Hills Mortgage Loan has springing cash management. Provided a Trigger Period has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by The Shoppes at Buckland Hills Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on The Shoppes at Buckland Hills Mortgage Loan and to fund the required reserves deposits as described above under “—Escrows and Reserves”, with any excess being remitted to The Shoppes at Buckland Hills Borrower (unless the Trigger Period is caused by an event of default in which event the excess is held by the mortgagee as additional security for The Shoppes at Buckland Hills Mortgage Loan).

Property Management. The Shoppes at Buckland Hills Property is managed by The Shoppes at Buckland Hills Borrower, which is indirectly majority owned and controlled by GGP, or an affiliate thereof.

Mezzanine Loan and Preferred Equity.  GGP and any subsidiary owning either a direct or indirect interest in The Shoppes at Buckland Hills Borrower (collectively, the “Upper Tier GGP Entity”) may pledge its respective direct or indirect interests in The Shoppes at Buckland Hills Borrower to a Qualified Pledgee (as defined in the loan documents) in one or a series of transactions in connection with the pledge of all or substantially all of such Upper Tier GGP Entity’s assets to such Qualified Pledgee (as defined in the loan documents) to secure the direct obligations or debt of such Upper Tier GGP Entity.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  See “—Expansion, Release and Substitution of Property” below.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	The Shoppes at Buckland Hills

Terrorism Insurance.  Generally, The Shoppes at Buckland Hills Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Shoppes at Buckland Hills Property; provided, that The Shoppes at Buckland Hills Borrower shall not be required to spend in excess of $100,000 per annum on coverage for terrorism events.

Assumption Provisions. Commencing 30 days following the issuance of securities involving The Shoppes at Buckland Hills Mortgage Loan or any portion thereof, The Shoppes at Buckland Hills Borrower may sell all The Shoppes at Buckland Hills Property, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following: (i) no default or event of default has occurred and is continuing, (ii) the person to whom The Shoppes at Buckland Hills Property is sold satisfies the requirements of a special purpose entity and has organizational documents which are acceptable to the rating agencies, (iii) such person is controlled by a “permitted owner” as defined in the loan documents (generally defined as (x) certain entities that have or control total real estate assets of at least $500 million and are managed by (or acting on behalf of) persons who control at least $500 million of real estate equity assets or (y) other entities that have total assets (in name or under management) in excess of $500 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholders equity in excess of $500 million, in each case, excluding The Shoppes at Buckland Hills Property and are regularly engaged in the business of owning and operating properties similar to The Shoppes at Buckland Hills Property, or (z) other entities that have total assets (in name or under management) in excess of $500 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholders equity in excess of $250 million and are regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties, or any affiliate of the entities referred to in clauses (x), (y) or (z) that are controlled by such person), (iv) The Shoppes at Buckland Hills Borrower pays a transfer fee equal to 0.25% of the then outstanding principal balance of The Shoppes at Buckland Hills Mortgage Loan and (v) a replacement guarantor reasonably acceptable to lender assumes the guarantor’s obligations under the recourse carve-out guaranty.

Expansion, Release and Substitution of Property.  The Shoppes at Buckland Hills Borrower may obtain a release of certain parcels (including air rights parcels) or outlets or acquired expansion parcels or designated release parcels upon satisfaction of specified conditions, including that the parcels are not necessary for the operation or use of The Shoppes at Buckland Hills Property for its then current use and may be readily separated from The Shoppes at Buckland Hills Property without a material diminution in value (except this condition will not apply to acquired expansion parcels or designated release parcels). In addition, portions of The Shoppes at Buckland Hills Property may be released from the lien of the mortgage in substitution for parcels at or adjacent to the shopping center upon satisfaction of specified conditions, including that the acquired parcels be of reasonably equivalent value, and that the parcel to be released is vacant, non-income producing and unimproved or improved only by landscaping or utility facilities that may be readily relocated or surface parking areas. The Shoppes at Buckland Hills Borrower is permitted to acquire from time to time parcels of land that are an integral part of or adjoin or are proximately located near The Shoppes at Buckland Hills mall of which The Shoppes at Buckland Hills Property is a part upon satisfaction of specified customary conditions for such an acquisition.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-10

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mortgage Loan No. 2 – Ty Warner Hotels & Resorts Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mortgage Loan No. 2 – Ty Warner Hotels & Resorts Portfolio

LOS PADRES NATIONAL FOREST
SANTA YNEZ MOUNTAINS
Mission Canyon
Santa Barbara
Montecito
San Ysidro Ranch
3
Westmont College
Summerland
Toro Canyon
Pacific Ocean
1
Four Seasons Resort "The Biltmore" Santa Barbara
Pacific Coast Highway
Coast Village Road
101
1
144
192
225
Los Angeles 87 miles

Ty Warner Hotel & Resorts Portfolio

1. Ty Warner Portfolio - Four Seasons Resort "The Biltmore" Santa Barbara
   Santa Barbara, CA
2. Ty Warner Portfolio - Las Ventanas al Paraiso
   San José del Cabo, Mexico
3. Ty Warner Portfolio - San Ysidro Ranch
   Montecito, CA

SIERRA DE LA LAGUNA
San Jose del Cabo
Bahia San Jose
Palmilla
Las Ventanas al Paraiso
2
Bahia Chileno
Colonia El Caribe
Colonia Lomas del Sol
Cabo San Lucas
Paraiso Escondido
Bahia San Lucas
Gulf of California (Sea of Cortez)
Carretera Transpeninsular
19
1

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mortgage Loan No. 2 – Ty Warner Hotels & Resorts Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	BANA/MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	BBB (low)/BBB/Baa1			Property Address:	1260 Channel Drive, Santa Barbara, CA 93108; KM 19.5 Carretera Transpeninsular, San Jose del Cabo, Mexico 23400; 900 San Ysidro Lane, Montecito CA 93108
Original Balance:	$100,000,000
Cut-off Date Balance:	$99,751,201
% of Initial Pool Balance:	9.1%			General Property Type:	Hospitality
Loan Purpose:	Refinance			Detailed Property Type:	Full Service
Borrower Name(s):	1260 BB Property, LLC; San Ysidro BB Property, LLC; Paraiso Los Cabos, S. DE R.L. DE C.V.; Paraiso BB Mexico, S. DE R.L. DE C.V.			Number of Units/SF:	319 Rooms
				Cut-off Date Principal Balance Per Unit/SF:	$312,700

Sponsor:	H. Ty Warner			Balloon/ARD Balance Per Unit/SF:	$295,946
Mortgage Rate:	6.600%			Year Built / Year Renovated:	1825-1997 / 2006-2011
Note Date:	11/29/2011			Title Vesting:	Fee
First Payment Date:	1/1/2012			Property Manager:	Four Seasons Hotels Limited; Ty Warner Hotels & Resorts, LLC; Rosewood Hotels and Resorts International, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	12/1/2016
IO Period:	None			Underwriting and Financial Information
Original Term to Maturity or ARD:	60 months			UW Revenues:	$103,056,200
Seasoning:	3 months			UW Expenses:	$78,334,410
Original Amortization Term:	360 months			UW NOI:	$24,721,790
Loan Amortization Type:	Amortizing			UW NCF:	$20,599,542
Interest Accrual Basis:	Actual/360			UW NOI DSCR:	3.23x
Prepayment Provisions:	LO (27); DEF (29); O (4)			UW NCF DSCR:	2.69x
Lockbox/Cash Management:	Hard / Springing			UW NOI Debt Yield:	24.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield:	20.7%
Subordinate Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	21.8%
Mezzanine Debt:	$80,000,000			Most Recent NOI (As of):	$24,721,790 (12/31/2011)
				Second Most Recent NOI (As of):	$18,983,800 (12/31/2010)
				Third Most Recent NOI (As of):	$10,272,600 (12/31/2009)
Reserves				Appraised Value:	$458,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/30/2011 - 7/8/2011
Tax Reserve(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	21.8%
Insurance Reserve(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	20.6%
Replacement Reserve(1):	$0	Springing	NAP	Occupancy Rate:	73.5% (12/31/2011)
Other Reserve(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	68.1% (12/31/2010)
				3rd Most Recent Occupancy:	54.4% (12/31/2009)
				4th Most Recent Occupancy:	65.3% (12/31/2008)
				5th Most Recent Occupancy:	68.4% (12/31/2007)

(1)
The Ty Warner Hotels & Resorts Portfolio Mortgage Loan has a springing requirement to escrow for replacement reserves, condominium common charge reserves, taxes and insurance and excess cash, as described under “—Escrows and Reserves” and “—Lockbox and Cash Management” below.

The Ty Warner Hotels & Resorts Portfolio Mortgage Loan.

The Mortgage Loan.  The second largest mortgage loan (the “Ty Warner Hotels & Resorts Portfolio Mortgage Loan”) is a refinance loan evidenced by two pari passu notes in the total original principal amount of $100,000,000, and is secured by first priority fee interest in three luxury hotel properties known as the Four Seasons Resort “The Biltmore” Santa Barbara (the “Four Seasons Santa Barbara Property”) located in Santa Barbara, California, the San Ysidro Ranch (the “San Ysidro Property”) located in Montecito, California, and Las Ventanas al Paraiso (the “Las Ventanas Property,” and together with the Four Seasons Santa Barbara Property and the San Ysidro Property, the “Ty Warner Hotels & Resorts Portfolio Property”) located in San Jose del Cabo, Mexico. The Ty Warner Hotels & Resorts Portfolio Mortgage Loan was co-originated on November 29, 2011 by or on behalf of Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

The Ty Warner Hotels & Resorts Portfolio Mortgage Loan had an initial term of 60 months and has a remaining term of 57 months. The Ty Warner Hotels & Resorts Portfolio Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of December 1, 2016. At any time on or after the first due date following the second anniversary of the securitization closing date, prepayment is permitted, in whole, through defeasance with direct, non-callable obligations of the United States of America. Partial defeasance is permitted in connection with the release of the San Ysidro Property and/or the Las Ventanas Property as further described under “Property Releases” below. The Ty Warner Hotels & Resorts Portfolio Mortgage Loan is open to prepayment at par during the final 3 months of the loan term. The Ty Warner Hotels and Resorts Mortgage Loan refinanced and paid off the previous loan secured by the Ty Warner Hotels and Resorts Property, which was included in the TYHOT 2005-LUX CMBS transaction.

The Borrower and the Sponsor.  The borrowers are 1260 BB Property, LLC and San Ysidro BB Property, LLC, each a single purpose Delaware limited liability company, and Paraiso Los Cabos, S. DE R.L. DE C.V. and Paraiso BB Mexico, S. DE R.L. DE C.V., each a single purpose Mexican entity (collectively, the “Ty Warner Hotels & Resorts Portfolio Borrower.”)  The Ty Warner Hotels & Resorts Portfolio Borrower is 100% owned by Ty CA/MX Holdings, LLC, which is 100% owned by Ty CA/MX Holdings II, LLC, whose sole member and manager is H. Ty Warner, who is the loan sponsor, non-recourse carve-out guarantor and environmental indemnitor.

H. Ty Warner is the owner of Ty Warner Hotels & Resorts, which was incorporated in 2001, and which owns and operates a number of hotels, resorts and golf courses, including the Four Seasons New York, the Montecito Country Club, the Sandpiper Golf Club and the Rancho San Marcos Golf Course, in addition to the Ty Warner Hotels & Resorts Portfolio. Prior to his involvement with Ty Warner Hotels & Resorts, Mr. Warner created the line of Beanie Babies toys through his company, Ty Inc. Consistently over more than the last ten years, Mr. Warner has been ranked by Forbes as amongst the world’s wealthiest people, most recently in 2011 with an estimated personal net worth of approximately $2.4 billion.

After the significant investment in capital improvements to the Ty Warner Hotels & Resorts Portfolio, the loan sponsor has approximately $499 million of cash equity remaining with respect to the Ty Warner Hotels & Resorts Portfolio properties.

The Mortgaged Property.

The table below describes the properties comprising the Ty Warner Hotels & Resorts Portfolio Property:

Property Summary
Property	Location	Rooms	Year Built/ Renovated	Allocated Loan Amount	Appraised Value	UW NCF
Four Seasons Resort “The Biltmore” Santa Barbara	Santa Barbara, CA	207	1927/2006	$52,025,000	$249,200,000	$9,626,972
San Ysidro Ranch	Montecito, CA	41	1825/2010	$13,250,000	$60,500,000	$3,224,340
Las Ventanas al Paraiso	San Jose del Cabo, Mexico	71	1997/2011	$34,725,000	$148,300,000	$7,748,230
Total		319		$100,000,000	$458,000,000	$20,599,542

Four Seasons Resort “The Biltmore” Santa Barbara, Santa Barbara, California

The Four Seasons Santa Barbara Property is a historic, luxury resort with 185 rooms and 22 suites and cottages built on 18.3 acres of beach-front property in Santa Barbara, California. In addition to the lodging accommodations, the Four Seasons Santa Barbara Property includes 15,280 SF of meeting space, two restaurants, a bar/lounge, a croquet lawn and putting green, tennis courts, an on-site pool and workout room, a spa facility with ten treatment rooms, and fitness facilities. The Four Seasons Santa Barbara Property also includes a private swim club known as the Coral Casino Beach and Cabana Club, which houses an Olympic-size lap pool, steam room and sauna, exercise room, lounge and dining facilities, and a 4,200 SF ocean view ballroom available to hotel guests and club members. Since acquiring the Four Seasons Santa Barbara Property in 2000 for $150 million, the sponsor has since invested approximately $266 million, renovating all of the hotel guestrooms, the swim club, the fitness center and spa, and has invested in improvements to the infrastructure and landscaping.

More specific information about the Four Seasons Santa Barbara Property is set forth in the table below:

Four Seasons Santa Barbara Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Four Seasons Santa Barbara Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	57.3%	$387.63	$222.13	74.7%	$446.99	$333.69	130.3%	115.3%	150.2%
TTM 12/2011	65.3%	$395.47	$258.19	79.5%	$479.72	$381.53	121.8%	121.3%	147.8%

Source: Industry Report

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

The Market. The Four Seasons Santa Barbara Property is located at 1260 Channel Drive in the community of Montecito in Santa Barbara, California. Located 95 miles north of Los Angeles along US Highway 101, accessible via Amtrak, and serviced by both the Los Angeles International Airport and the Santa Barbara Municipal Airport, Santa Barbara is a convenient destination for regional, national, and international visitors. The most recent published report in the appraisal indicated direct tourism spending in Santa Barbara County of $1.425 billion.

Competing properties to the Four Seasons Santa Barbara Property are shown in the table below:

Primary Competitive Supply
Property	Location	Rooms	Distance (miles from Four Seasons Santa Barbara Property)	2010 Occupancy% (2010 Performance vs. Competitive Supply)	2010 ADR (2010 Performance vs. Competitive Supply))
Four Seasons Santa Barbara	Santa Barbara, CA	207	-	74.7% (Above)	$446.99 (Above)
Park Hyatt Aviara	Carlsbad, CA	329	200	(Below)	(Below)
Montage Resort and Spa	Laguna Beach, CA	262	150	(Above)	(Above)
San Ysidro Ranch	Montecito, CA	41	4	(Below)	(Above)
St. Regis Monarch Beach	Dana Point, CA	400	150	(Below)	(Below)
Ritz Carlton Laguna	Dana Point, CA	393	150	(Below)	(Below)
Fee’s Parker Doubletree	Santa Barbara, CA	360	3	(Above)	(Below)
Ojai Valley Inn	Ojai, CA	308	38	(Above)	(Below)
Pelican Hill	Newport Coast, CA	332	150	(Below)	(Above)
Competitive Supply Total		2,632	Various	57.2%	$350.68

Source: Appraisal

The 2010 occupancy rate for the competitive supply was 57.2% and the appraiser forecasts occupancy to grow to 68.0% in 2014. The appraiser’s 2012 forecasts for the competitive supply are 64.0% for occupancy and $382.00 for average daily rate, resulting in revenue per available room rate of $243.11.

San Ysidro Ranch, Montecito, California

The San Ysidro Property is a 41-room luxury resort located on 14.2 acres in the enclave of the Montecito foothills, between the Santa Inez Mountains and the Pacific Ocean. San Ysidro Ranch was founded in the 18th century by the King of Spain as a citrus ranch. Cottages were added and the property opened as a hotel in 1893. The rooms are spread between 22 private cottages, each with an outdoor terrace, wood burning fireplace and hot tub. Resort guests have access to two award winning restaurants, a fitness center, tennis courts, pool, and 17 miles of public hiking and walking trails on an adjacent 435 acre parcel. The sponsor acquired the San Ysidro Property in 2000 for $28.5 million, and in 2007 completed $110 million in renovations on the rooms, restaurants, infrastructure and road resurfacing.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

More specific information about the San Ysidro Property is set forth in the table below:

San Ysidro Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			San Ysidro Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	66.4%	$464.35	$308.46	51.4%	$998.99	$513.55	77.4%	215.1%	166.5%
TTM 12/2011	70.7%	$485.16	$343.12	56.9%	$1,103.65	$627.53	80.4%	227.5%	182.9%

Source: Industry Reports

The Market. The San Ysidro Property is located at 900 San Ysidro Lane in the hills of Montecito in Santa Barbara, California, approximately four miles from the Four Seasons Santa Barbara Property. Santa Barbara is considered a California destination market and a convenient destination for regional, national and international visitors.

Competing properties to the San Ysidro Property are shown in the table below:

Primary Competitive Supply
Property	Location	Rooms	Distance (miles from San Ysidro Property)	2010 Occupancy% (2010 Performance vs. Competitive Supply)	2010 ADR (2010 Performance vs. Competitive Supply) )
San Ysidro Ranch	Montecito, CA	41	-	51.4% (Below)	$998.99 (Above)
Four Seasons Santa Barbara	Santa Barbara, CA	207	4	(Above)	(Below)
Montage Laguna Beach	Laguna Beach, CA	262	130	(Below)(1)	(Below)(1)
Post Ranch Inn	Big Sur, CA	40	140	(Above)	(Above)
Ventana Inn	Big Sur, CA	60	170	(Below)	(Below)
Casa Palmero	Pebble Beach, CA	24	195	(Below)	(Above)
Auberge Du Soleil	Rutherford, CA	52	320	(Above)	(Above)
Bardessono	Yountville, CA	57	310	(Above)	(Below)
Meadowood	St. Helena, CA	99	325	(Below)	(Below)
Calistoga Ranch	Calistoga, CA	48	330	(Below)	(Above)
Hotel Bel-Air (Reopening 2012)	Los Angeles, CA	103	75	(Above)(1)	(Above)(1)
Competitive Supply Total	Competitive Supply Total	884	Various	64.0%	$598.16

Source: Appraisal

(1)	Year of historical performance not specified

The 2010 occupancy rate for the competitive supply was 64.0% and the appraiser forecasts occupancy to grow to 70.0% in 2014. The appraiser’s 2012 forecasts for the competitive supply are 69.0% for occupancy and $668.00 for average daily rate, resulting in revenue per available room rate of $458.18.

Las Ventanas al Paraiso, San Jose del Cabo, Mexico

The Las Ventanas Property is a luxury resort located on 18.6 acres in the Los Cabos – Tourist Corridor, Baja California Sur, Mexico. The Las Ventanas Property consists of 19 low-rise buildings containing 61 hotel suites, an additional 10 sponsor-owned condominium units, a reception building and meeting facility, retail space, restaurants and bars, and a fitness facility. The hotel suites range from 960 to 3,600 SF, and all accommodations contain private patios, wood burning fireplaces and Jacuzzi tubs. The Las Ventanas Property features private beach access, nine vanishing edge pools, two tennis courts, and a spa facility with eight treatment rooms. The Sponsor acquired the Las Ventanas Property between 2004 and 2005 for approximately $114 million and has since invested approximately $10.1 million in capital improvements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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More specific information about the Las Ventanas Property is set forth in the table below:

Las Ventanas Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Las Ventanas Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	51.1%	$4,308.83	$2,199.97	58.5%	$12,926.97	$7,563.14	114.6%	300.0%	343.8%
TTM 12/2011	53.1%	$4,635.80	$2,460.63	65.4%	$12,208.26	$7,980.71	123.2%	263.3%	324.3%

Source: Industry Reports.

The Market. The Las Ventanas Property is located at KM 19.5 Carretera Transpeninsular in San Jose del Cabo, at the southern tip of Baja California Sur, Mexico. Baja California Sur is the southern state of the Baja Peninsula, and contains approximately seventeen percent of Mexico’s total coastline, attracting over five million tourists annually. The Las Ventanas Property is located on a 20-mile stretch of beach in the Los Cabos region, between the cities of Cabo San Lucas and San Jose del Cabo, in the development area known as Cabo Real (Tourist Corridor), which contains many of the region’s most luxurious resorts, residential homes, and timeshares. It also has eight premier golf courses and is an acclaimed year-round sport fishing destination. The Las Ventanas Property is approximately 20 minutes driving distance from the (San Jose del Cabo) Los Cabos International Airport, the second most active tourist level airport in Mexico.

Mexico currently ranks 10th globally in international tourism arrivals, and 19th in international tourism revenues. Revenue from international tourism exceeded $11.8 billion in 2010. From January to May of 2011, international tourism to Mexico increased 2.1% compared to the same period in 2010 (representing more than 9.5 million tourists.) The Los Cabos region has seen hotel occupancy increase 5% since 2010.

The competitive supply to the Las Ventanas Property discussed in the table below is the highest quality resort product in Mexico and Central America in proximity to the Las Ventanas Property. Competing properties to the Las Ventanas Property are Capella (66 rooms), One & Only Palmilla (173 rooms), Esperanza (51 rooms), Four Seasons Punta Mita (140 rooms), St Regis Punta Mita (120 rooms) and Four Seasons Costa Rica (163 rooms). Although they offer similar world-class amenities and are situated in unique destinations, these properties do not directly compete with one another. The Las Ventanas Property has historically been the market leader in Mexico, as well as in the global destination resort market, capturing consistently higher occupancy by continuing to reinvent and upgrade its standards and services to attract a guest profile that is generally not price sensitive.

Historical Performance
Year	Las Ventanas Property Occupancy %	Competitive Supply Occupancy % (1)	Las Ventanas Property ADR	Competitive Supply ADR (1)	Las Ventanas Property RevPAR	Competitive Supply RevPAR (1)
2006	85.0%	81.9%	$1,079.27	$720.49	$917.38	$589.77
2007	82.9%	78.8%	$1,224.99	$805.48	$1,015.52	$634.83
2008	78.5%	71.4%	$1,230.30	$834.04	$965.79	$595.37
2009	51.4%	45.1%	$1,045.64	$755.92	$537.46	$341.24
2010	58.5%	51.6%	$1,025.56	$725.39	$599.95	$374.28

Source: Appraisal

(1)	The properties included in the Competitive Supply statistics are the Las Ventanas Property, the One and Only Palmilla, the Four Seasons Punta Mita, Esperanza and the Four Seasons Costa Rica.

The 2010 occupancy rate for the competitive supply was 51.6%, and the appraiser forecasts occupancy to grow to 68.0% in 2014. The appraiser’s 2012 forecasts for the competitive supply are 60.0% for occupancy and $738.00 for average daily rate, resulting in revenue per available room rate of $442.29.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-17

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Ty Warner Hotels & Resorts Portfolio Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW per Room
Occupancy %	54.4%	68.1%	73.5%	73.5%
ADR	$652.79	$611.25	$639.62	$639.62
RevPAR	$355.21	$416.08	$469.91	$469.91

Total Revenue	$77,737,000	$90,799,200	$103,056,200	$103,056,200	$323,060.19
Total Departmental Expenses	$37,675,700	$42,123,100	$47,191,040	$47,191,040	$147,934.29
Gross Operating Profit	$40,061,300	$48,676,100	$55,865,160	$55,865,160	$175,125.89

Total Undistributed Expenses	$23,009,900	$22,378,900	$23,745,860	$23,745,860	$74,438.43
Profit Before Fixed Charges	$17,051,400	$26,297,200	$32,119,300	$32,119,300	$100,687.46

Total Fixed Charges	$6,778,800	$7,313,400	$7,397,510	$7,397,510	$23,189.69
Net Operating Income	$10,272,600	$18,983,800	$24,721,790	$24,721,790	$77,497.77

FF&E	3,109,480	$3,631,968	$4,122,248	$4,122,248	$12,922.41
Net Cash Flow	$7,163,120	$15,351,832	$20,599,542	$20,599,542	$64,575.37

NOI DSCR	1.34x	2.48x	3.23x	3.23x
NCF DSCR	0.93x	2.00x	2.69x	2.69x
NOI Debt Yield	10.3%	19.0%	24.8%	24.8%
NCF Debt Yield	7.2%	15.4%	20.7%	20.7%

Escrows and Reserves.  Each Property Manager is responsible for maintaining reserve accounts, to which the mortgagee has been granted a first priority security interest, and for making the necessary payments from each reserve account pursuant to the applicable management agreement. If any Property Manager fails to maintain the reserve accounts for replacements or taxes and insurance, or if any Property Manager fails to pay condominium common charges for the Las Ventanas Property, or in the event of a Manager Trigger, then the Ty Warner Hotels & Resorts Portfolio Borrower is required to escrow with mortgagee 4% of budgeted gross income from operations as replacement reserves monthly, amounts for condominium common charges for the Las Ventanas Property monthly, amounts for property taxes monthly, and amounts for insurance premiums monthly (except to the extent that it has been waived due to the insurance being maintained under a blanket policy.)  A “Manager Trigger” will generally commence in the event that the one of the properties in the Ty Warner Hotels & Resorts Portfolio is no longer managed by a “Qualified Manager” as defined in the Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents.

Lockbox and Cash Management. Hard lockbox accounts held by the property manager, to which the mortgagee has been granted first priority security interests, are in place with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, from which the property manager has the discretion to withdraw funds pursuant to the applicable management agreement. Upon a Manager Trigger, funds in the lockbox accounts will be transferred to the cash management account controlled by mortgagee. In addition, upon a Manager Trigger or during a Cash Sweep Period, the Ty Warner Hotels & Resorts Portfolio Borrower will be required to deposit all excess cash with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan to be held by the mortgagee as additional security. A “Cash Sweep Period” will generally commence upon the earlier of an event of default or the occurrence of the debt yield for the Ty Warner Hotels & Resorts Portfolio Mortgage Loan for the immediately preceding two calendar quarters being less than 14%, and ending on the date that the event of default is accepted as cured or the debt yield for the immediately preceding two calendar quarters is equal to or greater than 14%.

Currency Conversion.  With respect to the Las Ventanas Property, no later than the last business day of each month, the Ty Warner Hotels & Resorts Portfolio Borrower is required to (i) convert to U.S. dollars any excess pesos on deposit in peso-denominated Mexico lockbox accounts after the payment of all peso-denominated operating expenses, taxes, insurance premiums, other charges, other payments, estimated working capital balance and extraordinary expenses for that calendar month and (ii) transfer such U.S. dollars to the U.S. dollar-denominated Mexico lockbox account. Ty Warner Hotels & Resorts Portfolio Borrower may convert pesos into U.S. dollars more frequently than once per calendar month in its discretion.

Property Management. The Four Seasons Santa Barbara Property has been managed by Four Seasons Hotels Limited since 1995 continues to be managed under a management agreement through December 31, 2025, with two remaining fifteen-year extension options. The San Ysidro Property is managed by Ty Warner Hotels & Resorts, LLC, an affiliate of the Sponsor. The Las Ventanas Property has been managed by Rosewood Hotels and Resorts International, Inc. since 2003 and continues to be managed under a management agreement expiring December 2013, with one 10-year renewal option.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-18

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mezzanine Loan.  At the time of closing of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, the Sponsor incurred mezzanine financing, secured by equity in the Ty Warner Hotels & Resorts Portfolio Borrower, in the original principal amount of $80 million. The mezzanine loan accrues interest at a rate of LIBOR plus 950 basis points, with a 25 basis point LIBOR floor. The mezzanine loan is interest only for the first 12 months then amortizes on a 30-year schedule based on a 9.75% interest rate. The mezzanine loan borrower is required to make a monthly minimum payment based on an interest rate equal to the greater of (i) 6.00% and (ii) LIBOR plus 500 basis points, provided that to the extent distributable cash flow is greater than this minimum payment amount, the mezzanine loan borrower must use such distributable cash flow to make a monthly interest payment not to exceed the amount at which the mezzanine loan accrues (i.e. LIBOR plus 950). The difference, if any, between the minimum payment amount and the amount at which the mezzanine loan accrues shall be capitalized and added to the outstanding mezzanine loan amount. The mezzanine loan borrower was required to purchase an interest rate cap in the amount of 3.50% for a term of five years. The loan-to-value, underwritten net cash flow debt service coverage and underwritten net operating income debt yield for the combined Ty Warner Hotels & Resorts Portfolio Mortgage Loan and mezzanine loan are 39.2%, 1.29x and 13.8% respectively.

The Ty Warner Hotels & Resorts Portfolio intercreditor agreement provides that, among other thing, the holder of the related mezzanine loan has certain rights with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, including, among others, the following: (i) the holder of the mezzanine loan has the right to cure monetary events of default (up to three (3) times in any twelve (12) month period) under the Ty Warner Hotels & Resorts Portfolio Mortgage Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan and expiration of the Ty Warner Hotels & Resorts Portfolio Borrower’s cure period (if any); (ii) the holder of the mezzanine loan has the right to cure non-monetary events of default (up to three (3) times in any twelve (12) month period) with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan within any applicable cure period available to the Ty Warner Hotels & Resorts Portfolio Borrower (provided that the holder of the mezzanine loan’s cure period will not begin until the holder of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan delivers notice to the holder of the mezzanine loan of such default), provided, however, if the non-monetary event of default cannot reasonably be cured within such period and the holder of the mezzanine loan commenced curative action within the applicable cure period, and is diligently pursing the cure, then, subject to certain conditions, the holder of the mezzanine loan will be given an additional period of sixty (60) days to cure such non-monetary default; (iii) if (x) the Ty Warner Hotels & Resorts Portfolio Mortgage Loan has been accelerated, (y) any proceeding to foreclose or otherwise enforce the Ty Warner Hotels & Resorts Portfolio Mortgage Loan or other security for the Ty Warner Hotels & Resorts Portfolio Mortgage Loan has been commenced or (z) the Ty Warner Hotels & Resorts Portfolio Mortgage Loan becomes a specially serviced mortgage loan under the terms of the pooling and servicing agreement, then the holder of the mezzanine loan has the right to purchase the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, in whole but not in part, at a price generally equal to the unpaid principal balance of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon (including, without limitation, any servicing advances and interest charged thereon, plus any expenses incurred in connection with enforcing the Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents and interest on any principal and interest advances made with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan pursuant to the pooling and servicing agreement); (iv) the holder of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan is required to obtain the prior consent of the holder of the mezzanine loan for certain actions (such as a release of the lien of the related mortgage and approval of annual budgets) and for material modifications with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan; and (v) the holder of the mezzanine loan has the right, pursuant to the mezzanine loan documents, under certain circumstances, to cause the Ty Warner Hotels & Resorts Portfolio Borrower to terminate and replace the related property manager. In addition, the intercreditor agreement specifies that the mezzanine loan may be transferred to certain “qualified transferees” (as defined in the intercreditor agreement), however, with respect to the transfer of any or all of the mezzanine loan to a loan pledgee, the intercreditor agreement does not restrict a loan pledgee which is not a qualified transferee from taking title to the pledged equity. See “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” in the Free Writing Prospectus.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Property Releases.The Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents permit the release of the San Ysidro Property and/or the Las Ventanas Property in connection with partial defeasance, subject to the satisfaction of certain conditions, including, but not limited to, (i) the debt yield with respect to the remaining mortgaged property or properties after giving effect to such defeasance event (assuming a loan amount equal to the outstanding principal balance of the remaining undefeased notes) being equal to at least 19.5%, and (ii) provision of defeasance collateral in an amount equal to the greater of (A) 120% of the allocated principal loan amount in respect of the released property and (B) an amount such that the remaining undefeased notes meet the 19.5% debt yield requirement. Partial release of the Four Seasons Santa Barbara Property is not permitted.

Terrorism and Political Risk Insurance.  The Ty Warner Hotels & Resorts Portfolio Borrower is required pursuant to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Ty Warner Hotels & Resorts Portfolio properties and political risk insurance for the Las Ventanas Property (covering expropriatory acts and currency inconvertibility and non-transferability).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-20

MSC 2012-C4	50 Central Park South

Mortgage Loan No. 3 – 50 Central Park South

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-21

MSC 2012-C4	50 Central Park South

Mortgage Loan No. 3 – 50 Central Park South

50 Central Park South
50 Central Park South
New York, NY 10019
CENTRAL PARK
Midtown
Theatre District
West Side
East Side
Garment District
Chelsea
East River
FDR Drive
Queens-Midtown Tunnel
495
New York City
Manhattan
Queens
Brooklyn
Hoboken
Jersey City
Secaucus
Weehawken
North Bergen
West New York
Union City

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-22

MSC 2012-C4	50 Central Park South

Mortgage Loan No. 3 – 50 Central Park South

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/BBB-/Aaa	Property Address:	50 Central Park South New York, NY 10019
Original Balance(1):	$75,000,000	General Property Type:	Commercial Condominium
Cut-off Date Balance:	$75,000,000	Detailed Property Type:	Commercial Condominium
% of Initial Pool Balance:	6.8%	Net Rentable Area:	234,324 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$320
Borrower Name(s):	MP8 CPS Hotel Owner, LLC	Balloon/ARD Balance Per Unit/SF:	$307
Sponsor:	Westbrook Partners and Millennium Partners	Year Built / Year Renovated:	1928 / 2002
Mortgage Rate:	5.120%	Title Vesting:	Fee
Note Date(2):	9/12/2011	Property Manager:	Millennium Partners
First Payment Date:	11/7/2011
Anticipated Repayment Date:	10/7/ 2016
Maturity Date(3):	10/7/ 2021	Underwriting and Financial Information
IO Period:	24 months	UW Revenues(4):	$6,500,000
Original Term to Maturity or ARD:	60 months	UW Expenses:	$0
Seasoning:	5 months	UW NOI:	$6,500,000
Original Amortization Term:	360 months	UW NCF:	$6,500,000
Loan Amortization Type:	Partial IO	UW NOI DSCR:	1.33x
Interest Accrual Basis:	Actual/360	UW NCF DSCR:	1.33x
Prepayment Provisions:	YM1 (29); DEF/YM1 (27); O (4)	UW NOI Debt Yield:	8.7%
Lockbox / Cash Management:	Hard / In Place	UW NCF Debt Yield:	8.7%
Pari Passu Mortgage Debt:	None	UW NCF Debt Yield at Maturity:	9.0%
Subordinate Mortgage Debt:	None	Most Recent NOI (As of):	NAP
Mezzanine Debt:	Permitted	Second Most Recent NOI (As of):	NAP
Third Most Recent NOI (As of):	NAP
Reserves	Appraised Value:	$120,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/1/2011
Tax Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.9%
FF&E Reserve:	$0	Springing	NAP	Occupancy Rate(5):	NAP

(1)
The Original Balance is as of a January 26, 2012 amended and restated note. On that date, the borrower exercised an option to prepay the subject loan by $5.5 million. The actual original balance as of the Note Date was $80,500,000. No further partial prepayment options exist.

(2)
The stated Note Date is the original note date. The original note was amended and restated on January 26, 2012 as a result of a borrower change and a partial loan prepayment as described in footnote 1 above.

(3)	The potential hyper-amortization period is limited to five years.

(4)
UW Revenues equal the current fixed rent under the net lease of the mortgaged property, net of a fixed operating allowance credited the tenant thereunder. On November 1, 2020, such rental rate, net of such operating allowance, increases to $7,000,000 per annum for the remainder of the lease term.

(5)	The property is net leased in whole to a hotel owner and operator.

The 50 Central Park South Mortgage Loan.

The Mortgage Loan.  The third largest mortgage loan (the “50 Central Park South Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $75,000,000, and is secured by a first priority fee mortgage encumbering the commercial condominium unit consisting of floors 2-21 and portions of the ground level, basement and sub-basement levels of the building located at 50 Central Park South, New York, New York (the “50 Central Park South Property”). The 50 Central Park South Mortgage Loan refinanced and paid off the previous loan secured by the 50 Central Park South Property, which was included in the WBCMT 2003-C6 CMBS transaction.

The 50 Central Park South Mortgage Loan had an initial term of 60 months and a remaining term of 55 months. The 50 Central Park South Mortgage Loan requires payments of interest only for its initial 24 months, and principal and interest for its final 36 months, with an Anticipated Repayment Date of October 7, 2016. Voluntary prepayment of the 50 Central Park South Mortgage Loan is permitted in

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-23

MSC 2012-C4	50 Central Park South

whole only on any date together with a yield maintenance premium and, if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 50 Central Park South Mortgage Loan is open to prepayment at par without any yield maintenance premium during the final 3 months of the loan term.

The Borrower and the Sponsor.  The borrower is MP8 CPS Hotel Owner, LLC, a single-purpose Delaware limited liability company with two independent directors (the “50 Central Park South Borrower”). The 50 Central Park South Mortgage Loan sponsors are Westbrook Partners (“Westbrook”) and Millennium Partners (“Millennium”), and the non-recourse carve-out guarantors are Christopher M. Jeffries and Millennium CAF II, LLC. Westbrook is a private, fully integrated real estate investment management company founded in 1994 with offices in New York, Boston, Washington, DC, Palm Beach, San Francisco, Los Angeles, London, Paris & Tokyo. Westbrook’s experience includes the operation and management of office, multi-family residential, hotel, retail, industrial and single-family residential development properties. Millennium was founded in 1991. Since this time, Millennium has developed approximately 1,600 residential units, eight hotels, approximately 1,000,000 SF of office space, and 1,200,000 SF of retail space.

The Mortgaged Property. The 50 Central Park South Property is a commercial condominium unit that operates as a 234,324 square foot, 259-room luxury hotel with restaurant, lounge, spa, gym and meeting space. No commercial condominium tenant operations or income serve as collateral for the 50 Central Park South Mortgage Loan. In addition to the 50 Central Park South Property, the top 13 stories of the building at 50 Central Park South consist of residential condominium units that are not collateral for the 50 Central Park South Mortgage Loan. The improvements were built in 1928 and renovated in their entirety in 2002.

Net Lease.  Pursuant to a lease dated October 31, 2000 (the “Net Lease”), 100% of the 50 Central Park South Property is net leased to MPE Hotel I (New York) LLC (the “MPE”), an affiliate of the 50 Central Park South Borrower, through October 31, 2075, with no extensions. The Net Lease obligates MPE to pay all taxes, common charges, operating expenses and insurance relating to the 50 Central Park South Property. The annual net rent payable under the Net Lease, net of a fixed operating allowance credited to MPE thereunder, is currently $6,500,000. On November 1, 2020, such annual net rent, net of such fixed operating allowance, increases to $7,000,000, where it remains until the lease expiration on October 31, 2075.

The Market.  The 50 Central Park South Property is located on Central Park South (“CPS”) (a/k/a 59th Street), at the southeast corner of CPS and Sixth Avenue in midtown Manhattan and faces New York City’s Central Park. The neighborhood is known as the Plaza District and is a prime office and commercial locale in the north-central area of Midtown in New York City. Nearby landmarks include the Plaza Hotel and the Pierre Hotel. Below is a table of competitive commercial properties:

Competitive Property Summary
Property	Sale Date	Price	Frontage	Lot Size	Maximum Bldg. Area (SF)	Unit Price/FAR
49-55 Amsterdam Avenue	January 2011	$125,000,000	Corner Parcel	9,644	409,889	$304.96
447-457 Lexington Avenue	November 2010	$41,200,000	Corner Parcel	7,532	112,980	$364.67
678 Lexington Avenue	March 2010	$33,866,667	Corner Parcel	7,289	87,468	$387.19
440 Park Avenue	January 2010	$305,410,069	Corner Parcel	32,691	531,284	$574.85
313-317 East 46th Street	November 2009	$45,000,000	Midblock Parcel	7,533	90,396	$497.81

Source: Appraisal

Escrows and Reserves. As a result of the Net Lease, which obligates MPE to pay all taxes, insurance, common charges and operating expenses relating to the 50 Central Park South Property, there are no escrows or other reserves for the 50 Central Park South Mortgage Loan, unless there is a Net Lease termination. If a Net Lease termination occurs, the 50 Central Park South Borrower will be required to escrow 1/12 of the annual estimated tax payments and insurance premiums monthly and to make monthly deposits for FF&E reserves equal to the greater of (i) 4.0% of the gross revenue for the second full calendar month prior to the monthly payment date in question and (ii) the amount required for FF&E by the hotel operating agreement for such period.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 50 Central Park South Mortgage Loan. The 50 Central Park South Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to make debt service payments on the 50 Central Park South Mortgage Loan and to remit any excess to the 50 Central Park South Borrower.

Property Management. The 50 Central Park South Property is managed by Millennium, which is an affiliate of both the 50 Central Park South Borrower and MPE. MPE operates the 50 Central Park South Property as a luxury hotel pursuant to a separate operating agreement with The Ritz-Carlton Hotel Company that is co-terminus with the Net Lease.

Mezzanine Loan and Preferred Equity.  The owner of the 50 Central Park South Borrower has the right to incur future mezzanine debt secured by its ownership interest in the 50 Central Park South Borrower provided that, among other things, (i) the aggregate amount of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not exceed $95,000,000, (ii) the aggregate debt

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-24

MSC 2012-C4	50 Central Park South

service ratio of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not be less than 1.0:1.0 and (iii) the mezzanine loan lender is a permitted mezzanine lender under the 50 Central Park South Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels. Not permitted.

Terrorism Insurance.  Generally, the 50 Central Park South Borrower is required to maintain (or cause MPE to maintain under the Net Lease) insurance against loss for acts of terrorism with respect to the 50 Central Park South Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-25

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-26

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-27

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

FUTURE EXPANSION
macy's
FUTURE EXPANSION
FOOD COURT
SEARS
jcpenney

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-28

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

Capital City Mall
3506 Capital City Mall Drive
Camp Hill, PA 17011
Harrisburg
Susquehanna River
Marysville
Enola
Wormleysburg
Camp Hill
Lemoyne
New Cumberland
Lower Allen
Hampden Township
Shiremanstown
Mechanicsburg
CUMBERLAND COUNTY
DAUPHIN COUNTY
YORK COUNTY
Colonial Park
Progress
Penbrook
Paxtang
Steelton
Fairview Township
Shepherdstown
Capitol City Airport
Harrisburg Intl. Airport 6 miles
Pennsylvania Turnpike
Conodoguinet Creek
Wildwood Lake
Harrisburg Area Community College
Pennsylvania Farm Show Complex and Expo Center
Harrisburg Univ. of Science and Technology
PA State Capitol Complex
Strawberry Sq.
Whitaker Center
PinnacleHealth Harrisburg Hospital
National Civil War Museum
Holy Spirit Hospital
Metro Bank Park
Harrisburg Mall
Gateway Square
Hampden Centre
Naval Inventory Control Point
New Cumberland Army Depot
Country Club of Harrisburg
Blue Ridge Country Club
Armitage Golf Course
West Shore Country Club
PENNSYLVANIA
NEW YORK
NEW JERSEY
MARYLAND
Scranton
Allentown
Bethlehem
Reading
Harrisburg
Lancaster
Philadelphia
Camden
Trenton
Wilmington

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-29

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	3506 Capital City Mall Drive Camp Hill, PA 17011
Original Balance:	$65,750,000			General Property Type:	Retail
Cut-off Date Balance:	$65,750,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	6.0%			Net Rentable Area:	488,769 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$135
Borrower Name(s):	PR Capital City Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$112
Sponsor:	PREIT Associates, L.P.			Year Built / Year Renovated:	1979 / 2005
Mortgage Rate:	5.296%			Title Vesting(1):	Fee
Note Date:	2/17/2012			Property Manager:	PREIT Services, LLC
First Payment Date:	4/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$12,773,085
IO Period:	None			UW Expenses:	$5,355,038
Original Term to Maturity or ARD:	120 months			UW NOI:	$7,418,047
Seasoning:	0 months			UW NCF:	$6,790,012
Original Amortization Term:	360 months			UW NOI DSCR:	1.69x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.55x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$8,216,958 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$7,774,947 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$8,428,151 (12/31/2009)
Reserves				Appraised Value:	$105,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/18/2012
Tax Reserve:	$426,966	$83,339	NAP	Cut-off Date LTV Ratio:	62.6%
Insurance Reserve(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.1%
Replacement Reserve(2):	$750,000	$34,621	NAP	Occupancy Rate:	97.1% (1/31/2012)
TI/LC Reserve:	$0	$35,026	NAP	2nd Most Recent Occupancy:	97.7% (12/31/2010)
				3rd Most Recent Occupancy:	98.1% (12/31/2009)

(1)
The Capital City Mall Mortgage Loan is secured by a leasehold interest whereby the fee owner is a borrower-related entity and such borrower-related entity has pledged the fee interests as security for the Capital City Mall Mortgage Loan.

(2)
The Capital City Mall Borrower is required to escrow $34,621 monthly for replacement reserves through and including the payment date occurring in April 2017. The Capital City Mall Borrower will also be required to escrow for insurance should the Capital City Mall Property no longer be covered by a blanket insurance policy. See “—Escrows and Reserves” below.

The Capital City Mall Mortgage Loan.

The Mortgage Loan.  The fourth largest mortgage loan (the “Capital City Mall Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $65,750,000, and is secured by a first priority fee mortgage encumbering a regional mall known as Capital City Mall in Camp Hill, Pennsylvania (the “Capital City Mall Property”). The Capital City Mall Mortgage Loan was originated on February 17, 2012 by or on behalf of Bank of America, National Association.

The Capital City Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Capital City Mall Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of March 1, 2022. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Capital City Mall Mortgage Loan is open to prepayment at par during the final 3 months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Capital City Mall

The Borrower and the Sponsor.  The borrower is PR Capital City Limited Partnership, a single-purpose Pennsylvania limited partnership with two independent directors (the “Capital City Mall Borrower”). The Capital City Mall Borrower is owned by PREIT Associates, L.P. (99.5% limited partner) and PR Capital City, LLC (0.5% general partner). The sponsor and non-recourse guarantor of the Capital City Mall Mortgage Loan is PREIT Associates, L.P.

Pennsylvania Real Estate Investment Trust (“PREIT”) (NYSE: PEI) is an equity real estate investment trust founded in 1960 and headquartered in Philadelphia, Pennsylvania. PREIT has a primary investment focus on retail shopping malls and has a current portfolio of 38 shopping malls, eight community centers and three development properties located in the eastern half of the United States, primarily in the Mid-Atlantic region.

The Mortgaged Property. The Capital City Mall Property consists of 488,769 square feet of the approximately 608,930 SF regional mall known as Capital City Mall, located in Camp Hill, Pennsylvania. The Capital City Mall Property, which was built in 1979 and renovated in 2005, is located in the northeast quadrant of the intersection of U.S. Route 15 and the Lower Allen Drive in the west side of the Harrisburg-Carlisle core based statistical area.

The Capital City Mall Property consists of approximately 84 tenants, including two anchor tenants, J.C. Penney and Sears, as well as a Toys“R”Us outparcel. The Capital City Mall Property also includes a 120,161 SF non-owned Macy’s anchor. Other major tenants include Old Navy, Gap/Gap Kids, Charlotte Russe, Forever 21, Hollister Co., Victoria’s Secret, The Limited and Bath & Body Works. The Capital City Mall Property has 2,151 surface parking spaces, which equates to a parking ratio of 4.40 spaces per 1,000 square feet of net rentable area.

As of January 31, 2012, the Capital City Mall Property was 97.1% occupied and 97.7% occupied including the Macy’s non-owned anchor. The historical occupancy at the Capital City Mall Property was 97.7% as of December 31, 2010, 98.1% as of December 31, 2009 and 98.3% as of December 31, 2008. In-line store sales as of the trailing-twelve months ended December 31, 2011 were approximately $353 PSF, which represents an occupancy cost of 11.9%. The reported year end 2010 and 2009 sales were approximately $347 PSF and $345 PSF, respectively.

Anchor and Major Tenants.

J.C. Penney Company Inc. (102,825 SF, 21.0% NRA, 5.2% of underwritten base rent). J.C. Penney Company, Inc. (“J.C. Penney”) occupies 102,825 SF at the Capital City Mall Property under a lease expiring on November 30, 2015 with five, five-year extension options. The lease provides for a rental rate of $4.15 PSF. J.C. Penney (NYSE: JCP) is a department store operator that sells family apparel and footwear accessories, fin and fashion jewelry, beauty products and home furnishings. Founded in 1902 and based in Plano, Texas, as of December 7, 2011, J.C. Penney operated approximately 1,100 department stores throughout the United States and Puerto Rico. As of the year ended January 29, 2011, J.C. Penney reported revenue of approximately $17.8 billion and net income of approximately $389.0 million.  J.C. Penney is currently rated “BB+” by Fitch and “BB+” by S&P. J.C. Penney reported sales at the Capital City Mall Property of $106 PSF for the year ended December 31, 2011.

Sears Holdings Corporation (101,476 SF, 20.8% of NRA, 2.4% of underwritten base rent). Sears Holdings Corporation (“Sears”) occupies 101,476 SF at the Capital City Mall Property under a lease expiring on July 28, 2014 with three, five-year extension options. The lease provides for a rental rate of $1.91 PSF and percentage rent of 2.0% of net sales greater than approximately $8.6 million but less than $10 million, 1.75% of net sales greater than $10 million and 1.5% of net sales greater than $11.5 million. Sears (NASDAQ: SHLD) is the nation’s fourth largest broad-line retailer with over 4,000 full-line and specialty retail stores in the United States and Canada. Sears is a leading retailer of home appliances, tools, lawn and garden, consumer electronics and automotive repair and maintenance. As of the year ended January 29, 2011, Sears reported revenue of approximately $43.3 billion and net income of approximately $133.0 million. Sears is currently rated “B+” by Fitch, “B3” by Moody’s and “CCC+” by S&P. Sears reported sales at the Capital City Mall Property of $154 PSF for the year ended December 31, 2011.

Toys“R”Us, Inc. (46,158 SF; 9.4% of NRA, 2.4% of underwritten annual base rent). Toys“R”Us, Inc. (“Toys“R”Us”) occupies 46,158 SF on an out-parcel at the Capital City Mall Property under a lease expiring on January 31, 2015 with four, five-year extension options. The lease provides for a rental rate of $4.19 PSF. Toys“R”Us is a toy and juvenile products retailer offering merchandise through 873 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 600 international stores in 35 countries. Toys“R”Us is currently rated “B” by Fitch, “B1” by Moody’s and “B” by S&P. Toys“R”Us has recently decided to cease operations at the Capital City Mall Property location, however, Toys“R”Us is obligated to continue to pay rent until their lease maturity and has no termination options.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Capital City Mall

The following table sets forth further information regarding major tenants at the Capital City Mall Property:

Anchor and Major Tenant Summary
	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Total Annual Underwritten Rent PSF	% of Total Annual Underwritten Rent	Lease Expiration	2011 Sales PSF	Occupancy Cost as % of Sales
Anchors
J.C. Penney	BB+/NR/BB+	102,825	21%	$4.15	6%	11/30/2015	$106	8.5%
Sears	CCC/B3/CCC+	101,476	21%	$1.91	3%	7/28/2014	$154	5.0%
Toys“R”Us(2)	B/B1/B	46,158	9%	$4.19	3%	1/31/2015	NAV	—
Subtotal / Wtd. Avg.		250,459	51%	$3.25	11%

Major Tenants
Old Navy	BBB-/Baa3/BB+	17,428	4%	$11.00	3%	MTM(3)	$189	5.8%
Gap/Gap Kids	BBB-/Baa3/BB+	8,978	2%	$25.00	3%	4/30/2015	$171	17.0%
Express	NR/NR/BB-	7,944	2%	$28.00	3%	1/31/2016	$325	13.7%
Charlotte Russe		7,410	2%	$17.31	2%	1/31/2014	$144	14.7%
Forever 21		6,873	1%	$19.00	2%	8/31/2016	$349	11.8%
Hollister Co.		6,560	1%	$25.00	2%	4/30/2016	$287	10.1%
Victoria’s Secret	BB+/Ba2/BB+	6,442	1%	$28.00	2%	1/31/2016	$570	7.9%
The Limited	BB+/Ba2/BB+	6,338	1%	$15.78	1%	3/31/2012	$207	9.5%
Subtotal / Wtd. Avg.		67,973	14%	$19.74	18%

Other Tenants		154,815	32%	$34.55	71%
Vacant Space		15,522	3%	$0.00	0%
Total / Wtd. Avg.		488,769	100%	$15.86	100%

Non-Collateral Anchors
Macy’s	BBB-/Baa3/BBB-	120,161
Total		608,930

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
Toys“R”Us has recently decided to cease operations at the Capital City Mall Property location, however, Toys“R”Us is obligated to continue to pay rent until their lease maturity and has no termination options.

(3)	The Capital City Mall Borrower has a lease out for renewal to Old Navy through 12/31/2014.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Capital City Mall

The following table presents certain information relating to the lease rollover at the Capital City Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Square Feet Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Square Feet Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	10	21,194	$22.68	4%	4%	$480,708	6%	6%
2012	11	36,789	$26.14	8%	12%	$961,841	13%	19%
2013	13	25,030	$28.22	5%	17%	$706,370	9%	29%
2014	4	116,824	$4.44	24%	41%	$518,140	7%	36%
2015	19	177,642	$10.08	36%	77%	$1,789,980	24%	59%
2016	16	56,743	$30.77	12%	89%	$1,746,195	23%	83%
2017	8	13,337	$45.30	3%	92%	$604,137	8%	91%
2018	4	14,760	$29.08	3%	95%	$429,176	6%	96%
2019	1	595	$67.00	0%	95%	$39,865	1%	97%
2020 & Beyond	3	10,333	$22.14	2%	97%	$228,774	3%	100%
Vacant	0	15,522	$0.00	3%	100%	$0	0%	100%
Total / Wtd. Avg.	89	488,769	$15.86	100%		$7,505,186	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Capital City Mall Property is located in Camp Hill, Pennsylvania in the western portion of the Harrisburg-Carlisle core based statistical area (“CBSA”). The Capital City Mall Property is located just off of U.S. Route 15 and U.S. Route 11 and is the focal point in a concentration of retail shopping centers that includes Capital City Commons, Camp Hill Center, Capital City Plaza and Harrisburg West Shopping Center.

The Harrisburg-Carlisle CBSA had a 2011 estimated population of approximately 544,793 with an average household income of approximately $66,256. As of 2011, the estimated population within a five, 10 and 15 mile radius of the Capital City Mall Property was approximately 157,652, 328,001 and 486,398 respectively. As of 2011, the estimated average household income within a five, 10 and 15 mile radius of the Capital City Mall Property was approximately $66,016, $67,918 and $68,772, respectively.

Employment in Harrisburg, Pennsylvania is concentrated in government, education and health services, professional and business services and retail trade, representing 19.3%, 15.2%, 12.1% and 9.9% of total employment, respectively. As of 2010, Harrisburg had an unemployment rate of 7.8%. Hershey Entertainment & Resorts (8,200 employees), Penn State Hershey Medical Center (7,291 employees), Giant Food Stores (7,000 employees) and The Hershey Company (6,500 employees) are the four largest employers in Harrisburg.

The two primary competing properties to the Capital City Mall Property are shown in the table below.

Competitive Property Summary
Property	Center Type	Competition	Year Built / Renovated	Total GLA	Anchor Tenants	Sales/SF	Occupancy	Proximity
Colonial Park Mall	Regional Center	Primary	1960 / 1990	743,497	The Bon-Ton, Boscov’s, Sears, Cinema	$257	94%	11 miles
Harrisburg East Mall	Super-Regional Center	Primary	1969 / 2004	983,705	Bass Pro Shops, Macy’s, Cinema	$200	70%	8 miles

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Capital City Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capital City Mall Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$7,641,230	$7,453,677	$7,525,641	$8,173,038	$16.72
Percentage Rent	$212,888	$227,731	$180,087	$175,432	$0.36
Specialty Leasing	$449,434	$496,232	$500,524	$419,650	$0.86
Marketing	$282,050	$259,246	$249,370	$246,799	$0.50
Total Reimbursements	$3,976,343	$4,015,457	$4,196,527	$4,604,037	$9.42
Other Income	$313,965	$190,450	$186,231	$164,508	$0.34
Less Vacancy & Credit Loss	($88,207)	($129,153)	($44,341)	($1,010,380)	($2.07)
Effective Gross Income	$12,787,703	$12,513,640	$12,794,039	$12,773,085	$26.13
Total Operating Expenses	$4,359,552	$4,738,693	$4,577,081	$5,355,038	$10.96
Net Operating Income	$8,428,151	$7,774,947	$8,216,958	$7,418,047	$15.18
TI/LC	$0	$0	$0	$420,308	$0.86
Capital Expenditures	$0	$0	$0	$207,727	$0.43
Net Cash Flow	$8,428,151	$7,774,947	$8,216,958	$6,790,012	$13.89

Occupancy %(1)	98.1%	97.7%	96.8%	92.2%
NOI DSCR	1.92x	1.78x	1.88x	1.69x
NCF DSCR	1.92x	1.78x	1.88x	1.55x
NOI Debt Yield	12.8%	11.8%	12.5%	11.3%
NCF Debt Yield	12.8%	11.8%	12.5%	10.3%
Average Annual Rent PSF	$15.63	$15.25	$15.40	$16.72

(1) The occupancy rate is based on the Capital City Mall Property only and does not include the Macy’s non-collateral anchor store.

Escrows and Reserves.  The Capital City Mall Borrower deposited $426,966 in escrow for annual real estate taxes at loan origination and is required to escrow $83,339 monthly. The Capital City Mall Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Capital City Mall Borrower is required to escrow 1/12 of the estimated insurance premiums monthly. The Capital City Mall Borrower deposited $750,000 at loan origination for replacement reserves and is also required to escrow $34,621 monthly through and including the payment date occurring in April 2017. In addition, the Capital City Mall Borrower is required to escrow $35,026 monthly for TI/LC reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Capital City Mall Mortgage Loan. The Capital City Mall Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by the Capital City Mall Borrower. In addition, the Capital City Mall Borrower will be required to deposit all excess cash with respect to the Capital City Mall Mortgage Loan to be held by the mortgagee as additional security for the Capital City Mall Mortgage Loan during a Cash Sweep Period. A “Cash Sweep Period” exists (i) during the continuance of a default by Cash Sweep Tenant with respect to payment of rent under its respective lease, (ii) when a Cash Sweep Tenant vacates, provides notice that it is not exercising any extension option, or fails to exercise an extension option by such date as required under the terms of its lease and ending on a Vacancy Satisfaction Event, (iii) the debt service coverage ratio for the immediately preceding twelve month period is less than 1.15x and ending on the date the debt service coverage ratio equals or exceeds 1.25x for the immediately preceding twelve month period. A “Cash Sweep Tenant” shall mean any lease, which individually or when aggregated with other leases at the Capital City Mall Property with the same tenant or its affiliate, demises 50,000 SF or more of the Capital City Mall Property’s gross leasable area. “Vacancy Satisfaction Event” shall mean, in the event a Vacancy Event has occurred, the occurrence of either (x) excess cash equal to at least two years of full unabated contractual rent otherwise payable by the applicable Cash Sweep Tenant has been deposited into the excess cash reserve account or (y) mortgagee’s receipt and approval of each of the following items, each of which must be reasonably acceptable to mortgagee in all respects: (i) evidence that substantially all of the space at the Capital City Mall Property which is the subject of a Vacancy Event (as defined in the related loan agreement) has been leased to one or more replacement tenants reasonably acceptable to mortgagee in accordance with the terms and conditions of the Capital City Mall Mortgage Loan documents; (ii) a written estoppel certificate executed by each replacement tenant which is in form reasonably acceptable to mortgagee; (iii) a subordination, non-disturbance and attornment agreement; (iv) evidence that such replacement tenant has paid, without offset or abatement, the first full month’s rent pursuant to its respective lease; (v) evidence that no material unfunded landlord obligations exist with respect to any replacement tenant’s lease; (vi) if applicable, a certificate of occupancy for the portion of the Capital City Mall Property leased to such replacement tenant; and (vii) such other documents as mortgagee may reasonably require.

Property Management. The Capital City Mall Property is managed by PREIT Services, LLC, an affiliate of the Capital City Mall Mortgage Loan Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-34

MSC 2012-C4	Capital City Mall

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  The Capital City Mall Mortgage loan documents permit the release of an identified out-parcel that is subject to the lien of the related mortgage, subject to the satisfaction of certain conditions, including, but not limited to:  (i) the debt service coverage ratio of the remaining Mortgaged Property for the preceding twelve calendar months must be greater than (A) the debt service coverage ratio for the entire Mortgaged Property (including the out-parcel) immediately prior to such release and (B) 1.15x, (ii) the Capital City Mall Borrower must either (A) prepay a portion of the outstanding principal balance of the related note in an amount equal to the “Out-Parcel Release Price” (as defined in the loan agreement) together with a yield maintenance premium (provided that following such prepayment the ratio of the unpaid principal balance of the Capital City Mall Mortgage Loan to the value of the remaining Mortgaged Property may not be greater than 125% or (B) partially defease the Capital City Mall Mortgage Loan in an amount equal to the “Out-Parcel Release Price” (as defined in the loan agreement) (and provide a REMIC opinion with respect to such partial defeasance), and (iii) execution of an amendment to the related ground lease removing such out-parcel from such ground lease.

Terrorism Insurance.  The Capital City Mall Borrower is required pursuant to the Capital City Mall Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Capital City Mall Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-36

MSC 2012-C4	ELS Portfolio

Mortgage Loan No. 5 – ELS Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-37

MSC 2012-C4	ELS Portfolio

Mortgage Loan No. 5 – ELS Portfolio

WEST VIRGINIA
MARYLAND
VIRGINIA
Hedgesville
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APPALACHIAN MTS

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ELS Portfolio	
1 ELS Portfolio - Royal Coachman	Nokomis, FL
2 ELS Portfolio - Regency Lakes	Winchester, VA
3 ELS Portfolio - Parkwood Communities	Wildwood, FL
4 ELS Portfolio - Cabana	Las Vegas, NV
5 ELS Portfolio - Boulder Cascade	Las Vegas, NV
6 ELS Portfolio - Rancho Valley	El Cajon, CA
7 ELS Portfolio - Palm Shadows	Glendale, AZ
8 ELS Portfolio - Hillcrest	Rockland, MA

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-38

MSC 2012-C4	ELS Portfolio

Mortgage Loan No. 5 – ELS Portfolio

Mortgage Loan Information		Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	AA/A/A2	Property Location(4):	Various
Original Balance:	$63,747,000	General Property Type:	Manufactured Housing
Cut-off Date Balance:	$63,747,000	Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	5.8%	Number of Units/SF:	2,843 Pads
Loan Purpose(1):	Refinance/Acquisition	Cut-off Date Balance Per Unit/SF:	$22,422
Borrower Name(s)(2):	Various	Balloon/ARD Balance Per Unit/SF:	$19,505
Sponsor:	Equity Lifestyle Properties, Inc.	Year Built / Year Renovated(4):	Various / NAP
Mortgage Rate:	5.282%	Title Vesting:	Fee
Note Date:	12/15/2011	Property Manager:	MHC Operating Limited Partnership
First Payment Date:	1/1/2012
Anticipated Repayment Date:	NAP
Maturity Date:	11/1/2021	Underwriting and Financial Information
IO Period:	21 months	UW Revenues:	$16,110,905
Original Term to Maturity or ARD:	119 months	UW Expenses:	$5,623,539
Seasoning:	3 months	UW NOI:	$10,487,365
Original Amortization Term:	360 months	UW NCF:	$10,345,215
Loan Amortization Type:	Partial IO	UW NOI DSCR:	2.47x
Interest Accrual Basis:	Actual/360	UW NCF DSCR:	2.44x
Prepayment Provisions:	LO (27); DEF (88); O (4)	UW NOI Debt Yield:	16.5%
Lockbox/Cash Management:	Hard / In Place	UW NCF Debt Yield:	16.2%
Pari Passu Mortgage Debt:	None	UW NCF Debt Yield at Maturity:	18.7%
Subordinate Mortgage Debt:	None	Most Recent NOI (As of):	$11,369,732 (12/31/2011)
Mezzanine Debt:	None	Second Most Recent NOI (As of):	$11,004,632 (12/31/2010)
		Third Most Recent NOI (As of):	$10,394,463 (12/31/2009)
Reserves				Appraised Value:	$154,740,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	Various (6/14/2011 - 7/8/2011)
Tax Reserve(3):	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.2%
Insurance Reserve(3):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	35.8%
Replacement Reserve(3):	$0	Springing	NAP	Occupancy Rate (As of):	91.3% (12/31/2011)
Def. Maint. Reserve:	$157,891	$0	NAP	2nd Most Recent Occupancy (As of):	92.4% (12/31/2010)
Permitted Advance Rent Reserve(3):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	90.9% (12/31/2009)

(1)	Five of the ELS Portfolio Properties were refinanced; three were acquisitions.

(2)	There are eight separate borrowing entities. See “—The Borrower and Sponsor” below for a full list.

(3)	Certain escrows are required during a Trigger Period. See “—Escrows and Reserves” below for details.

(4)	The ELS Portfolio includes eight manufactured housing properties in six states with various construction/renovation dates. See “—The Mortgaged Property” table below.

The ELS Portfolio Mortgage Loan

The Mortgage Loan. The fifth largest mortgaged loan (the “ELS Portfolio Mortgage Loan”) is both a refinance and acquisition loan evidenced by a note in the original principal amount of $63,747,000, and is secured by first priority fee mortgages encumbering seven manufactured housing communities and one modular and RV community in six different states (collectively, the “ELS Portfolio Property”).

The ELS Portfolio Mortgage Loan had an initial term of 119 months and has a remaining term of 116 months. The ELS Portfolio Mortgage Loan requires payments of interest only for its initial 21 months, and principal and interest for the remaining 98 months, with a scheduled maturity date of November 1, 2021. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The ELS Portfolio Mortgage Loan is open to prepayment at par during the final 3 months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-39

MSC 2012-C4	ELS Portfolio

The Borrower and Sponsor. The borrowers are MHC Palm Shadows, L.L.C, MHC Rancho Valley Limited Partnership, MHC Royal Coachman, L.L.C., MHC Boulder Cascade, L.L.C., MHC Cabana, L.L.C., MHC Hillcrest-MA, L.L.C., MHC Parkwood Communities, L.L.C., and MHC Regency Lakes, L.L.C., seven single purpose Delaware limited liability companies, each with two independent directors, and one Delaware limited partnership (collectively, the “ELS Portfolio Borrower”). The ELS Portfolio Borrower is controlled and majority owned by Equity LifeStyle Properties, Inc. (“ELS”).

The ELS Portfolio Mortgage Loan sponsor is ELS, and the nonrecourse carve-out guarantor is MHC Operating Limited Partnership, the sponsor’s operating partnership. The total liability under the nonrecourse carve-out guarantee is limited to $25,000,000. Equity LifeStyle Properties (NYSE: ELS) is a Chicago based, self-administered, self-managed real estate investment trust (REIT), which, as of January 23, 2012, reported a controlling interest in 382 properties in 32 states and British Columbia, consisting of 141,175 sites. The company is headquartered in Chicago, IL, with regional offices in Tampa Bay, FL, Aurora, CO and Phoenix, AZ.

The Mortgaged Property. The ELS Portfolio Property consists of 2,843 pad sites in 8 lifestyle community properties in Florida, Nevada, Virginia, Arizona, California and Massachusetts. Five of the properties were previously owned and operated by ELS, while 3 were newly acquired in 2011. Each property provides a variety of amenities including golf courses, swimming pools and spas, clubhouses, exercise equipment and laundry facilities. Four of the eight ELS Portfolio Properties are officially 55+ age-restricted communities.

The Royal Coachman property is a combination modular and RV community located just west of I-75 in Nokomis, FL, approximately 17 miles southeast of the Sarasota CBD. Of the 546 pads, 412 are occupied as modular park models and 155 are allocated for RV rentals. While the Royal Coachman property is not officially age-restricted, over 95% of the tenants are retired and less than 1% are families. The immediate area predominately consists of detached single-family homes and mobile homes. Residences in the area were typically built between the 1960s and 1980s, with an average home price of $123,736.

The Regency Lakes property is an all-age family manufactured housing community situated on 165.4 acres just east of I-81 in Winchester, Virginia. The residential development in the immediate area consists mostly of single-family homes as well as some small apartment complexes, with 10.8% of the area comprised of manufactured housing. Residences in the area were typically built before 1990, with an average home price of $151,065.

The Parkwood Communities property is an age-restricted 55+ manufactured housing community situated on 108.6 acres just east of I-75 in Wildwood, FL. The immediate area primarily consists of detached single-family homes. Residences in the area were typically built before 1990, with an average home price of $72,973.

The Cabana property is an age-restricted 55+ manufactured housing community situated on 37.3 acres just east of I-515 in eastern Las Vegas. The immediate area has a considerable amount of single-family residential development consisting largely of detached family homes and mobile homes, driven by the proximity to the Las Vegas Strip, Nellis Air Force Base and the main campus of University of Nevada at Las Vegas. Residences were typically built between the 1970s and 1980s, with an average home price of $91,101.

The Boulder Cascade property is an age-restricted 55+ manufactured housing community situated on 39.8 acres just west of I-515 in eastern Las Vegas. The immediate area has a considerable amount of residential development consisting largely of detached single-family homes and mobile homes. Residences were typically built between the 1960s and 1980s, with an average home price of $83,147.

The Rancho Valley property is an all-age family manufactured housing community situated on 19.9 acres along I-8 Business in EL Cajon, CA, approximately 15 miles from San Diego. The immediate area predominantly consists of detached single-family homes and mobile home parks, and is almost completely developed with little available land. Residences in the area were typically built between the 1960s and 1980s, with an average home price of $275,138.

The Palm Shadows property is an age restricted 55+ manufactured housing community situated on 33.6 acres just west of I-17 in Glendale, AZ, the 5th most populous city in the state of Arizona. The immediate area is primarily residential with commercial and industrial developments along Grand Avenue, a diagonal thoroughfare that runs through Glendale. Residences in the area were typically built before 1990, with an average home price of $91,790.

The Hillcrest property is an all-age family manufactured housing community situated on 19.0 acres just south of the center of Rockland, MA, approximately 20 miles south of the Boston CBD. The immediate area consists primarily of detached single-family homes and multifamily complexes. Residences in the area were typically built in the 1960s and earlier, with an average home price of $245,519.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-40

MSC 2012-C4	ELS Portfolio

The following table sets forth further information regarding the ELS Portfolio Property:

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	No. of Pads
Royal Coachman	Nokomis, FL	Fee	$11,898,000	19%	$28,880,000	1970s / NAP	NAP	546
Regency Lakes	Winchester, VA	Fee	$9,887,000	16%	$24,000,000	1986 / NAP	88.3%	523
Parkwood Communities	Wildwood, FL	Fee	$9,681,000	15%	$23,500,000	1984 / NAP	95.5%	695
Cabana	Las Vegas, NV	Fee	$9,063,000	14%	$22,000,000	1980 / NAP	96.6%	263
Boulder Cascade	Las Vegas, NV	Fee	$8,165,000	13%	$19,820,000	1971 / NAP	78.6%	299
Rancho Valley	El Cajon, CA	Fee	$7,164,000	11%	$17,390,000	1969 / NAP	97.1%	140
Palm Shadows	Glendale, AZ	Fee	$5,994,000	9%	$14,550,000	1970 / NAP	92.2%	294
Hillcrest	Rockland, MA	Fee	$1,895,000	3%	$4,600,000	1960s / NAP	90.4%	83
Total			$63,747,000	100%	$154,740,000		91.3%	2,843

The Market. The ELS Portfolio Property consists of 8 separate properties in six states. The Royal Coachman Property is located in Nokomis, FL. The six property sales comps for the Royal Coachman Property achieved sales prices of $29,237 to $71,936, per home site. The Regency Lakes Property is located in Winchester, Virginia. The five property sales comps for the Regency Lakes Property achieved sales prices of $32,500 to $40,274, per home site. The Parkwood Communities Property is located in Wildwood, FL. The five property sales comps for the Parkwood Communities Property achieved sales prices of $54,175 to $79,909, per home site. The Cabana Property is located in Las Vegas, NV. The five property sales comps for the Cabana Property achieved sales prices of $53,333 to $99,119, per home site. The Boulder Cascade Property is located in Las Vegas, NV. The five property sales comps for the Boulder Cascade Property achieved sales prices of $53,333 to $99,119, per home site. The Rancho Valley Property is located in EL Cajon, CA, approximately 15 miles northeast of San Diego. The five property sales comps for the Rancho Valley Property achieved sales prices of $92,857 to $112,851, per home site. The Palm Shadows Property is located in Glendale, AZ. The five property sales comps for the Palm Shadows Property achieved sales prices of $34,826 to $55,200, per home site. The Hillcrest Property is located in Rockland, MA, approximately 20 miles south of the Boston CBD. The five property sales comps for the Hillcrest Property achieved sales prices of $31,031 to $73,169, per home site.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ELS Portfolio Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW per Site
Net Rental(1)	$10,655,249	$11,117,950	$11,419,911	$11,461,396	$4,990
Net RV Rental(1)	$3,234,425	$3,326,004	$3,412,302	$3,282,615	$6,012
Other Income(2)	$1,252,934	$1,229,155	$1,378,722	$1,441,180	$507
Less Vacancy & Credit Loss(3)	$0	$0	$0	($74,287)	($26)
Effective Gross Income	$15,142,607	$15,673,109	$16,210,935	$16,110,905	$5,667
Total Expenses	$4,748,144	$4,668,477	$4,841,203	$5,623,539	$1,978
Net Operating Income	$10,394,463	$11,004,632	$11,369,732	$10,487,365	$3,689
TI/LC	$0	$0	$0	$0	$0
Capital Expenditures	$576,610	$653,919	$0	$142,150	$50
Net Cash Flow	$9,817,853	$10,350,713	$11,369,732	$10,345,215	$3,639
Occupancy %	90.9%	92.4%	92.5%	90.8%
NOI DSCR	2.45x	2.60x	2.68x	2.47x
NCF DSCR	2.32x	2.44x	2.68x	2.44x
NOI Debt Yield	16.3%	17.3%	17.8%	16.5%
NCF Debt Yield	15.4%	16.2%	17.8%	16.2%

(1)
Both Historical and Underwritten Net Rental and Net RV Rental are net of vacancy. Rental income for the seven manufactured housing properties is included in the Net Rental line Item. For the Royal Coachman property, which is a combination modular housing/recreational vehicle property, rental income is included in the Net RV Rental line item. All other line items are on a portfolio total basis.

(2)	Other Income is comprised of utility billings, amenity charges and pass-through charges.

(3)	An additional vacancy, above the current actual, is applied to three of the properties for underwriting purposes.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-41

MSC 2012-C4	ELS Portfolio

Escrows and Reserves.  The ELS Portfolio Borrower is required to deposit certain on-going reserves during the continuance of a Trigger Period. During the continuance of a Trigger Period, monthly reserves for taxes and insurance in the amount of 1/12 of the annual estimated tax payments and insurance premiums and for capital expenditures in the amount of 1/12 of the product of the total number of pad sites at all the individual ELS Portfolio Properties and $50, will be funded from the Cash Management Account. A “Trigger Period” commences either (a) on the date on which the trailing twelve month NOI (tested as of the end of each calendar quarter) for the ELS Portfolio Property as determined by lender has decreased by 15% or more from $10,512,399 or (b) on the date an event of default occurs, and continues until either the trailing twelve month NOI (tested as of the end of each calendar quarter) for the ELS Portfolio Property as determined by lender is equal to or greater than $10,512,399 for two consecutive calendar quarters or such event of default has been cured or waived in writing.

Lockbox and Cash Management. A hard lockbox is in place with respect to the ELS Portfolio Mortgage Loan. The ELS Portfolio Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and, during the continuance of a Trigger Period, required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. Once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to an account designated by the ELS Portfolio Borrower (unless the Trigger Period is caused by an event of default in which event the excess is held by the mortgagee as additional security for the ELS Portfolio Mortgage Loan).

Property Management. The ELS Portfolio Property is managed by MHC Operating Limited Partnership, an affiliate of the ELS Portfolio Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Properties.  The ELS Portfolio Borrower may release any of the ELS Portfolio Properties from the lien of the ELS Portfolio Mortgage Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following: (i) ELS Portfolio Borrower prepays the ELS Portfolio Mortgage Loan in a principal amount equal to either 110% (with respect to the first such release) or 115% (which respect to each release after the first release) of the allocated loan amount for the individual ELS Portfolio Property being released, plus the applicable yield maintenance premium in connection therewith and (ii) after giving effect to the release, the Assumed Debt Service Coverage Ratio is not less than the Assumed Debt Service Coverage Ratio immediately prior to the release. The “Assumed Debt Service Coverage Ratio” equals adjusted net cash flow (defined as underwritten NOI less normalized capital improvements equal to $50 per home site per annum) divided by subsequent twelve month aggregate imputed debt service (excluding reserve funds) assuming the interest rate for the ELS Portfolio Mortgage Loan and a thirty year amortization schedule.

The ELS Portfolio Borrower may release any of the ELS Portfolio Properties from the lien of the ELS Portfolio Mortgage Loan after the date that is two years from the securitization closing date and prior to August 1, 2021 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following: (i) with respect to any partial defeasance, defeasance of an amount equal to either 110% (with respect to the first such defeasance) or 115% (with respect to each defeasance after the first defeasance) of the allocated loan amount for the individual ELS Portfolio Property being defeased and after giving effect to the defeasance, the Assumed Debt Service Coverage Ratio with respect to the undefeased portion of the ELS Portfolio Mortgage Loan is not less than the Assumed Debt Service Coverage Ratio with respect to the ELS Portfolio Mortgage Loan (or if the ELS Portfolio Mortgage Loan has previously been defeased in part, the undefeased portion of the ELS Portfolio Mortgage Loan) immediately prior to the partial defeasance and (ii) the ELS Portfolio Borrower obtains a rating agency confirmation as to the partial or total defeasance.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-42

MSC 2012-C4	9 MetroTech Center

Mortgage Loan No. 6 – 9 MetroTech Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-43

MSC 2012-C4	9 MetroTech Center

Mortgage Loan No. 6 – 9 MetroTech Center

9 MetroTech Center
9 MetroTech Center
Brooklyn, NY 11201
Manhattan
Brooklyn
East River
Brooklyn Navy Yard
Governors Island
Staten Island
Atlantic Ocean
Queens
Bronx
Williamsburg
East Village
SoHo
Tribeca
Little Italy
Chinatown
Lower East Side
Financial District
DUMBO
Brooklyn Heights
Downtown Brooklyn
Clinton Hill
Cobble Hill
Boerum Hill
Fort Greene Park
Holland Tunnel
Brooklyn-Battery Tunnel
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
West Side Hwy
Brooklyn-Queens Expwy
Flushing Ave
Myrtle Ave
DeKalb Ave
Fulton St
Atlantic Ave
Lafayette Ave
Flatbush Ave
Flatbush Ave Extension
Tillary St
York St
Front St
Gold St
Navy St
Canal St
Houston St
Delancey St
East Broadway
Livingston St
Polytech Institute of NYU
CUNY of Technology
Long Island University-Brooklyn Campus
Brooklyn Law School
New York University
Pace University
City Hall
Columbus Park
Commodore Barry Park
10 MetroTech Center
Barclays Center (under construction)
Brooklyn Hospital Ctr
Long Island College Hospital
South Street Seaport
New York Stock Exchange
Jay St/Borough Hall
Borough Hall
Court St
Clark St
High St/Brooklyn Br
Lawrence St
Hoyt St/Fulton Mall
DeKalb Ave
Nevins St
Hoyt St/Schermerhorn St
Bergen St
Atlantic Ave/Pacific St
Lafayette Ave
Fulton St
278
478
78
9A

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-44

MSC 2012-C4	9 MetroTech Center

Mortgage Loan No. 6 – 9 MetroTech Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	9 MetroTech Center Brooklyn, NY 11201
Original Balance:	$63,000,000			General Property Type:	Office
Cut-off Date Balance:	$62,896,233			Detailed Property Type:	Urban
% of Initial Pool Balance:	5.7%			Net Rentable Area:	316,942 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$198
Borrower Name(s):	FC Flatbush Associates II, LLC			Balloon/ARD Balance Per Unit/SF:	$153
Sponsor:	Forest City Enterprises, Inc.			Year Built / Year Renovated:	1996 / NAP
Mortgage Rate:	5.810%			Title Vesting:	Leasehold
Note Date:	1/24/2012			Property Manager:	First New York Partners Management, LLC
First Payment Date:	3/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2022			UW Revenues:	$14,027,836
IO Period:	None			UW Expenses:	$7,705,887
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,321,949
Seasoning:	1 month			UW NCF:	$5,373,879
Original Amortization Term:	300 months			UW NOI DSCR:	1.32x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.12x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	YM1 (25); DEF/YM1 (91); O (4)			UW NCF Debt Yield:	8.5%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$7,932,306 (1/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$8,697,894 (1/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$8,276,813 (1/31/2010)
Reserves				Appraised Value:	$113,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/9/2011
Tax Reserve:	$175,806	$87,903	NAP	Cut-off Date LTV Ratio:	55.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	42.9%
Replacement Reserve:	$0	$0	NAP	Occupancy Rate:	100.0% (3/1/2012)
TI/LC Reserve(1):	$1,213,811	$76,608	NAP	2nd Most Recent Occupancy:	100.0% (1/31/2011)
Ground Rent Reserve:	$28,160	$0	NAP	3rd Most Recent Occupancy:	100.0% (1/31/2010)

(1)
Additionally, at any time during a Cash Management Sweep Period (as defined in the related loan agreement) caused by a “FDNY Lease Trigger”, all excess cash flow will be deposited into the TI/LC account. A FDNY Lease Trigger will happen when the current tenant gives notice that it will not extend its lease, or has not extended it by the date that is 18 months prior to the current lease expiration. If the borrower enters into an extension agreement with the current tenant with a term until at least October 1, 2028, or an acceptable alternative lease or leases are signed resulting in a debt yield of at least 10% for two consecutive calendar quarters, the TI/LC Reserves will be released to the 9 MetroTech Center Borrower.

The 9 MetroTech Center Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “9 MetroTech Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $63,000,000 and is secured by a first priority leasehold mortgage encumbering the office property known as 9 MetroTech Center in Brooklyn, New York (the “9 MetroTech Center Property”).

The 9 MetroTech Center Mortgage Loan had an original term of 120 months and has a remaining term of 119 months. The 9 MetroTech Center Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity of February 1, 2022. Voluntary prepayment of the 9 MetroTech Center Mortgage Loan is permitted in whole on any date together with a yield maintenance premium and, if the prepayment is made other than on the payment date, interest which would have accrued through the next payment date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 9 MetroTech Center Mortgage Loan is open to prepayment at par during the final 3 months of the loan term.

The Borrower and the Sponsor. The borrower is FC Flatbush Associates II, LLC, a single-purpose Delaware limited liability company with two independent directors (the “9 MetroTech Center Borrower”). The 9 MetroTech Center Mortgage Loan sponsor and nonrecourse carve-out guarantor is Forrest City Enterprises, Inc. (NYSE: FCEA and FCEB). Such non-recourse carve-out guarantee is limited in scope to voluntary and collusive involuntary bankruptcy filings and certain matters pertaining to the ground lease. The total liability under the non-recourse carve-out guarantee is limited to $20,000,000.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-45

MSC 2012-C4	9 MetroTech Center

Forrest City Enterprises, Inc. (“FCE”) is a national real estate company founded in 1920 that, as of October 31, 2011, reported $10.5 billion in total assets. FCE is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. FCE developed the MetroTech Center mixed-use park, including 11 buildings totaling 7.6 million SF between 1990 and 2004.

The Mortgaged Property. The 9 MetroTech Center Property is a 9-story, single-tenant office building containing 316,942 SF located in downtown Brooklyn, New York. The 9 MetroTech Center Property, which was constructed for the New York City Fire Department in 1996, and serves as the department’s headquarters and the city emergency command center, is located in the northeast corner of the MetroTech Center office and retail campus. The 9 MetroTech Center Property contains a two-level, below-grade, 137 space parking structure. The city 911 call dispatch center is located across the street from the mortgaged property at 11 MetroTech Center. The entire MetroTech Center was developed by the loan sponsor and is one of seven MetroTech Center buildings currently owned by the sponsor. The City of New York lease commenced in October of 1997 and is currently scheduled to expire in October of 2018. There is one 10-year lease renewal option with an 18-month notice period. The rent during the extension period is based on a fair market value. The current NNN rental rate is $7,923,550 per annum ($25 PSF) and the rent steps to $8,874,376 per annum ($28 PSF) for the last five years of the current lease term. New York City is currently rated Aa2 by Moody’s and AA by S&P. Underwriting is based on $20.78 PSF, which is net of $4.22 in underwritten vacancy and mark to market adjustments.

The 9 MetroTech Center Property is subject to an unsubordinated ground lease between the borrower and the City of New York for the subject 1.03 acre parcel. The ground lease commenced in August 1996 and expires in August of 2095. Current ground rent is $112,640, per annum. The ground rent remains at the current level as long as New York City is the building tenant. If the New York City lease should not renew, the ground rent will reset to an amount equal to 10% of the then appraised fair market value of the underlying land, as undeveloped.

The Market. Overall Brooklyn office vacancy averaged 9.8% during the third quarter of 2011, while vacancy was concentrated in the Class A space, which had a 16.6% vacancy rate. The subject submarket consists of 13 buildings, nine of which are in the MetroTech Center development and seven of which are owned and managed by affiliates of the 9 MetroTech Center Loan sponsor. The 13 comparable buildings contain approximately 8.4 million square feet of office space and are currently, in total, 11.8% vacant, including sublease availability. Almost half of the vacancy is attributable to sublease space available from JP Morgan Chase in 4 MetroTech Center. This sublease space is currently offered at $34.00 PSF, gross, plus electricity. Offering rents in the submarket range from $19.50 to $35.00 PSF gross, plus electricity.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9 MetroTech Center Property:

Cash Flow Analysis(1)
	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$7,923,550	$7,923,550	$7,923,550	$7,923,550	$25.00
Total Reimbursements	$5,553,030	$7,164,616	$7,017,393	$7,443,087	$23.48
Other Income	$376,991	$81,164	$65,451	$0	$0
Less Vacancy & MTM Loss(2)	$0	$0	$0	($1,338,801)	($4.22)
Effective Gross Income	$13,853,571	$15,169,330	$15,006,394	$14,027,836	$44.26
Total Expenses	$5,576,758	$6,471,436	$7,074,088	$7,705,887	$24.31
Net Operating Income	$8,276,813	$8,697,894	$7,932,306	$6,321,949	$19.95
TI/LC	$0	$0	$0	$868,835	$2.74
Capital Expenditures	$0	$0	$0	$79,236	$0.25
Net Cash Flow	$8,276,813	$8,697,894	$7,932,306	$5,373,879	$16.96
Occupancy %	100%	100%	100%	95.0%
NOI DSCR	1.73x	1.82x	1.66x	1.32x
NCF DSCR	1.73x	1.82x	1.66x	1.12x
NOI Debt Yield	13.2%	13.8%	12.6%	10.1%
NCF Debt Yield	13.2%	13.8%	12.6%	8.5%

(1)	The property operates on a fiscal year ending on January 31. For example, the 2009 statements reported above are for the period ending January 31, 2010.

(2)
Vacancy is underwritten at 5% ($768,332) and an additional “mark to market” adjustment of $570,469 ($1.80 PSF) is applied. The contractual rent is currently $25.00 PSF NNN, stepping to $28.00 PSF NNN in October 2012.

Escrows and Reserves.  The 9 MetroTech Center Borrower deposited $175,806 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The 9 MetroTech Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the 9 MetroTech Center Borrower maintains insurance under an acceptable blanket insurance policy). The 9 MetroTech Center Borrower deposited $1,213,811 in escrow for TI/LC reserves at loan origination and is required to escrow monthly $76,608 until the monthly payment date immediately preceding the earlier to occur of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	9 MetroTech Center

(i) the City of New York exercising its extension option to extend the term of the FDNY lease at the  9 MetroTech Center Property until at least October 1, 2028 and (ii) 9 MetroTech Center Borrower enters into other leases such that the debt yield is at least 10% for two consecutive calendar quarters. Additionally, following a FDNY Lease Trigger, all excess cash flow will be deposited into the TI/LC account. A FDNY Lease Trigger will happen when the current tenant gives notice that it will not extend its lease, or has not extended it by the date that is 18 months prior to the current lease expiration. The 9 MetroTech Center Borrower is required to deposit any fee, payment or other compensation received from any tenant relating to a lease termination into a lease termination reserve to be utilized for TI/LCs incurred with respect to the related space. The 9 MetroTech Center Borrower deposited $28,160 in escrow for ground rent at origination and is required to replenish or increase such escrow in the event that the ground rent funds on deposit are less than three months of ground rent.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the 9 MetroTech Center Mortgage Loan. The 9 MetroTech Center Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. The excess funds in the lockbox account are swept on the twentieth day of each month to an account designated by the 9 MetroTech Center Borrower (unless either (x) so long as no event of default has occurred, the City of New York informs the 9 MetroTech Center Borrower that it will not extend the FDNY lease until at least October 1, 2028 or has not extended the term of such lease as of the date that is 18 months prior to the expiration of the current term under the lease, in which event the 9 MetroTech Center Borrower will be required to deposit all excess funds with respect to the 9 MetroTech Center Mortgage Loan into the TI/LC reserve (until either such tenant renews such lease in accordance with its terms or 9 MetroTech Center Borrower enters into other leases such that the debt yield is at least 10%) or (y) an event of default occurs, in which event the excess is held by the mortgagee as additional security for the 9 MetroTech Center Mortgage Loan).

Property Management. The 9 MetroTech Center Property is managed by First New York Partners Management, LLC, an affiliate of the 9 MetroTech Center Mortgage Loan sponsor.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The 9 MetroTech Center Borrower is required pursuant to the loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 9 MetroTech Center Property; provided that the 9 MetroTech Center Borrower shall not be required to spend more than $150,000 in any calendar year on insurance premiums for terrorism insurance.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-48

MSC 2012-C4	GPB Portfolio 2

Mortgage Loan No. 7 – GPB Portfolio 2

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 2

Mortgage Loan No. 7 – GPB Portfolio 2

Lawrence
Lowell
Gloucester
Greenfield
Gardner
Fitchburg
Peabody
Salem
Swampscott
Woburn
Leominster
Lynn
Atlantic Ocean
Cambridge
Logan Intl. Airport
MASSACHUSETTS
Newton
Boston
Northampton
Worcester
Framingham
Quincy
Massachusetts Bay
Holyoke
Chicopee
Weymouth
Mass. Pike
Brockton
Springfield
Provincetown
CAPE COD NATIONAL SEASHORE
Woonsocket
Attleboro
Plymouth
Bradley Intl. Airport
Taunton
Cape Cod Bay
Providence
Pawtucket
Hartford
CONNECTICUT
Manchester
T.F. Green Airport
Fall River
Warwick
Chatham
New Bedford
Buzzards Bay
Middletown
Norwich
Newport
Falmouth
RHODE ISLAND
Nantucket Sound
Martha's Vineyard
Block Island Sound
New London
Nantucket

GPB Portfolio 2

1	GPB Portfolio 2 - Millburn King's Super	Millburn, NJ
2	GPB Portfolio 2 - Swampscott CVS	Swampscott, MA
3	GPB Portfolio 2 - Salem Staples	Salem, MA
4	GPB Portfolio 2 - Danbury Walmart	Danbury, CT
5	GPB Portfolio 2 - Woburn Kohl's	Woburn, MA
6	GPB Portfolio 2 - Springfield CVS	Springfield, MA
7	GPB Portfolio 2 - Worcester Savers	Worcester, MA
8	GPB Portfolio 2 - Dorchester National Wholesale	Dorchester, MA
9	GPB Portfolio 2 - Framingham AJ Seabra	Framingham, MA
10	GPB Portfolio 2 - Fall River Staples	Fall River, MA
11	GPB Portfolio 2 - Chatham Ocean State	Chatham, MA

Walden
Newburgh
Waterbury
Middletown
Beacon
Meriden
Port Jervis
Carmel
PA
NEW YORK
Danbury
CONNECTICUT
Monroe
Peekskill
Yorktown
Shelton
Warwick
New Haven
Bridgeport
New City
Pearl River
White Plains
Norwalk
West Milford
Ramsey
Stamford
Long Island Sound
NEW JERSEY
Wayne
Paramus
Greenwich
Yonkers
Paterson
Dover
New Rochelle
Passaic
Hackettstown
Huntington
Smithtown
Coram
Morristown
Glen Cove
Commack
LaGuardia Airport
Newark
Newark Intl. Airport
Brentwood
New York City
Millburn
Levittown
Patchogue
Jersey City
Hempstead
Elizabeth
West Babylon
FIRE ISLAND NATIONAL SEASHORE
Plainfield
Linden
Valley Stream
Freeport
Somerville
John F. Kennedy Intl. Airport
Atlantic Ocean
Long Beach

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 2

Mortgage Loan No. 7 – GPB Portfolio 2

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Location(2):	Various
Original Balance:	$62,691,000			General Property Type:	Retail
Cut-off Date Balance:	$62,428,188			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.7%			Net Rentable Area:	702,779 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$89
Borrower Name(s):	New Creek II LLC			Balloon/ARD Balance Per Unit/SF:	$70
Sponsor:	Anastasios Parafestas			Year Built / Year Renovated:	Various / Various
Mortgage Rate:	5.500%			Title Vesting(3):	Fee and Leasehold
Note Date:	12/8/2011			Property Manager:	Wilder Companies, Ltd.
First Payment Date:	1/7/2012
Anticipated Repayment Date:	NAP
Maturity Date:	12/7/2021			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$10,606,199
Original Term to Maturity or ARD:	120 months			UW Expenses:	$3,874,489
Seasoning:	3 months			UW NOI:	$6,731,710
Original Amortization Term(1):	313 months			UW NCF:	$6,380,654
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.48x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.41x
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield:	10.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	13.0%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$6,301,848 (12/31/2011)
Mezzanine Debt:	Permitted			Second Most Recent NOI (As of):	$7,473,600 (12/31/2010)
Reserves				Third Most Recent NOI (As of):	$6,753,676 (12/31/2009)
Type	Initial	Monthly	Cap	Appraised Value:	$107,950,000
Tax Reserve:	$313,085	$170,481	NAP	Appraisal As-of Date:	4/24/ 2011 - 5/21/2011
Insurance Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	57.8%
Replacement Reserve:	$0	$8,785	$215,530	LTV Ratio at Maturity/ARD:	45.4%
TI/LC Reserve:	$0	$20,498	$502,904	Occupancy Rate:	96.1% (1/31/2012)
Def. Maint. Reserve:	$73,132	$0	NAP	2nd Most Recent Occupancy:	97.0% (12/31/2010)
Ground Rent Reserve:	$12,442	$12,442	NAP	3rd Most Recent Occupancy:	85.6% (12/31/2009)

(1)
The Original Amortization Term reflects an effective blended amortization term of approximately 313 months. The loan amount allocated to the GPB Portfolio 2 - Danbury Walmart property, which is secured by a leasehold interest, amortizes on a 180-month schedule, while the remaining loan amount amortizes on a 360-month schedule.

(2)	The GPB Portfolio 2 consists of 11 retail properties in three states. See “–The Mortgaged Property” table below.

(3)	Ten of the properties are owned by the borrower in fee and one as a leasehold.

The GPB Portfolio 2 Mortgage Loan.

The Mortgage Loan. The seventh largest loan (the “GPB Portfolio 2 Mortgage Loan”) is a refinance loan evidenced by a single note in the original principal balance of $62,691,000, and is secured by 10 first-priority fee mortgages and one first-priority leasehold mortgage encumbering 11 retail properties in New Jersey, Massachusetts and Connecticut (collectively, the “GPB Portfolio 2 Property”). The GPB Portfolio 2 Mortgage Loan refinanced and paid off portions of three previous loans, each secured, in part, by components of the GPB Portfolio 2 Property, which were included in the MSDWC 2002-TOP7, the MSDWC 2003-HQ2, and the BSCMS 2003-TOP10 CMBS transactions.

The GPB Portfolio 2 Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months. GPB Portfolio 2 Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of December 7, 2021. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 2

withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The GPB Portfolio 2 Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and Sponsor. The borrower is New Creek II LLC, a single-purpose Delaware limited liability company with at least one independent member (the “GPB Portfolio 2 Borrower”). The GPB Portfolio 2 Borrower is managed and controlled by Anastasios Parafestas. The GPB Portfolio 2 Borrower is related to the GPB Portfolio 1 Borrower. See “Mortgage Loan No. 8 – GPB Portfolio 1”.

The GPB Portfolio 2 Mortgage Loan sponsor and non-recourse carve-out guarantor is Anastasios Parafestas. In 1995, Anastasios Parafestas founded and currently operates The Bollard Group LLC, a Boston-based boutique professional services firm that, together with its related organizations, assists entrepreneurs and their families develop their businesses, investing and diversifying their portfolios. Mr. Parafestas and The Bollard Group manage and invest in a real estate portfolio with reported value of more than $575 million, diversified across multiple sectors including office, retail, multi-purpose, land, timber, and hotel properties.

The Mortgaged Property. The GPB Portfolio 2 Property consists of 11 retail properties totaling 702,779 SF with one property located in New Jersey, nine properties located in Massachusetts and one property located in Connecticut. As of January 31, 2012, the portfolio was 96.1% leased at an average NNN rent of $11.12 PSF. Anchor tenants comprise approximately 66% of the total net rentable area and 54% of total rent. The largest anchors across the GPB Portfolio 2 Property include Walmart, CVS, Kohl’s, National Wholesale Liquidator and Staples. The top three assets in the GPB Portfolio 2 Property, by allocated loan balance, include the Millburn King’s Super Market Property, where King’s generates sales of $1,073 PSF, the Swampscott CVS Property, where CVS generates sales of $1,519 PSF, and the Salem Staples Property. Staples does not report sales.

The Danbury Walmart property is subject to an unsubordinated ground lease with contractual base rent of $60,000 per annum, plus percentage rent, which is subject to CPI-based adjustments every five years. The ground lease currently expires on January 31, 2037, with no extension options.

The following table sets forth further information regarding the GPB Portfolio 2 Property:

Property Summary
Property	Location	Title Vesting	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Millburn King’s Super	Millburn, NJ	Fee	$9,972,550	16%	$19,400,000	1969 / 2006	87.0%	89,348
Swampscott CVS	Swampscott, MA	Fee	$9,410,323	15%	$17,600,000	1992 / NAP	90.8%	57,570
Salem Staples	Salem, MA	Fee	$9,094,320	15%	$15,000,000	1956 / 1992	100.0%	48,425
Danbury Walmart	Danbury, CT	Leasehold	$8,655,766	14%	$15,900,000	1971, 1975 / NAP	100.0%	136,209
Woburn Kohl’s	Woburn, MA	Fee	$6,448,663	10%	$11,225,000	1974 / 2002	100.0%	119,378
Springfield CVS	Springfield, MA	Fee	$5,373,055	9%	$8,170,000	1961 / 2009	100.0%	19,287
Worcester Savers	Worcester, MA	Fee	$4,216,702	7%	$6,600,000	1960 / NAP	84.1%	66,281
Dorchester National Wholesale	Dorchester, MA	Fee	$3,231,808	5%	$5,000,000	1965 / NAP	100.0%	84,470
Framingham AJ Seabra	Framingham, MA	Fee	$2,377,502	4%	$3,510,000	1968 / NAP	100.0%	26,482
Fall River Staples	Fall River, MA	Fee	$2,236,945	4%	$3,300,000	1970 / 1987	100.0%	30,897
Chatham Ocean State	Chatham, MA	Fee	$1,410,552	2%	$2,245,000	1970 / 2002	100.0%	24,432
Total			$62,428,188	100%	$107,950,000		96.1%	702,779

Major Tenants.

Walmart (105,255 SF, 15.0% of NRA, 8.7% of underwritten base rent). Walmart leases (via a sublease from Bradlees Stores, Inc.) 105,255 SF from the GPB Portfolio 2 Borrower, all within the Danbury Walmart Property. The lease began on July 8, 1992 and originally expired on January 31, 1997. The lease has four 10-year lease renewal periods and the current term expires on January 31, 2017, with two 10-year lease renewal options remaining. Wal-Mart Stores, Inc. (NYSE: WMT) operates more than 9,700 retail stores under 69 banners in 28 countries. Total 2011 company sales were $419 billion. Wal-Mart Stores, Inc. is currently rated AA by DBRS, AA by Fitch, AA by S&P and Aa2 by Moody’s. Walmart reported sales of $547 PSF for the most recent reporting period.

Kohl’s (104,385 SF, 14.9% of NRA, 8.5% of underwritten base rent). Kohl’s leases 104,385 SF from the GPB Portfolio 2 Borrower, all within the Woburn Kohl’s Property. The lease began on July 8, 1992 and has an expiration date of January 31, 2022, with ten 5-year lease renewal options. Kohl’s Corporation (NYSE: KSS) operates 1,127 stores in 49 states. Total fiscal 2011 company sales were $18.8 billion. Kohl’s Corporation is currently rated BBB+ by Fitch, BBB+ by S&P and Baa1 by Moody’s.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 2

National Wholesale Liquidators (84,470 SF, 12.0% of NRA, 6.2% of underwritten base rent). National Wholesale Liquidators leases 84,470 SF from the GPB Portfolio 2 Borrower, all within the Dorchester National Wholesale Property. The lease began on January 27, 2010 and has an expiration date of January 31, 2021, with three 5-year lease renewal options. National Wholesale Liquidators is a private company.

The following table sets forth further information regarding major tenants at the GPB Portfolio 2 Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Walmart	AA/Aa2/AA	105,255	15%	$656,286	9%	$6.24	1/31/2017	$547
Kohl’s	BBB+/Baa1/BBB+	104,385	15%	$640,924	9%	$6.14	1/31/2022	NAV
National Wholesale Liquidator	NR/NR/NR	84,470	12%	$464,585	6%	$5.50	1/31/2021	$177
Staples	BBB/Baa2/BBB	24,000	3%	$258,000	3%	$10.75	1/31/2014	NAV
Staples	BBB/Baa2/BBB	20,388	3%	$407,760	5%	$20.00	1/31/2014	NAV
King’s Super Market	NR/NR/NR	40,024	6%	$149,000	2%	$3.72	4/30/2015	$1,073
Marshalls	NR/NR/NR	30,954	4%	$301,802	4%	$9.75	1/31/2022	$344
CVS	BBB+/Baa2/BBB+	19,287	3%	$650,000	9%	$33.70	1/31/2034	$863
CVS	BBB+/Baa2/BBB+	11,060	2%	$320,740	4%	$29.00	1/31/2019	$1,519
Subtotal / Wtd. Avg.		439,823	63%	$3,849,097	51%	$8.75

Other Tenants		237,336	34%	3,683,750	49%	$15.52	Various
Vacant Space		25,622	4%	$0	0%	$0.00
Total / Wtd. Avg.		702,781	100%	$7,532,847	100%	$11.12

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the GPB Portfolio 2 Property.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	1	1	$1,072.08	0%	0%	$1,072	0%	0%
2013	6	23,667	$13.10	3%	3%	$309,998	4%	4%
2014	10	92,432	$14.81	13%	17%	$1,368,981	18%	22%
2015	3	62,083	$6.55	9%	25%	$406,688	5%	28%
2016	5	13,535	$29.02	2%	27%	$392,748	5%	33%
2017	8	137,759	$9.48	20%	47%	$1,306,137	17%	50%
2018	4	43,226	$12.35	6%	53%	$533,843	7%	57%
2019	3	19,021	$19.92	3%	56%	$378,924	5%	62%
2020	4	18,200	$16.46	3%	58%	$299,605	4%	66%
2021	4	108,409	$7.95	15%	74%	$861,365	11%	78%
2022 & Beyond	5	158,826	$10.54	23%	96%	$1,673,485	22%	100%
Vacant	0	25,622	$0.00	4%	100%	$0	0%
Total / Wtd. Avg.	53	702,781	$11.12	100%		$7,532,847	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 2

The Market. The GPB Portfolio 2 property consists of 11 properties in three states. Certain market information is contained in the table below.

Market Summary
Property	Location	Property Occupancy	Submarket Occupancy(1)	Market Comp Occupancy	2010 Population 5 Miles(1)	2010 Average Household Income 5 Miles(1)
Millburn King’s Super	Millburn, NJ	87.0%	92.3%	97.8%	277,306	$131,011
Swampscott CVS	Swampscott, MA	90.8%	92.9%	98.0%	215,810	$75,976
Salem Staples	Salem, MA	100.0%	92.9%	98.3%	221,220	$76,040
Danbury Walmart	Danbury, CT	100.0%	97.5%	95.9%	110,807	$95,382
Woburn Kohl’s	Woburn, MA	100.0%	92.9%	94.4%	198,247	$106,772
Springfield CVS	Springfield, MA	100.0%	95.4%	100.0%	231,008	$57,813
Worcester Savers	Worcester, MA	84.1%	94.9%	93.7%	200,048	$63,568
Dorchester National Wholesale	Dorchester, MA	100.0%	96.5%	99.0%	611,885	$79,631
Framingham AJ Seabra	Framingham, MA	100.0%	96.5%	98.9%	130,710	$102,969
Fall River Staples	Fall River, MA	100.0%	91.6%	92.8%	123,188	$54,819
Chatham Ocean State	Chatham, MA	100.0%	89.9%	91.0%	17,917	$73,711

(1)	Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GPB Portfolio 2 Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$7,707,570	$7,964,288	$7,795,311	$8,050,180	$11.45
Total Reimbursements	$2,874,241	$3,282,010	$2,878,236	$2,872,592	$4.09
Other Income	$48,276	$21,779	$99,967	$14,967	$0.02
Less Vacancy & Credit Loss	($34,709)	($100,962)	($159,147)	($331,540)	($0.47)
Effective Gross Income	$10,595,378	$11,167,115	$10,614,367	$10,606,199	$15.09
Total Expenses	$3,841,702	$3,693,515	$4,312,519(2)	$3,874,489	$5.51
Net Operating Income	$6,753,676	$7,473,600	$6,301,848	$6,731,710	$9.58
TI/LC	$466,575	$364,970	$116,545	$175,360	$0.25
Capital Expenditures	$8,215	$643,454	$148,288	$175,695	$0.25
Net Cash Flow	$6,278,886	$6,465,176	$6,037,015	$6,380,654	$9.08
Occupancy %	85.6%	97.0%	96.1%	95.9%
NOI DSCR	1.49x	1.65x	1.39x	1.48x
NCF DSCR	1.39x	1.43x	1.33x	1.41x
NOI Debt Yield	10.8%	12.0%	10.1%	10.8%
NCF Debt Yield	10.1%	10.4%	9.7%	10.2%

(1)
Historical and underwritten Gross Potential Rent is net of vacancy. Underwritten Gross Potential Rent includes base rent, percentage rent of $479,927, and $37,407 of straight-line rent credit for the Springfield CVS Property.

(2)	2011 expenses were impacted by higher than normal snow removal costs and increased Massachusetts real estate taxes. Snow removal is underwritten as an average of the past four years.

Escrows and Reserves.  The GPB Portfolio 2 Borrower deposited $313,085 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The GPB Portfolio 2 Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the GPB Portfolio 2 Borrower maintains insurance under an acceptable blanket insurance policy). The GPB Portfolio 2 Borrower is also required to make monthly deposits of $8,785 for replacement reserves and $20,498 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $215,530 or in the TI/LC reserve exceeds $502,904. The GPB Portfolio 2 Borrower deposited $12,442 in escrow for ground rent at loan origination and is required to escrow the monthly ground rent payable under the ground lease at least ten business days before the monthly payment date under the GPB Portfolio 2 Mortgage Loan. The GPB Portfolio 2 Borrower deposited $73,132 in escrow for deferred maintenance at loan origination.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 2

Lockbox and Cash Management. A hard lockbox is in place with respect to the GPB Portfolio 2 Mortgage Loan. The GPB Portfolio 2 Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. Once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to an account designated by the GPB Portfolio 2 Borrower, provided that, notwithstanding the foregoing, during the continuance of a Trigger Period all excess cash with respect to the GPB Portfolio 2 Mortgage Loan is held by the mortgagee as additional security for the GPB Portfolio 2 Mortgage Loan. A “Trigger Period” will commence upon the occurrence of an event of default or on the date on which the actual debt service coverage ratio (tested as of the end of each calendar quarter) is less than 1.15x for the immediately preceding twelve month period, and will end on the date when such event of default has been cured or waived in writing or when the actual debt service coverage ratio (tested as of the end of each calendar quarter) is and shall have been for the immediately preceding two consecutive calendar quarters equal to or greater than 1.20x.

Property Management. The GPB Portfolio 2 Property is managed by The Wilder Companies, Ltd., a Boston-based national real estate development, management and leasing firm.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to various conditions including: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 70% or an aggregate actual debt service coverage ratio less than 1.10x, (iii) the collateral for the mezzanine loan includes only pledges of direct or indirect equity interests in the GPB Portfolio 2 Borrower and any mezzanine accounts and not any portion of the GPB Portfolio 2 Property, (iv) the mezzanine lender shall be a “permitted mezzanine lender” as defined in the loan documents for the GPB Portfolio 2 Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the GPB Portfolio 2 Mortgage Loan, (v) if such loan bears interest at a floating rate, the mezzanine loan borrower is required to maintain during the term thereof an interest rate cap which causes the actual debt service coverage ratio immediately following closing to be not less than 1.10x and (vi) the documentation, legal opinions, organizational documents and structure of the mezzanine loan shall be reasonably acceptable to the lender under the GPB Portfolio 2 Mortgage Loan and consistent with documents customarily delivered in connection with mezzanine loans secured by pledges of equity interests in borrowers obligated under mortgage loans included in a commercial mortgage-backed securitization.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties.  The GPB Portfolio 2 Borrower may release any of the GPB Portfolio 2 Properties from the lien of the GPB Portfolio 2 Mortgage Loan after the date that is two years from the securitization closing date and prior to June 7, 2021 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, with respect to any partial defeasance, (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual GPB Portfolio 2 Property being defeased, (ii) after giving effect to the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the GPB Portfolio 2 Mortgage Loan is not less than the actual debt service coverage ratio with respect to the GPB Portfolio 2 Mortgage Loan as of loan origination (which the parties agreed was 1.44x) and (iii) with respect to each GPB Portfolio 2 Property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the loan documents (or any successors under leases approved under the loan documents or as otherwise permitted pursuant to the loan documents) remain in occupancy, paying rent and are not in default at such GPB Portfolio 2 Property.

Terrorism Insurance.  Generally, the GPB Portfolio 2 Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the GPB Portfolio 2 Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 1

Mortgage Loan No. 8 – GPB  Portfolio 1

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 1
   Mortgage Loan No. 8 – GPB  Portfolio 1

Atlantic Ocean
Massachusetts Bay
Cape Cod Bay
Buzzards Bay
Nantucket Sound
MASSACHUSETTS
RHODE ISLAND
CT
Boston
Logan Intl. Airport
T.F. Green Airport
Worcester
Providence
Fitchburg
Leominster
Peabody
Salem
Lynn
Woburn
Wakefield
Medford
Everett
Revere
Waltham
Marlborough
Cambridge
Newton
Brookline
Quincy
Weymouth
Framingham
Norwood
Franklin
Abington
Brockton
Marshfield
Foxborough
Plymouth
Provincetown
CAPE COD NATIONAL SEASHORE
Woonsocket
Attleboro
Taunton
Pawtucket
East Providence
Myles Standish State Forest
Fall River
Warwick
Newport
New Bedford
Falmouth
Barnstable
Harwich
Chatham
MIDDLESEX
WORCESTER
NORFOLK
PLYMOUTH
PROVIDENCE
KENT
BRISTOL
BARNSTABLE

GPB Portfolio 1	
1 GPB Portfolio 1 - Cambridge Trader Joe's	Cambridge, MA
2 GPB Portfolio 1 - Falmouth Staples	Falmouth, MA
3 GPB Portfolio 1 - Medford Aldi	Medford, MA
4 GPB Portfolio 1 - Hillsdale King's Super	Hillsdale, NJ
5 GPB Portfolio 1 - Brighton Whole Foods	Brighton, MA
6 GPB Portfolio 1 - Everett Walgreens	Everett, MA
7 GPB Portfolio 1 - Abington Lowe's	Abington, MA
8 GPB Portfolio 1 - Waltham CVS / Petco	Waltham, MA
9 GPB Portfolio 1 - Revere Walgreens	Revere, MA
10 GPB Portfolio 1 - Quincy Walgreens	Quincy, MA
11 GPB Portfolio 1 - Wakefield Mike's Gym	Wakefield, MA

NEW YORK
NEW JERSEY
Hudson River
New York City
Manhattan
Bronx
Yonkers
Allendale
Saddle River
Tice's Corner Marketplace
Park Ridge
Woodcliff Lake
River Vale
Tappan
Orangeburg
Irvington
Dobbs Ferry
Hartsdale
Wyckoff
Waldwick
Old Tappan
Northvale
Hillsdale
Westwood
Norwood
Midland Park
Ridgewood
Washington Township
BERGEN COUNTY
Emerson
Closter
Alpine
Hastings-on-Hudson
Scarsdale
Hawthorne
Glen Rock
Bergen Community College
Paramus Park Mall
Oradell
Oradell Reservoir
Demarest
WESTCHESTER COUNTY
Bronxville
PASSAIC COUNTY
Fair Lawn
Paramus
Tenafly
Cross County Shopping Ctr.
Paterson
Garden State Plaza
Bergenfield
College of Mount St. Vincent
Empire Casino at Yonkers Raceway
New Rochelle
Mount Vernon
Elmwood Park
The Outlets at Bergen Town Center
The Shops at Riverside
Teaneck
Englewood Cliffs
Englewood
Fairleigh Dickinson University
Saddle Brook
Garfield
Hackensack
Manhattan College
Clifton
Lodi
Passaic
Ridgefield Park
Teterboro Airport
Fordham University
G. WASHINGTON BRIDGE
Garden State Pkwy
Palisades Interstate Pkwy
Bronx River Pkwy
Saw Mill R. Pkwy
Sprain Brook Pkwy
NY State Thruway

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 1

Mortgage Loan No. 8 – GPB Portfolio 1

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Location(1):	Various
Original Balance:	$62,309,000			General Property Type:	Retail
Cut-off Date Balance:	$62,113,118			Detailed Property Type:	Anchored and Unanchored
% of Initial Pool Balance:	5.7%			Net Rentable Area:	516,585 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$120
Borrower Name(s):	New Creek LLC			Balloon/ARD Balance Per Unit/SF:	$101
Sponsor:	Anastasios Parafestas			Year Built / Year Renovated:	Various / Various
Mortgage Rate:	5.500%			Title Vesting:	Fee
Note Date:	12/8/2011			Property Manager:	The Wilder Companies, Ltd.
First Payment Date:	1/7/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/7/2021			UW Revenues:	$10,099,876
IO Period:	None			UW Expenses:	$2,804,141
Original Term to Maturity or ARD:	120 months			UW NOI:	$7,295,735
Seasoning:	3 months			UW NCF:	$7,034,965
Original Amortization Term:	360 months			UW NOI DSCR:	1.72x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.66x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NCF Debt Yield:	11.3%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	13.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,800,437 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,913,743 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$6,835,639 (12/31/2009)
Reserves				Appraised Value:	$102,671,500
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/12/2011 - 5/21/ 2011
Tax Reserve:	$195,210	$109,431	NAP	Cut-off Date LTV Ratio:	60.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.8%
Replacement Reserve:	$0	$6,500	$159,470	Occupancy Rate (As of):	98.1% (1/31/2012)
TI/LC Reserve:	$0	$15,166	$372,096	2nd Most Recent Occupancy (As of):	92.8% (12/31/2010)
Def. Maint. Reserve:	$237,050	$0	NAP	3rd Most Recent Occupancy (As of):	93.9% (12/31/2009)

(1)	The GPB Portfolio 1 consists of 11 retail properties in two states. See “–The Mortgaged Property” table below.

The GPB Portfolio 1 Mortgage Loan.

The Mortgage Loan. The eighth largest loan (the “GPB Portfolio 1 Mortgage Loan”) is a refinance loan evidenced by a note in the original principal balance of $62,309,000, and is secured by 11 first-priority fee mortgages encumbering 11 retail properties in Massachusetts and New Jersey (collectively, the “GPB Portfolio 1 Property”). The GPB Portfolio 1 Mortgage Loan refinanced and paid off portions of three previous loans, each secured, in part, by components of the GPB Portfolio 1 Property, which were included in the MSDWC 2002-TOP7, the MSDWC 2003-HQ2 and the BSCMS 2003-TOP10 CMBS transactions.

The GPB Portfolio 1 Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months. GPB Portfolio 1 Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of December 7, 2021. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The GPB Portfolio 1 Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and Sponsor. The borrower is New Creek LLC, a single-purpose Delaware limited liability company with at least one independent member (the “GPB Portfolio 1 Borrower”). The GPB Portfolio 1 Borrower is managed and controlled by Anastasios Parafestas. The GPB Portfolio 1 Borrower is related to the GPB Portfolio 2 Borrower. See “Mortgage Loan No. 7 – GPB Portfolio 2”.

The GPB Portfolio 1 Mortgage Loan sponsor and non-recourse carve-out guarantor is Anastasios Parafestas. In 1995, Anastasios Parafestas founded and currently operates The Bollard Group LLC, a Boston-based boutique professional services firm that, together

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 1

with its related organizations, assists entrepreneurs and their families develop their businesses, investing and diversifying their portfolios. Mr. Parafestas and The Bollard Group manage and invest in a real estate portfolio with reported value of more than $575 million, diversified across multiple sectors including office, retail, multi-purpose, land, timber, and hotel properties.

The Mortgaged Property. The GPB Portfolio 1 Property consists of 11 retail properties totaling 516,585 SF with ten properties located in Massachusetts and one property located in New Jersey. As of January 31, 2012, the portfolio was 98.1% leased at an average NNN rent of $14.57 PSF. The top three assets in the GPB Portfolio 1 Property by allocated loan balance include the Cambridge Trader Joe’s Property, where Trader Joe’s generates sales of $3,979 PSF, the Falmouth Staples Property (Staples does not report sales), and the Hillsdale King’s Super Market Property, where King’s Super Market generates sales of $597 PSF. Other notable tenants include the Whole Foods located in Brighton, which generates $1,867 PSF in sales, and the Cambridge Micro Center Sales, which generates $1,232 PSF in sales.

The following table sets forth further information regarding the GPB Portfolio 1 Property:

Property Summary
Property	Location	Allocated Cut- off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Cambridge Trader Joe’s	Cambridge, MA	$16,303,585	Fee	26%	$28,000,000	1948, 1995	100.0%	62,555
Falmouth Staples	Falmouth, MA	$7,943,948	Fee	13%	$11,786,500	1956 / 2006	92.0%	85,524
Hillsdale King’s Super	Hillsdale, NJ	$6,739,745	Fee	11%	$12,000,000	1970 / NAP	100.0%	60,428
Medford Aldi	Medford, MA	$6,019,018	Fee	10%	$11,000,000	1965 / NAP	100.0%	56,215
Brighton Whole Foods	Brighton, MA	$5,912,355	Fee	10%	$9,800,000	1965, 1975 / 2003	100.0%	27,550
Everett Walgreens	Everett, MA	$5,645,197	Fee	9%	$8,800,000	1957 / NAP	100.0%	41,278
Abington Lowe’s	Abington, MA	$4,386,168	Fee	7%	$6,830,000	2008 / NAP	100.0%	102,000
Waltham CVS / Petco	Waltham, MA	$3,525,881	Fee	6%	$5,750,000	1957 / NAP	100.0%	24,284
Revere Walgreens	Revere, MA	$2,869,949	Fee	5%	$4,400,000	2008 / NAP	100.0%	15,272
Quincy Walgreens	Quincy, MA	$1,870,102	Fee	3%	$2,880,000	1945 / 1991	89.3%	25,495
Wakefield Mike’s Gym	Wakefield, MA	$897,171	Fee	1%	$1,425,000	1939 / NAP	100.0%	15,984
Total		$62,113,118		100%	$102,671,500		98.1%	516,585

Major Tenants.

Lowe’s (102,000 SF, 19.7% of NRA, 6.9% of underwritten base rent). Lowe’s leases 102,000 SF from the GPB Portfolio 1 Borrower, all within the Abington Lowe’s Property. The lease began on January 16, 2009 and expires on January 15, 2029, with six 5-year lease renewal options. Lowe’s Companies, Inc. (NYSE: LOW) operates 1,745 stores in the United States, Canada and Mexico. Total fiscal year 2011 company sales were $50.2 billion. Lowes Companies, Inc. is currently rated A3 by Moody’s and A- S&P.

Walgreens (57,853 SF, 11.2% of NRA, 13.2% of underwritten base rent). Walgreens leases 57,853 SF from the GPB Portfolio 1 Borrower over four different GPB Portfolio 1 Property locations. Two leases began in 1986, one lease began in 1992 and the forth lease began in 1995 and expire in 2021, 2027, 2022, and 2035, respectively. Two leases have remaining lease renewal options and two do not. Walgreens Co. (NYSE, NASDAQ: WAG) operates 7,761 stores. Total fiscal year 2011 company sales were $72.2 billion. Walgreens Co. is currently rated A by S&P and A2 by Moody’s. The four Walgreens stores reported sales of between $282 and $771 PSF.

Micro Center Sales (41,724 SF, 8.1% of NRA, 11.3% of underwritten base rent). Micro Center Sales leases 41,724 SF from the GPB Portfolio 1 Borrower, all within the Cambridge Trader Joe’s Property. The lease began on October 1, 1995 and originally expired on September 30, 2010. The tenant has exercised its two 5-year lease renewal options until September 30, 2020.  Micro Center Computer & Electronics is a 23-store computer supply chain. The company is private. Micro Center reported sales of $1,232 PSF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 1

The following table sets forth further information regarding major tenants at the GPB Portfolio 1 Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Lowe’s	NR/A3/A-	102,000	20%	$510,000	7%	$5.00	1/15/2029	NAV
Walgreens	NR/A2/A	16,332	3%	$242,367	3%	$14.84	6/30/2021	$740
Walgreens	NR/A2/A	15,272	3%	$324,988	4%	$21.28	11/30/2027	$283
Walgreens	NR/A2/A	14,707	3%	$275,462	4%	$18.73	6/30/2035	$394
Walgreens	NR/A2/A	11,542	2%	$129,270	2%	$11.20	10/31/2022	$771
Micro Center Sales	NR/NR/NR	41,724	8%	$834,480	11%	$20.00	9/30/2020	$1,232
King’s Super Market	NR/NR/NR	30,811	6%	$72,027	1%	$2.34	6/30/2017	$597
Petco	NR/Caa1/B	13,650	3%	$204,750	3%	$15.00	5/31/2014	$236
Petco	NR/Caa1/B	11,156	2%	$148,152	2%	$13.28	1/31/2017	NAV
Staples	BBB/Baa2/BBB	24,652	5%	$278,765	4%	$11.31	6/30/2014	NAV
Off Broadway Shoes	NR/NR/NR	22,478	4%	$442,817	6%	$19.70	8/31/2017	$97
Subtotal / Wtd. Avg.		304,324	59%	$3,463,078	47%	$11.38

Other Tenants		202,640	39%	$3,924,125	53%	$19.37	Various
Vacant Space		9,621	2%	$0	0%	$0.00
Total / Wtd. Avg.		516,585	100%	$7,387,203	100%	$14.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the GPB Portfolio 1 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	17,974	$11.21	3%	3%	$201,550	3%	3%
2012	0	0	$0.00	0%	3%	$0	0%	3%
2013	6	26,434	$18.78	5%	9%	$496,347	7%	9%
2014	6	59,868	$13.00	12%	20%	$778,383	11%	20%
2015	4	22,567	$17.59	4%	25%	$396,857	5%	25%
2016	4	16,040	$21.62	3%	28%	$346,825	5%	30%
2017	5	73,120	$12.74	14%	42%	$931,690	13%	43%
2018	2	4,400	$38.86	1%	43%	$170,985	2%	45%
2019	4	21,666	$14.58	4%	47%	$315,995	4%	49%
2020	3	47,047	$19.97	9%	56%	$939,604	13%	62%
2021	5	46,777	$16.17	9%	65%	$756,570	10%	72%
2022 & Beyond	6	171,071	$12.00	33%	98%	$2,052,397	28%	100%
Vacant	0	9,621	$0.00	2%	100%	$0	0%
Total / Wtd. Avg.	49	516,585	$14.57	100.0%		$7,387,203	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The Market. The GPB Portfolio 1 property consists of 11 properties in two states. Certain market information is contained in the table below:

Market Summary
Property	Location	Property Occupancy	Submarket Occupancy(1)	Market Comp Occupancy(1)	2010 Population 5 Miles(1)	2010 Average Household Income 5 Miles(1)
Cambridge Trader Joe’s	Cambridge, MA	100.0%	96.5%	95.0%	928,401	$85,325
Falmouth Staples	Falmouth, MA	92.0%	89.9%	96.1%	28,464	$78,765
Hillsdale King’s Super	Hillsdale, NJ	100.0%	97.9%	95.8%	219,672	$139,521
Medford Aldi	Medford, MA	100.0%	96.5%	97.0%	783,092	$84,261
Brighton Whole Foods	Brighton, MA	100.0%	96.5%	96.0%	870,686	$89,868
Everett Walgreens	Everett, MA	100.0%	96.5%	96.0%	636,264	$81,105
Abington Lowe’s	Abington, MA	100.0%	89.9%	100.0%	161,616	$75,487
Waltham CVS / Petco	Waltham, MA	100.0%	96.5%	100.0%	348,814	$111,400
Revere Walgreens	Revere, MA	100.0%	96.5%	100.0%	479,538	$73,160
Quincy Walgreens	Quincy, MA	89.3%	89.9%	96.0%	356,475	$74,172
Wakefield Mike’s Gym	Wakefield, MA	100.0%	92.9%	85.6%	231,314	$95,231

(1)	Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GPB Portfolio 1 Property:

Cash Flow Analysis
	2009	2010	2011		UW	UW PSF
Gross Potential Rent(1)	$7,372,698	$7,281,619	$7,540,240		$8,013,317	$15.51
Total Reimbursements	$2,176,905	$2,150,994	$2,326,658		$2,435,442	$4.71
Other Income	($18,922)	($19,468)	($9,220)		$0	$0.00
Less Vacancy & Credit Loss	($28,941)	$0	($134,841)		($348,883)	($0.68)
Effective Gross Income	$9,501,740	$9,413,145	$9,722,837		$10,099,876	$19.55
Total Expenses	$2,666,101	$2,499,402	$2,922,400	(2)	$2,804,141	$5.43
Net Operating Income	$6,835,639	$6,913,743	$6,800,437		$7,295,735	$14.12
TI/LC	$475,500	$148,269	$412,427		$131,624	$0.25
Capital Expenditures	$51,845	$259,287	$356,300		$129,146	$0.25
Net Cash Flow	$6,308,294	$6,506,187	$6,031,710		$7,034,965	$13.62
Occupancy %	93.9%	92.8%	98.1%		95.6%
NOI DSCR	1.61x	1.63x	1.60x		1.72x
NCF DSCR	1.49x	1.53x	1.42x		1.66x
NOI Debt Yield	11.0%	11.1%	10.9%		11.7%
NCF Debt Yield	10.2%	10.5%	9.7%		11.3%

(1)
Historical and underwritten Gross Potential Rent is net of vacancy. Underwritten Gross Potential Rent includes base rent, and $594,158 of percentage rent. In addition, $246,349 in rent steps are underwritten. $152,625 of the underwritten rent steps relate to the Brighton Whole Foods Property, where the Whole Foods tenant has a rent step to $27.68 PSF on July 1, 2016. Also, the Medford Property gained a new Aldi Supermarket lease in June, 2011.

(2)	2011 expenses were impacted by higher than normal snow removal costs and increased Massachusetts real estate taxes. Snow removal is underwritten as an average of the past four years.

Escrows and Reserves.  The GPB Portfolio 1 Borrower deposited $195,210 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The GPB Portfolio 1 Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the GPB Portfolio 1 Borrower maintains insurance under an acceptable blanket insurance policy). The GPB Portfolio 1 Borrower is also required to make monthly deposits of $6,500 for replacement reserves and $15,166 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $159,470 or in the TI/LC reserve exceeds $372,096. The GPB Portfolio 1 Borrower deposited $237,050 in escrow for deferred maintenance at loan origination.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	GPB Portfolio 1

Lockbox and Cash Management. A hard lockbox is in place with respect to the GPB Portfolio 1 Mortgage Loan. The GPB Portfolio 1 Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. Once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to an account designated by the GPB Portfolio 1 Borrower, provided that, notwithstanding the foregoing, during the continuance of a Trigger Period all excess cash with respect to the GPB Portfolio 1 Mortgage Loan is held by the mortgagee as additional security for the GPB Portfolio 1 Mortgage Loan during a Trigger Period. A “Trigger Period” will commence upon the occurrence of an event of default or on the date on which the actual debt service coverage ratio (tested as of the end of each calendar quarter) is less than 1.15x for the immediately preceding twelve month period, and will end on the date when such event of default has been cured or waived in writing or when the actual debt service coverage ratio (tested as of the end of each calendar quarter) is and shall have been for the immediately preceding two consecutive calendar quarters equal to or greater than 1.20x.

Property Management. The GPB Portfolio 1 Property is managed by The Wilder Companies, Ltd., a Boston-based national real estate development, management and leasing firm.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to various conditions including, but not limited to: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 70% or an aggregate actual debt service coverage ratio less than 1.10x, (iii) the collateral for the mezzanine loan includes only pledges of direct or indirect equity interests in the GPB Portfolio 1 Borrower and any mezzanine accounts and not any portion of the GPB Portfolio 1 Property, (iv) the mezzanine lender shall be a “permitted mezzanine lender” as defined in the loan documents for the GPB Portfolio 1 Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the GPB Portfolio 1 Mortgage Loan, (v) if such loan bears interest at a floating rate, the mezzanine loan borrower is required to maintain during the term thereof an interest rate cap which causes the actual debt service coverage ratio immediately following closing to be not less than 1.10x and (vi) the documentation, legal opinions, organizational documents and structure of the mezzanine loan shall be reasonably acceptable to the lender under the GPB Portfolio 1 Mortgage Loan and consistent with documents customarily delivered in connection with mezzanine loans secured by pledges of equity interests in borrowers obligated under mortgage loans included in a commercial mortgage-backed securitization.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties.  The GPB Portfolio 1 Borrower may release any of the GPB Portfolio 1 Properties from the lien of the GPB Portfolio 1 Mortgage Loan after two years from the securitization closing date and prior to June 7, 2021 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, with respect to any partial defeasance: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual GPB Portfolio 1 Property being defeased, (ii) after giving effect to the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the GPB Portfolio 1 Mortgage Loan is not less than the actual debt service coverage ratio with respect to the GPB Portfolio 1 Mortgage Loan as of loan origination (which the parties agreed was 1.63x) and (iii) with respect to each GPB Portfolio 1 Property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the loan documents (or any successors under leases approved under the loan documents or as otherwise permitted pursuant to the loan documents) remain in occupancy, paying rent and not in default at such GPB Portfolio 1 Property.

Terrorism Insurance.  Generally, the GPB Portfolio 1 Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the GPB Portfolio 1 Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

FUTURE
TRANSIT
CENTER
PETCO
FAMOUS
FOOTWEAR
MICHAEL'S
OLD
NAVY
Kroger
KOHL'S
(NOT PART OF THE COLLATERAL)
DUNHAM
TARGET
(NOT PART OF THE COLLATERAL)
THE HOME DEPOT
(NOT PART OF THE COLLATERAL)
RETAIL
RETAIL

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

Panera
BREAD
GameStop
power to the players
beautyfirst
FIVE GUYS
BURGERS and FRIES
FedEx
Medical
Weight Loss
Sprint
GNC
LIVE WELL
BAJA FRESH
MEXICAN GRILL
Demetrios

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

Midtown Square Shopping Center
1221 Coolidge Highway
Troy, MI 48084
Auburn Hills
Waterford
Pontiac
Rochester Hills
Oakland University
Troy
Sterling Heights
West Bloomfield
Bloomfield Hills
Bloomfield Township
OAKLAND COUNTY
Birmingham
Oakland/Troy Airport
Clawson
Bingham Farms
Beverly Hills
Franklin
Madison Heights
Royal Oak
Berkley
Lathrup Village
MACOMB COUNTY
Warren
Huntington Woods
Southfield
Farmington Hills
Pleasant Ridge
Ferndale
Oak Park
Hazel Park
Redford
WAYNE COUNTY
Livonia
Detroit
Chrysler Frwy
Walter P. Reuther Frwy
Reuther Frwy
John C. Lodge Frwy
Woodward Ave
Coolidge Hwy
Big Beaver Rd
Maple Rd
14 Mile Rd
Long Lake Rd
Square Lake Rd
Somerset Collection
Oakland Mall
Walsh College

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	1221 Coolidge Hwy Troy, MI 48084
Original Balance:	$35,000,000			General Property Type:	Retail
Cut-off Date Balance:	$34,956,343			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Net Rentable Area:	193,301 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$181
Borrower Name(s):	Grand/Sakwa New Holland Shopping Center, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$152
Sponsor:	Grand-Sakwa Properties			Year Built / Year Renovated:	2001 / NAP
Mortgage Rate:	5.500%			Title Vesting:	Fee
Note Date:	1/20/2012			Property Manager:	Grand/Sakwa Management LLC
First Payment Date:	3/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/10/2022			UW Revenues:	$4,926,846
IO Period:	None			UW Expenses:	$1,437,174
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,489,673
Seasoning:	1 month			UW NCF:	$3,288,913
Original Amortization Term:	360 months			UW NOI DSCR:	1.46x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.38x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (88), O (7)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,756,573 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,854,864 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,778,753 (12/31/2009)
Reserves				Appraised Value:	$47,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/18/2011
Tax Reserve:	$104,737	$13,244	NAP	Cut-off Date LTV Ratio:	73.6%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.7%
Replacement Reserve:	$0	$3,061	$58,000	Occupancy Rate:	100.0% (1/3/2012)
TI/LC Reserve:	$0	$12,100	$750,000	2nd Most Recent Occupancy:	100.0% (12/8/2011)
				3rd Most Recent Occupancy:	100.0% (12/20/2010)

The Midtown Square Shopping Center Mortgage Loan.

The Mortgage Loan. The ninth largest loan (the “Midtown Square Shopping Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $35,000,000, and is secured by a first priority fee mortgage encumbering the retail property  known as Midtown Square Shopping Center in Troy, Michigan (the “Midtown Square Shopping Center Property”). The Midtown Square Shopping Center Mortgage Loan refinanced and paid off the previous loan secured by the Midtown Square Shopping Center Property, which was included in the MSDWC 2002-TOP7 CMBS transaction.

The Midtown Square Shopping Center Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Midtown Square Shopping Center Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of February 10, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Midtown Square Shopping Center Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and Sponsor.  The borrower is Grand/Sakwa New Holland Shopping Center, L.L.C., a Delaware limited liability company with one independent director (the “Midtown Square Shopping Center Borrower”). The Midtown Square Shopping Center Mortgage Loan sponsor is Grand/Sakwa Properties, LLC (“Grand/Sakwa Properties”) and the nonrecourse carve-out guarantor is Stephen Grand.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

Grand/Sakwa Properties was founded in 1989 by Stephen M. Grand and Gary Sakwa, and is based in Farmington Hills, Michigan. The company owns and/or manages 25 properties in four states, most of which are located in Michigan. Grand/Sakwa Management LLC, a sponsor affiliate, provides asset and property management services for over six million square feet of retail, office, and mixed-use properties, including those developed and/or acquired by Grand/Sakwa Properties, as well as on behalf of third-party owners.

The Mortgaged Property. The Midtown Square Shopping Center Property was constructed in 2001 and leased in 2001-2002. The property is anchored by a Kroger grocery store. Shadow anchors, which are not collateral for the Midtown Square Shopping Center Mortgage Loan, but which are owned by affiliates of the Midtown Square Shopping Center Borrower and are a part of the shopping center, include Kohl’s, Home Depot, and Target. Other major tenants at the Midtown Square Shopping Center Property include Dunham’s Sports, Michaels, Old Navy and Petco. The anchor and major tenants have all been at the property since the 2001-2002 opening. The Kroger anchor store was originally a Farmer Jack.

The Midtown Square Shopping Center Property is part of a larger development that includes the shadow anchors listed above and 285 townhome condominium units, which were sold between 2002 and 2005. Between 1949 and 1999, a portion of the Midtown Square Shopping Center Property site was utilized as the Ford New Holland Tractor Plant, which operated as a research and development facility. All areas of the Midtown Square Shopping Center Property and the associated off-site portions have been remediated to meet applicable “Part 201 Cleanup Criteria”. On April 28, 2010, the responsible party, CNH America, LLC, executed a Limited Commercial Remedial Action Agreement with the Michigan Department of Natural Resources and Environment, achieving “Case Closure” status. An Operations and Maintenance Plan was prepared for CNH America, LLC, to effectively maintain the engineering controls installed at the Midtown Square Shopping Center Property and other portions of the former New Holland facility.

Anchor and Major Tenants.

Kroger (58,505 SF, 30.3% of NRA, 27.3% of underwritten base rent). The Kroger Co. of Michigan leases 58,505 SF of space from the Midtown Square Shopping Center Borrower. The lease began on September 12, 2001 and the original tenant was Borman’s Inc., which did business at the Midtown Square Shopping Center Property as “Farmer Jack”. The current term expires on September 30, 2021 and the lease has one, ten-year and four, five-year lease extension options. On June 28, 2007, the lease was assigned to and assumed by Kroger. The Kroger Co. (NYSE: KR) operates 2,439 supermarkets and multi-department stores in 31 states under two dozen local banner names. The company also operates 796 convenience stores, 363 jewelry stores, 1,067 supermarket fuel centers and 40 food processing plants in the U.S. The company reported 2010 sales of $82.0 billion and net earnings of $1.1 billion. Kroger is currently rated BBB by Fitch, Baa2 by Moody’s, and BBB by S&P. The tenant does not report sales at this location.

Dunham’s Sports (24,026 SF, 12.4% of NRA, 10.6% of underwritten base rent). Dunham’s Athleisure Corporation leases 24,026 SF of space from the Midtown Square Shopping Center Borrower. The lease began on June 8, 2001. The current term expires on January 31, 2017 and the lease has two, five-year lease extension options. Dunham’s Athleisure Corporation is a private company that operates approximately 160 sporting goods stores in 12 states. The company was founded in Waterford, MI in 1937. Dunham’s reported sales of $132 PSF for the trailing-twelve month period ending November 1, 2011.

Michaels (23,975 SF, 12.4% of NRA, 10.6% of underwritten base rent). Michaels Stores, Inc. leases 23,975 SF of space from the Midtown Square Shopping Center Borrower. The lease began on February 3, 2002. The current term expires on February 28, 2017 and the lease has two, five-year lease extension options. Michaels Stores, Inc., together with its subsidiaries, is the largest arts and crafts specialty retailer in North America. The company was founded in 1983 and, as of November 16, 2011, operated 1,064 retail stores in 49 states and Canada, and 135 Aaron Brothers stores in nine states. As of March 21, 2011, approximately 93% of the company’s outstanding common stock was owned by an entity controlled by Bain Capital Partners, LLC and The Blackstone Group. The company’s common stock is no longer publicly traded. The company reported 2010 sales of $4.031 billion and gross profit of $1.564 billion. The tenant does not report sales at this location.

Old Navy (21,744 SF, 11.2% of NRA, 10.6% of underwritten base rent). Old Navy leases 21,744 SF of space from the Midtown Square Shopping Center Borrower. The lease began on September 18, 2001. The original term expired on September 30, 2006 and the tenant exercised an option to extend the lease term for five years until September 30, 2011. The tenant then exercised a second five-year lease extension option to September 30, 2016. The lease has one additional five-year extension option remaining. Old Navy is a subsidiary of Gap Inc. (NYSE: GPS) and, as of the January 28, 2012, the end of its 2011 fiscal year, operated 1,016 Old Navy clothing stores in North America. Gap Inc. reported 2011 net sales of $14.5 billion and net income of $833 million. Gap Inc., is currently rated BBB- by Fitch, Baa3 by Moody’s and BB+ by S&P. Old Navy reported sales of $265 PSF for the trailing-twelve month period ending November 1, 2011.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

The following table sets forth further information regarding tenants at the Midtown Square Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	TTM October 2011 Sales PSF
Tenants
Kroger	BBB/Baa2/BBB	58,505	30%	$1,050,000	27%	$17.95	9/30/2021	NAV
Dunham’s Sports	NR/NR/NR	24.026	12%	$408,442	11%	$17.00	1/31/2017	$132
Michaels	NR/NR/NR	23,975	12%	$407,575	11%	$17.00	2/28/2017	NAV
Old Navy	BBB-/Baa3/BB+	21,744	11%	$407,684	11%	$18.75	9/30/2016	$265
Petco	NR/Caa1/B	15,619	8%	$281,142	7%	$18.00	1/31/2017	NAV
Subtotal / Wtd. Avg.		143,869	74%	$2,554,843	66%	$17.76

Other Tenants		49,432	26%	$1,296,124	34%	$26.22	Various
Vacant Space		0	0%	$0	0%	$0.00
Total / Wtd. Avg.		193,301	100%	$3,850,967	100%	$19.92

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover at the Midtown Square Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	2	13,261	$28.27	7%	7%	$374,863	10%	10%
2013	1	3,496	$30.00	2%	9%	$104,880	3%	12%
2014	2	5,223	$28.61	3%	11%	$149,432	4%	16%
2015	1	1,444	$27.00	1%	12%	$38,988	1%	17%
2016	3	33,098	$19.49	17%	29%	$645,186	17%	34%
2017	6	74,975	$18.54	39%	68%	$1,390,298	36%	70%
2018	0	0	$0.00	0%	68%	$0	0%	70%
2019	1	3,299	$29.50	2%	70%	$97,320	3%	73%
2020	0	0	$0.00	0%	70%	$0	0%	73%
2021	1	58,505	$17.95	30%	100%	$1,050,000	27%	100%
2022 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total / Wtd. Avg.	17	193,301	$19.92	100%		$3,850,967	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The Midtown Square Shopping Center Property is located in Troy, Michigan, approximately 16 miles northwest of the Detroit CBD, within the South Oakland submarket. Estimated population within a five-mile radius is approximately 240,705 and 98,230 within three miles. The sub-market retail vacancy is approximately 11.4% and the rental comparables vacancy rate is 13.0%. Average asking rental rates were $19.35 PSF during the third quarter of 2011. Downtown Birmingham Michigan is approximately 1 mile west of the property. Estimated average household income within a 5-mile radius is $91,583.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

The following table sets forth certain information regarding competitive anchored retail properties in the vicinity of the Midtown Square Shopping Center Property.

Competitive Property Summary
Property	Year Built	Total GLA	Recent Leases	Range of Recent Rents PSF	Occ.
Canton Corners, 42405-42871 Ford Road, Canton Township MI	1988	196,587	AT&T, Game Stop, Scottrade, Inc., Sweet Treats	$25.00 - $30.72	88%
Fairlane Green – Phase II, 3121 Fairlane Blvd., Allen Park MI	2006	118,950	Catherine, Potbelly, Best Buy, LA Fitness	$15.50 - $30.00	95%
Kroger Center, 715 East Maple Road, Birmingham MI	2002	10,096(1)	Qdoba, Duru’s Custom Shirts	$25.01 - $33.00	70%(2)
Adams Market Place, 2520 South Adams Rd., Rochester Hills MI	2009	100,161	Radio Shack, Burn Fitness, Marshall’s	$8.60 - $18.00	54%(3)
Hampton Village Centre, 2627-2951 South Rochester Rd., Rochester Hills MI	1990	459,289	Ulta, Tuesday Morning, DSW Warehouse, TJ Maxx	$5.01 - $20.41	93%
Woodhaven Commons, 19001 West Road, Woodhaven MI	1974	268,495	Ulta Salon	$21.50	85%

Source: Appraisal

(1)	Kroger is a shadow anchor and is not included in the subject GLA.

(2)	The property recently lost one tenant.

(3)	The property is in lease-up.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midtown Square Shopping Center Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$3,789,282	$3,777,086	$3,775,842	$3,850,967	$19.92
Total Reimbursements	$1,150,133	$1,152,916	$1,077,588	$1,312,000	$6.79
Other Income(2)	$38,773	$40,577	$51,855	$45,000	$0.23
Less Vacancy & Credit Loss	$0	$0	$0	($281,121)	($1.45)
Effective Gross Income	$4,978,188	$4,970,579	$4,905,285	$4,926,846	$25.49
Total Expenses	$1,199,435	$1,115,715	$1,148,712	$1,437,174	$7.43
Net Operating Income	$3,778,753	$3,854,864	$3,756,573	$3,489,673	$18.05
TI/LC	$0	$0	$0	$163,127	$0.84
Capital Expenditures	$0	$0	$0	$37,633	$0.19
Net Cash Flow	$3,778,753	$3,854,864	$3,756,573	$3,288,913	$17.01
Occupancy %	98.0%	100%	100%	92.7%
NOI DSCR	1.58x	1.62x	1.58x	1.46x
NCF DSCR	1.58x	1.62x	1.58x	1.38x
NOI Debt Yield	10.8%	11.0%	10.7%	10.0%
NCF Debt Yield	10.8%	11.0%	10.7%	9.4%

(1)	Historical Gross Potential Rent is net of vacancy. Underwritten Gross Potential Rent is net of approximately $85,280 in downward adjustments to rents deemed materially above market levels.

(2)	Other Income is comprised entirely of percentage rent payments.

Escrows and Reserves.  The Midtown Square Shopping Center Borrower deposited $104,737 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Midtown Square Shopping Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Midtown Square Shopping Center Borrower maintains insurance under an acceptable blanket insurance policy). The Midtown Square Shopping Center Borrower is also required to make monthly deposits of $3,061 for replacement reserves and $12,100 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $58,000 or in the TI/LC reserve exceeds $750,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Midtown Square Shopping Center Mortgage Loan. The Midtown Square Shopping Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by the Midtown Square Shopping Center Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Midtown Square Shopping Center Mortgage Loan and to fund the required reserves deposits as

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	Midtown Square Shopping Center

described above under “—Escrows and Reserves”, with any excess (net of profits from payments made by tenants attributable to electric resale at the Property as determined by lender which amounts will be disbursed to Midtown Square Shopping Center Borrower) being held by the mortgagee as additional security for the Midtown Square Shopping Center Mortgage Loan). A “Cash Sweep Period” will (i) commence upon (a) the occurrence and continuance of an event of default, (b) the date on which the debt service coverage ratio is less than 1.10x for six consecutive calendar months, or (c) the date which is twelve months prior to the expiration of the lease agreement dated August 16, 2000 made between the Midtown Square Shopping Center Borrower, as landlord, and Borman’s Inc., as tenant, and assigned to The Kroger Co. of Michigan (“Kroger”) on June 28, 2007, as amended (the “Kroger Lease”), unless either (1) Kroger has not notified the Midtown Square Shopping Center Borrower that it does not elect to renew the Kroger Lease for a term expiring not earlier than September 30, 2031 or (2) Kroger has entered into a renewal of the Kroger Lease expiring not earlier than September 30, 2026 and the debt service coverage ratio is not less than 1.25:1.0, and (ii) end on the date when (a) no event of default has occurred and is continuing, (b) the debt service coverage ratio is and shall have been for the immediately preceding three consecutive calendar months equal to or greater than 1.10x, or (c) either (1) Kroger has renewed the Kroger Lease for a term expiring not earlier than September 30, 2031, (2) Kroger has entered into a renewal of the Kroger Lease with a term not expiring earlier than September 30, 2026 and the debt service coverage ratio is not less than 1.25 to 1.0, (3) all or a portion of the Kroger lease space has been re-let to one or more Kroger replacement tenants and the debt service coverage ratio is not less than 1.25 to 1.0 or (4) the Midtown Square Shopping Center Borrower has delivered to mortgagee a letter of credit in a face amount equal to twelve months of excess cash flow, provided, however, that in no event shall the face amount of such letter of credit be less than $1,500,000.

Property Management. The Midtown Square Shopping Center Property is managed by Grand/Sakwa Management LLC, an affiliate of the Midtown Square Shopping Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Midtown Square Shopping Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Midtown Square Shopping Center Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2012-C4	United HealthCare Services

Mortgage Loan No. 10 – United HealthCare Services

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-75

MSC 2012-C4	United HealthCare Services

Mortgage Loan No. 10 – United HealthCare Services

United HealthCare Services
13625 & 13675 Technology Drive
Eden Prairie, MN 55344
Golden Valley
St. Louis Park
Minneapolis
Hopkins
Minnetonka
Edina
HENNEPIN COUNTY
Eden Prairie
Chanhassen
Bloomington
Shakopee
SCOTT COUNTY
Savage
Burnsville
CARVER COUNTY
Flying Cloud Airport
Minnesota River
Staring Lake
Bryant Lake
Lake Riley
Rice Lake
Grass Lake
Blue Lake
Fisher Lake
Eden Prairie Center
Southdale Center
Galleria Edina
Fairview Southdale Hospital
Methodist Hospital
Knollwood Mall
Hennepin Technical College
Normandale Community College
Valleyfair Amusement Park
Canterbury Park
James W. Wilkie Regional Park
Hyland-Bush Lakes Park
Anderson Lakes Park Reserve
Minneapolis-St. Paul Intl. Airport 8 miles
Excelsior Blvd
Townline Rd
Arboretum Blvd
Pioneer Trail
Flying Cloud Dr
Anderson Lakes Pkwy
Mitchell Rd
W. 70th St
W. 84th St
W. 98th St
Dewey Hill Rd
Coon Rapids
Maple Grove
Brooklyn Park
Blaine
Plymouth
Golden Valley
St. Paul
Woodbury
Eagan
Apple Valley
Burnsville
Eden Prairie
Bloomington
Minnetonka
Edina

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-76

MSC 2012-C4	United HealthCare Services

Mortgage Loan No. 10 – United HealthCare Services

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	13625 & 13675 Technology Drive Eden Prairie, MN 55344
Original Balance:	$32,500,000			General Property Type:	Office
Cut-off Date Balance:	$32,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.0%			Net Rentable Area:	473,325 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$69
Borrower Name(s):	AGNL Health, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$63
Sponsor:	AG Net Lease II Corp.			Year Built / Year Renovated:	2001 / 2011
Mortgage Rate:	4.857%			Title Vesting:	Fee
Note Date:	2/29/2012			Property Manager:	Borrower/Owner Managed
First Payment Date:	4/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$3,326,004
IO Period:	60 months			UW Expenses:	$66,520
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,259,484
Seasoning:	0 months			UW NCF:	$3,141,153
Original Amortization Term:	360 months			UW NOI DSCR:	1.58x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Management:	Hard / In-Place			UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	Future Mezzanine			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$50,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/26/2012
Tax Reserve(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.0%
Insurance Reserve(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.9%
Replacement Reserve(1):	$0	Springing	NAP	Occupancy Rate:	100.0% (3/1/2012)
TI/LC Reserve:	$0	$0	NAP	2nd Most Recent Occupancy:	NAP
				3rd Most Recent Occupancy:	NAP

(1)	The United HealthCare Services tenant pays taxes and insurance directly and is responsible for maintenance and repairs, see “—Escrows and Reserves” below.

The United HealthCare Services Mortgage Loan.

The Mortgage Loan.  The tenth largest mortgage loan (the “United HealthCare Services Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $32,500,000 and is secured by a first priority fee mortgage encumbering a suburban office property known as United HealthCare Services (the “United HealthCare Services Property”). The United HealthCare Services Mortgage Loan was originated on February 29, 2012 by or on behalf of Bank of America, National Association.

The United HealthCare Services Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The United HealthCare Services Mortgage Loan requires payments of interest only for the first 60 months of its term and principal and interest thereafter for the remainder of its term based on a 30-year amortization schedule. The scheduled maturity date is March 1, 2022. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The United HealthCare Services Mortgage Loan is open to prepayment at par during the final 4 months of the loan term.

The Borrower and the Sponsor.  The borrower is AGNL Health, L.L.C., a single-purpose Delaware limited liability company with at least one independent director (the “United HealthCare Services Borrower”). The United HealthCare Services Borrower is owned 100% by AG Net Lease II Corp., the borrower principal and non-recourse guarantor of the United HealthCare Services Mortgage Loan. Equity ownership in AG Net Lease II Corp. is held by AG Net Lease Realty Fund II, L.P. (91%), the sponsor, and Net Lease Realty Fund (SO), L.P.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-77

MSC 2012-C4	United HealthCare Services

AG Net Lease II Corp. is an affiliate of Angelo Gordon & Co., a privately held registered investment advisor dedicated to alternative investing. Angelo Gordon & Co. was founded in 1988 and currently manages approximately $22 billion. Angelo Gordon & Co. has acquired over $13.0 billion in real estate assets since 1993.

The Mortgaged Property. The United HealthCare Services Property is class “A” suburban office campus consisting of three, three-story office building containing 473,325 SF located in Eden Prairie, Minnesota. The United HealthCare Services Property is located at 13625 & 13675 Technology Drive and is bounded by State Highway 5 to the north, U.S. Highway 169 to the east, Flying Cloud Drive and Pioneer Trail to the south and Eden Prairie Road to the west. The United HealthCare Services sponsor purchased the United HealthCare Services Property in a sale/leaseback transaction in December 2011 for approximately $50 million. The United HealthCare Services Property contains 1,147 parking spaces in a four-level parking ramp as well as an additional 54 surface parking spaces for an overall parking ration of 2.54 spaces per 1,000 square feet of net rentable area. The United HealthCare Services Property, which was built in 2001 and renovated in 2011, is currently 100% leased by United HealthCare Services, Inc.

Sole Tenant.

United HealthCare Services, Inc. (473,325 SF, 100.0% NRA, 100.0 of underwritten base rent).  United HealthCare Services, Inc. (“United HealthCare Services”) leases 100.0% of the 473,325 SF at the United HealthCare Services Property under a 12-year, triple-net (NNN) lease expiring on December 12, 2023 with five, three-year renewal options. The lease provides for a rental rate of $6.60 PSF with 2.5% annual rent increases. Wells Fargo Bank, N.A. currently subleases 111,763 (23.6% of NRA) under a lease expiring October 12, 2015 with one, five-year renewal option. United HealthCare Services intends to occupy this space when it becomes available and income from this sublease was not included in the underwriting for the United HealthCare Services Mortgage Loan.

United HealthCare Services is a wholly owned subsidiary of UnitedHealth Group Incorporated (NYSE: UNH). UnitedHealth Group Incorporated is a leading healthcare company providing comprehensive healthcare services through six segments, including: UnitedHealthcare Employer & Individual, UnitedHealthcare Medicare & Retirement, UnitedHealthcare Community & State, OptumHealth, Optumsight and OptumRx, to over 75 million people worldwide. The United HealthCare Services Property will serve as the headquarters for the Optum business line, which through a combination of the three Optum segments forms a leading information and technology-enabled health services business that through its 30,000 combined workforce, serves the entire health ecosystem, including nearly 250,000 health professionals and physician practices, 6,200 hospitals and facilities, more than 270 state and federal government agencies, over 2,000 health plans, two of every five Fortune 500 employers, more than 400 global life sciences companies and one in every five U.S. consumers. As of the year ended December 31 2011, UnitedHealth Group Incorporated reported revenue of approximately $101.9 billion and net income of approximately $5.1 billion. UnitedHealth Group Incorporated is rated “A-” by Fitch, “A3” by Moody’s and “A-” by S&P.

The following table presents certain information relating to the tenant at the United HealthCare Services Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
United HealthCare Services, Inc.	A-/A3/A-	473,325	100%	$3,501,057	100%	$7.40	12/12/2023
Total / Wtd. Avg.		473,325	100%	$3,501,057	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The Market.  The United HealthCare Services Property is located in Eden Prairie south of State Highway 5 and west of U.S. Highway 169 approximately 16 miles southwest of the Minneapolis central business district in the Minneapolis-St. Paul-St. Cloud, MN-WI statistical area (also known as the “Twin Cities”).

The 2011 population of Twin Cities region was approximately 3.2 million and has grown at a rate of 1.0% over the past 10 years. Through 2015, population in the Twin Cities is expected to outpace the U.S. average and grow at an annual average rate of 1.1%. For the five-year period ending in 2010, the annual average unemployment rate for the Twin Cities was 5.7%, below the U.S. average of 6.8%. As of 2010, the average household income in the Twin Cities was $83,246. As of 2011, the estimated population within a one-, three- and five-mile radius of the United HealthCare Services Property was approximately 9,818, 55,765 and 138,189 respectively. As of 2011, the estimated average household income within a one-, three- and five-mile radius of the United HealthCare Services Property was approximately $87,314, $114,592 and $113,379, respectively.

Employment in the Twin Cities is concentrated in trade, transportation and utilities, education and health services, professional and business services and the government sector, representing 18.2%, 16.0%, 15.2% and 13.6%, respectively. The Twin Cities is home to eighteen of the nation’s Fortune 500 corporations, including: United Health Group, Target Corporation, Best Buy, Travelers Cos., 3M Corporation, U.S. Bancorp, Northwest Airlines, General Mills and Medtronic. The largest employers in the Twins Cities are Target Corporation (27,756 employees), Allina Health System (23,653 employees), Wells Fargo & Company (20,884 employees), Fairview Health System (20,148 employees), University of Minnesota (18,470 employees) and 3M Corporation (16,500 employees).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-78

MSC 2012-C4	United HealthCare Services

The appraiser analyzed rent comparables ranging from 66,199 SF to 337,000 SF with net rental rates ranging from $6.00 PSF to $14.00 PSF and concluded an average market rental rate of $11.00 PSF. Six office rent comparables to the United HealthCare Services Property are shown in the table below:

Competitive Property Summary
Property	Address	City	State	Tenant Name	NRSF	Rent PSF	Lease Type
Meridian Crossings	One & Two Meridian Crossings	Richfield	MN	U.S. Bancorp	337,000	$13.00	Net
5995 Opus Parkway	5995 Opus Parkway	Minnetonka	MN	G&K	95,000	$11.25	Net
10350 Bren Road West	10350 Bren Road West	Minnetonka	MN	Digital River	132,000	$6.00	Net
One Southwest Crossing	11095 Viking Drive	Eden Prairie	MN	Cigna	211,105	$12.00	Net
Crosstown Centre	10050 Crosstown Circle	Eden Prairie	MN	Vacant	95,194	$14.00	Net
7500 Flying Cloud Drive	7500 Flying Cloud Drive	Eden Prairie	MN	Vacant	66,199	$14.00	Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the United HealthCare Services Property:

Cash Flow Analysis
	UW	UW PSF
Gross Potential Rent	$3,501,057	$7.40
Total Reimbursements	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($175,053)	($0.37)
Effective Gross Income	$3,326,004	$7.03
Total Operating Expenses	$66,520	$0.14
Net Operating Income	$3,259,484	$6.89
TI/LC	$0	$0.00
Capital Expenditures	$118,331	$0.25
Net Cash Flow	$3,141,153	$6.64

Occupancy %	95.0%
NOI DSCR	1.58x
NCF DSCR	1.53x
NOI Debt Yield	10.0%
NCF Debt Yield	9.7%
Average Annual Rent PSF	$7.40

Escrows and Reserves.  The United HealthCare Services Borrower is required under the terms of its lease to pay all taxes and insurance directly in connection with the United HealthCare Services Property. If the United HealthCare Services Borrower does not provide evidence to the lender that all taxes in connection with the United HealthCare Services Property have been paid and that an insurance policy is in place acceptable to the lender, escrows of 1/12 of the estimated taxes and insurance premium monthly will be required. In addition, provided no event of default, the United HealthCare Services Borrower will not be required to make monthly escrow deposits for capital expenditures so long as the United HealthCare Services Property is being maintained pursuant to the terms of its lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the United HealthCare Services Mortgage Loan. The United HealthCare Services Mortgage Loan has in place cash management. Funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment date to pay debt service on the United HealthCare Services Mortgage Loan and to fund the required reserves deposits as described under “—Escrows and Reserves”, with any excess being remitted to the United HealthCare Services Borrower until the occurrence of a Cash Sweep Period, during which time any excess cash is held by the mortgagee as additional security for the United HealthCare Services Mortgage Loan. A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding six month period is less than 1.20x and ending on the date the debt service coverage ratio equals or exceeds 1.35x for the immediately preceding three month period.

Property Management. The United HealthCare Services Property is managed by the United HealthCare Services Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-79

MSC 2012-C4	United HealthCare Services

Mezzanine Loan and Preferred Equity.  At any time after a date that is five years after the closing date of the United HealthCare Services Mortgage Loan or in connection with a sale of the United HealthCare Services Property to an unaffiliated third party purchaser, the United HealthCare Services Mortgage Loan documents permit mezzanine debt subject to various conditions including: (i) the combined debt service coverage ratio for the United HealthCare Services Mortgage Loan and the mezzanine loan on the date the mezzanine debt is incurred is not less than 1.40x, (ii) the aggregate sum of the United HealthCare Services Mortgage Loan and the mezzanine debt does not exceed a loan-to-value ratio on the date the mezzanine debt is incurred of 65% and (iii) the United HealthCare Services Mortgage Loan and the mezzanine debt have a combined debt yield on the date the mezzanine debt is incurred of not less than 9.50%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The United HealthCare Services Borrower is required pursuant to the United HealthCare Services Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the United HealthCare Services Property, provided that the sole tenant (a) is permitted to self-insure (including for terrorism insurance) so long as its lease is in full force and effect and (b) currently self-insures (including for terrorism insurance). The current terrorism insurance was issued by an affiliate of the United HealthCare Services Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-80

MSC 2012-C4	Southbrook and Baybrook Village Center

Mortgage Loan No. 11 – Southbrook and Baybrook Village Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	1453-1501 West Bay Area Boulevard Houston, TX 77598
Original Balance:	$31,140,000			General Property Type:	Retail
Cut-off Date Balance:	$30,995,567			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Net Rentable Area:	278,388 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$111
Borrower Name(s):	OWRF Baybrook LLC			Balloon/ARD Balance Per Unit/SF:	$95
Sponsor:	O’Connor Associates L.P.			Year Built / Year Renovated:	1991 / 2009
Mortgage Rate:	6.050%			Title Vesting:	Fee
Note Date:	9/12/2011			Property Manager:	Wulfe Management Services, Inc.
First Payment Date:	11/1/2011
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2021			UW Revenues:	$5,092,364
IO Period:	None			UW Expenses:	$1,637,523
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,454,841
Seasoning:	5 months			UW NCF:	$3,185,388
Original Amortization Term:	360 months			UW NOI DSCR:	1.53x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.41x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Hard / In-Place			UW NCF Debt Yield at Maturity:	12.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,889,904 (T-7 7/31/2011 Ann.)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,935,040 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$2,659,335 (12/31/2009)
Reserves				Appraised Value:	$44,200,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/4/2011
Tax Reserve:	$598,000	$59,800	NAP	Cut-off Date LTV Ratio:	70.1%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.0%
Replacement Reserve:	$0	$3,480	NAP	Occupancy Rate:	97.4% (1/19/2012)
TI/LC Reserve:	$145,000	$12,144	$290,000	2nd Most Recent Occupancy:	81.3% (12/31/2010)
Other Reserve(1):	$1,400,000	$0	NAP	3rd Most Recent Occupancy:	81.3% (12/31/2009)

(1)	An upfront reserve is in place for leasing costs associated with the K&G space.

The Southbrook and Baybrook Village Center property is a 278,388 SF power shopping center located in Houston, Texas that is 97.4% occupied as of January 19, 2012 by 22 tenants. The Southbrook and Baybrook Village Center Property’s diverse group of tenants include: Toys“R”Us, Sports Authority, Jo-Ann Fabric, PetSmart, K&G and Ross Stores. The largest tenant, Toys“R”Us (16.5% of SF, 12.9% of annual underwritten rent), is on a ground lease expiring in January 2017, with three five-year renewal options. Sports Authority (12.8% of SF, 10.7% of annual underwritten rent) is on a lease expiring in January 2022 with four five-year renewal options, replacing the former tenant, Linens and Things. Jo-Ann Fabrics (10.7% of SF, 8.8% of annual underwritten rent) is on a lease expiring in January 2019 with four five-year renewal options. PetSmart (10.5% of SF, 9.0% of annual underwritten rent) is on a lease expiring in April 2018 with three five-year renewal options. The other two major tenants are K&G (9.9% of SF, 7.1% of annual underwritten rent) and Ross Stores (9.7% of SF, 6.2% of annual underwritten rent). K&G has a termination option tied to sales that gives the tenant the right to terminate the lease with 120 days prior written notice if during the period of June 1, 2011 to May 31, 2012 sales do not exceed $5 million. Approximately $51 PSF was escrowed at closing for tenant improvement and leasing commissions associated with the re-letting of this space should K&G exercise its termination option.

The Southbrook and Baybrook Village Center property is located along West Bay Area Boulevard, immediately west of Interstate Highway 45, in the Clear Lake submarket of Houston, and across the street from Baybrook Mall, the second ranked suburban mall in Houston as measured by sales. The population within a one-, three- and five-mile radius of the Southbrook and Baybrook Village Center property is 8,957, 77,827 and 184,316, respectively. The average household income within a one-, three- and five-mile radius of the Southbrook and Baybrook Village Center property is $51,920, $73,178 and $92,077, respectively.

The Southbrook and Baybrook Village Center sponsor is O’Connor Associates, L.P., an affiliate of O’Connor Capital Partners, a privately owned, independent real estate investment trust and development firm founded in 1983. O’Connor Capital Partners has acquired or developed more than $20 billion of property for investment funds, institutional clients and its own account. The Southbrook and Baybrook Village Borrower purchased the Southbrook and Baybrook Village Center property for approximately $42.9 million with the proceeds from the mortgage loan and a cash contribution of approximately $14.8 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-81

MSC 2012-C4	Forest Hills Village

Mortgage Loan No. 12 – Forest Hills Village

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Address:	7927 Forest Hills Road, Loves Park, IL 61111; 11701 North 2nd Street, Machesney Park, IL 61115
Original Balance:	$30,055,000	General Property Type:	Manufactured Housing
Cut-off Date Balance:	$30,055,000	Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.7%	Number of Units/SF:	963 Pads
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$31,210
Borrower Name(s):	Forest Hills Village MHC LLC	Balloon/ARD Balance Per Unit/SF:	$25,719
Sponsor:	Edward C. Zeman	Year Built / Year Renovated:	1974-2000/ NAP
Mortgage Rate:	4.990%	Title Vesting:	Fee
Note Date:	2/28/2012	Property Manager:	Mobile Management Co., Inc.
First Payment Date:	4/1/2012	Underwriting and Financial Information
Anticipated Repayment Date:	NAP	UW Revenues:	$4,157,359
Maturity Date:	3/1/2022	UW Expenses:	$1,355,837
IO Period:	None	UW NOI:	$2,801,522
Original Term to Maturity or ARD:	120 months	UW NCF:	$2,772,632
Seasoning:	0 months	UW NOI DSCR:	1.45x
Original Amortization Term:	360 months	UW NCF DSCR:	1.43x
Loan Amortization Type:	Amortizing	UW NOI Debt Yield:	9.3%
Interest Accrual Basis:	Actual/360	UW NCF Debt Yield:	9.2%
Prepayment Provisions:	LO (24); DEF (89); O (7)	UW NCF Debt Yield at Maturity:	11.2%
Lockbox/Cash Management:	Soft / Springing	Most Recent NOI (As of):	$2,701,231 (12/31/2011)
Pari Passu Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,633,206 (12/31/2010)
Subordinate Mortgage Debt:	None	Third Most Recent NOI (As of):	$2,644,914 (12/31/2009)
Mezzanine Debt:	None	Appraised Value:	$41,130,000
Reserves	Appraisal As-of Date:	2/8/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	73.1%
Tax Reserve:	$221,647	$31,664	NAP	LTV Ratio at Maturity/ARD:	60.2%
Insurance Reserve:	$0	Springing	NAP	Occupancy Rate:	92.6% (2/9/2012)
Replacement Reserve:	$0	$2,408	NAP	2nd Most Recent Occupancy:	90.9% (12/31/2010)
3rd Most Recent Occupancy:	92.0% (12/31/2009)

The Forest Hills Village mortgaged property is comprised of two manufactured housing communities located three miles apart in Loves Park, Illinois (Forest Hills) and Machesney Park, Illinois (Forest View). Developed in phases between 1974 and 2000, Forest Hills is a 101-acre site with 633 pads for 510 single or double-wide sites and 123 double-wide sites. There are also 68 manufactured homes at Forest Hills, currently valuated at $2,890,347, which are a part of the collateral but have not been included in the appraised value. Developed in 1993, Forest View is a 146-acre site, with an additional 9.6 acres of surplus land zoned for manufactured housing, with 330 double-wide pad sites. The Forest Hills Village property was 92.6% occupied as of February 9, 2012 and has maintained a physical occupancy between 90.9 and 92.5% since 2007.

The Forest Hills Village property is located along the Rock River, approximately 80 miles northwest of Chicago, approximately 15 miles south of the Wisconsin border, and adjacent to the city of Rockford, Illinois. The Forest Hills Village property is in close proximity to Interstate 90, which provides direct access to Chicago, Illinois and Madison, Wisconsin. Major employers in the area include Rockford Health System, SwedishAmerican Health System, Wal-Mart Stores, Inc., Rockford Memorial Hospital and OSF Saint Anthony Medical Center. As of 2011, the estimated population within a one-, three- and five-mile radius of Forest Hills was approximately 8,980, 60,969 and 123,956, respectively, and the estimated average household income within a one-, three- and five-mile radius was approximately $53,030, $66,044 and $64,826, respectively. As of 2011, the estimated population within a one-, three- and five-mile radius of Forest View was approximately 3,086, 25,937 and 65,781, respectively, and the average household income within a one-, three- and five-mile radius was approximately $70,032, $70,579 and $67,706 respectively.

The Forest Hills Village sponsor, Edward C. Zeman, is the president of Zeman Homes & Neighborhoods, the eleventh largest manufactured home community owner/operator in the country. Zeman Homes & Neighborhoods provides residential and manufactured housing management and development services, and home financing and leasing services. Zeman Homes & Neighborhoods owns and operates 45 manufactured housing communities consisting of over 10,000 pad sites located in Illinois and Indiana.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-82

MSC 2012-C4	Mattel Building

Mortgage Loan No. 13 – Mattel Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	2031 E. Mariposa Avenue El Segundo, CA 90245
Original Balance:	$29,500,000			General Property Type:	Office
Cut-off Date Balance:	$29,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.7%			Net Rentable Area:	192,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$154
Borrower Name(s):	AGNL Toys, L.P.			Balloon/ARD Balance Per Unit/SF:	$142
Sponsor:	AG Net Lease II Corp.			Year Built / Year Renovated:	1954 / NAP
Mortgage Rate:	4.900%			Title Vesting:	Fee
Note Date:	2/14/2012			Property Manager:	Tenant-Managed
First Payment Date:	4/10/2012
Anticipated Repayment Date:	3/10/2022			Underwriting and Financial Information
Maturity Date:	3/10/2042			UW Revenues(2):	$4,186,060
IO Period:	60 months			UW Expenses:	$720,760
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,465,300
Seasoning:	0 months			UW NCF:	$3,196,810
Original Amortization Term:	360 months			UW NOI DSCR:	1.84x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.8%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAV
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAV
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAV
Reserves				Appraised Value:	$45,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/19/2012
Tax Reserve(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.6%
Insurance Reserve(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.5%
Replacement Reserve(1):	$0	Springing	NAP	Occupancy Rate:	100.0% (12/31/2011)
TI/LC Reserve(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2010)
				3rd Most Recent Occupancy:	100.0% (12/31/2009)

(1)
Monthly reserve collections are waived for taxes and insurance so long as there is no event of default under the loan or the lease, and the tenant is in occupancy and not in bankruptcy. Monthly reserve collections are waived for capital replacement costs, tenant improvements, and leasing commissions if the tenant maintains a minimum BB- credit rating or equivalent, and there is no event of default under the loan.  In addition, monthly reserve collections for capital replacement costs are waived because tenant is responsible for such costs pursuant to the lease.

(2)
UW Revenues reflect the average rental rate in place through the 10-year loan term, plus reimbursements. This equates to an underwritten base rent of $18.18 PSF. The current base rental rate is $16.13 PSF. The next scheduled base rent step is 5/1/2014 to $17.34 PSF. The final base rent step during the loan term is scheduled for 11/1/2021 to $21.54 PSF.

The Mattel Building property is a one-story, single-tenant office and research/development building, with a mezzanine component, containing 192,000 SF, located in El Segundo, California. The property was constructed in 1954 and has gone through periodic renovations. It currently serves as Mattel, Inc.’s global design facility, and has been occupied by the company since 1990. The tenant recently extended its lease expiration from 10/31/2016 to 10/31/2026. The property is located adjacent to Mattel’s global headquarters, and shuttles currently run between the two buildings every 15 minutes. Mattel, Inc. (NYSE: MAT), together with its subsidiaries, engages in the design, manufacture, and marketing of various toy products globally, including Barbie, Hot Wheels, WWE Wrestling, Fisher Price brands, and American Girl brands. The company is currently rated A- by Fitch, Baa1 by Moody’s, and BBB+ by S&P.

The Mattel Building property is located in the South Bay El Segundo office submarket, which, during the third quarter of 2011, had a reported 20.1% vacancy rate. The seven appraisal-provided rent comparables indicate NNN rents of $11.40 - $18.00 PSF.

The mortgage loan sponsor is an affiliate of Angelo, Gordon & Co., a privately held registered investment advisor founded in 1988. The company, which began investing in commercial real estate in 1993, has acquired over $13 billion of properties. The company maintains offices in New York, Los Angeles, Hong Kong, Seoul, Tokyo and Shanghai.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-83

MSC 2012-C4	Sirata Beach Resort

Mortgage Loan No. 14 – Sirata Beach Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	5300 - 5396 Gulf Boulevard St. Pete Beach, FL 33706
Original Balance:		$28,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$28,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.5%		Number of Units/SF:	382 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$73,298
Borrower Name(s):		Sirata Beach Resort LLC		Balloon/ARD Balance Per Unit/SF:	$66,236
Sponsor:		The Nicklaus Family		Year Built / Year Renovated:	1958 / Various
Mortgage Rate:		5.800%		Title Vesting:	Fee
Note Date:		2/13/2012		Property Manager:	Sirata Beach Resort, LLC
First Payment Date:		4/10/2012
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		3/10/2017		UW Revenues:	$18,071,744
IO Period:		None		UW Expenses:	$13,472,581
Original Term to Maturity or ARD:		60 months		UW NOI(2):	$4,599,163
Seasoning:		0 months		UW NCF:	$3,876,293
Original Amortization Term:		300 months		UW NOI DSCR:	2.17x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.83x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	16.4%
Prepayment Provisions:		YM1 (24); DEF/YM1 (32); O (4)		UW NCF Debt Yield:	13.8%
Lockbox/Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	15.3%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$5,386,572 (12/31/2011)
Subordinate Mortgage Debt:		None		Second Most Recent NOI (As of):	$4,423,226 (12/31/2010)
Mezzanine Debt:		None		Third Most Recent NOI (As of):	$5,576,801 (12/31/2009)
Reserves				Appraised Value:	$58,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/1/2012
Tax Reserve:	$126,636	$31,659	NAP	Cut-off Date LTV Ratio:	48.3%
Insurance Reserve:	$55,624	$7,534	NAP	LTV Ratio at Maturity/ARD:	43.6%
FF&E Reserve(1):	$2,000,000	Springing	NAP	Occupancy Rate (As of):	73.0% (12/31/2011)
Def. Maint. Reserve:	$24,375	$0	NAP	2nd Most Recent Occupancy (As of):	66.4% (12/31/2010)
				3rd Most Recent Occupancy (As of):	71.2% (12/31/2009)

(1)
Monthly FF&E escrows equal to 4% of gross revenues will commence with the 24th loan payment. The borrower escrowed $2,000,000 for certain planned upgrades, at loan closing. Planned upgrades include two restaurant renovations, replacement of case goods in all rooms, and certain fire safety improvements.

The Sirata Beach Resort property is an unflagged, full-service, 382-room (including 226 suites and efficiency units) beach resort located on the Gulf of Mexico in St. Pete Beach, Florida. The hotel was originally constructed as a beach-front motel in 1958, but has since been effectively rebuilt and enlarged through construction and acquisition of adjacent properties. The most recent expansion included a new tower with 80 suites constructed in 2000. Altogether, the hotel now consists of 9 buildings of 1 to 8 stories on 12.5 acres of land directly fronting the Gulf of Mexico. The property also includes 15,000 SF of conference and banquet space, two full service restaurants, two beach-front bars, three swimming pools, and a health club and spa. Approximately 80% of demand is derived from leisure travelers.

Eight competing hotels and resorts are noted in the subject market. Including the Sirata Beach Resort property, total room supply is 2,155 units with 2011 overall/average estimated occupancy of 73.4%, an ADR of $144.26, and a RevPAR of $105.89. The property had a 72.9% occupancy, an ADR of $115.80, a RevPAR of $84.42, an occupancy penetration of 99.3%, an ADR penetration of 80.3% and RevPAR penetration of 79.7%.

The mortgage loan sponsors are members of the Nicklaus family, which has owned the Sirata Beach Resort property for almost 50 years. Four siblings, H. Gregg Nicklaus, Lenne B. Nicklaus, Deborah L. Nicklaus and Valerie N. Hval, whose grandfather purchased the property in 1962, currently own, operate and manage the hotel.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-84

MSC 2012-C4	Hilton Springfield

Mortgage Loan No. 15 – Hilton Springfield

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/ Moody’s):	NR/NR/NR			Property Address:	6550 Loisdale Road Springfield, VA 22150
Original Balance:	$25,900,000			General Property Type:	Hospitality
Cut-off Date Balance:	$25,900,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.4%			Number of Units/SF:	245 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$105,714
Borrower Name(s):	Ramspring Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$81,559
Sponsor:	Coakley & Williams			Year Built / Year Renovated:	1978 / 2008-2010
Mortgage Rate:	5.780%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager:	Coakley & Williams Hotel Management Company
First Payment Date:	4/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/10/2022			UW Revenues:	$12,712,336
IO Period:	None			UW Expenses:	$9,052,996
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,659,340
Seasoning:	0 months			UW NCF:	$3,150,850
Original Amortization Term:	300 months			UW NOI DSCR:	1.87x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.61x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	14.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	12.2%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	15.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,645,411 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,477,660 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$3,605,638 (12/31/2009)
Reserves				Appraised Value:	$49,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/12/2012
Tax Reserve:	$323,606	$39,982	NAP	Cut-off Date LTV Ratio:	52.9%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	40.8%
FF&E Reserve(1):	$2,500,000	$42,374	NAP	Occupancy Rate (As of):	69.4% (12/31/2011)
Def. Maint. Reserve:	$260,000	$0	NAP	2nd Most Recent Occupancy (As of):	58.8% (12/31/2010)
Other Reserve(2):	$1,000,000	Springing	NAP	3rd Most Recent Occupancy (As of):	56.7% (12/31/2009)

(1)
The lender holds a $2,500,000 reserve for elective upgrades anticipated for completion in Year 1 of the loan term. These planned costs include the renovation of the property ballrooms, restaurant and main lobby.

(2)
The lender holds a $1,000,000 for certain legal post-closing obligations. In addition, on the date that any Property Improvement Plan is imposed by the franchisor pursuant to the franchise agreement, borrower is required to deposit 125% of the sum required.

The Hilton Springfield property is 245-room full service Hilton hotel in Springfield, Virginia, 13 miles south of Washington D.C. The property is located just off Interstate 95 one exit south of the interchange with Interstate 495 (The Capital Beltway), and approximately 11 miles south of the Pentagon. The 12-story property was constructed in 1978, renovated between 2008 and 2010, and includes 7,814 SF of banquet and meeting space. A 328-seat Houlihan's Restaurant and Bar is located at the property and is operated by the borrower under a franchise agreement. Other amenities include an indoor swimming pool and fitness center. Demand generators include the Federal Government (Fort Belvoir, National Geospatial Intelligence Agency, Defense Logistics Command, Customs, Coast Guard, and the Homeland Security Agency). Private demand generators include Accenture, Boeing Preferred, Booze Allen, Microsoft, Hewlett Packard, Lockheed Martin, Northrop Grumman, Raytheon, and SAIC. Approximately 85% of the weekday business is defense contractor related. The Base Realignment and Closure Act (BRAC) led to the relocation of several military Departments and Agencies to Fort Belvoir and the surrounding area.

Eight competing hotels are noted in the subject market, although the Hilton Springfield property is the only full service hotel in the submarket. Including the property, total room supply is 1,506 units with 2011 overall/average estimated occupancy of 68.0%, an ADR of $135.37, and a RevPAR of $92.06. In 2011, the property reported an average occupancy of 69.4%, an ADR of $150.83, a RevPAR of $104.72, an occupancy penetration of 102.1%, an ADR penetration of 111.4% and RevPAR penetration of 113.8%.

The Hilton Springfield property is owned and operated by affiliates of Coakley & Williams Hotel Management Company, which manages a portfolio of 26 hotels with approximately 4,000 rooms in 13 states and Washington, D.C. The company, or its predecessors, developed its first hotel property in 1971.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-85

MSC 2012-C4	U-Haul 2011 Portfolio

Mortgage Loan No. 16 – U-Haul 2011 Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	Various(2)
Original Balance:	$25,000,000			General Property Type:	Self Storage
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.3%			Number of Units/SF:	375,593 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$67
Borrower Name(s):	Twenty SAC Self-Storage Corporation			Balloon/ARD Balance Per Unit/SF:	$56
Sponsor:	SAC Holding Corporation; Blackwater Investments, Inc.			Year Built / Year Renovated:	Various(2)
Mortgage Rate:	5.775%			Title Vesting:	Fee
Note Date:	2/28/2012			Property Manager:	U-Haul International, Inc.
First Payment Date:	4/1/2012
Anticipated Repayment Date:	3/1/2022			Underwriting and Financial Information
Maturity Date:	3/1/2032			UW Revenues:	$4,838,271
IO Period:	None			UW Expenses:	$1,674,486
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,163,785
Seasoning:	0 months			UW NCF:	$3,080,315
Original Amortization Term:	360 months			UW NOI DSCR:	1.80x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.75x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.7%
Prepayment Provisions:	LO (24); DEF/YM1 (93); O (3)			UW NCF Debt Yield:	12.3%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	14.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,413,145 (TTM 9/30/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,327,926 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,443,478 (12/31/2009)
Reserves				Appraised Value:	$36,120,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/21/2011 - 11/5/2011
Tax Reserve:	$217,330	Springing	NAP	Cut-off Date LTV Ratio:	69.2%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.5%
Replacement Reserve:	$175,000	$6,958	$175,000	Occupancy Rate:	83.5% (12/5/2011)
Other Reserve(1):	$162,676	$0	NAP	2nd Most Recent Occupancy:	78.0% (12/31/2010)
				3rd Most Recent Occupancy:	77.2% (12/31/2009)

(1)	The U-Haul 2011 Portfolio borrower is required also to escrow $162,676 for immediate repairs.

(2)	See table below.

The U-Haul 2011 Portfolio mortgage loan is secured by nine self-storage properties built between 1950 and 1981, located in eight states (Arizona, California, Georgia, New Jersey, Oregon, Rhode Island, Texas and Virginia.)  The U-Haul 2011 Portfolio property consists of 4,619 storage units (approximately 24% are climate controlled) and fourteen parking storage spaces for RV/boats.

The U-Haul 2011 Portfolio properties are operated by U-Haul International, Inc., a subsidiary of AMERCO (NASDAQ: UHAL).  AMERCO, through U-Haul International, Inc., is a do-it-yourself moving and storage operator founded in 1945 and based in Reno, Nevada that supplies products and services to help people move and store household and commercial goods in the United States and Canada. U-Haul International, Inc. engages in the rental of trucks, trailers and self-storage spaces through a network of approximately 1,400 company operated retail moving centers and approximately 15,000 independent U-Haul dealers.

The U-Haul 2011 Portfolio mortgage loan sponsors are SAC Holding Corporation and its parent company, Blackwater Investments, Inc. Mark Shoen, who together with his two brothers collectively own 47.0% of AMERCO, is the sole owner (100%) of both sponsors. Blackwater Investments Inc., through its subsidiaries including SAC Holding Corporation, owns over 212,000 self-storage units comprising over 19.7 million SF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-86

MSC 2012-C4	U-Haul 2011 Portfolio

The following table sets forth further information regarding the U-Haul 2011 Portfolio Property:

Property Summary
Property	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
U-Haul Atlanta	Atlanta, GA	$7,420,000	30%	$10,600,000	1950 / NAP	78.1%	111,839
U-Haul San Antonio	San Antonio, TX	3,860,000	15%	5,520,000	1965 / 1982	94.0%	41,650
U-Haul Warwick	Warwick, RI	3,360,000	13%	4,800,000	1978 / NAP	89.3%	43,479
U-Haul Lemon Grove	Lemon Grove, CA	3,235,000	13%	4,700,000	1961 / NAP	85.4%	21,062
U-Haul Arlington	Arlington, TX	1,975,000	8%	2,900,000	1979 / NAP	93.8%	43,496
U-Haul Mesa	Mesa, AZ	1,760,000	7%	2,700,000	1978 / NAP	86.1%	41,000
U-Haul Portsmouth	Portsmouth, VA	1,610,000	6%	2,300,000	1973 / NAP	80.0%	28,163
U-Haul Toms River	Toms River, NJ	1,110,000	4%	1,600,000	1954 / 1975	63.9%	27,904
U-Haul Bend	Bend, OR	670,000	3%	1,000,000	1981 / NAP	81.3%	17,000
Total / Weighted Average		$25,000,000	100%	$36,120,000		83.5%	375,593

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-87

MSC 2012-C4	Independence Hill Independent Living

Mortgage Loan No. 17 – Independence Hill Independent Living

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Address:	20450 Huebner Road San Antonio, TX 78258
Original Balance:	$22,000,000	General Property Type:	Multifamily
Cut-off Date Balance:	$22,000,000	Detailed Property Type:	Senior Housing
% of Initial Pool Balance:	2.0%	Number of Units:	292 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$75,342
Borrower Name(s):	Stone Oak Villas I, Ltd.	Balloon/ARD Balance Per Unit/SF:	$63,655
Sponsor:	Gary J. Katleman, Jeannine DeVetter	Year Built / Year Renovated:	1987 / 2001
Mortgage Rate:	5.790%	Title Vesting:	Fee
Note Date:	2/29/2012	Property Manager:	Dial Communities, Inc.
First Payment Date:	4/10/2012
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	3/10/2022	UW Revenues:	$8,882,914
IO Period:	None	UW Expenses:	$6,170,677
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,712,237
Seasoning:	0 months	UW NCF:	$2,624,637
Original Amortization Term:	360 months	UW NOI DSCR:	1.75x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	12.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)	UW NCF Debt Yield:	11.9%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	14.1%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,439,113 (12/31/2011)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,852,783 (12/31/2010)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$3,416,930 (12/31/2009)
Reserves	Appraised Value:	$37,850,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/24/2012
Tax Reserve:	$79,569	$26,523	NAP	Cut-off Date LTV Ratio:	58.1%
Insurance Reserve:	$7,987	$7,616	NAP	LTV Ratio at Maturity/ARD:	49.1%
Replacement Reserve(1):	$2,300,000	$7,300	NAP	Occupancy Rate (As of):	88.4% (2/3/2012)
2nd Most Recent Occupancy (As of):	87.7% (12/31/2010)
3rd Most Recent Occupancy (As of):	91.4% (12/31/2009)

(1)	The lender holds a $2,300,000 reserve for certain specified elective upgrades to be performed post-closing, including new siding and landscaping.

The Independence Hill Independent Living property is an independent-living retirement facility containing 292 units ranging in size from 572 to 1,107 SF in two 3- and 4-story main buildings and 10 two-story cottages in San Antonio, TX. Rents range from $1,395 to $4,015 per unit per month and include two meals a day, as well as interior- and exterior-home and yard-maintenance and amenities such as housekeeping and linen service, on-site cafeteria and café, concierge services, scheduled transportation for shopping, church services and appointments, massage therapist and personal trainer, on-site beauty shop and banking services, outdoor heated pool, and guest suites. The residents also have privileges at The Club at Sonterra, a nearby private club that offers golf, tennis, swimming, and social events. There are no nursing or assisted-living services offered at the Independence Hill Independent Living property, which is part of the larger Independence Village at Stone Oak community of independent-living and assisted-living retirement facilities and single-family independent-living villas. The Independence Hill Independent Living property is currently 88% occupied; the average competitor occupancy of 86%.

The full-service hospital nearest the subject property is North Central Baptist Hospital, located just south of the subject site. There are seven other major hospitals located within several miles of the subject, including the University Hospital, Southwest Texas Methodist Hospital, Methodist Children’s Hospital, St. Luke’s Baptist Hospital, Christus Santa Rosa Medical Center, and the Audi L. Murphy V.A. Hospital.

Dial Communities, Inc. (Dial Communities), the parent company of Dial Realty, Corp., is engaged in planning, acquisition, development, financing, construction, leasing, and management of real estate that includes single-family housing, apartment communities, shopping centers, office buildings, senior housing facilities and hotels across the Midwest and Texas. Dial Communities is a real estate investment and development company founded in 1968 and principally operated by Joel Katleman (Chairman) and his son, Gary Katleman (President and CEO). Dial Communities is involved in the acquisition, development, and management of apartment and retirement communities throughout San Antonio, Texas.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-88

MSC 2012-C4	Independence Place - Fort Campbell

Mortgage Loan No. 18 – Independence Place - Fort Campbell

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	3193 Fort Campbell Boulevard Clarksville, TN 37042
Original Balance:	$20,800,000			General Property Type:	Multifamily
Cut-off Date Balance:	$20,800,000			Detailed Property Type:	Garden/Military Housing
% of Initial Pool Balance:	1.9%			Number of Units:	228 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$91,228
Borrower Name(s):	Independence Place Fort Campbell Patriots, LLC			Balloon/ARD Balance Per Unit/SF:	$69,997
Sponsor:	Cecil Phillips; Place Base Housing, LLC			Year Built / Year Renovated:	2009 / NAP
Mortgage Rate:	5.620%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager:	Place Management Group, LLC
First Payment Date:	4/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/10/2022			UW Revenues:	$3,801,245
IO Period:	None			UW Expenses:	$1,567,104
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,234,141
Seasoning:	0 months			UW NCF:	$2,072,141
Original Amortization Term:	300 months			UW NOI DSCR:	1.44x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.34x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	13.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,744,675 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$834,725 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$30,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/19/2011
Tax Reserve:	$56,790	$28,395	NAP	Cut-off Date LTV Ratio:	68.0%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.2%
Replacement Reserve:	$0	$13,509	NAP	Occupancy Rate (As of):	82.4% (2/25/2012)
Def. Maint. Reserve:	$4,688	$0	NAP	2nd Most Recent Occupancy (As of):	88.4% (12/5/2011)
				3rd Most Recent Occupancy (As of):	48.0% (12/25/2010)

The Independence Place - Fort Campbell property is a three-story, 228-unit garden-style apartment complex built in 2009 and located in Clarksville, Tennessee. The property consists of 14 buildings and has 24 one-bedroom/one-bathroom units averaging 697 SF, 96 two-bedroom/ two-bathroom units averaging 906 SF, and 108 four-bedroom/ four-bathroom units averaging 1,414 SF. Leases are typically by the bedroom to accommodate varying troop deployment schedules. The property is located directly across Fort Campbell Boulevard from the Ft. Campbell main entrance and is occupied primarily by military personnel and civilian workforce and contractors associated with the base. Ft. Campbell was ranked 14 out of 97 installations according to the Military Value of Installations section contained within the Department of the Army Analysis and Recommendations May 2005 BRAC report. Units are generally leased furnished. Property amenities include cable TV with HBO, washers and dryers in each unit, internet service, a swimming pool, a fitness center, a basketball court, a sand volleyball court, a computer lab, a game room with pool tables, plasma TVs and gaming stations, a tanning dome, a putting green and outdoor grilling stations.

The five noted comparable properties were built between 2004 and 2010 and have current occupancies from 90% to 98%. The comparable properties range in average size from 909 SF to 1,012 SF, compared to 1,125 SF for the Independence Place - Fort Campbell property. The property is unique in the market in that the apartments are furnished and most utilities are included in the rental rates.

The mortgage loan sponsors are Mr. Cecil Phillips and Place Base Housing, LLC. In 1984, Mr. Phillips founded Phillips International, the predecessor to Place Properties, LP that financed and developed on-campus and off-campus student housing at major US colleges and universities, medical office buildings, shopping centers, and multi-family housing projects, hotels, golf courses, resorts, residential developments, as well as land held for commercial and recreational development. Mr. Phillips has financed, developed, and overseen the development of more than 33,000 bedrooms of on-campus and off-campus housing at 30 different campuses. Place Base Housing, LLC currently has a portfolio of nine military housing properties (including the subject) that total 2,212 units and 5,268 beds. The company has developed eight of the military properties under the Independence Place brand.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-89

MSC 2012-C4	University Park Shopping Center

Mortgage Loan No. 19 – University Park Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	3909 East Evans, 2033, 2043 & 2073 South Colorado Boulevard and 3970 East Buchtel Boulevard Denver, CO 80210
Original Balance:		$20,450,000
Cut-off Date Balance:		$20,181,264		General Property Type:	Retail
% of Initial Pool Balance:		1.8%		Detailed Property Type:	Unanchored
Loan Purpose:		Refinance		Net Rentable Area:	76,006 SF
Borrower Name(s):		UPSC LLC		Cut-off Date Balance Per Unit/SF:	$266
Sponsor:		Jeff Oberg		Balloon/ARD Balance Per Unit/SF:	$225
Mortgage Rate:		5.830%		Year Built / Year Renovated:	2007 / NAP
Note Date(1):		12/22/2010		Title Vesting:	Fee
First Payment Date:		2/5/2011		Property Manager:	St. Charles Realty Management, LLC
Anticipated Repayment Date:		NAP
Maturity Date:		3/5/2022		Underwriting and Financial Information
IO Period:		None		UW Revenues:	$2,438,720
Original Term to Maturity or ARD:		134 months		UW Expenses:	$491,831
Seasoning:		14 months		UW NOI:	$1,946,889
Original Amortization Term:		360 months		UW NCF:	$1,848,841
Loan Amortization Type:		Amortizing		UW NOI DSCR:	1.37x
Interest Accrual Basis:		Actual/360		UW NCF DSCR:	1.30x
Prepayment Provisions:		LO (38); DEF (92); O (4)		UW NOI Debt Yield:	9.6%
Lockbox/Cash Management:		Hard / Springing		UW NCF Debt Yield:	9.2%
Pari Passu Mortgage Debt:		None		UW NCF Debt Yield at Maturity:	10.8%
Subordinate Mortgage Debt:		None		Most Recent NOI (As of):	$1,635,873 (12/31/2011)
Mezzanine Debt:		None		Second Most Recent NOI (As of):	$1,719,147 (12/31/2010)
				Third Most Recent NOI (As of):	$1,332,104 (12/31/2009)
Reserves				Appraised Value:	$30,365,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/10/2012
Tax Reserve(2):	$149,388	$25,246/Springing	NAP	Cut-off Date LTV Ratio:	66.5%
Insurance Reserve(2):	$3,315	$1,105/Springing	NAP	LTV Ratio at Maturity/ARD:	56.2%
Replacement Reserve:	$0	$950	NAP	Occupancy Rate(4):	86.9% (12/31/2011)
TI/LC Reserve:	$0	$6,334	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2010)
Earnout Reserve(3):	$1,300,000	$0	NAP	3rd Most Recent Occupancy:	85.7% (12/31/2009)

(1)
The loan was originated on December 22, 2010. In January 2011, a tenant occupying 19,392 sq. ft. filed for bankruptcy protection and subsequently vacated the property. The loan sponsor subsequently executed a lease for the vacated space (see footnote 4 below) and the loan was modified on March 1, 2012 to extend the loan term to March 5, 2022 and lend an additional $1,300,000 into a lender controlled escrow account (see footnote 3 below).

(2)
The borrower makes monthly deposits of $25,246 and $1,105 for taxes and insurance reserves for the entirety of the property excluding the portion occupied by Office Depot. At lender’s option, additional deposits allocable to Office Depot will spring upon event of default, the tenant rating dropping below BBB-, or failure to provide evidence of tax and insurance payments

(3)
Lender holds a $1,300,000 earnout reserve that may be disbursed to the borrower from time to time upon satisfaction of certain conditions, including a 10.5% NOI debt yield and either (a) construction of a new building on the parcel the borrower plans to develop, or (2) lender’s receipt of a fully executed ground lease for the parcel. Any funds remaining on deposit on March 5, 2015 shall be applied to the outstanding loan balance accompanied by a yield maintenance premium.

(4)
The occupancy figure as of 12/31/2011 includes Vitamin Cottage occupying 19,392 SF and Procuts occupying 1,393 SF. Vitamin Cottage Natural Grocers currently occupies 9,968 SF at the property and recently signed an amendment to relocate to the vacant 19,392 SF space at $23.26 PSF. The 9,968 SF space is underwritten as vacant. Procuts has executed a lease for 1,393 SF at $30 PSF for five years. Both tenant spaces are currently being prepared for occupancy.

The University Park Shopping Center property is a 76,006 SF neighborhood shopping center consisting of four separate buildings on a 6.71 acre parcel in Denver, Colorado. The property is anchored by a 21,666 SF Office Depot, which has been a tenant since 2007 and is leased through 9/30/2017 with five 5-year renewal options. Other tenants include Vitamin Cottage Natural Grocers, which is expanding at the property from 9,968 SF to 19,392 SF on a lease until May 31, 2022, Wells Fargo Bank, and Pei Wei Asian Diner, which reported annualized sales of $428 PSF as of January 2012. The property includes a 0.74-acre parcel on which the borrower plans to develop a pad site.

The University Park Shopping Center property is located in the University/DU neighborhood, which is located approximately seven miles southeast of the Denver CBD.  The 2011 population and average household income within a 5-mile radius are estimated at 406,544, and $68,367, respectively. The six rental comparables had occupancies ranging from 85% to 100%.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-90

MSC 2012-C4	Livermore Medical Office

Mortgage Loan No. 20 – Livermore Medical Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	1133 East Stanley Blvd. Livermore, CA 94550
Original Balance:	$16,500,000			General Property Type:	Office
Cut-off Date Balance:	$16,436,723			Detailed Property Type:	Medical
% of Initial Pool Balance:	1.5%			Net Rentable Area:	63,576 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$259
Borrower Name(s):	LMOA LLC			Balloon/ARD Balance Per Unit/SF:	$221
Sponsor:	Joseph W. Callahan, Jr.			Year Built / Year Renovated:	2003 / NAP
Mortgage Rate:	6.010%			Title Vesting:	Leasehold
Note Date:	11/8/2011			Property Manager:	Callahan Property Company, Inc.
First Payment Date:	12/10/2011
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/10/2021			UW Revenues:	$2,504,038
IO Period:	None			UW Expenses:	$684,496
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,819,542
Seasoning:	4 months			UW NCF:	$1,698,653
Original Amortization Term:	360 months			UW NOI DSCR:	1.53x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.43x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (28); DEF (88); O (4);			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,956,335 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,864,672 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,786,972 (12/31/2009)
Reserves				Appraised Value:	$24,150,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/26/2011
Tax Reserve:	$40,074	$13,358	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance Reserve:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	58.1%
Replacement Reserve:	$0	$1,377	$38,145	Occupancy Rate:	100.0% (2/3/2012)
TI/LC Reserve:	$0	$7,947	$286,097	2nd Most Recent Occupancy:	100.0% (12/31/2010)
				3rd Most Recent Occupancy:	100.0% (12/31/2009)

The Livermore Medical Office property is a 63,576 SF medical office building constructed in 2003 and located in Livermore, California, approximately 35 miles southeast of downtown San Francisco The property is on the ValleyCare Livermore Medical Campus, which contains Valley Memorial Center and Lifestyle Rx. Valley Memorial Center is a 91,758 SF acute rehabilitation and skilled nursing facility with 110 beds. It also contains diagnostic imaging, laboratory, office and occupational health facilities. Lifestyle Rx is a 67,528 SF medical fitness and rehabilitation center. Both Valley Memorial Center and Lifestyles Rx are owned and operated by the property’s largest tenant, ValleyCare Health System. ValleyCare is a private, not-for-profit health system located in Pleasanton and Livermore, CA. ValleyCare leases 8 spaces in the property totaling 49,619 SF, including a 34,159 SF urgent care facility. The Livermore Medical Office property is subject to an unsubordinated ground lease that commenced in June 2003 and has an initial expiration of June 14, 2058, with one 10-year extension option.

Estimated 2011 population within a five-mile radius was 110,094. The East Bay Medical Office occupancy rate is 95% to 100% and the average Livermore medical office occupancy rate is 99.1%.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

III-91

APPENDIX IV

FORM OF DISTRIBUTION DATE STATEMENT

IV-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7 - 9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15 - 16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Realized Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21 - 22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Trust Advisor

Morgan Stanley Capital I Inc. 1585 Broadway New York, NY 10036 Contact: General Information Number Phone Number: (212) 761-4000	Bank of America, N.A. 900 West Trade Street Suite 650 Charlotte, NC 28255 Contact: Investor Reporting Manager Phone Number: (800) 462-0505	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Kevin Donahue Phone Number: (913) 253-9000	Pacific Life Insurance Company 700 Newport Center Drive Newport Beach, CA 92660 Contact: Janine Stallings Phone Number: (949) 219-5404

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00	Appraisal Reduction Amount
Plus Master Servicing Fees for Delinquent Payments Received	0.00		Appraisal	Cumulative	Most Recent
Plus Adjustments for Prior Master Servicing Calculation	0.00	Loan	Reduction	ASER	App. Red.
Total Master Servicing Fees Collected	0.00	Number	Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee	0.00
Interest Adjustments	0.00		Certificate Administration Fee	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
Total Other Collected		0.00	Net Swap Counterparty Payments Paid	0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Property Type (1)							State (1)

Property Type	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							Anticipated Remaining Term (ARD and Balloon Loans)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Note Rate							Remaining Amortization Term (ARD and Balloon Loans)

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

Remaining Stated Term (Fully Amortizing Loans)

							Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals
Totals
See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Yield Ratio (4)							Debt Service Coverage Ratio (3)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Age of Most Recent NOI

							Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

(1) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The DSCRs reported by the Master Servicer may be based on a period of less than 12 months. Regardless, DSCRs are normalized based on the Most Recent Financial as of Start and End Dates as reported on the NOI Detail page of this statement. The Certificate Administrator makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(4) Debt Yield Ratios are calculated using the ending scheduled loan balance and the most current NOI provided by the Master Servicer. If no NOI information is provided by the Master Servicer, the NOI provided in the prospectus supplement is used. The NOI reported by the Master Servicer may be based on a period of less than 12 months. When this is the case, the NOI is annualized using the Most Recent Financial as of Start and End Dates as reported on the NOI Detail page of this statement.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer
Document	Balance at	Scheduled	Current Month	Left to Reimburse	Other (Shortfalls)/	Comments
Cross-Reference	Contribution	Balance		Master Servicer	Refunds

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Morgan Stanley Capital I Trust 2012-C4 Commercial Mortgage Pass-Through Certificates Series 2012-C4	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	04/17/2012
		Record Date:	03/30/2012
		Determination Date:	04/11/2012

Supplemental Reporting

Other Disclosable Special Servicer Fees

APPENDIX V

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are set forth in Appendix VI attached to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Appendix V will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the applicable mortgage loan purchase agreement or the Pooling and Servicing Agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the Issuing Entity, on the other.  Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans.  Each mortgage loan is a whole loan and not a participation interest in a mortgage loan.  At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the mortgage loan seller), participation or pledge, and the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such mortgage loan other than any servicing rights appointment or similar agreement.  The mortgage loan seller has full right and authority to sell, assign and transfer each mortgage loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such mortgage loan.

(2)       Mortgage Loan Document Status. Each related mortgage note, mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such mortgage loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such mortgage loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such mortgage loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related mortgage notes, mortgages or other mortgage loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the mortgage loan seller in connection with the origination of the mortgage loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other mortgage loan documents.

(3)       Mortgage Provisions.  The mortgage loan documents for each mortgage loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the mortgaged property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such mortgage, mortgage note, mortgage loan guaranty, and related mortgage loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage and no such alterations, impairments, modifications or waivers have been completed or consented to after March 1, 2012; (b) no related mortgaged property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such mortgaged property; and (c) neither the related mortgagor nor the related guarantor has been released from its material obligations under the mortgage loan.

(5)       Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of mortgage and assignment of assignment of leases from the mortgage loan seller constitutes a legal, valid and binding assignment from the mortgage loan seller.  Each related mortgage and assignment of leases is freely assignable without the consent of the related mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related mortgagor’s fee (or with respect to those mortgage loans described in paragraph (34) hereof, leasehold) interest in the mortgaged property in the principal amount of such mortgage loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Appendix VI attached to this free writing prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such mortgaged property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the mortgage loan seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the mortgage loan seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance.  Each mortgaged property securing a mortgage loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such mortgage loan (or with respect to a mortgage loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property and condominium declarations; and (f) if the related mortgage loan constitutes a Crossed Mortgage Loan, the lien of the mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the mortgaged property or the security intended to be provided by such mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by the mortgage loan seller thereunder and no claims have been paid thereunder. Neither the mortgage loan seller nor, to the mortgage loan seller’s knowledge, any other holder of the mortgage loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens.  It being understood that B notes secured by the same mortgage as a mortgage loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related mortgaged property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Appendix VI attached to this free writing prospectus, the mortgage loan seller has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)       Assignment of Leases and Rents.  There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related assignment of leases, subject to applicable law, provides for, upon an event of default under the mortgage loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)       UCC Filings.  The mortgage loan seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the mortgage loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such mortgaged property owned by such mortgagor and located on the related mortgaged property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related mortgage loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)     Condition of Property.  The mortgage loan seller or the originator of the mortgage loan inspected or caused to be inspected each related mortgaged property within six months of origination of the mortgage loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each mortgage loan no more than twelve months prior to the Cut-off Date.  To the mortgage loan seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related mortgaged property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such mortgaged property as security for the mortgage loan.

(11)     Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related mortgaged property that would be of equal or superior priority to the lien of the related mortgage and that prior to the Closing Date have become delinquent in respect of each related mortgaged property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)     Condemnation.  As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there is no proceeding pending, and, to the mortgage loan seller’s knowledge as of the date of origination and as of the Closing Date, there is no proceeding threatened, for the total or partial condemnation of such mortgaged property that would have a material adverse effect on the value, use or operation of the mortgaged property.

(13)     Actions Concerning Mortgage Loan.  As of the date of origination and to the mortgage loan seller’s knowledge as of the Closing Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor or mortgagor’s interest in the mortgaged property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to the mortgaged property, (b) the validity or enforceability of the mortgage, (c) such mortgagor’s ability to perform under the related mortgage loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the mortgage loan documents or (f) the current principal use of the mortgaged property.

(14)     Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each mortgage loan are in the possession, or under the control, of the mortgage loan seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related mortgage loan documents are being conveyed by the mortgage loan seller to the depositor or its servicer.

(15)     No Holdbacks.  The principal amount of the mortgage loan stated on the Mortgage Loan Schedule, has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged property, the mortgagor or other considerations determined by the mortgage loan seller to merit such holdback).

(16)     Insurance.  Each related mortgaged property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the mortgage loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the mortgaged property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related mortgaged property.

Each related mortgaged property is also covered, and required to be covered pursuant to the related mortgage loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each mortgage loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the mortgaged property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms and in an amount at least equal to the least of (i) the outstanding principal balance of the related mortgage loan, (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on such mortgaged property, and (iii) 100% of the probable maximum loss for such mortgaged property in the event of a windstorm, as determined by an architectural or engineering consultant.

The mortgaged property is covered, and required to be covered pursuant to the related mortgage loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the mortgaged properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the mortgaged property in the event of an earthquake.  In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such mortgaged property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The mortgage loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related mortgaged property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related mortgage loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the mortgage loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the Trustee.  Each related mortgage loan obligates the related mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the mortgagor’s cost and expense and to charge such mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the mortgage loan seller.

(17)     Access; Utilities; Separate Tax Lots.  Each mortgaged property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the mortgaged property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the mortgaged property or is subject to an endorsement under the related Title Policy insuring the mortgaged property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the mortgage loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the mortgaged property is a part until the separate tax lots are created.

(18)     No Encroachments.  To the mortgage loan seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each mortgage loan, all material improvements that were included for the purpose of determining the appraised value of the related mortgaged property at the time of the origination of such mortgage loan are within the boundaries of the related mortgaged property, except encroachments that do not materially and adversely affect the value or current use of such mortgaged property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related mortgaged property except for encroachments that do not materially and adversely affect the value or current use of such mortgaged property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such mortgaged property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)     No Contingent Interest or Equity Participation.  No mortgage loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the mortgage loan seller.

(20)     REMIC.  The mortgage loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the mortgage loan to the related mortgagor at origination did not exceed the non-contingent principal amount of the mortgage loan and (B) either: (a) such mortgage loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the mortgage loan was originated at least equal to 80% of the adjusted issue price of the mortgage loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the mortgage loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the mortgage loan and (B) a proportionate amount of any lien that is in parity with the mortgage loan; or (b) substantially all of the proceeds of such mortgage loan were used to acquire, improve or protect the real property which served as the only security for such mortgage loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the mortgage loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such mortgage loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the mortgage loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the mortgage loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)     Compliance with Certain Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such mortgage loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)     Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related mortgaged property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such mortgage loan by the Issuing Entity.

(23)     Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, as of the date of origination and, to the mortgage loan seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

(24)     Local Law Compliance.  To the mortgage loan seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each mortgaged property securing a mortgage loan as of the date of origination of such mortgage loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the mortgaged property.  The terms of the mortgage loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)     Licenses and Permits.  Each mortgagor covenants in the mortgage loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the mortgaged property in full force and effect, and to the mortgage loan seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the mortgage loan seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The mortgage loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related mortgaged property is located.

(26)     Recourse Obligations.  The mortgage loan documents for each mortgage loan provide that such mortgage loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related mortgaged property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the mortgagor; (ii) mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the mortgagor; or (iii) voluntary transfers of either the mortgaged property or equity interests in mortgagor made in violation of the mortgage loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related mortgaged property that are not de minimis), for losses and damages sustained by reason of mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the mortgage loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a mortgage loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the mortgage loan documents; or (v) commission of intentional material physical waste at the mortgaged property.

(27)     Mortgage Releases.  The terms of the related mortgage or related mortgage loan documents do not provide for release of any material portion of the mortgaged property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 115% of the related allocated loan amount of such portion of the mortgaged property and (ii) the outstanding principal balance of the mortgage loan, (b) upon payment in full of such mortgage loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the mortgaged property which will not have a material adverse effect on the underwritten value of the mortgaged property and which were not afforded any material value in the appraisal obtained at the origination of the mortgage loan and are not necessary for physical access to the mortgaged property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject mortgage loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject mortgage loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related mortgage loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such mortgaged property after the release is not equal to at least 80% of the principal balance of the mortgage loan outstanding after the release, the mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any mortgage loan, in the event of a taking of any portion of a mortgaged property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the mortgagor can be required to pay down the principal balance of the mortgage loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, condemnation awards may not be required to be applied to the restoration of the mortgaged property or released to the mortgagor, if, immediately after the release of such portion of the mortgaged property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining mortgaged property is not equal to at least 80% of the remaining principal balance of the mortgage loan.

No mortgage loan that is secured by more than one mortgaged property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related mortgaged properties, other than in compliance with the REMIC provisions of the Code.

(28)     Financial Reporting and Rent Rolls.  Each mortgage requires the mortgagor to provide the owner or holder of the mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each mortgage loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the mortgaged properties on a combined basis.

(29)     Acts of Terrorism Exclusion.  With respect to each mortgage loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other mortgage loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the mortgage loan, and, to the mortgage loan seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each mortgage loan, the related mortgage loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the mortgagor under each mortgage loan is required to carry terrorism insurance, but in such event the mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related mortgage loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)     Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each mortgage loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related mortgage loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the mortgage loan documents), (a) the related mortgaged property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related mortgage loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the mortgagor, a specific person or entity designated in the related mortgage loan documents or a person or entity satisfying specific criteria identified in the related mortgage loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Appendix VI attached to this free writing prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related mortgage loan, or future permitted mezzanine debt or (b) the related mortgaged property is encumbered with a subordinate lien or security interest against the related mortgaged property, other than (i) any Serviced Companion Loan or non-serviced companion loan or any subordinate debt that existed at origination and is permitted under the related mortgage loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loans as set forth on Appendix I to this free writing prospectus or (iv) Permitted Encumbrances.  The mortgage or other mortgage loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(31)     Single-Purpose Entity.  Each mortgage loan requires the mortgagor to be a Single-Purpose Entity (as defined below) for at least as long as the mortgage loan is outstanding.  Both the mortgage loan documents and the organizational documents of the mortgagor with respect to each mortgage loan with a Cut-off Date Balance in excess of $5 million provide that the mortgagor is a Single-Purpose Entity, and each mortgage loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the mortgage loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related mortgage loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or mortgaged properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or mortgaged properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)     Defeasance.  With respect to any mortgage loan that, pursuant to the mortgage loan documents, can be defeased (a “Defeasance”), (i) the mortgage loan documents provide for Defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the mortgage loan documents; (ii) the mortgage loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the mortgage loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the mortgage loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the mortgage loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the mortgage loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the mortgage loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all Rating Agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)     Fixed Interest Rates.  Each mortgage loan bears interest at a rate that remains fixed throughout the remaining term of such mortgage loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)     Ground Leases.  For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any mortgage loan where the mortgage loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such mortgaged property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the mortgage loan seller, its successors and assigns, the mortgage loan seller represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related mortgage and does not restrict the use of the related mortgaged property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the mortgage loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related mortgage loan, or 10 years past the stated maturity if such mortgage loan fully amortizes by the stated maturity (or with respect to a mortgage loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the mortgaged property is subject;

(e)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the mortgage loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the mortgage loan and its successors and assigns without the consent of the lessor;

(f)           The mortgage loan seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the mortgage loan seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease.  Such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)           Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related mortgaged property with (so long as such proceeds are in excess of the threshold amount specified in the related mortgage loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related mortgaged property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest; and

(l)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)     Servicing.  The servicing and collection practices used by the mortgage loan seller with respect to the mortgage loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)     Origination and Underwriting.  The origination practices of the mortgage loan seller (or the related originator if the mortgage loan seller was not the originator) with respect to each mortgage loan have been, in all material respects, legal and as of the date of its origination, such mortgage loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Appendix V.

(37)     No Material Default; Payment Record.  No mortgage loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no mortgage loan is in default in making required payments as of the Closing Date.  To the mortgage loan seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related mortgage loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the mortgage loan or the value, use or operation of the related mortgaged property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the mortgage loan seller in this Appendix V.  No person other than the holder of such mortgage loan may declare any event of default under the mortgage loan or accelerate any indebtedness under the mortgage loan documents.

(38)     Bankruptcy.  Neither the mortgaged property (other than any tenants of such mortgaged property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)     Organization of Mortgagor.  With respect to each mortgage loan, in reliance on certified copies of the organizational documents of the mortgagor delivered by the mortgagor in connection with the origination of such mortgage loan, the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no mortgage loan has a mortgagor that is an affiliate of another mortgagor.

(40)     Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain mortgage loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such mortgage loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related mortgaged property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related mortgaged property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To the mortgage loan seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related mortgaged property.

Each mortgage loan set forth on Schedule 2-B to Exhibit 2 to the Mortgage Loan Purchase Agreement (each, a “Schedule 2-B Loan”) is the subject of a pollution legal liability policy issued by a carrier having a claims-paying or financial strength rating as specified in paragraph 16 above, naming the mortgage loan seller and its successors and/or assigns as an additional named insured or the mortgage loan seller and its successors and/or its assigns are named as an additional insured and there is a “mortgagee” endorsement by which the mortgagee automatically becomes the named insured in the event of a foreclosure (an “Environmental Insurance Policy”).  Except as set forth on Appendix VI attached to this free writing prospectus, (i) the Environmental Insurance Policy is in full force and effect, (ii)(a) a property condition or engineering report was prepared with respect to asbestos containing materials (“ACM”) at each related mortgaged property and to lead based paint (“LBP”), and radon gas (“RG”) at each mortgaged property that is used as a multifamily dwelling, and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related mortgaged property, the related mortgagor (A) was required to remediate the identified condition prior to closing the mortgage loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be reasonably sufficient by the mortgage loan seller for the remediation of the condition or circumstance and/or (B) agreed in the mortgage loan documents to establish an operations and maintenance plan after the closing of the mortgage loan that would reasonably be expected to mitigate any material risk arising from or relating to such condition or circumstance, (iii) on the effective date of each Environmental Insurance Policy, any material and adverse environmental condition or circumstance affecting the related mortgaged property (other than the existence of LBP, ACM or RG) was disclosed to the insurer in one or more of the following:  (a) the application for insurance, (b) a borrower questionnaire or (c) an engineering or other report and (iv) the premium of any Environmental Insurance Policy has been pre-paid through the end of the policy’s term.  Each Environmental Insurance Policy covering a mortgaged property identified on Schedule 2-B to Exhibit 2 of the Mortgage Loan Purchase Agreement (1) has a term that is coterminous with, or renewable until, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related mortgage loan and, if renewable rather than coterminous with the maturity date, the related mortgagor is obligated to renew the applicable policy such that the term is coterminous with the maturity date (or Anticipated Repayment Date, as applicable), (2) provides for a deductible in an amount reasonably acceptable to the mortgage loan seller, (3) has per claim and aggregate limits of liability in amounts reasonably acceptable to the mortgage loan seller and (4) contains clauses providing that the policy is non-terminable or cancellable, and may not be terminated or cancelled, without thirty (30) days prior written notice to the mortgagee.

The related mortgage or other mortgage loan documents contain covenants on the part of the related mortgagor requiring its compliance with any and all present and future federal, state and local environmental laws and regulations in connection with the related mortgaged property.  In the related mortgage or other mortgage loan documents, the related mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold the mortgage loan seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party arising from the breach of the environmental representations, warranties or covenants given by the related mortgagor in connection with such mortgage loan.

(41)     Appraisal.  The Mortgage File contains an appraisal of the related mortgaged property with an appraisal date within 6 months of the mortgage loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the mortgage loan seller’s knowledge, had no interest, direct or indirect, in the mortgaged property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)     Mortgage Loan Schedule.  The information pertaining to each mortgage loan which is set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)     Cross-Collateralization.  No mortgage loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Issuing Entity, except as set forth on Schedule 2-C of Exhibit 2 to the Mortgage Loan Purchase Agreement.

(44)     Advance of Funds by Seller.  After origination, no advance of funds has been made by the mortgage loan seller to the related mortgagor other than in accordance with the mortgage loan documents, and, to the mortgage loan seller’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the mortgage loan (other than as contemplated by the mortgage loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or mortgage loan documents).  Neither the mortgage loan seller nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a mortgage loan, other than contributions made on or prior to the date hereof.

(45)     Compliance with Anti-Money Laundering Laws.  The Mortgage loan seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the mortgage loan.

(46)     ARD Loans.  (a)  Each mortgage loan identified on the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date.  Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such mortgage loan.  If the related mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the mortgage loan or a unilateral option (as defined in Section 1001 of the Treasury Regulations) in the mortgage loan exercisable during the term of the mortgage loan, (i) the mortgage loan’s interest rate will step up to an interest rate per annum as specified in the related mortgage loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (as defined below) (which is net of certain costs associated with owning, managing and operating the related mortgaged property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related mortgaged property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such mortgage loan’s Anticipated Repayment Date.  No ARD Loan provides that the property manager for the related mortgaged property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(b)       Each mortgage loan identified on the Mortgage Loan Schedule as an ARD Loan with a hard lockbox requires that tenants at the related mortgaged property shall (and each mortgage loan identified on the Mortgage Loan Schedule as an ARD Loan with a springing lockbox requires that tenants at the related mortgaged property shall, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date) make rent payments into a lockbox controlled by the holder of the mortgage loan and as to which the holder of the mortgage loan has a first priority perfected security interest; provided, however, with respect to each ARD Loan which is secured by a multi-family property with a hard lockbox (or with respect to each ARD Loan which is secured by a multifamily property with a springing lockbox, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date), tenants either pay rents to a lockbox controlled by the holder of the Mortgage Loan or deposit rents with the property manager who will then deposit the rents into a lockbox controlled by the holder of the mortgage loan.

The term “Excess Cash Flow” means the cash flow from the mortgaged property securing an ARD Loan after payments of interest (at the mortgage interest rate) and principal (based on the amortization schedule), and (a) required payments for the tax and insurance escrow fund and ground lease escrow fund, (b) required payments for the monthly debt service escrows, if any, (c) payments to any other required escrow funds and (d) payment of operating expenses pursuant to the terms of an annual budget approved by the servicer and discretionary (lender approved) capital expenditures.

Other.    With respect to any mortgage loan, for purposes of these representations and warranties, the term “to the mortgage loan seller’s knowledge” shall mean that no officer, employee or agent of the mortgage loan seller responsible for the underwriting, origination, servicing or sale of such mortgage loan believes that a given representation or warranty is not true or is inaccurate based upon the mortgage loan seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the mortgage loan seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the mortgage loan seller’s knowledge.

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APPENDIX VI

Exceptions to Mortgage Loan Representations and Warranties

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC MORTGAGE LOANS
APPENDIX I ID#	Mortgage Loan	Representation	Exception

3	50 Central Park South	6
The tenant under the ground lease, MPE Hotel I (New York) LLC, has the right to purchase the hotel unit for the (x) greater of (1) $87,500,000 and (2) the fair market value of the landlord’s estate plus (y) all costs and expenses incurred by the mortgagor, as landlord to cause the defeasance, prepayment or assumption by tenant of any indebtedness encumbering the hotel unit.  The tenant may not exercise this right until after June 20, 2026 unless the tenant assigns its entire right, title and interest in the lease to an unaffiliated third party, in which case the tenant will have the one time, limited right to exercise its purchase option prior to June 20, 2026 contemporaneously with the assignment.  In order for the mortgagor to obtain the release of the mortgagee’s lien in connection with an assignment pursuant to this purchase option, the mortgagor would be required to (a) prepay or defease the mortgage loan in full, or (b) effect an assumption of such mortgage loan by the purchasing tenant, in each case in accordance with, and subject to the terms and conditions of, the related mortgage loan documents.

2	Ty Warner Hotels & Resorts Portfolio	7
Contemporaneously with the related mortgage loan, Fortress Credit Corp. has made a mezzanine loan in the amount of $80,000,000 to Ty CA/MX Holdings II, LLC secured by equity in the related mortgage loan borrower.

15	Hilton Springfield	7
One or more of the owners of direct or indirect ownership interests in the related borrower (but not the SPC Party) may obtain a loan in an amount not to exceed $5,000,000, secured by such Person’s ownership interest in the borrower solely for the purpose of paying for FF&E and/or Franchisor required PIP if necessary during the term of the mortgage loan, subject to certain conditions (as more particularly set forth in Section 11.30 of the related mortgage loan agreement).

15	Hilton Springfield	10
The  mortgaged property has access to a back-up emergency generator located on an adjacent parcel.  One of the conditions to the release of the post-closing funds is that the borrower either produces a recorded easement benefiting the  mortgaged property and providing the owner of

APPENDIX I ID#	Mortgage Loan	Representation	Exception

the mortgaged property with use, access and maintenance rights to the generator, or written evidence that a back-up emergency generator has been installed on the  mortgaged property in compliance with all applicable laws.

18	Independence Place - Fort Campbell	13
Phillips Guarantor (Cecil M. Phillips, an individual) is subject to certain litigation, which if adversely determined, may have a material adverse effect on the ability of Phillips Guarantor to perform its obligations under the guaranty.  The litigation relates to (i) a post-judgment attempt by a construction company to pierce the corporate veil of Place Collegiate Development, LLC (and interposing a fraudulent transfer claim) in order to collect upon a confirmed arbitration award successfully obtained by the construction company against such entity on the basis of a breach of a construction contract, (ii) two separate actions seeking a combined total of approximately $23,000,000 on payment guaranties arising from alleged deficiencies after the foreclosure sale of two properties located in Putnam County, Georgia, (iii) an alleged breach of a real estate purchase and sale agreement for failure to timely close upon the sale of real property located in Jacksonville, Onslow County, North Carolina, and (iv) an adversary proceeding in the context of the Chapter 7 bankruptcy proceeding of an individual debtor alleging breach of an agreement to repay monies lent Cecil Phillips for the purpose of paying certain indebtedness Cecil Phillips and related entities are asserted to have owed to a bank.

1	Shoppes at Buckland Hills	16
Group coverage provided by a syndicate of insurers is permitted through which at least 60% of the coverage (if there are four or fewer members of the syndicate) or at least 50% of the coverage (if there are five or more members of the syndicate) is with carriers having a financial strength of at least “A-” or “A:VII” (with all such carriers having a financial strength of not less than “BBB” and the first layers of coverage provided by insurers having an S&P financial strength rating of at least “A-”).

2	Ty Warner Hotels & Resorts Portfolio	16	With respect to business interruption insurance, the extended period of indemnity required with respect to the Las Ventanas al Paraiso Condominium Property is 60 days.

APPENDIX I ID#	Mortgage Loan	Representation	Exception

With respect to flood insurance, the mortgage loan documents do not require the amount to be the maximum amount available under the National Flood Insurance Program.  The mortgage loan documents require with respect to (1) the Santa Barbara and San Ysidro mortgaged properties, an amount equal to the full replacement cost, (2) the Las Ventanas al Paraiso Hotel Property, an amount equal to $51,300,000 and (3) the Las Ventanas al Paraiso Condominium Property, an amount equal to $14,400,000.

With respect to earthquake insurance, the mortgage loan documents do not require 150% of the probable maximum loss.  The mortgage loan documents require with respect to (1) the Santa Barbara and San Ysidro mortgaged properties, an amount equal to 1 times the probable maximum loss, (2) the Las Ventanas al Paraiso Hotel Property, an amount equal to $45,000,000 and (3) the Las Ventanas al Paraiso Condominium Property, an amount equal to $12,800,000.

With respect to requirement in the mortgage loan documents regarding the use of insurance proceeds, the mortgage loan documents provide that if any management agreement or corresponding manager subordination require insurance proceeds to be used for restoration, the mortgagee must make available the insurance proceeds for restoration of the applicable mortgaged property.

The Santa Barbara mortgaged property is only required to obtain flood insurance equal to the full replacement cost of the improvements plus twelve months of business interruption insurance.  It is possible that such amounts are less than the maximum available under the National Flood Insurance Program.

The San Ysidro mortgaged property is only required to obtain flood insurance equal to the full replacement cost of the improvements.  It is possible that such amounts are less than the maximum available under the National Flood Insurance Program.

The Las Ventanas al Paraiso mortgaged property is required to obtain flood insurance with coverage in the amount of $51,300,000.

The Las Ventanas al Paraiso mortgaged property is required to obtain earthquake insurance with coverage in the amount of $12,800,000.

APPENDIX I ID#	Mortgage Loan	Representation	Exception

The insurance policies maintained with respect to the San Ysidro and Las Ventanas al Paraiso mortgaged properties will not be cancelable without 30 days prior notice to the servicer, or the trustee, for the benefit of the mortgagee, but such notice will only be sent to the first named insured thereunder.

3	50 Central Park South	16
Business interruption insurance must be carried for a period commencing at the time of loss for such length of time as it takes to repair or replace; extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured through the earlier of (i) the date when income at the mortgaged property returns to pre-casualty levels or (ii) twelve (12) months after the restoration; earthquake insurance must only be obtained for areas with a “high degree of seismic activity”.

5	ELS Portfolio	16
Business interruption is required to cover all risks required to be covered by the related mortgage loan agreement for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch and containing an extended period of indemnity endorsement of twelve (12) months from the date that the affected individual  mortgaged property is repaired or replaced and operations are resumed, whichever first occurs, and in an amount equal to one hundred percent (100%) of the net operating income from the affected individual mortgaged property for a period of twenty four (24) months as such net operating income exists at the date of each renewal.  Flood insurance only required in the lesser of the allocated loan amount of the affected property or the maximum required under various federal laws.  Windstorm not specifically required.  General liability does not specifically cover contractual damage.

6	9 MetroTech Center	16	The borrower has the right to self-insure up to $500,000 of the $1,000,000 required commercial general liability insurance.

7	GPB Portfolio 2	16
The borrower is permitted to maintain the policies with insurance companies not meeting the rating requirements, provided borrower obtains a “cut through” endorsement with respect to any such insurer from an insurance company which meets the required claims paying ability ratings.  If borrower desires to maintain insurance from an

APPENDIX I ID#	Mortgage Loan	Representation	Exception

insurance company which does not meet the claims paying ability ratings but the parent of such insurance company, which owns at least fifty one percent (51%) of such insurance company, maintains such ratings, borrower may use such insurance companies if approved by the rating agencies (such approval may be conditioned on items required by the rating agencies including a requirement that the parent guarantee the obligations of such insurance company).  Business interruption is required to cover all risks required to be covered by the related mortgage loan agreement for a period commencing 72 hours after the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch and containing an extended period of indemnity endorsement of twelve (12) months from the date that the affected individual mortgaged property is repaired or replaced and operations are resumed, whichever first occurs, and in an amount equal to one hundred percent (100%) of the projected gross income from the affected individual mortgaged property for a period from the date of loss to a date (assuming total destruction) which is twelve (12) months from the date that such individual mortgaged property is repaired or replaced and operations are resumed.  Flood insurance only required in the lesser of the allocated loan amount of the affected property or the maximum required under various federal laws.  Windstorm not specifically required. General liability does not specifically cover contractual damage.

8	GPB Portfolio 1	16
The borrower is permitted to maintain the policies with insurance companies not meeting the rating requirements, provided borrower obtains a “cut through” endorsement with respect to any such insurer from an insurance company which meets the required claims paying ability ratings.  If borrower desires to maintain insurance from an insurance company which does not meet the claims paying ability ratings but the parent of such insurance company, which owns at least fifty one percent (51%) of such insurance company, maintains such ratings, borrower may use such insurance companies if approved by the rating agencies (such approval may be conditioned on items required by the rating agencies including a requirement that the parent guarantee the obligations of such insurance company).  Business interruption is required to cover all risks required to be covered by the related mortgage loan agreement for a period commencing 72 hours after the time of loss for such length of time as it takes

APPENDIX I ID#	Mortgage Loan	Representation	Exception

to repair or replace with the exercise of due diligence and dispatch and containing an extended period of indemnity endorsement of twelve (12) months from the date that the affected individual mortgaged property is repaired or replaced and operations are resumed, whichever first occurs, and in an amount equal to one hundred percent (100%) of the projected gross income from the affected individual mortgaged property for a period from the date of loss to a date (assuming total destruction) which is twelve (12) months from the date that such individual mortgaged property is repaired or replaced and operations are resumed. Flood insurance only required in the lesser of the allocated loan amount of the affected mortgaged property or the maximum required under various federal laws.  Windstorm not specifically required. General liability does not specifically cover contractual damage.

13	Mattel Building	16
With respect to insurance coverage for damage from windstorm and/or windstorm related perils in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements, personalty and fixtures, the related mortgage loan agreement is silent with respect to windstorm coverage, but provides that borrower is obligated to provide such other reasonable insurance and in such reasonable amounts as lender from time to time may reasonably request upon sixty (60) days’ notice from lender.

14	Sirata Beach Resort	16
The mortgaged property is insured in a multi-layered multi-insurer policy.  With respect to one of the insurers comprising an excess layer of $5,000,000 which is part of the $50,000,000 in excess of $50,000,000 coverage, the insurer is not rated by Standard & Poor’s Rating Service or Moody’s Investors Service, Inc. and has a claims-paying or financial strength rating of “A-:V” from A.M. Best Company.

18	Independence Place - Fort Campbell	16
The borrower must obtain/maintain business income insurance (A) with loss payable to lender; (B) covering all risks required to be covered by the insurance provided for in the “all risk” policy for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss,

APPENDIX I ID#	Mortgage Loan	Representation	Exception

or the expiration of six (6) months from the date that the mortgaged property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the mortgaged property for a period from the date of loss to a date (assuming total destruction) which is six (6) months from the date that the mortgaged property is repaired or replaced and operations are resumed.

27	Revlon R&D Facility	16
With respect to insurance coverage for damage from windstorm and/or windstorm related perils in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements, personalty and fixtures, the related mortgage loan agreement is silent with respect to windstorm coverage, but provides that borrower is obligated to provide such other reasonable insurance and in such reasonable amounts as lender from time to time may reasonably request upon sixty (60) days’ notice from lender.

2	Ty Warner Hotels & Resorts Portfolio	23
With respect to the Las Ventanas al Paraiso mortgaged property, the security agreement is a security trust not a deed of trust.  However, the security trustee serves as a trustee under the security trust agreement.  The security trustee is HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Division Fiduciaria.  The security trustee may be replaced by the mortgagee in accordance with the terms of the security trust agreement and applicable law.  Pursuant to the terms of the mortgage loan documents, the security trustee is entitled to an annual fee equal to $18,000 per year payable by mortgagor for the ongoing management of the security trust.

2	Ty Warner Hotels & Resorts Portfolio	26
The mortgage loan only imposes personal liability for any losses incurred by the mortgagee with respect to transfers in violation of Article 7 of the related mortgage loan agreement.

Transfers of either the mortgaged property or equity interests in mortgagor made in violation of the mortgage loan documents constitute a recourse event to the extent of losses incurred and do not constitute a full recourse event.

3	50 Central Park South	26	Commission of material physical waste is not specifically a recourse event.

APPENDIX I ID#	Mortgage Loan	Representation	Exception

6	9 MetroTech Center	26	The carve out guaranty covers only voluntary/collusive involuntary bankruptcy and certain ground lease issues and is capped at $20,000,000.

13	Mattel Building	26
With respect to recourse for a breach of the environmental covenants in the related mortgage loan documents, provided no Environmental Trigger Event (defined below) has occurred, the related mortgage loan agreement limits the maximum liability for a breach of the environmental covenants to $29,500,000.  “Environmental Trigger Event” shall mean a downgrade, withdrawal or qualification of the credit rating of Mattel (or any replacement tenant approved by lender) to “BBB-” (or its equivalent) or lower by any rating agency.

2	Ty Warner Hotels & Resorts Portfolio	27
The related mortgage loan documents permit the release of the San Ysidro mortgaged property and/or the Las Ventanas al Paraiso mortgaged property, subject to the satisfaction of certain conditions, including, but not limited to, (i) the debt yield with respect to the remaining mortgaged property after giving effect to such defeasance event (assuming a loan amount equal to the outstanding principal balance of the remaining undefeased notes) being equal to at least 19.5%, and (ii) provision of defeasance collateral in an amount equal to the greater of (A) 120% of the allocated principal loan amount in respect of the released property and (B) an amount such that the remaining undefeased notes meet the 19.5% debt yield requirement.

5	ELS Portfolio	27
With respect to a release of one or more mortgaged properties, the borrower is to pay the release amount for such individual mortgaged property.  The release amount is the allocated loan amount for such individual mortgaged property being released multiplied by (a) with respect to the first property release, 110%, and (b) with respect to each property release after the first partial defeasance event, 115%.

7	GPB Portfolio 2	27
The related mortgage loan documents permit the release of an individual mortgaged property through a partial defeasance after an initial lock-out period of at least two (2) years following the date of the issuance of the Certificates, subject to the satisfaction of certain conditions, including, but not limited to:  (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount with respect to such

APPENDIX I ID#	Mortgage Loan	Representation	Exception

defeased mortgaged property; (ii) after the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the related mortgage loan is not less than the actual debt service coverage ratio of such mortgage loan prior to the partial defeasance (1.44x); and (iii) with respect to each individual mortgaged property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the mortgage loan documents (or any successors under leases approved under the mortgage loan documents or as otherwise permitted pursuant to the mortgage loan documents) remain in occupancy, pay rent and are not in default at the related mortgaged property.

8	GPB Portfolio 1	27
The related mortgage loan documents permit the release of an individual mortgaged property through a partial defeasance after an initial lock-out period of at least two (2) years following the date of the issuance of the Certificates, subject to the satisfaction of certain conditions, including, but not limited to:  (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount with respect to such defeased mortgaged property; (ii) after the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the related mortgage loan is not less than the actual debt service coverage ratio of such mortgage loan prior to the partial defeasance (1.63x); and (iii) with respect to each individual mortgaged property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the mortgage loan documents (or any successors under leases approved under the mortgage loan documents or as otherwise permitted pursuant to the mortgage loan documents) remain in occupancy, pay rent and are not in default at the related mortgaged property.

2	Ty Warner Hotels & Resorts Portfolio	28
The related mortgage loan documents require monthly delivery of rent rolls, not quarterly or annually. The related mortgage loan documents require monthly delivery of operating statements, not quarterly.

The related mortgage loan documents do not require the annual financial statements to be completed on a combined basis for the four mortgagors.

APPENDIX I ID#	Mortgage Loan	Representation	Exception

3	50 Central Park South	28	Due to the use of the mortgaged property by the ground tenant as a hotel, the delivery of rent rolls is not required by the related mortgage loan agreement.

1	Shoppes at Buckland Hills	29	There is a terrorism insurance premium cap of $100,000 annually.

5	ELS Portfolio	29	Terrorism coverage is not required pursuant to the terms of the loan documents.

6	9 MetroTech Center	29	There is a cap on the required annual terrorism insurance premium of $150,000.

7	GPB Portfolio 2	30	The related mortgage loan agreement does not provide that the mortgagor is responsible for rating agency fees, specifically.

8	GPB Portfolio 1	30	The related mortgage loan agreement does not provide that the mortgagor is responsible for rating agency fees, specifically.

15	Hilton Springfield	30
Coakley & Williams Holdings Inc. (i.e. one of the guarantors) is permitted to dissolve its corporate existence so long as, inter alia, all right, title and interest to its assets is indefeasibly distributed, transferred and vested, in an equal manner (i.e., 50%/50%), in and to Williams Holdings LLC and Bavarian Holdings LLC (i.e. the remaining guarantors).

One or more of the owners of direct or indirect ownership interests in borrower (but not the SPC Party) may obtain a mortgage loan in an amount not to exceed $5,000,000, secured by such person or entity’s ownership interest in borrower solely for the purpose of paying for FF&E and/or Franchisor required PIP if necessary during the term of the mortgage loan, subject to certain conditions (as more particularly set forth in Section 11.30 of the related mortgage loan agreement).

2	Ty Warner Hotels & Resorts Portfolio	31
The San Ysidro mortgagor previously owned real property other than the San Ysidro mortgaged property.  This previously owned property was and remains vacant, unimproved land and was previously transferred by the San Ysidro mortgagor to an affiliate

15	Hilton Springfield	31
Borrower previously owned and developed an adjacent parcel.  Lender escrowed $1,000,000 of the mortgage loan proceeds, which will be released upon receipt of, inter alia, evidence satisfactory to lender that borrower has transferred

APPENDIX I ID#	Mortgage Loan	Representation	Exception

the mortgaged property into a newly-formed Acceptable Delaware LLC and effectuated a property sale. The property sale must take place after securitization.  The borrower must provide evidence of both the Franchisor’s and Houlihan’s Franchisor’s approval to the property sale, a date down endorsement to the Title Insurance Policy, updated legal opinions from New York and Virginia counsel, a new non-consolidation opinion and special Delaware opinions.

2	Ty Warner Hotels & Resorts Portfolio	32
The successor borrower is not required to be a special purpose entity, but the mortgage note provides the mortgagee discretion to approve the successor borrower, including its organizational structure.

5	ELS Portfolio	32
In connection with a defeasance event, the release amount is the allocated loan amount for such individual mortgaged property being defeased multiplied by (a) with respect to the first partial defeasance event, 110%, and (b) with respect to each partial defeasance event after the first partial defeasance event, 115%.

7	GPB Portfolio 2	32
In addition to “government securities”, the definition of defeasance collateral includes other non-callable instruments, which (i) if a securitization has occurred, will not cause the REMIC trust formed pursuant to such securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code, (ii) will not result in a reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a certificate, (iii) are then outstanding and (iv) are then being generally accepted by the rating agencies without any reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a securitization.

8	GPB Portfolio 1	32
In addition to “government securities”, the definition of defeasance collateral includes other non-callable instruments, which (i) if a securitization has occurred, will not cause the REMIC trust formed pursuant to such securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code, (ii) will not result in a reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a certificate, (iii) are then outstanding and (iv) are then being generally accepted by the rating agencies without

APPENDIX I ID#	Mortgage Loan	Representation	Exception
			any reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a securitization.

7	GPB Portfolio 2	34	The term of the ground lease expires on January 31, 2037.

6	9 MetroTech Center	34
The lessor has not agreed in writing that the ground lease cannot be amended without lender’s consent, but this is a covenant of the borrower and if the borrower willfully violates the covenant, it is a recourse carve out obligation that the guarantor is responsible for (the mortgage loan becomes full recourse but guarantor’s liability is capped at $20,000,000).

2	Ty Warner Hotels & Resorts Portfolio	39	Two of the owners (Paraiso Los Cabos, S. DE R.L. DE C.V. and Paraiso BB Mexico, S. DE R.L. DE C.V.) are entities organized under the laws of Mexico.

7	GPB Portfolio 2	39	The borrowers under each of the GPB Portfolio 1 mortgage loan and the GPB Portfolio 2 mortgage loan are affiliates.

8	GPB Portfolio 1	39	The borrowers under each of the GPB Portfolio 1 mortgage loan and the GPB Portfolio 2 mortgage loan are affiliates.

18	Independence Place - Fort Campbell	39	The borrowers are affiliates under common ownership and control.

2	Ty Warner Hotels & Resorts Portfolio	40
Las Ventanas al Paraiso mortgaged property - The ESA for the related mortgaged property concluded that the former presence of dry cleaning solvents (tetrachloroethylene or “PCE”) and PCE-containing wastes associated with the operation of a dry cleaning machine that had been present within a building on the mortgaged property from 1998 to 2010 constituted a REC.  The ESA stated that if it is necessary to document whether these operations have significantly impacted the environmental condition of the mortgaged property, then additional investigation would be needed.  The ESA further noted that the former PCE dry cleaning machine reportedly had been contained in a steel containment pan located on concrete, within a building that sits upon a 264,000 gallon water cistern that is constantly replenished.  The ESA also noted that there were no known regulatory or reporting requirements regarding the former dry cleaning machine and that there were no documented or reported releases of PCE to the environment.

APPENDIX I ID#	Mortgage Loan	Representation	Exception

Santa Barbara mortgaged property - The ESA for the related mortgaged property concluded that the use of a dry cleaning machine that used PCE from 1986 through the present constituted a REC as did the use of a separate waste storage area for PCE-containing waste.  The following considerations were noted: (i) in 1999 a new dry cleaning machine had been installed on top of a steel containment pan, (ii) floor drains had been sealed or bermed, (ii) the storage area had been upgraded with a berm, and (iv) other than a 1993 17 gallon PCE release that received regulatory closure in August 1997 after an investigation and remediation, no other PCE releases were known to have occurred.  The ESA stated that if it is necessary to document whether these operations have significantly impacted the environmental condition of the mortgaged property, then additional investigation would be needed.  The ESA also identified the following additional RECs: (i) a pending request for case closure from the Santa Barbara County Fire Prevention Division regarding petroleum hydrocarbons detected in soils for which the ESA recommended continuing to pursue closure; (ii) a 55 gallon drum located in a safety cabinet for which the ESA recommended improved secondary containment; and (iii) the potential presence of asbestos-containing materials for which the ESA recommended verification sampling prior to renovations or repairs and the development and implementation of an Operations and Maintenance Plan.

San Ysidro mortgaged property - The ESA for the related mortgaged property identified as a REC the potential presence of asbestos-containing materials for which the ESA recommended a comprehensive asbestos survey and abatement as applicable and, prior to renovations or repairs, the development and implementation of an Operations and Maintenance Plan.

27	Revlon R&D Facility	40	The related environmental indemnity agreement requires borrower to comply and “use commercially reasonable efforts to cause all uses” of the mortgaged property to comply with environmental laws.

BANK OF AMERICA, NATIONAL ASSOCIATION MORTGAGE LOANS

APPENDIX I ID#	Mortgage Loan	Representation	Exception

11	Southbrook and Baybrook Village Center	5	The Title Policy includes exceptions for leases and such exceptions are not limited to the rights of tenants as tenants only.

11	Southbrook and Baybrook Village Center	6	The Title Policy includes exceptions for leases and such exceptions are not limited to the rights of tenants as tenants only.

2	Ty Warner Hotels & Resorts Portfolio	7
Contemporaneously with the related mortgage loan, Fortress Credit Corp. has made a mezzanine loan in the amount of $80,000,000 to Ty CA/MX Holdings II, LLC secured by equity in the related mortgage loan borrower.

16	U-Haul 2011 Portfolio	13
A shareholder derivative lawsuit in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV 02-05602 is currently pending (“Pending Action”). The following mitigating actions have been taken to address the Pending Action: (i) representation in the related mortgage loan documents from the borrower and guarantor that the Pending Action will not have a material adverse effect, (ii) a non-recourse carveout from borrower and guarantor for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title from the Pending Action and (iii) affirmative title coverage addressing the Pending Action and insuring the enforceability and priority of the lien of the mortgages.

2	Ty Warner Hotels & Resorts Portfolio	16
With respect to business interruption insurance, the extended period of indemnity required with respect to the Las Ventanas al Paraiso Condominium Property is 60 days.

With respect to flood insurance, the mortgage loan documents do not require the amount to be the maximum amount available under the National Flood Insurance Program.  The mortgage loan documents require with respect to (1) the Santa Barbara and San Ysidro mortgaged properties, an amount equal to the full replacement cost, (2) the Las Ventanas al Paraiso Hotel Property, an amount equal to $51,300,000 and (3) the Las Ventanas al Paraiso Condominium Property, an amount equal to $14,400,000.

With respect to earthquake insurance, the mortgage loan documents do not require 150% of

APPENDIX I ID#	Mortgage Loan	Representation	Exception

the probable maximum loss.  The mortgage loan documents require with respect to (1) the Santa Barbara and San Ysidro mortgaged properties, an amount equal to 1 times the probable maximum loss, (2) the Las Ventanas al Paraiso Hotel Property, an amount equal to $45,000,000 and (3) the Las Ventanas al Paraiso Condominium Property, an amount equal to $12,800,000.

With respect to requirement in the mortgage loan documents regarding the use of insurance proceeds, the mortgage loan documents provide that if any management agreement or corresponding manager subordination require insurance proceeds to be used for restoration, the mortgagee must make available the insurance proceeds for restoration of the applicable mortgaged property.

The Santa Barbara mortgaged property is only required to obtain flood insurance equal to the full replacement cost of the improvements plus twelve months of business interruption insurance.  It is possible that such amounts are less than the maximum available under the National Flood Insurance Program.

The San Ysidro mortgaged property is only required to obtain flood insurance equal to the full replacement cost of the improvements.  It is possible that such amounts are less than the maximum available under the National Flood Insurance Program.

The Las Ventanas al Paraiso mortgaged property is required to obtain flood insurance with coverage in the amount of $51,300,000.

The Las Ventanas al Paraiso mortgaged property is required to obtain earthquake insurance with coverage in the amount of $12,800,000.

The insurance policies maintained with respect to the San Ysidro and Las Ventanas al Paraiso mortgaged properties will not be cancelable without 30 days prior notice to the servicer, or the trustee, for the benefit of the mortgagee, but such notice will only be sent to the first named insured thereunder.

10	United HealthCare Services	16	The related mortgage loan documents permit the tenant to self-insure and if it does, such insurance is “deemed” to comply with the requirements of the related mortgage loan agreement.

34	CVS Altamonte Springs	16	If CVS is a tenant and the CVS lease requires payment of full rent under certain events that would otherwise require related mortgagor to

APPENDIX I ID#	Mortgage Loan	Representation	Exception

maintain business interruption coverage (that includes 12 months loss of rental income), such mortgagor will not be required to maintain such coverage.

So long as (1) the CVS lease is in effect, (2) there is no uncured default by the tenant thereunder and (3) there is no uncured event of default, the related mortgagor is not required to obtain any of the standard insurance coverages required under the related mortgage loan documents if the tenant under the CVS lease maintains insurance with coverage and carriers (or self-insures) in compliance with the such provisions; provided, however, the related mortgagor is required to provide and maintain terrorism insurance coverage with an estimated annual premium of $2,165.00 under a separate policy at such mortgagor’s expense. The related mortgage loan lender acknowledged (i) that CVS maintains all policies except terrorism required pursuant to the CVS lease by self-insurance or otherwise and (ii) the insurance policies so maintained by CVS and the terrorism coverage maintained by such mortgagor satisfy such mortgage loan lender’s insurance requirements.

30	Norwalk Self Storage	16	The related mortgage loan documents only required flood insurance in amounts as reasonably required by the mortgagee.

21	South Texas Hotel Portfolio	17
The mortgaged property referred to as the “Laredo Property” in the South Texas Hotel Portfolio is assessed as part of a larger tax lot. The related mortgage loan agreement, for purposes of the tax escrow calculation, uses the entire lot and not just the mortgaged property referred to as the “Laredo Property” for determining monthly reserve amounts.  There is no indication that an application has been made to the applicable governing authority for the creation of a separate tax lot.  The Title Policy does not contain a separate tax lot endorsement.

2	Ty Warner Hotels & Resorts Portfolio	23
With respect to the Las Ventanas al Paraiso mortgaged property, the security agreement is a security trust not a deed of trust.  However, the security trustee serves as a trustee under the security trust agreement.  The security trustee is HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Division Fiduciaria.  The security trustee may be replaced by the mortgagee in accordance with the terms of the security trust agreement and applicable law.  Pursuant to the terms of the mortgage loan

APPENDIX I ID#	Mortgage Loan	Representation	Exception
			documents, the security trustee is entitled to an annual fee equal to $18,000 per year payable by mortgagor for the ongoing management of the security trust.

34	CVS Altamonte Springs	25	The related mortgagor has no obligation to keep and maintain licenses and permits required by CVS, the sole tenant, for CVS’ operation of the related mortgaged property.

2	Ty Warner Hotels & Resorts Portfolio	26
The mortgage loan only imposes personal liability for any losses incurred by the mortgagee with respect to transfers in violation of Article 7 of the related mortgage loan agreement.

Transfers of either the mortgaged property or equity interests in mortgagor made in violation of the mortgage loan documents constitute a recourse event to the extent of losses incurred and do not constitute a full recourse event.

11	Southbrook and Baybrook Village Center	26	Provided certain conditions are met, the related mortgagor has the right to replace the guarantor with O’Connor/Wafra Retail Fund, L.P., which is the sole member of such mortgagor.

30	Norwalk Self Storage	26	The related mortgage loan agreement excludes certain assets of the borrower principal from recourse, specifically personal homes of both guarantors and inherited assets after the date of the closing.

2	Ty Warner Hotels & Resorts Portfolio	27
The related mortgage loan documents permit the release of the San Ysidro mortgaged property and/or the Las Ventanas al Paraiso mortgaged property, subject to the satisfaction of certain conditions, including, but not limited to, (i) the debt yield with respect to the remaining mortgaged property after giving effect to such defeasance event (assuming a loan amount equal to the outstanding principal balance of the remaining undefeased notes) being equal to at least 19.5%, and (ii) provision of defeasance collateral in an amount equal to the greater of (A) 120% of the allocated principal loan amount in respect of the released property and (B) an amount such that the remaining undefeased notes meet the 19.5% debt yield requirement.

4	Capital City Mall	27
The related mortgage loan documents permit the release of an identified out-parcel that is subject to the lien of the related mortgage, subject to the satisfaction of certain conditions, including, but not limited to: (i) the debt service coverage ratio of the remaining mortgaged property for the preceding twelve calendar months must be greater

APPENDIX I ID#	Mortgage Loan	Representation	Exception

than (A) the debt service coverage ratio for the entire mortgaged property (including the out-parcel) immediately prior to such release and (B) 1.15x, (ii) the related mortgagor must either (A) prepay a portion of the outstanding principal balance of the related mortgage note in an amount equal to the “Out-Parcel Release Price” (as defined in the related mortgage loan agreement) together with the related yield maintenance premium (provided that following such prepayment the ratio of the unpaid principal balance of the related mortgage loan to the value of the remaining mortgaged property may not be greater than 125%) or (B) partially defease the related mortgage loan in an amount equal to the “Out-Parcel Release Price” (and provide a REMIC opinion with respect to such partial defeasance), and (iii) execution of an amendment to the related ground lease removing such out-parcel from such ground lease.

21	South Texas Hotel Portfolio	27
The related mortgage loan documents permit the release of the mortgaged property identified as “Holiday Inn Express Laredo” through partial defeasance, subject to the satisfaction of certain conditions, including, but not limited to:  (i) the debt service coverage ratio of the remaining mortgaged properties after taking into account such release must be greater than (A) the debt service coverage ratio for the entire mortgaged property immediately prior to such release and (B) 1.60x, and (ii) the loan-to-value ratio after taking into account such release will not be greater than 75%.

2	Ty Warner Hotels & Resorts Portfolio	28
The related mortgage loan documents require monthly delivery of rent rolls, not quarterly or annually. The related mortgage loan documents require monthly delivery of operating statements, not quarterly.

The related mortgage loan documents do not require the annual financial statements to be completed on a combined basis for the four mortgagors.

34	CVS Altamonte Springs	29	The related mortgagor is required to maintain terrorism coverage with an estimated annual premium of $2,165.00.

11	Southbrook and Baybrook Village Center	30
The removal of O’Connor/Wafra Management Partners, LLC as the general partner of O’Connor/Wafra Retail Fund, L.P. as set forth in the related JV agreement is permitted provided that (i) following such removal, the general partner of O’Connor/Wafra Retail Fund, L.P. is an

APPENDIX I ID#	Mortgage Loan	Representation	Exception

entity controlled by WAFRA Investment Advisory Group, Inc., (ii) The Public Institution For Social Security (Kuwait) continues to own at least 51% interest in and control WAFRA Investment Advisory Group, Inc. and (iii) O’Connor Associates L.P. or The Public Institution For Social Security (Kuwait) must continue to own at least 3% direct and/or indirect interest in the related mortgagor and O’Connor Associates L.P. or WAFRA Investment Advisory
Group, Inc. control such mortgagor and the mortgaged property.

In connection with an assumption in accordance with the terms of the related mortgage loan agreement which occurs 36 months after origination, a direct or indirect owner of the related transferee, other than any “SPE Component Entity” (as defined in the related mortgage loan documents) of such transferee, will be permitted to incur mezzanine financing secured by the mezzanine equity collateral provided certain conditions are met.

16	U-Haul 2011 Portfolio	30	The related mortgagor is only specifically required to cover costs for an assumption.

30	Norwalk Self Storage	30
For purposes of the transfer restrictions, a change of control in the related mortgagor will not be deemed to have occurred if (1) as to Westport Properties, Inc., if upon the death, retirement or incapacity of Barry L. Hoeven, the management of Westport Properties, Inc. is vested in Charles Byerly, Drew Hoeven, and Mark McGilvray and (2) as to borrower principal, if upon the death, retirement or incapacity of Barry L. Hoeven, the management of borrower principal is vested in Cindy Hoeven or Drew Hoeven.

2	Ty Warner Hotels & Resorts Portfolio	31
The San Ysidro mortgagor previously owned real property other than the San Ysidro mortgaged property.  This previously owned property was and remains vacant, unimproved land and was previously transferred by the San Ysidro mortgagor to an affiliate

2	Ty Warner Hotels & Resorts Portfolio	32
The successor borrower is not required to be a special purpose entity, but the mortgage note provides the mortgagee discretion to approve the successor borrower, including its organizational structure.

4	Capital City Mall	32	The successor borrower is not required to be a special purpose entity, but the mortgage note provides the mortgagee discretion to approve the

APPENDIX I ID#	Mortgage Loan	Representation	Exception
			successor borrower, including its organizational structure.

10	United HealthCare Services	32
The successor borrower is not required to be a special purpose entity, but the mortgage note provides the mortgagee discretion to approve the successor borrower, including its organizational structure.

28	Galderma Laboratories	32
The successor borrower is not required to be a special purpose entity, but the mortgage note provides the mortgagee discretion to approve the successor borrower, including its organizational structure.

37	West Alameda Self Storage	32
The successor borrower is not required to be a special purpose entity, but the mortgage note provides the mortgagee discretion to approve the successor borrower, including its organizational structure.

12	Forest Hills Village	32	The related mortgagor’s obligation to pay legal fees in connection with the assignment and assumption related to the defeasance is capped at $10,000.

16	U-Haul 2011 Portfolio	33	The interest rate increases on the Anticipated Repayment Date.

2	Ty Warner Hotels & Resorts Portfolio	39	Two of the owners (Paraiso Los Cabos, S. DE R.L. DE C.V. and Paraiso BB Mexico, S. DE R.L. DE C.V.) are entities organized under the laws of Mexico.

2	Ty Warner Hotels & Resorts Portfolio	40
Las Ventanas al Paraiso mortgaged property - The ESA for the related mortgaged property concluded that the former presence of dry cleaning solvents (tetrachloroethylene or “PCE”) and PCE-containing wastes associated with the operation of a dry cleaning machine that had been present within a building on the mortgaged property from 1998 to 2010 constituted a REC.  The ESA stated that if it is necessary to document whether these operations have significantly impacted the environmental condition of the mortgaged property, then additional investigation would be needed.  The ESA further noted that the former PCE dry cleaning machine reportedly had been contained in a steel containment pan located on concrete, within a building that sits upon a 264,000 gallon water cistern that is constantly replenished.  The ESA also noted that there were no known regulatory or reporting requirements regarding the former dry cleaning machine and that there were no documented or reported

APPENDIX I ID#	Mortgage Loan	Representation	Exception

releases of PCE to the environment.

Santa Barbara mortgaged property - The ESA for the related mortgaged property concluded that the use of a dry cleaning machine that used PCE from 1986 through the present constituted a REC as did the use of a separate waste storage area for PCE-containing waste.  The following considerations were noted: (i) in 1999 a new dry cleaning machine had been installed on top of a steel containment pan, (ii) floor drains had been sealed or bermed, (ii) the storage area had been upgraded with a berm, and (iv) other than a 1993 17 gallon PCE release that received regulatory closure in August 1997 after an investigation and remediation, no other PCE releases were known to have occurred.  The ESA stated that if it is necessary to document whether these operations have significantly impacted the environmental condition of the mortgaged property, then additional investigation would be needed.  The ESA also identified the following additional RECs: (i) a pending request for case closure from the Santa Barbara County Fire Prevention Division regarding petroleum hydrocarbons detected in soils for which the ESA recommended continuing to pursue closure; (ii) a 55 gallon drum located in a safety cabinet for which the ESA recommended improved secondary containment; and (iii) the potential presence of asbestos-containing materials for which the ESA recommended verification sampling prior to renovations or repairs and the development and implementation of an Operations and Maintenance Plan.

San Ysidro mortgaged property - The ESA for the related mortgaged property identified as a REC the potential presence of asbestos-containing materials for which the ESA recommended a comprehensive asbestos survey and abatement as applicable and, prior to renovations or repairs, the development and implementation of an Operations and Maintenance Plan.

16	U-Haul 2011 Portfolio	46	The manager-removal debt service coverage ratio test does not specify that it will be calculated without taking into account the increase in the interest rate on the Anticipated Repayment Date.

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EXHIBIT A

Prospectus

A-1

Morgan Stanley Capital I Inc., Depositor
Commercial Mortgage Pass-through Certificates, Issuable in Series

We are Morgan Stanley Capital I Inc., the depositor with respect to each series of offered certificates.  We intend to periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.  The issuing entity for each series of offered certificates will be a New York common law trust formed by us.  We may offer certificates through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Plan of Distribution.”

Each trust fund will consist primarily of one or more segregated pools of:

1)            multifamily and/or commercial mortgage loans;
2)            mortgage pass-through certificates or other mortgage backed securities;
3)            direct obligations of the United States or other governmental agencies; or
4)            any combination of the above.

The certificates of any series may consist of one or more classes.  A given class may:
●	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;
●	be senior or subordinate to one or more other classes in respect of distributions;
●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
●	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
●	provide for sequential distributions of principal; or
●	provide for distributions based on a combination of any of the above characteristics.

Investing in the certificates offered to you involves risks.  See “Risk Factors” beginning on page 13 in this prospectus and on page S-41 of the related prospectus supplement.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets.  In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, and identify the applicable lead or managing underwriter(s) (if any), together with information regarding the relevant underwriting arrangements and the underwriters’ compensation, and the sponsor or sponsors for the subject securitization transaction.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates of each series will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley
The date of this Prospectus is March 2, 2012

Important Notice About Information Presented In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:  (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:
●	the timing of interest and principal payments;
●	applicable interest rates;
●	information about the trust fund’s assets;
●	information about any credit support or cash flow agreement;
●	the rating for each class of certificates;
●	information regarding the nature of any subordination;
●	any circumstance in which the trust fund may be subject to early termination;
●	whether any elections will be made to treat the trust fund or a designated portion thereof as a “real estate mortgage investment conduit” for federal income tax purposes;
●	the aggregate principal amount of each class of certificates;
●	information regarding any master servicer or special servicer and certain subservicers;
●	the price to the public for each class of offered certificates, or the method for determining that price;
●	the applicable lead or managing underwriter(s), if any, together with information regarding the relevant underwriting arrangements and the underwriters’ compensation;
●	the sponsor or sponsors for the subject securitization transaction; and
●	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

In this prospectus, the terms “depositor,” “we,” “us” and “our” refer to Morgan Stanley Capital I Inc.  Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

- ii -

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement	ii
SUMMARY OF PROSPECTUS	1
RISK FACTORS	13
DESCRIPTION OF THE TRUST FUNDS	64
Assets	64
Mortgage Loans	64
Loan Combinations	68
Mortgage Backed Securities	70
Acquisition, Removal and Substitution of Mortgage Assets	72
Government Securities	73
Accounts	74
Credit Support	74
Cash Flow Agreements	74
USE OF PROCEEDS	74
YIELD CONSIDERATIONS	74
General	74
Pass-through Rate	75
Timing of Payment of Interest	75
Payments of Principal; Prepayments	75
Prepayments—Maturity and Weighted Average Life	76
Other Factors Affecting Weighted Average Life	77
THE DEPOSITOR	78
THE SPONSOR	78
General	78
MSMCH’s Commercial Mortgage Securitization Program	78
Underwriting Standards	78
Servicing	78
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	78
DESCRIPTION OF THE CERTIFICATES	79
General	79
Distributions	80
Available Distribution Amount	80
Distributions of Interest on the Certificates	81
Determination of Interest Rates	82
Distributions of Principal of the Certificates	86
Components	86
Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations	86
Allocation of Losses and Shortfalls	87
Advances	87
Reports to Certificateholders	88
Termination	90
Book-Entry Registration and Definitive Certificates	91
DESCRIPTION OF THE AGREEMENTS	92
Assignment of Assets; Repurchases	93
Representations and Warranties; Repurchases	94
Certificate Account and Other Collection Accounts	96
Collection and Other Servicing Procedures	99
Subservicers	100
Special Servicers	100
Realization Upon Defaulted Mortgage Loans	100
Hazard Insurance Policies	103
Rental Interruption Insurance Policy	104

- iii -

Fidelity Bonds and Errors and Omissions Insurance	104
Due-on-Sale and Due-on-Encumbrance Provisions	104
Retained Interest; Servicing Compensation and Payment of Expenses	105
Evidence as to Compliance	105
Matters Regarding a Master Servicer, a Special Servicer and the Depositor	106
Events of Default	107
Rights Upon Event of Default	107
Amendment	108
The Trustee	109
Duties of the Trustee	109
Matters Regarding the Trustee	109
Resignation and Removal of the Trustee	109
Additional Parties to the Agreements	110
DESCRIPTION OF CREDIT SUPPORT	110
General	110
Subordinate Certificates	111
Cross-support Provisions	111
Insurance or Guarantees for the Mortgage Loans	111
Letter of Credit	111
Insurance Policies and Surety Bonds	112
Reserve Funds	112
Credit Support for MBS	112
LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES	113
General	113
Types of Mortgage Instruments	113
Interest in Real Property	114
Leases and Rents	114
Personalty	114
Foreclosure	115
Bankruptcy Laws	119
Junior Mortgages; Rights of Senior Lenders or Beneficiaries	122
Environmental Legislation	124
Due-on-Sale and Due-on-Encumbrance	126
Subordinate Financing	126
Default Interest, Prepayment Premiums and Prepayments	127
Acceleration on Default	127
Applicability of Usury Laws	127
Laws and Regulations; Types of Mortgaged Properties	128
Americans With Disabilities Act	128
Servicemembers Civil Relief Act	129
Forfeitures in Drug, RICO and Patriot Act Proceedings	129
FEDERAL INCOME TAX CONSEQUENCES	129
General	129
REMICs	130
Prohibited Transactions and Other Taxes	144
Liquidation and Termination	145
Administrative Matters	145
Tax Exempt Investors	145
Residual Certificate Payments—Non-U.S. Persons	145
Tax Related Restrictions on Transfers of REMIC Residual Certificates	146
Grantor Trust Funds	149
STATE AND LOCAL TAX CONSIDERATIONS	157
ERISA CONSIDERATIONS	157
General	157
Prohibited Transactions	158
Review by Plan Fiduciaries	160

- iv -

LEGAL INVESTMENT	160
PLAN OF DISTRIBUTION	162
Legal Matters	163
Financial Information	164
Rating	164
Incorporation of Information by Reference	164
Glossary of Terms	166

- v -

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool	Each trust fund will consist primarily of one or more segregated pools of:

(1) multifamily and/or commercial mortgage loans;

(2) mortgage pass-through certificates or other mortgage backed securities;

(3) direct obligations of the United States or other governmental agencies; or

(4) any combination of 1-3 above.

As to some or all of the mortgage loans, each trust fund may also include assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

● cash or permitted investments;

● insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing; and/or

● guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer	Each master servicer, if any, for each series of certificates, in addition to the duties of and compensation payable to that master servicer, will be described in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Subservicer	Each subservicer for each series of certificates that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with the depositor, the issuing entity or any sponsor for the subject securitization transaction, or (b) services 10% or more of the related mortgage assets, by balance, will be named in the related prospectus supplement. A subservicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer
Each special servicer, if any, for each series of certificates (or the circumstances in accordance with which a special servicer will be appointed), in addition to the duties of and compensation payable to that special servicer, will be described in the related prospectus supplement. A special servicer may be an affiliate of Morgan Stanley Capital I Inc., a certificateholder or another party to the pooling and servicing agreement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will organize and initiate the issuance of a series of certificates and will sell mortgage loans, directly or indirectly, to the depositor. If specified in the related prospectus supplement, a sponsor may be Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by one or more entities other than the related sponsor and/or its affiliates, the prospectus supplement will identify any such originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

(a) Mortgage Assets	The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

● multifamily and/or commercial mortgage loans;

●	mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by mortgage loans; or

●	a combination of mortgage loans and mortgage backed securities.

Following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, the trust assets with respect to a series of offered certificates will also include real property and other collateral for defaulted mortgage loans.

In addition to the asset classes described above in this “—Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

The mortgage loans will not be guaranteed or insured by:

●	Morgan Stanley Capital I Inc. or any of its affiliates; or

●	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

●	office buildings;

●	hospitality properties;

●	casino properties;

●	health care-related facilities;

●	industrial facilities;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties;

●	arenas and stadiums;

●	churches and other religious facilities;

	●	parking lots and garages;

	●	mixed use properties;

	●	other income-producing properties; and/or

	●	unimproved land.

Generally, the mortgage loans:

	●	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	will have original terms to maturity of not more than 40 years; and

	●	will be originated by persons other than Morgan Stanley Capital I Inc.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Each mortgage loan may provide for the following payment terms:

●
Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election. Adjustable mortgage rates may be based on one or more indices.

	●	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

	●	Each mortgage loan may provide for negative amortization or accelerated amortization.

	●	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

	●	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

●
Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

(b) Government Securities
If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

(c) Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets. The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations, or other permitted investments.

(d) Credit Support
If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and mortgage backed securities.

This protection may be provided by one or more of the following means:

	●	subordination of one or more other classes of certificates,

	●	cross-support provisions,

	●	loan insurance policies or guarantees,

	●	letters of credit,

	●	certificate insurance policies or surety bonds,

	●	reserve fund or funds, or

	●	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

(e) Cash Flow Agreements
If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

	●	interest rate exchange or interest rate swap agreements,

	●	interest rate cap, floor or collar agreements,

	●	currency exchange or swap agreements, or

	●	other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Agreements—Assignment of Assets—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated or may deem it advisable, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset. See “Description of the Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1. conform to the description of mortgage assets in this prospectus, and

2. satisfy the criteria set forth in the related prospectus supplement.

Further, if so specified under circumstances described in the related prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates. Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

Characteristics of the Offered Certificates	Each series of certificates will have the following characteristics:

	●	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

	●	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

	●	each series of certificates will include one or more classes of certificates;

	●	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

	●	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

	●	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

(a) Interest
Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

	●	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

	●	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

(b) Principal
The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

●
will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

	●	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Certificates—Advances.”

The master servicer:

	●	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

	●	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

Termination
The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

●
optional early termination where a party identified in the prospectus supplement, which may be the master servicer or the special servicer, could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

●
termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates
If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit—known as a REMIC—under Sections 860A through 860G of the Internal Revenue Code; or

	●	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

(a) REMIC
The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

	●	may not be offset by any losses from other activities of the holder of those certificates;

●
may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

	●	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

	●	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

	●	“real estate assets” within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

(b) Grantor Trust
If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review “Federal Income Tax Consequences” in this prospectus and the related prospectus supplement.

ERISA Considerations
If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended—also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

	●	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code; and

	●	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment
The related prospectus supplement will specify whether any classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating
At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the mortgage loans being faster, or the severity of losses on the mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the mortgage loans can affect your yield.  In general, the earlier you bear any loss on a mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

●	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

●	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

●	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency engaged to rate classes of a particular series will determine the amount, type and nature of credit support required for that series.  This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

●
We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

●	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

●
We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value

If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value.  Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Master Leases and Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 is expected to increase government anti-fraud efforts.  Among other things, the statute required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to have trained their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007.  The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the Deficit Reduction Act of 2006 may be to create more whistle blowers and give rise to more false claims act prosecutions.  There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.      availability of labor services,

2.      proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park.  As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level.  For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park.  In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.  However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

the operation of all of the related real properties, and

the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

You Should Consider The Number Of Mortgage Loans In The Pool

Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loans, may own other property that is not part of the collateral for the related mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial condition, and thus its ability to pay amounts due and owing under the subject mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if a mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

The organizational documents of a borrower may also require that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease.  If a debtor landlord rejects the lease, the tenant has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals.  If a debtor tenant rejects the lease, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the lease has specifically granted the lender that right.  If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord.  In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a 2003 decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise.  As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear.  If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

●	Some courts may consider the prepayment premium to be usurious.

●	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

●
Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may  contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Legal Aspects of the Mortgage Loans and the Leases—Bankruptcy Laws.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure—Anti-Deficiency Legislation.”

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans

If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages.  In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan.  If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Legal Aspects of the Mortgage Loans and the Leases—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Trust Funds—Mortgage Loans—Loan Combinations.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt and Preferred Equity May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking, height and set back requirements.  Accordingly, the improvements on the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to continue the non-conforming use or rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the legal non-conforming use were to be discontinued

or the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates

In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals.  This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans.  In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower.  This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

●	there may not be a secondary market for the certificates;

●	there will be no obligation on the part of anyone to establish a secondary market;

●
if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated.  Lack of liquidity could result in a substantial decrease in the market value of your certificates;

●	the market value of your certificates will fluctuate with changes in interest rates;

●
the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

●	furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class;

●	certificateholders have no redemption rights; and

●	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust; (b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you will not be recognized by the trustee as a certificateholder;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

 On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

 In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). These regulations could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

Capitalized terms are defined in the “Glossary of Terms” beginning on page 122.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund.  The primary assets of each trust fund will include:

●	multifamily mortgage loans, commercial mortgage loans or both;

●	mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

●
direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

●	a combination of mortgage loans, mortgage backed securities and government securities.

In addition to the asset classes described above in this “—Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.  If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein.  Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person.  Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc.  If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.  However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.  The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.  Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors.  The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement.  Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc.  The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc.  Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases.  To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties.  Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed.  See “Legal Aspects of the Mortgage Loans and the Leases—Leases and Rents.”  Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans.  In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.  If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee.  In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan.  To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan.  In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed.  As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition.  Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans.  The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate.  The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default.  Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan.  The “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.  “Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

●	non-cash items such as depreciation and amortization;

●	capital expenditures; and

●	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate.  Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.  See “—Leases” above.

The duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.  However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property.  Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio.  For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates.  Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

●	the recent resale value of comparable properties at the date of the appraisal;

●	the cost of replacing the property;

●	a projection of value based upon the property’s projected net cash flow; or

●	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value;

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

●	more than one of the appraisal methods may be used and each may produce significantly different results; and

●	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant.  See “Risk Factors—Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,” “—Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,” and “—Obligor Default May Adversely Affect Payment on Your Certificates.”

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property.  The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

●	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

●	the sales price for that property.

Refinance Loans are loans made to refinance existing loans.  Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.  The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

●
the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

●	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

●	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

●	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

●	the state or states in which most of the mortgaged properties are located;

●	information with respect to the prepayment provisions, if any, of the mortgage loans;

●	the weighted average Retained Interest, if any;

●
with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

●	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

●	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under “—Default and Loss Considerations with Respect to the Mortgage Loans” above.  If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

●	have original terms to maturity of not more than 40 years; and

●	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.  Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.  A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement.  In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Mortgage Backed Securities

Any MBS will have been issued pursuant to a servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.  A seller, the MBS issuer, or the servicer of the mortgage loans or underlying MBS, or a combination of those entities, will have entered into such MBS agreement with an MBS trustee, if any, or with the original purchaser of the interest in the mortgage loans or MBS evidenced by the MBS.

Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement.  The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.  The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS:  (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

If the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under “Description of Credit Support” may be provided with respect to the MBS.  The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any engaged rating agency that has assigned a rating to the MBS or the initial purchasers of the MBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

●	the original and remaining term to stated maturity of the MBS, if applicable;

●	whether the MBS is entitled only to interest payments, only to principal payments or to both;

●	the pass-through or bond rate of the MBS or formula for determining the rates, if any;

●	the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

●	the MBS issuer, MBS servicer and MBS trustee, as applicable;

●
characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying MBS or directly to the MBS;

●	the terms on which the MBS or the related underlying mortgage loans or underlying MBS may, or are required to, be purchased prior to their maturity;

●	the terms on which mortgage loans or underlying MBS may be substituted for those originally underlying the MBS;

●	the servicing fees payable under the MBS servicing agreement, pooling agreement, trust agreement, indenture or similar agreement;

●
the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and the type of information in respect of the underlying MBS described in this paragraph;

●	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

●	whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

●	the market price of the MBS and the basis on which the market price was determined; and

●	if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more underlying mortgage loans.  The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from one of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.  Investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of such an exchange.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination.”

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

●	the original and remaining terms to stated maturity of the government securities;

●	whether the government securities are entitled only to interest payments, only to principal payments or to both;

●	the interest rates of the government securities or the formula to determine the rates, if any;

●	the applicable payment provisions for the government securities; and

●	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund.  Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, or other permitted investments, in each case as described in the related prospectus supplement.  See “Description of the Agreements—Certificate Account and Other Collection Accounts.”

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series.  Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, one or more reserve funds or any combination of the foregoing.  The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.”

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.  Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency.  The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series.  In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.  See “Risk Factors.”

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify

●	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

●	the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

●	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date.  As indicated in this prospectus under “—Pass-through Rate” above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date.  In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date.  This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period.  The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  These payments may be directly dependent upon the payments on leases underlying the mortgage loans.  The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans.  In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the mortgage loans.  The rate of principal payments on some or all of the classes of certificates of a series

●	will correspond to the rate of principal payments on the assets in the related trust fund;

●	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

●	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received.  As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series.  Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor.  The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS.  If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets.  See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both.  Moreover, CPR was developed based upon historical prepayment experience for single family loans.  Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates.  The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates.  It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates.  This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement.  A number of the mortgage loans comprising or underlying the assets may include “Due-on-Sale” clauses or “Due-on-Encumbrance” clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property.  With respect to any mortgage loans in a related trust fund, the master servicer, on behalf of the trust fund, will be required to exercise—or waive its right to exercise—any rights that the trustee may have as lender to accelerate payment of the mortgage loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance” and “Description of the Agreements—Due-on-Sale and Due-on-Encumbrance Provisions.”

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036.  Its telephone number is (212) 761-4000.  Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.  See “The Depositor” in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMCH may not be a sponsor for a given series. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007.  Since the merger, MSMCH has been continuing the business of Morgan Stanley Mortgage Capital Inc.  The prospectus supplement for each series in which MSMCH is a sponsor will contain a description under the heading “Transaction Parties” of MSMCH’s commercial mortgage securitization program, mortgage loan underwriting standards (including any exceptions thereto as applied to the related mortgage pool), mortgage loan review procedures and repurchase and replacement history in respect of certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests.  The prospectus supplement for each series of securities will also identify any co-sponsors for the related series.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and any originator or group of affiliated originators that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance, for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

DESCRIPTION OF THE CERTIFICATES

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement.  Each series of certificates will consist of one or more classes of certificates that may:

●	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

●	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

●	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

●
provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

●
provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

●	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement.  The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange.  However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement.  See “Risk Factors—If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.”  Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates.  If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall.  For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets.  If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period, (ii) for prefunding periods, the amount of proceeds to be deposited in the prefunding account, (iii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, (iv) the percentage of the mortgage asset pool and any class or series of certificates represented by the prefunding account or the revolving period, if applicable, (v) any limitation on the ability to add pool assets, and (vi) the requirements for assets that may be added to the pool.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date.  Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.  All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register.  However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement.  The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

1.	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

●	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

●
unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

●
all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

2.	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

3.	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

4.
if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

5.
if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.  The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof.  Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one-month, three-month, six-month or one year London interbank offered rate for U.S. dollar deposits, a United States Treasury rate, or another index described under “—Determination of Interest Rates” below.  Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.  The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate.  Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date.  Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement.  In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date.  Accrued Certificate Interest on Stripped Interest

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement.  Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal.  If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls.  Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund.  Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced.  If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class.  See “Risk Factors—Prepayments And Repurchases May Reduce The Yield On Your Certificates,” and “—If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,” and “Yield Considerations.”

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates.

LIBOR-Based Rate.  For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described in the following paragraph. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on the Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.  If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper—Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N x D x 100
360 (D x 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.  If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

●
“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

●	“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

●	“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15(519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct  nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance.  The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund.  The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets.  The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement.  The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest.  Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets.  The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.  Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To the extent, the descriptions set forth under “—Distributions of Interests on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of a class of certificates.  In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.  The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest,  that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date.  In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.  The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds.  In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.  Advances do not guaranty or insure against losses.  Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances.  However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance.  If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date.  If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

Reports to Certificateholders

Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available and unless otherwise specified in the related prospectus supplement:

(1)	the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

(2)	the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

(3)	the amount of the distribution allocable to

●	prepayment premiums and

●	payments on account of Equity Participations;

(4)
the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(5)	the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

(6)	the aggregate principal balance of the assets at the close of business on that Distribution Date;

(7)	the number and aggregate principal balance of mortgage loans in the trust fund in respect of which:

●	one scheduled payment is delinquent,

●	two scheduled payments are delinquent,

●	three or more scheduled payments are delinquent and

●	foreclosure proceedings have been commenced;

(8)	with respect to each mortgage loan in the trust fund that is delinquent two or more months:

●	the loan number thereof,

●	the unpaid balance thereof,

●	whether the delinquency is in respect of any balloon payment,

●	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

●	if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

●	whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

●	whether foreclosure proceedings have been commenced and, if so, the date so commenced and

●	if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(9)	with respect to any mortgage loan in the trust fund liquidated during the related Due Period other than by payment in full:

●	the loan number thereof,

●	the manner in which it was liquidated and

●	the aggregate amount of liquidation proceeds received;

(10)	with respect to any mortgage loan in the trust fund liquidated during the related Due Period,

●	the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

●	the amount of any loss to certificateholders;

(11)	with respect to each REO Property relating to a mortgage loan included in the trust fund as of the end of the related Due Period,

●	the loan number of the related mortgage loan and

●	the date of acquisition;

(12)	with respect to each REO Property relating to a mortgage loan included in the trust fund as of the end of the related Due Period:

●	the book value,

●
the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

●	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

●	if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(13)	with respect to any REO Property sold during the related Due Period

●	the loan number of the related mortgage loan,

●	the aggregate amount of sale proceeds,

●	the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

●	the amount of any loss to certificateholders in respect of the related mortgage loan;

(14)
the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

(15)	the aggregate amount of principal prepayments made during the related Due Period;

(16)	the amount deposited in the reserve fund, if any, on the Distribution Date;

(17)	the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

(18)	the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

(19)
in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

(20)
in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

(21)	as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

(22)	the aggregate amount of payments by the borrowers of:

●	default interest,

●	late charges and

●	assumption and modification fees collected during the related Due Period.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates.  In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates.  The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS.  The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder.  This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

●	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan in the trust fund subject thereto and

●	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement.  Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, which may be the master servicer or the special servicer, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (“DTC”).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.  Participants include Morgan Stanley & Co.  Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants.  In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.  Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners.  The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement.  Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates.  Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

●
DTC notifies Morgan Stanley Capital I Inc. and the certificate registrar in writing that DTC is unwilling or unable to continue as depositary for the certificates and a qualifying successor depositary is not appointed by Morgan Stanley Capital I Inc. within ninety (90) days of such notification; or

●
the trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the certificateholders under the pooling and servicing agreement and under such book-entry certificate and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or its custodian to obtain possession of such book-entry certificate.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.  Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

DESCRIPTION OF THE AGREEMENTS

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

●
A Pooling Agreement will be used where the trust fund includes mortgage loans.  The parties to a Pooling Agreement will include Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement.  If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.  This servicer will service all or a significant number of mortgage loans directly without a subservicer.  References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

●
A Trust Agreement will be used where the trust fund does not include mortgage loans.  The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee.  A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans.  The following summaries describe some of the provisions that may appear in each Agreement.  The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement.  Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan

Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention: Cynthia Eckes.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the mortgage assets and the other assets comprising the trust fund for the series.  Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement.  The schedule generally will include detailed information-

●
in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property, and the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, of the mortgage loan as of the date indicated and payment and prepayment provisions, if applicable, and

●
in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each mortgage loan included in a related trust fund, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed.  With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower.  If so specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.  Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.  However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan, the assignment of mortgage for each related mortgage loan may not be recorded.

The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.  Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller.  If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute the mortgage loan.  There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement.  The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders.  With respect to each Government Security or MBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

●	the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

●	the existence of title insurance insuring the lien priority of the mortgage loan;

●	the authority of the Warrantying Party to sell the mortgage loan;

●	the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

●	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

●	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a mortgage loan in the related trust fund may have been made as of a date prior to the applicable Cut-off Date.  A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.  Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made.  The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a mortgage loan, which breach (unless the related prospectus supplement sets forth a different standard) materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders.  If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

●
the Warrantying Party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

●
if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

●	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless the related prospectus supplement specified otherwise, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to mortgage loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

●	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

●	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days (or other specified period) after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement.  See “—Events of Default” and “—Rights Upon Event of Default,” below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

●
an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained; or

●	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the subject series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose.  The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies engaged to rate any class of certificates of the subject series.  If permitted by such rating agency or agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)
all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)
all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under “Description of Credit Support”;

(4)	any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies”;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements”;

(7)
all proceeds of any asset or, with respect to a mortgage loan included in the trust fund, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any asset purchased as described above under “Description of the Certificates—Termination”;

(8)
any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(9)
to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies”;

(11)
any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)
to reimburse a master servicer for unreimbursed amounts advanced as described above under “Description of the Certificates—Advances in Respect of Delinquencies,” the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those mortgage loans;

(3)
to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties;

(4)
to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)
to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted mortgage loans as described below under “—Realization Upon Defaulted Mortgage Loans”;

(7)
to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding a Master Servicer, a Special Servicer and the Depositor”;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under “—Matters Regarding the Trustee”;

(10)
unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)
to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes”;

(14)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)
to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)
to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more series of certificates.  Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement.  To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under “—Withdrawals” above, may also be withdrawn from any collection account.  The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard.  In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

●
maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

●	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;

●	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

●	inspecting and managing mortgaged properties under certain circumstances; and

●
maintaining accounting records relating to the mortgage loans.  Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support.  See “Description of Credit Support.”

The master servicer may generally agree to modify, waive or amend any term of any mortgage loan in the trust fund in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

●	affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

●	in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan in the trust fund if,

●	in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and

●	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan in the related trust fund.

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement.  Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner.  A subservicer may be entitled to a Retained Interest in certain mortgage loans in the trust fund.  Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement.  See “—Retained Interest; Servicing Compensation and Payment of Expenses” below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed.  A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.  In the case of those mortgage loans, some of the obligations described in this prospectus as belonging to the master servicer may actually be obligations of the special servicer.  The related prospectus supplement will describe the rights, obligations and compensation of a special servicer.  The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property.  Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

●	monitor any mortgage loan in the trust fund which is in default,

●	contact the borrower concerning the default,

●	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

●	initiate corrective action in cooperation with the borrower if cure is likely,

●	inspect the mortgaged property, and

●	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.  See “Legal Aspects of the Mortgage Loans and the Leases.”

If a default on a mortgage loan in the trust fund has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

●	institute foreclosure proceedings,

●	exercise any power of sale contained in any mortgage,

●	obtain a deed in lieu of foreclosure, or

●	otherwise acquire title to a mortgaged property securing the mortgage loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

●
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

●
if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

●	the Internal Revenue Service grants an extension of time to sell the property or

●
the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to:

●	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

●	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property.  The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property.  Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.  See “Legal Aspects of the Mortgage Loans and the Leases—Foreclosure.”

If recovery on a defaulted mortgage loan in the trust fund under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.  If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference.  The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any property securing a defaulted mortgage loan in the trust fund is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless (if so specified in the related prospectus supplement) it determines:

●	that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

●	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the mortgage loans in the trust fund, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted mortgage loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account.  The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans in the trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause. Alternatively, the master servicer may self-insure against hazard losses so long as criteria set forth in the related Agreement are met.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans in the trust fund will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans in the trust fund will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain hazard insurance with respect to any REO Properties (unless such entity meets the requirements set forth in the related Agreement and is permitted to self-insure).  Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders.  These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the mortgage loans in a related trust fund, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases.  Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured.  If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis.  If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy.  However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced.  Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable.  The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the related Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property.  Some of the mortgage loans in a trust fund may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.  Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation.  See “Legal Aspects of the Mortgage Loans and the Leases—Due-on-Sale and Due-on-Encumbrance.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof.  If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset.  Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets.  The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.  Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the mortgage loans in the trust fund under each Agreement will be named in the related prospectus supplement.  The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates.  Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans in the related trust fund, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if certain specified conditions are satisfied, which may include that (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency engaged to rate the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement.  However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation or warranty made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  Generally the Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

●
specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

●	incurred in connection with any breach of a representation or warranty made in the Agreement;

●	incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will generally provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)
any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default—other than to shorten cure periods or eliminate notice requirements—will be specified in the related prospectus supplement.  The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Event of Default

So long as an Event of Default under an Agreement remains unremedied, unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable so to act, unless otherwise provided in the related prospectus supplement, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each rating agency engaged to rate the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series.  Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer.  The trustee and any successor may agree upon the servicing compensation to be paid, which generally may in no event may be greater than the compensation payable to the master servicer under the Agreement.  Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under “—Events of Default” may be waived only by all of the certificateholders.  Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to

●	exercise any of the powers vested in it by any Agreement;

●	make any investigation of matters arising under any Agreement; or

●	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

In general, each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment—other than an amendment for the purpose specified in clause (4) above—will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

In general, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose.  However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)
reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)
adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The related prospectus supplement will describe any material variations to the foregoing as regards amendments of an Agreement.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

Unless otherwise set forth in the prospectus supplement, the trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders, and upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any, and if no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating assigned by any engaged rating agency to any class of certificates as evidenced in writing by such rating agency, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.  If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.  Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets.  Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon.  If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

●	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.  A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank.  Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement.  The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates.  If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement.  Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund.  However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for MBS

If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus.  The related prospectus supplement will specify as to each form of Credit Support the information indicated above under “Description of Credit Support—General,” to the extent the information is material and available.

LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature.  The legal aspects are governed by applicable state law, which laws may differ substantially.  As such, the summaries do not:

●	purport to be complete;

●	purport to reflect the laws of any particular state; or

●	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  See “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property.  The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property.  The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—

●	a borrower—the borrower and usually the owner of the subject property, and

●	a mortgagee—the lender.

In contrast, a deed of trust is a three-party instrument, among

●	a trustor—the equivalent of a mortgagor or borrower,

●	a trustee to whom the mortgaged property is conveyed, and

●	a beneficiary—the lender—for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.  If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, the mortgage, or other instrument, may encumber other interests in real property such as:

●	a tenant’s interest in a lease of land or improvements, or both, and

●	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid.  If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate.  The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases.  Typically, under an assignment of rents and leases:

●	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

●	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.  Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession.  The risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Legislation” below.

Personalty

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute “fixtures” under applicable state real property law and, hence, would not be subject to the lien of a mortgage.  The property is generally pledged or assigned as security to the lender under the UCC.  In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.  Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year — or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law — of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.  In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings.  Furthermore, various states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Legislation.”  State law may control the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “Due-on-Sale” clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

●	the Internal Revenue Service grants an REO Extension, or

●
It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.  The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property.  After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate—currently 35%.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders.  Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.  See “Federal Income Tax Consequences” in this prospectus and “Federal Income Tax Consequences” in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition.  Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower.  Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower.  For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease.  Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower.  The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security.  The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.  This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.  Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)
a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage.  However, the enforceability of clause (7) has not been established.  In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease.  Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors.  The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

●	to receive rents, hazard insurance and condemnation proceeds, and

●
To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor.  This would extinguish the junior lender’s or junior beneficiary’s lien.  However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.  The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired.  Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust.  While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.  All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity.  These environmental liabilities may give rise to:

●	a diminution in value of property securing any mortgage loan;

●	limitation on the ability to foreclose against the property; or

●
in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs.  In several states, the lien has priority over existing liens (a “superlien”) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral.  In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (“ACM”) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition.  These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage.  In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination.  Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination.  Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility.  Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.”  This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property — whether it holds the facility or property as an investment or leases it to a third party — under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.  This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (“Asset Conservation Act”), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations.  The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility.  The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances.  In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law.  There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act.  However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action—for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property—related to hazardous environmental conditions on a property.  While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.  It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any mortgage loan included in a trust fund for a particular series of certificates will represent that a “Phase I Assessment” as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed.  In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

●
the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

●
If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions.  See “Description of the Agreements—Realization upon Defaulted Mortgage Loans.”

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter.  If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition.  In the event that, following a default in payment on a mortgage loan that continues for 60 days,

●
the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

●	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected mortgage loan, as described under “Description of the Agreements—Representations and Warranties; Repurchases.”  No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person.  It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property.  Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt.  The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied.  However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions.  Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

●	the borrower may have difficulty servicing and repaying multiple loans;

●
if the junior loan permits recourse to the borrower—as junior loans often do—and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

●
if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law.  The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default—as long as appropriate notices are given.  The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

●	for the interest rate, discount points and charges as are permitted in that state, or

●
that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property—e.g., a nursing or convalescent home or hospital—result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk.  Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.  Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Kaye Scholer LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc.  This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively.  This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which — for example, banks and insurance companies — may be subject to special rules.  Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code.  The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Although a REMIC is not generally subject to federal income tax (see, however “—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions and Other Taxes” below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of REMIC Residual Certificates,” the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter.  In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.  While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such regulations have not to date been issued.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied.  With respect to each trust fund that elects REMIC status, Kaye Scholer LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.  The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A “qualified mortgage” for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any “regular interest” in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

●	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in Code Section 7701(a)(19)(C);

●	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B); and

●	interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures.  For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  Upon the issuance of any such series of certificates, Kaye Scholer LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, as counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder.  The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

●	“real estate assets” within the meaning of Code Section 856(c)(5)(B);

●	“loans secured by an interest in real property” under Code Section 7701(a)(19)(C); and

●	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

a.      Taxation of Owners of REMIC Regular Certificates

General.  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium.  The REMIC Regular Certificates may be issued with OID.  Generally, the OID, if any, will equal the difference between the “stated redemption price at maturity” of a REMIC Regular Certificate and its “issue price.”  Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275.  These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption.  Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued.  The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates.  The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID.  No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.”  The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers).  If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date.  The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.  The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”  Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section.  The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.  However, the trust fund will not take this position unless required by applicable regulations.  Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity.  REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate.  For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate.  Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption.  The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates.  The income tax treatment of such REMIC Regular Certificates is not entirely certain.  For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID.  The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption.  The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates.  Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments.  These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued.  In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under “—Accrued Interest Certificates,” so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium.  If such a position were to prevail, the rules described below under “—Premium” would apply.  It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate.  It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high.  Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under “—Premium” should apply.  However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the “daily portions” of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period—”an accrual period”—that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period.  This will be done, in the case of each full accrual period, by

●
adding (1) the present value at the end of the accrual period — determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption — of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

●	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease — but never below zero — in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.  With respect to an initial accrual period shorter than a full accrual period, the “daily portions” of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.  In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)
any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may provide for interest based on a qualifying variable rate.  Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

●	the interest is unconditionally payable at least annually;

●	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

●
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount and Premium” by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.  Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest.  In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates.  It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments.  No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest.  The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method.  If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” below.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount.  A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.  Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser.  A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity.  In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.  A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase.  If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods.  For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.  A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method.  A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose.  However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171.  The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment.  The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates.  Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.  Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans.  Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made.  It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.  Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption.  If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate.  Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.  Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate.  A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss.  Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a “capital asset” (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates.  The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

●
the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

●	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a “conversion transaction” if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued.  Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.  Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.  The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval.  Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date.  If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.  However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a “single class REMIC,” a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are “pass-through interest holders.”  Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates.  See “Pass-through of Non-interest Expenses of the REMIC” under “Taxation of Owners of REMIC Residual Certificates” below.

Effects of Defaults, Delinquencies and Losses.  Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates.  Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.  Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.  Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●     is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●     provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.  If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual.  This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes.  Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.  In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are “controlled foreign corporations” as to the United States of which such a Borrower is a “United States shareholder” within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

Potential Withholding Tax Under Recent Legislation.  On March 18, 2010, the President signed into law the “Hiring Incentives to Restore Employment (HIRE) Act”, H.R. 2847.  This Act requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any.  The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who is, in turn, required to provide such information to the IRS.  The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  The legislation is effective for payments made after December 31, 2012, but in any event does not apply to any payments on obligations, such as the regular certificates, if they are outstanding at any time before March 18, 2012.  If, with respect to any regular certificate issued on or after March 18, 2012,  a non-U.S. Person that is subject to this legislation fails to comply with the requirements of this legislation, payments with respect to a regular certificate held by such non-U.S. Person will be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors for application of this legislation to their particular situation.

Information Reporting and Backup Withholding.  The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners.  If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

●	the broker determines that the seller is an exempt recipient, or

●	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

●	the broker determines that the seller is an exempt recipient, or

●	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

b.      Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.  See “—Prohibited Transactions and Other Taxes” below.  Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates.  The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter.  Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day.  The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.”  As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.  For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions —that is, “phantom income.”  This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the mortgage loans or MBS and certain other factors.  Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative “value.”  Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate.  Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above.  The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder.  See “—Sale or Exchange of REMIC Residual Certificates” below.  It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made.  The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests.  The taxable income of the REMIC will reflect a netting of

●	the income from the mortgage loans or MBS and the REMIC’s other assets and

●
the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under “—Taxation of Owners of REMIC Regular Certificates—Non-interest Expenses of the REMIC,” other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates.  Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets.  The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans.  The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value.  The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value.  A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively.  Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates.  The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS.  Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method.  It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.  Additionally, such an election would not apply to the yield with respect to any mortgage loan originated on or before September 27, 1985.  Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income.  However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets.  See “—Sale or Exchange of REMIC Residual Certificates” below.  For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see “—Allocation of the Income of the REMIC to the REMIC Residual Certificates” above.

Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income.  The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate.  Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise).  The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.  Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules.  Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates.  In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day.  In general terms, a single class REMIC is one that either:

●
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

●	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g.,  a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income.  In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

●	3% of the excess of the individual’s adjusted gross income over the applicable amount or

●	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by two thirds in taxable years beginning in 2008 and 2009.  For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial.  Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income.  The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses.  The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.  Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

Excess Inclusions.  A portion of the income on a REMIC Residual Certificate, referred to in the Code as an “excess inclusion,” for any calendar quarter will be subject to federal income tax in all events.  Thus, for example, an excess inclusion:

●	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

●
will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under “—Tax Exempt Investors” below; and

●
is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under “—Residual Certificate Payments—Non-U.S. Persons” below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the “daily accruals” for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate.  For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the “Federal long term rate” in effect at the time the REMIC Residual Certificate is issued.  For this purpose, the “adjusted issue price” of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased—but not below zero—by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter.  The “federal long term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.  Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.  Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate.  To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates.  If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the “wash sale” rules described in the next paragraph.  A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased — but not below zero — by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder.  In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.  The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.  However, REMIC Residual Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.  In addition, a transfer of a REMIC Residual Certificate that is a “noneconomic residual interest” may be subject to different rules.  See “—Tax Related Restrictions on Transfers of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool,” as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Code Section 1091.  In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.”  In general, subject to certain specified exceptions, a prohibited transaction means:

●	the disposition of a mortgage loan or MBS,

●	the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

●	the receipt of compensation for services, or

●	gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax.  No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

●
a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

●	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates.  If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess.  It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the “tax matters person” of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.  Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.

Residual Certificate Payments—Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see “—Taxation of Owners of REMIC Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Amounts distributed to holders of REMIC Residual Certificates should qualify as “portfolio interest,” subject to the conditions described in “—Taxation of Owners of REMIC Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984.  Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID.  The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value.  See “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” above.  If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply.  Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.  For special restrictions on the transfer of REMIC Residual Certificates, see “—Tax Related Restrictions on Transfers of REMIC Residual Certificates” below.  For a discussion of potential withholding tax on payments to certain foreign persons, see “—Taxation of Owners of REMIC Regular Certificates—Potential Withholding Tax Under Recent Legislation” above.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

Disqualified Organizations.  An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by “disqualified organizations.”  Further, a tax is imposed on the transfer of a residual interest in a REMIC to a “disqualified organization.”  The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations.  The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent.  The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false.  A “disqualified organization” means:

(A)
the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(B)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income”; and

(C)	a rural electric or telephone cooperative.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an “electing large partnership” as defined in Section 775 of the Code, are deemed to be disqualified organizations.  The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.  The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.  For this purpose, a “pass-through entity” means:

●	a regulated investment company, real estate investment trust or common trust fund;

●	a partnership, trust or estate; and

●	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.  Electing large partnerships — generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 — will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer.  The master servicer will grant consent to a proposed transfer only if it receives the following:

●
an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

●	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates.  The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.  A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

●
the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A transferor is presumed not to have such knowledge if:

(1)
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)
the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

•	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

•
the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses.  For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)
(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.  For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.  The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes.  This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business.  A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual.  If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee.  Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Kaye Scholer LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.  In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

a.           Single Class of Grantor Trust Certificates

Characterization.  The trust fund may be created with one class of grantor trust certificates.  In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer.  Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)—which amount will be adjusted for inflation—will be reduced by the lesser of

●	3% of the excess of adjusted gross income over the applicable amount and

●	80% of the amount of itemized deductions otherwise allowable for such taxable year.

Under current law, the applicable limitation is reduced by two thirds in taxable years beginning in 2008 and 2009.  For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly.  A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly.  If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS.  The mortgage loans and MBS would then be subject to the “coupon stripping” rules of the Code discussed below under “—Stripped Bonds and Coupons.”

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

●
A grantor trust certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent “loans .  .  .  Secured by an interest in real property which is .  .  .  residential property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

●
a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

●	A grantor trust certificate owned by a REMIC will represent “obligation[s]... which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons.  Certain trust funds may consist of government securities that constitute “stripped bonds” or “stripped coupons” as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code.  Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security.  As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer.  Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium.  The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or MBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis.  A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985.  Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.  Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate.  The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.  It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.  A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or mortgage loan.  If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate.  It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations.  The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code.  Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.  Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply.  Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender.  OID generally must be reported as ordinary gross income as it accrues under a constant interest method.  See “—Multiple Classes of Grantor Trust Certificates—Accrual of Original Issue Discount” below.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a “market discount.”  Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest.  Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

●	the total remaining market discount and

●	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

●	the total remaining market discount and

●
A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.  Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.  The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994.  If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.  Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires.  See “—Premium” in this prospectus.  The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti Abuse Rule.  The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.           Multiple Classes of Grantor Trust Certificates

1.            Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules.  If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off.  See “—Non REMIC Certificates” and “Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons.”

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID.  Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code.  See “—Non REMIC Certificates” and “—Single Class of Grantor Trust Certificates—Original Issue Discount.”  However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

●	the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

●	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS.  Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment.  However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS.  You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners.  Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund.  With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the mortgage loans or MBS.  While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections.  Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) and “loans .  .  .  Secured by, an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.  Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.  Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be “obligation[s] .  .  .  which [are] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A).

2.            Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers — other than individuals — originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of “teaser” rates on the mortgage loans or MBS.  OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under “—Accrual of Original Issue Discount.”  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986.  The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price.  The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees.  The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments.  The accrual of this OID, as described below under “—Accrual of Original Issue Discount,” will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period.  The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.  In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate.  No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount.  Generally, the owner of a grantor trust certificate must include in gross income the sum of the “daily portions,” as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition.  In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations.  A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date.  This will be done, in the case of each full month accrual period, by

●
adding (1) the present value at the end of the accrual period—determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption—of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

●	subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received.  However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset—i.e., points—will be includible by the holder.  Other original issue discount on the mortgage loans or MBS—e.g., that arising from a “teaser” rate—would still need to be accrued.

3.            Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans.  Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading “—Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans” and with the OID Regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues.  Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.           Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate.  Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller.  Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year.  Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates.  The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.”  A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

●	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

●	the grantor trust certificate is part of a straddle;

●	the grantor trust certificate is marketed or sold as producing capital gain; or

●	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.           Non-U.S. Persons

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.’’

e.           Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.  Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations section 1.671-5.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not “exempt recipients.”  In addition, upon the sale of a grantor trust certificate to, or through,  a broker, the broker must withhold at the above rate on the entire purchase price, unless either

●	the broker determines that the seller is an exempt recipient, or

●	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

●	the broker determines that the seller is an exempt recipient or

●	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans.  Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA.  However, such plans (collectively with ERISA Plans, “Plans”) may be subject to other applicable federal, state or local law (“Similar Law”) materially similar to ERISA and the Code.  Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA.  Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R.  Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan.  This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an “equity investment” will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund.  In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan.  In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant.  For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, “benefit plan investors” in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons.  “Benefit plan investors” are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities.  To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to a predecessor of Morgan Stanley & Co. LLC Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed. Reg. 13130 (collectively, the “Exemption”) which exempts from the application of the prohibited transaction rules transactions relating to:

●	the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co.

LLC or any of its affiliates is the sole underwriter or the manager or co manager of the underwriting syndicate; and

●	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)
The acquisition of the certificates by an ERISA Plan is on terms — including the price for such certificates—that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)
The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc.;

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)
The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)
The ERISA Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

●	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

●
certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories by any of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of the Securities; and

●	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

●	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

●	the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

●
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

●	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

●
immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group.

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

●	that the certificates constitute “securities” for purposes of the Exemption and

●	that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment.  Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.  In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 — for certain transactions involving insurance company general accounts — may be available.  The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of Certificates offered and sold prior to July 21, 2012 and specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of Certificates may not qualify, either.  The appropriate characterization of those Certificates not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the Certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while “RegFlex credit unions” may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).  The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in

Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The certificates offered hereby and by the supplements to this prospectus will be offered in series.  The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. LLC acting as underwriter with other underwriters, if any, named in the prospectus supplement.  In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc.  In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions.  The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. LLC acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase.  If Morgan Stanley & Co. LLC acts as agent in the sale of offered certificates, Morgan Stanley & Co. LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date.  The exact percentage for each series of certificates will be disclosed in the related prospectus supplement.  To the extent that Morgan Stanley & Co. LLC elects to purchase offered certificates as principal, Morgan Stanley & Co. LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. LLC and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. LLC and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. LLC and any other underwriters thereof.  This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. LLC.  Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency engaged to rate such certificates will be offered hereby.  Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

Legal Matters

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Kaye Scholer LLP or Sidley Austin LLP, or such other counsel as may be specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency engaged to rate such certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the mortgage loans.  These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the mortgage loans and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

Incorporation of Information by Reference

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference.  Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered.  (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.)  Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.  Incorporated, 1585 Broadway, New York, New York 10036, Attention:  Cynthia Eckes, or by telephone at (212) 761 4000.  Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement.  For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.  The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  20549.  Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s

Web site.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates.  In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Glossary of Terms

The certificates will be issued pursuant to the Agreement.  The following Glossary of Terms is not complete.  You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions.  If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

“Accrual Certificates” means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in “Distributions of Interest on the Certificates” in this prospectus.

“Agreement” means the Pooling Agreement or the Trust Agreement, as applicable.

“Amortizable Bond Premium Regulations” means final regulations issued by the IRS which deal with the amortizable bond premium.

“Assets” means the primary assets included in a trust fund.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

“Book-Entry Certificates” means Certificates which are in book-entry form.

“Cash Flow Agreements” means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

“Cede” means Cede & Company.

“CERCLA” means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate Account” means one or more separate accounts for the collection of payments on the related assets.

“Certificate Balance” equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

“Certificate Owners” means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

“Certificateholder” means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

“Certificates” means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

“Closing Date” means the date the REMIC Regular Certificates were initially issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Loans” means the loans relating to the Commercial Properties.

“Commercial Properties” means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

“Contributions Tax” means a tax on the trust fund equal to 100% of the value of the contributed property.

“Credit Support” means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

“Crime Control Act” means the Comprehensive Crime Control Act of 1984.

“Cut-off Date” means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

“Debt Service Coverage Ratio” means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

“Deferred Interest” means interest deferred by reason of negative amortization.

“Definitive Certificate” means a fully registered physical certificate.

“Depositor” means Morgan Stanley Capital I Inc.

“Determination Date” means the close of business on the date specified in the related prospectus supplement.

“Disqualifying Condition” means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

“Distribution Date” means each of the dates on which distributions to certificateholders are to be made.

“DOL” means the United States Department of Department of Labor.

“DTC” means the Depository Trust Company.

“Due Period” means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

“Environmental Hazard Condition” means any condition or circumstance that may give rise to an environmental claim.

“Equity Participations” means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

“Events of Default” means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

●	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

●
any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

●
any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

●
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

“Excess Servicing” means servicing fees in excess of reasonable servicing fees.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“FNMA” means the Federal National Mortgage Association.

“Government Securities” means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a) interest-bearing securities;

(b) non-interest-bearing securities;

(c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d) interest-bearing securities from which the right to payment of principal has been removed.

“Index” means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

“Indirect Participants” means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

“Insurance Proceeds” means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

“IRS” means the Internal Revenue Service.

“Liquidation Proceeds” means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

“Lockout Date” means the expiration of the Lockout Period.

“Lockout Period” means a period during which prepayments on a mortgage loan are prohibited.

“Market-to-Market Regulations” means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

“Master Servicer” means an entity as named in the prospectus supplement.

“MBS” means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

“Mortgage” means a mortgage, deed of trust or other similar security instrument.

“Mortgage Note” means a promissory note evidencing a respective mortgage loan.

“Mortgage Rate” means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

“Multifamily Loans” means the loans relating to the Multifamily Properties.

“Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

“NCUA” means the National Credit Union Administration.

“Net Operating Income” means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

●	non-cash items such as depreciation and amortization;

●	capital expenditures; and

●	debt service on loans secured by the mortgaged property.

“Nonrecoverable Advance” means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

“Non-SMMEA Certificates” means Certificates not qualifying as “mortgage related securities” for purposes of SMMEA.

“Non-U.S.Person” means any person who is not a U.S. Person.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OID Regulations” means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

“OTS” means the Office of Thrift Supervision.

“Participants” means the participating organizations of DTC.

“Pass-Through Rate” means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

“Payment Lag Certificates” means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling Agreement.

“Plans” means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“Pooling Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund including mortgage loans will be issued.

“Pre-Issuance Accrued Interest” means interest that has accrued prior to the issue date.

“Prepayment Assumption” means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

“Prepayment Premium” means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

“Prohibited Transactions Tax” means the tax the Code imposes on REMICs equal to 100% of the net income derived from “prohibited transactions.”

“Purchase Price” means, with respect to any mortgage loan in a related trust fund and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

“RCRA” means the Resource Conservation and Recovery Act.

“Record Date” means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

“Refinance Loans” means mortgage loans made to refinance existing loans.

“Related Proceeds” means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“REMIC Certificates” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Provisions” means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code

of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Certificates” means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

“REMIC Regular Certificateholders” means holders of REMIC Regular Certificates.

“REMIC Regulations” means the REMIC regulations promulgated by the Treasury Department.

“REMIC Residual Certificates” means the sole class of residual interests in the REMIC.

“REMIC Residual Certificateholders” means holders of REMIC Regular Certificates.

“REO Extension” means the extension of time the IRS grants to sell the mortgaged property.

“REO Tax” means a tax on “net income from foreclosure property,” within the meaning of Section 857(b)(4)(B) of the Code.

“Restricted Group” means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

“Retained Interest” means an interest in an asset which represents a specified portion of the interest payable.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

“RICO” means the Racketeer Influenced and Corrupt Organizations statute.

“Senior Certificates” means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

“Servicing Standard” means:
A.           the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under “Description of Credit Support” and in the prospectus supplement;
B.           applicable law; and
C.           the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

“Similar Law” means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

 “SMMEA Certificates” means “mortgage related securities” for purposes of SMMEA.

“Special Servicer” means an entity as named in the prospectus supplement.

“Stripped ARM Obligations” means OID on grantor trust certificates attributable to adjustable rate loans.

“Stripped Bond Certificates” means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Coupon Certificates” means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

“Subordinate Certificates” means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

“Subservicer” means third-party servicers.

“Subservicing Agreement” means a sub-servicing agreement between a master servicer and a Subservicer.

“Super-Premium Certificates” means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

“Title V” means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

“Trust Agreement” means the Agreement under which certificates of a series evidencing interests in a trust fund not including mortgage loans will be issued.

“U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.  In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

“Value” means,

(a)      the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b)      the lesser of

●	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

●	the sales price for that property; or

(c)      the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

“Warranting Party” means the person making representations and warranties.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus.  You must not rely on any unauthorized information or representations.  This free writing prospectus is an offer to sell only the securities offered by this free writing prospectus, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this free writing prospectus is current only as of its date.

$880,329,000
(Approximate)

Morgan Stanley Capital I Trust
2012-C4
(as Issuing Entity)
Morgan Stanley Capital I Inc.
 (as Depositor)

COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2012-C4

Class A-1          $   65,086,000
Class A-2          $ 244,709,000
Class A-3          $   75,630,000
Class A-4          $ 383,661,000
Class A-S          $ 111,243,000

FREE WRITING PROSPECTUS

MORGAN STANLEY
BofA MERRILL LYNCH

March    , 2012

TABLE OF CONTENTS Free Writing Prospectus

EXECUTIVE SUMMARY	S-7
SUMMARY OF FREE WRITING PROSPECTUS	S-9
RISK FACTORS	S-41
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	S-107
FORWARD LOOKING STATEMENTS	S-107
TRANSACTION PARTIES	S-107
DESCRIPTION OF THE OFFERED CERTIFICATES	S-144
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-187
DESCRIPTION OF THE MORTGAGE POOL	S-194
SERVICING OF THE MORTGAGE LOANS	S-218
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-253
STATE AND LOCAL TAX CONSIDERATIONS	S-260
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-260
CERTAIN ERISA CONSIDERATIONS	S-265
LEGAL INVESTMENT	S-269
LEGAL MATTERS	S-269
RATINGS	S-269
INDEX OF SIGNIFICANT TERMS	S-271

Prospectus

Summary of Prospectus	1
Risk Factors	13
Description of The Trust Funds	64
Use of Proceeds	74
Yield Considerations	74
The Depositor	78
The Sponsor	78
Other Sponsors, Mortgage Loan Sellers and Originators	80
Description of The Certificates	81
Description of The Agreements	94
Description of Credit Support	112
Legal Aspects of the Mortgage Loans and the Leases	114
Federal Income Tax Consequences	131
State and Local Tax Considerations	159
ERISA Considerations	159
Legal Investment	162
Plan of Distribution	164
Legal Matters	165
Financial Information	165
Rating	165
Incorporation of Information by Reference	166
Glossary of Terms	167